Filed Pursuant to Rule 424(b)(5)
Registration File No. 333-130755

Prospectus Supplement
(to accompany Prospectus dated February 15, 2007)

$2,703,172,000 (Approximate)

Banc of America Commercial Mortgage Inc.
Depositor

Bank of America, National Association
Sponsor and Master Servicer

Banc of America Commercial Mortgage Trust 2007-1
Issuing Entity

Commercial Mortgage Pass-Through Certificates, Series 2007-1

Consider carefully the risk factors beginning on page S-33 in this prospectus supplement and page 14 in the accompanying prospectus.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency.

The certificates will represent interests only in the issuing entity and will not represent interests in or obligations of the depositor, Bank of America, National Association, or any of their affiliates, including Bank of America Corporation.

The Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-1 will consist of the following classes:

•	senior certificates consisting of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A and Class XW Certificates;

•	junior certificates consisting of the Class A-MFX, Class A-MFL, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificates;

•	the Class V Certificates representing the right to receive payments of excess interest received with respect to the mortgage loans with an anticipated repayment date; and

•	the residual certificates consisting of the Class R-I and Class R-II Certificates.
Only the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XW, Class A-MFX, Class A-J and Class B Certificates are offered hereby.
Distributions on the offered certificates will occur monthly, commencing March of 2007, as and to the extent of available funds as described in this prospectus supplement. The mortgage loans constitute the sole source of repayment on the certificates.
The trust’s assets will consist primarily of 157 mortgage loans and other property described in this prospectus supplement and the accompanying prospectus. The mortgage loans are secured by first liens on commercial, multifamily and manufactured housing properties. This prospectus supplement more fully describes the offered certificates, as well as the characteristics of the mortgage loans and the related mortgaged properties.
The only credit support for any class of offered certificates will be provided by the subordination of the class(es), if any, that have a lower payment priority.

Certain characteristics of the offered certificates include:

Class	Certificate Balance or Notional Amount as of Delivery Date(1)		Approximate Initial Pass-Through Rate as of Delivery Date		Assumed Final Distribution Date(2)	Ratings Fitch/Moody’s(3)	Rated Final Distribution Date(4)
Class A-1(5)	$57,000,000		5.2590%		December 15, 2011	AAA/Aaa	January 15, 2049
Class A-2(5)	$293,000,000		5.3810%		January 15, 2012	AAA/Aaa	January 15, 2049
Class A-3(5)	$444,000,000		5.4490%		December 15, 2013	AAA/Aaa	January 15, 2049
Class A-AB(5)	$68,473,000		5.4220%		July 15, 2016	AAA/Aaa	January 15, 2049
Class A-4(5)	$698,700,000		5.4510%		January 15, 2017	AAA/Aaa	January 15, 2049
Class A-1A(5)	$640,477,000		5.4280%		January 15, 2017	AAA/Aaa	January 15, 2049
Class XW	$3,145,214,397	(6)	0.2920	%(7)	N/A	AAA/Aaa	January 15, 2049
Class A-MFX	$214,521,000		5.4820	%(8)	January 15, 2017	AAA/Aaa	January 15, 2049
Class A-J	$259,480,000		5.5230	%(8)	February 15, 2017	AAA/Aaa	January 15, 2049
Class B	$27,521,000		5.5430	% (8)	February 15, 2017	AA+/Aa1	January 15, 2049

(Footnotes to table on page S-7)

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these offered securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

With respect to the offered certificates, Banc of America Securities LLC is acting as lead manager and sole bookrunner. Banc of America Securities LLC, Citigroup Global Markets Inc. Commerzbank Capital Markets Corp. and Merrill Lynch, Pierce, Fenner & Smith Incorporated will purchase the offered certificates from Banc of America Commercial Mortgage Inc. and will offer them to the public at negotiated prices determined at the time of sale. The underwriters expect to deliver the offered certificates to purchasers on or about February 27, 2007. Banc of America Commercial Mortgage Inc. expects to receive from this offering approximately 103.3% of the initial principal amount of the offered certificates, plus accrued interest from February 1, 2007 before deducting expenses payable by Banc of America Commercial Mortgage Inc.

Banc of America Securities LLC

Citigroup	Commerzbank Corporates & Markets	Merrill Lynch & Co.

February 15, 2007

Banc of America Commercial Mortgage Inc.

Commercial Mortgage Pass-Through Certificates, Series 2007-1
Geographic Overview of Mortgage Pool

Washington
8 properties
$38,026,738
1.2% of total
Missouri
1 property
$4,320,000
0.1% of total
Iowa
1 property
$3,171,555
0.1% of total
Minnesota
1 property
$3,867,500
0.1% of total
Wisconsin
8 properties
$62,693,159
2.0% of total
Illinois
12 properties
$44,462,924
1.4% of total
Indiana
14 properties
$114,088,135
3.6% of total
Pennsylvania
2 properties
$11,022,568
0.4% of total
New York
17 properties
$409,845,049
13.0% of total
Maine
2 properties
$27,000,000
0.9% of total
Massachusetts
4 properties
$31,300,000
1.0% of total
Michigan
7 properties
$38,378,027
1.2% of total
Connecticut
4 properties
$60,770,886
1.9% of total
Ohio
22 properties
$258,451,288
8.2% of total
New Jersey
2 properties
$28,852,500
0.9% of total
District of Columbia
1 property
$14,113,239
0.4% of total
Maryland
7 properties
$268,574,427
8.5% of total
Virginia
14 properties
$403,335,864
12.8% of total
North Carolina
6 properties
$31,684,175
1.0% of total
Georgia
6 properties
$35,155,996
1.1% of total
South Carolina
1 property
$2,791,171
0.1% of total
Florida
8 properties
$67,049,299
2.1% of total
Oregon
2 properties
$14,869,370
0.5% of total
Nevada
2 properties
$27,200,000
0.9% of total
California
21 properties
$577,684,353
18.4% of total
Arizona
7 properties
$38,648,746
1.2% of total
Oklahoma
3 properties
$22,322,804
0.7% of total
Texas
19 properties
$318,750,787
10.1% of total
Arkansas
4 properties
$39,311,170
1.2% of total
Louisiana
1 property
$30,000,000
1.0% of total
Tennessee
5 properties
$77,590,122
2.5% of total
Alabama
4 properties
$11,539,697
0.4% of total
Kentucky
3 properties
$30,342,850
1.0% of total
Self Storage 2.1%
Hotel 4.7%
Mixed Use 7.5%
Industrial 14.8%
Retail 16.8%
Multifamily 20.4%
Office 31.8%
Manufactured Housing 0.8%
Other 0.8%
< 1.0% of Initial Pool Balance
1.0% – 5.0% of Initial Pool Balance
5.1% – 10.0% of Initial Pool Balance
> 10.0% of Initial Pool Balance
Percentages rounded to one decimal place

Note regarding pie chart and map on opposite page: numbers may not total to 100.0% due to rounding.

For more information

Banc of America Commercial Mortgage Inc. has filed with the SEC additional registration materials relating to the certificates. You may read and copy any of these materials at the SEC’s Public Reference Room at the following location:

•	SEC Public Reference Section 100 F Street, N.E. Washington, D.C. 20549

You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information that has been filed electronically with the SEC. The Internet address is http://www.sec.gov.

You may also contact Banc of America Commercial Mortgage Inc. in writing at 214 North Tryon Street, Charlotte, North Carolina 28255, or by telephone at (704) 386-8509.

See also the sections captioned ‘‘AVAILABLE INFORMATION’’ and ‘‘INCORPORATION OF CERTAIN INFORMATION BY REFERENCE’’ appearing at the end of the accompanying prospectus.

The file number of the registration statement to which this prospectus supplement relates is 333-130755.

TABLE OF CONTENTS

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES	S-8
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS	S-8
EUROPEAN ECONOMIC AREA	S-9
UNITED KINGDOM	S-10
NOTICE TO UNITED KINGDOM INVESTORS	S-10
EXECUTIVE SUMMARY	S-11
SUMMARY OF PROSPECTUS SUPPLEMENT	S-13
RISK FACTORS	S-33
Risks Related to the Certificates	S-33
Your Lack of Control Over the Trust Fund Can Create Risk	S-33
Transaction Party Roles and Relationships Create Potential Conflicts of Interest	S-33
The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in a Particular Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts	S-36
Prepayments of the Underlying Mortgage Loans Will Affect the Average Life of Your Certificates and Your Yield	S-37
The Borrower’s Form of Entity May Cause Special Risks	S-38
Subordination of Certain Classes of Certificates May Result in a Loss to Holders of Those Certificates	S-39
Subordination of Subordinate Certificates Increases Risk of Loss	S-39
Modeling Assumptions Are Unlikely to Match Actual Experience	S-39
Decrement and Sensitivity Tables Are Based Upon Assumptions and Models	S-40
Risks Related to the Mortgage Loans	S-41
Balloon Loans May Present Greater Risk than Fully Amortizing Loans	S-41
Particular Property Types Present Special Risks	S-42
Other Property Types—Medical Office Properties	S-42
Other Property Types—Automobile Dealerships	S-43
Other Property Types—Health Clubs Facilities	S-43
Other Property Types—Automobile Service Centers	S-44
Other Property Types—Restaurant Properties	S-44
Subordinate Financing May Make Recovery Difficult in the Event of Loss	S-45
Material Adverse Environmental Conditions Will Subject the Trust Fund to Potential Liability	S-48
The Benefits Provided by Cross-Collateralization May Be Limited	S-51
Mortgage Loans to Related Borrowers and Concentrations of Related Tenants May Result in More Severe Losses on Your Certificates	S-52
The Geographic Concentration of Mortgaged Properties May Adversely Affect Payment on Your Certificates	S-53
Certain State-Specific Considerations—California	S-54
Certain State-Specific Considerations—New York	S-55
Certain State-Specific Considerations—Virginia	S-55
Certain State-Specific Considerations—Texas	S-56
Mortgage Loans with Higher Than Average Principal Balances May Create More Risk of Loss	S-56
Increased Concentrations Resulting from Principal Payments on the Mortgage Loans May Expose Your Certificates to Risk	S-57
Prepayment Premiums and Yield Maintenance Charges Present Special Risks	S-57

The Absence of Lockboxes Entails Risks That Could Adversely Affect Payments on Your Certificates	S-60
Risks Related to Construction, Redevelopment, Renovation and Repairs at Mortgaged Properties	S-60
Leasehold Interests Are Subject to Terms of the Ground Lease	S-61
Condominium Ownership May Limit Use and Improvements	S-61
Information Regarding the Mortgage Loans is Limited	S-62
Borrower Bankruptcies or Litigation May Affect Timing or Payment on Your Certificates	S-62
Reliance on a Single Tenant or a Small Group of Tenants May Increase the Risk of Loss	S-63
Tenancies in Common May Hinder or Delay Recovery	S-63
Affiliations with a Franchise or Hotel Management Company Present Certain Risks	S-64
Property Insurance May Not Protect Your Certificates from Loss in the Event of Casualty or Loss	S-64
Shari’ah Compliant Loans	S-68
Mortgaged Properties Leased to Borrowers & Borrower Affiliated Entities Also Have Risks	S-69
Mortgage Loan Sellers May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan	S-70
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	S-70
No Mortgage Loan Included in the Trust Fund Has Been Re-Underwritten	S-70
Book-Entry System for Certificates May Decrease Liquidity and Delay Payment	S-71
DESCRIPTION OF THE MORTGAGE POOL	S-72
General	S-72
Certain Terms and Conditions of the Mortgage Loans	S-74
Due Dates	S-74
Mortgage Rates; Calculations of Interest	S-74
Hyperamortization	S-75
Amortization of Principal	S-75
Prepayment Provisions	S-75
Defeasance	S-78
Release or Substitution of Properties	S-78
Performance Escrows and Letters of Credit	S-80
‘‘Due-on-Sale’’ and ‘‘Due-on-Encumbrance’’ Provisions	S-81
Skyline Portfolio Pari Passu Whole Loan	S-82
Solana Pari Passu Whole Loan	S-84
Pacific Shores Pari Passu Whole Loan	S-85
575 Lexington Avenue Pari Passu Whole Loan	S-87
Forest Hills Corporate Center A/B Whole Loan	S-88
Richmond Ridge Apartments A/B Whole Loan	S-90
Ten Largest Mortgage Loans or Crossed Portfolios	S-92
Additional Mortgage Loan Information	S-93
General	S-93
Delinquencies	S-93
Tenant Matters	S-93
Ground Leases and Other Non-Fee Interests	S-93
Lender/Borrower Relationships	S-93
Additional Financing	S-93
Certain Underwriting Matters	S-100
Environmental Assessments	S-100
General	S-101
Property Condition Assessments	S-102
Appraisals and Market Studies	S-102
Zoning and Building Code Compliance	S-103
Hazard, Liability and Other Insurance	S-103
Changes in Mortgage Pool Characteristics	S-104
Assignment of the Mortgage Loans; Repurchases and Substitutions	S-105
Representations and Warranties; Repurchases and Substitutions	S-107

Mortgage Loans	S-107
THE SPONSORS	S-110
Bank of America, National Association	S-110
Eurohypo AG, New York Branch	S-110
Eurohypo’s Underwriting Standards	S-111
OTHER ORIGINATOR (OTHER THAN THE SPONSORS)	S-113
Bridger Commercial Funding LLC	S-113
THE DEPOSITOR	S-114
THE ISSUING ENTITY	S-114
THE TRUSTEE	S-114
THE SERVICERS	S-116
The Master Servicer	S-116
The Special Servicer	S-116
Other Significant Servicer	S-118
COMPENSATION AND EXPENSES	S-120
SERVICING OF THE MORTGAGE LOANS	S-127
General	S-127
Modifications, Waivers, Amendments and Consents	S-129
Asset Status Reports	S-132
Defaulted Mortgage Loans; Purchase Option	S-133
REO Properties	S-134
Inspections; Collection of Operating Information	S-135
Termination of the Special Servicer	S-135
DESCRIPTION OF THE CERTIFICATES	S-137
General	S-137
Registration and Denominations	S-137
Certificate Balances and Notional Amounts	S-139
Pass-Through Rates	S-140
Distributions	S-140
General	S-140
The Available Distribution Amount	S-141
Application of the Available Distribution Amount	S-141
Distributions on the Class A-MFL Certificates	S-148
Excess Liquidation Proceeds	S-148
Distributable Certificate Interest	S-148
Principal Distribution Amount	S-149
Excess Interest	S-150
Distributions of Prepayment Premiums	S-150
Treatment of REO Properties	S-151
Credit Support; Allocation of Losses and Certain Expenses	S-151
Excess Interest Distribution Account	S-153
Interest Reserve Account	S-153
P&I Advances	S-153
Appraisal Reductions	S-156
Reports to Certificateholders; Certain Available Information	S-157
Trustee Reports	S-157
Servicer Reports	S-159
Other Information	S-161
Voting Rights	S-161
Termination; Retirement of Certificates	S-162
DESCRIPTION OF THE SWAP CONTRACT	S-163
YIELD AND MATURITY CONSIDERATIONS	S-164
Yield Considerations	S-164
General	S-164
Rate and Timing of Principal Payments	S-164
Losses and Shortfalls	S-165
Certain Relevant Factors	S-166
Weighted Average Lives	S-166
Yield Sensitivity of the Class XW Certificates	S-173
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS	S-174
General	S-174
10% or Greater State Concentrations	S-174

CERTAIN FEDERAL INCOME TAX CONSEQUENCES	S-175
General	S-175
Discount and Premium; Prepayment Premiums	S-175
Characterization of Investments in Offered Certificates	S-176
Possible Taxes on Income From Foreclosure Property	S-176
Reporting and Other Administrative Matters	S-177
CERTAIN ERISA CONSIDERATIONS	S-178
LEGAL INVESTMENT	S-181
USE OF PROCEEDS	S-181
METHOD OF DISTRIBUTION	S-181
LEGAL MATTERS	S-182
RATINGS	S-183
GLOSSARY OF PRINCIPAL DEFINITIONS	S-184
ANNEX A CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS	A-1
ANNEX B CAPITAL IMPROVEMENT, REPLACEMENT RESERVE AND ESCROW ACCOUNTS; MULTIFAMILY/MANUFACTURED HOUSING SCHEDULE	B-1
ANNEX C DESCRIPTION OF THE TEN LARGEST MORTGAGE LOANS OR CROSSED PORTFOLIOS	C-1
ANNEX D CLASS A-AB PLANNED PRINCIPAL BALANCE TABLE	D-1

Footnotes to Table on Cover of this Prospectus Supplement

(1)	Subject to a variance of plus or minus 5.0%.

(2)	As of the delivery date, the ‘‘assumed final distribution date’’ with respect to any class of offered certificates is the distribution date on which the final distribution would occur for such class of certificates based upon the assumptions, among others, that all payments are made when due and that no mortgage loan is prepaid, in whole or in part, prior to its stated maturity, any mortgage loan with an anticipated repayment date is not prepaid prior to, but is paid in its entirety on its anticipated repayment date, and otherwise based on the maturity assumptions described in this prospectus supplement, if any. The actual performance and experience of the mortgage loans will likely differ from such assumptions. See ‘‘YIELD AND MATURITY CONSIDERATIONS’’ in this prospectus supplement.

(3)	It is a condition to their issuance that the classes of offered certificates be assigned ratings by Fitch, Inc. and/or Moody’s Investors Service, Inc. no lower than those set forth in this prospectus supplement. The ratings on the offered certificates do not represent any assessments of (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the mortgage loans, (ii) the degree to which such prepayments might differ from those originally anticipated, (iii) whether and to what extent prepayment premiums or yield maintenance charges will be collected on the mortgage loans in connection with such prepayments or the corresponding effect on yield to investors or (iv) whether and to what extent default interest will be received or net aggregate prepayment interest shortfalls will be realized.

(4)	The ‘‘rated final distribution date’’ for each class of offered certificates has been set at the first distribution date that follows two years after the end of the amortization term for the mortgage loan that, as of the cut-off date, has the longest remaining amortization term, irrespective of its scheduled maturity. See ‘‘RATINGS’’ in this prospectus supplement.

(5)	For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 128 mortgage loans, representing approximately 79.6% of the initial pool balance. Loan group 2 will consist of 29 mortgage loans, representing approximately 20.4% of the initial pool balance. Loan group 2 will include approximately 96.4% of the initial principal balance of all the mortgage loans secured by multifamily properties and 82.4% of the initial principal balance of all the mortgage loans secured by manufactured housing properties.

So long as funds are sufficient on any distribution date to make distributions of all interest on such distribution date to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A and Class XW Certificates, interest distributions on the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates will be based upon amounts available relating to mortgage loans in loan group 1 and interest distributions on the Class A-1A Certificates will be based upon amounts available relating to mortgage loans in loan group 2 and interest distributions on the Class XW Certificates will be based upon amounts available relating to all mortgage loans. In addition, generally, the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in loan group 1 until the certificate balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in loan group 2 until the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates have been reduced to zero. However, on and after any distribution date on which the certificate balances of the Class A-MFX and Class A-MFL Certificates through Class Q Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates pro rata without regard to loan groups.

(6)	The Class XW Certificates will not have a certificate balance but will instead have a notional amount.

(7)	The Class XW Certificates will accrue interest on their related notional amount as described in this prospectus supplement under ‘‘DESCRIPTION OF THE CERTIFICATES—Pass-Through Rates’’.

(8)	The Class A-MFX, Class A-J and Class B Certificates will accrue interest at a fixed rate subject to a cap at the weighted average net mortgage rate.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The asset-backed securities referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

Because the asset-backed securities are being offered on a ‘‘when, as and if issued’’ basis, any such contract will terminate, by its terms, without any further obligation or liability between us, if the securities themselves, or the particular class to which the contract relates, are not issued. Because the asset-backed securities are subject to modification or revision, any such contract also is conditioned upon the understanding that no material change will occur with respect to the relevant class of securities prior to the closing date of this securitization. If a material change does occur with respect to such class, our contract will terminate, by its terms, without any further obligation or liability between us (the ‘‘Automatic Termination’’). If an Automatic Termination occurs, we will provide you with revised offering materials reflecting the material change and give you an opportunity to purchase such class. To indicate your interest in purchasing the class, you must communicate to us your desire to do so within such timeframe as may be designated in connection with your receipt of the revised offering materials.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

This prospectus supplement begins with several introductory sections describing the Series 2007-1 Certificates and the trust in abbreviated form:

Executive Summary, which begins on page S-11 of this prospectus supplement and shows certain characteristics of the offered certificates in tabular form;

Summary of Prospectus Supplement, which begins on page S-13 of this prospectus supplement and gives a brief introduction of the key features of the Series 2007-1 Certificates and a description of the mortgage loans; and

Risk Factors, which begins on page S-33 of this prospectus supplement and describes risks that apply to the offered certificates, which are in addition to those described in the accompanying prospectus with respect to the securities issued by the trust generally.

This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus supplement and the accompanying prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’ beginning on page S-184 of this prospectus supplement. The capitalized terms used in the accompanying prospectus are defined under the caption ‘‘GLOSSARY’’ beginning on page 152 in the accompanying prospectus.

In this prospectus supplement, ‘‘we’’ refers to the depositor, and ‘‘you’’ refers to a prospective investor in the offered certificates.

If and to the extent required by applicable law or regulation, a prospectus supplement and the accompanying prospectus will be used by each underwriter in connection with offers and sales related to market-making transactions in the offered certificates with respect to which that underwriter is a principal. An underwriter may also act as agent in such transactions. Such sales will be made at negotiated prices at the time of sale.

Until May 28, 2007, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers’ obligation to deliver a prospectus supplement and the accompanying prospectus, when acting as underwriters and with respect to their unsold allotments or subscriptions.

This prospectus supplement and the accompanying prospectus contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended. Specifically, forward looking statements, together with related qualifying language and assumptions, are found in the material (including tables) under the headings ‘‘Risk Factors’’ and ‘‘Prepayment and Yield Considerations’’ and in the annexes. Forward looking statements are also found in other places throughout this prospectus supplement and the accompanying prospectus, and may be identified by, among other things, accompanying language such as ‘‘expects’’, ‘‘intends’’, ‘‘anticipates’’, ‘‘estimates’’ or analogous expressions, or by qualifying language or assumptions. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from the forward looking statements. These risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters, many of which are beyond the depositor’s control. These forward looking statements speak only as of the date of this prospectus supplement. The depositor expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward looking statements to reflect changes in the depositor’s expectations with regard to those statements or any change in events, conditions or circumstances on which any forward looking statement is based.

EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a ‘‘Relevant Member State’’), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the ‘‘Relevant Implementation Date’’) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances which do not require the publication by the issuing entity of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an ‘‘offer of certificates to the public’’ in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression ‘‘Prospectus Directive’’ means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

UNITED KINGDOM

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the ‘‘FSMA’’)) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the Depositor; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

NOTICE TO UNITED KINGDOM INVESTORS

The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Articles 49(2)(a) through (d) (‘‘high net worth companies, unincorporated associations, etc.’’) or 19 (Investment Professionals) of the Financial Services and Market Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as the ‘‘Relevant Persons’’). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

EXECUTIVE SUMMARY

Certificate Characteristics

The following executive summary does not include all relevant information relating to the offered certificates and the mortgage loans. In particular, the executive summary does not address the risks and special considerations involved with an investment in the offered certificates. Prospective investors should carefully review the detailed information appearing elsewhere in this prospectus supplement and in the accompanying prospectus before making any investment decision. The executive summary also describes the certificates that are not offered by this prospectus supplement (other than the Class V, Class R-I and Class R-II Certificates), that have not been registered under the Securities Act of 1933, as amended, and (other than the Class R-I and Class R-II Certificates) that will be sold to investors in private transactions. Certain capitalized terms used in this executive summary may be defined elsewhere in this prospectus supplement, including in ANNEX A to this prospectus supplement, or in the accompanying prospectus. A ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’ is included at the end of this prospectus supplement. A ‘‘GLOSSARY’’ is included at the end of the accompanying prospectus. Terms that are used but not defined in this prospectus supplement will have the meanings specified in the accompanying prospectus. References in this prospectus supplement to ‘‘Loan No.’’ or ‘‘Loan Nos.’’ are references to the loan number or loan numbers set forth on ANNEX A to this prospectus supplement.

Class	Ratings Fitch/Moody’s(1)	Certificate Balance or Notional Amount(2)		Approximate Percentage of Initial Pool Balance	Approximate Credit Support	Rate Type		Approximate Initial Pass- Through Rate as of Delivery Date	Weighted Average Life (years)(3)		Principal Window (payments)(3)
Offered Certificates
A-1(4)	AAA/Aaa	$57,000,000		1.812%	30.000%	Fixed		5.2590%	3.43		1 – 58
A-2(4)	AAA/Aaa	$293,000,000		9.316%	30.000%	Fixed		5.3810%	4.85		58 – 59
A-3(4)	AAA/Aaa	$444,000,000		14.117%	30.000%	Fixed		5.4490%	6.74		80 – 82
A-AB(4)	AAA/Aaa	$68,473,000		2.177%	30.000%	Fixed		5.4220%	7.19		59 – 113
A-4(4)	AAA/Aaa	$698,700,000		22.215%	30.000%	Fixed		5.4510%	9.81		113 – 119
A-1A(4)	AAA/Aaa	$640,477,000		20.364%	30.000%	Fixed		5.4280%	7.78		1 – 119
XW	AAA/Aaa	$3,145,214,397	(5)	N/A	N/A	Variable Rate(5)		0.2920%(5)		(5)	N/A
A-MFX	AAA/Aaa	$214,521,000		6.821%	20.000%	Fixed	(6)	5.4820%(6)	9.88		119 – 119
A-J	AAA/Aaa	$259,480,000		8.250%	11.750%	Fixed	(6)	5.5230%(6)	9.95		119 – 120
B	AA+/Aa1	$27,521,000		0.875%	10.875%	Fixed	(6)	5.5430%(6)	9.97		120 – 120
Private Certificates — Not Offered Hereby(7)
A-MFL	AAA(8)/Aaa(8)	$100,000,000	(9)	3.179%	20.000%	Floating	(10)	LIBOR plus 0.1650%(10)	9.88		119 – 119
C	AA/Aa2	$35,383,000		1.125%	9.750%	Fixed	(6)	5.5620%(6)	9.97		120 – 120
D	AA–/Aa3	$27,521,000		0.875%	8.875%	Fixed	(6)	5.5920%(6)	9.97		120 – 120
E	A/A2	$39,315,000		1.250%	7.625%	Fixed	(6)	5.6310%(6)	9.97		120 – 120
F	A–/A3	$39,315,000		1.250%	6.375%	Fixed	(6)	5.6710%(6)	9.97		120 – 120
G	BBB+/Baa1	$35,384,000		1.125%	5.250%	Fixed	(11)	5.7455%(11)	9.97		120 – 120
H	BBB/Baa2	$35,384,000		1.125%	4.125%	Fixed	(11)	5.7455%(11)	9.97		120 – 120
J	BBB–/Baa3	$39,315,000		1.250%	2.875%	Fixed	(11)	5.7455%(11)	9.97		120 – 120
K	BB+/Ba1	$7,863,000		0.250%	2.625%	Fixed	(6)	5.1920%(6)	9.97		120 – 120
L	BB/Ba2	$11,795,000		0.375%	2.250%	Fixed	(6)	5.1920%(6)	9.99		120 – 121
M	BB–/Ba3	$7,863,000		0.250%	2.000%	Fixed	(6)	5.1920%(6)	10.25		121 – 139
N	B+/B1	$3,931,000		0.125%	1.875%	Fixed	(6)	5.1920%(6)	11.79		139 – 142
O	B/B2	$7,863,000		0.250%	1.625%	Fixed	(6)	5.1920%(6)	11.80		142 – 142
P	B–/B3	$11,795,000		0.375%	1.250%	Fixed	(6)	5.1920%(6)	11.86		142 – 157
Q	NR/NR	$39,315,397		1.250%	0.000%	Fixed	(6)	5.1920%(6)	14.16		157 – 177

(1)	Ratings shown are those of Fitch, Inc. and Moody’s Investors Service, Inc., respectively.

(2)	As of the delivery date. Subject to a variance of plus or minus 5.0%.

(3)	Based on the maturity assumptions (as defined under ‘‘YIELD AND MATURITY CONSIDERATIONS’’ in this prospectus supplement). As of the delivery date, calculations for the certificates assume no prepayments will be made on the mortgage loans prior to their related maturity dates (or, in the case of each mortgage loan with an anticipated repayment date, the related anticipated repayment date).

(4)	For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-AB Class A-4 and Class A-1A Certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 128 mortgage loans, representing approximately 79.6% of the initial pool balance. Loan group 2 will consist of 29 mortgage loans, representing approximately 20.4% of the initial pool balance. Loan group 2 will include approximately 96.4% of the initial principal balance of all the mortgage loans secured by multifamily properties and 82.4% of the initial principal balance of all the mortgage loans secured by manufactured housing properties.

So long as funds are sufficient on any distribution date to make distributions of all interest on such distribution date to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A and Class XW Certificates, interest distributions on the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates will be based upon amounts available relating to mortgage loans in loan group 1 and interest distributions on the Class A-1A Certificates will be based upon amounts available relating to mortgage loans in loan group 2 and interest distributions on the Class XW Certificates will be based upon amounts available relating to all mortgage loans. In addition, generally, the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in loan group 1 until the certificate balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in loan group 2 until the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates have been reduced to zero. However, on and after any distribution date on which the certificate balances of the Class A-MFX and Class A-MFL Certificates through Class Q Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates pro rata without regard to loan groups.

(5)	The Class XW Certificates will not have certificate balances and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the Class XW Certificates, as described in this prospectus supplement. The interest rate applicable to the Class XW Certificates for each distribution date will be as described in this prospectus supplement. See ‘‘DESCRIPTION OF THE CERTIFICATES—Pass-Through Rates’’ in this prospectus supplement.

(6)	The Class A-MFX, Class A-J, Class B, Class C, Class D, Class E, Class F, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificates will accrue interest at a fixed rate subject to a cap at the weighted average net mortgage rate.

(7)	Not offered by this prospectus supplement. Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.

(8)	Ratings shown for the Class A-MFL Certificates only reflect the receipt of a fixed per annum rate of interest at a rate equal to 5.4160%.

(9)	The certificate balance of the Class A-MFL Certificates will be equal to the certificate balance of the Class A-MFL Regular Interest.

(10)	The pass-through rate applicable to the Class A-MFL Certificates on each distribution date will be a per annum rate equal to LIBOR plus 0.1650%. In addition, under certain circumstances described in this prospectus supplement, the pass through rate applicable to the Class A-MFL Certificates may convert to a fixed rate equal to 5.4160% per annum. The initial LIBOR rate will be determined on February 23, 2007, and subsequent LIBOR rates will be determined two LIBOR business days before the start of the related interest accrual period.

(11)	The Class G, Class H and Class J Certificates will accrue interest at the weighted average net mortgage rate.

The Class V, Class R-I and Class R-II Certificates are not offered by this prospectus supplement and are not represented in the table entitled ‘‘Summary of Prospectus Supplement—Mortgage Pool’’ below.

Below is certain information regarding the mortgage loans and the mortgaged properties in the entire mortgage pool and loan group 1 or loan group 2, as applicable, as of the cut-off date. The balances and other numerical information used to calculate various ratios with respect to the split loan structures and certain other mortgage loans are explained in this prospectus supplement under ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’. Further information regarding such mortgage loans, the other mortgage loans in the mortgage pool and the related mortgaged properties is described under ‘‘DESCRIPTION OF THE MORTGAGE POOL’’ in this prospectus supplement and in ANNEX A and ANNEX B to this prospectus supplement.

Summary of Prospectus Supplement—Mortgage Pool

Characteristics	Mortgage Pool (Approximate)	Loan Group 1 (Approximate)	Loan Group 2 (Approximate)
Initial principal balance(1)	$3,145,214,397	$2,504,736,759	$640,477,639
Number of mortgage loans	157	128	29
Number of mortgaged properties	219	187	32
Number of balloon mortgage loans(2)(3)(4)	127	106	21
Number of ARD loans(2)(5)	4	4	0
Number of full period interest only mortgage loans(5)	30	22	8
Number of partial interest only, balloon loans(4)	67	51	16
Average cut-off date balance	$20,033,213	$19,568,256	$22,085,436
Range of cut-off date balances	$350,762 to $271,200,000	$350,762 to $271,200,000	$1,493,933 to $167,000,000
Weighted average mortgage rate(6)	5.780%	5.813%	5.653%
Weighted average remaining lockout period (months)	85	86	81
Range of remaining terms to maturity (months)(7)	56 to 177	56 to 177	58 to 142
Weighted average remaining term to maturity (months)(7)	104	106	96
Weighted average underwritten debt service coverage ratio(6)(8)	1.34x	1.36x	1.24x
Weighted average cut-off date loan-to-value ratio	71.0%	70.0%	75.0%

(1)	Subject to a permitted variance of plus or minus 5.0%.

(2)	Two mortgage loans, Loan Nos. 20421 and 3402937 (such loan numbers are set forth in ANNEX A to this prospectus supplement), representing 0.5% of the initial pool balance (0.7% of the group 1 balance) are ARD loans and balloon mortgage loans which results in such mortgage loans appearing in each category.

(3)	Excludes mortgage loans (including ARD Loans) that are interest only until maturity or until anticipated repayment date.

(4)	The partial interest only, balloon loans are also included in the balloon mortgage loan category.

(5)	Two mortgage loans, Loan Nos. 3404173 and 3404402 (such loan number is set forth in ANNEX A to this prospectus supplement), representing 0.5% of the initial pool balance (0.6% of the group 1 balance), are both ARD loans and interest only mortgage loans which results in such mortgage loans appearing in each category.

(6)	One Mortgage Loan, Loan No. 3401471, representing 3.3% of the initial pool balance (4.2% of the group 1 balance) has five separate mortgage rate ‘‘steps’’ over the loan term. The initial mortgage rate has been used for this calculation (and all other calculations relating to this mortgage loan).

(7)	In the case of mortgage loans that have an anticipated repayment date, the maturity is based on the related anticipated repayment date.

(8)	In the case of one mortgage loan, Loan No. 5, representing 1.5% of the initial pool balance (7.3% of the group 2 balance), the debt service coverage ratio was calculated taking into account various assumptions regarding the financial performance of the related mortgaged property on an ‘‘as-stabilized’’ basis.

SUMMARY OF PROSPECTUS SUPPLEMENT

This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire prospectus supplement and the accompanying prospectus carefully.

Title of Certificates

Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-1.

Relevant Parties and Dates

Sponsors

Bank of America, National Association

Bank of America, National Association, is an indirect wholly-owned subsidiary of Bank of America Corporation.

See ‘‘BANK OF AMERICA, NATIONAL ASSOCIATION, AS SPONSOR’’, ‘‘THE DEPOSITOR—The Mortgage Loan Program’’ and ‘‘THE POOLING AND SERVICING AGREEMENTS’’ in the accompanying prospectus for more information about the Sponsor, its securitization programs, its solicitation and underwriting criteria used to originate the mortgage loans and its material roles and duties in this securitization.

Bank of America originated and will be the mortgage loan seller with respect to 97 mortgage loans (which includes 50% of Loan No. 3405106, which was co-originated with Eurohypo AG, New York Branch), collectively representing 61.0% of the initial pool balance and will be the mortgage loan seller with respect to the 53 mortgage loans originated by Bridger Commercial Funding LLC.

Eurohypo AG, New York Branch

Eurohypo AG, New York Branch originated and will be the mortgage loan seller with respect to eight mortgage loans (which includes 50% of Loan No. 3405106, which was co-originated with Bank of America), collectively representing 27.3% of the initial pool balance. Eurohypo AG, New York Branch is an affiliate of Commerzbank Capital Markets Corp., one of the underwriters. See ‘‘THE SPONSORS— Eurohypo AG, New York Branch’’ in this prospectus supplement for more information about this Sponsor, its securitization programs, its solicitation and underwriting criteria used to originate the mortgage loans and its material roles and duties in this securitization.

Other Originator (other than the Sponsors)

Bridger Commercial Funding LLC

Bridger Commercial Funding LLC, which is not a sponsor, originated 53 underlying mortgage loans, representing 11.7% of the initial pool balance. See ‘‘OTHER ORIGINATOR’’ in this prospectus supplement.

Depositor

Banc of America Commercial Mortgage Inc. The Depositor was incorporated in the State of Delaware on December 13, 1995 under the name ‘‘NationsLink Funding Corporation’’ and filed a Certificate of Amendment of Certificate of Incorporation changing its name to ‘‘Banc of America Commercial Mortgage Inc.’’ on August 24, 2000. The Depositor is a wholly owned subsidiary of Bank of America, National Association, one of the Sponsors. It is not expected that the Depositor will have any business operations other than offering mortgage pass-through certificates and related activities.

The Depositor maintains its principal executive office at 214 North Tryon Street, Charlotte, North Carolina 28255. Its telephone number is (704) 386-8509. See ‘‘THE DEPOSITOR’’ in the accompanying prospectus. Neither the Depositor nor any of its affiliates has insured or guaranteed the offered certificates.

Issuing Entity

The Issuing Entity, Banc of America Commercial Mortgage Trust 2007-1, will be a New York common law trust, formed on the closing date of this securitization pursuant to the Pooling and Servicing Agreement. See ‘‘THE ISSUING ENTITY’’ in this prospectus supplement.

Trustee

LaSalle Bank National Association, a national banking association. See ‘‘THE TRUSTEE’’ in this prospectus supplement.

REMIC Administrator

LaSalle Bank National Association. See ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES’’ and ‘‘THE POOLING AND SERVICING AGREEMENTS—Events of Default’’ and ‘‘—Rights Upon Event of Default’’ in the accompanying prospectus.

Master Servicer

Bank of America, National Association, a national banking association, will be responsible for the master servicing of all of the mortgage loans pursuant to the terms of the pooling and servicing agreement. See ‘‘THE SERVICERS—The Master Servicer’’ in this prospectus supplement.

Special Servicer

LNR Partners, Inc., a Florida corporation, will be responsible for the special servicing of all of the mortgage loans pursuant to the terms of the pooling and servicing agreement. See ‘‘THE SERVICERS —The Special Servicer’’ in this prospectus supplement.

Other Significant Servicer

Wells Fargo Bank, N.A., a national banking association, will be responsible for the primary servicing of seven mortgage loans representing 23.0% of the initial pool balance (four mortgage loans representing 22.8% of the group 1 balance, three mortgage loans representing 23.9% of the group 2 balance) pursuant to the terms of the pooling and servicing agreement and a primary servicing agreement with the Master Servicer. See ‘‘THE SERVICERS—Other Significant Servicer’’ in this prospectus supplement.

Certain Relationships and Affiliations

Bank of America, National Association and its affiliates have several roles in this transaction. Bank of America, National Association is a Sponsor and the Master Servicer, and the parent of the Depositor. Bank of America, National Association originated or acquired certain of the mortgage loans and will be selling them to the Depositor. Bank of America, National Association is also an affiliate of Banc of America Securities LLC, a managing underwriter for the offering of the certificates. Bank of America, National Association or its affiliates may also provide financing to the other originators of the mortgage loans. In this regard, Bank of America, National Association and Bridger Commercial Funding LLC (‘‘Bridger’’) are parties to a mortgage loan purchase arrangement providing for the funding and/or acquisition by Bank of America, National Association from time to time of commercial mortgage loans originated by Bridger in accordance with Bank of America, National Association’s underwriting standards. All of the mortgage loans originated by Bridger that are included in the mortgage pool were acquired by Bank of America, National Association pursuant to such arrangement. Banc of America Strategic Investments Corporation (‘‘BASIC’’),

a non-bank subsidiary of Bank of America Corporation and an affiliate of Bank of America, National Association, owns a minority interest in Bridger Holdings LLC, a Delaware limited liability company, which owns 100% of Bridger. In addition, BASIC and Bank of America Mortgage Capital Corporation (‘‘BAMCC’’), a non-bank subsidiary of Bank of America Corporation and an affiliate of Bank of America, National Association, have extended working capital and other financing facilities to Bridger and Bridger is currently indebted to BASIC and BAMCC under those credit facilities. Bank of America Corporation is also the parent company of Bank of America, National Association, the Master Servicer and one of the Sponsors with respect to the offered certificates, and of Banc of America Securities LLC, an underwriter with respect to the offered certificates. In addition, Bank of America, National Association, the Depositor and the Issuing Entity and their affiliates may also have other investment banking or commercial banking relationships with borrowers, originators, servicers, trustees and other transaction parties. These roles and the other potential relationships may give rise to conflicts of interest as further described in this prospectus supplement under ‘‘RISK FACTORS—Risks Related to the Certificates—Transaction Party Roles and Relationships Create Potential Conflicts of Interest’’. There are no additional relationships, agreements or arrangements outside of this transaction among the affiliated parties that are material to an understanding of the offered certificates.

It is also anticipated that an affiliate of Bank of America, National Association will retain or otherwise be the initial holder of the Class R-I and Class R-II certificates and one or more other classes of certificates; however such entity will have the right to dispose of such certificates at any time.

Cut-off Date

February 1, 2007, except as follows: with respect to Loan Nos. 1, 2, 4, 5, 6 and 7, February 11, 2007; with respect to Loan No. 3, February 6, 2007; and with respect to Loan No. 3404044, February 12, 2007.

Record Date

With respect to each class of offered certificates and each distribution date, the last business day of the calendar month immediately preceding the month in which such distribution date occurs.

Delivery Date

On or about February 27, 2007.

Distribution Dates

The 15th day of each month or, if any such 15th day is not a business day, the next succeeding business day. The first distribution date with respect to the offered certificates will occur in March 2007.

Determination Date

The earlier of (i) the 11th day of the month in which the related distribution date occurs, or if such 11th day is not a business day, then the immediately preceding business day, and (ii) the 4th business day prior to the related distribution date.

Collection Period

With respect to any distribution date, the period that begins immediately following the determination date in the calendar month preceding the month in which such distribution date occurs and ends on and includes the determination date in the calendar month in which such distribution date occurs. The first collection period applicable to the offered certificates will begin immediately following the cut-off date and end on the determination date in March 2007.

Transaction Overview

On the closing date of this securitization, each mortgage loan seller will sell its respective mortgage loans to the depositor, which will in turn deposit them into a common law trust. The trust, which is the issuing entity, will be formed by a pooling and servicing agreement, to be dated as of the cut-off date, among the depositor, the master servicer, the special servicer, the trustee and the REMIC administrator. The master servicer will service the mortgage loans (other than the specially serviced mortgage loans), in accordance with the pooling and servicing agreement and provide the information to the trustee necessary for the trustee to calculate distributions and other information regarding the certificates.

The transfers of the mortgage loans from the mortgage loan sellers to the depositor to the issuing entity in exchange for the certificates are illustrated below:

On or before the delivery date, each mortgage loan seller will transfer all of its mortgage loans, without recourse, to the depositor, or at the direction of the depositor to the trustee for the benefit of holders of the certificates. In connection with such transfer, each mortgage loan seller will make certain representations and warranties regarding the characteristics of its mortgage loans. As described in more detail later in this prospectus supplement, each mortgage loan seller will be obligated to either cure any material breach of any such representation or warranty made by it or repurchase the affected mortgage loan or, in the period and manner described in this prospectus supplement, substitute a qualified substitute mortgage loan for the affected mortgage loan and pay any substitution shortfall amount. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ and ‘‘—Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement.

Each mortgage loan seller will sell each of its mortgage loans without recourse and has no obligations with respect to the holders of the offered certificates other than pursuant to its representations, warranties and repurchase or substitution obligations. The depositor has made no representations or warranties with respect to the mortgage loans and will have no obligation to repurchase or replace mortgage loans with deficient documentation or that are otherwise defective. See ‘‘DESCRIPTION OF THE MORTGAGE POOL’’ and ‘‘RISK FACTORS—Risks Related to the Mortgage Loans’’ in this prospectus supplement and ‘‘Description of the Trust Funds’’ and ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS’’ in the accompanying prospectus.

The master servicer and, if circumstances require, the special servicer, will service and administer the mortgage loans pursuant to the pooling and servicing agreement among the depositor, the master servicer, the special servicer, the trustee and the REMIC administrator. See ‘‘SERVICING OF THE MORTGAGE LOANS’’ in this prospectus supplement and ‘‘THE POOLING AND SERVICING AGREEMENTS’’ in the accompanying prospectus. The compensation to be received by the master servicer (including certain master servicing fees) and the special servicer (including special servicing fees, liquidation fees and workout fees) for their services is described under ‘‘COMPENSATION AND EXPENSES’’ in this prospectus supplement.

Swap Contract

On the closing date, the trustee, on behalf of the trust fund, will enter into an interest rate swap contract related to the Class A-MFL Regular Interest with a to be determined swap counterparty. By virtue of the swap contract, the Class A-MFL Certificates will be floating rate certificates. None of the offered certificates will represent ownership interests in the swap contract, and none of the holders of offered certificates will have any rights under the swap contract.

The Mortgage Pool

The pool of 157 mortgage loans will consist primarily of 126 commercial and 31 multifamily/manufactured housing mortgage loans. With respect to these mortgage loans, 128 of the mortgage loans are in loan group 1 and 29 of the mortgage loans are in loan group 2. One hundred fifty of these mortgage loans (which includes 124 mortgage loans in loan group 1 and 26 mortgage loans in loan group 2) including 50% of Loan No. 3405106, which was co-originated with Eurohypo AG, New York Branch, were (a) originated by Bank of America, National Association or its conduit participants or (b) acquired by Bank of America, National Association from various third party originators. Eight of the mortgage loans including 50% of Loan No. 3405106, which was co-originated with Bank of America (which includes five mortgage loans in loan group 1 and three mortgage loans in loan group 2), were originated by Eurohypo AG, New York Branch. The mortgage loans in the entire mortgage pool have an aggregate cut-off date balance of approximately $3,145,214,397, which is referred to as the initial pool balance, subject to a variance of plus or minus 5.0%. The mortgage loans in loan group 1 have an aggregate cut-off date balance of approximately $2,504,736,759, which is referred to as the ‘‘Group 1 Balance’’. The mortgage loans in loan group 2 have an aggregate cut-off date balance of approximately $640,477,639, which is referred to as the ‘‘Group 2 Balance’’.

A summary chart of certain aggregate characteristics of the mortgage loans is set forth in the table entitled ‘‘Selected Mortgage Loan Characteristics’’ below. Further information regarding the mortgage loans is contained in this prospectus supplement under ‘‘DESCRIPTION OF THE MORTGAGE POOL’’. In addition, ANNEX A contains information on each mortgage loan in the mortgage pool on an individual basis, and ANNEX B summarizes aggregate information regarding the mortgage loans in the mortgage pool according to specific characteristics.

Selected Mortgage Loan Characteristics

	Mortgage Pool	Loan Group 1	Loan Group 2
Range of per annum mortgage rates(1)	5.370% to 6.550%	5.370% to 6.550%	5.470% to 6.150%
Weighted average per annum mortgage rate(1)	5.780%	5.813%	5.653%
Range of remaining terms to stated maturity (months)(2)	56 to 177	56 to 177	58 to 142
Weighted average remaining term to stated maturity (months)(2)	104	106	96
Range of remaining amortization terms (months)(3)	178 to 419	178 to 419	238 to 360
Weighted average remaining amortization term (months)(3)	355	354	356
Range of remaining lockout periods (months)	21 to 173	21 to 173	21 to 138
Range of cut-off date loan-to-value ratios	17.4% to 80.0%	47.1% to 80.0%	17.4% to 80.0%
Weighted average cut-off date loan-to-value ratio	71.0%	70.0%	75.0%
Range of maturity date loan-to-value ratios(2)	11.5% to 79.6%	25.6% to 79.6%	11.5% to 79.2%
Weighted average maturity date loan-to-value ratio(2)	67.8%	66.7%	72.2%
Range of underwritten debt service coverage ratios(1)(4)	1.07x to 3.09x	1.08x to 2.35x	1.07x to 3.09x
Weighted average underwritten debt service coverage ratio(1)(4)	1.34x	1.36x	1.24x

(1)	One mortgage loan, Loan No. 3401471, representing 3.3% of the initial pool balance (4.2% of the group 1 balance), has five separate mortgage rate ‘‘steps’’ over the course of the loan term. The initial mortgage rate has been used for this calculation (and all other calculations relating to this mortgage loan).

(2)	In the case of the mortgage loans that have an anticipated repayment date, the maturity is based on the related anticipated repayment date.

(3)	Excludes mortgage loans that are interest only until the related maturity date or anticipated repayment date.

(4)	In the case of one mortgage loan, Loan No. 5, representing 1.5% of the initial pool balance (7.3% of the group 2 balance), the debt service coverage ratio was calculated taking into account various assumptions regarding the financial performance of the related mortgaged property on an ‘‘as-stabilized’’ basis.

Set forth below are the number of mortgaged properties, and the approximate percentage of the initial pool balance secured by such mortgaged properties, located in states with concentrations over 5.0% of the initial pool balance:

Geographic Concentration(1)

Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
California	21	$577,684,353	18.4%	22.3%	3.1%
New York	17	$409,845,049	13.0%	14.5%	7.3%
Virginia	14	$403,335,864	12.8%	12.0%	16.0%
Texas	19	$318,750,787	10.1%	12.6%	0.5%
Maryland	7	$266,574,427	8.5%	0.8%	38.7%
Ohio	22	$258,451,286	8.2%	6.9%	13.5%

(1)	Because this table represents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (generally allocating the mortgage loan principal amount to each of those mortgaged properties by appraised values of the mortgaged properties if not otherwise specified in the related note or loan agreement). Those amounts are set forth in ANNEX A to this prospectus supplement.

The remaining mortgaged properties are located throughout 26 other states and the District of Columbia with no more than 5.0% of the initial pool balance secured by mortgaged properties located in any such other jurisdiction.

One hundred twenty-seven of the mortgage loans provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of such mortgage loans, thereby leaving substantial principal amounts due and payable with corresponding interest payments, on their respective maturity dates, unless prepaid prior thereto.

Each mortgage loan is secured by a first mortgage lien on a fee simple and/or leasehold interest in a commercial, multifamily or manufactured housing rental property. Set forth below are the number of mortgaged properties, and the approximate percentage of the initial pool balance secured by such mortgaged properties, operated for each indicated purpose:

Property Type(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
Office	39	$1,002,818,034	31.9%	40.0%	0.0%
Multifamily	31	$642,857,639	20.4%	0.9%	96.8%
Retail	59	$533,081,909	16.9%	21.3%	0.0%
Industrial	57	$466,024,256	14.8%	18.6%	0.0%
Mixed Use	4	$236,000,000	7.5%	9.4%	0.0%
Hotel	9	$148,954,600	4.7%	5.9%	0.0%
Self Storage	14	$66,489,248	2.1%	2.7%	0.0%
Manufactured Housing	3	$25,020,000	0.8%	0.2%	3.2%
Other	3	$23,968,711	0.8%	1.0%	0.0%

(1)	Because this table represents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (generally allocating the mortgage loan principal amount to each of those mortgaged properties by appraised values of the mortgaged properties if not otherwise specified in the related note or loan agreement). Those amounts are set forth in ANNEX A to this prospectus supplement.

For more detailed statistical information regarding the mortgage pool, see ANNEX A to this prospectus supplement.

Certain Mortgage Loan Calculations

All numerical information provided in this prospectus supplement with respect to the mortgage loans is provided on an approximate basis. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of all principal scheduled to be paid on or before the cut-off date and assumes no defaults, delinquencies or prepayments on any mortgage loan on or before the cut-off date. All percentages of the mortgage pool, or of any specified sub-group thereof, referred to in this prospectus supplement without further description are approximate percentages by aggregate cut-off date balance. The sum of the numerical data in any column of any table presented in this prospectus supplement may not equal the indicated total due to rounding. See ‘‘DESCRIPTION OF THE MORTGAGE POOL —Changes in Mortgage Pool Characteristics’’ in this prospectus supplement. See also the ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’ in this prospectus supplement for definitions and other information relating to loan-to-value and debt service coverage ratios and other calculations presented in this prospectus supplement.

When information presented in this prospectus supplement, with respect to the mortgaged properties, is expressed as a percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the percentages are based on an allocated loan amount that has been assigned to the related mortgaged properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related loan documents as set forth in ANNEX A to this prospectus supplement.

The cut-off date balance of each mortgage loan is the unpaid principal balance thereof as of the cut-off date, after application of all payments of principal due on or before such date, whether or not received.

The cut-off date balances of the mortgage loans (a) in the entire mortgage pool range from $350,762 to $271,200,000, and the average cut-off date balance is $20,033,213; (b) in loan group 1 range from $350,762 to $271,200,000, and the average cut-off date balance is $19,568,256; and (c) in loan group 2 range from $1,493,933 to $167,000,000, and the average cut-off date balance is $22,085,436.

One mortgage loan, Loan No. 3405106, representing 8.6% of the initial pool balance (10.8% of the group 1 balance), is part of a whole loan referred to as the Skyline Portfolio Pari Passu Whole Loan. The Skyline Portfolio Pari Passu Whole Loan is evidenced by a split loan structure comprised of three pari passu notes referred to as the Skyline Portfolio Pari Passu Note A-1 (with a cut-off date principal balance of $271,200,000), the Skyline Portfolio Pari Passu Note A-2 (with a cut-off date principal balance of $203,400,000) and the Skyline Portfolio Pari Passu Note A-3 (with a cut-off date principal balance of $203,400,000). Only the Skyline Portfolio Pari Passu Note A-1 is included in the trust fund and is sometimes referred to as the Skyline Portfolio Pari Passu Mortgage Loan. The Skyline Portfolio Pari Passu Mortgage Loan principal balance and the related information (including the cut-off date balance) have been calculated based solely upon the outstanding principal balance of the Skyline Portfolio Pari Passu Mortgage Loan. Each cut-off date balance per unit, loan-to-value ratio and debt service coverage ratio calculated with respect to the Skyline Portfolio Pari Passu Mortgage Loan, except as may be otherwise noted herein, was calculated based upon the outstanding principal balance of the Skyline Portfolio Pari Passu Whole Loan. However, the weighting of debt service coverage ratios and loan-to-value ratios, is based solely upon the outstanding principal balance of the Skyline Portfolio Pari Passu Mortgage Loan. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Skyline Portfolio Pari Passu Whole Loan’’ in this prospectus supplement.

One mortgage loan, Loan No. 1, representing 7.0% of the initial pool balance (8.8% of the group 1 balance), is part of a whole loan referred to as the Solana Pari Passu Whole Loan. The Solana Pari Passu Whole Loan is evidenced by a split loan structure comprised of two pari passu notes referred to as the Solana Pari Passu Note A-1 (with a cut-off date principal balance of $220,000,000) and the Solana Pari Passu Note A-2 (with a cut-off date principal balance of $140,000,000). Only the Solana Pari Passu Note A-1 is included in the trust fund and is sometimes referred to as the Solana Pari Passu Mortgage Loan. The Solana Pari Passu Mortgage Loan principal balance and the related information (including the cut-off date balance) have been calculated based solely upon the outstanding principal balance of the Solana Pari Passu Mortgage Loan. Each cut-off date balance per unit, loan-to-value ratio and debt service coverage ratio calculated with respect to the Solana Pari Passu Mortgage Loan, except as may be otherwise noted herein, was calculated based upon the outstanding principal balance of the Solana Pari Passu Whole Loan. However, the weighting of debt service coverage ratios and loan-to-value ratios, is based solely upon the outstanding principal balance of the Solana Pari Passu Mortgage Loan. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Solana Pari Passu Whole Loan’’ in this prospectus supplement.

One mortgage loan, Loan No. 3404790, representing 5.3% of the initial pool balance (6.6% of the group 1 balance), is part of a whole loan referred to as the Pacific Shores Pari Passu Whole Loan. The Pacific Shores Pari Passu Whole Loan is evidenced by a split loan structure comprised of two pari passu notes referred to as the Pacific Shores Pari Passu Note A-1 (with a cut-off date principal balance of $165,875,000) and the Pacific Shores Pari Passu Note A-2 (with a cut-off date principal balance of $165,875,000). Only the Pacific Shores Pari Passu Note A-1 is included in the trust fund and is sometimes referred to as the Pacific Shores Pari Passu Mortgage Loan. The Pacific Shores Pari Passu Mortgage Loan principal balance and the related information (including the cut-off date balance) have been calculated based solely upon the outstanding principal balance of the Pacific Shores Pari Passu Mortgage Loan. Each cut-off date balance per unit, loan-to-value ratio and debt service coverage ratio calculated with respect to the Pacific Shores Pari Passu Mortgage Loan, except as may be otherwise noted herein, was calculated based upon the outstanding principal balance of the Pacific Shores Pari Passu Whole Loan. However, the weighting of debt service coverage ratios and loan-to-value ratios, is based solely upon the outstanding principal balance of the Pacific Shores Pari Passu Mortgage Loan. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Pacific Shores Pari Passu Whole Loan’’ in this prospectus supplement.

One mortgage loan, Loan No. 3403716, representing 5.2% of the initial pool balance (6.5% of the group 1 balance), is part of a whole loan referred to as the 575 Lexington Avenue Pari Passu Whole Loan. The

575 Lexington Avenue Pari Passu Whole Loan is evidenced by a split loan structure comprised of two pari passu notes referred to as the 575 Lexington Avenue Pari Passu Note A-1 (with a cut-off date principal balance of $162,500,000) and the 575 Lexington Avenue Pari Passu Note A-2 (with a cut-off date principal balance of $162,500,000). Only the 575 Lexington Avenue Pari Passu Note A-1 is included in the trust fund and is sometimes referred to as the 575 Lexington Avenue Pari Passu Mortgage Loan. The 575 Lexington Avenue Pari Passu Mortgage Loan principal balance and the related information (including the cut-off date balance) have been calculated based solely upon the outstanding principal balance of the 575 Lexington Avenue Pari Passu Mortgage Loan. Each cut-off date balance per unit, loan-to-value ratio and debt service coverage ratio calculated with respect to the 575 Lexington Avenue Pari Passu Mortgage Loan, except as may be otherwise noted herein, was calculated based upon the outstanding principal balance of the 575 Lexington Avenue Pari Passu Whole Loan. However, the weighting of debt service coverage ratios and loan-to-value ratios, is based solely upon the outstanding principal balance of the 575 Lexington Avenue Pari Passu Mortgage Loan. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—575 Lexington Avenue Pari Passu Whole Loan’’ in this prospectus supplement.

One mortgage loan referred to as the Forest Hills Corporate Center A/B Whole Loan (Loan No. 3403987, representing 0.3% of the initial pool balance (0.4% of the group 1 balance)) is evidenced by a split loan structure comprised of a note A, referred to as the Forest Hills Corporate Center Note A, and a subordinate note B, referred to as the Forest Hills Corporate Center Note B. Only the Forest Hills Corporate Center Note A is included in the trust fund. The aggregate principal balance as of the cut-off date of the Forest Hills Corporate Center Note A is $8,792,250 and the aggregate principal balance as of the cut-off date of the Forest Hills Corporate Center Note B is $757,750. Unless otherwise stated, all references to the principal balance and the related information (including cut-off date balances) of the Forest Hills Corporate Center A/B Whole Loan are references only to the Forest Hills Corporate Center Note A (and exclude the Forest Hills Corporate Center Note B). See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Forest Hills Corporate Center A/B Whole Loan’’ in this prospectus supplement.

One mortgage loan referred to as the Richmond Ridge Apartments A/B Whole Loan (Loan No. 3404094, representing 0.1% of the initial pool balance (0.5% of the group 2 balance)) is evidenced by a split loan structure comprised of a note A, referred to as the Richmond Ridge Apartments Note A, and a subordinate note B, referred to as the Richmond Ridge Apartments Note B. Only the Richmond Ridge Apartments Note A is included in the trust fund. The aggregate principal balance as of the cut-off date of the Richmond Ridge Apartments Note A is $3,200,000 and the aggregate principal balance as of the cut-off date of the Richmond Ridge Apartments Note B is $200,000. Unless otherwise stated, all references to the principal balance and the related information (including cut-off date balances) of the Richmond Ridge Apartments A/B Whole Loan are references only to the Richmond Ridge Apartments Note A (and exclude the Richmond Ridge Apartments Note B). See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Richmond Ridge Apartments A/B Whole Loan’’ in this prospectus supplement.

In the case of nine mortgage loans, Loan Nos. 22339, 59789, 3401205, 3402617, 20881, 19059, 19646, 3402028 and 18504, representing 2.5% of the initial pool balance (eight mortgage loans representing 2.3% of the group 1 balance and one mortgage loan representing 3.0% of the group 2 balance), the loan-to-value ratio was calculated using an as stabilized appraised value. In addition, certain calculations may reflect certain as stabilized or as complete (as applicable) calculations, including rent payable by a loan sponsor under a master lease or removal of non-recurring expenses. For further information see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Performance Escrows and Letters of Credit’’ and ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’ in this prospectus supplement.

In the case of one mortgage loan, Loan No. 3400454, representing 0.1% of the initial pool balance (0.1% of the group 1 balance), the loan-to-value ratio was calculated using an as complete appraised value. In addition, certain calculations may reflect certain as stabilized calculations, including rent payable by a loan sponsor under a master lease or removal of non-recurring expenses. For further information see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Performance Escrows and Letters of Credit’’ and ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’ in this prospectus supplement.

Additionally, in the case of one mortgage loan, Loan No. 2, representing 6.0% of the initial pool balance (7.6% of the group 1 balance), the loan-to-value ratio was calculated based on an appraisal that valued the property on a portfolio basis. For further information, see DESCRIPTION OF THE MORTGAGE POOL—Appraisals and Market Studies’’ and GLOSSARY OF PRINCIPAL DEFINITIONS’’ in this prospectus supplement.

Required Repurchases or Substitutions of Mortgage Loans

Under certain circumstances, the related mortgage loan seller may be obligated to repurchase an affected mortgage loan from the trust fund as a result of a material document defect or a material breach of the representations and warranties given by such mortgage loan seller with respect to the mortgage loan in the mortgage loan purchase and sale agreement. In addition, the related mortgage loan seller may be permitted to substitute another mortgage loan for the affected mortgage loan rather than repurchasing it. However, each mortgage loan seller that transferred a portion of the Skyline Portfolio Pari Passu Mortgage Loan to the depositor will only be responsible for repurchasing that portion. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ in this prospectus supplement.

Offered Securities

The Offered Certificates; Certificate Balances and Pass-Through Rates

The offered certificates consist of ten classes of the depositor’s Commercial Mortgage Pass-Through Certificates as part of Series 2007-1, namely the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XW, Class A-MFX, Class A-J and Class B Certificates. As of the delivery date, the offered certificates will have the approximate aggregate principal amount or notional amount indicated in the chart on the cover of this prospectus supplement, subject to a variance of plus or minus 5.0%, and will accrue interest at an annual rate referred to as a pass-through rate indicated in the chart on the cover of this prospectus supplement and the accompanying footnotes. Interest on the offered certificates will be calculated based on a 360-day year consisting of twelve 30-day months, or a 30/360 basis. Interest on the Class A-MFL Certificates will be computed on the basis of the actual number of days elapsed during the related interest accrual period and a 360-day year.

Series 2007-1 consists of a total of 28 classes of certificates, the following 18 of which are not being offered through this prospectus supplement and the accompanying prospectus: Class A-MFL, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class V, Class R-I and Class R-II. The pass-through rates applicable to each of the Class A-MFL, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificates for each distribution date are set forth on page S-11 of this prospectus supplement. None of the Class V, Class R-I and Class R-II Certificates will have a certificate balance, a notional amount or a pass-through rate.

The Class A-MFL Certificates, which are not offered hereby, will at all times accrue interest at a per annum rate equal to one-month LIBOR plus 0.1650% (provided that for the initial interest accrual period LIBOR shall be an interpolated percentage to reflect the longer initial interest accrual period), subject to the limitations described in this prospectus supplement. With respect to the Class A-MFL Certificates, in the case of a default by the swap counterparty under the swap contract, and until such default is cured or the swap contract is replaced, the Class A-MFL Certificates will accrue interest at the pass-through rate of the Class A-MFL Regular Interest which will be equal to a fixed rate of 5.4160% per annum, calculated on a 30/360 basis. The Class A-MFL Regular Interest does not receive interest at a LIBOR-based rate. In the event that after payment of the net swap payment due from or to the swap counterparty, as the case may be, there are insufficient funds in the Floating Rate Account to make the full distribution of the Class A-MFL Interest Distribution Amount to the holders of the Class A-MFL Certificates, the resulting interest shortfall will be borne by the holders of the Class A-MFL Certificates. If the pass-through rate on the Class

A-MFL Regular Interest is reduced below 5.4160% per annum, there will be a corresponding dollar-for-dollar reduction in the interest payment made by the swap counterparty to the trust and, ultimately, a corresponding decrease in the effective pass-through rate on the Class A-MFL Certificates for such distribution date.

Denominations.    The Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-MFX and Class A-J Certificates will be offered in minimum denominations of $10,000 initial principal amount. The Class B Certificates will be offered in minimum denominations of $100,000 initial principal amount. Investments in excess of the minimum denominations may be made in multiples of $1. The Class XW Certificates will be offered in minimum denominations of $1,000,000 initial notional amount.

Certificate Registration.    The offered certificates will be represented by one or more global certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You may hold your offered certificates through: DTC in the United States; or Clearstream Banking, or the Euroclear System in Europe. Transfers within DTC, Clearstream Banking or Euroclear will be made in accordance with the usual rules and operating procedures of those systems. We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of the offered certificates. No person acquiring an interest in the offered certificates will be entitled to receive a certificate in fully registered, certificated form, except under the limited circumstances described in this prospectus supplement and in the accompanying prospectus. See ‘‘DESCRIPTION OF THE CERTIFICATES—Registration and Denominations’’ in this prospectus supplement and ‘‘DESCRIPTION OF THE CERTIFICATES— Book-Entry Registration and Definitive Certificates’’ in the accompanying prospectus.

For purposes of calculating the pass-through rate for any class of certificates and any date of distribution, the applicable effective net mortgage rate for each mortgage loan is an annualized rate equal to the Net Mortgage Rate (as defined in the ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’).

See ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions’’ and ‘‘—Pass-Through Rates’’ in this prospectus supplement.

Class XW Certificates

Notional Amount

The Class XW Certificates will not have certificate balances. For purposes of calculating the amount of accrued interest; however, the Class XW Certificates will have a notional amount.

The notional amount of the Class XW Certificates will equal the aggregate certificate balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-MFX Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates, Class O Certificates, Class P Certificates and Class Q Certificates outstanding from time to time. The initial notional amount of the Class XW Certificates will be approximately $3,145,214,397, although it may be as much as 5.0% larger or smaller.

For a more detailed discussion of the notional amounts of the Class XW Certificates, see ‘‘DESCRIPTION OF THE CERTIFICATES—Certificate Balances and Notional Amounts’’ in this prospectus supplement.

Pass-Through Rates

The pass-through rate applicable to the Class XW Certificates for the initial distribution date will equal approximately 0.2920% per annum. The pass-through rate for the Class XW Certificates for each distribution date subsequent to the initial distribution date will, in general, equal to the excess, if any, of (1) the weighted average net mortgage rate, over (2) the weighted average of the pass-through rates applicable to all the classes of Sequential Pay Certificates (other than the Class A-MFL Certificates) and the Class A-MFL Regular Interest).

For a more detailed discussion of the strip rates and the pass-through rate applicable to the Class XW Certificates, see ‘‘DESCRIPTION OF THE CERTIFICATES—Certificate Balances and Notional Amounts’’ in this prospectus supplement.

Distributions

Distribution on the certificates will occur monthly on each Distribution Date. The servicing and trustee fees for the mortgage loans are payable out of collections on the mortgage loans, prior to any distributions to certificateholders. A table setting forth the rates at which the various servicing and trustee fees accrue, as well as other information concerning the administrative expenses of the trust, are set forth in this prospectus supplement under ‘‘COMPENSATION AND EXPENSES’’. The remaining total of all payments or other collections (or advances in lieu thereof) on or in respect of the mortgage loans (but excluding prepayment premiums, yield maintenance charges and excess interest, each as described in this prospectus supplement) that are available for distributions of interest on and principal of the certificates on any distribution date is referred to in this prospectus supplement as the available distribution amount for such date. See ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—The Available Distribution Amount’’ in this prospectus supplement.

For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates, the pool of mortgage loans will be deemed to consist of two distinct groups, loan group 1 and loan group 2. Loan group 1 will consist of 128 mortgage loans, representing approximately 79.6% of the initial pool balance, and loan group 2 will consist of 29 mortgage loans, representing approximately 20.4% of the initial pool balance. Loan group 2 will include approximately 96.4% of the initial principal balance of the mortgage loans secured by multifamily properties and 82.4% of the initial principal of all the mortgage loans secured by manufactured housing properties. ANNEX A to this prospectus supplement will set forth the loan group designation with respect to each mortgage loan. On each distribution date, the trustee will apply the available distribution amount for such date for the following purposes and in the following order of priority:

A.    Amount and Order of Distributions

First, Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A and Class XW Certificates: To pay interest, concurrently, (a) on the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates pro rata, from the portion of the available distribution amount for such distribution date that is attributable to the mortgage loans in loan group 1, (b) on the Class A-1A Certificates from the portion of the available distribution amount for such distribution date that is attributable to the mortgage loans in loan group 2 and (c) on the Class XW Certificates from the available distribution amount, in each case in accordance with their interest entitlements. However, if on any distribution date, the available distribution amount (or applicable portion thereof) is insufficient to pay in full the total amount of interest to be paid to any of the classes described above, the available distribution amount for all mortgage loans will be allocated among the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A and Class XW Certificates pro rata in accordance with their interest entitlements.

Second, Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates: To the extent of amounts then required to be distributed as principal, concurrently (A) (i) first, to the Class A-AB Certificates, available principal received from loan group 1 and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A Certificates have been made, until the principal balance of the Class A-AB Certificates is reduced to the planned principal balance set forth in the table on ANNEX D to this prospectus supplement; (ii) then, to the Class A-1 Certificates, available principal received from loan group 1 remaining after the above distribution in respect of the Class A-AB Certificates and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A Certificates and the above distribution on the Class A-AB Certificates have been made, until the principal balance of the Class A-1 Certificates is reduced to zero; (iii) then, to the Class A-2 Certificates, available principal received from loan group 1 remaining after the above distributions in respect of principal to the

Class A-1 and Class A-AB Certificates and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1 and Class A-AB Certificates have been made, until the principal balance of the Class A-2 Certificates is reduced to zero; (iv) then, to the Class A-3 Certificates, available principal received from loan group 1 remaining after the above distributions in respect of principal to the Class A-1, Class A-2 and Class A-AB Certificates and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1, Class A-2 and Class A-AB Certificates have been made, until the principal balance of the Class A-3 Certificates is reduced to zero; (v) then, to the Class A-AB Certificates, available principal received from loan group 1 remaining after the above distributions in respect of principal to the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates, and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1, Class A-2 , Class A-3, and Class A-AB have been made, until the principal balance of the Class A-AB Certificates is reduced to zero; and (vi) then, to the Class A-4 Certificates, available principal received from loan group 1 remaining after the above distributions in respect of principal to the Class A-1, Class A-2, Class A-3 and Class A-AB and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1, Class A-2, Class A-3 and Class A-AB have been made, until the principal balance of the Class A-4 Certificates is reduced to zero; and (B) to the Class A-1A Certificates, available principal received from loan group 2 and, after the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates have been reduced to zero, available principal received from loan group 1 remaining after payments to the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates have been made, until the principal balance of the Class A-1A Certificates is reduced to zero.

Third, Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates: To reimburse the Class A-1, Class A-2, Class A- 3, Class A-AB, Class A-4 and Class A-1A Certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes.

Fourth, Class A-MFX Certificates and Class A-MFL Regular Interest: To the Class A-MFX Certificates and Class A-MFL Regular Interest, pro rata, as follows: (a) interest on the Class A-MFX Certificates and Class A-MFL Regular Interest in the amount of its interest entitlement; (b) to the extent of funds available for principal, to principal on the Class A-MFX Certificates and Class A-MFL Regular Interest in the amount of its principal entitlement until the principal balance of the Class A-MFX Certificates and Class A-MFL Regular Interest are reduced to zero; and (c) to reimburse the Class A-MFX Certificates and Class A-MFL Regular Interest for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class.

Fifth, Class A-J Certificates: To the Class A-J Certificates, in a manner analogous to the Class A-MFX Certificates and Class A-MFL Regular Interest allocations of the fourth step.

Sixth, Class B Certificates: To the Class B Certificates in a manner analogous to the Class A-MFX Certificates and Class A-MFL Regular Interest allocations of the fourth step.

Finally, Private Certificates: To the Private Certificates in the amounts and order of priority provided for in the pooling and servicing agreement.

The distributions referred to in priority Second above will be made, pro rata (based on outstanding principal balance and without regard to the planned principal balance for the Class A-AB Certificates), among the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates when the certificate balances of all other certificates having certificate balances have been reduced to zero and in any event on the final distribution date as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—The Available Distribution Amount’’ in this prospectus supplement. The amounts payable to the Class A-MFL Certificates will be as described in ‘‘DESCRIPTION OF THE CERTIFICATES—The Swap Contract’’ in this prospectus supplement.

B.    Interest and Principal Entitlements

A description of each class’ interest entitlement can be found in ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Distributable Certificate Interest’’ in this prospectus supplement. As described therein, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s principal amount.

The amount of principal required to be distributed to the classes of offered certificates entitled to principal on a particular distribution date also can be found in ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Principal Distribution Amount’’ in this prospectus supplement.

C.    Prepayment Premiums

The manner in which any prepayment premiums and yield maintenance charges received during a particular collection period will be allocated to one or more of the classes of certificates is described in ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Distributions of Prepayment Premiums’’ in this prospectus supplement.

Fees and Expenses

Certain fees and expenses are payable from amounts received on the mortgage loans in the trust fund and are generally distributed prior to any amounts being paid to the holders of the offered certificates.

The master servicer is entitled to the master servicing fee which is payable monthly on a loan-by-loan basis from amounts received in respect of interest on each mortgage loan and each specially serviced mortgage loan (and from revenue with respect to each REO mortgage loan). The master servicing fee accrues at the related master servicing fee rate and is computed on the same basis as any related interest payment due on the mortgage loan is computed. As of the cut-off date, the master servicing fee rate applicable to each mortgage loan will range, on a loan-by-loan basis, from 0.0200% per annum to 0.0900% per annum and the weighted average master servicing fee rate will be approximately 0.0343% per annum as of the cut-off date.

The special servicer is entitled to the special servicing fee which is payable monthly on each mortgage loan that is a specially serviced mortgage loan and each REO mortgage loan from general collections on the mortgage loans. The special servicing fee accrues at a rate equal to 0.25% per annum and is computed on the same basis as any related interest payment due on such specially serviced mortgage loan or REO mortgage loan, as the case may be, is paid.

The special servicer is also entitled to a liquidation fee with respect to each specially serviced mortgage loan that is generally an amount equal to 1.00% of any whole or partial cash payments of liquidation proceeds received in respect thereof; provided, however, in no event will the liquidation fee be payable to the extent a workout fee is payable concerning the related cash payments.

The special servicer also is entitled to a workout fee with respect to each mortgage loan that is no longer a specially serviced mortgage loan that is generally equal to 1.00% of all payments of interest and principal received on such mortgage loan for so long as it remains a corrected mortgage loan

The trustee is entitled to a trustee fee which is payable monthly on each mortgage loan and each REO mortgage loan from general collections on mortgage loans in the trust fund. The trustee fee accrues at a per annum rate equal to 0.0007% on the stated principal balance of such mortgage loan or REO mortgage loan, as the case may be, outstanding immediately following the prior distribution date.

The master servicer, special servicer and trustee are entitled to certain other additional fees and reimbursement of expenses. All fees and expenses will generally be payable prior to distribution on the certificates.

Further information with respect to the fees and expenses payable from distributions to certificateholders, including information regarding the general purpose of and the source of payment for the fees and expenses, is set forth under ‘‘COMPENSATION AND EXPENSES’’ in this prospectus supplement.

Certain Yield and Prepayment Considerations

The yield on the offered certificates of any class will depend on, among other things, the pass-through rate for those certificates. The yield on any offered certificate that is purchased at a discount or premium will also be affected by the rate and timing of distributions in respect of principal on such certificate, which in turn will be affected by:

•	the rate and timing of principal payments (including principal prepayments) on the mortgage loans; and

•	the extent to which such principal payments are applied on any date of distribution in reduction of the certificate balance of the class to which that certificate belongs.

See ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Application of the Available Distribution Amount’’ and ‘‘—Distributions—Principal Distribution Amount’’ in this prospectus supplement.

An investor that purchases an offered certificate at a discount should consider the risk that a slower than anticipated rate of principal payments on that certificate will result in an actual yield that is lower than such investor’s expected yield. An investor that purchases any offered certificate at a premium should consider the risk that a faster than anticipated rate of principal payments on such certificate will result in an actual yield that is lower than such investor’s expected yield. Insofar as an investor’s initial investment in any offered certificate is repaid, there can be no assurance that such amounts can be reinvested in a comparable alternative investment with a comparable yield.

The actual rate of prepayment of principal on the mortgage loans cannot be predicted. The mortgage loans may be involuntarily prepaid at any time. With respect to mortgage loans that permit voluntary prepayments, such mortgage loans generally provide for a lockout period during which voluntary principal prepayments are prohibited, and either (a) followed by one or more periods during which any voluntary principal prepayment is to be accompanied by a prepayment premium, followed by an open period during which voluntary principal prepayments may be made without an accompanying prepayment premium or (b) only followed by an open period during which voluntary principal prepayments may be made without an accompanying prepayment premium. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement. The investment performance of the offered certificates may vary materially and adversely from the investment expectations of investors due to prepayments on the mortgage loans being higher or lower than anticipated by investors. The actual yield to the holder of an offered certificate may not be equal to the yield anticipated at the time of purchase of the certificate or, notwithstanding that the actual yield is equal to the yield anticipated at that time, the total return on investment expected by the investor or the expected weighted average life of the certificate may not be realized. In addition, certain of the mortgage loans have performance escrows or letters of credit pursuant to which the related funds may be applied to reduce the principal balance of such mortgage loans (including yield maintenance if required) if certain release criteria are not satisfied. For a discussion of certain factors affecting prepayment of the mortgage loans, including the effect of prepayment premiums, see ‘‘YIELD AND MATURITY CONSIDERATIONS’’ in this prospectus supplement.

The structure of the offered certificates causes the yield of certain classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans and other factors, as follows:

Allocation to the Class A senior certificates for so long as they are outstanding, of the entire unscheduled principal distribution amount for each date of distribution will generally accelerate the amortization of those certificates relative to the actual amortization of the mortgage loans. Following retirement of the Class A senior certificates, the unscheduled principal distribution amount for each date of distribution will be allocated to the (1) Class A-MFX Certificates and Class A-MFL Regular Interest (2) Class A-J Certificates; and (3) Class B Certificates in that order of priority.

The Class XW Certificates are interest only certificates and are not entitled to any distributions in respect of principal. The yield to maturity of the Class XW Certificates will be especially sensitive to the prepayment, repurchase, substitution and default experience on the mortgage loans, which may fluctuate significantly from time to time. A rate of principal payments that is more rapid than expected by investors will have a material negative effect on the yield to maturity of the Class XW Certificates. See ‘‘YIELD AND MATURITY CONSIDERATIONS—Yield Sensitivity of the Class XW Certificates’’ in this prospectus supplement.

Advances

A.    P&I Advances

The master servicer (or the trustee, if applicable) is required to advance delinquent monthly mortgage loan payments if it determines that such advance will be recoverable. The master servicer or the trustee, if applicable, will not advance balloon payments due at maturity, late payment charges or default interest. Neither the master servicer nor the trustee is required to advance prepayment premiums or yield maintenance charges. If an advance is made, the master servicer will not advance its servicing fee, but will advance the trustee’s fee.

B.    Property Protection Advances

The master servicer (or the trustee, if applicable) also may be required to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to protect and maintain a mortgaged property, to maintain the lien on a mortgaged property or enforce the related loan documents.

C.    Interest on Advances

The master servicer and the trustee, as applicable, will be entitled to interest as described in this prospectus supplement on any of the advances referenced in the two immediately preceding paragraphs, other than for advances referenced under the above Paragraph A of payments not delinquent past applicable grace periods. Interest accrued on any of these outstanding advances may result in reductions in amounts otherwise payable on the certificates.

See ‘‘DESCRIPTION OF THE CERTIFICATES—P&I Advances’’ and ‘‘COMPENSATION AND EXPENSES’’ in this prospectus supplement and ‘‘DESCRIPTION OF THE CERTIFICATES—Advances in Respect of Delinquencies’’ and ‘‘THE POOLING AND SERVICING AGREEMENTS—Certificate Account’’ in the accompanying prospectus.

Credit Support

A.    General

Credit support for any class of offered certificates is provided by the subordination of the other class(es) of certificates, if any, that have a lower payment priority. The chart below describes the manner in which the rights of various classes will be senior to the rights of other classes. Entitlement to receive principal and interest on any distribution date is depicted in descending order. The manner in which mortgage loan losses are allocated is depicted in ascending order; provided that mortgage loan losses will not be allocated to the Class V, Class R-I or Class R-II Certificates. No principal payments or mortgage loan losses will be allocated to the Class V and Class XW Certificates. However, the notional amount of the Class XW Certificates (which is used to calculate interest due on the Class XW Certificates) will effectively be reduced by the allocation of principal payments and mortgage loan losses to the other classes of certificates, the principal balances of which correspond to the notional amount of the Class XW Certificates.

Subordination(1)

(1)	The credit support percentage set forth in this chart shows the aggregate initial class balance of the classes of certificates subordinate to a class or classes as a percentage of the initial aggregate principal balance of the mortgage loans.

(2)	The Class A-AB Certificates have a certain priority with respect to being paid down to its planned principal balance on any distribution date as described in this prospectus supplement.

(3)	The Class A-1A Certificates generally have a priority entitlement to principal payments received in respect of mortgage loans included in loan group 2. The Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates generally have a priority entitlement to principal payments received in respect of mortgage loans included in loan group 1. See ‘‘DESCRIPTION OF THE CERTIFICATES—The Available Distribution Amount’’ in this prospectus supplement.

(4)	The Class XW Certificates will be senior only with respect to payments of interest and will not be entitled to receive any payments in respect of principal.

(5)	Credit support does not apply to the Class XW Certificates.

(6)	References to ‘‘Class A-MFL’’ in the chart is to the Class A-MFL Regular Interest.

No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

In addition, while mortgage loan losses and available funds shortfalls will not be directly allocated to the Class A-MFL Certificates, mortgage loan losses and available funds shortfalls may be allocated to the Class A-MFL Regular Interest, in reduction of the certificate balance of the Class A-MFL Regular Interest and the amount of its interest entitlement. Any decrease in the certificate balance of the Class A-MFL Regular Interest will result in a corresponding decrease in the certificate balance of the Class A-MFL Certificates and any interest shortfalls suffered by the Class A-MFL Regular Interest will reduce the amount of interest distributed on the Class A-MFL Certificates to the extent described in this prospectus supplement.

See ‘‘DESCRIPTION OF THE CERTIFICATES—Credit Support; Allocation of Losses and Certain Expenses’’ in this prospectus supplement.

B.    Shortfalls in Available Funds

The following types of shortfalls in available funds will be allocated in the same manner as mortgage loan losses:

•	shortfalls resulting from additional compensation that the master servicer or special servicer is entitled to receive;

•	shortfalls resulting from interest on advances of principal and interest or property expenses made by the master servicer, the special servicer or, the trustee;

•	shortfalls resulting from extraordinary expenses of the trust;

•	shortfalls resulting from a reduction of a mortgage loan’s interest rate or principal amount by a bankruptcy court or from other unanticipated or default-related expenses of the trust; and

•	shortfalls due to nonrecoverable advances being reimbursed from principal and/or interest collections.

See ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions’’ in this prospectus supplement.

Optional Termination

On any distribution date on which the aggregate principal balance of the pool of mortgage loans remaining in the trust is less than 1.0% of the aggregate unpaid balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus supplement will have the option to purchase all of the remaining mortgage loans at the price specified in this prospectus supplement (and all property acquired through exercise of remedies in respect of any mortgage loan). The exercise of this option will terminate the trust and retire the then outstanding certificates. Pursuant to the pooling and servicing agreement, the trust could also be terminated in connection with an exchange of all the then outstanding certificates (other than the Class R-I, Class R-II and Class V Certificates), including the Class XW Certificates (provided, however, the Class A-1 through Class J Certificates are no longer outstanding), for the mortgage loans remaining in the trust, but all of the holders of such classes of certificates would have to voluntarily participate in such exchange. See ‘‘DESCRIPTION OF THE CERTIFICATES—Termination; Retirement of Certificates’’ in this prospectus supplement and ‘‘DESCRIPTION OF THE CERTIFICATES—Termination’’ in the accompanying prospectus.

Certain Federal Income Tax Consequences

Elections will be made to treat designated portions of the trust (other than the Class A-MFL Regular Interest, the swap contract, the floating rate account and excess interest) as two separate real estate mortgage investment conduits, referred to in this prospectus supplement as REMICs—REMIC I and REMIC II—for federal income tax purposes. In the opinion of counsel, such portions of the trust will qualify for this treatment. The portion of the trust consisting of the excess interest will be treated as part of a grantor trust for federal income tax purposes and will be beneficially owned by the Class V Certificates. The grantor trust will also hold the Class A-MFL Regular Interest, the swap contract and the floating rate account, and the Class A-MFL Certificates will represent an undivided beneficial interest in those assets. Upon the issuance of the offered certificates, Cadwalader, Wickersham & Taft LLP, counsel to the depositor, will deliver its opinion generally to the effect that, subject to the assumptions set forth in this prospectus supplement and in the pooling and servicing agreement, for federal income tax purposes, each of REMIC I and REMIC II will qualify as a REMIC under Sections 860A through 860G of the Code and the grantor trust will be treated as a grantor trust under subpart E, Part I of subchapter J of the Code.

Pertinent federal income tax consequences of an investment in the offered certificates include:

•	Each class of offered certificates will constitute ‘‘regular interests’’ in REMIC II.

•	The Class A-MFL Certificates (which are not offered pursuant to this prospectus supplement) will represent an undivided interest in a portion of the trust fund that is treated as a grantor trust for federal income tax purposes, which portion includes the Class A-MFL Regular Interest, the floating rate account and the beneficial interest of the Class A-MFL certificates in the swap contract.

•	The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

•	Beneficial owners will be required to report income on the offered certificates in accordance with the accrual method of accounting.

•	It is anticipated that the offered certificates (other than the Class XW Certificates) will be issued at a premium and that the Class XW certificates will be issued with original issue discount for federal income tax purposes.

For further information regarding the federal income tax consequences of investing in the offered certificates, see ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES ’’ in this prospectus supplement and in the accompanying prospectus.

ERISA Considerations

Subject to important considerations described under ‘‘CERTAIN ERISA CONSIDERATIONS’’ in this prospectus supplement and in the accompanying prospectus, the depositor expects the offered certificates to be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. A benefit plan fiduciary considering the purchase of any offered certificates should consult with its counsel to determine whether all required conditions have been satisfied.

See ‘‘CERTAIN ERISA CONSIDERATIONS’’ in this prospectus supplement and in the accompanying prospectus.

Legal Investment

The offered certificates will not constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. You may be subject to restrictions on investment in the offered certificates, particularly if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities. You should consult your own legal, tax, financial and accounting advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates.

See ‘‘LEGAL INVESTMENT’’ in this prospectus supplement and in the accompanying prospectus.

Certificate Ratings

It is a requirement for issuance of the offered certificates that they receive credit ratings no lower than the following credit ratings from Fitch, Inc. and Moody’s Investors Service, Inc.:

	Fitch	Moody’s
Class A-1	AAA	Aaa
Class A-2	AAA	Aaa
Class A-3	AAA	Aaa
Class A-AB	AAA	Aaa
Class A-4	AAA	Aaa
Class A-1A	AAA	Aaa
Class XW	AAA	Aaa
Class A-MFX	AAA	Aaa
Class A-J	AAA	Aaa
Class B	AA+	Aa1

A security rating does not address the frequency or likelihood of prepayments (whether voluntary or involuntary) of mortgage loans, or the possibility that, as a result of prepayments, investors in the Class XW Certificates may realize a lower than anticipated yield or may fail to recover fully their initial investment. See ‘‘RATINGS’’ in this prospectus supplement.

The ratings of the offered certificates address the likelihood of the timely payment of interest and the ultimate repayment of principal by the rated final distribution date. A security rating does not address the frequency of prepayments (either voluntary or involuntary) or the possibility that certificateholders might suffer a lower than anticipated yield, nor does a security rating address the likelihood of receipt of prepayment premiums or yield maintenance charges or the collection of excess interest. See ‘‘RATINGS’’ in this prospectus supplement.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Any such revision, if negative, or withdrawal of a rating could have a material adverse effect on the affected class of offered certificates. See ‘‘RATINGS’’ in this prospectus supplement and ‘‘RATING’’ in the accompanying prospectus for a discussion of the basis upon which ratings are assigned, the limitations and restrictions on ratings, and conclusions that should not be drawn from a rating.

RISK FACTORS

•	The risk factors discussed below and under the heading ‘‘RISK FACTORS’’ in the accompanying prospectus describe the material risks of an investment in the offered certificates and should be carefully considered by all potential investors.

•	The offered certificates are not suitable investments for all investors and may especially not be suitable for individual investors.

•	The offered certificates are complex financial instruments, so you should not purchase any offered certificates unless you or your financial advisor possess the necessary expertise to analyze the potential risks associated with an investment in mortgage backed securities.

•	You should not purchase any offered certificates unless you understand, and are able to bear, the prepayment, credit, liquidity and market risks associated with such offered certificates.

Risks Related to the Certificates

Your Lack of Control Over the Trust Fund Can Create Risk	You and other certificateholders generally do not have the right to make decisions with respect to the administration of the trust. See ‘‘SERVICING OF THE MORTGAGE LOANS—General’’ in this prospectus supplement. Such decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if such decision is determined to be in your best interests by such party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

Transaction Party Roles and Relationships Create Potential Conflicts of Interest	The special servicer will have latitude in determining whether to liquidate or modify defaulted mortgage loans. See ‘‘SERVICING OF THE MORTGAGE LOANS— Modifications, Waivers, Amendments and Consents’’ in this prospectus supplement.

The master servicer, the special servicer or affiliates thereof may purchase certain of the certificates or hold certain companion loans that are part of a split loan structure but that are not held in the trust fund or hold certain subordinate or mezzanine debt or interests therein related to the mortgage loans. In addition, the master servicer is a seller of the mortgage loans and a sponsor. This could cause a conflict between the master servicer’s duty to the trust under the pooling and servicing agreement and its interest as seller. In addition, the holder of certain of the non-offered certificates and the holder(s) of certain companion mortgage loans have the right to remove the special servicer and appoint a successor, which may be an affiliate of such holder. It is possible that the master servicer, the special servicer or affiliates thereof may be holders of such non-offered certificates and/or companion mortgage loans. This could cause a conflict between the master servicer’s or the special servicer’s duties to the trust under the pooling and servicing agreement and its interest as a holder of a certificate or a companion or subordinate mortgage loan or interests therein. Notwithstanding the foregoing, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standards, without regard to ownership of any certificate by the master servicer, the special servicer or any affiliate of the master servicer or the special servicer. See ‘‘SERVICING OF THE MORTGAGE LOANS—General’’ in this prospectus supplement.

Additionally, any of those parties may, especially if it holds the non-offered certificates, or has financial interests in, or other financial dealings with, a borrower or mortgage loan seller under any of the mortgage loans, have interests when dealing with the mortgage loans that are in conflict with the interests of holders of the offered certificates. For instance, if the special servicer or an affiliate holds non-offered certificates, the special servicer could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. The special servicer might also seek to reduce the potential for such losses by accelerating earlier than necessary to avoid advance interest or additional trust fund expenses. Either action could result in less proceeds to the trust than would be realized if alternate action had been taken. In general, a servicer is not required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to the non-offered certificates.

Additionally, each of the master servicer, the sub-servicers and the special servicer currently services or will, in the future, service, in the ordinary course of its business, existing and new loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the trust. The real properties securing these other loans may be in the same markets as, and compete with, certain of the real properties securing the mortgage loans that will be included in the trust. Consequently, personnel of the master servicer, the sub-servicers and the special servicer may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer, the sub-servicers and the special servicer.

In addition, certain of the mortgage loans included in the trust fund may have been refinancings of debt previously held by any mortgage loan seller or an affiliate thereof. A mortgage loan seller, the underwriters or their respective affiliates also may have or have had equity investments in the borrowers (or in the owners of the borrowers) or properties under certain of the mortgage loans included in the trust fund. The mortgage loan sellers and their affiliates have made or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans. Each mortgage loan seller, the underwriters or their respective affiliates may have other business relationships with the borrowers under the mortgage loans.

Any mortgage loan seller may hold mezzanine debt related to a borrower that is not held in the trust fund. With respect to the Solana Pari Passu Mortgage Loan, the related mortgage loan seller is the current holder of a $35,000,000 mezzanine loan to an equity holder of the related borrower.

With respect to the Skyline Portfolio Pari Passu Mortgage Loan, an affiliate of Bank of America, National Association (one of the mortgage loan sellers and the master servicer) is the current holder of the Skyline Portfolio Pari Passu Note A-2 and an affiliate of Eurohypo AG, New York Branch (one of the mortgage loan sellers) is the current holder of the Skyline Portfolio Pari Passu Note A-3. However, such pari passu notes may be sold to third party investors (including through a securitization) at any time. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Skyline Portfolio Pari Passu Whole Loan’’ in this prospectus supplement.

With respect to the Solana Pari Passu Mortgage Loan, Eurohypo AG, New York Branch (one of the mortgage loan sellers) is the current holder of the related pari passu note. However, such pari passu note may be sold to third party investors (including through a securitization) at any time. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Solana Pari Passu Whole Loan’’ in this prospectus supplement.

With respect to the Pacific Shores Pari Passu Mortgage Loan, an affiliate of Bank of America, National Association (one of the mortgage loan sellers and the master servicer) is the current holder of the related pari passu note. However, such pari passu note may be sold to third party investors (including through a securitization) at any time. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Pacific Shores Pari Passu Whole Loan’’ in this prospectus supplement.

With respect to the 575 Lexington Avenue Pari Passu Mortgage Loan, an affiliate of Bank of America, National Association (one of the mortgage loan sellers and the master servicer) is the current holder of the related pari passu note. However, such pari passu note may be sold to third party investors (including through a securitization) at any time. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—575 Lexington Avenue Pari Passu Whole Loan’’ in this prospectus supplement.

With respect to the Forest Hills Corporate Center A/B Whole Loan, Quadrant Real Estate Advisors, LLC is the current holder of the related subordinate note B. However, such subordinate note may be sold to a third party investor at any time. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Forest Hills Corporate Center A/B Whole Loan’’ in this prospectus supplement.

With respect to the Richmond Ridge Apartments A/B Whole Loan, CBA-Mezzanine Capital Finance, LLC is the current holder of the related subordinate note B. However, such subordinate note may be sold to a third party investor at any time. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Richmond Ridge Apartments A/B Whole Loan’’ in this prospectus supplement.

In addition, any mortgage loan seller, the underwriters and their respective affiliates may provide financing to the purchasers of certificates, companion mortgage loans or mezzanine loans.

The related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the real properties securing the mortgage loans because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

•	certain of the mortgaged properties are self-managed by the borrowers themselves;

•	the property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

•	affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves also may own other properties, including competing properties.

The Prospective Performance of the
    Commercial and Multifamily
    Mortgage Loans Included in a
    Particular Trust Fund Should Be
    Evaluated Separately from the
    Performance of the Mortgage Loans
in any of our Other Trusts	While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of certificates. As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any mortgage loan seller of assets of the type to be securitized (known as ‘‘static pool data’’). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same mortgage loan seller or mortgage loan sellers. Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Prepayments of the Underlying Mortgage Loans Will Affect the Average Life of Your Certificates and Your Yield	See generally ‘‘RISK FACTORS—Prepayments of the Underlying Mortgage Loans Will Affect the Average Life of Your Certificates, and Your Yield’’ in the accompanying prospectus.

The terms of 18 mortgage loans, Loan Nos. 3405106, 3404790, 3401471, 3403207, 3403925, 20489, 59789, 3402871, 3402872, 3402921, 3401946, 3402772, 3402873, 3403858, 3404480, 1, 2 and 3, representing 49.2% of the initial pool balance (16 mortgage loans representing 51.9% of the group 1 balance and two mortgage loans representing 38.7% of the group 2 balance), in connection with a partial release of the related mortgaged property, permit: (a) a voluntary partial defeasance or a partial prepayment upon the delivery of the defeasance collateral, (b) the payment of a prepayment premium or yield maintenance charge, as applicable, or (c) such a release at any time without requiring a prepayment premium or yield maintenance charge. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Release or Substitution of Properties’’ in this prospectus supplement.

The Borrower’s Form of Entity May Cause Special Risks	See generally ‘‘RISK FACTORS—The Borrower’s Form of Entity May Cause Special Risks’’ in the accompanying prospectus.

With respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. In this respect, 13 sets containing, in the aggregate, 42 mortgage loans and representing 14.8% of the initial pool balance (10 sets, 35 mortgage loans representing 15.7% of the group 1 balance and one set, three mortgage loans representing 3.2% of the group 2 balance), are made to affiliated borrowers. Additionally, there are two sets of mortgage loans made to affiliated borrowers, the related mortgage loans are contained in both loan group 1 and loan group 2; (a) one set, containing two mortgage loans representing 1.4% of the initial pool balance (one mortgage loan representing 0.9% of the group 1 balance and one mortgage loan representing 3.1% of the group 2 balance) and (b) one set, containing two mortgage loans representing 0.3% of the initial pool balance (one mortgage loan representing 0.2% of the group 1 balance and one mortgage loan representing 0.7% of the group 2 balance). See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Bankruptcy Laws’’ in the accompanying prospectus.

With respect to 14 mortgage loans (Loan Nos. 3402726, 3404344, 59819, 19331, 3404122, 3404176, 3402418, 3402844, 3402892, 18924, 3402725, 22339, 3402124 and 3402896) representing 4.3% of the initial pool balance (ten mortgage loans representing 3.5% of the group 1 balance and four mortgage loans representing 7.6% of the initial group 2 balance), the borrowers own the related mortgaged property as tenants-in-common. These mortgage loans may be subject to prepayment, including during periods when prepayment might otherwise be prohibited, as a result of partition. Although some of the related borrowers have purported to waive any right of partition, we cannot assure you that any such waiver would be enforced by a court of competent jurisdiction.

Subordination of Certain Classes of Certificates May Result in a Loss to Holders of Those Certificates	As described in this prospectus supplement, unless your certificates are Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A and Class XW Certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier sequential designation.

Subordination of Subordinate Certificates Increases Risk of Loss	Subordinate certificateholders are more likely to suffer losses as a result of losses or delinquencies on the mortgage loans than are senior certificateholders.

•	The rights of each class of subordinate certificates to receive distributions of interest and principal are subordinate to the rights of the senior certificates and each class of subordinate certificates with a lower sequential designation. For example, the Class Q Certificates will not receive principal or interest on a distribution date until the Class P Certificates have received the amounts to which they are entitled on that distribution date.

•	Losses that are realized on the mortgage loans will be allocated first to the Class Q Certificates then to the Class P Certificates and so on, in reverse sequential order, until the outstanding class balances of those classes have been reduced to zero.

Modeling Assumptions Are Unlikely To Match Actual Experience	The ‘‘Assumed Final Maturity Date’’ and the tables set forth under ‘‘YIELD AND MATURITY CONSIDERATIONS’’ in this prospectus supplement are based on the assumptions described in such section under ‘‘—Weighted Average Lives’’.

Decrement and Sensitivity Tables Are Based Upon Assumptions and Models	There will likely be discrepancies between the characteristics of the actual mortgage loans and the characteristics of the assumed mortgage loans used in preparing the decrement tables and the sensitivity tables. Any such discrepancy may have an effect upon the percentages of initial class balances outstanding set forth in the decrement tables (and the weighted average lives of the offered certificates) and the yields to maturity set forth in the yield tables. In addition, to the extent that the mortgage loans that actually are included in the mortgage pool have characteristics that differ from those assumed in preparing the decrement tables and the sensitivity tables, the class balance of a class of offered certificates could be reduced to zero earlier or later than indicated by the decrement tables and the yield to maturity may be higher or lower than indicated in the sensitivity tables. It is impossible to predict with certainty the rate at which the mortgage loans will actually be repaid or that the mortgage loans will otherwise perform consistently with such assumptions.

The models used in this prospectus supplement for prepayments and defaults also do not purport to be a historical description of prepayment or default experience or a prediction of the anticipated rate of prepayment or default of any pool of mortgage loans, including the mortgage loans contained in the trust. It is highly unlikely that the mortgage loans of a loan group will prepay or liquidate at any of the rates specified or that losses will be incurred according to one particular pattern. The assumed percentages of CPR and the loss severity percentages shown are for illustrative purposes only. For a description of CPR, see ‘‘YIELD AND MATURITY CONSIDERATIONS’’ in this prospectus supplement. The actual rates of prepayment and liquidation and loss severity experience of the mortgage loans of a loan group may not correspond to any of the assumptions made in this prospectus supplement. For these reasons, the weighted average lives of the offered certificates may differ from the weighted average lives shown in the tables.

It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial certificate balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay.

See ‘‘RISK FACTORS—Prepayment Models Are Illustrative Only and Do Not Predict Weighted Average Life and Maturity’’ in the accompanying prospectus.

Risks Related to the Mortgage Loans

Balloon Loans May Present Greater Risk than Fully Amortizing Loans	The mortgage loans have the amortization characteristics set forth in the following table:

Type of Amortization	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
Interest Only Loans	28	$1,907,571,614	60.6%	58.8%	67.8%
Partial Interest Only, Balloon Loans(1)	67	823,794,050	26.2	25.3	29.8
Balloon Loans(2)	58	382,983,741	12.2	14.7	2.4
ARD Loans	2	16,464,992	0.5	0.7	—
Interest Only, ARD Loans	2	14,400,000	0.5	0.6	—
Total	157	$3,145,214,397	100.0%	100.0%	100.0%

(1)	Interest only for the first 11 to 120 months of their respective terms.

(2)	Includes one mortgage loan, Loan No. 3404044, representing 0.4% of the initial pool balance (0.5% of the group 1 balance), with respect to which there will be an initial interest deposit.

One hundred twenty-seven of the mortgage loans, excluding those mortgage loans that are interest only until maturity or the anticipated repayment date, representing 38.9% of the initial pool balance (106 mortgage loans representing 40.6% of the group 1 balance and 21 mortgage loans, representing 32.2% of the group 2 balance), will have substantial payments (i.e., balloon payments) due during the period from October 1, 2011 through November 1, 2021, unless the mortgage loan is previously prepaid. Thirty of the mortgage loans, representing 61.1% of the initial pool balance (22 mortgage loans representing 59.4% of the group 1 balance and eight mortgage loans representing 67.8% of the group 2 balance), will provide for payments of interest only until maturity or the anticipated repayment date.

Mortgage loans with balloon payments or substantial scheduled principal balances involve a greater risk to the mortgagee than fully amortizing loans, because the borrower’s ability to repay a mortgage loan on its maturity date or anticipated repayment date typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property at a price sufficient to permit repayment. In addition, fully amortizing mortgage loans which accrue interest on an ‘‘actual/360’’ basis but have fixed monthly payments, may, in fact, have a small balloon payment due at maturity. Circumstances that will affect the ability of a borrower to accomplish either of these goals at the time of attempted sale or refinancing include:

•	the prevailing mortgage rates;

•	the fair market value of the property;

•	the borrower’s equity in the property;

•	the financial condition of the borrower;

•	the operating history of the property and occupancy levels of the property;

•	reduction in applicable government assistance/rent subsidy programs;

•	tax laws;

•	prevailing general and regional economic conditions; and

•	the availability of, and competition for, credit for multifamily or commercial properties, as the case may be.

We cannot assure you that each borrower will have the ability to repay the remaining principal balance on the pertinent date. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans’’ and ‘‘—Additional Mortgage Loan Information’’ in this prospectus supplement and ‘‘RISK FACTORS—Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans’’ in the accompanying prospectus.

The availability of funds in the mortgage and credit markets fluctuates over time. None of the sponsors, the parties to the pooling and servicing agreement, or any third party is obligated to refinance any mortgage loan.

Particular Property Types Present Special Risks:	The table entitled ‘‘Selected Mortgage Loan Characteristics’’ in ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement summarizes the various property types that secure the mortgage loans. See generally ‘‘RISK FACTORS—
Particular Property Types Present Special Risks’’ in the accompanying prospectus.

Other Property Types—Medical Office Properties	Included in the office properties referenced in the table entitled ‘‘Property Type’’ in ‘‘SUMMARY OF THE PROSPECTUS SUPPLEMENT’’ in this prospectus supplement are medical office properties securing three mortgage loans, Loan Nos. 21328, 3401799 and 21198, representing 0.7% of the initial pool balance (0.8% of the group 1 balance) as of the cut-off date. The performance of a medical office property may depend on the proximity of such property to a hospital or other health care establishment and on reimbursements for patient fees from private or government-sponsored insurance companies. The closure of a nearby hospital may adversely affect the value of a medical office property. In addition, the performance of a medical office property may depend on reimbursements for patient fees from private or government-sponsored insurers and issues related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties. Moreover, medical office properties appeal to a narrow market of tenants and the value of a medical office property may be adversely affected by the availability of competing medical office properties. See ‘‘RISK FACTORS—Particular Property Types Present Special Risks’’ in the accompanying prospectus.

Other Property Types—Automobile Dealerships	Automobile dealerships secure one mortgage loan, Loan No. 3404044, representing 0.4% of the initial pool balance (0.5% of the group 1 balance) as of the cut-off date. Automobile dealerships are subject to various risks which may be in addition to those associated with retail establishments generally. The success of an automobile dealership is subject to factors such as the popularity of the brands being sold at such dealership and changes in demographics and consumer tastes which may negatively impact the appeal of the product lines being offered. Further, the United States motor vehicle industry generally is considered a mature industry in which minimal growth is expected in unit sales of new vehicles. Significant factors affecting the sale of motor vehicles include rates of employment, income growth, interest rates and general consumer sentiment. In addition, where automobile dealerships have an on-site service department, it will be necessary for such automobile dealerships to manage and dispose of oil, batteries and other related automotive products. In addition, automobile dealerships may not be readily convertible to alternative uses.

Other Property Types—Health Club Facilities	Health club facilities secure one mortgage loan, Loan No. 3404122 representing 0.2% of the initial pool balance (0.2% of the group 1 balance). Health club facilities present risks not associated with other properties. Several factors may adversely affect the value and successful operation of a health club facility, including:

•	the physical attributes of the health club facility (e.g., its age, appearance and layout);

•	the reputation, safety, convenience and attractiveness of the facility to users;

•	the quality and philosophy of management;

•	management’s ability to control membership growth and attrition;

•	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; or

•	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income) which may result in decreased demand.

Other Property Types—Automobile Service Centers	Included in the ‘‘Mixed Use’’ properties referenced in the table entitled ‘‘Property Type’’ in ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement is a automobile service center partially securing one mortgage loan, Loan No. 3404770, representing 0.1% of the initial pool balance 0.1% of the group 1 balance). Several factors may adversely affect the value and successful operation of automobile service centers, including, but not limited to convertibility to other uses, changes in facility requirements based on changes to the automobiles and environmental issues arising from the servicing of automobiles. In addition, automobile service center facilities are considered particularly vulnerable to competition, because of its general product fungibility and consequent price sensitivity. Thus, if the operation of any of the automobile service center becomes unprofitable due to: decreased demand; competition; age or quality of the service facilities; inadequacy of service options; or other factors affecting the borrower’s ability to meet its obligations on the related mortgage loan, its liquidation value may be substantially less, relative to the amount owing on the mortgage loan.

Other Property Types—Restaurant Properties	Included in the ‘‘Mixed Use’’ properties referenced in the table entitled ‘‘Property Type’’ in ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement is a restaurant partially securing one mortgage loan, Loan No. 3404770, representing 0.1% of the initial pool balance (0.1% of the group 1 balance). Restaurant properties are subject to various risks which may be in addition to those associated with retail establishments. In addition, franchise agreements, if applicable, typically do not contain provisions protective of mortgagees. Often, a borrower’s rights as franchisee may be terminated without informing the mortgagee and the borrower may be precluded from competing with the franchisor upon termination. In addition, a mortgagee that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of such site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise agreement may be restricted in additional ways. Finally, federal and state franchise regulations may impose additional risks (including the requirements that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees).

Subordinate Financing May Make Recovery Difficult in the Event of Loss	The terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

Although the mortgage loans generally either prohibit the related borrower from encumbering the mortgaged property with additional secured debt or require the consent of the holder of the first lien prior to so encumbering such property, a violation of such prohibition may not become evident until the related mortgage loan otherwise defaults. In addition, the related borrower may be permitted to incur additional indebtedness secured by furniture, fixtures and equipment, and to incur additional unsecured indebtedness. When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if subordinated unsecured loans or loans secured by property other than the mortgaged property), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan or sell the related mortgaged property and may jeopardize the borrower’s ability to make any balloon payment due at maturity or at the related anticipated repayment date. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property, which may in turn adversely affect the value of the mortgaged property. Certain information about additional debt that has been or may be incurred is as set forth in the following table:

Type of Additional Debt(1)	Number of Mortgage Loans	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
Existing(2)
Unsecured(3)(4)	7	17.4%	20.8%	4.4%
Secured(4)(5)	10	27.8%	34.8%	0.5%
Future(2)
Unsecured(3)(6)	31	27.5%	24.7%	38.3%
Secured(6)	13	3.7%	1.1%	14.2%

(1)	Existing and future categories include mezzanine debt.

(2)	Includes three mortgage loans, Loan Nos. 3403716, 20467 and 3402616, representing 6.2% of the initial pool balance (two mortgage loans representing 7.4% of the group 1 balance and one mortgage loan representing 1.7% of the group 2 balance) that have existing debt and allow for future debt, causing it to fall in both categories.

(3)	Excludes unsecured trade payables.

(4)	Includes two mortgage loans, Loan Nos. 1 and 3404790, representing 12.3% of the initial pool balance (15.4% of the group 1 balance) that have both existing secured and unsecured debt, causing it to fall in both categories.

(5)	Includes pari passu debt.

(6)	Includes three mortgage loans, Loan Nos. 20467, 19221 and 20865, representing 0.6% of the initial pool balance (one mortgage loan representing 0.2% of the group 1 balance and two mortgage loans representing 2.0% of the group 2 balance) that allow for both future secured and unsecured debt causing it to fall in both categories.

Certain information about the Skyline Portfolio Pari Passu Mortgage Loan, the Solana Pari Passu Mortgage Loan, the Pacific Shores Pari Passu Mortgage Loan and the 575 Lexington Avenue Pari Passu Mortgage Loan is set forth in the following table:

Loan Name	Loan Number	% of Initial Pool Balance	% of Group 1 Balance	Principal Balance as of the Cut-off Date	Pari Passu Note Balance as of the Cut-off Date
Skyline Portfolio Pari Passu Mortgage Loan	3405106	8.6%	10.8%	$271,200,000	$406,800,000	(1)
Solana Pari Passu Mortgage Loan	1	7.0%	8.8%	$220,000,000	$140,000,000
Pacific Shores Pari Passu Mortgage Loan	3404790	5.3%	6.6%	$165,875,000	$165,875,000
575 Lexington Avenue Pari Passu Mortgage Loan	3403716	5.2%	6.5%	$162,500,000	$162,500,000

(1)	Includes the Skyline Portfolio Pari Passu Note A-2 (with a cut-off date principal balance of $203,400,000) and the Skyline Portfolio Pari Passu Note A-3 (with a cut-off date principal balance of $203,400,000).

See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Skyline Portfolio Pari Passu Whole Loan’’, ‘‘—Solana Pari Passu Whole Loan’’, ‘‘—Pacific Shores Pari Passu Whole Loan’’ and ‘‘—575 Lexington Avenue Pari Passu Whole Loan’’ in this prospectus supplement for a description of the split loan structures.

Certain information about the A/B Whole Loans is set forth in the following table:

Loan Name	Loan Number	% of Initial Pool Balance	Loan Group	% of Applicable Group Balance	Principal Balance as of the Cut-off Date	Subordinate Note Balance as of the Cut-off Date
Forest Hills Corporate Center A/B Whole Loan	3403987	0.3%	1	0.4%	$8,792,250	$757,750
Richmond Ridge Apartments A/B Whole Loan	3404094	0.1%	2	0.5%	$3,200,000	$200,000

See ‘‘DESCRIPTION OF THE MORTGAGE POOL— Forest Hills Corporate Center A/B Whole Loan’’ and ‘‘—Richmond Ridge Apartments A/B Whole Loan’’ in this prospectus supplement for a description of the split loan structure.

Additionally, if the borrower (or its constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust’s ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Subordinate Financing’’ in the accompanying prospectus.

Also, although the A/B Whole Loans do not include the related subordinate note, the related borrowers are still obligated to make interest and principal payments on the entire amount of such mortgage loans. For further information, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information—Additional Financing’’ in this prospectus supplement.

Additionally, although the mortgage loans generally restrict the pledging of general partnership and managing member equity interests in a borrower subject to certain exceptions, the terms of the mortgages generally permit, subject to certain limitations, the pledging of less than a controlling portion of the limited partnership or non-managing membership equity interest in a borrower. Moreover, in general, any borrower that does not meet special purpose entity criteria may not be restricted in any way from incurring unsecured subordinate debt or mezzanine debt. Certain information about mezzanine debt that has been or may be incurred is as set forth in the following table:

Type of Mezzanine Debt	Number of Mortgage Loans	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
Future	24	24.7%	22.3%	34.1%
Existing	4	16.0%	19.5%	2.6%

With respect to each mortgage loan that allows future mezzanine debt, such mortgage loan provides that the members or partners of the borrower have the right to incur mezzanine debt under specified circumstances set forth in the related mortgage loan documents. With respect to the mortgage loan that has existing mezzanine debt, the mortgagee and the related mezzanine lender have generally entered into a mezzanine intercreditor agreement which sets forth the rights of the parties. Pursuant to each mezzanine intercreditor agreement, the related mezzanine lender among other things (x) has agreed, under certain circumstances, not to enforce its rights to realize upon collateral securing the mezzanine loan or take any enforcement action with respect to the mezzanine loan without written confirmation from the rating agencies that such enforcement action would not cause the downgrade, withdrawal or qualification of the current ratings of the certificates and (y) has subordinated the mezzanine loan documents to the related mortgage loan documents and has the option to purchase the related mortgage loan if such mortgage loan becomes defaulted or cure the default.

The debt service requirements of mezzanine debt reduce cash flow available to the borrower that could otherwise be used to make capital improvements, as a result of which the value of the property may be adversely affected. We make no representation as to whether any other subordinate financing encumbers any mortgaged property, any borrower has incurred material unsecured debt other than trade payables in the ordinary course of business, or any third party holds debt secured by a pledge of an equity interest in a borrower.

Also, although the Skyline Portfolio Pari Passu Mortgage Loan, the Solana Pari Passu Mortgage Loan, the Pacific Shores Pari Passu Mortgage Loan and the 575 Lexington Avenue Pari Passu Mortgage Loan do not include the related pari passu notes, the related borrowers are still obligated to make interest and principal payments on the entire amount of such mortgage loans. For further information, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information—Additional Financing’’ in this prospectus supplement.

Further, although the Forest Hills Corporate Center A/B Mortgage Loan and the Richmond Ridge Apartments A/B Mortgage Loan do not include the related note B, the related borrowers are still obligated to make interest and principal payments on the entire amount of such mortgage loans. For further information, see DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information—Additional Financing’’ in this prospectus supplement.

Material Adverse Environmental Conditions Will Subject the Trust Fund to Potential Liability	The trust could become liable for a material adverse environmental condition at an underlying real property. Any such potential liability could reduce or delay payments on the offered certificates.

In addition, problems associated with mold may pose risks to the mortgaged properties and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no generally accepted standard for the assessment of mold. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and/or remediation expenses, each of which could adversely affect collections from a mortgaged property. In addition, many of the insurance policies presently covering the mortgaged properties may specifically exclude losses due to mold.

All of the mortgaged properties were subject to environmental site assessments in connection with origination, including Phase I site assessments or updates of previously performed Phase I site assessments, had a transaction screen performed in lieu of a Phase I site assessment or were required to have environmental insurance in lieu of an environmental site assessment. In some cases, Phase II site assessments may have been performed. Although those assessments involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

The environmental investigations described above, as of the date of the report relating to the environmental investigation, did not reveal any material violation of applicable environmental laws with respect to any known circumstances or conditions concerning the related mortgaged property, or, if the environmental investigation report revealed any such circumstances or conditions with respect to the related mortgaged property, then—

•	the circumstances or conditions were subsequently remediated in all material respects; or

•	generally, with certain exceptions, one or more of the following was the case:

1.	a party not related to the related mortgagor with financial resources reasonably adequate to cure the subject violation in all material respects was identified as a responsible party for such circumstance or condition;

2.	the related mortgagor was required to provide additional security adequate to cure the subject violation in all material respects and to obtain and, for the period contemplated by the related mortgage loan documents, maintain an operations and maintenance plan;

3.	the related mortgagor provided a ‘‘no further action’’ letter or other evidence that would be acceptable to the related mortgage loan seller and that would be acceptable to a reasonably prudent lender that applicable federal, state or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such circumstance or condition;

4.	such circumstances or conditions were investigated further and based upon such additional investigation, an independent environmental consultant recommended no further investigation or remediation, or recommended only the implementation of an operations and maintenance program, which the related mortgagor is required to do;

5.	the expenditure of funds reasonably estimated to be necessary to effect such remediation was the lesser of (a) an amount equal to two percent of the outstanding principal balance of the related mortgage loan and (b) $200,000;

6.	an escrow of funds exists reasonably estimated to be sufficient for purposes of effecting such remediation;

7.	the related mortgagor or other responsible party is currently taking such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority;

8.	the related mortgaged property is insured under a policy of insurance, subject to certain per occurrence and aggregate limits and a deductible, against certain losses arising from such circumstances or conditions; or

9.	a responsible party with financial resources reasonably adequate to cure the subject violation in all material respects provided a guaranty or indemnity to the related mortgagor to cover the costs of any required investigation, testing, monitoring or remediation.

In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged property securing a mortgage loan that we intend to include in the trust fund because a responsible party with respect to that condition had already been identified. We cannot assure you, however, that such a responsible party will be financially able to address the subject condition or compelled to do so.

Furthermore, any particular environmental testing may not have covered all potential adverse conditions. For example, testing for lead-based paint, lead in water and radon was done only if the use, age and condition of the subject property warranted that testing.

We cannot assure you that—

•	the environmental testing referred to above identified all material adverse environmental conditions and circumstances at the subject properties;

•	the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take;

•	any of the environmental escrows established with respect to any of the mortgage loans that we intend to include in the trust fund will be sufficient to cover the recommended remediation or other action; or

•	an environmental insurance policy will cover all or part of a claim asserted against it because such policies are subject to various deductibles, terms, exclusions,

conditions and limitations, and have not been extensively interpreted by the courts.

The pooling and servicing agreement to be dated as of the cut off date, among the depositor, the master servicer, the special servicer, the trustee and the REMIC administrator, requires that the master servicer obtain an environmental site assessment of a mortgaged property securing a defaulted mortgage loan prior to acquiring title thereto or assuming its operation. Such prohibition effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the trust fund will become liable for a material adverse environmental condition at the mortgaged property. However, there can be no assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged property. See ‘‘THE POOLING AND SERVICING AGREEMENTS—Realization Upon Defaulted Mortgage Loans’’, ‘‘RISK FACTORS—Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans—Adverse Environmental Conditions May Subject a Mortgage Loan to Additional Risk’’ and ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Environmental Considerations’’ in the accompanying prospectus.

The Benefits Provided by Cross-Collateralization May Be Limited	As described under ‘‘DESCRIPTION OF THE MORTGAGE POOL—General’’ in this prospectus supplement, the mortgage pool includes two sets of cross-collateralized mortgage loans set forth in the following table:

Loan Numbers of Crossed Loans	Number of Mortgage Loans	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
3401471 and 3403207	2	5.9%	7.4%	0.0%
3402871, 3402872, 3402921, 3402772, 3402873, 3402868 and 3402869	7	1.6%	2.0%	0.0%

Cross-collateralization arrangements may be terminated with respect to some mortgage loans under the terms of the related mortgage loan documents. Cross- collateralization arrangements seek to reduce the risk that the inability of one or more of the mortgaged properties securing any such set of cross-collateralized mortgage loans (or any such mortgage loan with multiple notes and/or mortgaged properties) to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if such borrower were to become a debtor in a bankruptcy case, by the borrower’s representative.

A lien granted by such a borrower entity could be avoided if a court were to determine that:

•	such borrower was insolvent when granting the lien, was rendered insolvent by the granting of the lien or was left with inadequate capital, or was not able to pay its debts as they matured; and

•	such borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by such borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:

•	subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower;

•	recover payments made under that mortgage loan; or

•	take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing such cross-collateralization.

Mortgage Loans to Related Borrowers and Concentrations of Related Tenants May Result in More Severe Losses on Your Certificates	Certain sets of borrowers under the mortgage loans are affiliated or under common control with one another. However, no group of affiliated borrowers are obligors on mortgage loans representing more than 5.9% of the initial pool balance (7.4% of the group 1 balance and 3.2% of the group 2 balance). In addition, tenants in certain mortgaged properties also may be tenants in other mortgaged properties, and certain tenants may be owned by affiliates of the borrowers or otherwise related to or affiliated with a borrower. There are also several cases in which a particular entity is a tenant at multiple mortgaged properties, and although it may not be a significant tenant (as described in ANNEX A to this prospectus supplement) at any such mortgaged property, it may be significant to the successful performance of such mortgaged properties.

In such circumstances, any adverse circumstances relating to a borrower or tenant or a respective affiliate and affecting one of the related mortgage loans or mortgaged properties could arise in connection with the other related mortgage loans or mortgaged properties. In particular, the bankruptcy or insolvency of any such borrower or tenant or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a person that owns or directly or indirectly controls several mortgaged properties experiences financial difficulty at one mortgaged property, it could defer maintenance at one or more other mortgaged properties to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty. It could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related mortgage loans. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Bankruptcy Laws’’ in the accompanying prospectus.

In addition, a number of the borrowers under the mortgage loans are limited or general partnerships. Under certain circumstances, the bankruptcy of the general partner in a partnership may result in the dissolution of such partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

The Geographic Concentration of Mortgaged Properties May Adversely Affect Payment on Your Certificates	A concentration of mortgaged properties in a particular state or region increases the exposure of the mortgage pool to any adverse economic developments that may occur in such state or region, conditions in the real estate market where the mortgaged properties securing the related mortgage loans are located, changes in governmental rules and fiscal polices, acts of nature, including floods, tornadoes and earthquakes (which may result in uninsured losses and which may adversely affect a mortgaged property directly or indirectly by disrupting travel patterns and/or the area’s economy), and other factors that are beyond the control of the borrowers.

The geographic concentration of the mortgaged properties in states with concentrations of 5.0% or more of the initial pool balance as of the cut-off date is as set forth in the following table:

Geographic Concentration(1)

Location	Number of Mortgaged Properties	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
California	21	18.4%	22.3%	3.1%
New York	17	13.0%	14.5%	7.3%
Virginia	14	12.8%	12.0%	16.0%
Texas	19	10.1%	12.6%	0.5%
Maryland	7	8.5%	0.8%	38.7%
Ohio	22	8.2%	6.9%	13.5%

(1)	Because this table represents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (generally allocating the mortgage loan principal amount to each of those mortgaged properties by appraised values of the mortgaged properties if not otherwise specified in the related note or loan agreement). Those amounts are set forth in ANNEX A to this prospectus supplement.

The remaining mortgaged properties are located throughout 26 other states and the District of Columbia, with no more than 5.0% of the initial pool balance secured by mortgaged properties located in any such jurisdiction.

Certain State-Specific Considerations—California	Twenty-one of the mortgaged properties, securing mortgage loans representing 18.4% of the initial pool balance (20 mortgaged properties representing 22.3% of the group 1 balance and one mortgaged property representing 3.1% of the group 2 balance), are located in California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale or by a court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California’s ‘‘one action rule’’ requires the mortgagee to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. See ‘‘RISK FACTORS—Risks Related to the Mortgage Loans—Material Adverse Environmental Conditions Will Subject the Trust Fund to Potential Liability’’ in this prospectus supplement. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust, the mortgagee is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a mortgagee whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

Certain State-Specific Considerations— New York	New York law requires a mortgagee to elect either a foreclosure action or a personal action against the borrower, and to exhaust the security under the mortgage, or exhaust its personal remedies against the borrower, before it may bring the other such action. The practical effect of the election requirement is that lenders will usually proceed first against the security rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.

Certain State-Specific Considerations— Virginia	Foreclosure of the lien of a deed of trust in Virginia typically and most efficiently is accomplished by a non-judicial trustee’s sale under a power of sale provision in the deed of trust. Judicial foreclosure also can be, but seldom is, used. In a non-judicial foreclosure, written notice to the borrower and other lienholders of record and newspaper advertisement of the trustee’s sale, containing certain information, must be given for the time period prescribed in the deed of trust, but subject to statutory minimums. After such notice, the trustee may sell the real estate at public auction. Although rarely used in Virginia, in a judicial foreclosure, after notice to all interested parties, a full hearing and judgment in favor of the lienholder, the court orders a foreclosure sale to be conducted by a court-appointed commissioner in chancery or other officer. In either type of foreclosure sale, upon consummation of the foreclosure, the borrower has no right to redeem the property. A deficiency judgment for a recourse loan may be obtained. Further, under Virginia law, under certain circumstances and for certain time periods, a lienholder may petition the court for the appointment of a receiver to collect, protect and disburse the real property’s rents and revenues, and otherwise to maintain and preserve the real property, pursuant to the court’s instructions. The decision to appoint a receiver is solely within the court’s discretion, regardless of what the deed of trust provides.

Certain State-Specific Considerations— Texas	Texas law does not require that a lender must bring a foreclosure action before being entitled to sue on a note. Texas does not restrict a lender from seeking a deficiency judgment. The delay inherent in obtaining a judgment generally causes the secured lender to file a suit seeking a judgment on the debt and to proceed simultaneously with non-judicial foreclosure of the real property collateral. The desirability of non-judicial foreclosure of real property is further supported by the certain and defined non-judicial foreclosure procedures. In order to obtain a deficiency judgment, a series of procedural and substantive requirements must be satisfied, and the deficiency determination is subject to the borrower’s defense (and, if successful, right of offset) that the fair market value of the property at the time of foreclosure was greater than the foreclosure bid. However, the availability of a deficiency judgment is limited in the case of the Mortgage Loan because of the limited nature of its recourse liabilities.

Mortgage Loans with Higher Than Average Principal Balances May Create More Risk of Loss	Concentrations in a pool of mortgage loans with larger than average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of such pool were more evenly distributed. In this regard:

•	With respect to 25 mortgage loans, representing 70.6% of the initial pool balance (20 mortgage loans representing 70.9% of the group 1 balance and five mortgage loans representing 69.3% of the group 2 balance), the cut-off date balances are higher than the average cut-off date balance;

•	the largest single mortgage loan, by cut-off date balance, represents approximately 8.6% of the initial pool balance (10.8% of the group 1 balance), and two sets of cross-collateralized mortgage loans represent in the aggregate approximately 7.5% of the initial pool balance (two sets, nine mortgage loans representing 9.4% of the group 1 balance); and

•	the ten largest mortgage loans (counting a crossed portfolio as an individual mortgage loan for this purpose) have cut-off date balances that represent in the aggregate 54.4% of the initial pool balance (eight mortgage loans representing 57.5% of the group 1 balance and two mortgage loans representing 42.1% of the group 2 balance).

Increased Concentrations Resulting from Principal Payments on the Mortgage Loans May Expose Your Certificates to Risk	As payments in respect of principal (including payments in the form of voluntary principal prepayments, liquidation proceeds (as described in this prospectus supplement) and the repurchase prices for any mortgage loans repurchased due to breaches of representations or warranties) are received with respect to the mortgage loans, the remaining mortgage loans as a group may exhibit increased concentration with respect to the type of properties, property characteristics, number of borrowers and affiliated borrowers and geographic location. Because principal on the certificates (other than the Class XW, Class V, Class R-I and Class R-II Certificates) is generally payable in sequential order, classes that have a lower priority with respect to the payment of principal are relatively more likely to be exposed to any risks associated with changes in concentrations.

Prepayment Premiums and Yield Maintenance Charges Present Special Risks	One hundred thirty-one mortgage loans representing 78.2% of the initial pool balance (106 mortgage loans representing 78.2% of the group 1 balance and 25 mortgage loans representing 78.2% of the group 2 balance) are subject to an initial lockout period after which defeasance is permitted.

Seventeen mortgage loans, representing 9.7% of the initial pool balance (15 mortgage loans representing 11.5% of the group 1 balance and two mortgage loans representing 2.7% of the group 2 balance): (a) have an initial lockout period; (b) are then subject after expiration of the initial lockout period to a period where the related borrower has an option to prepay the mortgage loan subject to the greater of a yield maintenance charge or a 1.0% prepayment premium; and (c) become thereafter prepayable without an accompanying prepayment premium or yield maintenance charge, prior to its maturity.

Five mortgage loans, representing 8.3% of the initial pool balance (four mortgage loans representing 9.6% of the group 1 balance and one mortgage loan representing 3.1% of the group 2 balance): (a) have an initial lockout period; (b) are then subject, after expiration of the initial lockout period to a period where the related borrower has an option to prepay the mortgage loan subject to the greater of a yield maintenance charge or a 1.0% prepayment premium; (c) are then subject to a period where the related borrower has an option to prepay the mortgage loan subject to either prepayment (subject to the greater of a yield maintenance charge or a 1.0% prepayment premium) or defeasance and (d) become thereafter prepayable without an accompanying prepayment premium or yield maintenance charge, prior to its maturity.

Three mortgage loans, representing 0.6% of the initial pool balance (0.7% of the group 1 balance): (a) have an initial lockout period; (b) are then subject, after expiration of the initial lockout period, to a period where defeasance is permitted; (c) are then subject to a period where the related borrower has an option to prepay the mortgage loan subject to either prepayment (subject to the greater of a yield maintenance charge or a 1.0% prepayment premium) or defeasance and (d) become thereafter prepayable without an accompanying prepayment premium or yield maintenance charge, prior to its maturity.

One mortgage loan, representing 3.3% of the initial pool balance (16.0% of the group 2 balance): (a) has an initial lockout period; (b) is then subject, after expiration of the initial lockout period, to a period where the related borrower has an option to defease the mortgage loan; (c) is then subject to a period where the related borrower has an option to prepay the mortgage loan subject to a 2.0% prepayment premium or defeasance; (d) is then subject to a period where the related borrower has an option to prepay the mortgage loan subject to a 1.0% prepayment premium or defeasance and (e) becomes thereafter prepayable without an accompanying prepayment premium or yield maintenance charge, prior to its maturity.

See ‘‘DESCRIPTION OF THE MORTGAGE POOL— Certain Terms and Conditions of the Mortgage Loans— Prepayment Provisions’’ in this prospectus supplement.

Any prepayment premiums or yield maintenance charges actually collected on the remaining mortgage loans, which generally permit voluntary prepayments during particular periods and, depending on the period, require the payment of a prepayment premium or yield maintenance charge with such prepayment, will be distributed among the respective classes of certificates in the amounts and in accordance with the priorities described in this prospectus supplement under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Distributions of Prepayment Premiums’’ in this prospectus supplement. The depositor, however, makes no representation as to the collectibility of any prepayment premium or yield maintenance charge.

See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Default Interest and Limitations on Prepayments’’ in the accompanying prospectus. See ‘‘DESCRIPTION OF THE MORTGAGE POOL— Assignment of the Mortgage Loans; Repurchases and Substitutions’’ and ‘‘—Representations and Warranties; Repurchases and Substitutions’’, ‘‘SERVICING OF THE MORTGAGE LOANS—Defaulted Mortgage Loans; Purchase Option’’, ‘‘—Modifications, Waivers, Amendments and Consents’’ and ‘‘DESCRIPTION OF THE CERTIFICATES—Termination; Retirement of Certificates’’ in this prospectus supplement.

Generally, provisions requiring prepayment premiums or yield maintenance charges may not be enforceable in some states and under federal bankruptcy law. Those provisions also may constitute interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a prepayment premium or yield maintenance charge will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable prepayment premium or yield maintenance charge. Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a prepayment premium or yield maintenance charge. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law.

We also note the following with respect to prepayment premiums and yield maintenance charges:

•	liquidation proceeds (as described in this prospectus supplement) recovered in respect of any defaulted mortgage loan generally will be applied to cover outstanding advances prior to being applied to cover any prepayment premium or yield maintenance charge due in connection with the liquidation of such mortgage loan;

•	the special servicer may waive a prepayment premium or yield maintenance charge in connection with obtaining a pay-off of a defaulted mortgage loan;

•	no prepayment premium or yield maintenance charge will be payable in connection with any repurchase of a mortgage loan resulting from a material breach of representation or warranty or a material document defect by the related mortgage loan seller;

•	no prepayment premium or yield maintenance charge will be payable in connection with the purchase of all of the mortgage loans and any REO properties by the special servicer, master servicer or any holder or holders of certificates evidencing a majority interest in the controlling class in connection with the termination of the trust;

•	no prepayment premium or yield maintenance charge will be payable in connection with the purchase of defaulted mortgage loans by the master servicer, the special servicer, the related Note B Holder (with respect to an A/B Whole Loan), any mezzanine lender or any holder or holders of certificates evidencing a majority interest in the controlling class. Also, such prepayment premium or yield maintenance charge may not be payable by any of the aforementioned entities in connection with the exercise of a purchase right in respect of a defaulted mortgage loan pursuant to an intercreditor agreement; and

•	in general, no prepayment premium or yield maintenance charge is payable with respect to a prepayment due to casualty or condemnation.

See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Default Interest and Limitations on Prepayments’’ in the accompanying prospectus. See ‘‘DESCRIPTION OF THE MORTGAGE POOL— Assignment of the Mortgage Loans; Repurchases and Substitutions’’ and ‘‘— Representations and Warranties; Repurchases and Substitutions’’, ‘‘SERVICING OF THE MORTGAGE LOANS—Defaulted Mortgage Loans; Purchase Option’’, ‘‘— Modifications, Waivers, Amendments and Consents’’ and ‘‘DESCRIPTION OF THE CERTIFICATES—Termination; Retirement of Certificates’’ in this prospectus supplement.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Payments on Your Certificates	Generally, the mortgage loans in the trust fund do not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee. However, certain of the mortgage loans have lockbox accounts in place or provide for a springing lockbox. See ANNEX A to this prospectus supplement for information regarding these mortgage loans. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Risks Related to Construction, Redevelopment, Renovation and Repairs at Mortgaged Properties	Certain of the mortgaged properties are currently undergoing, or are expected to undergo in the future, construction, redevelopment, renovation or repairs. For example, with respect to Loan No. 1, representing 7.0% of the initial pool balance (8.8% of the group 1 balance), $21,000,000 of loan proceeds was held back at closing in connection with the renovation of the existing 198 rooms at the Solana Marriott Hotel and the expansion of an additional 96 rooms. Also, with respect to Loan No. 3, representing 4.6% of the initial pool balance (5.7% of the group 1 balance), approximately $3,986,702 of loan proceeds was held back at closing for the completion of construction of three sky bridges and a parking structure and an additional amount of approximately $5,162,906 was held back for the completion of a separate parking structure at the mortgaged property. We cannot assure you that any current or planned redevelopment, renovation or repairs will be completed, that such redevelopment, renovation or repairs will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan, which could affect the ability of the borrower to repay the related mortgage loan.

In the event that the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, renovation or repairs, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan. The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers, and accordingly could have a negative impact on net operating income.

Leasehold Interests Are Subject to Terms of the Ground Lease	Eight mortgaged properties, securing mortgage loans representing 8.8% of the initial pool balance (11.1% of the group 1 balance), are secured, in whole or in part, by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. See ‘‘RISK FACTORS—Leasehold Interests Are Subject to Terms of the Ground Lease’’ in the accompanying prospectus.

Condominium Ownership May Limit Use and Improvements	We are aware that five mortgage loans (Loan Nos. 3404395, 3404220, 3402617, 3401958 and 3404079), representing 1.2% of the initial pool balance (1.5% of the group 1 balance) are each secured by a property that consists of the related borrower’s interest in condominium interests in buildings and/or other improvements, the related percentage interests in the common area and the related voting rights in the condominium association.

See—‘‘RISK FACTORS—Condominium Ownership May Limit Use and Improvements’’ in the accompanying prospectus.

Information Regarding the Mortgage Loans Is Limited	The information set forth in this prospectus supplement with respect to the mortgage loans is derived principally from one or more of the following sources:

•	a review of the available credit and legal files relating to the mortgage loans;

•	inspections of each mortgaged property with respect to the applicable mortgage loan undertaken by or on behalf of the related mortgage loan seller;

•	generally, unaudited operating statements for the mortgaged properties related to the mortgage loans supplied by the borrowers;

•	appraisals for the mortgaged properties related to the mortgage loans that generally were performed in connection with origination (which appraisals were used in presenting information regarding the cut-off date loan-to-value ratios of such mortgaged properties under ‘‘DESCRIPTION OF THE MORTGAGE POOL’’ and in ANNEX A to this prospectus supplement for illustrative purposes only);

•	engineering reports and environmental reports for the mortgaged properties related to the mortgage loans that generally were prepared in connection with origination; and

•	information supplied by entities from which the related mortgage loan seller acquired, or which currently service, certain of the mortgage loans.

All of the mortgage loans were originated during the 12 months prior to the cut-off date. Also, some mortgage loans constitute acquisition financing. Accordingly, limited or no operating information is available with respect to the related mortgaged properties. In addition, certain mortgage loans may allow for the substitution of a part or all of the related mortgaged property, subject to various conditions. See ‘‘DESCRIPTION OF THE MORTGAGE POOL— Release or Substitution of Properties’’ in this prospectus supplement. Accordingly, no information is presently available with respect to a property that may be substituted for a mortgaged property.

Borrower Bankruptcies or Litigation May Affect Timing or Payment on Your Certificates	Certain borrowers and the principals of certain borrowers and/or managers may have been involved in bankruptcy, foreclosure or similar proceedings or have otherwise been parties to real estate-related litigation. In the past, the principals of certain borrowers and/or managers have been equity owners in other mortgaged properties that have been subject to foreclosure proceedings.

There also may be other legal proceedings pending and, from time to time, threatened against the borrowers and their affiliates relating to the business of or arising out of the ordinary course of business of the borrowers and their affiliates. We cannot assure you that such litigation will not have a material adverse effect on the distributions to certificateholders.

Reliance on a Single Tenant or a Small Group of Tenants May Increase the Risk of Loss	With respect to 33 mortgaged properties, securing mortgage loans representing approximately 7.6% of the initial pool balance (9.5% of the group 1 balance), the mortgaged property is leased to a single tenant. In addition, 12 mortgage loans (Loan Nos. 3405106, 3403207, 3402921, 3402873, 3402872, 3402871, 3402869, 3402868, 3402772, 2, 20489 and 3401471 representing 11.6% of the initial pool balance and 14.6% of the group 1 balance) secured by 50 cross-collateralized mortgaged properties, the mortgaged properties or a portion thereof are leased to a single tenant. A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant or a small number of tenants. Mortgaged properties leased to a single tenant or a small number of tenants also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease. This is because the financial effect of the absence of rental income may be severe, more time may be required to relet the space and substantial capital costs may be incurred to make the space appropriate for replacement tenants. In this regard, see ‘‘RISK FACTORS—Particular Property Types Present Special Risks—Retail Properties’’, ‘‘—Office Properties’’, ‘‘—Multifamily Properties’’, ‘‘—Hotel Properties’’, ‘‘—Self Storage Properties’’, ‘‘—Industrial and Warehouse Properties’’ ‘‘—Manufactured Housing Communities’’, ‘‘—Parking Garages’’ and ‘‘—Other Properties’’ in the accompanying prospectus and ‘‘RISK FACTORS—Other Property Types—Medical Office Properties’’, ‘‘—Other Property Types—Automobile Dealerships’’, ‘‘—Other Property Types—Health Club Facilities’’, ‘‘—Other Property Types—Automobile Service Centers’’ and ‘‘—Other Property Types—Restaurant Properties’’ in this prospectus supplement.

Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry.

Tenancies in Common May Hinder or Delay Recovery	With respect to 14 mortgage loans (Loan Nos. 3402896, 3402726, 3402725, 3404344, 3404122, 3404176, 3402418,

3402124, 3402892, 3402844, 59819, 22339, 19331 and 18924), representing 4.3% of the initial pool balance (ten mortgage loans representing 3.5% of the group 1 balance and four mortgage loans representing 7.6% of the group 2 balance), the borrowers own the related mortgaged property as tenants-in-common or are permitted under their related loan documents to convert their ownership structure to a tenancy-in-common. See—‘‘RISK FACTORS—Tenancies in Common May Hinder or Delay Recovery’’ in the accompanying prospectus.

Affiliations with a Franchise or Hotel Management Company Present Certain Risks	Hotel properties securing nine mortgage loans representing 4.7% of the initial pool balance (5.9% of the group 1 balance), are affiliated with a franchise or hotel management company through a franchise or management agreement. See ‘‘RISK FACTORS—Particular Property Types Present Special Risks—Hotel Properties’’ in the accompanying prospectus.

Property Insurance May Not Protect Your Certificates from Loss in the Event of Casualty or Loss	The loan documents for each of the mortgage loans generally require the borrower to maintain, or cause to be maintained, specified property and liability insurance. The mortgaged properties may suffer casualty losses due to risks that were not covered by insurance or for which insurance coverage is inadequate. We cannot assure you that borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs. In addition certain of the mortgaged properties are located in areas such as California, Washington, Texas, Utah, Nevada, Idaho and along the Southeastern coastal areas of the United States. These areas have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states. In particular, although it is too soon to assess the full impact of recent hurricanes on the United States and local economies, in the short term, the storms are expected to have a material adverse effect on the local economies and income producing real estate in the affected areas. Areas affected by a severe storm can suffer severe flooding, wind and water damage, forced evacuations, lawlessness, contamination, gas leaks and fire and environmental damage. The devastation caused by severe storms have on occasion led to a general economic downturn, including increased oil prices, loss of jobs, regional disruptions in travel, transportation and tourism and a decline in real estate-related investments, in particular, in the areas most directly damaged by the storms. Specifically, there can be no assurance that displaced residents of the affected areas will return, that the economies in the affected areas will recover sufficiently to support income producing real estate at pre-storm levels or that the costs of clean-up will not have a material adverse effect on the national economy. The mortgage loans do not generally require the borrowers to maintain earthquake or windstorm insurance.

In light of the September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans (which are generally subject to periodic renewals during the term of the related mortgage loans) have been affected. To give time for private markets to develop a pricing mechanism and to build capacity to absorb future losses that may occur due to terrorism, on November 26, 2002 the Terrorism Risk Insurance Act of 2002 was enacted, which established the Terrorism Insurance Program. Under the Terrorism Insurance Program, the federal government shares in the risk of loss associated with certain future terrorist acts. See ‘‘RISK FACTORS—Insurance Coverage on Mortgaged Property May Not Cover Special Hazard Losses’’ in the accompanying prospectus.

The Terrorism Insurance Program was originally scheduled to expire on December 31, 2005. However, on December 22, 2005, the Terrorism Risk Insurance Extension Act of 2005 was enacted, which extended the duration of the Terrorism Insurance Program until December 31, 2007.

The Terrorism Insurance Program is administered by the Secretary of the Treasury and, through December 31, 2007, will provide some financial assistance from the United States government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States government.

In addition, with respect to any act of terrorism occurring after March 31, 2006, no compensation is paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $50 million (or, if such insured losses occur in 2007, $100 million). As a result, unless the borrowers obtain separate coverage for events that do not meet that threshold (which coverage may not be required by the respective loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the program under which the federal share of compensation equals 90.0% (or, in 2007, 85.0%) of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will not be liable for any amount that exceeds this cap).

Through December 2007, insurance carriers are required under the program to provide terrorism coverage in their basic ‘‘all-risk’’ policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002, is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002, is also voided.

The Terrorism Insurance Program is temporary legislation and there can be no assurance that it will create any long-term changes in the availability and cost of such insurance. Moreover, there can be no assurance that subsequent terrorism insurance legislation will be passed upon its expiration.

No assurance can be given that the mortgaged properties will continue to have the benefit of insurance against terrorist acts. In addition, no assurance can be given that the coverage for such acts, if obtained or maintained, will be broad enough to cover the particular act of terrorism that may be committed or that the amount of coverage will be sufficient to repair and restore the mortgaged property or to repay the mortgage loan in full. The insufficiency of insurance coverage in any respect could have a material and adverse affect on an investor’s certificates.

Pursuant to the terms of the pooling and servicing agreement, the master servicer or the special servicer may not be required to maintain insurance covering terrorist or similar acts, nor will it be required to call a default under a mortgage loan, if the related borrower fails to maintain such insurance (even if required to do so under the related loan documents) if the special servicer has determined, in consultation with the directing certificateholder, in accordance with the servicing standard that either:

•	such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the region in which such mortgaged property is located; or

•	such insurance is not available at any rate.

In addition, with respect to certain mortgage loans, the mortgagee may have waived the right to require terrorism insurance or may have limited the circumstances under which terrorism insurance is required. Further, such insurance may be required only to the extent it can be obtained for premiums less than or equal to a ‘‘cap’’ amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold.

Any losses incurred with respect to mortgage loans included in the trust fund due to uninsured risks or insufficient hazard insurance proceeds could adversely affect distributions on your certificates.

With respect to certain of the mortgage loans that we intend to include in the trust, the related loan documents generally provide that the borrowers are required to maintain comprehensive all-risk casualty insurance but may not specify the nature of the specific risks required to be covered by such insurance policies. In addition, other mortgage loans either do not require the borrower to maintain terrorism insurance or the related borrower does not have terrorism insurance in place as of the cut-off date. Additionally, other loans that currently require terrorism coverage may not require such coverage under all circumstances in the future. For instance, some of the mortgage loans require terrorism insurance only if it can be obtained for a commercially reasonable’’ amount and/or for an amount up to a specified premium cap, or if such exclusions become customary or are not customarily required by lenders on similar properties. For example, all of the ten largest mortgage loans or crossed portfolios as described in ANNEX C to this prospectus supplement (other than Loan No. 3) require terrorism insurance subject to a premium cap. In other instances, the insurance policies specifically exclude coverage for acts of terrorism or the related borrower’s obligation to provide terrorism insurance is suspended in the event that a tenant elects to self-insure and satisfies certain eligibility criteria. Even if the loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or special servicer may not enforce such default or cause the borrower to obtain such insurance if the master servicer or special servicer has determined, in accordance with the servicing standard, that either:

(a)	such insurance is not available at any rate; or

(b)	such insurance is not available at commercially reasonable rates (which determination, with respect to terrorism insurance, will be subject to the consent of the directing certificateholder) and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located.

Additionally, if the related borrower fails to maintain such insurance (whether or not the mortgage loan documents specify that such insurance must be maintained), the master servicer, or the special servicer, as applicable, will not be required to maintain such terrorism insurance coverage if the master servicer or special servicer determines, in accordance with the servicing standard (and subject to the consent of the directing certificateholder), that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence.

Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Underwriting Matters—Hazard, Liability and Other Insurance’’ in this prospectus supplement.

In addition to exclusions related to terrorism, certain of the insurance policies covering the mortgaged properties may specifically exclude coverage for losses due to mold or other potential causes of loss.

We cannot assure you that a mortgaged property will not incur losses related to a cause of loss that is excluded from coverage under the related insurance policy. As a result of any limitations on the insurance coverage in place with respect to any mortgaged properties, the amount available to make distributions on your certificates could be reduced.

Shari’ah Compliant Loans	One mortgage loan, Loan No. 2, representing approximately 6.0% of the initial pool balance (7.6% of the group 1 balance), is structured to comply with Islamic law (Shari’ah). Title to each mortgaged property is held by the related borrower, each of which is owned by a corporate service company. Each borrower has master leased the related mortgaged property to a master lessee, each of which is owned by certain Muslim investors. The rent payable pursuant to the master lease is intended to cover the debt service payments required under the related mortgage loan. Each master lease is expressly subordinate to the related mortgage loan pursuant to the terms of a subordination agreement. There is a risk that in a bankruptcy case of the master lessee, the master lease could be recharacterized as a financing lease. If such recharacterization occurred, the master lessee could own the fee interest in the related mortgaged property and the master lease would be viewed as a loan. To mitigate the effect of such recharacterization, each master tenant has been formed as a special purpose entity. In addition, the mortgage has been dated prior to the execution of each master lease. No master tenant can enter into its master lease until after the related mortgage has been executed. Thus, each mortgage will be prior in time to the related master lease even if such master lease is recharacterized as a financing lease.

Mortgaged Properties Leased to Borrowers & Borrower Affiliated Entities Also Have Risks	If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. Certain mortgaged properties or portions thereof are master leased to affiliates of the borrower under arrangements whereby the affiliate tenant operates and/or leases the mortgaged property or the master leased premises. In some cases, this affiliated lessee is physically occupying space related to its business; in other cases, the affiliated lessee is a tenant under a master lease with the borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. These master leases are typically used to bring occupancy to a ‘‘stabilized’’ level but may not provide additional economic support for the mortgage loan. Such master lease arrangements present additional risks, such as the potential limitations on the ability of a lender upon default to obtain a receiver to obtain control of, and collect the underlying revenues from, the mortgaged property unless and until the master lease is terminated and the affiliate tenant evicted from the mortgaged property or master leased premises (which may not be possible if the master lease is not in default or may be limited by an affiliate tenant bankruptcy or by requirements of local laws pertaining to the dispossession of defaulted tenants under the leases) and the risk that a master lease termination may result in a termination or interruption of rent payments under the underlying subleases between the subtenants and the affiliated master tenant. These risks may be mitigated when mortgaged properties are leased to unrelated third parties.

Mortgage Loan Sellers May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan	Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for Bank of America, National Association in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan (or portion thereof) in connection with either a material breach of any mortgage loan seller’s representations and warranties or any document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot assure you that the applicable mortgage loan seller will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a ‘‘qualified mortgage’’ for a REMIC may cause the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See ‘‘THE SPONSORS’’ and ‘‘DESCRIPTION OF THE MORTGAGE POOL—Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement and ‘‘THE POOLING AND SERVICING AGREEMENTS—Representations and Warranties; Repurchases’’ in the accompanying prospectus.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations	A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, including, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Americans with Disabilities Act’’ in the accompanying prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could adversely affect the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

No Mortgage Loan Included in the Trust Fund Has Been Re-Underwritten	We have not re-underwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the related mortgage loan seller and the related mortgage loan seller’s obligation to repurchase or substitute a mortgage loan (or in the case of the Skyline Portfolio Pari Passu Whole Loan, the portion thereof) or cure the breach in the event of a material breach of a representation or warranty. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we cannot assure you that the related mortgage loan seller will be able to repurchase or substitute a mortgage loan or cure the breach in the event of a material breach of a representation or warranty. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement.

Book-Entry System for Certificates May Decrease Liquidity and Delay Payment	The offered certificates will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC. Since transactions in the classes of book-entry certificates generally can be effected only through DTC and its participating organizations:

•	the liquidity of book-entry certificates in secondary trading markets that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;

•	your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to the lack of a physical security representing the certificates;

•	your access to information regarding the certificates may be limited since conveyance of notices and other communications by DTC to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

•	you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC’s participating organizations.

See ‘‘DESCRIPTION OF THE CERTIFICATES—Registration and Denominations’’ in this prospectus supplement.

See ‘‘RISK FACTORS’’ in the accompanying prospectus for a description of certain other risks and special considerations that may be applicable to your certificates and the mortgage loans.

DESCRIPTION OF THE MORTGAGE POOL

General

The Mortgage Pool consists of 157 Mortgage Loans secured by first liens on 219 commercial and multifamily/manufactured housing properties. The Mortgage Pool will be deemed to consist of two loan groups namely Loan Group 1 and Loan Group 2. Loan Group 1 will consist of 128 Mortgage Loans with an aggregate principal balance of $2,504,736,759 (the Group 1 Balance) representing approximately 79.6% of the aggregate principal balance of the Mortgage Pool as of the Cut-off Date. Loan Group 2 will consist of 29 Mortgage Loans with an aggregate principal balance of $640,477,639 (the Group 2 Balance) (or approximately 96.4% of the aggregate initial principal balance of the Mortgage Loans secured by multifamily properties and 82.4% of the aggregate initial principal balance of the Mortgage Loans secured by manufactured housing properties, as of the Cut-off Date). ANNEX A to this prospectus supplement sets forth the Loan Group designation with respect to each Mortgage Loan.

The Initial Pool Balance is $3,145,214,397, subject to a variance of plus or minus 5.0%. The Initial Pool Balance and each applicable Group Balance (including Cut-off Date Balances and Group Balances) with respect to: (i) the Skyline Portfolio Pari Passu Mortgage Loan includes only the related Skyline Portfolio Pari Passu Note A-1 (and excludes the Skyline Portfolio Pari Passu Note A-2 and the Skyline Portfolio Pari Passu Note A-3); (ii) the Solana Pari Passu Mortgage Loan includes only the related Solana Pari Passu Note A-1 (and excludes the Solana Pari Passu Note A-2); (iii) the Pacific Shores Pari Passu Mortgage Loan includes only the related Pacific Shores Pari Passu Note A-1 (and excludes the Pacific Shores Pari Passu Note A-2); (iv) the 575 Lexington Avenue Pari Passu Mortgage Loan includes only the related 575 Lexington Avenue Pari Passu Note A-1 (and excludes the 575 Lexington Avenue Pari Passu Note A-2); (v) the Forest Hills Corporate Center A/B Whole Loan includes only the Forest Hills Corporate Center Note A (and excludes the Forest Hills Corporate Center Note B); and (vi) the Richmond Ridge A/B Whole Loan includes only the Richmond Ridge Note A (and excludes the Richmond Ridge Note B). See ‘‘DESCRIPTION OF THE TRUST FUNDS’’ and ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS’’ in the accompanying prospectus. All numerical information provided in this prospectus supplement with respect to the Mortgage Loans is provided on an approximate basis.

All numerical and statistical information presented in this prospectus supplement is calculated as described under ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’ in this prospectus supplement. The principal balance of each Mortgage Loan as of the Cut-off Date assumes the timely receipt of all principal scheduled to be paid on or before the Cut-off Date and assumes no defaults, delinquencies or prepayments on any Mortgage Loan on or before the Cut-off Date. All percentages of the Mortgage Pool, or of any specified sub-group thereof (including each Group Balance), referred to in this prospectus supplement without further description are approximate percentages of the Initial Pool Balance (or, if applicable, the related Group Balance). The sum of the numerical data in any column of any table presented in this prospectus supplement may not equal the indicated total due to rounding.

Each Mortgage Loan is evidenced by one or more Mortgage Notes and secured by one or more Mortgages that create a first mortgage lien on a fee simple and/or leasehold interest in the Mortgaged Property. Each Multifamily Loan is secured by a Multifamily Mortgaged Property (i.e., a manufactured housing property or complex consisting of five or more rental living units) (31 Mortgage Loans, representing 21.2% of the Initial Pool Balance (two Mortgage Loans representing 1.1% of the Group 1 Balance and 29 Mortgage Loans representing 100.0% of the Group 2 Balance)). Each Commercial Loan is secured by one or more Commercial Mortgaged Properties (i.e., a hotel, a retail shopping mall or center, an office building or complex, an industrial or warehouse building, a self storage facility, a parking garage, land, an automobile dealership, a health club facility, an automobile service center, a restaurant or a mixed use property) (126 Mortgage Loans, representing 78.8% of the Initial Pool Balance and 98.9% of the Group 1 Balance).

With respect to any Mortgage for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements has been recorded in the name of MERS or its designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the Trustee will be required to be prepared or delivered; instead, the Master Servicer, at the direction of the related Mortgage Loan Seller, is required to take all actions as are necessary to cause the Trustee on behalf of the Trust to be shown as, and the Trustee is required to take all actions necessary to confirm that the Trustee on behalf of the Trust is shown as, the owner of the MERS Designated Mortgage Loans on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The Trustee will include the foregoing confirmation in the certification required to be delivered by the Trustee after the Delivery Date pursuant to the Pooling and Servicing Agreement.

There are two sets of Cross-Collateralized Mortgage Loans that consist of cross-collateralized and cross-defaulted Mortgage Loans.

Loan Numbers of Crossed Mortgage Loans	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
3401471 and 3403207	2	$184,806,114	5.9%	7.4%	—
3402871, 3402872, 3402921, 3402772, 3402873, 3402868 and 3402869	7	$49,756,093	1.6%	2.0%	—

Each of the Cross-Collateralized Mortgage Loans is evidenced by a separate Mortgage Note and secured by a separate Mortgage, which Mortgage or separate cross-collateralization agreement, as the case may be, contains provisions creating the relevant cross-collateralization and cross-default arrangements. See ANNEX A to this prospectus supplement for information regarding the Cross-Collateralized Mortgage Loan and see ‘‘RISK FACTORS—Risks Related to the Mortgage Loan—The Benefits Provided by Cross-Collateralization May Be Limited’’ in this prospectus supplement.

The Mortgage Loans generally constitute non-recourse obligations of the related borrower. Upon any such borrower’s default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property or Properties for satisfaction of the borrower’s obligation. In the case of certain Mortgage Loans where the loan documents permit recourse to a borrower or guarantor, the Depositor generally has not undertaken an evaluation of the financial condition of any such entity or person, and prospective investors should thus consider all of the Mortgage Loans to be nonrecourse. None of the Mortgage Loans are insured or guaranteed by any person or entity, governmental or otherwise. Listed below are the states in which the Mortgaged Properties relating to 5.0% or more of the Initial Pool Balance are located:

Geographic Concentration(1)

Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
California	21	$577,684,353	18.4%	22.3%	3.1%
New York	17	$409,845,049	13.0%	14.5%	7.3%
Virginia	14	$403,335,864	12.8%	12.0%	16.0%
Texas	19	$318,750,787	10.1%	12.6%	0.5%
Maryland	7	$266,574,427	8.5%	0.8%	38.7%
Ohio	22	$258,451,286	8.2%	6.9%	13.5%

(1)	Because this table represents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts (generally allocating the Mortgage Loan principal amount to each of those Mortgaged Properties by appraised values of the Mortgaged Properties if not otherwise specified in the related Mortgage Note or loan documents). Those amounts are set forth in ANNEX A to this prospectus supplement.

The remaining Mortgaged Properties are located throughout 26 other states and the District of Columbia with no more than 5.0% of the Initial Pool Balance secured by Mortgaged Properties located in any such other jurisdiction.

On or about the Delivery Date, each Mortgage Loan Seller will transfer its Mortgage Loans, without recourse, to or at the direction of the Depositor, to the Trustee for the benefit of the

Certificateholders. See ‘‘THE SPONSOR’’ and ‘‘OTHER ORIGINATOR (OTHER THAN THE SPONSOR)’’ in this prospectus supplement.

Other than with respect to Loan No. 3404044 which closed February 12, 2007, all of the Mortgage Loans were originated between June 8, 2006 and February 1, 2007. Each of the Mortgage Loan Sellers originated, co-originated or acquired the Mortgage Loans from the respective originators thereof, generally in accordance with the underwriting criteria described in the accompanying prospectus under ‘‘BANK OF AMERICA, NATIONAL ASSOCIATION, AS SPONSOR’’ and ‘‘EUROHYPO AG, NEW YORK BRANCH, AS SPONSOR’’ as applicable.

Mortgage Loan Seller	Number of Mortgage Loans(1)	Number of Mortgaged Properties(1)	Aggregate Cut-off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
Bank of America, National Association	150	201	$2,286,101,397	72.7%	71.8%	76.1%
Eurohypo AG, New York Branch	8	26	859,113,000	27.3	28.2	23.9
Total	157	219	$3,145,214,397	100.0%	100.0%	100.0%

(1)	Includes one Mortgage Loan and eight mortgaged properties (Loan No. 3405106, which represents 8.6% of the Initial Pool Balance (10.8% of the Group 1 Balance)), which was co-originated by Bank of America (50%) and Eurohypo (50%) and is included in the total number of Mortgage Loans for each Mortgage Loan Seller.

The Mortgage Loans were selected by the Mortgage Loan Sellers, with advice from the Underwriters as to the characteristics of the Mortgage Loans that will optimize marketability of the Certificates, from each Mortgage Loan Seller’s portfolio of multifamily and commercial mortgage loans, and were chosen to meet the requirements imposed by rating agencies to achieve the credit support percentages listed in the table in the Executive Summary.

Certain Terms and Conditions of the Mortgage Loans

Due Dates.     Each of the Mortgage Loans, other than 30 Mortgage Loans that are interest only until maturity or the anticipated repayment date, representing 61.1% of the Initial Pool Balance (22 Mortgage Loans representing 59.4% of the Group 1 Balance and eight Mortgage Loans representing 67.8% of the Group 2 Balance), provides for scheduled Monthly Payments of principal and interest. Each of the Mortgage Loans provides for payments to be due on the Due Date. In addition, 67 Mortgage Loans, representing 26.2% of the Initial Pool Balance (51 Mortgage Loans representing 25.3% of the Group 1 Balance and 16 Mortgage Loans representing 29.8% of the Group 2 Balance), provide for periods of interest only payments during a portion of their respective loan terms.

Mortgage Rates; Calculations of Interest.    Each of the Mortgage Loans bears interest at a per annum rate that is fixed for the remaining term of the Mortgage Loan, except that as described below, each ARD Loan will accrue interest at a higher rate after its Anticipated Repayment Date. As used in this prospectus supplement, the term Mortgage Rate does not include the incremental increase in rate at which interest may accrue on an ARD Loan after the related Anticipated Repayment Date. As of the Cut-off Date, the Mortgage Rates of the Mortgage Loans ranged as shown in the following chart:

Range of Mortgage Rates	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
5.370% – 5.499%	8	$406,728,000	12.9%	11.2%	19.8%
5.500% – 5.749%	53	1,403,915,575	44.6	39.2	66.1
5.750% – 5.999%	62	769,570,517	24.5	28.0	10.5
6.000% – 6.249%	21	466,658,311	14.8	17.7	3.6
6.250% – 6.499%	12	93,761,765	3.0	3.7	—
6.500% – 6.550%	1	4,580,229	0.1	0.2	—
Total	157	$3,145,214,397	100.0%	100.0%	100.0%

One hundred twenty-seven of the Mortgage Loans, including the ARD Loans, representing 38.9% of the Initial Pool Balance (106 Mortgage Loans representing 40.6% of the Group 1 Balance and 21 Mortgage Loans representing 32.2% of the Group 2 Balance), provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of those Mortgage Loans. Thus, each of these Mortgage Loans will have a Balloon Payment due at its stated maturity date, unless prepaid prior thereto.

Most Mortgage Loans currently prohibit principal prepayments to some degree; however, certain of the Mortgage Loans impose ‘‘Prepayment Premiums’’ in connection with full or partial prepayments. Prepayment Premiums are payable to the Master Servicer as additional servicing compensation, to the extent not otherwise applied to offset Prepayment Interest Shortfalls, and may be waived by the Master Servicer in accordance with the servicing standard described under ‘‘SERVICING OF THE MORTGAGE LOANS—General’’ in this prospectus supplement.

Hyperamortization.    Four of the Mortgage Loans are ARD Loans, which represent 1.0% of the Initial Pool Balance (1.2% of the Group 1 Balance), provide for changes in payments and accrual of interest if it is not paid in full by the related Anticipated Repayment Date. Commencing on the Anticipated Repayment Date, the ARD Loans will generally bear interest at a fixed per annum rate equal to the Revised Rate set forth in the related Mortgage Note extending until final maturity. The Excess Interest Rate is the excess, if any, of the Revised Rate over the Mortgage Rate. Interest accrued at the Excess Interest Rate is referred to in this prospectus supplement as Excess Interest. In addition to paying interest (at the Revised Rate) from and after the Anticipated Repayment Date, the borrower generally will be required to apply any Excess Cash Flow from the related Mortgaged Property, if any, after paying all permitted operating expenses and capital expenditures, to pay accrued interest at the Revised Rate and then to principal on the ARD Loan as called for in the related loan documents.

Amortization of Principal.    One hundred twenty-seven Mortgage Loans are Balloon Loans, including the ARD Loans, which represent 38.9% of the Initial Pool Balance (106 Mortgage Loans representing 40.6% of the Group 1 Balance and 21 Mortgage Loans representing 32.2% of the Group 2 Balance), in respect of which Balloon Payments will be due and payable on their respective Maturity Dates (the percentages also include Mortgage Loans with Anticipated Repayment Dates), unless prepaid prior thereto. In addition, 30 of the Mortgage Loans, representing 61.1% of the Initial Pool Balance (22 Mortgage Loans representing 59.4% of the Group 1 Balance and eight Mortgage Loans representing 67.8% of the Group 2 Balance), provide for payments of interest only through to the end of their respective loan terms. See ‘‘RISK FACTORS—Risks Related to the Mortgage Loans—Balloon Loans May Present Greater Risk than Fully Amortizing Loans’’ in this prospectus supplement.

Prepayment Provisions.     The Mortgage Loans that permit voluntary prepayments generally provide for a Lockout Period during which voluntary principal prepayments are prohibited, followed by sequence of periods with different conditions relating to voluntary prepayments consisting of one or more of the following:

(1) one or more Prepayment Premium Periods during which any voluntary principal prepayment is to be accompanied by a Prepayment Premium, followed by

(2) an Open Period during which voluntary principal prepayments may be made without an accompanying Prepayment Premium.

The periods applicable to any particular Mortgage Loan are indicated in ANNEX A under the heading ‘‘Prepayment Provisions (Payments)’’. For example, Loan No. 3403481 is indicated as LO(36)/GRTR1%PPMTorYM(80)/OPEN(4), meaning that such Mortgage Loan has a Lockout Period for the first 36 payments, has a period for the following 80 payments during which a 1.0% prepayment premium or a yield maintenance charge applies, followed by an Open Period of four payments, including the payment due on the Maturity Date, during which no Prepayment Premium would apply to any voluntary prepayment.

Voluntary principal prepayments (after any Lockout Period) may be made in full or in some cases in part, subject to certain limitations and, during a Prepayment Premium Period, payment of the applicable Prepayment Premium. As of the Cut-off Date, the remaining Lockout Periods ranged from 21 to 173 scheduled monthly payments (21 to 173 scheduled monthly payments in Loan Group 1 and 21 to 138 scheduled monthly payments in Loan Group 2). As of the Cut-off Date the weighted average remaining Lockout Period was 85 scheduled monthly payments (86 scheduled monthly payments in Loan Group 1 and 81 scheduled monthly payments in Loan Group 2). As of the Cut-off Date, the Open Period ranged from one to nine scheduled monthly payments (one to eight for Loan Group 1 and one to nine for Loan Group 2) prior to and including the final scheduled monthly payment at maturity. The weighted average Open Period was four scheduled monthly payments (four scheduled monthly payments in Loan Group 1 and six scheduled monthly payments in Loan Group 2). Prepayments Premiums on the Mortgage Loans are generally calculated on the basis of a yield maintenance formula (subject, in certain instances, to a minimum equal to a specified percentage of the principal amount prepaid). The prepayment terms of each of the Mortgage Loans are more particularly described in ANNEX A to this prospectus supplement.

With respect to one Mortgage Loan, Loan No. 22339, representing 0.6% of the Initial Pool Balance (3.0% of the Group 2 Balance), the related borrower provided the mortgagee with a letter of credit in the amount of $1,500,000. The borrower must satisfy certain economic performance criteria specified in the related Mortgage Loan documents within 36 months after the closing of the Mortgage Loan to obtain a release of the letter of credit. If the borrower fails to fully satisfy the economic performance criteria within the 36-month period, then the mortgagee will draw on the letter of credit and apply those proceeds to reduce the outstanding principal balance of the Mortgage Loan in order to achieve the 1.20x debt-service-coverage ratio, and the payment schedule under the Mortgage Loan will be re-amortized based on the reduced principal balance resulting from that prepayment. Any Prepayment Premium incurred in connection with any such prepayment of the Mortgage Loan will be the obligation of the borrower and will not be payable out of the letter of credit proceeds.

With respect to one Mortgage Loan, Loan No. 21510, representing 0.6% of the Initial Pool Balance (2.8% of the Group 2 Balance), the related borrower deposited with the mortgagee an upfront reserve in the amount of $2,500,000. The borrower must satisfy certain economic criteria specified in the related Mortgage Loan documents within 24 months after the closing of the Mortgage Loan to obtain a release of the reserves. If the borrower fails to satisfy the economic performance criteria within the 24-month period, then the mortgagee will apply the reserves to reduce the outstanding principal balance to achieve the 1.20x debt-service-coverage ratio, and the payment schedule under the Mortgage Loan will be re-amortized based on the reduced principal balance resulting from that prepayment. Any Prepayment Premium incurred in connection with any such prepayment of the Mortgage Loan will be the obligation of the borrower and will not be payable out of the reserve funds.

With respect to one Mortgage Loan, Loan No. 19122, representing 0.5% of the Initial Pool Balance (2.3% of the Group 2 Balance), the related borrower deposited with the mortgagee an upfront reserve in the amount of $125,000. The borrower must satisfy certain economic criteria specified in the related Mortgage Loan documents within 12 months after the closing of the Mortgage Loan to obtain a release of the reserves. If the borrower fails to satisfy the economic performance criteria within the 12-month period, then the mortgagee will apply the reserves to reduce the outstanding principal balance of the Mortgage Loan to achieve the 1.20x debt-service-coverage ratio, and the payment schedule under the Mortgage Loan will be re-amortized based on the reduced principal balance resulting from that prepayment. Any Prepayment Premium incurred in connection with any such prepayment of the Mortgage Loan will be the obligation of the borrower and will not be payable out of the reserve funds.

With respect to one Mortgage Loan, Loan No. 21328, representing 0.3% of the Initial Pool Balance (0.4% of the Group 1 Balance), the related borrower provided the mortgagee with a letter of credit in the amount of $225,000. The borrower must satisfy certain economic performance criteria specified in the related Mortgage Loan documents within 24 months after the closing of the Mortgage Loan to obtain a release of the letter of credit. If the borrower fails to fully satisfy the economic performance criteria within the 24-month period, then the mortgagee will draw on the letter of credit and release to the borrower a portion of those proceeds in the mortgagee’s sole discretion. Any amount of the proceeds not released to the borrower will be applied to reduce the outstanding principal balance of the Mortgage Loan. Any Prepayment Premium incurred in connection with any such prepayment of the Mortgage Loan will be the obligation of the borrower and will not be payable out of the letter of credit proceeds.

With respect to one Mortgage Loan, Loan No. 21506, representing 0.2% of the Initial Pool Balance (0.3% of the Group 1 Balance), the related borrower provided the mortgagee with a letter of credit in the amount of $450,000. The borrower must satisfy certain economic performance criteria specified in the related Mortgage Loan documents within 24 months after the closing of the Mortgage Loan to obtain a release of the letter of credit. If the borrower fails to fully satisfy the economic performance criteria within the 24-month period, then the mortgagee will draw on the letter of credit and release to borrower a portion of those proceeds in the mortgagee’s sole discretion. Any amount of the proceeds not released to the borrower will be applied to reduce the outstanding principal balance of the Mortgage Loan. Any Prepayment Premium incurred in connection with any such prepayment of the Mortgage Loan will be the obligation of the borrower and will not be payable out of the letter of credit proceeds.

With respect to one Mortgage Loan, Loan No. 19059, representing 0.1% of the Initial Pool Balance (0.2% of the Group 1 Balance), the related borrower deposited with the mortgagee an upfront reserve in the amount of $85,000. The borrower must satisfy certain economic performance criteria specified in the related Mortgage Loan documents within 18 months after the closing of the Mortgage Loan to obtain a release of the reserves. If the borrower fails to fully satisfy the economic performance criteria within the 18-month period, then the mortgagee shall apply the reserves to reduce the outstanding principal balance of the Mortgage Loan to achieve the 1.20x debt-service-coverage ratio, and the payment schedule under the Mortgage Loan will be re-amortized based on the reduced principal balance resulting from that prepayment. Any Prepayment Premium incurred in connection with any such prepayment of the Mortgage Loan will be the obligation of the borrower and will not be payable out of the reserve funds.

With respect to one Mortgage Loan, Loan No. 20881, representing 0.2% of the Initial Pool Balance (0.2% of the Group 1 Balance), the related borrower deposited with the mortgagee an upfront reserve in the amount of $100,000. The borrower must satisfy certain economic performance criteria specified in the related Mortgage Loan documents within 24 months after the closing of the Mortgage Loan to obtain a release of the reserves. If the borrower fails to fully satisfy the economic performance criteria within the 24-month period, then the mortgagee shall disburse a portion of the reserve in the mortgagee’s sole discretion. Any reserve amount not released to the borrower will be applied to reduce the outstanding principal balance of the Mortgage Loan, and the payment schedule under the Mortgage Loan will be re-amortized based on the reduced principal balance resulting from that prepayment. Any Prepayment Premium incurred in connection with any such prepayment of the Mortgage Loan will be the obligation of the borrower and will not be payable out of the reserve funds.

With respect to one Mortgage Loan, Loan No. 19646, representing 0.1% of the Initial Pool Balance (0.1% of the Group 1 Balance), the related borrower deposited with the mortgagee an upfront reserve in the amount of $400,000. The borrower must satisfy certain economic performance criteria specified in the related Mortgage Loan documents within 12 months after the closing of the Mortgage Loan to obtain a release of the reserves. If the borrower fails to fully satisfy the economic performance criteria within the 12-month period, then the mortgagee shall apply the reserves to reduce the outstanding principal balance of the Mortgage Loan to achieve the 1.20x debt-service-coverage ratio, and the payment schedule under the Mortgage Loan will be re-amortized based on the reduced principal balance resulting from that prepayment. Any Prepayment Premium incurred in connection with any such prepayment of the Mortgage Loan will be the obligation of the borrower and will not be payable out of the reserve funds.

With respect to one Mortgage Loan, Loan No. 21616, representing 0.1% of the Initial Pool Balance (0.5% of the Group 2 Balance), the related borrower deposited with the mortgagee an upfront reserve in the amount of $235,000. The borrower must satisfy certain economic performance criteria specified in the related Mortgage Loan documents to obtain a release of the reserves. The borrower is permitted one request for the release of the reserves and to the extent the reserve release is less than the entire amount of the upfront reserve, then the mortgagee shall apply the remaining reserves to reduce the outstanding principal balance of the Mortgage Loan to achieve the 1.20x debt-service-coverage ratio. The payment schedule under the Mortgage Loan will be re-amortized based on the reduced principal balance resulting from that prepayment. Any Prepayment Premium incurred in connection with any such prepayment of the Mortgage Loan will be the obligation of the borrower and will not be payable out of the reserve funds.

There may be other Mortgage Loans that provide that in the event that certain conditions specified in the related Mortgage Loan documents are not satisfied, an upfront ‘‘earnout’’ reserve may be applied to reduce the outstanding principal balance of the Mortgage Loan, in which event the amortization schedule may be recast. For further information, see ANNEX A to this prospectus supplement.

As more fully described in this prospectus supplement, Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the respective Classes of Certificateholders in the amounts and priorities described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Distributions of Prepayment Premiums’’ in this prospectus supplement. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or as to the collectibility of any Prepayment Premium. In addition, generally no prepayment premium or yield maintenance charge is payable with respect to a prepayment due to a condemnation or casualty. See ‘‘RISK FACTORS—Risks Related to the Mortgage Loans—Prepayment Premiums and Yield Maintenance Charges Present Special Risks’’ in this prospectus supplement and ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Default Interest and Limitations on Prepayments’’ in the accompanying prospectus.

Defeasance.    One hundred forty of the Mortgage Loans, representing 90.3% of the Initial Pool Balance (113 Mortgage Loans representing 88.5% of the Group 1 Balance and 27 Mortgage Loans representing 97.3% of the Group 2 Balance), permit the applicable borrower at any time during the related Defeasance Period, which is at least two years from the Delivery Date; provided that no event of default exists, to obtain a release of a Mortgaged Property from the lien of the related Mortgage Loan by exercising the Defeasance Option. The borrower must meet certain conditions to exercise its Defeasance Option. Among other conditions, the borrower must pay on the related Release Date:

(1) all interest accrued and unpaid on the principal balance of the Mortgage Note to and including the Release Date;

(2) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all other loan documents executed in connection therewith; and

(3) the related Collateral Substitution Deposit.

In addition, the borrower must deliver a security agreement granting the Trust Fund a first priority lien on the Collateral Substitution Deposit and, generally, an opinion of counsel to such effect. Simultaneously with such actions, the related Mortgaged Property will be released from the lien of the Mortgage Loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan. In general, a successor borrower established or designated pursuant to the related loan documents will assume all of the defeased obligations of a borrower exercising a Defeasance Option under a Mortgage Loan and the borrower will be relieved of all of the defeased obligations thereunder. Under the Pooling and Servicing Agreement, the Master Servicer is required to enforce any provisions of the related loan documents that require, as a condition to the exercise by the mortgagor of any defeasance rights, that the mortgagor pay any costs and expenses associated with such exercise.

The Depositor makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan.

The Mortgage Loans secured by more than one Mortgaged Property that permit release of one or more of the Mortgaged Properties generally require that: (1) prior to the release of a related Mortgaged Property, at least 100% of the allocated loan amount for the Mortgaged Property be defeased and (2) certain debt service coverage ratio and LTV Ratio tests be satisfied with respect to the remaining Mortgaged Properties after the defeasance.

Release or Substitution of Properties

In the case of one Mortgage Loan (Loan No. 3405106, representing 8.6% of the Initial Pool Balance (10.8% of the Group 1 Balance)), the related loan documents permit the related borrower, at any time 24 months after the closing date of the securitization and in connection with a partial defeasance of such Mortgage Loan, to obtain the release of some or all of the portions of the related Mortgaged Property, subject to the satisfaction of certain conditions, including, but not limited to: (i) no event of default exists; (ii) payment of (a) 100% of the allocated loan amount as set forth in the related loan agreement related to such property or properties to be released which, when taken together with any property previously released, is less than or equal to $135,600,000; (b) 110% of the allocated loan amount which, when taken together with any property previously released, is greater than $135,600,000 and less than or equal to $271,200,000; (c) 115% of the allocated loan amount which, when taken together with any property previously released, is greater than $271,200,000 and less than or equal to $406,800,000; or (d) 125% of the allocated loan amount which, when taken together with any property previously released, is greater than $406,800,000; (iii) delivery of a pledge and security agreement in form and substance satisfactory to a prudent lender and defeasance collateral meeting the requirements of the related loan agreement; (iv) confirmation from the rating agencies that such a release will not result in a downgrade, withdrawal or qualification of the ratings assigned to the Certificates; and (v) after giving effect to such release, the debt service coverage ratio must be not less than the greater of (a) (1) 80% of the debt service coverage ratio for the trailing 12 months immediately preceding the release or (2) a debt service coverage ratio in an amount sufficient to obtain a rating agency confirmation or (b) the debt service coverage ratio as of the closing date of such Mortgage Loan.

In the case of one Mortgage Loan, Loan No. 2, representing 6.0% of the Initial Pool Balance (7.6% of the Group 1 Balance), the related loan documents permit the related borrower to partially prepay the loan and obtain the release of an individual Mortgaged Property from the lien of the Mortgage prior to the expiration of the Lockout Period in consideration of payment therefor equal to 100% of the related allocated loan amount together with yield maintenance; provided that (i) the allocated loan amounts for the properties being released, together with the properties that have previously been released, do not exceed 20% of the original principal balance of the Mortgage Loan; (ii) after giving effect to such release, the debt service coverage ratio for the remaining properties is at least equal to the greater of (a) the debt service coverage ratio as of the origination date, and (b) the debt service coverage ratio for the remaining properties (including the individual Mortgaged Property to be released) for the 12 months immediately preceding the release; (iii) after giving effect to such release, the loan-to-value ratio for the remaining properties (calculated using the allocated loan amounts for the properties then remaining) must be no greater than the lesser of (a) the loan-to-value ratio immediately preceding the origination date and (b) 78%; and (iv) receipt of applicable rating agency ‘‘no downgrade’’ confirmation.

In the case of two crossed portfolio Mortgage Loans (Loan Nos. 3401471 and 3403207, together, representing 5.9% of the Initial Pool Balance (7.4% of the Group 1 Balance)), the related loan documents permit the related borrower to, at any time after the expiration of the related lockout period (December 1, 2008 for Loan No. 3401471 and January 1, 2009 for Loan No. 3403207) and in connection with a partial prepayment of such Mortgage Loan in connection with a sale of some or all of an individual portion of the such Mortgaged Property to an unaffiliated third party, the related borrower may obtain the release of such individual property or individual properties, subject to the satisfaction of certain conditions, including, but not limited to: (i) no event of default exists; (ii) payment of 110% of the allocated amount set forth in the related loan agreement; (iii) payment of the related prepayment premium set forth in the related loan agreement; and (iv) the debt service coverage ratio after giving effect to the release must be not less than (a) the debt service coverage ratio immediately preceding the release of such individual portion of the related Mortgaged Property and (b) the debt service coverage ratio that existed on the closing date of the related Mortgage Loan (provided, however, if the debt service coverage ratio tests are not met through the payment of 110% of the allocated amount, then payment of a percentage in excess of 110% of the allocated amount for such Individual Property will also satisfy such debt service coverage ratio requirement).

In the case of one Mortgage Loan (Loan No. 3403858, representing 5.3% of the Initial Pool Balance (26.1% of the Group 2 Balance)), the related loan documents permit the related borrower, at any time 24 months after the closing date of the securitization and in connection with a partial defeasance of such Mortgage Loan, to obtain the release of some or all of the portions of the related

Mortgaged Property, subject to the satisfaction of certain conditions, including, but not limited to: (i) no event of default exists; (ii) payment of 110% of the allocated loan amount set forth in the related loan agreement; (iii) delivery of a pledge and security agreement in form and substance satisfactory to a prudent lender and defeasance collateral meeting the requirements of the related loan agreement; (iv) confirmation from the Rating Agencies that such a release will not result in a downgrade, withdrawal or qualification of the ratings issued, or to be issued, in connection with a securitization involving such Mortgage Loan; and (v) the debt service coverage ratio after giving effect to such release must be at least 1.25x and the loan-to-value ratio after giving effect to such release must not be greater than 80%.

In the case of one Mortgage Loan (Loan No. 3404790, representing 5.3% of the Initial Pool Balance (6.6% of the Group 1 Balance)), the related loan documents permit the related borrower, at any time after the expiration of the scheduled payment date in January 2009, to obtain the release of a portion of the related Mortgaged Property, subject to the satisfaction of certain conditions, including, but not limited to: (i) no event of default exists; (ii) payment of 110% of the allocated loan amount set forth in the related loan agreement; and (iii) the debt service coverage ratio after giving effect to the release must be not less than the greater of (a) the debt service coverage ratio for the 12 full calendar months immediately preceding the closing date of such Mortgage Loan or (b) the debt service coverage ratio for the 12 full calendar months immediately preceding the release of such portion of the related Mortgaged Property.

In the case of five crossed portfolio Mortgage Loans (Loan Nos. 3402772, 3402872, 3402873, 3402921 and 3402871, collectively, representing 1.5% of the Initial Pool Balance (1.8% of the Group 1 Balance)), the related loan documents permit the related borrower to partially prepay the related Mortgage Loan and obtain the release of an individual property from the lien of the mortgage having an allocated loan amount of less than $5,000,000 upon the satisfaction of certain conditions, including but not limited to: (a) a maximum loan-to-value ratio of the lesser of (i) 70% and (ii) the loan-to-value ratio of all of the remaining properties (including the individual property to be released), calculated immediately prior to the subject release, (b) a debt service coverage ratio for the remaining Mortgaged Properties of the greater of (i) 1.25x and (ii) the debt service coverage ratio for all remaining Mortgaged Properties (including the individual property to be released), (c) conveyance of such individual property to an unaffiliated third party and (d) payment of a yield maintenance prepayment premium.

Furthermore, certain Mortgage Loans permit the release of specified parcels of real estate, improvements or air rights that secure such Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraisal Value or Underwritten Cash Flow. Such parcels of real estate, improvements or air rights are permitted to be released without payment of a release price and consequent reduction of the principal balance of the related Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied.

Performance Escrows and Letters of Credit

In connection with the origination of certain Mortgage Loans, the related borrower was required to escrow funds or post a letter of credit related to obtaining certain performance objectives, including reaching targeted debt service coverage levels. Such funds will be released to the related borrower upon the satisfaction of certain conditions and the Special Servicer will be entitled to review any determination by the Master Servicer that such conditions have or have not been satisfied. Additionally, such mortgage loans allow or, in certain cases, require that such escrowed funds be applied to reduce the principal balance of the related Mortgage Loan if such conditions are not met. If such conditions are not satisfied and the mortgagee has the discretion to retain the cash or letter of credit as additional collateral, the mortgagee will be directed in the Pooling and Servicing Agreement to hold the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use such funds to reduce the principal balance of the related Mortgage Loan, unless holding such funds would otherwise be inconsistent with the Servicing Standard. If such funds are applied to reduce the principal balance of the Mortgage Loan, the Trust Fund would experience an early prepayment that may adversely affect the yield to maturity on your Certificates. In some cases, the related loan documents do not require payment of a yield maintenance charge or prepayment premium in connection with such prepayment. In addition, certain other Mortgage Loans have performance escrows or letters of credit; however, these Mortgage Loans do not contain conditions allowing the mortgagee to use such funds to reduce the principal balance of the related Mortgage Loan unless there is an event of default. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’.

‘‘Due-on-Sale’’ and ‘‘Due-on-Encumbrance’’ Provisions

The Mortgage Loans generally contain both ‘‘due-on-sale’’ and ‘‘due-on-encumbrance’’ clauses that in each case, subject to certain limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without the consent of the mortgagee. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information—Additional Financing’’ in this prospectus supplement. Certain of the Mortgage Loans permit such sale, transfer or further encumbrance of the related Mortgaged Property if certain specified conditions are satisfied or if the transfer is to an entity reasonably acceptable to the mortgagee. The Master Servicer and/or the Special Servicer, as applicable, will determine, in a manner consistent with the Servicing Standard and with the REMIC provisions, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property; provided that the Master Servicer will not waive any right that it may have, or grant any consent that it may otherwise withhold without obtaining the consent of the Special Servicer. The Special Servicer’s consent will be deemed given if it does not respond within 15 business days following receipt by the Special Servicer of the Master’s Servicer’s request for such consent and all information reasonably requested by the Special Servicer as such time frame will be extended if the Special Servicer is required to seek the consent of the Directing Certificateholder, the related Controlling Holder, any mezzanine loan holder or any Rating Agency, as described below. In addition, the Special Servicer will not waive any right it has, or grant any consent that it may otherwise withhold, under any related ‘‘due-on-sale’’ or ‘‘due-on- encumbrance’’ clause for any Non-Specially Serviced Mortgage Loan or any Specially Serviced Mortgage Loan (other than a Whole Loan; provided that a Control Appraisal Period does not exist with respect to the related Whole Loan as described below) unless the Directing Certificateholder, the related Controlling Holder or the holder of a related mezzanine loan has approved such waiver and consent, which approval will be deemed given if the Directing Certificateholder, the related Controlling Holder or the holder of a related mezzanine loan does not respond within ten business days after the Special Servicer has given a written notice of the matter and a written explanation of the surrounding circumstances and a request for approval of a waiver or consent related to the ‘‘due-on-encumbrance’’ or ‘‘due-on-sale clause’’ to the Directing Certificateholder, the related Controlling Holder or such holder of a mezzanine loan.

With respect to each Whole Loan, if a Control Appraisal Period does not exist, the Special Servicer with respect to those time periods when the related Mortgage Loan is a Specially Serviced Mortgage Loan will not waive any right that it may have, or grant any consent that it may otherwise withhold under any related ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause without obtaining the consent of the related Controlling Holder. In each case that the consent of the related Controlling Holder is required with respect to a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ provision, such party’s consent will be deemed granted if such party does not respond to a request for its consent within ten business days of its receipt of a written notice of the matter, a written explanation of the surrounding circumstances and reasonable supporting material and relevant documents.

Notwithstanding the foregoing, with respect to any Mortgage Loan that (i) represents greater than 5.0% of the outstanding principal balance of the Mortgage Pool, (ii) has a then outstanding principal balance of greater than $35,000,000, or (iii) is one of the ten largest Mortgage Loans based on the then outstanding principal balance of the Mortgage Pool, neither the Master Servicer nor the Special Servicer may waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related ‘‘due-on-sale’’ clause until it has received written confirmation from each Rating Agency (as set forth in the Pooling and Servicing Agreement) that such action would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by such Rating Agency to any Class of Certificates. In addition, with respect to any Mortgage Loan that represents greater than 2.0% of the then outstanding principal balance of the Mortgage Pool, is one of the ten largest Mortgage Loans or crossed portfolio of Cross-Collateralized Mortgage Loans based on the then outstanding principal balance, has a then outstanding principal balance of the Mortgage Pool of greater than $20,000,000, or does not meet certain loan-to-value or debt service coverage thresholds specified in the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer may waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related ‘‘due-on-encumbrance’’ clause until it has received written confirmation from each Rating Agency (as set forth in the Pooling and Servicing Agreement) that such action would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by such Rating Agency to any Class of Certificates if, after taking into consideration any additional indebtedness secured by the Mortgaged Property, the loan to value ratio for such Mortgage Loan would be greater than 85% or the debt service coverage ratio would be less than 1.20x. Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related Mortgage Loan at maturity or the Anticipated Repayment Date and the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related Mortgage Loan could be delayed. See ‘‘THE POOLING AND SERVICING AGREEMENTS—Due-on-Sale and Due-on-Encumbrance Provisions’’ and ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Due-on-Sale and Due-on-Encumbrance Provisions’’ in the accompanying prospectus.

Skyline Portfolio Pari Passu Whole Loan

One Mortgage Loan, Loan No. 3405106 (the ‘‘Skyline Portfolio Pari Passu Mortgage Loan’’), representing 8.6% of the Initial Pool Balance (10.8% of the Group 1 Balance), is part of a whole loan referred to as the ‘‘Skyline Portfolio Pari Passu Whole Loan’’. The Skyline Portfolio Pari Passu Whole Loan is evidenced by a split loan structure comprised of three pari passu notes referred to as the ‘‘Skyline Portfolio Pari Passu Note A-1’’ (with a cut-off date principal balance of $271,200,000), the ‘‘Skyline Portfolio Pari Passu Note A-2’’ (with a cut-off date principal balance of $203,400,000) and the ‘‘Skyline Portfolio Pari Passu Note A-3’’ (with a cut-off date principal balance of $203,400,000) secured by the same mortgage instrument on the related Mortgaged Property (the ‘‘Skyline Portfolio Mortgaged Property’’). Only the Skyline Portfolio Pari Passu Note A-1 is included in the Trust Fund and is sometimes referred to as the Skyline Portfolio Pari Passu Mortgage Loan. See also ‘‘DESCRIPTIONS OF THE TEN LARGEST MORTGAGE LOANS OR CROSSED PORTFOLIOS—Skyline Portfolio Pari Passu Mortgage Loan’’ in ANNEX C to this prospectus supplement.

The Skyline Portfolio Pari Passu Note A-1, the Skyline Portfolio Pari Passu Note A-2 and the Skyline Portfolio Pari Passu Note A-3 have the same maturity date and amortization term. The Skyline Portfolio Pari Passu Note A-2 is currently held by Bank of America, National Association or an affiliate thereof and the Skyline Portfolio Pari Passu Note A-3 is currently held by Eurohypo AG, New York Branch or an affiliate thereof. The Skyline Portfolio Pari Passu Note A-2 or a portion thereof and the Skyline Portfolio Pari Passu Note A-3 or a portion thereof may be included in future securitizations. The Skyline Portfolio Pari Passu Note A-2 and the Skyline Portfolio Pari Passu Note A-3 may be sold or transferred at any time (subject to compliance with the terms of the related intercreditor agreement).

An intercreditor agreement (the ‘‘Skyline Portfolio Intercreditor Agreement’’) between the holder of the Skyline Portfolio Pari Passu Note A-1, the holder of the Skyline Portfolio Pari Passu Note A-2 and the holder of the Skyline Portfolio Pari Passu Note A-3 sets forth the rights of the noteholders. The Skyline Portfolio Intercreditor Agreement generally provides that the Mortgage Loans that comprise the Skyline Portfolio Pari Passu Whole Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the Master Servicer and the Special Servicer, as applicable, according to the Servicing Standard.

The Skyline Portfolio Intercreditor Agreement generally provides that expenses, losses and shortfalls relating to the Skyline Portfolio Pari Passu Whole Loan will be allocated pro rata among the

Skyline Portfolio Pari Passu Note A-1, the Skyline Portfolio Pari Passu Note A-2 and the Skyline Portfolio Pari Passu Note A-3. Pursuant to the terms of the Skyline Portfolio Intercreditor Agreement, after payment or reimbursement of certain servicing fees, special servicing fees, trust fund expenses and/or advances and various expenses, costs and liabilities referenced in the Skyline Portfolio Intercreditor Agreement, all payments and proceeds received with respect to the Skyline Portfolio Pari Passu Whole Loan will be generally paid in the following manner:

(i) first, pro rata, based on the interest accrued on the outstanding principal balances of the Skyline Portfolio Pari Passu Note A-1, the Skyline Portfolio Pari Passu Note A-2 and the Skyline Portfolio Pari Passu Note A-3, to (a) the holder of the Skyline Portfolio Pari Passu Note A-1 in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the Skyline Portfolio Pari Passu Note A-1, (b) the holder of the Skyline Portfolio Pari Passu Note A-2 in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the Skyline Portfolio Pari Passu Note A-2 and (c) the holder of the Skyline Portfolio Pari Passu Note A-3 in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the Skyline Portfolio Pari Passu Note A-3;

(ii) second, to each of the holder of the Skyline Portfolio Pari Passu Note A-1, the holder of the Skyline Portfolio Pari Passu Note A-2 and the holder of the Skyline Portfolio Pari Passu Note A-3, in an amount equal to its pro rata portion, based on the then outstanding principal balances of the Skyline Portfolio Pari Passu Note A-1, the Skyline Portfolio Pari Passu Note A-2 and the Skyline Portfolio Pari Passu Note A-3, of all principal payments collected on the Skyline Portfolio Pari Passu Whole Loan, to be applied in reduction of the outstanding principal balances of the Skyline Portfolio Pari Passu Note A-1, the Skyline Portfolio Pari Passu Note A-2 and the Skyline Portfolio Pari Passu Note A-3;

(iii) third, any default interest in excess of the interest paid in accordance with clause (i) of this paragraph, to the extent collected and not applied to Advance Interest or Additional Trust Fund Expenses (or as otherwise described under ‘‘COMPENSATION AND EXPENSES’’ in this prospectus supplement), or payable to any party other than a holder of one of the Skyline Portfolio pari passu notes, in each case pursuant to the Pooling and Servicing Agreement, to the holder of the Skyline Portfolio Pari Passu Note A-1, to the holder of the Skyline Portfolio Pari Passu Note A-2 and to the holder of the Skyline Portfolio Pari Passu Note A-3, each in an amount equal to their pro rata portion of such default interest (based on the then outstanding principal balances of the Skyline Portfolio Pari Passu Note A-1, the Skyline Portfolio Pari Passu Note A-2 and the Skyline Portfolio Pari Passu Note A-3);

(iv) fourth, any amounts that represent late payment charges, other than Prepayment Premiums or default interest, actually collected on the Skyline Portfolio Pari Passu Whole Loan, to the extent not applied to Advance Interest or Additional Trust Fund Expenses (or as otherwise described under ‘‘COMPENSATION AND EXPENSES’’ in this prospectus supplement), or payable to any party other than a holder of a Skyline Portfolio pari passu note, in each case pursuant to the Pooling and Servicing Agreement, to the holder of the Skyline Portfolio Pari Passu Note A-1, to the holder of the Skyline Portfolio Pari Passu Note A-2 and to the holder of the Skyline Portfolio Pari Passu Note A-3, each in an amount equal to their pro rata portion of such amounts (based on the then outstanding principal balances of the Skyline Portfolio Pari Passu Note A-1, the Skyline Portfolio Pari Passu Note A-2 and the Skyline Portfolio Pari Passu Note A-3); and

(v) fifth, if any excess amount is paid by the related borrower and is not required to be returned to the related borrower or to any party other than a holder of a Skyline Portfolio pari passu note pursuant to the Pooling and Servicing Agreement and not otherwise applied in accordance with the foregoing clauses (i) through (iv) of this paragraph, to the holder of the Skyline Portfolio Pari Passu Note A-1, the holder of the Skyline Portfolio Pari Passu Note A-2 and the holder of the Skyline Portfolio Pari Passu Note A-3, each in an amount equal to their pro rata portion of such excess (based on the original principal balances of the Skyline Portfolio Pari Passu Note A-1, the Skyline Portfolio Pari Passu Note A-2 and the Skyline Portfolio Pari Passu Note A-3).

If the Master Servicer, the Special Servicer or the Trustee makes any Servicing Advance that becomes a Nonrecoverable Advance or pays any fees, costs or expenses that related directly to the servicing of the Skyline Portfolio Pari Passu Note A-1, the Skyline Portfolio Pari Passu Note A-2 and the Skyline Portfolio Pari Passu Note A-3 as to which such party is entitled to be reimbursed pursuant to the Pooling and Servicing Agreement (including Master Servicing Fees, Special Servicing Fees, Liquidation Fees and Workout Fees) and such party is unable to recover any proportionate share of such Advance, fees, costs or expenses, including interest thereon, as contemplated above, the holders of such note will be jointly and severally liable for such Servicing Advance, fees, costs or expenses, including interest thereon. If any of the Skyline Portfolio Pari Passu Note A-1, the Skyline Portfolio Pari Passu Note A-2 and the Skyline Portfolio Pari Passu Note A-3 is an asset of a securitization, the related trust will assume, as the holder of the applicable note, the foregoing obligations and the Master Servicer, the Special Servicer or the Trustee, as the case may be, may seek the entire unpaid balance of such Advance, fees, costs or expenses, including interest thereon, from general collections in the related Trust’s collection account.

Sale of Defaulted Mortgage Loan.    Under the Pooling and Servicing Agreement, if the Skyline Portfolio Pari Passu Note A-1 is subject to a fair value purchase option, the Special Servicer will be required to determine the purchase price for the Skyline Portfolio Pari Passu Note A-1. Each option holder will have an option to purchase the Skyline Portfolio Pari Passu Note A-1 and the holders of either of the Skyline Portfolio Pari Passu Note A-2 or the Skyline Portfolio Pari Passu Note A-3 (or their respective designees) will have an option to purchase the Skyline Portfolio Pari Passu Note A-2 or Skyline Portfolio Pari Passu Note A-3, as applicable, at the purchase price determined by the Special Servicer under the Pooling and Servicing Agreement.

Solana Pari Passu Whole Loan

One Mortgage Loan, Loan No. 1 (the ‘‘Solana Pari Passu Mortgage Loan’’), representing 7.0% of the Initial Pool Balance (8.8% of the Group 1 Balance), is part of a whole loan referred to as the ‘‘Solana Pari Passu Whole Loan’’. The Solana Pari Passu Whole Loan is evidenced by a split loan structure comprised of two pari passu notes referred to as the ‘‘Solana Pari Passu Note A-1’’ (with a cut-off date principal balance of $220,000,000) and the ‘‘Solana Pari Passu Note A-2’’ (with a cut-off date principal balance of $140,000,000) secured by the same mortgage instrument on the related Mortgaged Property (the ‘‘Solana Mortgaged Property’’). Only the Solana Pari Passu Note A-1 is included in the Trust Fund and is sometimes referred to as the Solana Pari Passu Mortgage Loan. See also ‘‘DESCRIPTIONS OF THE TEN LARGEST MORTGAGE LOANS OR CROSSED PORTFOLIOS—Solana’’ in ANNEX C to this prospectus supplement.

The Solana Pari Passu Note A-1 and the Solana Pari Passu Note A-2 have the same maturity date and amortization term. The Solana Pari Passu Note A-2 is currently held by Eurohypo AG, New York Branch or an affiliate thereof. The Solana Pari Passu Note A-2 or a portion thereof may be included in a future securitization. The Solana Pari Passu Note A-2 may be sold or transferred at any time (subject to compliance with the terms of the related intercreditor agreement).

The Solana Pari Passu Note A-2 may be split into two or more pari passu companion loans in the aggregate principal amount equal to the then outstanding principal balance of the Solana Pari Passu Note A-2.

For purposes of the information presented in this prospectus supplement with respect to the Solana Pari Passu Note A-1, the debt service coverage ratio and the loan-to-value ratio reflect the aggregate indebtedness evidenced by the Solana Pari Passu Note A-1 and the Solana Pari Passu Note A-2.

An intercreditor agreement (the ‘‘Solana Intercreditor Agreement’’) between the holder of the Solana Pari Passu Note A-1 and the holder of the Solana Pari Passu Note A-2 sets forth the rights of the noteholders. The Solana Intercreditor Agreement generally provides that the Mortgage Loans that comprise the Solana Pari Passu Whole Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the Master Servicer and the Special Servicer, as applicable, according to the Servicing Standard.

Distributions.    The Solana Intercreditor Agreement provides that:

•	the Solana Pari Passu Note A-1 and the Solana Pari Passu Note A-2 are of equal priority with each other and no portion of any of them will have priority or preference over the other; and

•	all payments, proceeds and other recoveries on or in respect of the Solana Pari Passu Note A-1 and/or the Solana Pari Passu Note A-2 (in each case, subject to the rights of the master servicer, the special servicer and the trustee under the Pooling and Servicing Agreement (and the master servicer and the trustee under any other pooling and servicing agreement relating to the Solana Pari Passu Note A-2 and any other service providers with respect to the Solana Pari Passu Note A-2) to payments and reimbursements pursuant to and in accordance with the terms of the Pooling and Servicing Agreement) will be applied to the Solana Pari Passu Note A-1 and the Solana Pari Passu Note A-2 on a pari passu basis according to their respective outstanding principal balances

Servicing.    If the Directing Certificateholder and the holder of the Solana Pari Passu Note A-2 (or its designee) are not able to agree on a course of action that satisfies the Servicing Standard, under the Pooling and Servicing Agreement within 30 days (or such shorter period as may be required by the related mortgage loan documents to the extent the mortgagee’s approval is required) after receipt of a request for consent to any action by the Master Servicer or the Special Servicer, as applicable, the Directing Certificateholder will be entitled to direct the Master Servicer or the Special Servicer, as applicable, on a course of action to follow that satisfies the requirements set forth in the Pooling and Servicing Agreement (including that such action does not violate the Servicing Standards or another provision of the Pooling and Servicing Agreement, the Solana Pari Passu Whole Loan or any applicable REMIC provisions of the Code), and the Master Servicer or the Special Servicer, as applicable, will be required to implement the course of action in accordance with the Servicing Standard.

Sale of Defaulted Mortgage Loan.    Under the Pooling and Servicing Agreement, if the Solana Pari Passu Note A-1 is subject to a fair value purchase option, the Special Servicer will be required to determine the purchase price for the Solana Pari Passu Note A-1. Each option holder specified in —Sale of Defaulted Mortgage Loans; Purchase Option’’ in this prospectus supplement will have an option to purchase the Solana Pari Passu Note A-1 and the holder of the Solana Pari Passu Note A-2 (or its designees) will have an option to purchase the Solana Pari Passu Note A-2, at the purchase price determined by the Special Servicer under the Pooling and Servicing Agreement.

Pacific Shores Pari Passu Whole Loan

One Mortgage Loan, Loan No. 3404790 (the ‘‘Pacific Shores Pari Passu Mortgage Loan’’), representing 5.3% of the Initial Pool Balance (6.6% of the Group 1 Balance), is part of a whole loan referred to as the ‘‘Pacific Shores Pari Passu Whole Loan’’. The Pacific Shores Pari Passu Whole Loan is evidenced by a split loan structure comprised of two pari passu notes referred to as the ‘‘Pacific Shores Pari Passu Note A-1’’ (with a cut-off date principal balance of $165,875,000) and the ‘‘Pacific Shores Pari Passu Note A-2’’ (with a cut-off date principal balance of $165,875,000) secured by the same mortgage instrument on the related Mortgaged Property (the ‘‘Pacific Shores Mortgaged Property’’). Only the Pacific Shores Pari Passu Note A-1 is included in the Trust Fund and is sometimes referred to as the Pacific Shores Pari Passu Mortgage Loan. See also ‘‘DESCRIPTIONS OF THE TEN LARGEST MORTGAGE LOANS OR CROSSED PORTFOLIOS—Pacific Shores’’ in ANNEX C to this prospectus supplement.

The Pacific Shores Pari Passu Note A-1, and the Pacific Shores Pari Passu Note A-2 have the same maturity date and amortization term. The Pacific Shores Pari Passu Note A-2 is currently held by Bank of America, National Association or an affiliate thereof. The Pacific Shores Pari Passu Note A-2 or a portion thereof may be included in a future securitization. The Pacific Shores Pari Passu Note A-2 may be sold or transferred at any time (subject to compliance with the terms of the related intercreditor agreement).

An intercreditor agreement (the ‘‘Pacific Shores Intercreditor Agreement’’) between the holder of the Pacific Shores Pari Passu Note A-1 and the holder of the Pacific Shores Pari Passu Note A-2 sets forth the rights of the noteholders. The Pacific Shores Intercreditor Agreement generally provides that the Mortgage Loans that comprise the Pacific Shores Pari Passu Whole Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the Master Servicer and the Special Servicer, as applicable, according to the Servicing Standard.

The Pacific Shores Intercreditor Agreement generally provides that expenses, losses and shortfalls relating to the Pacific Shores Pari Passu Whole Loan will be allocated pro rata among the Pacific Shores Pari Passu Note A-1 and the Pacific Shores Pari Passu Note A-2. Pursuant to the terms of the Pacific Shores Intercreditor Agreement, after payment or reimbursement of certain servicing fees, special servicing fees, trust fund expenses and/or advances and various expenses, costs and liabilities referenced in the Pacific Shores Intercreditor Agreement, all payments and proceeds received with respect to the Pacific Shores Pari Passu Whole Loan will be generally paid in the following manner:

(i) first, pro rata, based on the interest accrued on the outstanding principal balances of the Pacific Shores Pari Passu Note A-1 and the Pacific Shores Pari Passu Note A-2, to (a) the holder of the Pacific Shores Pari Passu Note A-1 in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the Pacific Shores Pari Passu Note A-1, and holder of the (b) the Pacific Shores Pari Passu Note A-2 in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the Pacific Shores Pari Passu Note A-2;

(ii) second, to each of the holder of the Pacific Shores Pari Passu Note A-1 and the holder of the Pacific Shores Pari Passu Note A-2, in an amount equal to its pro rata portion, based on the then outstanding principal balances of the Pacific Shores Pari Passu Note A-1 and the Pacific Shores Pari Passu Note A-2, of all principal payments collected on the Pacific Shores Pari Passu Whole Loan, to be applied in reduction of the outstanding principal balances of the Pacific Shores Pari Passu Note A-1 and the Pacific Shores Pari Passu Note A-2;

(iii) third, any default interest in excess of the interest paid in accordance with clause (i) of this paragraph, to the extent collected and not applied to Advance Interest or Additional Trust Fund Expenses (or as otherwise described under ‘‘COMPENSATION AND EXPENSES’’ in this prospectus supplement), or payable to any party other than a holder of one of the Pacific Shores pari passu notes, in each case pursuant to the Pooling and Servicing Agreement, to the holder of the Pacific Shores Pari Passu Note A-1 and to the holder of the Pacific Shores Pari Passu Note A-2, each in an amount equal to their pro rata portion of such default interest (based on the then outstanding principal balances of the Pacific Shores Pari Passu Note A-1 and the Pacific Shores Pari Passu Note A-2);

(iv) fourth, any amounts that represent late payment charges, other than Prepayment Premiums or default interest, actually collected on the Pacific Shores Pari Passu Whole Loan, to the extent not applied to Advance Interest or Additional Trust Fund Expenses (or as otherwise described under ‘‘COMPENSATION AND EXPENSES’’ in this prospectus supplement), or payable to any party other than a holder of a Pacific Shores pari passu note, in each case pursuant to the Pooling and Servicing Agreement, to the holder of the Pacific Shores Pari Passu Note A-1 and the holder of the Pacific Shores Pari Passu Note A-2, each in an amount equal to their pro rata portion of such amounts (based on the then outstanding principal balances of the Pacific Shores Pari Passu Note A-1 and the Pacific Shores Pari Passu Note A-2); and

(v) fifth, if any excess amount is paid by the related borrower and is not required to be returned to the related borrower or to any party other than a holder of a Pacific Shores pari passu note pursuant to the Pooling and Servicing Agreement and not otherwise applied in accordance with the foregoing clauses (i) through (iv) of this paragraph, to the holder of the Pacific Shores Pari Passu Note A-1 and the holder of the Pacific Shores Pari Passu Note A-2, each in an amount equal to their pro rata portion of such excess (based on the original principal balances of the Pacific Shores Pari Passu Note A-1 and the Pacific Shores Pari Passu Note A-2).

If the Master Servicer, the Special Servicer or the Trustee makes any Servicing Advance that becomes a Nonrecoverable Advance or pays any fees, costs or expenses that related directly to the servicing of the Pacific Shores Pari Passu Note A-1 and the Pacific Shores Pari Passu Note A-2 as to which such party is entitled to be reimbursed pursuant to the Pooling and Servicing Agreement (including Master Servicing Fees, Special Servicing Fees, Liquidation Fees and Workout Fees) and such party is unable to recover any proportionate share of such Advance, fees, costs or expenses, including interest thereon, as contemplated above, the holders of such note will be jointly and severally liable for such Servicing Advance, fees, costs or expenses, including interest thereon. If any of the Pacific Shores Pari Passu Note A-1 and the Pacific Shores Pari Passu Note A-2 is an asset of a securitization, the related trust will assume, as the holder of the applicable note, the foregoing obligations and the Master Servicer, the Special Servicer or the Trustee, as the case may be, may seek the entire unpaid balance of such Advance, fees, costs or expenses, including interest thereon, from general collections in the related Trust’s collection account.

Sale of Defaulted Mortgage Loan.    Under the Pooling and Servicing Agreement, if the Pacific Shores Pari Passu Note A-1 is subject to a fair value purchase option, the Special Servicer will be required to determine the purchase price for the Pacific Shores Pari Passu Note A-1. Each option holder will have an option to purchase the Pacific Shores Pari Passu Note A-1 and the holders of the Pacific Shores Pari Passu Note A-2 (or its designees) will have an option to purchase the Pacific Shores Pari Passu Note A-2 at the purchase price determined by the Special Servicer under the Pooling and Servicing Agreement.

575 Lexington Avenue Pari Passu Whole Loan

One Mortgage Loan, Loan No. 3403716 (the ‘‘575 Lexington Avenue Pari Passu Mortgage Loan’’), representing 5.2% of the Initial Pool Balance (6.5% of the Group 1 Balance), is part of a whole loan referred to as the ‘‘575 Lexington Avenue Pari Passu Whole Loan’’. The 575 Lexington Avenue Pari Passu Whole Loan is evidenced by a split loan structure comprised of two pari passu notes referred to as the ‘‘575 Lexington Avenue Pari Passu Note A-1’’ (with a cut-off date principal balance of $162,500,000) and the ‘‘575 Lexington Avenue Pari Passu Note A-2’’ (with a cut-off date principal balance of $162,500,000) secured by the same mortgage instrument on the related Mortgaged Property (the ‘‘575 Lexington Avenue Mortgaged Property’’). Only the 575 Lexington Avenue Pari Passu Note A-1 is included in the Trust Fund and is sometimes referred to as the 575 Lexington Avenue Pari Passu Mortgage Loan. See also ‘‘DESCRIPTIONS OF THE TEN LARGEST MORTGAGE LOANS OR CROSSED PORTFOLIOS—575 Lexington Avenue’’ in ANNEX C to this prospectus supplement.

The 575 Lexington Avenue Pari Passu Note A-1, and the 575 Lexington Avenue Pari Passu Note A-2 have the same maturity date and amortization term. The 575 Lexington Avenue Pari Passu Note A-2 is currently held by Bank of America, National Association or an affiliate thereof. The 575 Lexington Avenue Pari Passu Note A-2 or a portion thereof may be included in a future securitization. The 575 Lexington Avenue Pari Passu Note A-2 may be sold or transferred at any time (subject to compliance with the terms of the related intercreditor agreement).

An intercreditor agreement (the ‘‘575 Lexington Avenue Intercreditor Agreement’’) between the holder of the 575 Lexington Avenue Pari Passu Note A-1 and the holder of the 575 Lexington Avenue Pari Passu Note A-2 sets forth the rights of the noteholders. The 575 Lexington Avenue Intercreditor Agreement generally provides that the Mortgage Loans that comprise the 575 Lexington Avenue Pari Passu Whole Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the Master Servicer and the Special Servicer, as applicable, according to the Servicing Standard.

The 575 Lexington Avenue Intercreditor Agreement generally provides that expenses, losses and shortfalls relating to the 575 Lexington Avenue Pari Passu Whole Loan will be allocated pro rata among the 575 Lexington Avenue Pari Passu Note A-1 and the 575 Lexington Avenue Pari Passu Note A-2. Pursuant to the terms of the 575 Lexington Avenue Intercreditor Agreement, after payment or reimbursement of certain servicing fees, special servicing fees, trust fund expenses and/or advances and various expenses, costs and liabilities referenced in the 575 Lexington Avenue Intercreditor Agreement, all payments and proceeds received with respect to the 575 Lexington Avenue Pari Passu Whole Loan will be generally paid in the following manner:

(i) first, pro rata, based on the interest accrued on the outstanding principal balances of the 575 Lexington Avenue Pari Passu Note A-1 and the 575 Lexington Avenue Pari Passu Note A-2, to (a) the holder of the 575 Lexington Avenue Pari Passu Note A-1 in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the 575 Lexington Avenue Pari Passu Note A-1, and holder of the (b) the 575 Lexington Avenue Pari Passu Note A-2 in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the 575 Lexington Avenue Pari Passu Note A-2;

(ii) second, to each of the holder of the 575 Lexington Avenue Pari Passu Note A-1 and the holder of the 575 Lexington Avenue Pari Passu Note A-2, in an amount equal to its pro rata portion, based on the then outstanding principal balances of the 575 Lexington Avenue Pari Passu Note A-1 and the 575 Lexington Avenue Pari Passu Note A-2, of all principal payments collected on the 575 Lexington Avenue Pari Passu Whole Loan, to be applied in reduction of the outstanding principal balances of the 575 Lexington Avenue Pari Passu Note A-1 and the 575 Lexington Avenue Pari Passu Note A-2;

(iii) third, any default interest in excess of the interest paid in accordance with clause (i) of this paragraph, to the extent collected and not applied to Advance Interest or Additional Trust Fund Expenses (or as otherwise described under ‘‘COMPENSATION AND EXPENSES’’ in this prospectus supplement), or payable to any party other than a holder of one of the 575 Lexington Avenue pari passu notes, in each case pursuant to the Pooling and Servicing Agreement, to the holder of the 575 Lexington Avenue Pari Passu Note A-1 and to the holder of the 575 Lexington Avenue Pari Passu Note A-2, each in an amount equal to their pro rata portion of such default interest (based on the then outstanding principal balances of the 575 Lexington Avenue Pari Passu Note A-1 and the 575 Lexington Avenue Pari Passu Note A-2);

(iv) fourth, any amounts that represent late payment charges, other than Prepayment Premiums or default interest, actually collected on the 575 Lexington Avenue Pari Passu Whole Loan, to the extent not applied to Advance Interest or Additional Trust Fund Expenses (or as otherwise described under ‘‘COMPENSATION AND EXPENSES’’ in this prospectus supplement), or payable to any party other than a holder of a 575 Lexington Avenue pari passu note, in each case pursuant to the Pooling and Servicing Agreement, to the holder of the 575 Lexington Avenue Pari Passu Note A-1 and the holder of the 575 Lexington Avenue Pari Passu Note A-2, each in an amount equal to their pro rata portion of such amounts (based on the then outstanding principal balances of the 575 Lexington Avenue Pari Passu Note A-1 and the 575 Lexington Avenue Pari Passu Note A-2); and

(v) fifth, if any excess amount is paid by the related borrower and is not required to be returned to the related borrower or to any party other than a holder of a 575 Lexington Avenue pari passu note pursuant to the Pooling and Servicing Agreement and not otherwise applied in accordance with the foregoing clauses (i) through (iv) of this paragraph, to the holder of the 575 Lexington Avenue Pari Passu Note A-1 and the holder of the 575 Lexington Avenue Pari Passu Note A-2, each in an amount equal to their pro rata portion of such excess (based on the original principal balances of the 575 Lexington Avenue Pari Passu Note A-1 and the 575 Lexington Avenue Pari Passu Note A-2).

If the Master Servicer, the Special Servicer or the Trustee makes any Servicing Advance that becomes a Nonrecoverable Advance or pays any fees, costs or expenses that related directly to the servicing of the 575 Lexington Avenue Pari Passu Note A-1 and the 575 Lexington Avenue Pari Passu Note A-2 as to which such party is entitled to be reimbursed pursuant to the Pooling and Servicing Agreement (including Master Servicing Fees, Special Servicing Fees, Liquidation Fees and Workout Fees) and such party is unable to recover any proportionate share of such Advance, fees, costs or expenses, including interest thereon, as contemplated above, the holders of such note will be jointly and severally liable for such Servicing Advance, fees, costs or expenses, including interest thereon. If any of the 575 Lexington Avenue Pari Passu Note A-1 and the 575 Lexington Avenue Pari Passu Note A-2 is an asset of a securitization, the related trust will assume, as the holder of the applicable note, the foregoing obligations and the Master Servicer, the Special Servicer or the Trustee, as the case may be, may seek the entire unpaid balance of such Advance, fees, costs or expenses, including interest thereon, from general collections in the related Trust’s collection account.

Forest Hills Corporate Center A/B Whole Loan

One Mortgage Loan, Loan No. 3403987 (the ‘‘Forest Hills Corporate Center Note A Mortgage Loan’’) representing 0.3% of the Initial Pool Balance (0.4% of the Group 1 Balance), is part of a split loan structure comprised of a note A and a note B secured by the same mortgage instrument on the related Mortgaged Property (the ‘‘Forest Hills Corporate Center Mortgaged Property’’) with aggregate principal balances as of the Cut-off Date of $8,792,250 and $757,750 (the ‘‘Forest Hills Corporate Center Note A’’ (which secures the Forest Hills Corporate Center Note A Mortgage Loan) and the

‘‘Forest Hills Corporate Center Note B’’, respectively). Only the Forest Hills Corporate Center Note A is included in the Trust Fund. As used in this prospectus supplement, the term ‘‘Forest Hills Corporate Center Whole Loan’’ refers to the Forest Hills Corporate Center Note A and the Forest Hills Corporate Center Note B. The Forest Hills Corporate Center A/B Whole Loan will be serviced pursuant to the Pooling and Servicing Agreement.

The rights of the holder of the Forest Hills Corporate Center Note A, initially Bank of America, National Association (the ‘‘Forest Hills Corporate Center Note A Holder’’), and the holder of the Forest Hills Corporate Center Note B, initially Quadrant Real Estate Advisors LLC (the ‘‘Forest Hills Corporate Center Note B Holder’’), are set forth in the related intercreditor agreement (the ‘‘Forest Hills Corporate Center Intercreditor Agreement’’). Pursuant to the Forest Hills Corporate Center Intercreditor Agreement, the Forest Hills Corporate Center Note B is subordinated in right of payment to the Forest Hills Corporate Center Note A. The Forest Hills Corporate Center Intercreditor Agreement generally provides that the mortgage loans that comprise the Forest Hills Corporate Center Whole Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the Master Servicer and Special Servicer, as applicable, according to the Servicing Standard. The Forest Hills Corporate Center Intercreditor Agreement generally provides that expenses, losses and shortfalls relating to the Forest Hills Corporate Center Whole Loan will be allocated first, to the holder of the Forest Hills Corporate Center Note B, and then, to the holder of Forest Hills Corporate Center Note A.

Distributions.    The right of the Forest Hills Corporate Center Note A Holder to receive payments of interest, principal and certain other amounts are senior to the rights of the Forest Hills Corporate Center Note B Holder. Under the terms of the Forest Hills Corporate Center Intercreditor Agreement, prior to the occurrence and continuance of a monetary event of default or material non-monetary event of default with respect to the Forest Hills Corporate Center Whole Loan (or, if such default has occurred, but the Forest Hills Corporate Center Note B Holder has cured such a default), after payment of amounts payable or reimbursable under the Pooling and Servicing Agreement, the Forest Hills Corporate Center Note B Holder will generally be entitled to receive its pro rata share of payments of interest and principal after the Forest Hills Corporate Center Note A Holder receives its pro rata share of payments of interest, principal and certain unreimbursed costs and expenses. Following the occurrence and during the continuance of a monetary event of default or other material non-monetary event of default with respect to the Forest Hills Corporate Center Whole Loan (unless the holder of the Forest Hills Corporate Center Note B has cured such a default), after payment of all amounts then payable or reimbursable under the Forest Hills Corporate Center Intercreditor Agreement or Pooling and Servicing Agreement, the Forest Hills Corporate Center Note B Holder will not be entitled to receive payments of principal or interest until the Forest Hills Corporate Center Note A Holder receives all its accrued interest and outstanding principal in full.

Cure Rights.    In the event that the borrower fails to make any payment of principal or interest on the Forest Hills Corporate Center Whole Loan, resulting in a monetary event of default, the Forest Hills Corporate Center Note B Holder will have the right to cure such monetary event of default, but may cure no more than three consecutive Cure Events, four Cure Events during any 12-month period or six total Cure Events during the life of the Forest Hills Corporate Center Note A Mortgage Loan (of which no more than four may be with respect to a non-monetary event of default). For purposes of this paragraph a ‘‘Cure Event’’ shall mean the one-month period for which the Forest Hills Corporate Center Note B Holder exercised its cure rights.

Purchase Option.    In the event that the Forest Hills Corporate Center Note A Mortgage Loan becomes a Specially Serviced Mortgage Loan (or an event of default has occurred and is continuing), the holder of the Forest Hills Corporate Center Note B will have an option to purchase the Forest Hills Corporate Center Note A Mortgage Loan from the Trust Fund at a price generally equal to the unpaid principal balance of the Forest Hills Corporate Center Note A Mortgage Loan, plus accrued and unpaid interest on such balance, any applicable liquidation fee, any other amounts due under the Forest Hills Corporate Center Note A Mortgage Loan, all related unreimbursed Servicing Advances together with accrued and unpaid interest on all Advances and any recovered costs not previously reimbursed to the Forest Hills Corporate Center Note A Holder.

Servicing.    The Forest Hills Corporate Center Note B Holder also has limited rights of consultation and consent with respect to certain servicing decisions. In addition, prior to the occurrence and continuance of a Forest Hills Corporate Center Control Appraisal Period, the Forest Hills Corporate Center Note B Holder, in its capacity as the Forest Hills Corporate Center Controlling Holder is permitted to remove with respect to the Forest Hills Corporate Center Whole Loan only, the Special Servicer with or without cause and to appoint a new Special Servicer with respect to the Forest Hills Corporate Center Whole Loan, as more particularly described in this prospectus supplement under ‘‘SERVICING OF THE MORTGAGE LOANS—Termination of the Special Servicer’’.

Richmond Ridge Apartments A/B Whole Loan

One Mortgage Loan, Loan No. 3404094 (the ‘‘Richmond Ridge Apartments Note A Mortgage Loan’’) representing 0.1% of the Initial Pool Balance (0.5% of the Group 2 Balance), is part of a split loan structure comprised of a note A and a subordinate note B secured by the same mortgage instrument on the related Mortgaged Property (the ‘‘Richmond Ridge Apartments Mortgaged Property’’) with aggregate principal balances as of the Cut-off Date of $3,200,000 and $200,000 (the ‘‘Richmond Ridge Apartments Note A’’ (which secures the Richmond Ridge Apartments Note A Mortgage Loan) and the ‘‘Richmond Ridge Apartments Note B’’, respectively). Only the Richmond Ridge Apartments Note A is included in the Trust Fund. As used in this prospectus supplement, the term ‘‘Richmond Ridge Apartments A/B Whole Loan’’ refers to the Richmond Ridge Apartments Note A and the Richmond Ridge Apartments Note B. The Richmond Ridge Apartments A/B Whole Loan will be serviced pursuant to the Pooling and Servicing Agreement.

Distributions.    The rights of the holder of the Richmond Ridge Apartments Note A, initially Bank of America, National Association (the ‘‘Richmond Ridge Apartments Note A Holder’’), and the holder of the Richmond Ridge Apartments Note B, initially CBA-Mezzanine Capital Finance, LLC (the ‘‘Richmond Ridge Apartments Note B Holder’’), are set forth in the related intercreditor agreement (the ‘‘Richmond Ridge Apartments Intercreditor Agreement’’). Pursuant to the Richmond Ridge Apartments Intercreditor Agreement, the Richmond Ridge Apartments Note B is subordinated in right of payment to the Richmond Ridge Apartments Note A. The Richmond Ridge Apartments Intercreditor Agreement generally provides that the mortgage loans that comprise the Richmond Ridge Apartments A/B Whole Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the Master Servicer and Special Servicer, as applicable, according to the Servicing Standard. The Richmond Ridge Apartments Intercreditor Agreement generally provides and provides, in general, that:

•	the rights of the holder of the Richmond Ridge Apartments Note A Mortgage Loan to receive payments of interest, principal and other amounts is senior to the rights of the holder of the Richmond Ridge Apartments Note B;

•	if no Material Default (as defined below) has occurred and is continuing (or, if a Material Default, has occurred but is not continuing) with respect to the Richmond Ridge Apartments A/B Whole Loan, the borrower will make separate monthly payments of principal and interest to the holder of the Richmond Ridge Apartments Note A Mortgage Loan and the Richmond Ridge Apartments Note B. For the Richmond Ridge Apartments A/B Whole Loan, a ‘‘Material Default’’ consists of any of the following events: (a) the acceleration of the Richmond Ridge Apartments Note A Mortgage Loan or the Richmond Ridge Apartments Note B; (b) the existence of a continuing monetary event of default; or (c) an event of default caused by the filing of a bankruptcy or insolvency action by, or against, the borrower or by such borrower otherwise being the subject of a bankruptcy or insolvency proceeding;

•	if a Material Default has occurred and is continuing or if a partial or full prepayment of the Richmond Ridge Apartments A/B Whole Loan results from the payment of insurance proceeds or condemnation awards, the holder of the Richmond Ridge Apartments Note B will not be entitled to receive payments of principal or interest until the holder of the Richmond Ridge Apartments Note A Mortgage Loan receives the unreimbursed costs and expenses of the Master Servicer or the Trustee to the extent payable under the Pooling and Servicing Agreement with respect to the Richmond Ridge Apartments A/B Whole Loan, including unreimbursed advances (including advance interest), accrued and unpaid servicing fees and other servicing compensation, accrued and unpaid interest (excluding default interest), the outstanding principal balance and its percentage interest of any prepayment or yield maintenance premium actually paid.

Cure Rights. The holder of the Richmond Ridge Apartments Note B does not have any rights to cure any defaults with respect to the Richmond Ridge Apartments A/B Whole Loan.

Purchase Option.    In the event that the Richmond Ridge Apartments Note A Mortgage Loan is a Specially Serviced Mortgage Loan (or as to which an event of default has occurred and is continuing), the holder of the Richmond Ridge Apartments Note B will have an option to purchase the Richmond Ridge Apartments Note A Mortgage Loan from the Trust Fund at a price generally equal to the unpaid principal balance of the Richmond Ridge Apartments Note A Mortgage Loan, plus accrued and unpaid interest on such balance, any applicable liquidation fee, any other amounts due under the Richmond Ridge Apartments Note A Mortgage Loan, all related unreimbursed Servicing Advances together with accrued and unpaid interest on all Advances and any recovered costs not previously reimbursed to the Richmond Ridge Apartments Note A Holder.

Servicing.    The Richmond Ridge Apartments Note B Holder also has limited rights of consultation and consent with respect to certain servicing decisions.

Ten Largest Mortgage Loans or Crossed Portfolios

Certain of the larger Mortgage Loans or crossed portfolios of Cross-Collateralized Mortgage Loans (by outstanding principal balance) are described below in the following table and text. Terms used below relating to underwriting or property characteristics have the meaning assigned to such terms under ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’ in this prospectus supplement. The balances and other numerical information used to calculate various ratios with respect to the split loan structures and certain other Mortgage Loans are explained in ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT—Certain Mortgage Loan Calculations’’ and in ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’ in this prospectus supplement.

The following table and summaries describe the ten largest Mortgage Loans or crossed portfolios of Cross-Collateralized Mortgage Loans in the Mortgage Pool by Cut-off Date Balance:

Loan Name	Mortgage Loan Seller	Cut-off Date Balance	% of Initial Pool Balance	Applicable Loan Group	% of Applicable Loan Group Balance	Property Type	Cut-off Date LTV Ratio	Maturity Date LTV Ratio	Underwritten DSCR	Mortgage Rate
Skyline Portfolio	BofA/Eurohypo	$271,200,000	8.6%	1	10.8%	Office	77.8%	77.8%	1.24x	5.743%
Solana	Eurohypo	220,000,000	7.0	1	8.8%	Mixed Use	71.3%	71.3%	1.34x	6.103%
StratREAL Industrial Portfolio I	Eurohypo	190,000,000	6.0	1	7.6%	Industrial	76.9%	76.9%	1.32x	5.596%
Inland – Bradley Crossed Portfolio	BofA	184,806,114	5.9	1	7.4%	Various	54.4%	54.4%	2.10x	5.929	%(1) (2)
Hirschfeld Portfolio	BofA	167,000,000	5.3	2	26.1%	Multifamily	78.4%	78.4%	1.25x	5.699%
Pacific Shores	BofA	165,875,000	5.3	1	6.6%	Office	55.0%	55.0%	1.65x	5.477%
575 Lexington Avenue	BofA	162,500,000	5.2	1	6.5%	Office	74.9%	74.9%	1.08x	5.728	%(2)
Tanforan Shopping Center	Eurohypo	144,000,000	4.6	1	5.7%	Retail	77.2%	72.4%	1.18x	6.101%
Sussex Commons I & II	Eurohypo	102,583,000	3.3	2	16.0%	Multifamily	66.6%	66.6%	1.20x	5.498%
1412 Broadway	BofA	102,000,000	3.2	1	4.1%	Office	56.8%	56.8%	1.21x	5.823	%(2)
Total/Wtd Avg		$1,709,964,114	54.4%				69.9%	69.5%	1.37x	5.782%

(1)	One Mortgage Loan, Loan No. 3401471, representing 3.3% of the Initial Pool Balance (4.2% of the Group 1 Balance), has five separate mortgage rate ‘‘steps’’ over the course of the loan term. The initial mortgage rate has been used for this calculation (and all other calculations relating to this Mortgage Loan).

(2)	Mortgage rate rounded to three decimal places.

Summaries of certain additional information with respect to each of the ten largest Mortgage Loans or crossed portfolios of Cross-Collateralized Mortgage Loans detailed above can be found in ANNEX C to this prospectus supplement. All numerical and statistical information presented in this prospectus supplement is calculated as described in ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’.

Additional Mortgage Loan Information

General.    For a detailed presentation of certain characteristics of the Mortgage Loans and Mortgaged Properties, on an individual basis and in tabular format, see ANNEX A to this prospectus supplement. Certain capitalized terms that appear in this prospectus supplement are defined under ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’ in this prospectus supplement. See ANNEX B to this prospectus supplement for certain information with respect to capital improvement, replacement, tax, insurance and tenant improvement accounts, as well as certain other information with respect to Multifamily Mortgaged Properties.

Delinquencies.    As of the Cut-off Date, none of the Mortgage Loans will have been 30 days or more delinquent in respect of any Monthly Payment since origination. All of the Mortgage Loans were originated during the 12 months prior to the Cut-off Date.

Tenant Matters.    Fifty-eight of the retail, office, industrial and warehouse facility Mortgaged Properties, which represent security for 29.0% of the Initial Pool Balance (36.4% of the Group 1 Balance), are leased in part to one or more Major Tenants. The top concentration of Major Tenants with respect to more than one Mortgaged Property (groups of Mortgage Loans where the same company is a Major Tenant of each Mortgage Loan in the group) represent 2.8% of the Initial Pool Balance (3.5% of the Group 1 Balance). In addition, there are several cases in which a particular entity is a tenant at multiple Mortgaged Properties, and although it may not be a Major Tenant at any such Mortgaged Property, it may be significant to the success of such Mortgaged Properties.

Certain of the Multifamily Mortgaged Properties have material concentrations of student tenants.

Ground Leases and Other Non-Fee Interests.    Eight Mortgaged Properties, which represent 8.8% of the Initial Pool Balance (11.1% of the Group 1 Balance) are, in each such case, secured in whole or in part by a Mortgage on the applicable borrower’s leasehold interest in the related Mortgaged Property. Generally, either (i) the ground lessor has subordinated its interest in the related Mortgaged Property to the interest of the holder of the related Mortgage Loan or (ii) the ground lessor has agreed to give the holder of the Mortgage Loan notice of, and has granted such holder the right to cure, any default or breach by the lessee. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Foreclosure—Leasehold Considerations’’ in the accompanying prospectus.

Lender/Borrower Relationships.    A Sponsor, a Mortgage Loan Seller, the Depositor or any of their affiliates may maintain certain banking or other relationships with borrowers under the Mortgage Loans or their affiliates, and proceeds of the Mortgage Loans may, in certain limited cases, be used by such borrowers or their affiliates in whole or in part to pay indebtedness owed to such Sponsor, such Mortgage Loan Seller, the Depositor or such other entities.

Additional Financing.    Certain of the Mortgaged Properties are encumbered or may become encumbered by additional financing as described in the chart entitled ‘‘Additional Financing’’ below. The existence of additional indebtedness encumbering a Mortgaged Property may increase the difficulty of refinancing the related Mortgage Loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the additional debt files for bankruptcy or is placed in involuntary receivership, foreclosure on the Mortgaged Property could be delayed. In general, the Mortgage Loans either prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt or require the consent of the holder of the first lien prior to that encumbrance. In addition, with respect to one Mortgage Loan, representing 8.6% of the Initial Pool Balance (10.8% of the Group 1 Balance), the related Mortgaged Properties also secure two other pari passu loans. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Skyline Portfolio Pari Passu Whole Loan’’.

The various types of additional financing are set forth in the following table entitled ‘‘ADDITIONAL FINANCING’’ as well as in ‘‘—SPLIT LOANS’’, ‘‘—EXISTING ADDITIONAL DEBT SECURED BY THE RELATED MORTGAGED PROPERTY (OTHER THAN SPLIT LOANS)’’, ‘‘—FUTURE ADDITIONAL DEBT SECURED BY THE RELATED MORTGAGED PROPERTY (OTHER THAN SPLIT LOANS)’’, ‘‘—MEZZANINE DEBT’’ and ‘‘—ADDITIONAL DEBT NOT SECURED BY THE RELATED MORTGAGED PROPERTY’’ below:

ADDITIONAL FINANCING

Type of Additional Debt(1)	Number of Mortgage Loans	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
Existing(2)
Unsecured(3)(4)	7	17.4%	20.8%	4.4%
Secured(4)(5)	10	27.8%	34.8%	0.5%
Future(2)
Unsecured(3)(6)	31	27.5%	24.7%	38.3%
Secured(6)	13	3.7%	1.1%	14.2%

(1)	Existing and future categories include mezzanine debt.

(2)	Includes three Mortgage Loans, Loan Nos. 3403716, 20467 and 3402616, representing 6.2% of the Initial Pool Balance (two Mortgage Loans representing 7.4% of the Group 1 Balance and one Mortgage Loan representing 1.7% of the Group 2 Balance) that have existing debt and allow for future debt, causing them to fall in both categories.

(3)	Excludes unsecured trade payables.

(4)	Includes two Mortgage Loans, Loan Nos. 1 and 3404790 representing 12.3% of the Initial Pool Balance (15.4% of the Group 1 Balance) that have both existing secured and unsecured debt, causing it to fall in both categories.

(5)	Includes pari passu debt.

(6)	Includes three Mortgage Loans, Loan No. 20467, 19221 and 20865, representing 0.6% of the Initial Pool Balance (one Mortgage Loan representing 0.2% of the Group 1 Balance and two Mortgage Loans representing 2.0% of the Group 2 Balance) that allow for both future secured and unsecured debt causing it to fall in both categories.

SPLIT LOANS

Certain information about the Skyline Portfolio Pari Passu Mortgage Loan, the Solana Pari Passu Mortgage Loan, the Pacific Shores Pari Passu Mortgage Loan and the 575 Lexington Avenue Pari Passu Mortgage Loan is set forth in the following table:

Loan Name	Loan Number	% of Initial Pool Balance	% of Group 1 Balance	Principal Balance as of the Cut-off Date	Pari Passu Note Balance as of the Cut-off Date
Skyline Portfolio Pari Passu Mortgage Loan	3405106	8.6%	10.8%	$271,200,000	$406,800,000	(1)
Solana Pari Passu Mortgage Loan	1	7.0%	8.8%	$220,000,000	$140,000,000
Pacific Shores Pari Passu Mortgage Loan	3404790	5.3%	6.6%	$165,875,000	$165,875,000
575 Lexington Avenue Pari Passu Mortgage Loan	3403716	5.2%	6.5%	$162,500,000	$162,500,000

(1)	Includes the Skyline Portfolio Pari Passu Note A-2 (with a Cut-off Date Principal Balance of $203,400,000) and the Skyline Portfolio Pari Passu Note A-3 (with a Cut-off Date Principal Balance of $203,400,000).

See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Skyline Portfolio Pari Passu Whole Loan’’, ‘‘—Solana Pari Passu Whole Loan’’, ‘‘—Pacific Shores Pari Passu Whole Loan’’ and ‘‘—575 Lexington Avenue Pari Passu Whole Loan’’ in this prospectus supplement for a description of the split loan structures.

Certain information about the A/B Loans is set forth in the following table:

Loan Name	Loan Number	% of Initial Pool Balance	Group	% of Applicable Balance	Principal Balance as of the Cut-off Date	Subordinate Note Balance as of the Cut-off Date
Forest Hills Corporate Center Whole A/B Loan	3403987	0.3%	1	0.4%	$8,792,250	$757,750
Richmond Ridge Apartments A/B Whole Loan	3404094	0.1%	2	0.5%	$3,200,000	$200,000

See also ‘‘DESCRIPTION OF THE MORTGAGE POOL—Forest Hills Corporate Center A/B Whole Loan’’ and ‘‘—Richmond Ridge Apartments A/B Whole Loan’’ in this prospectus supplement.

EXISTING ADDITIONAL DEBT SECURED BY THE RELATED MORTGAGED PROPERTY (OTHER THAN SPLIT LOANS)

The borrowers under the following Mortgage Loans have incurred other debt secured by the related Mortgaged Property:

•	In the case of one Mortgage Loan, Loan No. 20489, representing 0.7% of the Initial Pool Balance (0.8% of the Group 1 Balance), there is existing secured subordinate debt in the amount of $800,000.

•	In the case of one Mortgage Loan, Loan No. 3400925, representing 0.3% of the Initial Pool Balance (0.4% of the Group 1 Balance), there is existing subordinate debt in the amount of $557,482.

•	In the case of one Mortgage Loan, Loan No. 21506, representing 0.2% of the Initial Pool Balance (0.3% of the Group 1 Balance), there is existing secured subordinate debt in the amount of $345,000.

•	In the case of one Mortgage Loan, Loan No. 18225 representing 0.1% of the Initial Pool Balance (0.2% of the Group 1 Balance), there is existing secured subordinate debt in the amount of $310,000.

FUTURE ADDITIONAL DEBT SECURED BY THE RELATED MORTGAGED PROPERTY (OTHER THAN SPLIT LOANS)

The borrowers under the following Mortgage Loans are permitted to incur other debt secured by the related Mortgaged Property:

•	In the case of one Mortgage Loan, Loan No. 21892, representing 1.5% of the Initial Pool Balance (7.3% of the Group 2 Balance), the related borrower is permitted to incur subordinate debt secured by the related Mortgaged Property, subject to the satisfaction of certain conditions contained in the related Mortgage Loan documents, including, among other things, (i) 18 months have elapsed from the date the Mortgage Loan was transferred to a REMIC or any similar securitization, (ii) the net operating income from the Mortgaged Property satisfying a minimum debt-service-coverage ratio of 1.15x, (iii) a maximum loan-to-value ratio of 85% and (iv) the execution of a subordination agreement in form and content satisfactory to the mortgagee in its reasonable discretion.

•	In the case of one Mortgage Loan, Loan No. 20671, representing 0.4% of the Initial Pool Balance (0.6% of the Group 1 Balance), the related borrower is permitted to incur subordinate debt secured by the related Mortgaged Property, subject to the satisfaction of certain conditions contained in the related Mortgage Loan documents, including, among other things, (i) 36 months have elapsed from the date the Mortgage Loan was transferred to a REMIC or any similar securitization, (ii) the net operating income from the Mortgaged Property satisfying a minimum debt-service-coverage ratio of 1.55x, (iii) a maximum loan-to-value ratio of 70% and (iv) the execution of a subordination agreement in form and content satisfactory to the mortgagee in its discretion.

•	In the case of one Mortgage Loan, Loan No. 21997, representing 0.3% of the Initial Pool Balance (1.5% of the Group 2 Balance), the related borrower is permitted to incur subordinate debt secured by the related Mortgaged Property, subject to the satisfaction of certain conditions contained in the related Mortgage Loan documents, including, among other things, (i) 36 months have elapsed from the date the Mortgage Loan was transferred to a REMIC or any similar securitization, (ii) the net operating income from the Mortgaged Property satisfying a minimum debt-service-coverage ratio of 1.15x, (iii) a maximum loan-to-value ratio of 85% and (iv) the execution of a subordination agreement in form and content satisfactory to the mortgagee in its discretion.

•	In the case of one Mortgage Loan, Loan No. 20467, representing 0.3% of the Initial Pool Balance (1.7% of the Group 2 Balance), the related borrower is permitted to incur secured subordinate debt from its partners subject to the satisfaction of certain conditions specified in the related Mortgage Loan documents, including the execution of a subordination agreement.

•	In the case of one Mortgage Loan, Loan No. 19221, representing 0.2% of the Initial Pool Balance (0.2% of the Group 1 Balance), the related borrower is permitted to incur subordinate debt secured by the related Mortgaged Property, subject to the satisfaction of certain conditions contained in the related Mortgage Loan documents, including, among other things, (i) 12 months have elapsed from the date the Mortgage Loan was transferred to a REMIC, (ii) the net operating income from the Mortgaged Property satisfying a minimum debt-service-coverage ratio of 1.10x, (iii) a maximum loan-to-value ratio of 75% and (iv) the execution of a subordination agreement in form and content satisfactory to the mortgagee in its discretion.

•	In the case of one Mortgage Loan, Loan No. 18193, representing 0.2% of the Initial Pool Balance (1.1% of the Group 2 Balance), the related borrower is permitted to incur subordinate debt secured by the related Mortgaged Property, subject to the satisfaction of certain conditions contained in the related Mortgage Loan documents, including, among other things, (i) 36 months have elapsed from the date the Mortgage Loan was transferred to a REMIC or any similar securitization, (ii) the net operating income from the Mortgaged Property satisfying a minimum debt-service-coverage ratio of 1.10x, (iii) a maximum loan-to-value ratio of 85% and (iv) the execution of a subordination agreement in form and content satisfactory to the mortgagee in its discretion.

•	In the case of one Mortgage Loan, Loan No. 21995, representing 0.2% of the Initial Pool Balance (0.9% of the Group 2 Balance), the related borrower is permitted to incur subordinate debt secured by the related Mortgaged Property, subject to the satisfaction of certain conditions contained in the related Mortgage Loan documents, including, among other things, (i) 36 months have elapsed from the date the Mortgage Loan was transferred to a REMIC or any similar securitization, (ii) the net operating income from the Mortgaged Property satisfying a minimum debt-service-coverage ratio of 1.15x, (iii) a maximum loan-to-value ratio of 85% and (iv) the execution of a subordination agreement in form and content satisfactory to the mortgagee in its discretion.

•	In the case of one Mortgage Loan, Loan No. 21988, representing 0.2% of the Initial Pool Balance (0.8% of the Group 2 Balance), the related borrower is permitted to incur subordinate debt secured by the related Mortgaged Property, subject to the satisfaction of certain conditions contained in the related Mortgage Loan documents, including, among other things, (i) 36 months have elapsed from the date the Mortgage Loan was transferred to a REMIC or any similar securitization, (ii) the net operating income from the Mortgaged Property satisfying a minimum debt-service-coverage ratio of 1.15x, (iii) a maximum loan-to-value ratio of 85% and (iv) the execution of a subordination agreement in form and content satisfactory to the mortgagee in its discretion.

•	In the case of one Mortgage Loan, Loan No. 20881, representing 0.2% of the Initial Pool Balance (0.2% of the Group 1 Balance), the related borrower is permitted to incur subordinate debt secured by the related Mortgaged Property, subject to the satisfaction of certain conditions contained in the related Mortgage Loan documents, including, among other things, (i) the earlier to elapse of 12 months from securitization or 24 months from the closing date of the Mortgage Loan, (ii) the net operating income from the Mortgaged Property satisfying a minimum debt-service-coverage ratio of 1.25x, (iii) a maximum loan-to-value ratio of 80% and (iv) the execution of a subordination agreement in form and content satisfactory to the mortgagee in its discretion.

•	In the case of one Mortgage Loan, Loan No. 19474, representing 0.1% of the Initial Pool Balance (0.5% of the Group 2 Balance), the related borrower is permitted to incur subordinate debt secured by the related Mortgaged Property, subject to the satisfaction of certain conditions contained in the related Mortgage Loan documents, including, among other things, (i) 24 months have elapsed from the date the Mortgage Loan was transferred to a REMIC or any similar securitization, (ii) the net operating income from the Mortgaged Property satisfying a minimum debt-service-coverage ratio of 1.40x, (iii) a maximum loan-to-value ratio of 80% and (iv) the execution of a subordination agreement in form and content satisfactory to the mortgagee in its discretion.

•	In the case of one Mortgage Loan, Loan No. 21850, representing 0.1% of the Initial Pool Balance (0.1% of the Group 1 Balance), the related borrower is permitted to incur subordinate debt secured by the related Mortgaged Property, subject to the satisfaction of certain conditions contained in the related Mortgage Loan documents, including, among other things, (i) 36 months have elapsed from the date the Mortgage Loan was transferred to a REMIC or any similar securitization, (ii) the net operating income from the Mortgaged Property satisfying a minimum debt-service-coverage ratio of 1.20x, (iii) a maximum loan-to-value ratio of 80% and (iv) the execution of a subordination agreement in form and content satisfactory to the mortgagee in its reasonable discretion.

•	In the case of one Mortgage Loan, Loan No. 20306, representing 0.1% of the Initial Pool Balance (0.3% of the Group 2 Balance), the related borrower is permitted to incur subordinate debt secured by the related Mortgaged Property, subject to the satisfaction of certain conditions contained in the related Mortgage Loan documents, including, among other things, (i) 36 months have elapsed from the date the Mortgage Loan was transferred to a REMIC or any similar securitization, (ii) the net operating income from the Mortgaged Property satisfying a minimum debt-service-coverage ratio of 1.20x, (iii) a maximum loan-to-value ratio of 80% and (iv) the execution of a subordination agreement in form and content satisfactory to the mortgagee in its discretion.

•	In the case of one Mortgage Loan, Loan No. 20865, representing 0.0% of the Initial Pool Balance (0.2% of the Group 2 Balance), the related borrower is permitted to incur subordinate debt secured by the related Mortgaged Property, subject to the satisfaction of certain conditions contained in the related Mortgage Loan documents, including, among other things, (i) 12 months have elapsed from the date of the securitization, (ii) the net operating income from the Mortgaged Property satisfying a minimum debt-service-coverage ratio of 1.40x, (iii) a maximum loan-to-value ratio of 70% and (iv) the execution of a subordination agreement in form and content satisfactory to the mortgagee in its discretion.

ADDITIONAL DEBT NOT SECURED BY THE
RELATED MORTGAGED PROPERTY

Regardless of whether the terms of a Mortgage Loan prohibit the incurrence of subordinate secured debt, the related borrower may be permitted to incur additional indebtedness secured by furniture, fixtures and equipment, and to incur additional unsecured indebtedness. In addition, although the Mortgage Loans generally restrict the transfer or pledging of general partnership and managing member interests in a borrower, subject to certain exceptions, the terms of the Mortgage Loans generally permit, subject to certain limitations, the transfer or pledge of a less than controlling portion of the limited partnership or managing membership equity interests in a borrower. Moreover, in general the parent entity of any borrower that does not meet the single purpose entity criteria may not be restricted in any way from incurring mezzanine or other debt not secured by the related Mortgaged Property.

EXISTING ADDITIONAL DEBT NOT SECURED BY THE
RELATED MORTGAGED PROPERTY

The borrowers under the following Mortgage Loans have incurred additional unsecured indebtedness:

•	In the case of one Mortgage Loan, Loan No. 3402616, representing 0.7% of the Initial Pool Balance (0.9% of the Group 1 Balance), there is existing unsecured subordinate debt in the amount of $13,650,861.

•	In the case of one Mortgage Loan, Loan No. 20467, representing 0.3% of the Initial Pool Balance (1.7% of the Group 2 Balance), there is existing unsecured subordinate debt in the amount of $4,283,565 of which $1,375,000 can be converted to debt secured by the Mortgaged Property if certain conditions are met.

•	In the case of one Mortgage Loan, Loan No. 20281, representing 0.3% of the Initial Pool Balance (0.4% of the Group 1 Balance), there is existing unsecured subordinate debt in the amount of $1,400,000.

FUTURE ADDITIONAL DEBT NOT SECURED BY THE
RELATED MORTGAGED PROPERTY

The borrowers under the following Mortgage Loans may incur additional unsecured indebtedness:

•	In the case of one Mortgage Loan, Loan No. 3403763, representing 1.0% of the Initial Pool Balance (1.2% of the Group 1 Balance), the related borrower is permitted to incur future unsecured debt in an amount up to $402,100.

•	In the case of one Mortgage Loan, Loan No. 3400559, representing 0.5% of the Initial Pool Balance (0.7% of the Group 1 Balance), the related borrower is permitted to incur future unsecured debt in an amount up to $150,000.

•	In the case of one Mortgage Loan, Loan No. 19122, representing 0.5% of the Initial Pool Balance (2.3% of the Group 2 Balance), the related borrower is permitted to incur unsecured subordinate debt from its partners subject to the satisfaction of certain conditions specified in the related Mortgage Loan documents, including the execution of a subordination agreement.

•	In the case of one Mortgage Loan, Loan No. 20467, representing 0.3% of the Initial Pool Balance (1.7% of the Group 2 Balance), the related borrower is permitted to incur unsecured subordinate debt from its partners subject to the satisfaction of certain conditions specified in the related Mortgage Loan documents, including the execution of a subordination agreement.

•	In the case of one Mortgage Loan, Loan No. 19348, representing 0.2% of the Initial Pool Balance (0.2% of the Group 1 Balance), the related borrower is permitted to incur unsecured subordinate debt from its partners subject to the satisfaction of certain conditions specified in the related Mortgage Loan documents, including the execution of a subordination agreement.

•	In the case of one Mortgage Loan, Loan No. 19221, representing 0.2% of the Initial Pool Balance (0.2% of the Group 1 Balance), the related borrower is permitted to incur unsecured subordinate debt from its partners subject to the satisfaction of certain conditions specified in the related Mortgage Loan documents, including the execution of a subordination agreement.

•	In the case of one Mortgage Loan, Loan No. 20865, representing 0.0% of the Initial Pool Balance (0.2% of the Group 2 Balance), the related borrower is permitted to incur unsecured subordinate debt from its partners subject to the satisfaction of certain conditions specified in the related Mortgage Loan documents, including the execution of a subordination agreement.

MEZZANINE DEBT

Certain information about mezzanine debt that has been or may be incurred is as set forth in the following table:

Type of Mezzanine Debt	Number of Mortgage Loans	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
Future	24	24.7%	22.3%	34.1%
Existing	4	16.0%	19.5%	2.6%

With respect to each applicable Mortgage Loan, the related mezzanine lender has entered into a mezzanine intercreditor agreement with the mortgagee, pursuant to which the related mezzanine lender, among other things, (x) has agreed, under certain circumstances, not to enforce its rights to realize upon collateral securing the mezzanine loan or take any enforcement action with respect to the mezzanine loan without written confirmation from the Rating Agencies that such enforcement action would not cause the downgrade, withdrawal or qualification of the then current ratings of the Certificates, (y) has subordinated the mezzanine loan documents to the related loan documents and (z) has the option to purchase the related Mortgage Loan if such Mortgage Loan becomes defaulted or to cure the default as set forth in such mezzanine intercreditor agreement.

In addition, with respect to mezzanine debt, upon an event of default under the related mezzanine loan documents, the holder of the mezzanine loan may have the right to cause a change in control of the borrower without the mortgagee’s consent. As of the date hereof, the applicable Mortgage Loan Sellers have informed us of the following existing mezzanine debt:

EXISTING MEZZANINE DEBT AS OF THE CUT-OFF DATE

Loan No.	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance	Mezzanine Debt Balance
1	$220,000,000	7.0%	8.8%	—	$35,000,000
3404790	$165,875,000	5.3%	6.6%	—	$150,800,000
3403748	$102,000,000	3.2%	4.1%	—	$20,000,000
3402284	$16,875,000	0.5%	—	2.6%	$1,917,461

Mezzanine financing generally provides that the related borrower is permitted to incur future mezzanine financing upon the satisfaction of the following terms and conditions including, without limitation: (a) no event of default has occurred and is continuing: (b) a permitted mezzanine lender originates such mezzanine financing: (c) the mezzanine lender will have executed a subordination and intercreditor agreement in form and substance reasonably satisfactory to the mortgagee: (d) the mortgagee will receive confirmation from the rating agencies that such mezzanine financing will not result in a downgrade, withdrawal or qualification of any ratings issued, or to be issued, in connection with a securitization involving the related Mortgage Loan: and (e) the amount of such mezzanine loan will not exceed an amount that, when added to the outstanding principal balance of the related Mortgage Loan, results in a maximum loan-to-value ratio greater than, or a minimum debt service coverage ratio less than, those set forth in the following table:

Certain information regarding Mortgage Loans that allow future mezzanine debt is set forth in the following table:

FUTURE MEZZANINE DEBT PERMITTED UNDER
THE RELATED LOAN DOCUMENTS

Loan No.	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance	Maximum Combined Maximum LTV Ratio	Combined Minimum DSCR
2(2)(7)	$190,000,000	6.0%	7.6%	—	90%	1.10x
3403858(1)(2)	$167,000,000	5.3%	—	26.1%	80%	1.10x
3403716(2)	$162,500,000	5.2%	6.5%	—	80%	1.25x
3404424	$60,900,000	1.9%	2.4%	—	N/A	N/A
5(2)	$47,000,000	1.5%	—	7.3%	85%	1.10x
3402616(2)(4)	$21,844,042	0.7%	0.9%	—	70%	1.40x
3402871(1)(2)(6)	$15,280,659	0.5%	0.6%	—	70%	1.25x
3403238(2)	$15,000,000	0.5%	0.6%	—	70%	1.25x
3403568(2)(3)	$14,300,000	0.5%	0.6%	—	75%	1.20x
3402872(1)(2)(6)	$12,974,465	0.4%	0.5%	—	70%	1.25x
3401480(1)(2)(5)	$10,450,000	0.3%	0.4%	—	80%	1.20x
3403145(1)(2)(4)	$9,100,000	0.3%	0.4%	—	75%	1.25x
3402921(1)(2)(6)	$7,104,798	0.2%	0.3%	—	70%	1.25x
3402937(1)	$6,073,753	0.2%	0.2%	—	85%	1.15x
3403133(1) (2)	$6,000,000	0.2%	0.2%	—	80%	1.05x
3402772(1)(2)(6)	$5,462,933	0.2%	0.2%	—	70%	1.25x
3402873(1)(2)(6)	$5,298,746	0.2%	0.2%	—	70%	1.25x
3402892(1)(2)(4)	$4,400,000	0.1%	0.2%	—	80%	0.90x
3402896(2)(4)	$4,320,000	0.1%	—	0.7%	80%	0.90x
3402994(1)	$3,867,500	0.1%	0.2%	—	85%	1.15x
3402868(1)(2)(6)	$3,283,730	0.1%	0.1%	—	70%	1.25x
3402991(1)	$2,665,000	0.1%	0.1%	—	85%	1.15x
3400454	$2,650,000	0.1%	0.1%	—	80%	1.15x
3402869(1)(2)(6)	$350,762	0.0%	0.0%	—	70%	1.25x

(1)	Only allowed on a one-time basis.

(2)	Confirmation of ‘‘no downgrade’’ required from the applicable rating agencies.

(3)	Only allowed subsequent to six months from the closing date of the Mortgage Loan.

(4)	Only allowed subsequent to two years from the closing date of the Mortgage Loan.

(5)	Only allowed subsequent to three years from the closing date of the Mortgage Loan.

(6)	Only allowed subsequent to two years from the securitization of the Mortgage Loan.

(7)	Only allowed up to $50,000,000.

Except as described above, we do not know whether the respective borrowers under the Mortgage Loans have any other indebtedness outstanding. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Subordinate Financing’’ in the accompanying prospectus.

Certain Underwriting Matters

Environmental Assessments.    Each of the Mortgaged Properties was subject to an environmental site assessment, an environmental site assessment update or a transaction screen that was performed by an independent third-party environmental consultant with respect to each Mortgaged Property securing a Mortgage Loan in connection with the origination of such Mortgage Loan or was required to have environmental insurance in lieu of an environmental site assessment. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of a Mortgaged Property. With respect to an Environmental Report, if any, (i) no such Environmental Report provides that as of the date of the report there is a material violation of applicable environmental laws with respect to any known circumstances or conditions relating to the related Mortgaged Property; or (ii) if any such Environmental Report does reveal any such circumstances or conditions with respect to the related Mortgaged Property and such circumstances or conditions have not been subsequently remediated in all material respects, then generally, with certain exceptions, one or more of the following was the case: (A) a party not related to the related borrower with financial resources reasonably adequate to cure the circumstance or condition in all material respects was identified as a responsible party for such circumstance or condition, (B) the related borrower was required to provide additional security to cure the circumstance or condition in all material respects and to obtain and, for the period contemplated by the related loan documents, maintain an operations and maintenance plan, (C) the related borrower provided a ‘‘no further action’’ letter or other evidence that applicable federal, state or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such circumstance or condition, (D) such circumstances or conditions were investigated further and based upon such additional investigation, an independent environmental consultant recommended no further investigation or remediation, or recommended only the implementation of an operations and maintenance program, which the related borrower is required to do, (E) the expenditure of funds reasonably estimated to be necessary to effect such remediation was the lesser of (a) an amount equal to two percent of the outstanding principal balance of the related Mortgage Loan and (b) $200,000, (F) an escrow of funds exists reasonably estimated to be sufficient for purposes of effecting such remediation, (G) the related borrower or other responsible party is currently taking such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority, (H) the related Mortgaged Property is insured under a policy of insurance, subject to certain per occurrence and aggregate limits and a deductible, against certain losses arising from such circumstances or conditions, or (I) a responsible party with financial resources reasonably adequate to cure the circumstance or condition in all material respects provided a guaranty or indemnity to the related borrower to cover the costs of any required investigation, testing, monitoring or remediation. We cannot assure you, however, that a responsible party will be financially able to address the subject condition or compelled to do so. See ‘‘RISK FACTORS—Risks Related to the Mortgage Loans—Material Adverse Environmental Conditions Will Subject the Trust Fund to Potential Liability’’ for more information regarding the environmental condition of certain Mortgaged Properties.

No Mortgage Loan Seller will make any representation or warranty with respect to environmental conditions arising after the Delivery Date, and will not be obligated to repurchase or substitute for any Mortgage Loan due to any such condition.

General.    Certain federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials (‘‘ACMs’’). Such laws, as well as common law, may impose liability for releases of or exposure to ACMs and may provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with such releases.

Owners of residential housing constructed prior to 1978 are required by federal law to disclose to potential residents or purchasers any known lead-based paint hazards and violations can incur treble damages for any failure to so notify. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning, and the owner of a property where such circumstances exist may be held liable for such injuries and for the costs of removal or encapsulation of the lead-based paint. Testing for lead-based paint or lead in the water was conducted with respect to certain of the Mortgaged Properties, generally based on the age and/or condition thereof.

The Environmental Protection Agency has identified certain health risks associated with elevated radon gas in buildings, and has recommended that certain mitigating measures be considered.

When recommended by environmental site assessments, operations and maintenance plans (addressing in some cases ACMs, lead-based paint, and/or radon) were generally required, except in the case of certain Mortgaged Properties where the environmental consultant conducting the assessment also identified the condition of the ACM as good and non-friable (i.e., not easily crumbled). In certain instances where related loan documents required the submission of operations and maintenance plans, these plans have yet to be received. We cannot assure you that recommended operations and maintenance plans have been or will continue to be implemented. In many cases, certain potentially adverse environmental conditions were not tested for. For example, lead based paint and radon were tested only with respect to Multifamily Mortgaged Properties and only if, in the case of lead based paint, the age of the Mortgaged Property warranted such testing and, in the case of radon, radon is prevalent in the geographic area where the Mortgaged Property is located; however, at several Multifamily Mortgaged Properties located in geographic areas where radon is prevalent, radon testing was not conducted.

Certain of the Mortgaged Properties may have off-site leaking underground storage tank (‘‘UST’’) sites located nearby that the environmental assessments either have indicated are not likely to contaminate the related Mortgaged Properties but may require future monitoring or have identified a party not related to the mortgagor (borrower) as responsible for such condition. Certain other Mortgaged Properties may contain contaminants in the soil or groundwater at levels that the environmental consultant has advised are below regulatory levels or otherwise are indicative of conditions typically not of regulatory concern and are not likely to require any further action. In some cases, there was no further investigation of a potentially adverse environmental condition. In certain instances where related loan documents required UST repair or removal and the submission of a confirmation that this work has been performed, the confirmations have yet to be received.

The information contained in this prospectus supplement regarding environmental conditions at the Mortgaged Properties is based on the environmental assessments and has not been independently verified by the Depositor, the Sponsors, the Underwriters, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or any of their respective affiliates. We cannot assure you that such environmental assessments or studies, as applicable, identified all environmental conditions and risks, or that any such environmental conditions will not have material adverse effect on the value or cash flow of the related Mortgaged Property.

The Pooling and Servicing Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to acquiring title thereto or assuming its operation. In the event a Phase I environmental site assessment already exists that is less than 12 months old, a new assessment will not be required under the Pooling and Servicing Agreement. In the event a Phase I environmental site assessment already exists that is between 12 and 18 months old, only an updated data base search will be required. Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the Trust will become liable for a material adverse environmental condition at the Mortgaged Property. However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Trust from potential liability for a materially adverse environmental condition at any Mortgaged Property. See ‘‘SERVICING OF THE MORTGAGE LOANS—Modifications, Waivers, Amendments and Consents’’ in this prospectus supplement and ‘‘THE POOLING AND SERVICING AGREEMENTS—Realization Upon Defaulted Mortgage Loans’’, ‘‘RISK FACTORS—Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans—Adverse Environmental Conditions May Subject a Mortgage Loan to Additional Risk’’ and ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Environmental Considerations’’ in the accompanying prospectus.

Property Condition Assessments.    Inspections of each of the Mortgaged Properties were conducted by independent licensed engineers in connection with or subsequent to the origination of the related Mortgage Loan, except that in connection with certain Mortgage Loans having an initial principal balance of $2,000,000 or less or where the related Mortgaged Property was under construction, a site inspection may not have been performed in connection with the origination of any such Mortgage Loan. Such inspections were generally commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a Mortgaged Property. With respect to certain of the Mortgage Loans, the resulting reports indicated a variety of deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a Mortgaged Property was included in the related property condition assessment; and, in the case of certain Mortgaged Properties, such estimated cost exceeded $100,000. In general, cash reserves were established, or other security obtained, to fund or secure the payment of such estimated deferred maintenance or replacement items. In addition, certain Mortgage Loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.

Appraisals and Market Studies.    An independent appraiser that was either state certified or a member of MAI performed an appraisal (or updated an existing appraisal) of each of the related Mortgaged Properties in connection with the origination of each Mortgage Loan to establish the appraised value of the related Mortgaged Property or Properties. Such appraisal, appraisal update or property valuation was prepared on or about the ‘‘Appraisal Date’’ indicated in ANNEX A to this prospectus supplement, and except for certain Mortgaged Properties involving operating businesses, the appraiser represented in such appraisal or in a letter or other agreement that the appraisal conformed to the appraisal guidelines set forth in USPAP. In general, such appraisals represent the analysis and opinions of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and same method of appraising the Mortgaged Property. In some cases, including in the case of Loan No. 2, representing 6.0% of the Initial Pool Balance (7.6% of the Group 1 Balance), an alternate appraisal may value the property, on a portfolio basis, which may result in a higher value than the aggregate value that would result from a separate individual appraisal on each Mortgaged Property. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

None of the Depositor, the Sponsors, the Underwriters, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or any of their respective affiliates has prepared or conducted its own separate appraisal or reappraisal of any Mortgaged Property.

Zoning and Building Code Compliance.    Each originator has generally examined whether the use and operation of the related Mortgaged Properties were in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of such Mortgaged Properties at the time such Mortgage Loans were originated. The related originator may have considered, among other things, legal opinions, certifications from government officials, zoning consultant’s reports and/or representations by the related borrower contained in the related loan documents and information that is contained in appraisals and surveys, title insurance endorsements, or property condition assessments undertaken by independent licensed engineers. Certain violations may exist; however, the related originator does not have notice of any material existing violations with respect to the Mortgaged Properties securing such Mortgage Loans that materially and adversely affect (i) the value of the related Mortgaged Property as determined by the appraisal performed in connection with the origination of the related Mortgage Loan or (ii) the principal use of the Mortgaged Property as of the date of the related Mortgage Loan’s origination.

In some cases, the use, operation and/or structure of the related Mortgaged Property constitutes a permitted nonconforming use and/or structure that may not be rebuilt to its current state in the event of a material casualty event. With respect to such Mortgaged Properties, the related originator has determined that in the event of a material casualty affecting the Mortgaged Property that:

(1) the extent of the nonconformity is not material;

(2) insurance proceeds together with the value of the remaining Mortgaged Property would be available and sufficient to pay off the related Mortgage Loan in full;

(3) the Mortgaged Property, if permitted to be repaired or restored in conformity with current law, would constitute adequate security for the related Mortgage Loan; or

(4) the risk that the entire Mortgaged Property would suffer a material casualty to such a magnitude that it could not be rebuilt to its current state is remote.

Although the related originator expects insurance proceeds to be available for application to the related Mortgage Loan in the event of a material casualty, no assurance can be given that such proceeds would be sufficient to pay off such Mortgage Loan in full. In addition, if the Mortgaged Property were to be repaired or restored in conformity with current law, no assurance can be given as to what its value would be relative to the remaining balance of the related Mortgage Loan or what would be the revenue-producing potential of the Mortgaged Property.

Hazard, Liability and Other Insurance.    The Mortgage Loans generally require that the related Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In addition, if any material improvements on any portion of a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage generally not less than the least of (a) the outstanding principal balance of the related Mortgage Loan, (b) the full insurable value of the related Mortgaged Property, (c) the maximum amount of insurance available under the National Flood Insurance Act of 1973, as amended, or (d) 100% of the replacement cost of the improvements located on the related Mortgaged Property.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000.

Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months.

In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Thirty-three of the Mortgaged Properties (29 of the Mortgaged Properties securing Mortgage Loans in Loan Group 1 and four of the Mortgaged Properties securing Mortgage Loans in Loan Group 2), securing 20.9% of the Initial Pool Balance (24.5% of the Group 1 Balance and 6.7% of the Group 2 Balance) are located in areas that are considered a high earthquake risk. These areas include all or parts of the states of Washington, California, Utah, Oregon, Idaho and Nevada. None of the Mortgaged Properties have a PML in excess of 20.0%.

Changes in Mortgage Pool Characteristics

The description in this prospectus supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. The Depositor believes that the information set forth in this prospectus supplement is representative of the characteristics of the Mortgage Pool as constituted as of the Cut-off Date, although the range of Mortgage Rates and maturities, as well as the other characteristics of the Mortgage Loans described in this prospectus supplement, may vary.

A Current Report on Form 8-K will be available to purchasers of the Offered Certificates on or shortly after the Delivery Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within 15 days after the initial issuance of the Offered

Certificates. In the event Mortgage Loans are removed from the Mortgage Pool as set forth in the preceding paragraph, such removal will be noted in the Current Report on Form 8-K.

Assignment of the Mortgage Loans; Repurchases and Substitutions

On or prior to the Delivery Date, by agreement with the Depositor, each Mortgage Loan Seller with respect to the Mortgage Loans it is selling to the Depositor (except as described in the next paragraph) will assign and transfer such Mortgage Loans, without recourse, to or at the direction of the Depositor, to the Trustee for the benefit of the Certificateholders. In connection with such assignment, each Mortgage Loan Seller will be required to deliver the following documents, among others, to the Trustee with respect to each of its related Mortgage Loans (except that with respect to the Skyline Portfolio Pari Passu Mortgage Loan (Loan No. 3405106), each of Bank of America and Eurohypo will be jointly responsible for items (2) through (11) below):

(1) the original Mortgage Note, endorsed (without recourse) to the order of the Trustee or a lost note affidavit and an indemnity with a copy of such Mortgage Note;

(2) the original or a copy of the related Mortgage(s) and, if applicable, originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon;

(3) the original or a copy of any related assignment(s), of leases and rents (if any such item is a document separate from the Mortgage) and, if applicable, originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon;

(4) other than with respect to a MERS Designated Mortgage Loan, an assignment of each related Mortgage in favor of the Trustee, in recordable form (except for, solely with respect to Mortgages sent for recording but not yet returned, any missing recording information with respect to such Mortgage) (or a certified copy of such assignment as sent for recording);

(5) other than with respect to a MERS Designated Mortgage Loan, an assignment of any related assignment(s) of leases and rents (if any such item is a document separate from the Mortgage) in favor of the Trustee, in recordable form (except for any missing recording information with respect to such Mortgage) (or a certified copy of such assignment as sent for recording);

(6) a title insurance policy (or copy thereof) effective as of the date of the recordation of the Mortgage Loan, together with all endorsements or riders thereto (or if the policy has not yet been issued, an original or copy or a written commitment ‘‘marked-up’’ at the closing of such Mortgage Loan, interim binder or the pro forma title insurance policy evidencing a binding commitment to issue such policy);

(7) other than with respect to a MERS Designated Mortgage Loan, an assignment in favor of the Trustee of each effective UCC financing statement in the possession of the transferor (or a certified copy of such assignment as sent for filing);

(8) in those cases where applicable, the original or a copy of the related ground lease;

(9) in those cases where applicable, a copy of any letter of credit relating to a Mortgage Loan;

(10) with respect to hospitality properties, a copy of the franchise agreement, an original copy of the comfort letter and any transfer documents with respect to such comfort letter, if any; and

(11) a copy of the related mortgage loan checklist;

provided, however, that with respect to any Mortgage for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements have been recorded in the name of MERS or its designee, no assignment of mortgage, assignment of leases, security agreements and/or UCC financing statements in favor of the Trustee will be required to be prepared or delivered and instead, the Master Servicer, at the direction of the related Mortgage Loan Seller, will take all actions as are necessary to cause the Trustee on behalf of the Trust to be shown as, and the Trustee will take all actions necessary to confirm that the Trustee on behalf of the Trust is shown as, the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

The Trustee is required to review the documents delivered thereto by each Mortgage Loan Seller with respect to each related Mortgage Loan within a specified period following such delivery, and the Trustee will hold the related documents in trust. If there exists a breach of any of the delivery obligations made by any Mortgage Loan Seller as generally described in items (1) through (11) in the preceding paragraph, and that breach materially and adversely affects the interests of the Certificateholders, or any of them, with respect to the affected Mortgage Loan, including but not limited to, a material and adverse effect on any of the distributions payable with respect to any of the Certificates or on the value of those Certificates or the Mortgage Loan, then the related Mortgage Loan Seller will be obligated, except as otherwise described below, within the Initial Resolution Period to (1) deliver the missing documents or cure the defect in all material respects, as the case may be, (2) repurchase (or cause the repurchase of) the affected Mortgage Loan at the Purchase Price or (3) substitute a Qualified Substitute Mortgage Loan for such Mortgage Loan and pay the Substitution Shortfall Amount. If such defect or breach is capable of being cured but not within the Initial Resolution Period and the related Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such defect or breach within the Initial Resolution Period, then the related Mortgage Loan Seller will have, with respect to such Mortgage Loans only, the Resolution Extension Period within which to complete such cure or, failing such cure, to repurchase (or cause the repurchase of) or substitute for the related Mortgage Loan (provided that the Resolution Extension Period will not apply in the event of a defect that causes the Mortgage Loan not to constitute a ‘‘qualified mortgage’’ within the meaning of Section 860G(a)(3) of the Code or not to meet certain Code-specified criteria with respect to customary prepayment penalties or permissible defeasance).

If (x) any Mortgage Loan is required to be repurchased or substituted as contemplated in this prospectus supplement, (y) such Mortgage Loan is a Crossed-Collateralized Mortgage Loan or part of a portfolio of Mortgaged Properties (which provides that a Mortgaged Property may be uncrossed from the other Mortgaged Properties) and (z) the applicable defect or breach does not constitute a defect or breach, as the case may be, as to any related Crossed-Collateralized Mortgage Loan or applies to only specific Mortgaged Properties included in such portfolio (without regard to this paragraph), then the applicable defect or breach (as the case may be) will be deemed to constitute a defect or breach (as the case may be) as to that other Crossed-Collateralized Mortgage Loan and to each other Mortgaged Property included in such portfolio and the related Mortgage Loan Seller will be required to repurchase or substitute for that other Crossed-Collateralized Mortgage Loan and each other Mortgaged Property included in such portfolio in the manner described above unless, in the case of a breach or defect, both of the following conditions would be satisfied if the related Mortgage Loan Seller were to repurchase or substitute for only the affected Crossed-Collateralized Mortgage Loans or affected Mortgaged Properties as to which a breach had occurred without regard to this paragraph: (i) the debt service coverage ratio for any remaining Cross-Collateralized Mortgage Loan or Mortgaged Properties for the four calendar quarters immediately preceding the repurchase or substitution is not less than the greater of (a) the debt service coverage ratio immediately prior to the repurchase, (b) the debt service coverage ratio on the closing date of this securitization, and (c) 1.25x and (ii) the loan-to-value ratio for any remaining Crossed-Collateralized Mortgage Loans or Mortgaged Properties is not greater than the lesser of (a) the loan-to-value ratio immediately prior to the repurchase, (b) the loan-to-value ratio on the closing date of this securitization, and (c) 75%. In the event that both of the conditions set forth in the preceding sentence would be so satisfied, the related Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed-Collateralized Mortgage Loan or Mortgaged Properties as to which the defect or breach exists or to repurchase or substitute for the aggregate Crossed-Collateralized Mortgage Loan or Mortgaged Properties.

To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Cross-Collateralized Mortgage Loan or Mortgaged Property in the manner prescribed above while the Trustee continues to hold any related Cross-Collateralized Mortgage Loan, the related Mortgage Loan Seller and the Depositor have agreed in the related Mortgage Loan Purchase and Sale Agreement to either uncross the repurchased Cross-Collateralized Mortgage Loan or affected Mortgaged Property; provided that the Depositor has received a tax opinion that uncrossing the repurchased Cross-Collateralized Mortgage Loan will not adversely affect the status of either of REMIC I or REMIC II as a REMIC under the Code, or, in the case of a Cross-Collateralized Mortgage Loan, to forbear from enforcing any remedies against the other’s Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Cross-Collateralized Mortgage Loans or Mortgaged Properties, including, with respect to the Trustee, the Primary Collateral securing Mortgage Loans still held by the Trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Cross-Collateralized Mortgage Loans or Mortgaged Properties held by such party, then both parties have agreed in the related Mortgage Loan Purchase and Sale Agreement to forbear from exercising such remedies until the loan documents evidencing and securing the Mortgage Loans can be modified in a manner that complies with the related Mortgage Loan Purchase and Sale Agreement to remove the threat of impairment as a result of the exercise of remedies.

The respective repurchase, substitution or cure obligations of each Mortgage Loan Seller described in this prospectus supplement will constitute the sole remedies available to the Certificateholders for any failure on the part of such Mortgage Loan Seller to deliver any of the above-described documents with respect to any Mortgage Loan or for any defect in any such document that would give rise to such Mortgage Loan Seller’s obligation to cure, to substitute or to repurchase pursuant to such Mortgage Loan Purchase and Sale Agreement, and neither the Depositor nor any other person will be obligated to repurchase the affected Mortgage Loan if the related Mortgage Loan Seller defaults on its obligation to do so. Notwithstanding the foregoing, if any of the above-described documents is not delivered with respect to any Mortgage Loan because such document has been submitted for recording, and neither such document nor a copy thereof, in either case with evidence of recording thereon, can be obtained because of delays on the part of the applicable recording office, then such Mortgage Loan Seller will not be required to repurchase (or cause the repurchase of) the affected Mortgage Loan on the basis of such missing document so long as such Mortgage Loan Seller continues in good faith to attempt to obtain such document or such copy.

The Pooling and Servicing Agreement requires that, unless recorded in the name of MERS, the assignments in favor of the Trustee with respect to each Mortgage Loan described in clauses (4), (5) and (7) of the first paragraph under this heading be submitted for recording in the real property records or filing with the Secretary of State, as applicable, of the appropriate jurisdictions within a specified number of days following the delivery at the expense of the related Mortgage Loan Seller. See ‘‘THE POOLING AND SERVICING AGREEMENTS—Assignment of Mortgage Loans; Repurchases’’ in the accompanying prospectus.

Representations and Warranties; Repurchases and Substitutions

Mortgage Loans.    The Depositor will acquire the Mortgage Loans from each Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase and Sale Agreement. Pursuant to each Mortgage Loan Purchase and Sale Agreement, the related Mortgage Loan Seller will represent and warrant solely with respect to the Mortgage Loans transferred by such Mortgage Loan Seller (or with respect to the Skyline Portfolio Pari Passu Mortgage Loan, the applicable portion transferred by it) in each case as of the Delivery Date or as of such earlier date specifically provided in the related representation or warranty (subject to certain exceptions specified in the related Mortgage Loan Purchase and Sale Agreement) among other things, substantially as follows:

(1) the information set forth in the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement (which will contain a limited portion of the information set forth in

ANNEX A to this prospectus supplement) with respect to the Mortgage Loans is true, complete and correct in all material respects as of the Cut-off Date;

(2) each Mortgage related to and delivered in connection with each Mortgage Loan constitutes a legal, valid and subject to (3) below enforceable first lien on the related Mortgaged Property subject only to Permitted Encumbrances;

(3) the Mortgage(s), Mortgage Note and Assignment of Leases (if a document separate from the Mortgage) for each Mortgage Loan and all other documents executed by or on behalf of the related borrower with respect to each Mortgage Loan are the legal, valid and binding obligations of the related borrower (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation), enforceable in accordance with their respective terms, except with respect to provisions relating to default interest, late fees, additional interest, yield maintenance charges or prepayment premiums and except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the rights of creditors generally and by general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law;

(4) no Mortgage Loan was as of the closing date of this securitization, or during the twelve-month period prior thereto (or since the date of origination if such Mortgage Loan has been originated within the past 12 months), 30 days or more past due in respect of any Monthly Payment, without giving effect to any applicable grace or cure period;

(5) there is no right of offset, abatement, diminution, or rescission or valid defense or counterclaim with respect to any of the related Mortgage Note, Mortgage(s) or other agreements executed in connection therewith, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, yield maintenance charges or prepayment premiums and, as of the closing date of this securitization, to the Mortgage Loan Seller’s actual knowledge no such rights have been asserted;

(6) other than payments due but not yet 30 days or more past due, there exists no material default, breach, violation or event of acceleration existing under any Mortgage Note, Mortgage or any other documents executed by or on behalf of the related borrower with respect to each Mortgage Loan;

(7) in the case of each Mortgage Loan, the related Mortgaged Property (a) as of the date of origination of such Mortgage Loan, was not the subject of any proceeding pending, and subsequent to such date, the Mortgage Loan Seller as of the closing date of this securitization has no actual knowledge of any proceeding pending for the condemnation of all or any material portion of such Mortgaged Property, and (b) to the Mortgage Loan Seller’s knowledge, is free and clear of any damage which would materially and adversely affect its value as security for such Mortgage Loan (except in any such case where an escrow of funds or a letter of credit was obtained in an amount equal to 125% of the amount estimated to be sufficient to effect the necessary repairs, or such other amount as a prudent commercial lender would deem appropriate);

(8) at origination, each Mortgage Loan complied with or was exempt from, all applicable usury laws;

(9) in connection with or subsequent to the origination of the related Mortgage Loan, one or more environmental site assessments, an update of a previously conducted assessment or a transaction screen has been performed with respect to each Mortgaged Property and the Mortgage Loan Seller has no actual knowledge of any significant or material environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in an Environmental Report or borrower questionnaire;

(10) each Mortgaged Property securing a Mortgage Loan is covered by an ALTA title insurance policy or an equivalent form of lender’s title insurance policy (or, if not yet issued evidenced by a ‘‘marked-up’’ pro forma title policy or a title commitment) in the original principal amount of such Mortgage Loan, insuring that the related Mortgage is a valid first priority lien on such Mortgaged Property subject only to the exceptions stated therein;

(11) the proceeds of each Mortgage Loan have been fully disbursed (except in those cases where the full amount of the Mortgage Loan has been fully disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property), and there is no obligation for future advances with respect thereto;

(12) the terms of the Mortgage have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded in any manner which would materially interfere with the benefits of the security intended to be provided by such Mortgage, except as specifically set forth in a written instrument (that has been duly submitted for recordation) in the related Mortgage File;

(13) all taxes and governmental assessments or charges or water or sewer bills that prior to the Cut-off Date became due and owing in respect of each related Mortgaged Property have been paid, or if in dispute, an escrow of funds in an amount sufficient to cover such payments has been established;

(14) the related borrower’s interest in each Mortgaged Property securing a Mortgage Loan includes a fee simple and/or leasehold estate or interest in real property and the improvements thereon;

(15) no Mortgage Loan contains any equity participation by the mortgagee, is convertible by its terms into an equity ownership interest in the related Mortgaged Property or the related borrower, has a shared appreciation feature, provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property or provides for interest only payments without principal amortization (except as disclosed in this prospectus supplement) or provides for the negative amortization of interest, except for the ARD Loans to the extent described under ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Hyperamortization’’ in this prospectus supplement; and

(16) the appraisal obtained in connection with the origination of each Mortgage Loan, based upon the representation of the appraiser in a supplemental letter or in the related appraisal, satisfies the appraisal guidelines set forth in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (as amended).

In each Mortgage Loan Purchase and Sale Agreement, the related Mortgage Loan Seller will make certain representations concerning the priority and certain terms of ground leases securing those Mortgage Loans transferred by it. Each Mortgage Loan Seller will represent and warrant as of the Delivery Date, that, immediately prior to the transfer of the related Mortgage Loans, such Mortgage Loan Seller had good and marketable title to, and was the sole owner of, each related Mortgage Loan and had full right and authority to sell, assign and transfer such Mortgage Loan.

If the related Mortgage Loan Seller discovers or is notified of a material document defect or material breach of any of the foregoing representations and warranties with respect to any related Mortgage Loan and that breach materially and adversely affects the interests of the Certificateholders, or any of them, with respect to the affected loan, including, but not limited to, a material and adverse effect on any of the distributions payable with respect to any of the Certificates or on the value of those Certificates or the Mortgage Loan, then the related Mortgage Loan Seller will be obligated, within the Initial Resolution Period to cure such material document defect or material breach in all material respects, repurchase such Mortgage Loan at the applicable Purchase Price or substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount as described in this prospectus supplement. However, if such material document defect or material breach is capable of being cured but not within the Initial Resolution Period and the related Mortgage Loan Seller, has commenced and is diligently proceeding with cure of such material document defect or material breach within the Initial Resolution Period, the related Mortgage Loan Seller will have the Resolution

Extension Period within which to complete such cure or, failing to complete such cure, to repurchase the related Mortgage Loan or substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount as described in this prospectus supplement (provided that the Resolution Extension Period will not apply on the event of a defect that causes the Mortgage Loan not to constitute a ‘‘qualified mortgage’’ within the meaning of Section 860G(a)(3) of the Code or not to meet certain Code-specified criteria with respect to customary prepayment penalties or permissible defeasance). With respect to any Cross-Collateralized Mortgage Loan or Mortgage Loan secured by multiple properties, the provisions regarding repurchase, and substitution set forth above for such material document defects or breaches as described under ‘‘DESCRIPTION OF THE MORTGAGE POOL—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ will also be applicable with respect to any Cross-Collateralized Mortgage Loan or Mortgage Loan secured by multiple properties.

With respect to the Skyline Portfolio Pari Passu Mortgage Loan which is evidenced by a single promissory note which is owned on a 50%-50% basis by Bank of America and Eurohypo, if the Skyline Portfolio Pari Passu Mortgage Loan or a portion thereof must be repurchased as described under the preceding paragraph, then each such Mortgage Loan Seller will be required to repurchase solely the portion of that mortgage loan that it transferred to the Trust, and neither such Mortgage Loan Seller will be responsible for the performance of the other Mortgage Loan Seller of its duty to effect such repurchase. If only one Mortgage Loan Seller’s 50% portion of the mortgage loan is removed from the Trust Fund, then the portion of the related debt evidenced by that promissory note will be treated as a separate mortgage loan, and the portion of the related debt evidenced by the promissory note that remains in the Trust Fund will continue to be treated as a Mortgage Loan included in the Trust Fund.

The foregoing cure, substitution or repurchase obligations described in the immediately preceding paragraph will constitute the sole remedy available to the Certificateholders for any breach of any of the foregoing representations and warranties, and neither the Depositor nor any other person will be obligated to repurchase any affected Mortgage Loan in connection with a breach that would give rise to the related Mortgage Loan Seller’s obligation to cure, to substitute or to repurchase pursuant to a Mortgage Loan Purchase and Sale Agreement of such representations and warranties if the related Mortgage Loan Seller defaults on its obligation to do so. The related Mortgage Loan Seller will be the sole Warranting Party (as defined in the accompanying prospectus) in respect of the Mortgage Loans sold by it to the Depositor. See ‘‘THE POOLING AND SERVICING AGREEMENTS—Representations and Warranties; Repurchases’’ in the accompanying prospectus. In addition, as each of the foregoing representations and warranties by the related Mortgage Loan Seller is made as of the Delivery Date or such earlier date specifically provided in the related representation and warranty, and such Mortgage Loan Seller will not be obligated to cure or repurchase any related Mortgage Loan or substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount as described in this prospectus supplement due to any breach arising from events subsequent to the date as of which such representation or warranty was made.

THE SPONSORS

Bank of America, National Association

Bank of America, National Association, is an indirect wholly-owned subsidiary of Bank of America Corporation.

See ‘‘BANK OF AMERICA, NATIONAL ASSOCIATION, AS SPONSOR’’, ‘‘THE MORTGAGE LOAN PROGRAM’’, ‘‘BANK OF AMERICA, NATIONAL ASSOCIATION, AS SERVICER’’ and ‘‘THE POOLING AND SERVICING AGREEMENTS’’ in the accompanying prospectus for more information about this Sponsor, its securitization programs, its solicitation and underwriting criteria used to originate the Mortgage Loans and its material roles and duties in this securitization.

Eurohypo AG, New York Branch

Eurohypo is the New York Branch of Eurohypo Aktiengesellschaft (‘‘Eurohypo AG’’), a German banking corporation. Eurohypo AG was formed in September 2002 by the merger of real estate banking subsidiaries of Allianz Group/Dresdner Bank, Deutsche Bank and Commerzbank. In January 2003, Allianz Group/Dresdner Bank’s U.S. Real Estate Investment Banking Group was merged into the newly formed Eurohypo AG. As of April, 2006, Commerzbank has acquired the interests held by Deutsche Bank and Allianz Group/Dresdner Bank. Eurohypo has offices in New York, Chicago and Los Angeles, and its principal offices are located at 1114 Avenue of the Americas, New York, New York 10036.

Eurohypo’s primary business is the underwriting, origination, co-origination, participation, syndication and sale of loans secured by commercial or multifamily properties. Eurohypo originates loans both for its own portfolio and for securitization, utilizing separate criteria, processes and execution strategies for each. Mortgage loans originated by Eurohypo for its own portfolio may include loans that have structural features that may make them unsuitable for securitization. Some of these mortgage loans may be included in a securitization at a later time if at such time Eurohypo deems it desirable to do so. Eurohypo also originates mezzanine debt. Eurohypo sells some of loans that it originates through CMBS securitizations. Eurohypo began originating and securitizing commercial loans in 2003. As of December 31, 2006, the total amount of mortgage loans originated by Eurohypo since 2003 was approximately $18 billion, of which approximately $6.3 billion has been securitized. Eurohypo securitized approximately $428 million in 2003, $318 million in 2004, $2.776 billion in 2005, and $3 billion in 2006.

The commercial mortgage loans originated by Eurohypo include both fixed and floating rate loans and both conduit loans and large loans. In the U.S., Eurohypo primarily originates loans secured by retail, office, multifamily, industrial and hospitality properties, but also originates loans secured by self storage, manufactured housing, parking garages, land subject to a ground lease, mixed use properties and other commercial property types.

As a sponsor, Eurohypo originates mortgage loans, and together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. Eurohypo has acted as a loan seller to one commercial mortgage transaction in which Credit Suisse First Boston acted as depositor, and has acted as a loan seller to several commercial mortgage transactions in which Wachovia Bank acted as depositor. Eurohypo has also participated in the ‘‘Large Diversified Pool’’ program (‘‘LDP’’) in which JPMorgan Chase Bank, National Association, Nomura Credit & Capital, Inc., LaSalle Bank National Association, PNC Bank, National Association and other financial institutions generally are or have been loan sellers. Some of these loan sellers may be affiliated with underwriters on the transactions. As of December 31, 2006, Eurohypo securitized approximately $4.8 billion through the LDP program.

Neither Eurohypo nor any of its affiliates acts as servicer of the commercial mortgage loans in its securitizations. Instead, Eurohypo sells the right to be appointed servicer of its securitized loans to third-party servicers, including Midland Loan Services, Wachovia Bank National Association and GMAC Commercial Mortgage Corporation, among others.

Eurohypo’s Underwriting Standards

Generally, all of the Eurohypo loans intended to be sold into the securitization were originated, or co-originated by Eurohypo. In general, mortgage loans which Eurohypo intends to securitize are generally originated in accordance with the underwriting criteria described in the paragraphs below. Each lending situation is unique, however, and the facts and circumstances surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific loan. The below underwriting criteria are general, and in several instances exceptions to one or more of these guidelines may be approved. Consequently, there can be no assurance that every mortgage loan will comply in all respects with the general guidelines described in the paragraphs below. Generally underwriting is done prior to the closing of the mortgage loan. There can be no assurance that such financial, occupancy and other information remains accurate.

Loan Analysis.    Generally, Eurohypo performs both a credit analysis and collateral analysis with respect to each loan applicant and mortgage loan. The credit analysis of the borrower and certain key principals of the borrower generally includes a review of third-party credit reports or judgment, lien, bankruptcy and pending litigation searches. Borrowers are generally required to be single-purpose entities although depending on the size of the mortgage loan are generally not required to be bankruptcy-remote entities. The collateral analysis includes an analysis, to the extent available and/or applicable, of the recent historical property operating statements, rent rolls and certain tenant leases. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. Eurohypo’s collateral analysis also includes a review of third party appraisals, as well as environmental and property condition reports.

Loan Approval.    Prior to closing, all mortgage loans must be presented to a committee which includes senior personnel from Eurohypo, which committee may then submit the mortgage loan to Eurohypo’s credit department for approval. Eurohypo’s credit department may approve the proposed mortgage loan, decline the proposed mortgage loan, request additional due diligence, or modify the terms and/or conditions of the proposed mortgage loan.

Debt Service Coverage Ratio and LTV Ratio.    Eurohypo’s underwriting includes a calculation of the debt service coverage ratio (‘‘DSCR’’) and loan to value ratio (‘‘LTV’’) in connection with the origination of a loan. Eurohypo’s underwriting criteria generally require a minimum DSCR of 1.20x and maximum LTV of 80%. However, these requirements constitute solely guidelines, and exceptions to these guidelines may be approved based on the individual characteristics for particular mortgage loans. In addition, with respect to certain mortgage loans originated by Eurohypo, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans may have a lower DCSR and/or a higher LTV, if such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The DSCR is generally calculated as underwritten net cash flow from the property as determined by Eurohypo divided by required payments on the mortgage loan based on the actual principal and/or interest due on the mortgage loan. However, underwritten net cash flow is a highly subjective number based on a variety of assumptions regarding revenues and expenses with respect to the related property. For example, revenues or expenses may be expected to rise or fall based on property, submarket, market or industry norms or trends. In such cases Eurohypo may choose to normalize certain income and/or expense items.

The LTV, in general, is the ratio, expressed as a percentage, of the then outstanding principal balance of the debt facility divided by the estimated value of the related property based on an appraisal.

Escrow Requirements.    Generally, Eurohypo may require borrowers to fund various escrows for real estate taxes, property insurance, immediate repairs and replacement reserves. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given escrow. Eurohypo conducts a case-by-case analysis to determine the need for a particular escrow. Consequently, the above escrows are not established for every mortgage loan originated by Eurohypo.

In some cases major tenants and/or a significant number of smaller tenants have lease expirations within the mortgage loan term. To mitigate this risk, in certain cases, reserves may be funded (either at closing and/or during the term of the mortgage loan) to cover certain anticipated leasing commissions and/or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

In some cases cash reserves or letters of credit are posted by the borrower as additional security for the mortgage loan which may be released to the borrower upon the satisfaction of certain performance related conditions including, the property achieving a certain DSCR, occupancy level or LTV.

Assessment of Property Condition. As part of the underwriting process, Eurohypo generally obtains the property assessments and reports described below:

Appraisal.    Eurohypo requires that the mortgaged property be appraised by a state certified appraiser within the state the mortgaged property is located. Eurohypo requires that the appraisal is made in conformity with Federal Reserve Board regulations, the Uniform Standards of Professional Appraisal Practice (‘‘USPAP’’) as approved by the Appraisal Standards Board of the Appraisal Foundation and FIRREA Title XI, 12 CFR Part 323 (FDIC) and 12 CFR Part 34 (RTC). In general, such appraisals represent the analysis and opinions of the respective appraisers as of the date of valuation, and are not guarantees of, and may not be indicative of, present or future value.

Environmental Assessment.    At origination, Eurohypo generally requires an environmental site assessment (‘‘ESA’’) with respect to the mortgaged property prepared by an environmental consulting firm. In certain cases, Eurohypo may utilize an update of a prior ESA or a desktop review. Depending on the findings of the ESA, Eurohypo may require additional due diligence and/or environmental testing, such as a Phase II environmental assessment with respect to a mortgaged property. In cases in which the ESA identifies environmental conditions, Eurohypo generally requires the borrower to carry out remediation activities as recommended by such environmental consulting firm, to establish an operations and maintenance plan, to place sufficient funds in escrow or post a letter of credit at the time of origination to complete such remediation within a specified period of time, to obtain an environmental insurance policy for the mortgaged property or execute an indemnity agreement with respect to such condition. An ESA conducted at any particular mortgaged property, however, will not necessarily cover all potential environmental issues.

Property Condition Assessment.    In connection with the origination process, Eurohypo generally requires an independent licensed engineer to inspect the mortgaged property. Such inspections are generally commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at the mortgaged property. Based on the resulting report, Eurohypo will determine its response to any recommended repairs, corrections or replacements and any identified deferred maintenance. In general, cash reserves may be established, or other security may be obtained, to fund or secure the payment of any material estimated deferred maintenance or replacement items.

Seismic Report.    Generally, a seismic report is required for all mortgaged properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance.    In connection with the origination process, Eurohypo will generally examine whether the use and operation of the mortgaged properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of the mortgaged property. Evidence of this compliance may be in the form of one more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, and/or representations by the related borrower.

OTHER ORIGINATOR (OTHER THAN THE SPONSORS)

Bridger Commercial Funding LLC

Bridger Commercial Funding LLC (‘‘Bridger’’), which is not a sponsor, originated 53 underlying mortgage loans, representing 11.7% of the Initial Pool Balance. Bridger is a real estate financial services company organized in 1998 under the laws of the State of Missouri that originates and acquires commercial and multifamily real estate loans through its own origination offices working in conjunction with various commercial banks in local markets across the United States. Bridger’s loan underwriting and quality control procedures are undertaken principally at its headquarters located at 100 Shoreline Highway, Suite 100, Mill Valley, California 94941. Its telephone number is (415) 331-3220. Through February 1, 2007, Bridger has originated in excess of $4.2 billion in loans secured by commercial real estate.

Bridger funds many of the loans it originates or acquires through table-funding financing provided by Bank of America, National Association. Upon funding the loans it originated or acquired for contribution to the Trust Fund, Bridger sold those loans to Bank of America, National Association, which in turn is selling those loans to the Trust Fund. Bank of America Strategic Investment Corporation, (‘‘BASIC’’), a non-bank subsidiary of Bank of America Corporation and an affiliate of Bank of America, National Association, owns a minority interest in Bridger Holdings LLC, a Delaware limited liability company, which owns 100% of Bridger. In addition, BASIC and Banc of America Mortgage Capital Corporation (‘‘BAMCC’’), a non-bank subsidiary of Bank of America Corporation and an affiliate of Bank of America have extended working capital and other financing facilities to Bridger and Bridger is currently indebted to BASIC and BAMCC under those credit facilities.

THE DEPOSITOR

The Depositor was incorporated in the State of Delaware on December 13, 1995 under the name ‘‘NationsLink Funding Corporation’’ and filed a Certificate of Amendment of Certificate of Incorporation changing its name to ‘‘Banc of America Commercial Mortgage Inc.’’ on August 24, 2000. The Depositor is a wholly-owned subsidiary of Bank of America, National Association, one of the Sponsors. It is not expected that the Depositor will have any business operations other than offering mortgage pass-through certificates and related activities.

The Depositor maintains its principal executive office at 214 North Tryon Street, Charlotte, North Carolina 28255. Its telephone number is (704) 386-8509.

THE ISSUING ENTITY

The Issuing Entity will be a New York common law trust, formed on the closing date of this securitization pursuant to the Pooling and Servicing Agreement. The Mortgage Loans will be deposited by the Depositor into the trust under the Pooling and Servicing Agreement. The trust will have no officers or directors and no continuing duties other than to hold the assets underlying the certificates and to issue the Certificates. The assets of the Trust Fund will constitute the only assets of the Issuing Entity. The fiscal year end of the trust will be December 31 of each year.

The Trustee, the Master Servicer and the Special Servicer are the persons authorized to act on behalf of the Issuing Entity under the Pooling and Servicing Agreement with respect to the Mortgage Loans and the Certificates. The roles and responsibilities of such persons are described in this prospectus supplement under ‘‘THE TRUSTEE’’, ‘‘THE SERVICERS’’ and ‘‘SERVICING OF THE MORTGAGE LOANS’’. Additional information may also be found in the accompanying prospectus under ‘‘BANK OF AMERICA, NATIONAL ASSOCIATION, AS SERVICER’’ and ‘‘THE POOLING AND SERVICING AGREEMENTS’’. Such persons are permitted only to take the actions specifically provided in the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement, they will not have the power on behalf of the trust to issue additional certificates representing interests in the trust, borrow money on behalf of the trust or make loans from the assets of the trust to any person or entity.

The Issuing Entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of the insolvency or bankruptcy of Bank of America, National Association or the Depositor, the transfer of the Mortgage Loans to the trust may be challenged. See ‘‘RISK FACTORS—Special Powers of the FDIC in the Event of Insolvency of the Sponsor Could Delay or Reduce Distributions on the Certificates’’ and ‘‘—Insolvency of the Depositor May Delay or Reduce Collections on Mortgage Loans’’ in the accompanying prospectus.

THE TRUSTEE

LaSalle Bank National Association will be the trustee and custodian under the Pooling and Servicing Agreement. LaSalle Bank National Association is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is an indirect subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. LaSalle has extensive experience serving as trustee on securitizations of commercial mortgage loans.

Since January 1994, LaSalle has served as trustee or paying agent on over 685 commercial mortgage-backed security transactions involving assets similar to the Mortgage Loans. As of December 31, 2006 LaSalle serves as trustee or paying agent on over 460 commercial mortgage-backed security transactions. The Depositor and servicers may maintain other banking relationships in the ordinary course of business with the trustee. The trustee’s corporate trust office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois, 60603. Attention: Global Securities and Trust Services Group—BACM 2007-1 or at such other address as the trustee may designate from time to time. The long-term unsecured debt of LaSalle is rated ‘‘AA−’’ by Fitch and ‘‘Aa3’’ by Moody’s.

In its capacity as custodian, LaSalle will hold the Mortgage Loan files exclusively for the use and benefit of the trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files will be governed by the Pooling and Servicing Agreement. LaSalle provides custodial services on over 1,000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine, California. LaSalle’s two vault locations can maintain a total of approximately six million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process. LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

Using information set forth in this prospectus supplement, the trustee will develop the cash flow model for the Trust. Based on the monthly loan information provided by the servicer, the Trustee will calculate the amount of principal and interest to be paid to each Class of Certificates on each Distribution Date. In accordance with the cash flow model and based on the monthly loan information provided by the servicer, the Trustee will perform distribution calculations, remit distributions on the Distribution Date to Certificateholders and prepare a monthly statement to certificateholders detailing the payments received and the activity on the Mortgage Loans during the collection period. In performing these obligations, the Trustee will be able to conclusively rely on the information provided to it by the servicer, and the Trustee will not be required to recompute, recalculate or verify the information provided to it by the Master Servicer.

In addition, the Trustee will be obligated to make any advance required to be made, but not made, by the Master Servicer under the Pooling and Servicing Agreement (including a Servicing Advance, to the extent the Trustee has actual knowledge of the failure of the Master Servicer to make such Servicing Advance); provided that the Trustee will not be obligated to make any Advance that it determines to be nonrecoverable. The Trustee will be entitled to rely conclusively on any determination by the Master Servicer or the Special Servicer that an advance, if made, would be nonrecoverable. The Trustee will be entitled to reimbursement (with interest thereon at the Reimbursement Rate) for each advance made by it in the same manner and to the same extent as, but prior to, the Master Servicer.

See ‘‘THE POOLING AND SERVICING AGREEMENTS—The Trustee’’, ‘‘—Duties of the Trustee’’, ‘‘—Certain Matters Regarding the Trustee’’ and ‘‘—Resignation and Removal of the Trustee’’ in the accompanying prospectus for more information about the Trustee and its obligations and rights (including limitations on its liability and its right to indemnity and reimbursement in certain circumstances) under the Pooling and Servicing Agreement.

The information set forth in the first, second and third paragraphs above concerning the Trustee has been provided by the Trustee.

THE SERVICERS

The Master Servicer

One of the Sponsors, Bank of America, National Association, through its Capital Markets Servicing Group, will act as Master Servicer with respect to the Mortgage Pool. See ‘‘SERVICING OF THE MORTGAGE LOANS’’ in this prospectus supplement and ‘‘BANK OF AMERICA, NATIONAL ASSOCIATION, AS SERVICER’’ in the accompanying prospectus.

The Special Servicer

LNR Partners, Inc. (‘‘LNR Partners’’), a Florida corporation and a subsidiary of LNR Property Holdings, Ltd. (‘‘LNR’’), will initially be appointed as special servicer for the mortgage pool. The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305) 695-5600. LNR through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engages principally in:

•	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

•	investing in high-yielding real estate loans, and

•	investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgaged backed securities (‘‘CMBS’’).

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the Pooling and Servicing Agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 14 years. The number of CMBS pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 193 as of December 31, 2006. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to: (a) 84 domestic CMBS pools as of December 31, 2001, with a then current face value in excess of $53 billion; (b) 101 domestic CMBS pools as of December 31, 2002, with a then current face value in excess of $67 billion; (c) 113 domestic CMBS pools as of December 31, 2003, with a then current face value in excess of $79 billion; (d) 134 domestic CMBS pools as of December 31, 2004, with a then current face value in excess of $111 billion; (e) 142 domestic CMBS pools as of December 31, 2005, with a then current face value in excess of $148 billion; and (f) 143 domestic CMBS pools as of December 31, 2006, with a then current face value in excess of $201 billion. Additionally, LNR Partners has resolved over $17.4 billion of U.S. commercial and multifamily loans over the past 14 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005 and $0.9 billion for the 12 months ended December 31, 2006.

LNR or one of its affiliates generally seeks investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, Texas, Massachusetts, North Carolina, California, and Colorado and in Europe, in England and Germany. As of December 31, 2006, LNR Partners had approximately 180 employees responsible for the special servicing of commercial real estate assets. As of December 31, 2006, LNR Partners and its affiliates specially service a portfolio, which included over 23,000 assets in the 50 states and in Europe with a then current face value in excess of $252 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-1 Certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, performs monthly calls with master servicers and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the Servicing Standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located, and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the Servicing Standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by Fitch and Moody’s, respectively.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the Pooling and Servicing Agreement for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the Banc of America Commercial Mortgage Inc., Commercial Pass-Through Certificates, Series 2007-1 Certificates. Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the Servicing Standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as special servicer, except with respect to the obligation to make servicing advances only on specially serviced mortgage loans in five commercial mortgage securitization transactions, and the obligation to make advances of delinquent debt service payments on specially serviced mortgage loans in one commercial mortgage securitization transaction. Under certain circumstances, LNR Partners also has the obligation to make servicing advances and advances of delinquent debt service payments with respect to one collateralized debt obligation transaction.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its specially servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against LNR Partners or of which any of its property is the subject, that is material to the series 2007-1 certificateholders.

LNR Partners is not an affiliate of the depositor, the sponsor(s), the trust, the master servicer, the trustee or any originator of any of the underlying mortgage loans identified in this prospectus supplement.

LNR Securities Holdings, LLC, an affiliate of LNR Partners, will acquire an interest in one or more classes of the certificates. Otherwise, except for LNR Partners acting as special servicer for this securitization transaction, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the depositor, sponsor(s) or the trust, on the other hand, that currently exist or that existed during the past two years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party — apart from the subject securitization transaction — between LNR Partners or any of its affiliates, on the one hand, and the depositor, the sponsor(s) or the trust, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the offered certificates.

Other Significant Servicer

Wells Fargo Bank, National Association will act as primary servicer with respect to seven Mortgage Loans representing 23.0% of the Initial Pool Balance (four Mortgage Loans representing 22.8% of the Group 1 Balance and three Mortgage Loans representing 23.9% of the Group 2 Balance), the Mortgage Loans sold by Eurohypo AG, New York Branch to the Depositor for deposit into the trust (other than the Skyline Portfolio Pari Passu Mortgage Loan), and may not be terminated in such capacity other than for cause. In addition, in the event that the Master Servicer resigns or is removed from its duties under the Pooling and Servicing Agreement, Wells Fargo Bank, National Association (or its successor in interest) nonetheless will be entitled to continue as primary servicer of those Mortgage Loans for which it is acting as primary servicer (provided that Wells Fargo Bank, National Association (or such successor) is not then in default of its primary servicing duties).

Wells Fargo Bank has originated and serviced commercial mortgage loans since before 1975 and has serviced securitized commercial mortgage loans since 1993. Wells Fargo Bank is approved as a master servicer, primary servicer and special servicer for commercial mortgage-backed securities rated by Moody’s, S&P and Fitch. Moody’s does not assign specific ratings to servicers. S&P has assigned to Wells Fargo Bank the ratings of STRONG as a primary servicer and as a master servicer and ABOVE AVERAGE as a special servicer. Fitch has assigned to Wells Fargo Bank the ratings of CMS2 as a master servicer, CPS1 as a primary servicer and CSS1 as a special servicer. S&P’s and Fitch’s ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure and operating history.

As of December 31, 2006, the commercial mortgage servicing group of Wells Fargo Bank was responsible for servicing approximately 11,665 commercial and multifamily mortgage loans with an aggregate outstanding principal balance of approximately $103.7 billion, including approximately 10,434 loans securitized in approximately 93 commercial mortgage-backed securitization transactions with an aggregate outstanding principal balance of approximately $99.4 billion, and also including loans owned by institutional investors and government sponsored entities such as Freddie Mac. The properties securing these loans are located in all 50 states and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties. According to the Mortgage Bankers Association of America, as of June 30, 2006, Wells Fargo Bank was the fourth largest commercial mortgage servicer in terms of the aggregate outstanding principal balance of loans being master and/or primary serviced in commercial mortgage-backed securitization transactions.

Wells Fargo Bank has developed policies, procedures and controls for the performance of its primary servicing obligations in compliance with applicable servicing agreements, servicing standards and the applicable servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, measures for notifying borrowers of payment delinquencies and other loan defaults and for working with borrowers to facilitate collections and performance prior to the occurrence of a Servicing Transfer Event. A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer.

Wells Fargo Bank may appoint one or more sub-servicers to perform all or any portion of its duties under the pooling and servicing agreement. Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it.

Wells Fargo Bank has received an issuer rating of ‘‘Aaa’’ from Moody’s. Wells Fargo Bank’s long term deposits are rated ‘‘Aaa’’ by Moody’s, ‘‘AA’’ by S&P and ‘‘AA+’’ by Fitch.

Wells Fargo & Company is the holding company for Wells Fargo Bank. Wells Fargo & Company files reports with the Securities and Exchange Commission as required under the Securities Exchange Act of 1934, as amended. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the Securities and Exchange Commission at www.sec.gov.

There are no legal proceedings pending against Wells Fargo Bank, or to which any property of Wells Fargo Bank is subject, that are material to the certificateholders, nor does Wells Fargo Bank have actual knowledge of any proceedings of this type contemplated by governmental authorities.

COMPENSATION AND EXPENSES

The table below summarizes the related fees and expenses to be paid from the assets of the Trust Fund and the recipient, general purpose and frequency of payments for those fees and expenses:

Type / Recipient(1)	Amount	Source(2)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to the pool of Mortgage Loans (other than Specially Serviced Mortgage Loans) in the Trust Fund for which it is the Master Servicer, the monthly portion of the related annual Master Servicing Fee Rate(3) calculated on the outstanding principal amount of the pool of Mortgage Loans in the Trust Fund.	First, out of recoveries of interest with respect to that Mortgage Loan and then, if the related Mortgage Loan and any related REO Property has been liquidated, out of general collections on deposit in the Certificate Account.	Monthly
Additional Master Servicing Compensation / Master Servicer	Prepayment Interest Excesses, net of Prepayment Interest Shortfalls, on underlying Mortgage Loans that are the subject of a principal prepayment in full or in part after its due date in any collection period.	Interest payments made by the related borrower intended to cover interest accrued on the subject principal prepayment with respect to the related Mortgage Loan during the period from and after the related Due Date.	Time to Time
	All interest and investment income earned on amounts on deposit in the collection account.	Interest and investment income related to the subject accounts (net of investment losses).	Time to Time
	All interest and investment income earned on amounts on deposit in the servicing accounts and reserve accounts, to the extent not otherwise payable to the borrower.	Interest and investment income related to the subject accounts (net of investment losses).	Time to Time
	Late payment charges and default interest actually collected with respect to any Mortgage Loan in the Trust Fund during any collection period, but only to the extent that such late payment charges and default interest accrued while it was a non-specially serviced Mortgage Loan and are not otherwise allocable to pay the following items with respect to the related Mortgage Loan: (i) interest on advances; or (ii) Additional Trust Fund Expenses (exclusive of Special Servicing Fees, Liquidation Fees and Workout Fees) currently payable or previously paid with respect to the related Mortgage Loan or Mortgaged Property from collections on the mortgage pool and not previously reimbursed.	Payments of late payment charges and default interest made by borrowers with respect to the underlying Mortgage Loans.	Time to Time

Type / Recipient(1)	Amount	Source(2)	Frequency
Fees
Special Servicing Fee / Special Servicer	With respect to each Mortgage Loan that is being specially serviced or as to which the related Mortgaged Property has become an REO Property, the monthly portion of the annual Special Servicing Fee Rate(4) computed on the basis of the same principal amount in respect of which any related interest payment is due on such Mortgage Loan or REO Loan.	Out of general funds on deposit in the Certificate Account.	Monthly
Workout Fee / Special Servicer	With respect to each Mortgage Loan that has been worked-out by the Special Servicer, the Workout Fee Rate of 1.0% multiplied by all payments of interest and principal received on the subject Mortgage Loan for so long as it remains a Corrected Mortgage Loan.	Out of each collection of interest (other than default interest), principal, and prepayment consideration received on the related Mortgage Loan.	Time to Time
Liquidation Fee / Special Servicer	With respect to each Specially Serviced Mortgage Loan for which the Special Servicer obtains a full or partial payment of any liquidation proceeds an amount calculated by application of a liquidation fee rate of 1.0% to the related payment or proceeds (exclusive of default interest).	Out of the full, partial or discounted payoff obtained from the related borrower and/or liquidation proceeds (exclusive of any portion of that payment or proceeds that represents a recovery of default interest) in respect of the related Specially Serviced Mortgage Loan or related REO Property, as the case may be.(5)	Time to Time
Additional Special Servicing Compensation / Special Servicer	All interest and investment income earned on amounts on deposit in the Special Servicer’s REO accounts.	Interest and investment income related to the subject accounts (net of investment losses).	Time to Time
	Late payment charges and default interest actually collected with respect to any Mortgage Loan, but only to the extent such late payment charges and default interest (a) accrued with respect to that Mortgage Loan while it was specially serviced or after the related mortgaged property became an REO Property and (b) are not otherwise allocable to pay the following items with respect to the related Mortgage Loan or REO Property: (i) interest on Advances, or (ii) Additional Trust Fund Expenses (exclusive of Special Servicing Fees, Liquidation Fees and Workout Fees) currently payable or previously paid with respect to the related Mortgage Loan, Mortgaged Property or REO Property from collections on the mortgage pool and not previously reimbursed.	Late payment charges and default interest actually collected in respect of the underlying Mortgage Loans.	Time to Time

Type / Recipient(1)	Amount	Source(2)	Frequency
Fees
Additional Servicing Compensation / Master Servicer and/or Special Servicer	All modification fees, assumption fees, defeasance fees and other application fees actually collected on the Mortgage Loans.(6)	Related payments made by borrowers with respect to the related Mortgage Loans.	Time to Time
Trustee Fee / Trustee	With respect to each distribution date, an amount equal to the monthly portion of the annual Trustee Fee Rate(7) calculated on the outstanding principal amount of the pool of Mortgage Loans in the Trust Fund.	Out of general funds on deposit in the Distribution Account.	Monthly
Additional Trustee Compensation / Trustee	All interest and investment income earned on amounts on deposit in the Distribution Account.	Interest and investment income related to the subject accounts (net of investment losses).	Time to Time
Expenses
Reimbursement of Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any servicing advances.	First, from funds collected with respect to the related Mortgage Loan and then out of general funds on deposit in the Certificate Account, subject to certain limitations, and, under certain circumstances, from collections on the related companion loan.	Time to Time
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Master Servicer’s Certificate Account, and, under certain circumstances, from collections on the related companion loan.	Monthly
Reimbursement of P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then out of general funds on deposit in the Certificate Account, subject to certain limitations.	Time to Time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to Reimbursement Rate.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Master Servicer’s Certificate Account.	Monthly

Type / Recipient(1)	Amount	Source(2)	Frequency
Expenses
Indemnification Expenses/ Trustee, Depositor, Master Servicer or Special Servicer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the Pooling and Servicing Agreement.	Out of general funds on deposit in the Certificate Account, subject to certain limitations.	Time to Time

(1)	If the Trustee succeeds to the position of Master Servicer, it will be entitled to receive the same fees and expenses of the Master Servicer described in this Prospectus Supplement. Any change to the fees and expenses described in this Prospectus Supplement would require an amendment to the Pooling and Servicing Agreement. See ‘‘THE POOLING AND SERVICING AGREEMENTS—Amendment’’ in the accompanying prospectus.

(2)	Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Master Servicer or Trustee in the case of amounts owed to either of them) prior to distributions on the Certificates. In addition, with respect to a Mortgage Loan that is one of two or more mortgage loans in a split loan structure, collections on, or proceeds of, the other mortgage loans included in that split loan structure may be an additional source of funds.

(3)	As of the Cut-off Date, the Master Servicing Fee Rate for each Mortgage Loan will range, on a loan-by-loan basis, from 0.0200% per annum to 0.0900% per annum, and the weighted average Master Servicing Fee Rate is approximately 0.0343% per annum as described in this ‘‘COMPENSATION AND EXPENSES’’ section.

(4)	The Special Servicing Fee Rate for each Mortgage Loan will equal 0.25% per annum, as described in this ‘‘COMPENSATION AND EXPENSES’’ section.

(5)	Circumstances as to when a Liquidation Fee is not payable are set forth in this ‘‘COMPENSATION AND EXPENSES’’ section.

(6)	Allocable between the Master Servicer and the Special Servicer as provided in the Pooling and Servicing Agreement.

(7)	The Trustee Fee Rate will equal 0.0007% per annum, as described in this Prospectus Supplement under ‘‘THE TRUSTEE’’.

Fees and expenses are paid prior to any distributions to Certificateholders; a servicer will typically retain its fee from amounts it collects in respect of the Mortgage Loans. In the event the Trustee succeeds to the role of Master Servicer, it will be entitled to the same Master Servicing Fee and related compensation described below as the predecessor Master Servicer and if the Trustee appoints a successor master servicer under the Pooling and Servicing Agreement, the Trustee may make such arrangements for the compensation of such successor out of the payments on the Mortgage Loans serviced by the predecessor Master Servicer as it and such successor shall agree, not to exceed the Master Servicing Fee Rate.

The principal compensation to be paid to the Master Servicer in respect of its master servicing activities will be the Master Servicing Fee. The ‘‘Master Servicing Fee’’ will:

•	be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan,

•	will accrue in accordance with the terms of the related Mortgage Note at a weighted average rate equal to 0.0157% per annum, and

•	will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment on the related Mortgage Loan is computed.

As additional servicing compensation, the Master Servicer will be entitled to retain Prepayment Interest Excesses collected on the Mortgage Loans. In addition, the Master Servicer will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it that constitute part of the Certificate Account, in Permitted Investments, and the Master Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement, except to the extent such losses are incurred solely as the result of the insolvency of the federal or state chartered depository institution or trust company that holds such investment accounts, so long as such depository institution or trust company satisfied the qualifications set forth in the Pooling and Servicing Agreement in the definition of ‘‘eligible account’’ at the time such investment was made.

If a borrower voluntarily prepays a Mortgage Loan in whole or in part during any Due Period (as defined in this prospectus supplement) on a date that is prior to its Due Date in such Due Period, a Prepayment Interest Shortfall may result. If such a principal prepayment occurs during any Due Period after the Due Date for such Mortgage Loan in such Due Period, the amount of interest (net of related Servicing Fees) that accrues on the amount of such principal prepayment may exceed (such excess, a ‘‘Prepayment Interest Excess’’) the corresponding amount of interest accruing on the Certificates. As to any Due Period, to the extent Prepayment Interest Excesses collected for all Mortgage Loans are greater than Prepayment Interest Shortfalls incurred, such excess will be paid to the Master Servicer as additional servicing compensation.

Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls) collected on the Mortgage Loans will be retained by the Master Servicer as additional servicing compensation. The Master Servicer will deliver to the Trustee for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a Compensating Interest Payment. In no event will the rights of the Certificateholders to offset the aggregate Prepayment Interest Shortfalls be cumulative.

The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will consist of the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The ‘‘Special Servicing Fee’’:

•	will be payable monthly out of deposits in the Certificate Account;

•	will accrue in accordance with the terms of the related Mortgage Note at a rate equal to 0.25% per annum on Mortgage Loans that have become Specially Serviced Mortgage Loans or as to which the Mortgaged Property has become an REO Property; and

•	will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment on the related Mortgage Loan is computed.

The ‘‘Workout Fee’’:

•	will equal 1.0% (the ‘‘Workout Fee Rate’’) on all Corrected Mortgage Loans; and

•	will be payable from, all collections and proceeds received in respect of principal and interest of each Mortgage Loan for so long as it remains a Corrected Mortgage Loan.

The ‘‘Liquidation Fee’’:

•	will be payable from, and will be calculated by application of the Liquidation Fee Rate to, the related payment or proceeds (other than any portion thereof that represents accrued but unpaid Default Interest or Excess Interest); and

•	will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff or unscheduled or partial payments in lieu thereof with respect thereto from the related borrower and, except as otherwise described in the Pooling and Servicing Agreement, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds.

In general, the Master Servicer will direct the deposit, transfer, and disbursement of collections on the Mortgage Loans consistent with the Servicing Standard. However, the Special Servicer will be authorized to invest or direct the investment of funds held in any accounts maintained by it that constitute part of the Certificate Account (including the REO Account), in Permitted Investments, and the Special Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement.

Account activity will not generally be independently audited or verified. See ‘‘THE POOLING AND SERVICING AGREEMENTS—Collection and Other Servicing Procedures’’ and ‘‘—Certificate Account’’ in the accompanying prospectus.

The Master Servicer and the Special Servicer will each be responsible for the fees of any Sub-Servicers retained by it (without right of reimbursement therefor). As additional servicing compensation, the Master Servicer and the Special Servicer, as set forth in the Pooling and Servicing Agreement, generally will be entitled to retain all assumption and modification fees, charges for beneficiary statements or demands and any similar fees, in each case to the extent actually paid by the borrowers with respect to such Mortgage Loans (and, accordingly, such amounts will not be available for distribution to Certificateholders). In addition, the Master Servicer as to Non-Specially Serviced Mortgage Loans and the Special Servicer as to Specially Serviced Mortgage Loans will also be entitled to retain Default Interest as additional servicing compensation only after application of Default Charges: (1) to pay the Master Servicer, the Special Servicer or the Trustee, as applicable, any unpaid interest on advances made by that party with respect to the related REO Loan or Mortgage Loan in the Mortgage Pool, (2) to reimburse the Trust Fund for any interest on advances that were made with respect to the related Mortgage Loan, since the Delivery Date during the 12-month period preceding receipt of such Default Charges, which interest was paid to the Master Servicer, the Special Servicer or the Trustee, as applicable, from a source of funds other than Default Charges collected on the Mortgage Pool, (3) to reimburse the Special Servicer for Servicing Advances made for the cost of inspection on the related Specially Serviced Mortgage Loan and (4) to pay, or to reimburse the Trust Fund for, any other Additional Trust Fund Expenses incurred with respect to the related Mortgage Loan during the 12-month period preceding receipt of such Default Charges, which expense if paid from a source of funds other than Default Charges collected on the Mortgage Pool, is or will be an Additional Trust Fund Expense. Any Default Charges remaining after the application described in the immediately preceding clauses (1) through (4) will be allocated as additional servicing compensation between the Master Servicer and the Special Servicer as set forth in the Pooling and Servicing Agreement. The Master Servicer (except to the extent the Sub-Servicers are entitled thereto pursuant to the applicable Sub-Servicing Agreement) (or, with respect to accounts held by the Special Servicer, the Special Servicer) will be entitled to receive all amounts collected for checks returned for insufficient funds with respect to the Mortgage Loans as additional servicing compensation.

The Master Servicer and the Special Servicer will, in general, each be required to pay its expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement, and neither will be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. In general, Servicing Advances will be reimbursable from Related Proceeds. Notwithstanding the foregoing, the Master Servicer and the Special Servicer will each be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account and at times without regard to the relationship between the expense and the funds from which it is being paid (including in connection with the remediation of any adverse environmental circumstance or condition at a Mortgaged Property or an REO Property, although in such specific circumstances the Master Servicer may advance the costs thereof).

As and to the extent described in this prospectus supplement, the Master Servicer, the Special Servicer and the Trustee are each entitled to receive interest at the Reimbursement Rate (compounded monthly) on Servicing Advances made thereby. See ‘‘THE POOLING AND SERVICING AGREEMENTS—Certificate Account’’ and ‘‘—Servicing Compensation and Payment of Expenses’’ in the accompanying prospectus and ‘‘DESCRIPTION OF THE CERTIFICATES—P&I Advances’’ in this prospectus supplement.

Although the Master Servicer and Special Servicer are each required to service and administer the Mortgage Pool in accordance with the general servicing standard described under ‘‘SERVICING OF THE MORTGAGE LOANS—General’’ in this prospectus supplement and, accordingly, without regard to its right to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees, Prepayment Premiums and Prepayment Interest Excesses may, under certain circumstances, provide the Master Servicer or the Special Servicer with an economic disincentive to comply with such standard.

The principal compensation to be paid to the Trustee is the Trustee Fee described in the above table. The Trustee is obligated to pay routine ongoing expenses incurred by it in connection with its responsibilities under the Pooling and Servicing Agreement. Those amounts will be paid by the Trustee out of its own funds, without reimbursement. In addition to the Trustee Fee, the Trustee is also entitled to all investment income earned on amounts on deposit in the Distribution Account.

The fees and expenses of any co-trustee, if applicable, will be paid by the Trustee, without reimbursement from the Trust.

The Depositor, the Servicer, the Special Servicer and the Trustee (and any co-trustee, if applicable) are entitled to indemnification and reimbursement of certain expenses from the Trust under the Pooling and Servicing Agreement as discussed in the accompanying prospectus under the headings ‘‘THE POOLING AND SERVICING AGREEMENTS—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor’’ and ‘‘—The Trustee’’.

SERVICING OF THE MORTGAGE LOANS

General

The Master Servicer and the Special Servicer, either directly or through sub-servicers, will each be required to service and administer the respective Mortgage Loans (including the Skyline Portfolio Pari Passu Note A-2, the Skyline Portfolio Pari Passu Note A-3, the Solana Pari Passu Note A-2, the Pacific Shores Pari Passu Note A-2, the 575 Lexington Avenue Pari Passu Note A-2, the Forest Hills Corporate Center Note B and the Richmond Ridge Apartments Note B) for which it is responsible on behalf of the Trust, in the best interests and for the benefit of the Certificateholders and, in the case of each Whole Loan, the related Companion Loan Holder, as a collective whole, in accordance with any and all applicable laws, the terms of the Pooling and Servicing Agreement, and the respective Mortgage Loans (and, in the case of a Whole Loan, the related Intercreditor Agreement) and, to the extent consistent with the foregoing, the Servicing Standard.

In general, the Master Servicer will be responsible for the servicing and administration of all the Mortgage Loans (including the Whole Loans) pursuant to the terms of the Pooling and Servicing Agreement as to which no Servicing Transfer Event has occurred and all Corrected Mortgage Loans, and the Special Servicer will be obligated to service and administer each Specially Serviced Mortgage Loan for which it is obligated to service pursuant to the Pooling and Servicing Agreement (including if applicable, the Whole Loans) (other than a Corrected Mortgage Loan) and each REO Property.

The Master Servicer will continue to collect information and prepare all reports to the Trustee required under the Pooling and Servicing Agreement with respect to any Specially Serviced Mortgage Loans and REO Properties, and further to render incidental services with respect to any Specially Serviced Mortgage Loans and REO Properties as are specifically provided for in the Pooling and Servicing Agreement. The Master Servicer and the Special Servicer will not have any responsibility for the performance by each other of their respective duties under the Pooling and Servicing Agreement.

Subject to the limitations below, the Directing Certificateholder (except with respect to a Whole Loan), or with respect to a Whole Loan, the related Controlling Holder, is entitled to advise the Special Servicer and Master Servicer with respect to the Special Actions. Neither the Special Servicer nor the Master Servicer, as applicable, will be permitted to take any Special Action without complying with the Approval Provisions (provided that if such response has not been received within the time period generally described in the next paragraph by the Special Servicer or the Master Servicer, as applicable, then the required party’s approval will be deemed to have been given).

With respect to any extension or Special Action related to the modification or waiver of a term of the related Mortgage Loan, the Special Servicer will respond to the Master Servicer of its decision to grant or deny the Master Servicer’s request for approval and consent within ten business days of its receipt of such request and all information reasonably requested by the Special Servicer as such time frame will be extended if the Special Servicer is required to seek the consent of the Directing Certificateholder, any related Controlling Holder, or any mezzanine lender or, if the consent of the Rating Agencies may be required. If the Special Servicer fails to so respond to the Master Servicer within the time period referenced in the preceding sentence, such approval and consent will be deemed granted. In addition in connection with clause (ii) of the definition ‘‘Special Action’’ set forth in the ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’ to this prospectus supplement, the Directing Certificateholder will respond to the Special Servicer of its decision to grant or deny the Special Servicer’s request for approval and consent within ten business days of its receipt of such request and such request will be deemed granted if the Directing Certificateholder does not respond within such time period. With respect to any Special Action described in clause (iii) of the definition of ‘‘Special Action’’ in the ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’ to this prospectus supplement, the Directing Certificateholder will respond to the Special Servicer within ten business days of its receipt of such request and such request will be deemed granted if the Directing Certificateholder does not respond in such time frame. With respect to any Special Action described in clauses (iv) through (vii) of the definition ‘‘Special Action’’ set forth in the ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’ to this prospectus supplement, the Directing Certificateholder and the related Controlling Holder, as applicable, will respond to the Master Servicer or the Special Servicer, as applicable, within ten business days of its receipt of a request for its approval and consent, and such request will be deemed granted if the required party does not respond in such time frame. Notwithstanding the foregoing, if the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders, it may take such action prior to the expiration of the time period for obtaining the approval of the Directing Certificateholder or the related Controlling Holder, as applicable.

The Directing Certificateholder or the related Controlling Holder, as applicable, may direct the Special Servicer to take, or to refrain from taking, certain actions as the Directing Certificateholder or the related Controlling Holder, as applicable, may deem advisable or as to which provision is otherwise made in the Pooling and Servicing Agreement; provided that no such direction and no objection contemplated above or in this paragraph may require or cause the Special Servicer or the Master Servicer, as applicable, to violate any REMIC provisions, any intercreditor agreement, any provision of the Pooling and Servicing Agreement or applicable law, including the Special Servicer’s or the Master Servicer’s, as applicable, obligation to act in accordance with the Servicing Standard or expose the Master Servicer, the Special Servicer, the Trust Fund or the Trustee to liability, or materially expand the scope of the Special Servicer’s responsibilities under the Pooling and Servicing Agreement or cause the Special Servicer to act or fail to act in a manner that, in the reasonable judgment of the Special Servicer, is not in the best interests of the Certificateholders in which event the Special Servicer or the Master Servicer, as applicable, will disregard any such direction or objection.

None of the Directing Certificateholder or any Controlling Holder will have any liability whatsoever to the Trust Fund or any Certificateholders other than the Controlling Class Certificateholders or the related Companion Loan Holder, and none of the Directing Certificateholder or any Controlling Holder will have any liability to any Controlling Class Certificateholder, for any action taken, or for refraining from the taking of any action, pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, with respect to Controlling Class Certificateholders, none of the Directing Certificateholder or any Controlling Holder will be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, (i) that the Directing Certificateholder or any Controlling Holder may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates, (ii) that the Directing Certificateholder or any Controlling Holder may act solely in the interests of the holders of the Controlling Class or the interests of the related Companion Loan Holder, as applicable, (iii) that none of the Directing Certificateholder or any Controlling Holder has any duties to the holders of any Class of Certificates other than the Controlling Class and the related Companion Loan Holder, as applicable, (iv) that the Directing Certificateholder and any Controlling Holder may take actions that favor the interests of the holders of the Controlling Class or the interests of the related Companion Loan Holder, as applicable, over the interests of the holders of one or more other Classes of Certificates, (v) that none of the Directing Certificateholder or any Controlling Holder will have any liability whatsoever by reason of its having acted solely in the interests of the Controlling Class or the interests of the related Companion Loan Holder, as applicable, and (vi) that no Certificateholder may take any action whatsoever against the Directing Certificateholder or any Controlling Holder, or any director, officer, employee, agent or principal of the Directing Certificateholder, such Controlling Holder for having so acted.

At any time that there is no Directing Certificateholder or Controlling Holder for any of them, or that any such party has not been properly identified to the Master Servicer and/or the Special Servicer, such servicer(s) will not have any duty to provide any notice to or seek the consent or approval of such party with respect to any matter.

The Master Servicer and the Special Servicer will each be required to service and administer any set of Cross-Collateralized Mortgage Loans as a single Mortgage Loan as and when it deems necessary and appropriate, consistent with the Servicing Standard. If any Cross-Collateralized Mortgage Loan becomes a Specially Serviced Mortgage Loan, then each other Mortgage Loan that is cross-collateralized with it will also become a Specially Serviced Mortgage Loan. Similarly, no Cross-Collateralized Mortgage Loan will subsequently become a Corrected Mortgage Loan unless and until all Servicing Transfer Events in respect of each other Mortgage Loan with which it is cross-collateralized are remediated or otherwise addressed as contemplated above.

Set forth below is a description of certain pertinent provisions of the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans. Reference is also made to the accompanying prospectus, in particular to the section captioned ‘‘THE POOLING AND SERVICING AGREEMENTS’’, for additional important information regarding the terms and conditions of the Pooling and Servicing Agreement as such terms and conditions relate to the rights and obligations of the Master Servicer and the Special Servicer thereunder.

Modifications, Waivers, Amendments and Consents

The Master Servicer and the Special Servicer (as to Specially Serviced Mortgage Loans subject to the requirements regarding the resolution of Defaulted Mortgage Loans described under ‘‘SERVICING OF THE MORTGAGE LOANS—Defaulted Mortgage Loans; Purchase Option’’ in this prospectus supplement) each may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term of, forgive or defer the payment of interest on and principal of, permit the release, addition or substitution of collateral securing, and/or permit the release of the borrower on or any guarantor of any Mortgage Loan it is required to service and administer, without the consent of the Trustee, subject, however, to the rights of consent provided to the Directing Certificateholder or, if a Whole Loan is involved, the related Controlling Holder or any mezzanine lender, as applicable, and to each of the following limitations, conditions and restrictions:

(i) with limited exception (including as described below with respect to Excess Interest) the Master Servicer will not agree to any modification, waiver or amendment of any term of, or take any of the other above referenced acts with respect to, any Mortgage Loan or Whole Loan, that would affect the amount or timing of any related payment of principal, interest or other amount payable under such Mortgage Loan or Whole Loan or affect the security for such Mortgage Loan or Whole Loan unless the Master Servicer has obtained the consent of the Special Servicer (it being understood and agreed that (A) the Master Servicer will promptly provide the Special Servicer with notice of any borrower request for such modification, waiver or amendment, the Master Servicer’s recommendations and analysis, and with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request to determine whether to withhold or grant any such consent, each of which will be provided reasonably promptly in accordance with the Servicing Standard, (B) the Special Servicer will decide whether to withhold or grant such consent in accordance with the Servicing Standard and (C) if any such consent has not been expressly responded to within ten business days of the Special Servicer’s receipt from the Master Servicer of the Master Servicer’s recommendations and analysis and all information reasonably requested thereby, as such time frame will be extended if the Special Servicer is required to seek the consent of the Directing Certificateholder, any related Controlling Holder, any mezzanine lender or the Rating Agencies, as the case may be, in order to make an informed decision (or, if the Special Servicer did not request any information, within ten business days from such notice), such consent will be deemed to have been granted); provided that the Master Servicer (or the Special Servicer with respect to Specially Serviced Mortgage Loans) may be required to obtain the consent of the Directing Certificateholder, the related Controlling Holder or the holder of a mezzanine loan, if applicable;

(ii) the Master Servicer may (with the consent of the Directing Certificateholder) extend the Maturity Date of any Mortgage Loan (including any Whole Loan, if applicable) for up to six months (but no more than two such extensions by the Master Servicer will occur);

(iii) with limited exception the Special Servicer may not agree to (or in the case of a Non-Specially Serviced Mortgage Loan, consent to the Master Servicer’s agreeing to) any modification, waiver or amendment of any term of, or take (or in the case of a Non-Specially Serviced Mortgage Loan, consent to the Master Servicer’s taking) any of the other above referenced actions with respect to, any Mortgage Loan or Whole Loan it is required to service and administer that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the reasonable judgment of the Special Servicer would materially impair the security for such Mortgage Loan or Whole Loan unless a material default on such Mortgage Loan or Whole Loan has occurred or, in the reasonable judgment of the Special Servicer, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to the Certificateholders and, if a Whole Loan is involved, the related Companion Loan Holder, as a collective whole, on a net present value basis than would liquidation as certified to the Trustee in an officer’s certificate;

(iv) the Special Servicer will not extend (or in the case of a Non-Specially Serviced Mortgage Loan consent to the Master Servicer’s extending) the date on which any Balloon Payment is scheduled to be due on any Mortgage Loan or Whole Loan beyond the earliest of (A) two years prior to the Rated Final Distribution Date (or in the case of an ARD Loan, two years prior to the Rated Final Distribution Date) and (B) if such Mortgage Loan or Whole Loan is secured by a Mortgage solely or primarily on the related mortgagor’s leasehold interest in the related Mortgaged Property, 20 years (or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years) prior to the end of the then current term of the related ground lease (plus any unilateral options to extend);

(v) neither the Master Servicer nor the Special Servicer will make or permit any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan or Whole Loan that would result in an adverse REMIC event with respect to REMIC I or REMIC II or an adverse grantor trust event with respect to the grantor trust;

(vi) subject to applicable law, the related loan documents and the Servicing Standard, neither the Master Servicer nor the Special Servicer will permit any modification, waiver or amendment of any term of any Mortgage Loan or Whole Loan unless all related fees and expenses are paid by the related borrower;

(vii) except for substitutions contemplated by the terms of the Mortgage Loans or Whole Loan, the Special Servicer will not permit (or, in the case of a Non-Specially Serviced Mortgage Loan, consent to the Master Servicer’s permitting) any borrower to add or substitute real estate collateral for its Mortgage Loan or Whole Loan unless the Special Servicer has first determined in its reasonable judgment, based upon a Phase I environmental assessment (and any additional environmental testing as the Special Servicer deems necessary and appropriate), that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations; and

(viii) with limited exceptions, including a permitted defeasance as described under ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Defeasance’’ in this prospectus supplement and specific releases contemplated by the terms of the Mortgage Loans in effect on the Delivery Date, the Special Servicer will not permit the release (or, in the case of a Non-Specially Serviced Mortgage Loan, consent to the Master Servicer’s releasing), including in connection with a substitution contemplated by clause (vi) above, any real estate collateral securing a performing Mortgage Loan or Whole Loan; except where a Mortgage Loan (or, in the case of a group of Cross-Collateralized Mortgage Loans, where such entire group of Cross-Collateralized Mortgage Loans) is satisfied, or except in the case of a release where (A) either (1) the use of the collateral to be released will not, in the reasonable judgment of the Special Servicer, materially and adversely affect the net operating income being generated by or the use of the related Mortgaged Property, or (2) there is a corresponding principal pay down of such Mortgage Loan or Whole Loan in an amount at least equal to the appraised value of the collateral to be released (or substitute collateral with an appraised value at least equal to that of the collateral to be released, is delivered), (B) the remaining Mortgaged Property (together with any substitute collateral) is, in the Special Servicer’s reasonable judgment, adequate security for the remaining Mortgage Loan or Whole Loan and (C) such release would not, in and of itself, result in an adverse rating event with respect to any Class of Certificates (as confirmed in writing to the Trustee by each Rating Agency);

provided that the limitations, conditions and restrictions set forth in clauses (i) through (viii) above will not apply to any act or event (including, without limitation, a release, substitution or addition of collateral) in respect of any Mortgage Loan or Whole Loan that either occurs automatically, or results from the exercise of a unilateral option by the related mortgagor within the meaning of Treasury Regulations Section 1.1001-3(c)(2)(iii), in any event under the terms of such Mortgage Loan or Whole Loan in effect on the Delivery Date (or, in the case of a replacement Mortgage Loan, on the related date of substitution); provided, further, notwithstanding clauses (i) through (viii) above, neither the Master Servicer nor the Special Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a mortgagor if, in its reasonable judgment, such opposition would not ultimately prevent the confirmation of such plan or one substantially similar; and provided, further, notwithstanding clause (viii) above, neither the Master Servicer nor the Special Servicer will be required to obtain any confirmation of the Certificate ratings from the Rating Agencies in order to grant easements that do not materially affect the use or value of a Mortgaged Property or the mortgagor’s ability to make any payments with respect to the related Mortgage Loan or Whole Loan.

Additionally, absent a material adverse effect on any Certificateholder, and with the consent of the Controlling Class if such Class is affected, the Pooling and Servicing Agreement may be amended by the parties thereto without the consent of any of the Certificateholders to the extent necessary in order for any Mortgage Loan Seller and their affiliates to obtain accounting ‘‘sale’’ treatment for the Mortgage Loans under FASB 140.

With respect to the ARD Loans, the Master Servicer will be permitted to waive all or any accrued Excess Interest if, prior to the related Maturity Date, the related borrower has requested the right to prepay such Mortgage Loan in full together with all other payments required by such Mortgage Loan in connection with such prepayment except for all or a portion of accrued Excess Interest; provided that the Master Servicer’s determination to waive the right to such accrued Excess Interest is reasonably likely to produce a greater payment to Certificateholders on a present value basis than a refusal to waive the right to such Excess Interest. Any such waiver will not be effective until such prepayment is tendered. The Master Servicer will have no liability to the Trust, the Certificateholders or any other person so long as such determination is based on such criteria. Notwithstanding the foregoing, pursuant to the Pooling and Servicing Agreement, the Master Servicer will be required to seek the consent of the Directing Certificateholder prior to waiving any Excess Interest. The Directing Certificateholder’s consent to a waiver request will be deemed granted if the Directing Certificateholder fails to respond to such request within ten business days of its receipt of such request. Except as permitted by clauses (i) through (vi) of the second preceding paragraph, the Special Servicer will have no right to waive the payment or Excess Interest.

Any modification, extension, waiver or amendment of the payment terms of the Whole Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the Pooling and Servicing Agreement, related loan documents and the related Intercreditor Agreement (if applicable), such that neither the Trust as holder of the related Mortgage Loan nor the related Companion Loan Holder gains a priority over the other such holder that is not reflected in the related loan documents and the related Intercreditor Agreement.

Further:

(i) no waiver, reduction or deferral of any amounts due on the related Mortgage Loan will be permitted to be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the related subordinated note(s), and

(ii) no reduction of the mortgage interest rate of the related Mortgage Loan will be permitted to be effected prior to the reduction of the mortgage interest rate of the related subordinated note(s), to the maximum extent possible.

The Master Servicer will not be required to seek the consent of any Certificateholder or the Special Servicer or to obtain ratings confirmations from the Rating Agencies in order to approve certain minor or routine modifications, waivers or amendments of the Mortgage Loans or any Whole Loans, including waivers of minor covenant defaults, releases of non-material parcels of a Mortgaged Property, grants of easements that do not materially affect the use or value of a Mortgaged Property or a borrower’s ability to make any payments with respect to the related Mortgage Loan or Whole Loan and other routine approvals as more particularly set forth in the Pooling and Servicing Agreement; provided that any such modification, waiver or amendment may not affect a payment term of the Certificates, constitute a ‘‘significant modification’’ of such Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b) or otherwise have an adverse REMIC effect, be inconsistent with the Servicing Standard, or violate the terms, provisions or limitations of the Pooling and Servicing Agreement or related Intercreditor Agreement.

Asset Status Reports

The Special Servicer will prepare an Asset Status Report for each Mortgage Loan that becomes a Specially Serviced Mortgage Loan not later than 45 days after the servicing of such Mortgage Loan is transferred to the Special Servicer. Each Asset Status Report will be delivered to the Directing Certificateholder, the Master Servicer, the Trustee and the Rating Agencies. If a Whole Loan becomes a Specially Serviced Mortgage Loan, the Special Servicer will deliver an Asset Status Report to the Directing Certificateholder and the related Controlling Holder. The Directing Certificateholder or the Controlling Holder, as applicable, may object in writing via facsimile or e-mail to any applicable Asset Status Report within ten business days of receipt; provided, however, the Special Servicer (i) will, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action set forth in such Asset Status Report before the expiration of a ten business day period if it has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders and the related Companion Loan Holder (if a Whole Loan becomes a Specially Serviced Mortgage Loan), as a collective whole, and it has made a reasonable effort to contact the Directing Certificateholder and the related Controlling Holder and (ii) in any case, will determine whether such disapproval is not in the best interests of all the Certificateholders and the related Companion Loan Holder (if a Whole Loan becomes a Specially Serviced Mortgage Loan), as a collective whole, pursuant to the Servicing Standard. In connection with making such affirmative determination, the Special Servicer may request (but is not required to request) a vote by all Certificateholders, but will in any event take the recommended action after making such affirmative determination. If the Directing Certificateholder or the related Controlling Holder, as applicable, does not disapprove an applicable Asset Status Report within ten business days, the Special Servicer will implement the recommended action as outlined in such Asset Status Report. However, the Special Servicer may not take any action that is contrary to applicable law or the terms of the applicable loan documents. If the Directing Certificateholder or the related Controlling Holder, as applicable, disapproves such Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after such disapproval. The Special Servicer will revise such Asset Status Report until the Directing Certificateholder or the related Controlling Holder, as applicable, fails to disapprove such revised Asset Status Report as described above or until the earliest to occur of (i) the Special Servicer, in accordance with the Servicing Standard, makes a determination that such objection is not in the best interests of the Certificateholders and, if a Whole Loan is involved, the related Companion Loan Holder, as the case may be, as a collective whole, (ii) following the occurrence of an extraordinary event with respect to the related Mortgaged Property, the failure to take any action set forth in such Asset Status Report before the expiration of a ten business day period would materially and adversely affect the interests of the Certificateholders and, if a Whole Loan is involved, the related Companion Loan Holder, as a collective whole, and it has made a reasonable effort to contact the Directing Certificateholder and the related Controlling Holder, as applicable, and (iii) the passage of 90 days from the date of preparation of the initial version of the Asset Status Report. Following the earliest of such events, the Special Servicer will implement the recommended action as outlined in the most recent version of such Asset Status Report. In addition as more fully set forth in the Pooling and Servicing Agreement, any action that is required to be taken (or not to be taken) by the Special Servicer in connection with an Asset Status Report (or otherwise) will be in each and every case in accordance with the Servicing Standard and applicable law, and the Special Servicer will be required to disregard the direction, or any failure to approve or consent, of any party that would cause the Special Servicer to violate the Servicing Standard or applicable law.

Defaulted Mortgage Loans; Purchase Option

Within 30 days after a Mortgage Loan becomes a Defaulted Mortgage Loan, the Special Servicer will be required to determine the fair value of the Mortgage Loan in accordance with the Servicing Standard. The Special Servicer will be permitted to change, from time to time thereafter, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, or new information, in accordance with the Servicing Standard.

In the event a Mortgage Loan becomes a Defaulted Mortgage Loan, any majority Certificateholder of the Controlling Class or the Special Servicer will each have an assignable Purchase Option (such option will only be assignable after such option arises) to purchase the Defaulted Mortgage Loan, subject to the purchase rights of any mezzanine lender and the purchase option of the related Controlling Holder (in the case of a Whole Loan), from the Trust Fund at the Option Price. The Special Servicer will, from time to time, but not less often than every 90 days, adjust its fair value determination based upon changed circumstances, new information, and other relevant factors, in each instance in accordance with the Servicing Standard. The majority Certificateholder of the Controlling Class may have an exclusive right to exercise the Purchase Option for a specified period of time.

Unless and until the Purchase Option with respect to a Defaulted Mortgage Loan is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, consistent with the Servicing Standard, but the Special Servicer will not be permitted to sell the Defaulted Mortgage Loan other than pursuant to the exercise of the Purchase Option.

If not exercised sooner, the Purchase Option with respect to any Defaulted Mortgage Loan will automatically terminate upon (i) the related mortgagor’s cure of all related defaults on the Defaulted Mortgage Loan, (ii) the acquisition on behalf of the Trust Fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure, (iii) the modification or pay-off (full or discounted) of the Defaulted Mortgage Loan in connection with a workout and (iv) with respect to each Whole Loan, the purchase of the related Defaulted Mortgage Loan by the related Controlling Holder. In addition, the Purchase Option with respect to a Defaulted Mortgage Loan held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

If (a) a Purchase Option is exercised with respect to a Defaulted Mortgage Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the majority Certificateholder of the Controlling Class, the Special Servicer, or any affiliate of any of them (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer’s determination of the fair value of the Defaulted Mortgage Loan, then the determination of whether the Option Price represents a fair value of the Defaulted Mortgage Loan will be made in the manner set forth in the Pooling and Servicing Agreement.

If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders pursuant to foreclosure proceedings instituted by the Special Servicer or otherwise, the Special Servicer, after notice to the Directing Certificateholder, will use its reasonable efforts to sell any REO Property as soon as practicable in accordance with the Servicing Standard but prior to the end of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an ‘‘REO Extension’’) or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC under the Code. If the Special Servicer on behalf of the Trustee has not received an REO Extension or such Opinion of Counsel and the Special Servicer is not able to sell such REO Property within the period specified above, or if an REO Extension has been granted and the Special Servicer is unable to sell such property within the extended time period, the Special Servicer will auction the property pursuant to the auction procedure set forth below.

The Special Servicer will give the Directing Certificateholder, the Master Servicer and the Trustee not less than ten days’ prior written notice of its intention to sell any such REO Property, and will sell the REO Property to the highest offeror (which may be the Special Servicer) in accordance with the Servicing Standard; provided, however, that the Master Servicer, the Special Servicer, holder (or holders) of Certificates evidencing a majority interest in the Controlling Class, any independent contractor engaged by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement (or any officer or affiliate thereof) will not be permitted to purchase the REO Property at a price less than the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued but unpaid interest and related fees and expenses, except in limited circumstances set forth in the Pooling and Servicing Agreement; provided, further, if the Special Servicer intends to make an offer on any REO Property: (i) the Special Servicer will notify the Trustee of such intent, (ii) the Trustee or an agent on its behalf will promptly obtain, at the expense of the Trust an appraisal of such REO Property and (iii) the Special Servicer will not offer less than (x) the fair market value set forth in such appraisal or (y) the outstanding principal balance of such Mortgage Loan, plus all accrued but unpaid interest and related fees and expenses and unreimbursed Advances and interest on Advances.

Subject to the REMIC provisions, the Special Servicer will act on behalf of the Trust in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property or the exercise of the Purchase Option, including the collection of all amounts payable in connection therewith. Notwithstanding anything to the contrary in this prospectus supplement, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for any REO Property or purchase any Defaulted Mortgage Loan. Any sale of a Defaulted Mortgage Loan (pursuant to the Purchase Option) or REO Property will be without recourse to, or representation or warranty by, the Trustee, the Depositor, any Mortgage Loan Seller, the Special Servicer, the Master Servicer or the Trust other than customary representations and warranties of title, condition and authority (if liability for breach thereof is limited to recourse against the Trust). Notwithstanding the foregoing, nothing in the Pooling and Servicing Agreement will limit the liability of the Master Servicer, the Special Servicer or the Trustee to the Trust and the Certificateholders for failure to perform its duties in accordance with the Pooling and Servicing Agreement. None of the Special Servicer, the Master Servicer, the Depositor or the Trustee will have any liability to the Trust or any Certificateholder with respect to the price at which a Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of the Pooling and Servicing Agreement.

REO Properties

In general, the Special Servicer will be obligated to cause any Mortgaged Property acquired as REO Property to be operated and managed in a manner that would, to the extent commercially feasible, maximize the Trust’s net after-tax proceeds from such property. The Special Servicer could determine that it would not be commercially feasible to manage and operate such REO Property in a manner that would avoid the imposition of a tax on ‘‘net income from foreclosure property’’.

Generally, net income from foreclosure property means income that does not qualify as ‘‘rents from real property’’ within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder or as income from the sale of such REO Property. ‘‘Rents from real property’’ do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. ‘‘Rents from real property’’ include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings that are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are ‘‘customary’’ within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Trust Fund, would not constitute ‘‘rents from real property’’, or that all of such income would fail to so qualify if a separate charge is not stated for such non-customary services or such services are not performed by an independent contractor. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a Mortgaged Property owned by REMIC I, as applicable, such as a hotel or self storage facility, will not constitute ‘‘rents from real property’’. Any of the foregoing types of income instead constitute ‘‘net income from foreclosure property’’, which would be taxable to such REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of Certificates. See ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—REMICs—Prohibited Transactions Tax and Other Taxes’’ in the accompanying prospectus.

Inspections; Collection of Operating Information

Commencing in 2007, the Master Servicer (or an entity employed by the Master Servicer for such purpose) is required to perform (or cause to be performed) physical inspections of each Mortgaged Property (other than REO Properties and Mortgaged Properties securing Specially Serviced Mortgage Loans) at least once every two years (or, if the related Mortgage Loan has a then-current balance greater than $2,000,000, at least once every year). In addition, the Special Servicer (or an entity employed by the Special Servicer), subject to statutory limitations or limitations set forth in the related loan documents, is required to perform a physical inspection of each Mortgaged Property as soon as practicable after servicing of the related Mortgage Loan or Whole Loan is transferred thereto and will be required to perform a yearly physical inspection of each such Mortgaged Property so long as the related Mortgage Loan or Whole Loan is a Specially Serviced Mortgage Loan. The Special Servicer will be entitled to receive reimbursement for such expense as a Servicing Advance payable, first from Default Charges from the related Mortgage Loan or Whole Loan and then from general collections. The Special Servicer and the Master Servicer will each be required to prepare (or cause to be prepared) as soon as reasonably possible a written report of each such inspection performed thereby describing the condition of the Mortgaged Property.

With respect to each Mortgage Loan or Whole Loan that requires the borrower to deliver quarterly, annual or other periodic operating statements with respect to the related Mortgaged Property, the Master Servicer or the Special Servicer, depending on which is obligated to service such Mortgage Loan, is also required to make reasonable efforts to collect and review such statements. However, there can be no assurance that any operating statements required to be delivered will in fact be so delivered, nor is the Master Servicer or the Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

Termination of the Special Servicer

The holder or holders of Certificates evidencing a majority interest in the Controlling Class (except with respect to an A/B Whole Loan other than the Richmond Ridge A/B Whole Loan) and each Controlling Holder (with respect to the related A/B Whole Loan other than the Richmond Ridge A/B Whole Loan) may at any time replace the Special Servicer. Such holder(s) will designate a replacement to so serve by the delivery to the Trustee of a written notice stating such designation. The Trustee will, promptly after receiving any such notice, so notify the Rating Agencies. The designated replacement will become the Special Servicer as of the date the Trustee will have received: (i) written confirmation from each Rating Agency stating that if the designated replacement were to serve as the Special Servicer under the Pooling and Servicing Agreement, the then-current rating or ratings of one or more Classes of the Certificates would not be qualified, downgraded or withdrawn as a result thereof; (ii) a written acceptance of all obligations of the Special Servicer, executed by the designated replacement; and (iii) an opinion of counsel to the effect that the designation of such replacement to serve as the Special Servicer is in compliance with the Pooling and Servicing Agreement, that the designated replacement will be bound by the terms of the Pooling and Servicing Agreement and that the Pooling and Servicing Agreement will be enforceable against such designated replacement in accordance with its terms. The existing Special Servicer will be deemed to have resigned simultaneously with such designated replacement’s becoming the Special Servicer under the Pooling and Servicing Agreement.

DESCRIPTION OF THE CERTIFICATES

General

The Depositor will issue its Commercial Mortgage Pass-Through Certificates, Series 2007-1, on the Delivery Date pursuant to the Pooling and Servicing Agreement.

The Offered Certificates, together with the Private Certificates, will represent in the aggregate the entire beneficial interest in a trust (the ‘‘Trust’’), the assets of which (such assets collectively, the ‘‘Trust Fund’’) include (among other things): (i) the Mortgage Loans and all payments thereunder and proceeds thereof due or received after the Cut-off Date (exclusive of payments of principal, interest and other amounts due thereon on or before the Cut-off Date); (ii) any REO Properties; (iii) such funds or assets as from time to time are deposited in the Certificate Account and the Interest Reserve Account; (iv) the Excess Liquidation Proceeds Reserve Account and Excess Interest Distribution Account (see ‘‘THE POOLING AND SERVICING AGREEMENTS—Certificate Account’’ in the accompanying prospectus); and (v) certain rights under the Swap Contract.

The Certificates will consist of 28 classes to be designated as: (i) the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates (collectively, the ‘‘Class A Senior Certificates’’ and, collectively with the Class XW Certificates, the ‘‘Senior Certificates’’); (ii) the Class A-MFX, Class A-MFL, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificates (collectively, with the Class A Senior Certificates, the ‘‘Sequential Pay Certificates’’); (iii) the Class XW Certificates (collectively with the Sequential Pay Certificates, the ‘‘REMIC II Certificates’’); (iv) the Class V Certificates; and (v) the Class R-I and Class R-II Certificates, (the Class R-I Certificates and the Class R-II Certificates collectively, the ‘‘REMIC Residual Certificates’’). Only the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XW, Class A-MFX, Class A-J and Class B Certificates (collectively, the ‘‘Offered Certificates’’) are offered by this prospectus supplement. Each Class of Certificates is sometimes referred to in this prospectus supplement as a ‘‘Class’’.

The Class A-MFL, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class V and the REMIC Residual Certificates (collectively, the ‘‘Private Certificates’’ and, collectively with the Offered Certificates, the ‘‘Certificates’’) have not been registered under the Securities Act and are not offered hereby.

On the Closing Date, the ‘‘Class A-MFL Regular Interest’’ will be issued by the Trust Fund as an uncertificated regular interest in one of the REMICs. The Class A-MFL Regular Interest will not be offered separately from the Class A-MFL Certificates, and the Class A-MFL Certificates are not offered by this prospectus supplement. The Depositor will transfer the Class A-MFL Regular Interest to the Trust Fund in exchange for the Class A-MFL Certificates. The Class A-MFL Certificates will represent all of the beneficial ownership interest in the portion of the Trust Fund that consists of the Class A-MFL Regular Interest, the Floating Rate Account and the Swap Contract. To the extent this prospectus supplement contains information regarding the terms of the Private Certificates, such information is provided because of its potential relevance to a prospective purchaser of an Offered Certificate.

Registration and Denominations

The Offered Certificates will be issued in book-entry format in denominations of: (i) in the case of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-MFX and Class A-J Certificates, $10,000 actual principal amount and in any whole dollar denomination in excess thereof; (ii) in the case of the Class B Certificates, $100,000 actual principal amount and in any whole dollar denomination in excess thereof; and (ii) in the case of the Class XW Certificates, $1,000,000 notional amount and in any whole dollar denomination in excess thereof. Investments in excess of the minimum denominations may be made in multiples of $1.

Each Class of Offered Certificates will initially be represented by one or more Certificates registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No Certificate Owner will be entitled to receive a Definitive Certificate representing its interest in such Class, except under the limited circumstances described under ‘‘DESCRIPTION OF THE CERTIFICATES—Book-Entry Registration and Definitive Certificates’’ in the accompanying prospectus. Unless and until Definitive Certificates are issued in respect of the Offered Certificates, beneficial ownership interests in each such Class of Certificates will be maintained and transferred on the book-entry records of DTC and its Participants, and all references to actions by holders of each such Class of Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through its Participants in accordance with DTC procedures, and all references in this prospectus supplement to payments, notices, reports and statements to holders of each such Class of Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder thereof, for distribution to the related Certificate Owners through its Participants in accordance with DTC procedures. The form of such payments and transfers may result in certain delays in receipt of payments by an investor and may restrict an investor’s ability to pledge its securities. See ‘‘DESCRIPTION OF THE CERTIFICATES—Book-Entry Registration and Definitive Certificates’’ in the accompanying prospectus.

The Trustee will initially serve as the Certificate Registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates, and of transfers and exchanges of the Offered Certificates.

Certificate Balances and Notional Amounts

On the Delivery Date (assuming receipt of all scheduled payments through the Delivery Date and assuming there are no prepayments other than those actually received prior to the Delivery Date), the respective Classes of Certificates described below will have the following characteristics as described in the immediately below table (in each case, subject to a variance of plus or minus 5.0%):

Class	Certificate Balance or Notional Amount		Approximate Percentage of Pool Balance	Approximate Credit Support
A-1	$57,000,000		1.812%	30.000	%(1)
A-2	$293,000,000		9.316%	30.000	%(1)
A-3	$444,000,000		14.117%	30.000	%(1)
A-AB	$68,473,000		2.177%	30.000	%(1)
A-4	$698,700,000		22.215%	30.000	%(1)
A-1A	$640,477,000		20.364%	30.000	%(1)
XW	$3,145,214,397	(2)	N/A	N/A
A-MFX	$214,521,000		6.821%	20.000	%(3)
A-MFL	$100,000,000	(4)	3.179%	20.000	%(3)
A-J	$259,480,000		8.250%	11.750%
B	$27,521,000		0.875%	10.875%
C	$35,383,000		1.125%	9.750%
D	$27,521,000		0.875%	8.875%
E	$39,315,000		1.250%	7.625%
F	$39,315,000		1.250%	6.375%
G	$35,384,000		1.125%	5.250%
H	$35,384,000		1.125%	4.125%
J	$39,315,000		1.250%	2.875%
K	$7,863,000		0.250%	2.625%
L	$11,795,000		0.375%	2.250%
M	$7,863,000		0.250%	2.000%
N	$3,931,000		0.125%	1.875%
O	$7,863,000		0.250%	1.625%
P	$11,795,000		0.375%	1.250%
Q	$39,315,397		1.250%	0.000%

(1)	Represents the approximate credit support for the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates in the aggregate.

(2)	Notional amount.

(3)	The percentages indicated under the column ‘‘Approximate Credit Support’’ with respect to the Class A-MFX and Class A-MFL Certificates represent the approximate credit support for those Certificates in the aggregate. No other Class of Certificates will provide any credit support to the Class A-MFX and Class A-MFL Certificates for a failure by the Swap Counterparty to make any payment under the swap contract.

(4)	The Certificate Balance of the Class A-MFL Certificates will be equal to the Certificate Balance of the Class A-MFL Regular Interest.

On each Distribution Date, the Certificate Balance of each Class of Sequential Pay Certificates and the Class A-MFL Regular Interest will be reduced by any distributions of principal actually made on such Class on such Distribution Date, and will be further reduced by any Realized Losses and certain Additional Trust Fund Expenses allocated to such Class on such Distribution Date. See ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions’’ and ‘‘—Credit Support; Allocation of Losses and Certain Expenses’’ in this prospectus supplement.

The Class XW Certificates will not have Certificate Balances. For purposes of calculating the amount of accrued interest; however, the Class XW Certificates will have a Notional Amount.

The Notional Amount of the Class XW Certificates will equal the aggregate Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates, the Class A-MFX Certificates, the Class A-MFL Regular Interest, the Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates, Class O Certificates, Class P Certificates and the Class Q Certificates outstanding from time to time.

The total initial Notional Amount of the Class XW Certificates will be approximately $3,145,214,397, although it may be as much as 5.0% larger or smaller.

Neither the Class V Certificates nor the REMIC Residual Certificates will have a Certificate Balance or a Notional Amount.

A Class of Offered Certificates will be considered to be outstanding until its Certificate Balance is reduced to zero; provided, however, under very limited circumstances, reimbursement of any previously allocated Realized Losses and Additional Trust Fund Expenses may thereafter be made with respect thereto.

Pass-Through Rates

The interest rate (the ‘‘Pass-Through Rate’’) applicable to any Class of Certificates (other than the Class V, Class R-I and Class R-II Certificates) for any Distribution Date will equal the pass-though rates set forth below.

The Pass-Through Rates applicable to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XW, Class A-MFX, Class A-J and Class B Certificates on any Distribution Date will be the Pass-Through Rates indicated on the cover page of this prospectus supplement (including the related footnotes).

The Pass-Through Rate applicable to the Class A-MFL Certificates on each distribution date will be a per annum rate equal to and one-month LIBOR plus 0.1650%. In addition, under certain circumstances described in this prospectus supplement, the pass-through rate applicable to the Class A-MFL Certificates may convert so as to accrue interest at a fixed rate equal to 5.4160% per annum, subject to a cap at the Weighted Average Net Mortgage Rate. The initial LIBOR rate will be determined on February 23, 2007, and subsequent LIBOR rates will be determined two LIBOR business days before the start of the related interest accrual period.

The Pass-Through Rate applicable to the Class XW Certificates for the initial Distribution Date will equal approximately 0.2920% per annum. The Pass-Through Rate for the Class XW Certificates, for each Distribution Date subsequent to the initial Distribution Date, in general, will equal the excess, if any, of (1) the Weighted Average Net Mortgage Rate, over (2) the weighted average of the Pass-Through Rates applicable to all the classes of Sequential Pay Certificates (other than the Class A-MFL Certificates) and the Class A-MFL Regular Interest (weighted on the basis of their respective Certificate Balances immediately following the preceding Distribution Date).

The Pass-Through Rates for the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates are fixed per annum rates equal to 5.2590%, 5.3810%, 5.4490%, 5.4220%, 5.4510% and 5.4280%, respectively.

The approximate initial Pass-Through Rates for the Class A-MFX, Class A-J, Class B, Class C, Class D, Class E, Class F, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificates are per annum rates equal to 5.4820%, 5.5230%, 5.5430%, 5.5620%, 5.5920%, 5.6310%, 5.6710%, 5.1920%, 5.1920%, 5.1920%, 5.1920%, 5.1920%, 5.1920% and 5.1920%, respectively. For any subsequent date, the Class A-MFX, Class A-J, Class B, Class C, Class D, Class E, Class F, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificates will each accrue interest at a fixed rate subject to a cap at the Weighted Average Net Mortgage Rate.

The approximate initial Pass-Through Rates for each of the Class G, Class H and Class J Certificates is a per annum rates equal to 5.7455%. For any subsequent date, the Class G, Class H and Class J Certificates will accrue interest at the Weighted Average Net Mortgage Rate.

The Class V Certificates, and only the Class V Certificates, will be entitled to receive distributions in respect of Excess Interest, and the Class V Certificates will not have a Pass-Through Rate, a Certificate Balance or a Notional Amount.

Distributions

General.    Distributions on or with respect to the Certificates will be made by the Trustee, to the extent of available funds, on each Distribution Date, which will be the 15th day of each month or, if any such 15th day is not a business day, then on the next succeeding business day. The first Distribution Date with respect to the Offered Certificates will occur in March 2007. Except as otherwise described below, all such distributions will be made to the persons in whose names the Certificates are registered at the close of business on the related Record Date and, as to each such person, will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor. Until Definitive Certificates are issued in respect thereof, Cede & Co. will be the registered holder of the Offered Certificates. See ‘‘DESCRIPTION OF THE CERTIFICATES—Registration and Denominations’’ in this prospectus supplement. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Losses or Additional Trust Fund Expense previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence (the likelihood of any such distribution being remote), will be made by check mailed to the Certificateholder that surrendered such Certificate. All distributions made on or with respect to a Class of Certificates will be allocated pro rata among such Certificates based on their respective percentage interests in such Class.

The Available Distribution Amount.    With respect to any Distribution Date, distributions of interest on and principal of the Certificates will be made from the Available Distribution Amount for such Distribution Date.

The aggregate amount available for distributions to the holders of the Class A-MFL Certificates on each Distribution Date will equal the sum of: (i) the total amount of all principal and/or interest distributions on or in respect of the Class A-MFL Regular Interest with respect to such Distribution Date and (ii) the amount, if any, received from the Swap Counterparty pursuant to the Swap Contract, less (iii) all amounts required to be paid to the Swap Counterparty pursuant to the Swap Contract for such related Distribution Date. See ‘‘DESCRIPTION OF THE SWAP CONTRACT’’ in this prospectus supplement.

On or before the Closing Date, the Trustee will establish and maintain a floating rate account in trust for the benefit of the holders of the Class A-MFL Certificates (the ‘‘Floating Rate Account’’), as an eligible account pursuant to the terms of the Pooling and Servicing Agreement. The Floating Rate Account may be a subaccount of the Distribution Account. Promptly upon receipt of any payment or other receipt in respect of (a) the Class A-MFL Regular Interest (as applicable) or (b) the Swap Contract, the Trustee will deposit the same into the Floating Rate Account. See ‘‘DESCRIPTION OF THE SWAP CONTRACT’’ in this prospectus supplement.

See ‘‘THE POOLING AND SERVICING AGREEMENTS—Certificate Account’’ in the accompanying prospectus.

Application of the Available Distribution Amount.     On each Distribution Date, the Trustee will apply the Available Distribution Amount for such date for the following purposes and in the following order of priority:

(1) concurrently, to distributions of interest (i) from the portion of the Available Distribution Amount for such Distribution Date attributable to Mortgage Loans in Loan Group 1, to the holders of the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, and, to the extent not previously paid, for all prior Distribution Dates, (ii) from the portion of the Available Distribution Amount for such Distribution Date attributable to Mortgage Loans in Loan Group 2, to the holders of the Class A-1A Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, and (iii) from the entire Available Distribution Amount for such Distribution Date relating to the entire Mortgage Pool, to the holders of the Class XW Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; provided, however, on any Distribution Date where the Available Distribution Amount (or applicable portion thereof) is not sufficient to make distributions in full to the related Classes of Certificates as described above, the Available Distribution Amount will be allocated among the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XW Certificates without regard to Loan Group, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(2) to pay principal to Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates, in reduction of the Certificate Balances thereof, concurrently: (A)(i) first, to the Class A-AB Certificates, in an amount equal to the Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount for such Distribution Date remaining after payments to Class A-1A Certificates on such Distribution Date, until the Class A-AB Certificates are reduced to the Class A-AB Planned Principal Balance; (ii) then, to the Class A-1 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after the above distribution on the Class A-AB Certificates) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and the above distribution on the Class A-AB Certificates have been made on such Distribution Date, until the Class A-1 Certificates are reduced to zero; (iii) then, to the Class A-2 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-1 and Class A-AB Certificates) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1 and Class A-AB have been made on such Distribution Date, until the Class A-2 Certificates are reduced to zero; (iv) then, to the Class A-3 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-1, Class A-2 and Class A-AB Certificates) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1, Class A-2 and Class A-AB Certificates have been made on such Distribution Date, until the Class A-3 Certificates are reduced to zero; (v) then, to the Class A-AB Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-1, Class A-2, Class A-3 and the planned principal balance distribution pursuant to clause (i) above on the Class A-AB Certificates) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1, Class A-2, Class A-3 and the planned principal balance distribution pursuant to clause (i) above on the Class A-AB Certificates have been made on such Distribution Date, until the Class A-AB Certificates are reduced to zero; and (vi) then, to the Class A-4 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates have been made on such Distribution Date, until the Class A-4 Certificates are reduced to zero; and (B) to the Class A-1A Certificates, in an amount equal to the Group 2 Principal Distribution Amount for such Distribution Date and, after the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates have been reduced to zero, the Group 1 Principal Distribution Amount remaining after payments to the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates have been made on such Distribution Date, until the Class A-1A Certificates are reduced to zero;

(3) to reimburse the holders of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates up to an amount equal to, and pro rata as among such Classes in accordance with, the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes and for which no reimbursement has previously been paid; and

(4) to make payments on the Subordinate Certificates as contemplated below;

provided that on each Distribution Date as of which the aggregate Certificate Balance of the Subordinate Certificates has been reduced to zero, and in any event on the final Distribution Date in connection with a termination of the Trust (see ‘‘DESCRIPTION OF THE CERTIFICATES—Termination; Retirement of Certificates’’ in this prospectus supplement), the payments of principal to be made as contemplated by clause (2) above with respect to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates will be so made (subject to available funds) to the holders of such Classes, up to an amount equal to, and pro rata as between such Classes in accordance with, the respective then outstanding Certificate Balances of such Classes (and without regard to either Loan Group).

On each Distribution Date, following the above-described distributions on the Senior Certificates, the Trustee will apply the remaining portion, if any, of the Available Distribution Amount for such date for the following purposes and in the following order of priority:

(1) to pay interest to the holders of the Class A-MFX Certificates and Class A-MFL Regular Interest, pro rata, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(2) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates and Class A-1A Certificates have been reduced to zero, to pay principal to the holders of the Class A-MFX Certificates and Class A-MFL Regular Interest, pro rata, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(3) to reimburse the holders of the Class A-MFX Certificates and Class A-MFL Regular Interest, pro rata, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(4) to pay interest to the holders of the Class A-J Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(5) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-MFX Certificates and Class A-MFL Regular Interest have been reduced to zero, to pay principal to the holders of the Class A-J Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(6) to reimburse the holders of the Class A-J Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(7) to pay interest to the holders of the Class B Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(8) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class

A-MFX Certificates, Class A-MFL Regular Interest and Class A-J Certificates have been reduced to zero, to pay principal to the holders of the Class B Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(9) to reimburse the holders of the Class B Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(10) to pay interest to the holders of the Class C Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(11) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-MFX Certificates, Class A-MFL Regular Interest, Class A-J Certificates and Class B Certificates have been reduced to zero, to pay principal to the holders of the Class C Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(12) to reimburse the holders of the Class C Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(13) to pay interest to the holders of the Class D Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(14) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-MFX Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates and Class C Certificates have been reduced to zero, to pay principal to the holders of the Class D Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(15) to reimburse the holders of the Class D Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(16) to pay interest to the holders of the Class E Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(17) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-MFX Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates and Class D Certificates have been reduced to zero, to pay principal to the holders of the Class E Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(18) to reimburse the holders of the Class E Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(19) to pay interest to the holders of the Class F Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(20) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-MFX Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates have been reduced to zero, to pay principal to the holders of the Class F Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(21) to reimburse the holders of the Class F Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(22) to pay interest to the holders of the Class G Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(23) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-MFX Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates have been reduced to zero, to pay principal to the holders of the Class G Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(24) to reimburse the holders of the Class G Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(25) to pay interest to the holders of the Class H Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(26) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-MFX Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates and Class G Certificates have been reduced to zero, to pay principal to the holders of the Class H Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(27) to reimburse the holders of the Class H Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(28) to pay interest to the holders of the Class J Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(29) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-MFX Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G

Certificates and Class H Certificates have been reduced to zero, to pay principal to the holders of the Class J Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(30) to reimburse the holders of the Class J Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(31) to pay interest to the holders of the Class K Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(32) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-MFX Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates and Class J Certificates have been reduced to zero, to pay principal to the holders of the Class K Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(33) to reimburse the holders of the Class K Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(34) to pay interest to the holders of the Class L Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(35) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-MFX Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates have been reduced to zero, to pay principal to the holders of the Class L Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(36) to reimburse the holders of the Class L Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(37) to pay interest to the holders of the Class M Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(38) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-MFX Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates and Class L Certificates have been reduced to zero, to pay principal to the holders of the Class M Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(39) to reimburse the holders of the Class M Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(40) to pay interest to the holders of the Class N Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(41) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-MFX Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates and Class M Certificates have been reduced to zero, to pay principal to the holders of the Class N Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(42) to reimburse the holders of the Class N Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(43) to pay interest to the holders of the Class O Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(44) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-MFX Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates and Class N Certificates have been reduced to zero, to pay principal to the holders of the Class O Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(45) to reimburse the holders of the Class O Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(46) to pay interest to the holders of the Class P Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(47) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-MFX Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and Class O Certificates have been reduced to zero, to pay principal to the holders of the Class P Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(48) to reimburse the holders of the Class P Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(49) to pay interest to the holders of the Class Q Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(50) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-MFX Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates, Class O Certificates and Class P Certificates have been reduced to zero, to pay principal to the holders of the Class Q Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(51) to reimburse the holders of the Class Q Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid; and

(52) to pay to the holders of the Class R-I and Class R-II Certificates, the balance, if any, of the Available Distribution Amount in REMIC I (in the case of the Class R-I Certificates) and REMIC II (in the case of the Class R-II Certificates) for such Distribution Date;

provided that on the final Distribution Date in connection with a termination of the Trust, the payments of principal to be made as contemplated by any of clauses (2), (5), (8), (11), (14), (17), (20), (23), (26), (29), (32), (35), (38), (41), (44), (47) and (50) above with respect to any Class of Sequential Pay Certificates will be so made (subject to available funds) up to an amount equal to the entire then outstanding Certificate Balance of such Class of Certificates.

Distributions on the Class A-MFL Certificates.    On each Distribution Date, for so long as the Certificate Balance of the Class A-MFL Certificates, as applicable, has not been reduced to zero, the Trustee is required to apply amounts on deposit in the Floating Rate Account generally to pay holders of the Class A-MFL Certificates.

Excess Liquidation Proceeds.    Except to the extent Realized Losses or Additional Trust Fund Expenses have been allocated to any class of Certificates, Excess Liquidation Proceeds will not be available for distribution to the Holders of the Certificates except under certain circumstances on the final Distribution Date as described in the Pooling and Servicing Agreement.

Distributable Certificate Interest.    The ‘‘Distributable Certificate Interest’’ in respect of each Class of REMIC II Certificates and the Class A-MFL Regular Interest for each Distribution Date is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced by such Class’s allocable share (calculated as described below) of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date.

The ‘‘Accrued Certificate Interest’’ in respect of each Class of REMIC II Certificates and the Class A-MFL Regular Interest for each Distribution Date is equal to one calendar month’s interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months for each of the Classes of Certificates.

The ‘‘interest accrual period’’ in respect of each Class of Certificates (the REMIC Residual Certificates and the Class V Certificates) for each Distribution Date will be the calendar month prior to the calendar month in which that Distribution Date occurs. Interest will be calculated assuming that each month has 30 days and each year has 360 days.

The Master Servicer will be required to make Compensating Interest Payments in connection with Prepayment Interest Shortfalls as described in this prospectus supplement. The ‘‘Net Aggregate Prepayment Interest Shortfall’’ for any Distribution Date will be the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred during the related Collection Period, exceeds (b) any such payment made by the Master Servicer with respect to such Distribution Date to cover such Prepayment Interest Shortfalls. See ‘‘COMPENSATION AND EXPENSES’’ in this prospectus supplement. The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated on such Distribution Date to all Classes of Certificates (other than the Class V and the REMIC Residual Certificates). In each case, such allocations will be made pro rata to such classes on the basis of Accrued Certificate Interest otherwise distributable for each such Class for such Distribution Date and will reduce the respective amounts of Accrued Certificate Interest for each such Class for such Distribution Date.

Principal Distribution Amount.    The ‘‘Principal Distribution Amount’’ for any Distribution Date will, in general with respect to the Mortgage Pool, equal the aggregate of the following:

(a) the principal portions of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, made by or on behalf of the related borrower in respect of the Mortgage Loans in the Mortgage Pool for their respective Due Dates occurring during the related Collection Period or any prior Collection Period (if not previously distributed);

(b) all voluntary principal prepayments received on the Mortgage Loans in the Mortgage Pool during the related Collection Period;

(c) with respect to any Balloon Loan in the Mortgage Pool as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any voluntary principal prepayment and any amount described in clause (d) below made by or on behalf of the related borrower during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

(d) all Liquidation Proceeds and Insurance and Condemnation Proceeds received on the Mortgage Loans in the Mortgage Pool during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

(e) the excess, if any, of the Principal Distribution Amount, for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Sequential Pay Certificates in respect and the Principal Distribution Amount, on such immediately preceding Distribution Date.

So long as both the Class A-4 and Class A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a Loan Group-by-Loan Group basis resulting in the Group 1 Principal Distribution Amount and the Group 2 Principal Distribution Amount, respectively. On each Distribution Date after the Certificate Balances of either the Class A-4 or Class A-1A Certificates have been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both Loan Groups.

For purposes of calculating the Principal Distribution Amount, the Monthly Payment due on any Mortgage Loan on any related Due Date will reflect any waiver, modification or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer or the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

Notwithstanding the foregoing, unless otherwise noted, where Principal Distribution Amount is used in this prospectus supplement without specific reference to any Loan Group, it refers to the Principal Distribution Amount with respect to the entire Mortgage Pool.

Excess Interest.    On each Distribution Date, Excess Interest received in the related Collection Period will be distributed solely to the Class V Certificates to the extent set forth in the Pooling and Servicing Agreement and will not be available for distribution to holders of the Offered Certificates. The Class V Certificates are not entitled to any other distributions of interest, principal or Prepayment Premiums.

Distributions of Prepayment Premiums.

Loan Group 1.    On each Distribution Date, Prepayment Premiums collected on the Mortgage Loans in Loan Group 1 during the related Prepayment Period will be distributed by the Trustee as follows:

(a)	prior to the Distribution Date on which the Certificate Balance of the Class A-AB Certificates is reduced to zero, to the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-AB Certificates in an amount equal to the product of: (i) a fraction, not greater than one, whose numerator is the Certificate Balance of such Class, and whose denominator is the sum of the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-AB Certificates (each Certificate Balance referenced in clause (i) to be such balance prior to giving effect to any distributions of principal on such Distribution Date), (ii) the Base Interest Fraction for the related principal payment on such Class of Certificates and (iii) the amount of the Prepayment Premium collected on such principal prepayment during the related Prepayment Period; and

(b)	on or after the Distribution Date on which the Certificate Balance of the Class A-AB Certificates is reduced to zero, to the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-MFX Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates and Class J Certificates, in an amount equal to the product of: (i) a fraction, not greater than one, whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-MFX Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates, Class O Certificates, Class P Certificates and Class Q Certificates on such Distribution Date, (ii) the Base Interest Fraction for the related principal payment on such Class of Certificates and (iii) the amount of Prepayment Premiums collected on such principal prepayment during the related Prepayment Period. Any Prepayment Premiums collected during the related Prepayment Period remaining after such distributions will be distributed to the holders of the Class XW Certificates. No Prepayment Premiums in respect of Mortgage Loans included in Loan Group 1 will be distributed to holders of any other Class of Certificates.

Loan Group 2.    On each Distribution Date, Prepayment Premiums collected on the Mortgage Loans included in Loan Group 2 during the related Prepayment Period will be required to be distributed by the Trustee to the holders of the Class A-1A Certificates in an amount equal to the product of (a) a fraction, not greater than one, whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal payments received in respect of such Distribution Date for all Mortgage Loans included in Loan Group 2 on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates and (c) the amount of Prepayment Premiums collected on such principal prepayment during the related Prepayment Period. However, the amount of Prepayment Premiums so distributed to the Class A-1A Certificates in accordance with the preceding sentence will not exceed the amount of Prepayment Premiums collected on the Mortgage Loan in Loan Group 2 during such Prepayment Period. Any Prepayment Premiums collected during the related Prepayment Period remaining after such distributions will be distributed to the holders of the Class XW Certificates. No Prepayment Premiums in respect of Mortgage Loans included in Loan Group 2 will be distributed to holders of any other Class of Certificates.

Other Aspects.    No Prepayment Premiums will be distributed to the holders of the Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates, Class O Certificates, Class P Certificates, Class Q Certificates, Class V Certificates, Class R-I Certificates or Class R-II Certificates. Instead, after the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-MFX Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates and Class J Certificates have been reduced to zero, all Prepayment Premiums with respect to the Mortgage Loans will be distributed to the holders of the Class XW Certificates.

Prepayment Premiums will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans in the related Prepayment Period.

The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or of the collectibility of any Prepayment Premium. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ and ‘‘RISK FACTORS—Risks Related to the Mortgage Loans—Prepayment Premiums and Yield Maintenance Charges Present Special Risks’’ in this prospectus supplement.

Treatment of REO Properties.    Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of, among other things, determining distributions on the Certificates, allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and the amount of Master Servicing Fees, Special Servicing Fees and Trustee Fees payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. Among other things, such Mortgage Loan will be taken into account when determining the Principal Distribution Amount for each Distribution Date. In connection therewith, operating revenues and other proceeds derived from such REO Property (after application thereof to pay certain costs and taxes, including certain reimbursements payable to the Master Servicer, the Special Servicer and/or the Trustee, incurred in connection with the operation and disposition of such REO Property) will be ‘‘applied’’ by the Master Servicer as principal, interest and other amounts ‘‘due’’ on such Mortgage Loan; and, subject to the recoverability determination described in ‘‘DESCRIPTION OF THE CERTIFICATES—P&I Advances’’, the Master Servicer and the Trustee will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding.

Credit Support; Allocation of Losses and Certain Expenses

Credit support for the Offered Certificates will be provided by subordination. As and to the extent described in this prospectus supplement, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will, in the case of each Class thereof, be subordinated to the rights of holders of the Senior Certificates and, further, to the rights of holders of each other Class of Subordinate Certificates, if any, with an earlier sequential Class designation. This subordination provided by the Subordinate Certificates is intended to enhance the likelihood of timely receipt by holders of the respective Classes of Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates of principal equal to, in each such case, the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of the other Classes of Offered Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the other Classes of Offered Certificates of principal equal to, in each such case, the entire related Certificate Balance. The subordination of any Class of Subordinate Certificates will be accomplished by, among other things, the application of the Available Distribution Amount on each Distribution Date in the order of priority described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—The Available Distribution Amount’’ in this prospectus supplement. No other form of credit support will be available for the benefit of holders of the Offered Certificates.

This subordination provided by the Subordinate Certificates is intended to enhance the likelihood of timely receipt by holders of the respective Classes of Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates of principal equal to, in each such case, the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of the other Classes of Offered Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the other Classes of Offered Certificates of principal equal to, in each such case, the entire related Certificate Balance. The subordination of any Class of Subordinate Certificates will be accomplished by, among other things, the application of the Available Distribution Amount on each Distribution Date in the order of priority described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—The Available Distribution Amount’’ in this prospectus supplement. No other form of credit support will be available for the benefit of holders of the Offered Certificates.

If, following the distributions to be made in respect of the Certificates on any Distribution Date, the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date is less than the then aggregate Certificate Balance of the Sequential Pay Certificates, the Certificate Balances of the Class Q Certificates, Class P Certificates, Class O Certificates, Class N Certificates, Class M Certificates, Class L Certificates, Class K Certificates, Class J Certificates, Class H Certificates, Class G Certificates, Class F Certificates, Class E Certificates, Class D Certificates, Class C Certificates, Class B Certificates, Class A-J Certificates, Class A-MFX Certificates and Class A-MFL Regular Interest (pro rata as between the Class A-MFX Certificates and the Class A-MFL Regular Interest) will be reduced, sequentially in that order, in the case of each such Class until such deficit (or the related Certificate Balance) is reduced to zero (whichever occurs first); provided, however, any Realized Losses with respect to: (i) the Skyline Portfolio Pari Passu Whole Loan will be allocated to the Skyline Portfolio Pari Passu Note A-1 (and the applicable Class of Sequential Pay Certificates), the Skyline Portfolio Pari Passu Note A-2 and the Skyline Portfolio Pari Passu Note A-3, pro rata, (ii) the Solana Pari Passu Whole Loan will be allocated to the Solana Pari Passu Note A-1 (and the applicable Class of Sequential Pay Certificates) and the Solana Pari Passu Note A-2, pro rata, (iii) the Pacific Shores Pari Passu Whole Loan will be allocated to the Pacific Shores Pari Passu Note A-1 (and the applicable Class of Sequential Pay Certificates) and the Pacific Shores Pari Passu Note A-2, pro rata, and (iv) the 575 Lexington Avenue Pari Passu Whole Loan will be allocated to the 575 Lexington Avenue Pari Passu Note A-1 (and the applicable Class of Sequential Pay Certificates) and the 575 Lexington Avenue Pari Passu Note A-2, pro rata; provided, further, however, any Realized Losses with respect to the Forest Hills Corporate Center A/B Whole Loan or Richmond Ridge A/B Whole Loan will first be allocated to the related Note B (to the extent allocable to such Note B under the related Intercreditor Agreement) and then allocated to the related Note A (an the applicable Class of Sequential Pay Certificates). If any portion of such deficit remains at such time as the Certificate Balances of such Classes of Certificates are reduced to zero, then the respective Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates will be reduced, pro rata in accordance with the relative sizes of the remaining Certificate Balances of such Classes until such deficit (or each such Certificate Balance) is reduced to zero. Any such deficit will, in general, be the result of Realized Losses incurred in respect of the Mortgage Loans and/or Additional Trust Fund Expenses to the extent paid from funds which would otherwise have been used to make distributions of principal. Accordingly, the foregoing reductions in the Certificate Balances of the respective Classes of the Sequential Pay Certificates will constitute an allocation of any such Realized Losses and Additional Trust Fund Expenses.

Excess Interest Distribution Account

The Trustee is required to establish and maintain the Excess Interest Distribution Account (which may be a sub-account of the Distribution Account) in the name of the Trustee for the benefit of the Class V Certificateholders. Prior to the applicable Distribution Date, the Master Servicer is required to remit to the Trustee for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received during the related Collection Period. Amounts on deposit in the Excess Interest Distribution Account may be invested only in Permitted Investments. The Trustee will have no obligation to invest the funds on deposit in the Excess Interest Distribution Account.

Interest Reserve Account

The Master Servicer will be required to establish and maintain the Interest Reserve Account (which may be a sub-account of the Certificate Account) in the name of the Trustee for the benefit of the holders of the Certificates. On each Master Servicer Remittance Date occurring in February and in January of any year (unless, in either case, the related Distribution Date is the final Distribution Date) which is not a leap year, an amount will be required to be withdrawn from the Certificate Account, in respect of each Mortgage Loan that accrues interest on an Actual/360 Basis, for deposit into the Interest Reserve Account, equal to one day’s interest at the related Net Mortgage Rate on the respective Stated Principal Balance, as of the Distribution Date in the month preceding the month in which such Master Servicer Remittance Date occurs, of each such Mortgage Loan, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so withdrawn in any consecutive January (if applicable) and February, the ‘‘Withheld Amount’’). On each Master Servicer Remittance Date occurring in March (or February, if the related Distribution Date is the final Distribution Date), the Master Servicer will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit such amount into the Certificate Account. With respect to the first Distribution Date, there will also be an amount deposited by the related Mortgage Loan Seller into the Interest Deposit Account in an amount equal to two days of interest on the related Mortgage Note for each Mortgage Loan that accrues on an Actual/360 Basis. The Master Servicer may invest amounts on deposit in the Interest Reserve Account in Permitted Investments for its own account.

P&I Advances

With respect to each Distribution Date, the Master Servicer will be obligated, subject to the recoverability determination described below, to make P&I Advances out of its own funds or, subject to the replacement thereof as and to the extent provided in the Pooling and Servicing Agreement, funds held in the Certificate Account (or with respect to the Whole Loan, the separate custodial account created with respect thereto) that are not required to be part of the Available Distribution Amount for such Distribution Date, in an amount generally equal to the aggregate of all Monthly Payments (other than Balloon Payments and Excess Interest) and any Assumed Monthly Payments, in each case net of related Master Servicing Fees that were due or deemed due, as the case may be, in respect of each Mortgage Loan or Whole Loan during the related Collection Period and that were not paid by or on behalf of the related borrowers or otherwise collected as of the close of business on the business day prior to the Master Servicer Remittance Date. The Master Servicer’s obligations to make P&I Advances in respect of any Mortgage Loan will continue through liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, in the event of subsequent delinquencies on such Mortgage Loan, the interest portion of the P&I Advance required to be made in respect of such Mortgage Loan will be reduced (no reduction to be made in the principal portion, however) to an amount equal to the product of (i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made for such Distribution Date without regard to this sentence, multiplied by (ii) a fraction (expressed as a percentage), the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of such Appraisal Reduction Amount allocable to such Mortgage Loan, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan. See ‘‘DESCRIPTION OF THE CERTIFICATES—Appraisal Reductions’’ in this prospectus supplement.

For the avoidance of doubt, neither the Master Servicer nor the Trustee will be required to make any P&I Advances with respect to the Skyline Pari Passu Note A-2, Skyline Pari Passu Note A-3, Solana Pari Passu Note A-2, Pacific Shores Pari Passu Note A-2, 575 Lexington Avenue Pari Passu Note A-2 or Richmond Ridge Apartments Note B. See ‘‘THE TRUSTEE’’ in this prospectus supplement.

The Master Servicer and the Trustee will each be entitled to recover any P&I Advance made out of its own funds from any Related Proceeds. Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make any P&I Advance that it (or the Special Servicer) determines in its reasonable good faith judgment that such a P&I Advance would be a Nonrecoverable P&I Advance. The Trustee will be entitled to rely on any non-recoverability determination made by the Master Servicer. The Trustee and Master Servicer will conclusively rely on and be bound by the non-recoverability determination made by the Special Servicer. Neither the Master Servicer nor the Trustee will make a P&I Advance for Excess Interest or a Prepayment Premium. The Master Servicer, the Special Servicer and Trustee, as applicable, will be entitled to recover any Advance that at any time is determined to be a Nonrecoverable Advance (and interest thereon) out of funds received on or in respect of other Mortgage Loans. Upon the determination that a previously made Advance is a Nonrecoverable Advance, instead of obtaining reimbursement out of general collections immediately, the Master Servicer, the Special Servicer or the Trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable Advance over time and the unreimbursed portion of such Advance will accrue interest at the Reimbursement Rate. If such an election to obtain reimbursement over time is made, the Master Servicer, the Special Servicer or Trustee, as applicable, will, during the first six months after such nonrecoverability determination was made, only seek reimbursement for such Nonrecoverable Advance from collections of principal (with such Nonrecoverable Advances being reimbursed before Workout-Delayed Reimbursement Amounts). After such initial six months, the Master Servicer, the Special Servicer or Trustee, as applicable, may continue to seek reimbursement for such Nonrecoverable Advance solely from collections of principal or may seek reimbursement for such Nonrecoverable Advance from general collections, in each case for a period of time not to exceed an additional six months (with such Nonrecoverable Advances being reimbursed before Workout-Delayed Reimbursement Amounts). In the event that the Master Servicer, the Special Servicer or Trustee, as applicable, wishes to seek reimbursement over time after the second six-month period discussed in the preceding sentence, then the Master Servicer, the Special Servicer or Trustee, as applicable, may continue to seek reimbursement for such Nonrecoverable Advance solely from collections of principal or may seek reimbursement for such Nonrecoverable Advance from general collections, in either case for such a longer period of time as agreed to by the Master Servicer, the Special Servicer or the Trustee (as applicable) and the Directing Certificateholder (with each such applicable party having the right to agree or disagree in its sole discretion) (with such Nonrecoverable Advances being reimbursed before Workout-Delayed Reimbursement Amounts). Notwithstanding the foregoing, at any time after such a determination to obtain reimbursement over time, the Master Servicer, the Special Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such Nonrecoverable Advances over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes will not, with respect to the Master Servicer or Special Servicer, constitute a violation of the Servicing Standard and/or with respect to the Trustee, constitute a violation of any fiduciary duty to Certificateholders or contractual duty under the Pooling and Servicing Agreement. The Master Servicer, the Special Servicer or the Trustee, as applicable, will give each Rating Agency three weeks prior notice of its intent to obtain reimbursement of Nonrecoverable Advances from general collections as described above unless (1)

the Master Servicer or the Special Servicer (or Trustee, if applicable) determines in its sole discretion that waiting three weeks after such a notice could jeopardize the Master Servicer’s or the Special Servicer’s (or Trustee’s, if applicable) ability to recover Nonrecoverable Advances, (2) changed circumstances or new or different information becomes known to the Master Servicer or the Special Servicer (or Trustee, if applicable) that could affect or cause a determination of whether any Advance is a Nonrecoverable Advance, whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) the Master Servicer or the Special Servicer has not timely received from the Trustee information requested by the Master Servicer or the Special Servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance; provided that if clause (1), (2) or (3) apply, the Master Servicer or the Special Servicer (or Trustee, if applicable) will give each Rating Agency notice of an anticipated reimbursement to it of Nonrecoverable Advances from amounts in the Certificate Account allocable to interest on the Mortgage Loans as soon as reasonably practicable in such circumstances. The Master Servicer or the Special Servicer (or Trustee, if applicable) will have no liability for any loss, liability or expense resulting from any notice provided to each Rating Agency contemplated by the immediately preceding sentence.

With respect to each Whole Loan with a pari passu companion loan that will not be included in the Trust Fund, if: (i) the Master Servicer or any master servicer for a securitization relating to the pari passu companion loan determines that a proposed P&I Advance, if made, would be nonrecoverable or an outstanding P&I Advance is or would be nonrecoverable and (ii) notice of such determination has been delivered by the Master Servicer or the Master Servicer receives written notice of such determination by any other master servicer for a securitization relating to the pari passu companion loan, none of the Master Servicer, the Trustee, the other master servicers or any other party to the related pooling and servicing agreement may make any additional P&I Advances with respect to the related Mortgage Loan or the pari passu companion loan until the Master Servicer has consulted with the other applicable master servicers and they agree that circumstances with respect to the related Whole Loan have changed such that a proposed future P&I Advance would not be a nonrecoverable advance.

With respect to each Mortgage Loan that is part of a Whole Loan, the Master Servicer will be entitled to reimbursement only for a P&I Advance that becomes nonrecoverable, first, from the proceeds of the related Mortgage Loan, and then, from general collections of the Trust either immediately or, if it elects, over time, in accordance with the terms of the Pooling and Servicing Agreement; provided that in the case of a Whole Loan with one or more related subordinate notes, reimbursement for a P&I Advance on the related Mortgage Loan may also be made first from amounts collected on such subordinate notes.

If the Master Servicer, the Special Servicer or the Trustee, as applicable, is reimbursed out of general collections for any unreimbursed Advances that are determined to be Nonrecoverable Advances (together with any interest accrued and payable thereon), then (for purposes of calculating distributions on the Certificates) such reimbursement and payment of interest will be deemed to have been made: first, out of the Principal Distribution Amount, which, but for its application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date, and second, out of other amounts which, but for their application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date.

If and to the extent that any payment is deemed to be applied as contemplated in the paragraph above to reimburse a Nonrecoverable Advance or to pay interest thereon, then the Principal Distribution Amount for such Distribution Date will be reduced, to not less than zero, by the amount of such reimbursement. If and to the extent (i) any Advance is determined to be a Nonrecoverable Advance, (ii) such Advance and/or interest thereon is reimbursed out of the Principal Distribution Amount as contemplated above and (iii) the particular item for which such Advance was originally made is subsequently collected out of payments or other collections in respect of the related Mortgage Loan, then the Principal Distribution Amount for the Distribution date that corresponds to the Due Period in which such item was recovered will be increased by an amount equal to the lesser of (A) the amount of such item and (B) any previous reduction in the Principal Distribution Amount for a prior Distribution Date as contemplated in the paragraph above resulting from the reimbursement of the subject Advance and/or the payment of interest thereon.

If one or more unreimbursed Workout-Delayed Reimbursement Amounts (as defined below) exist, then such Workout-Delayed Reimbursement Amounts will be reimbursable only from amounts in the Certificate Account that represent collections of principal on the Mortgage Loans (net of amounts applied to reimbursement of any Nonrecoverable Advance); provided, however, on any Distribution Date when (1) less than 10% of the initial aggregate Stated Principal Balance of the Mortgage Pool is outstanding and (2) the sum of the aggregate unpaid Nonrecoverable Advances plus the aggregate unpaid Workout-Delayed Reimbursement Amounts, which have not been reimbursed to the Master Servicer, the Special Servicer or the Trustee, as applicable, exceeds 20% of the aggregate Stated Principal Balance of the Mortgage Pool then outstanding, then the Master Servicer, the Special Servicer or the Trustee, as applicable, may obtain reimbursement of any outstanding Workout-Delayed Reimbursement Amount from principal collections or any other amounts in the Certificate Account, including but not limited to interest collected on the Mortgage Loans, if principal is not sufficient to pay such amounts; provided, further, however, the foregoing will not in any manner limit the right of the Master Servicer, the Special Servicer or the Trustee, as applicable, to choose voluntarily to seek reimbursement of Workout-Delayed Reimbursement Amounts solely from collections of principal. The Master Servicer, the Special Servicer or the Trustee, as applicable, will give each Rating Agency three weeks prior notice of its intent to obtain reimbursement of Workout-Delayed Reimbursement Amounts from interest collections as described in the preceding sentence. As used in the second preceding sentence, ‘‘Workout-Delayed Reimbursement Amount’’ means, with respect to any Mortgage Loan, the amount of any Advance made with respect to such Mortgage Loan on or before the date such Mortgage Loan becomes (or, but for the making of three monthly payments under its modified terms, would then constitute) a Corrected Mortgage Loan, together with (to the extent accrued and unpaid) interest on such Advances, to the extent that (i) such Advance is not reimbursed to the person who made such Advance on or before the date, if any, on which such Mortgage Loan becomes a Corrected Mortgage Loan and (ii) the amount of such Advance becomes an obligation of the related borrower to pay such amount under the terms of the modified loan documents. That any amount constitutes all or a portion of any Workout-Delayed Reimbursement Amount will not in any manner limit the right of any person hereunder to determine that such amount instead constitutes a Nonrecoverable Advance recoverable in the same manner as any other Nonrecoverable Advance. See ‘‘DESCRIPTION OF THE CERTIFICATES—Advances in Respect of Delinquencies’’ and ‘‘THE POOLING AND SERVICING AGREEMENTS—Certificate Account’’ in the accompanying prospectus.

The Master Servicer and the Trustee will each be entitled with respect to any Advance made thereby, and the Special Servicer will be entitled with respect to any Servicing Advance made thereby, to interest accrued on the amount of such Advance for so long as it is outstanding at the Reimbursement Rate except that no interest will be payable with respect to any P&I Advance of a payment due on a Mortgage Loan during the applicable grace period. Such Advance Interest on any Advance will be payable to the Master Servicer, the Special Servicer or the Trustee, as the case may be, first, out of Default Charges collected on the related Mortgage Loan and, second, at any time coinciding with or following the reimbursement of such Advance, out of any amounts then on deposit in the Certificate Account. To the extent not offset by Default Charges accrued and actually collected on the related Mortgage Loan as described above, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Certificates.

Appraisal Reductions

Promptly following the occurrence of any Appraisal Trigger Event with respect to any Required Appraisal Loan, the Special Servicer will be required to obtain (or, if such Mortgage Loan or Whole Loan has a Stated Principal Balance of $2,000,000 or less, at its discretion, conduct) an appraisal of the related Mortgaged Property from an independent MAI-designated appraiser, unless such an appraisal had previously been obtained (or if applicable, conducted) within the prior 12 months and there has been no subsequent material change in the circumstances surrounding the related

Mortgaged Property that, in the Special Servicer’s judgment, would materially affect the value of the Mortgaged Property, and will deliver a copy of such appraisal to the Trustee, the Master Servicer, the Directing Certificateholder and, if a Whole Loan is involved, the related Companion Loan Holder. If such appraisal is obtained from a qualified appraiser, the cost of such appraisal will be covered by, and reimbursable as a Servicing Advance. As a result of any such appraisal, it may be determined that an Appraisal Reduction Amount exists with respect to the related Required Appraisal Loan.

If the Special Servicer has not obtained a new appraisal (or performed an internal valuation, if applicable) within the time limit described above, the Appraisal Reduction Amount for the related Mortgage Loan (other than a Mortgage Loan related to a Whole Loan) or a Whole Loan will equal 25% of the principal balance of such Mortgage Loan or Whole Loan, as applicable, to be adjusted upon receipt of the new appraisal (or internal valuation, if applicable).

For so long as any Mortgage Loan, Whole Loan or REO Loan remains a Required Appraisal Loan, the Special Servicer is required, within 30 days of each anniversary of such Mortgage Loan having become a Required Appraisal Loan, to obtain (or, if such Required Appraisal Loan has a Stated Principal Balance of $2,000,000 or less, at its discretion, conduct) an update of the prior appraisal, and will deliver a copy of such update to the Trustee, the Master Servicer, the Directing Certificateholder and, if a Whole Loan is involved, the related Companion Loan Holder. If such update is obtained from a qualified appraiser, the cost thereof will be covered by, and be reimbursed as, a Servicing Advance. Promptly following the receipt of, and based upon, such update, the Special Servicer will redetermine and report to the Trustee, the Master Servicer, the Directing Certificateholder and, if applicable, the related Companion Loan Holder the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

The Directing Certificateholder with respect to the Mortgage Loans will have the right at any time within six months of the date of the receipt of any appraisal to require that the Special Servicer obtain a new appraisal of the subject Mortgaged Property in accordance with MAI standards, at the expense of the Directing Certificateholder. Upon receipt of such appraisal the Special Servicer will deliver a copy thereof to the Trustee, the Master Servicer and the Directing Certificateholder. Promptly following the receipt of, and based upon, such appraisal, the Special Servicer will redetermine and report to the Trustee, the Master Servicer and the Directing Certificateholder the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

Each Controlling Holder will have the right, at its expense at any time within six months of the date of the receipt of any appraisal to require that the Special Servicer obtain a new appraisal of the related Mortgaged Property in accordance with MAI standards. Upon receipt of such appraisal the Special Servicer will deliver a copy thereof to the Trustee, the Master Servicer, the Directing Certificateholder and such Companion Loan Holder. Promptly following the receipt of, and based upon, such appraisal, the Special Servicer will redetermine and report to the Trustee, the Master Servicer, the Directing Certificateholder and such Controlling Holder the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

Any Appraisal Reduction Amount in respect of a Whole Loan will first be allocated to the related Note B, if any, and any remaining amount that exceeds the aggregate principal balance of the related Note B will then be allocated to the related Note A and any related pari passu companion loan.

Reports to Certificateholders; Certain Available Information

Trustee Reports.    On each Distribution Date, the Trustee will be required to make available to any interested party, a statement (a ‘‘Distribution Date Statement’’) in accordance with Item 1121 of Regulation AB (17 C.F.R. 229.1121) based upon the information provided by the Master Servicer in accordance with Commercial Mortgage Securities Association guidelines setting forth, among other things:

(1) The date of such Distribution Date, and of the Record Date, Interest Accrual Period, and Determination Date for such Distribution Date.

(2) The amount of other fees and expenses accrued and paid from the Trust Fund, including without limitation Advance reimbursements and interest on Advances, and specifying the purpose of such fees or expenses and the party receiving payment thereof, if applicable.

(3) Material breaches of mortgage loan representations and warranties of which the trustee, the master servicer or the special servicer has received written notice.

(4) As of the related Determination Date: (i) as to any REO Property sold during the related Collection Period, the date of the related determination by the related special servicer that it has recovered all payments which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the applicable Certificate Account, and (ii) the aggregate amount of other revenues collected by each special servicer with respect to each REO Property during the related Collection Period and credited to the applicable Certificate Account, in each case identifying such REO Property by the loan number of the related mortgage pool.

(5) The amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the total Appraisal Reductions in effect as of such Distribution Date, with respect to the mortgage pool.

(6) A statement setting forth, among other things: (i) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of REMIC II Certificates and applied to reduce the respective Certificate Balances thereof; (ii) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of REMIC II Certificates allocable to Distributable Certificate Interest and Prepayment Premiums; (iii) the Available Distribution Amount for such Distribution Date; (iv) the aggregate amount of P&I Advances made in respect of the immediately preceding Determination Date, the aggregate amount of P&I Advances made as of the Master Servicer Remittance Date (‘‘Payment After Determination Date Report’’), the aggregate amount of P&I Advances and other Servicing Advances made in respect of the immediately preceding Distribution Date; (v) the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after such Distribution Date; (vi) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Pool as of the related Determination Date; (vii) as of the end of the Collection Period for the related Determination Date, the number and aggregate ending scheduled principal balance of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) as to which foreclosure proceedings have been commenced (except with respect to REO Properties) and (E) any bankruptcy by a borrower; (viii) with respect to any REO Property included in the Trust Fund as of the end of the Collection Period for such Distribution Date, the principal balance of the Mortgage Loan as of the date such Mortgage Loan became delinquent; (ix) the Accrued Certificate Interest and Distributable Certificate Interest in respect of each Class of REMIC II Certificates for such Distribution Date; (x) the aggregate amount of Distributable Certificate Interest payable in respect of each Class of REMIC II Certificates on such Distribution Date, including, without limitation, any Distributable Certificate Interest remaining unpaid from prior Distribution Dates; (xi) any unpaid Distributable Certificate Interest in respect of such Class of REMIC II Certificates after giving effect to the distributions made on such Distribution Date; (xii) the Pass-Through Rate for each Class of REMIC II Certificates for such Distribution Date; (xiii) the Principal Distribution Amount for such Distribution Date, separately identifying the respective components of such amount; (xiv) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses incurred during the related Collection Period; (xv) the Certificate Balance or Notional Amount, as the case may be, of each Class of REMIC II Certificates outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date; (xvi) the aggregate amount of servicing fees paid to the Master Servicer and the Special Servicer and the trustee fees, collectively and separately, during the Collection Period for the prior Distribution Date; (xvii) a brief description of any material waiver, modification or amendment of any Mortgage Loan entered into by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing

Agreement during the related Collection Period; (xviii) current and cumulative outstanding Advances; (xix) current prepayments and curtailments; (xx) the amounts held in the Excess Liquidation Proceeds Reserve Account; and (xxi) the ratings from all Rating Agencies for all Classes of Certificates. In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts will be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per a specified denomination.

(7) A report containing information regarding the Mortgage Loans as of the close of business on the immediately preceding Determination Date, which report will contain certain of the categories of information regarding the Mortgage Loans set forth in ANNEX A this prospectus supplement in the tables under the caption ‘‘ANNEX A: CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS’’ (calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Master Servicer or the Special Servicer and by the Master Servicer or the Special Servicer, as the case may be, to the Trustee) and such information will be presented in a loan-by-loan and tabular format substantially similar to the formats utilized in this prospectus supplement in ANNEX A (provided that no information will be provided as to any repair and replacement or other cash reserve and the only financial information to be reported on an ongoing basis will be actual expenses, occupancy, actual revenues and actual net operating income for the respective Mortgaged Properties and a debt service coverage ratio calculated on the basis thereof).

Servicer Reports.    The Master Servicer is required to deliver to the Trustee on the second business day following each Determination Date, and the Trustee is to provide or make available on each Distribution Date, either in electronic format or by first-class mail (if requested in writing) to each Certificateholder, and any potential investor in the Certificates who certifies its identity as such, on each Distribution Date, a CMSA loan setup file, a CMSA loan periodic update file, a CMSA property file, and a CMSA financial file (in electronic format and substance provided by the Master Servicer and/or the Special Servicer) setting forth certain information with respect to the Mortgage Loans and the Mortgaged Properties, and certain CMSA supplemental reports set forth in the Pooling and Servicing Agreement containing certain information regarding the Mortgage Loans and the Mortgaged Properties all of which will be made available electronically to the general public including the Rating Agencies, the Underwriters and any party to the Pooling and Servicing Agreement via the Trustee’s Website.

The servicer reports will not include any information that the Master Servicer or the Special Servicer, as applicable, deems to be confidential. The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports will be based solely upon the reports delivered by the Special Servicer to the Master Servicer prior to the related Distribution Date. None of the Master Servicer, the Special Servicer or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable.

Within 60 days after receipt by the Master Servicer from the related borrowers or otherwise, as to Non-Specially Serviced Mortgage Loans, and within 45 days after receipt by the Master Servicer from the Special Servicer or otherwise, as to Specially Serviced Mortgage Loans and REO Properties, of any annual operating statements or rent rolls with respect to any Mortgaged Property or REO Property, the Master Servicer (or the Special Servicer, with respect to Specially Serviced Mortgage Loans) will, based upon such operating statements or rent rolls, prepare (or, if previously prepared, update) a report (the ‘‘CMSA Operating Statement Analysis Report’’) and the Master Servicer will remit a copy of each CMSA Operating Statement Analysis Report prepared or updated by it (within 10 days following initial preparation and each update thereof), together with, if so requested, the underlying operating statements and rent rolls, to the Special Servicer in a format reasonably acceptable to the Trustee and the Special Servicer.

Within 60 days after receipt by the Master Servicer (or 30 days in the case of items received by the Special Servicer with respect to Specially Serviced Mortgage Loans and REO Properties) of any

quarterly or annual operating statements with respect to any Mortgaged Property or REO Property, the Master Servicer (or the Special Servicer, with respect to Specially Serviced Mortgage Loans) will prepare or update and forward to the Special Servicer and the Directing Certificateholder (in an electronic format reasonably acceptable to the Special Servicer) a report (the ‘‘CMSA NOI Adjustment Worksheet’’) to normalize the full year net operating income and debt service coverage numbers for such Mortgaged Property or REO Property, together with, if so requested, the related operating statements.

All CMSA Operating Statement Analysis Reports and CMSA NOI Adjustment Worksheets will be prepared substantially in the form as set forth in the Pooling and Servicing Agreement and will be maintained by the Master Servicer with respect to each Mortgaged Property and REO Property, and the Master Servicer will forward electronic copies (to the extent available) to the Directing Certificateholder, the Trustee upon request, each Rating Agency upon request, and any Certificateholder, upon request, or to the extent a Certificate Owner has confirmed its ownership interest in the Certificates held thereby, such Certificate Owner, together with the related operating statement or rent rolls. Each CMSA Operating Statement Analysis Report and CMSA NOI Adjustment Worksheet will be prepared using normalized year-to-date CMSA methodology as in effect on the Delivery Date and as modified and reasonably agreeable to the Master Servicer from time to time. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee, the Depositor, the REMIC Administrator, the Sponsors and the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

In addition, the Trustee, the Special Servicer and the Master Servicer will furnish to the Depositor and the Trustee the compliance statements and attestation reports in accordance with Item 1122 and 1123 of Regulation AB (17 C.F.R. 229.1122 and 229.1123) detailed under ‘‘THE POOLING AND SERVICING AGREEMENTS—Evidence as to Compliance’’ in the prospectus.

Copies of these statements and reports will be filed with the SEC through its EDGAR system located at ‘‘http://www.sec.gov’’ under the name of the Issuing Entity for so long as the Issuing Entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended. The public also may read and copy any materials filed with the SEC at its Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

To the extent set forth in the Pooling and Servicing Agreement the Trustee will make available each month, to the general public, the Distribution Date Statement (and any additional files containing the same information in an alternative format), the servicer reports, Mortgage Loan information as presented in the CMSA loan setup file, CMSA loan periodic update file, all other CMSA reports provided to it by the Master Servicer and any other item at the request of the Depositor to the general public via the Trustee’s Website initially located at ‘‘www.etrustee.net’’. In addition, pursuant to the Pooling and Servicing Agreement, the Trustee will make available, as a convenience to the general public (and not in furtherance of the distribution of the accompanying prospectus or this prospectus supplement under the securities laws), the Pooling and Servicing Agreement, the accompanying prospectus and this prospectus supplement via the Trustee’s Website. Promptly, but in no event later than one Business Day after such report has been filed with the SEC, the Trustee will post the Issuing Entity’s annual reports on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K, and amendments to those reports on its website. For assistance with the above-referenced services, interested parties may call (714) 259-6253. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

In connection with providing access to the Trustee’s Website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

For a discussion of certain annual information reports to be furnished by the Trustee to persons who at any time during the prior calendar year were holders of the Offered Certificates, see ‘‘DESCRIPTION OF THE CERTIFICATES—Reports to Certificateholders’’ in the accompanying prospectus.

Other Information.    The Pooling and Servicing Agreement requires that the Trustee make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or Certificate Owner of an Offered Certificate or any person identified to the Trustee by any such holder or Certificate Owner as a prospective transferee of an Offered Certificate or any interest therein, originals or copies of, among other things, the following items to the extent in its possession: (a) all officer’s certificates delivered to the Trustee since the Delivery Date as described under ‘‘THE POOLING AND SERVICING AGREEMENTS—Evidence as to Compliance’’ in this prospectus supplement, (b) all accountant’s reports delivered to the Trustee since the Delivery Date as described under ‘‘THE POOLING AND SERVICING AGREEMENTS—Evidence as to Compliance’’ in this prospectus supplement, and (c) the Mortgage Note, Mortgage and other legal documents relating to each Mortgage Loan, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee. In addition, the Master Servicer is required to make available, during normal business hours, upon reasonable advance written notice, for review by any holder or Certificate Owner of an Offered Certificate (as confirmed to the Master Servicer by the Trustee) or any person identified to the Master Servicer by the Trustee as a prospective transferee of an Offered Certificate or any interest therein, originals or copies of any and all documents (in the case of documents generated by the Special Servicer, to the extent received therefrom) that constitute the servicing file for each Mortgage Loan, in each case except to the extent the Master Servicer in its reasonable, good faith determination believes that any item of information contained in such servicing file is of a nature that it should be conveyed to all Certificateholders at the same time, in which case the Master Servicer is required, as soon as reasonably possible following its receipt of any such item of information, to disclose such item of information to the Trustee for inclusion by the Trustee along with the Distribution Date Statement referred to under ‘‘DESCRIPTION OF THE CERTIFICATES—Reports to Certificateholders; Certain Available Information—Trustee Reports’’ in this prospectus supplement; provided that until the Trustee has either disclosed such information to all Certificateholders along with the Distribution Date Statement or has properly filed such information with the Securities and Exchange Commission on behalf of the Trust under the Securities Exchange Act of 1934, the Master Servicer is entitled to withhold such item of information from any Certificateholder or Certificate Owner or prospective transferee of a Certificate or an interest therein; provided, further, the Master Servicer is not required to make information contained in any servicing file available to any person to the extent that doing so is prohibited by applicable law or by any documents related to a Mortgage Loan.

The Trustee, subject to the last sentence of the prior paragraph, will make available, upon reasonable advance written notice and at the expense of the requesting party, originals or copies of the items referred to in the prior paragraph that are maintained thereby, to Certificateholders, Certificate Owners and prospective purchasers of Certificates and interests therein; provided that the Trustee may require (a) in the case of a Certificate Owner, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee generally to the effect that such person or entity is a beneficial owner of Offered Certificates and will keep such information confidential, and (b) in the case of a prospective purchaser, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee generally to the effect that such person or entity is a prospective purchaser of Offered Certificates or an interest therein, is requesting the information solely for use in evaluating a possible investment in such Certificates and will otherwise keep such information confidential. Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep such information confidential.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, 98% of the voting rights for the Certificates will be allocated among the holders of the respective Classes of Sequential Pay

Certificates in proportion to the Certificate Balances of their Certificates and 2% of the voting rights will be allocated to the holders of the Class XW Certificates in proportion to their Notional Amounts. No voting rights will be assigned to the Class V Certificates or REMIC Residual Certificates. See ‘‘DESCRIPTION OF THE CERTIFICATES—Voting Rights’’ in the accompanying prospectus.

Termination; Retirement of Certificates

The obligations created by the Pooling and Servicing Agreement will terminate following the earliest of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or related REO Property remaining in the Trust Fund, (ii) the purchase or exchange of all of the Mortgage Loans that constitute the Initial Pool Balance and REO Properties remaining in the Trust Fund by the Master Servicer, Special Servicer or by any holder or holders (other than the Depositor or any Mortgage Loan Seller) of Certificates representing a majority interest in the Controlling Class or (iii) the exchange of all the then outstanding Certificates (other than the REMIC Residual Certificates or Class V Certificates) for the Mortgage Loans remaining in the Trust. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution with respect to each Certificate will be made only upon surrender and cancellation of such Certificate at the office of the Certificate Registrar or other location specified in such notice of termination.

Any such purchase by the Master Servicer, the Special Servicer or the majority holder(s) of the Controlling Class of all the Mortgage Loans and REO Properties remaining in the Trust Fund is required to be made at a price equal to (a) the sum of (i) the aggregate Purchase Price of all the Mortgage Loans then included in the Trust Fund (other than any Mortgage Loans as to which the related Mortgaged Properties have become REO Properties) and (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an appraiser mutually agreed upon by the Master Servicer and the Trustee, minus (b) (solely in the case of a purchase by the Master Servicer) the aggregate of all amounts payable or reimbursable to the Master Servicer under the Pooling and Servicing Agreement. Such purchase will effect early retirement of the then outstanding Certificates, but the right of the Master Servicer, the Special Servicer or the majority holder(s) of the Controlling Class to effect such termination is subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Pool be less than 1.0% of the Initial Pool Balance as of the Delivery Date. The purchase price paid by the Master Servicer, the Special Servicer, or the majority holder(s) of the Controlling Class, exclusive of any portion thereof payable or reimbursable to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date. The exchange of all the then outstanding Certificates (other than the REMIC Residual Certificates or Class V Certificates) for the Mortgage Loans remaining in the Trust (i) is limited to certain Classes of Certificates and (ii) requires that all Certificateholders (other than the REMIC Residual Certificates and Class V Certificates) must voluntarily participate.

On the final Distribution Date, the aggregate amount paid by the Master Servicer, the Special Servicer or the majority holder(s) of the Controlling Class, as the case may be, for the Mortgage Loans and other assets in the Trust Fund (if the Trust Fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see ‘‘THE POOLING AND SERVICING AGREEMENTS—Certificate Account’’ in the accompanying prospectus), will be applied generally as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions’’ in this prospectus supplement.

Any optional termination by the Master Servicer, the Special Servicer or the majority holder(s) of the Controlling Class would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class XW Certificates because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans without the receipt of any Prepayment Premiums and, as a result, investors in the Class XW Certificates and any other Certificates purchased at a premium might not fully recoup their initial investment. See ‘‘YIELD AND MATURITY CONSIDERATIONS’’ in this prospectus supplement.

DESCRIPTION OF THE SWAP CONTRACT

On the closing date, the Trustee, on behalf of the Trust Fund, will enter into an interest rate swap contract (the ‘‘Swap Contract’’) related to the Class A-MFL Regular Interest with a swap counterparty to be determined (the ‘‘Swap Counterparty’’). By virtue of the Swap Contract, the Class A-MFL Certificates will be floating rate certificates. The initial notional amount of the Swap Contract will be equal to the Certificate Balance of the Class A-MFL Certificates. The notional amount of the Swap Contract will decrease to the extent of any decrease in the Certificate Balance of the Class A-MFL Regular Interest (and, accordingly, the Class A-MFL Certificates). The maturity date of the Swap Contract will be the earlier of the Rated Final Distribution Date and the date on which the notional amount of the Swap Contract is zero (including as a result of the termination of the Trust Fund). None of the Offered Certificates will represent ownership interests in the Swap Contract, and none of the holders of Offered Certificates will have any rights under the Swap Contract.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General.    The yield on any Offered Certificate will depend on (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (v) the Pass-Through Rate for such Certificate, (w) the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the Mortgage Loans and the extent to which such amounts are to be applied or otherwise result in reduction of the Certificate Balance of the Class of Certificates to which such Certificate belongs, (x) the rate, timing and severity of Realized Losses on or in respect of the Mortgage Loans and of Additional Trust Fund Expenses and Appraisal Reductions and the extent to which such losses, expenses and reductions are allocable to or otherwise result in the nonpayment or deferred payment of interest on, or reduction of the Certificate Balance or Notional Amount of, the Class of Certificates to which such Certificate belongs, (y) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest payable on the Class of Certificates to which such Certificate belongs and (z) the extent to which Prepayment Premiums are collected and, in turn, distributed on the Class of Certificates to which such Certificate belongs.

Rate and Timing of Principal Payments.    The yield to holders of any Class of Offered Certificates that are Sequential Pay Certificates purchased at a discount or premium will be affected by the rate and timing of reductions of the Certificate Balances of such Class of Certificates. As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will be distributable entirely in respect of the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates until the related Certificate Balances thereof are reduced to zero, and the Group 2 Principal Distribution Amount (and after the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will be generally distributable to the Class A-1A Certificates. Following retirement of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the remaining Classes of Sequential Pay Certificates, in sequential order of Class designation, in each such case until the related Certificate Balance is reduced to zero.

In light of the foregoing, the rate and timing of reductions of the Certificate Balance of each Class of Offered Certificates will depend on the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which any Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates will generally be based upon the particular Loan Group that the related Mortgage Loan is deemed to be in, the yield on the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 2. Prepayments and, assuming the respective stated Maturity Dates therefor have not occurred, liquidations of the Mortgage Loans will result in distributions on the Sequential Pay Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans and will tend to shorten the weighted average lives of those Certificates. Failure of the borrower under an ARD Loan to repay its Mortgage Loan by or shortly after its Anticipated Repayment Date, for whatever reason, will also tend to lengthen the weighted average lives of the Sequential Pay Certificates. Although each ARD Loan includes incentives for the related borrower to repay such Mortgage Loan by the Anticipated Repayment Date (e.g., an increase in the interest rate of the loan above the Mortgage Rate and the application of all excess cash (net of approved property expenses and any required reserves) from the related Mortgaged Property to pay down such Mortgage Loan, in each case following the passage of such date), there can be no assurance that the related borrower will want, or be able, to repay such Mortgage Loan in full. Defaults on the Mortgage Loans, particularly in the case of Balloon Loans at or near their stated Maturity Dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Sequential Pay Certificates) while workouts are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those Certificates. See ‘‘SERVICING OF THE MORTGAGE LOANS—Modifications, Waivers, Amendments and Consents’’ in this prospectus supplement and ‘‘THE POOLING AND SERVICING AGREEMENTS—Realization Upon Defaulted Mortgage Loans’’ and ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Foreclosure’’ in the accompanying prospectus.

The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on or in respect of the Mortgage Loans (and, with respect to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates, which Loan Group such Mortgage Loan is deemed to be in) are distributed or otherwise result in a reduction of the Certificate Balance of such Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on or in respect of the Mortgage Loans is distributed or otherwise results in reduction of the principal balance of any other Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments. Because the rate of principal payments on or in respect of the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

Losses and Shortfalls.    The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. As and to the extent described in this prospectus supplement, Realized Losses and Additional Trust Fund Expenses will be allocated to the respective Classes of Sequential Pay Certificates (which allocation will, in general, reduce the amount of interest distributable thereto in the case of Additional Trust Fund Expenses and reduce the Certificate Balance thereof in the case of Realized Losses) in the following order: first, to each Class of Sequential Pay Certificates (other than the Class A Senior Certificates), in reverse sequential order of Class designation, until the Certificate Balance thereof has been reduced to zero; then, to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates pro rata in accordance with their respective remaining Certificate Balances, until the remaining Certificate Balance of each such Class has been reduced to zero.

The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated to all Classes of Certificates (other than the REMIC Residual Certificates and Class V Certificates). Such allocations to the REMIC II Certificates (other than the Class A-MFL Certificates) and the Class A-MFL Regular Interest will be made pro rata to such Classes on the basis of Accrued Certificate Interest otherwise distributable for each such Class for such Distribution Date and will reduce the respective amounts of Distributable Certificate Interest for each such Class for such Distribution Date.

Certain Relevant Factors.    The rate and timing of principal payments and defaults and the severity of losses on or in respect of the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Prepayment Premiums, Lockout Periods and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for retail shopping space, rental apartments, hotel rooms, industrial or warehouse space, health care facility beds, senior living units or office space, as the case may be, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See ‘‘RISK FACTORS—Risks Related to the Mortgage Loans’’, ‘‘DESCRIPTION OF THE MORTGAGE POOL’’ and ‘‘SERVICING OF THE MORTGAGE LOANS’’ in this prospectus supplement and ‘‘THE POOLING AND SERVICING AGREEMENTS’’ and ‘‘YIELD AND MATURITY CONSIDERATIONS—Yield and Prepayment Considerations’’ in the accompanying prospectus.

The rate of prepayment on the Mortgage Loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the Mortgage Rate (or, in the case of an ARD Loan after its Anticipated Repayment Date, the Revised Rate) at which a Mortgage Loan accrues interest, a borrower may have an increased incentive to refinance such Mortgage Loan. Conversely, to the extent prevailing market interest rates exceed the applicable Mortgage Rate for any Mortgage Loan, such Mortgage Loan may be less likely to prepay (other than, in the case of ARD Loans, out of certain net cash flow from the related Mortgaged Property). Accordingly, there can be no assurance that a Mortgage Loan will be prepaid prior to maturity.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

If a Mortgage Loan is not in a Lockout Period, any Prepayment Premium in respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the loan as part of a refinancing thereof or a sale of the related Mortgaged Property. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans’’ in this prospectus supplement.

The Depositor makes no representation or warranty as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Weighted Average Lives

The weighted average life of any Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the principal balance of such Certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of any such Offered Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the assumed Settlement Date (as defined in the definition of Maturity Assumptions) to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate. Accordingly, the weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections and/or advances of principal are in turn applied in reduction of the Certificate Balance of the Class of Certificates to which such Offered Certificate belongs. As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been retired, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first, in respect of the Class A-AB Certificates until reduced to the Class A-AB Planned Principal Amount for such Distribution Date, then, to the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-2 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-AB Certificates until the Certificate Balance thereof is reduced to zero, and then, to the Class A-4 Certificates until the Certificate Balance thereof is reduced to zero. The Group 2 Principal Distribution Amount (and, after the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates have been retired, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the Mortgage Pool will generally be distributable entirely in respect of the remaining Classes of Sequential Pay Certificates, sequentially in order of Class designation, in each such case until the related Certificate Balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Certificates may be shorter and the weighted average lives of the Class A-MFX Certificates and the Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates, Class O Certificates, Class P Certificates and Class Q Certificates may be longer, than would otherwise be the case if the Principal Distribution Amount for each Distribution Date was being distributed on a pro rata basis among the respective Classes of Sequential Pay Certificates (other than the Class A-MFL Certificates) and the Class A-MFL Regular Interest.

With respect to the Class A-AB Certificates, although based on the Maturity Assumptions the Certificate Balance of the Class A-AB Certificates on each Distribution Date would be reduced to the Class A-AB Planned Principal Amount for such Distribution Date, we cannot assure you that the Mortgage Loans will perform in conformity with the Maturity Assumptions. Therefore, we cannot assure you that the balance of the Class A-AB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the Certificate Balances of the Class A-1, Class A-2, Class A-3 and Class A-1A Certificates have been reduced to zero, any remaining portion on any Distribution Date of the Group 2 Principal Distribution Amount and/or Group 1 Principal Distribution Amount, as applicable (in accordance with the priorities described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Application of the Available Distribution Amount’’), will be distributed on the Class A-AB Certificates until the Certificate Balance of the Class A-AB Certificates is reduced to zero.

Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the CPR model (as described in the accompanying prospectus). As used in each of the following tables, the column headed ‘‘0%’’ assumes that none of the Mortgage Loans is prepaid before maturity. The columns headed ‘‘25%’’, ‘‘50%’’, ‘‘75%’’, ‘‘100%’’ assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan’s Lockout Period, if any, during such Mortgage Loan’s Defeasance Period, if any, during such Mortgage Loan’s yield maintenance period, if any, or during such Mortgage Loan’s period requiring the payment of a fixed percentage or other premium in connection with any voluntary prepayment, if any, and are otherwise made on each of the Mortgage Loans at the indicated CPRs.

There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a Lockout Period or a yield maintenance period or a fixed premium period) will conform to any particular CPR, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions at any of the CPRs shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage Loans that are in a Lockout Period, Defeasance Period, yield maintenance period or fixed premium period will not prepay as a result of involuntary liquidations upon default or otherwise. A ‘‘yield maintenance period’’ is any period during which a Mortgage Loan provides that voluntary prepayments be accompanied by a Prepayment Premium calculated on the basis of a yield maintenance formula.

The following tables indicate the percentages of the initial Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-MFX, Class A-J and Class B Certificates that would be outstanding after each of the dates shown at various CPRs, and the corresponding weighted average lives of such Classes of Certificates, under the following assumptions (the ‘‘Maturity Assumptions’’): (i) the Mortgage Loans have the characteristics set forth in ANNEX A to this prospectus supplement as of the Cut-off Date, (ii) the Pass-Through Rate and the initial Certificate Balance (such initial Certificate Balance referred to in this prospectus supplement for purposes of the Maturity Assumptions as the ‘‘Initial Certificate Balance’’), as the case may be, of each Class of Offered Certificates are as described in this prospectus supplement, (iii) the scheduled Monthly Payments for each Mortgage Loan that accrues interest on the basis of actual number of days elapsed during the month of accrual in a 360-day year are the actual contractual Monthly Payments (adjusted to take into account the addition or subtraction of any Withheld Amounts as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Interest Reserve Account’’ in this prospectus supplement) and taking into account the Amortization Schedules, (iv) there are no delinquencies or losses in respect of the Mortgage Loans, there are no modifications, extensions, waivers or amendments affecting the payment by borrowers of principal or interest on the Mortgage Loans, there are no Appraisal Reduction Amounts with respect to the Mortgage Loans and there are no casualties or condemnations affecting the Mortgaged Properties, (v) scheduled Monthly Payments on the Mortgage Loans are timely received, (vi) no voluntary or involuntary prepayments are received as to any Mortgage Loan during such Mortgage Loan’s Lockout Period (‘‘LOP’’), if any, Defeasance Period (‘‘DP’’), if any, yield maintenance period (‘‘YMP’’), if any, or period requiring the payment of any fixed percentage or other premium in connection with any voluntary prepayment (‘‘FPP’’), if any, and each ARD Loan is paid in full on its Anticipated Repayment Date otherwise, prepayments are made on each of the Mortgage Loans at the indicated CPRs set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments), (vii) no reserve, earnout or holdbacks are applied to prepay any Mortgage Loan in whole or in part, (viii) none of the Master Servicer, the Special Servicer nor any majority holder(s) of the Controlling Class exercises its or exercise their right of optional termination described in this prospectus supplement, (ix) no Mortgage Loan is required to be repurchased by the related Mortgage Loan Seller, (x) no Prepayment Interest Shortfalls are incurred, (xi) there are no Additional Trust Fund Expenses, (xii) distributions on the Offered Certificates are made on the 15th day of each month, commencing in March 2007 and (xiii) the Offered Certificates are settled on February 27, 2007 (the ‘‘Settlement Date’’). To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-MFX, Class A-J and Class B Certificates may mature earlier or later than indicated by the tables. See ‘‘RISK FACTORS—Risks Related to the Certificates— Modeling Assumptions Are Unlikely To Match Actual Experience’’ in this prospectus supplement. It is highly unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the Mortgage Loans will so prepay at the same rate. The indicated prepayment speeds were assumed for each Mortgage Loan for an Open Period. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of the Initial Certificate Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to conform to the assumptions and be equal to any of the specified CPRs. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

Percentages of the Initial Certificate Balance of
the Class A-1 Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DP, YMP and FPP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
February 15, 2008	90.99	90.99	90.99	90.99	90.99
February 15, 2009	80.71	80.71	80.71	80.71	80.71
February 15, 2010	66.88	66.88	66.88	66.88	66.88
February 15, 2011	50.70	50.70	50.70	50.70	50.70
February 15, 2012	0.00	0.00	0.00	0.00	0.00

Weighted Average Life (years)	3.43	3.39	3.35	3.33	3.32

Percentages of the Initial Certificate Balance of
the Class A-2 Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DP, YMP and FPP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
February 15, 2008	100.00	100.00	100.00	100.00	100.00
February 15, 2009	100.00	100.00	100.00	100.00	100.00
February 15, 2010	100.00	100.00	100.00	100.00	100.00
February 15, 2011	100.00	100.00	100.00	100.00	100.00
February 15, 2012	0.00	0.00	0.00	0.00	0.00

Weighted Average Life (years)	4.85	4.83	4.81	4.76	4.49

Percentages of the Initial Certificate Balance of
the Class A-3 Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DP, YMP and FPP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
February 15, 2008	100.00	100.00	100.00	100.00	100.00
February 15, 2009	100.00	100.00	100.00	100.00	100.00
February 15, 2010	100.00	100.00	100.00	100.00	100.00
February 15, 2011	100.00	100.00	100.00	100.00	100.00
February 15, 2012	100.00	100.00	100.00	100.00	99.99
February 15, 2013	100.00	100.00	100.00	100.00	99.99
February 15, 2014	0.00	0.00	0.00	0.00	0.00

Weighted Average Life (years)	6.74	6.72	6.70	6.66	6.44

Percentages of the Initial Certificate Balance of
the Class A-AB Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DP, YMP and FPP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
February 15, 2008	100.00	100.00	100.00	100.00	100.00
February 15, 2009	100.00	100.00	100.00	100.00	100.00
February 15, 2010	100.00	100.00	100.00	100.00	100.00
February 15, 2011	100.00	100.00	100.00	100.00	100.00
February 15, 2012	97.43	97.43	97.43	97.43	97.49
February 15, 2013	77.68	77.68	77.68	77.68	77.74
February 15, 2014	53.20	53.20	53.20	53.20	53.20
February 15, 2015	31.48	31.48	31.48	31.48	31.48
February 15, 2016	8.41	8.41	8.41	8.41	8.41
February 15, 2017	0.00	0.00	0.00	0.00	0.00

Weighted Average Life (years)	7.19	7.18	7.18	7.18	7.17

Percentages of the Initial Certificate Balance of
the Class A-4 Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DP, YMP and FPP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
February 15, 2008	100.00	100.00	100.00	100.00	100.00
February 15, 2009	100.00	100.00	100.00	100.00	100.00
February 15, 2010	100.00	100.00	100.00	100.00	100.00
February 15, 2011	100.00	100.00	100.00	100.00	100.00
February 15, 2012	100.00	100.00	100.00	100.00	100.00
February 15, 2013	100.00	100.00	100.00	100.00	100.00
February 15, 2014	100.00	100.00	100.00	100.00	100.00
February 15, 2015	100.00	100.00	100.00	100.00	100.00
February 15, 2016	100.00	100.00	100.00	100.00	100.00
February 15, 2017	0.00	0.00	0.00	0.00	0.00

Weighted Average Life (years)	9.81	9.79	9.76	9.72	9.55

Percentages of the Initial Certificate Balance of
the Class A-1A Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DP, YMP and FPP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
February 15, 2008	99.95	99.95	99.95	99.95	99.95
February 15, 2009	99.88	99.88	99.88	99.88	99.88
February 15, 2010	99.56	99.56	99.56	99.56	99.56
February 15, 2011	99.16	99.16	99.16	99.16	99.16
February 15, 2012	81.80	81.80	81.80	81.80	81.80
February 15, 2013	55.24	55.24	55.24	55.24	55.24
February 15, 2014	52.59	52.59	52.59	52.59	52.59
February 15, 2015	52.08	52.08	52.08	52.08	52.08
February 15, 2016	51.54	51.54	51.54	51.54	51.54
February 15, 2017	0.00	0.00	0.00	0.00	0.00

Weighted Average Life (years)	7.78	7.75	7.71	7.66	7.39

Percentages of the Initial Certificate Balance of
the Class A-MFX Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DP, YMP and FPP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
February 15, 2008	100.00	100.00	100.00	100.00	100.00
February 15, 2009	100.00	100.00	100.00	100.00	100.00
February 15, 2010	100.00	100.00	100.00	100.00	100.00
February 15, 2011	100.00	100.00	100.00	100.00	100.00
February 15, 2012	100.00	100.00	100.00	100.00	100.00
February 15, 2013	100.00	100.00	100.00	100.00	100.00
February 15, 2014	100.00	100.00	100.00	100.00	100.00
February 15, 2015	100.00	100.00	100.00	100.00	100.00
February 15, 2016	100.00	100.00	100.00	100.00	100.00
February 15, 2017	0.00	0.00	0.00	0.00	0.00

Weighted Average Life (years)	9.88	9.88	9.88	9.88	9.68

Percentages of the Initial Certificate Balance of
the Class A-J Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DP, YMP and FPP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
February 15, 2008	100.00	100.00	100.00	100.00	100.00
February 15, 2009	100.00	100.00	100.00	100.00	100.00
February 15, 2010	100.00	100.00	100.00	100.00	100.00
February 15, 2011	100.00	100.00	100.00	100.00	100.00
February 15, 2012	100.00	100.00	100.00	100.00	100.00
February 15, 2013	100.00	100.00	100.00	100.00	100.00
February 15, 2014	100.00	100.00	100.00	100.00	100.00
February 15, 2015	100.00	100.00	100.00	100.00	100.00
February 15, 2016	100.00	100.00	100.00	100.00	100.00
February 15, 2017	0.00	0.00	0.00	0.00	0.00

Weighted Average Life (years)	9.95	9.94	9.92	9.91	9.72

Percentages of the Initial Certificate Balance of
the Class B Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DP, YMP and FPP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
February 15, 2008	100.00	100.00	100.00	100.00	100.00
February 15, 2009	100.00	100.00	100.00	100.00	100.00
February 15, 2010	100.00	100.00	100.00	100.00	100.00
February 15, 2011	100.00	100.00	100.00	100.00	100.00
February 15, 2012	100.00	100.00	100.00	100.00	100.00
February 15, 2013	100.00	100.00	100.00	100.00	100.00
February 15, 2014	100.00	100.00	100.00	100.00	100.00
February 15, 2015	100.00	100.00	100.00	100.00	100.00
February 15, 2016	100.00	100.00	100.00	100.00	100.00
February 15, 2017	0.00	0.00	0.00	0.00	0.00

Weighted Average Life (years)	9.97	9.97	9.97	9.97	9.72

Yield Sensitivity of the Class XW Certificates

The yield to maturity of the Class XW Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, loan extensions, defaults and liquidations) and losses on or in respect of the Mortgage Loans. Investors in the Class XW Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent (‘‘CBE’’) basis on the Class XW Certificates for the specified CPRs based on the Maturity Assumptions. It was further assumed (i) that the purchase price of the Class XW Certificates is as specified below, expressed as a percentage of the initial Notional Amount of such Certificates, which price does not include accrued interest and (ii) the Master Servicer, the Special Servicer or a holder or holders of Certificates representing a majority interest in the Controlling Class purchased all of the Mortgage Loans and REO Properties as described ‘‘DESCRIPTION OF THE CERTIFICATES—Termination; Retirement of the Certificates’’ in this prospectus supplement. It was also assumed, with respect to the Class XW Certificates, that the Master Servicer, the Special Servicer or a holder or holders of Certificates representing a majority interest in the Controlling Class purchased all of the Mortgage Loans and REO Properties as described ‘‘DESCRIPTION OF THE CERTIFICATES—Termination; Retirement of the Certificates’’ in this prospectus supplement.

The yields set forth in the following table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class XW Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price thereof plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class XW Certificates (and, accordingly, does not purport to reflect the return on any investment in the Class XW Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the table below. In addition, there can be no assurance that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the table below or at any other particular rate, that the cash flows on the Class XW Certificates will correspond to the cash flows shown in this prospectus supplement or that the aggregate purchase price of the Class XW Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase Class XW Certificates.

Pre-Tax Yield to Maturity (CBE) of the Class XW Certificates
(Prepayments locked out through LOP, DP, YMP and FPP, then the following CPR)

	Prepayment Assumption (CPR)
Assumed Purchase Price	0%	25%	50%	75%	100%
2.41497%	6.29%	6.25%	6.20%	6.13%	5.64%

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

General.    Please see the discussion under ‘‘CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS’’ in the accompanying prospectus regarding legal aspects of the Mortgage Loans that you consider prior to making any investment in the Offered Certificates.

10% or Greater State Concentrations.    Twenty-one of the Mortgaged Properties, securing Mortgage Loans representing 18.4% of the Initial Pool Balance (20 Mortgaged Properties representing 22.3% of the Group 1 Balance and one Mortgaged Property representing 3.1% of the Group 2 Balance) are located in California. Certain considerations under California state law are discussed in this prospectus supplement under ‘‘RISK FACTORS—Risks Related to the Mortgage Loans—Certain State-Specific Considerations—California’’. Seventeen of the Mortgaged Properties, securing Mortgage Loans representing 13.0% of the Initial Pool Balance (16 Mortgaged Properties representing 14.5% of the Group 1 Balance and one Mortgaged Property representing 7.3% of the Group 2 Balance) are located in New York. Certain considerations under New York state law are discussed in this prospectus supplement under ‘‘RISK FACTORS—Risks Related to the Mortgage Loans—Certain State-Specific Considerations—New York’’. Fourteen of the Mortgaged Properties, securing Mortgage Loans representing 12.8% of the Initial Pool Balance (13 Mortgaged Properties representing 12.0% of the Group 1 Balance and one Mortgaged Property representing 16.0% of the Group 2 Balance) are located in Virginia. Certain considerations under Virginia state law are discussed in this prospectus supplement under ‘‘RISK FACTORS—Risks Related to the Mortgage Loans—Certain State-Specific Considerations—Virginia’’. Nineteen of the Mortgaged Properties, securing Mortgage Loans representing 10.1% of the Initial Pool Balance (18 Mortgaged Properties representing 12.6% of the Group 1 Balance and one Mortgaged Property representing 0.5% of the Group 2 Balance) are located in Texas. Certain considerations under Texas state law are discussed in this prospectus supplement under ‘‘RISK FACTORS—Risks Related to the Mortgage Loans—Certain State-Specific Considerations—Texas’’.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

For federal income tax purposes, two separate ‘‘real estate mortgage investment conduit’’ (‘‘REMIC’’) elections will be made with respect to designated portions of the Trust Fund, the resulting REMICs being referred to in this prospectus supplement as ‘‘REMIC I’’ and ‘‘REMIC II’’, respectively. The assets of REMIC I generally will include the Mortgage Loans, the Trust’s interest in any REO Properties acquired on behalf of the Certificateholders and amounts with respect thereto contained in the Certificate Account, the Interest Reserve Account and the REO Accounts. The assets of REMIC II will consist of certain uncertificated ‘‘regular interests’’ in REMIC I and amounts in the Certificate Account with respect thereto. For federal income tax purposes, (i) the REMIC II Certificates (other than the A-MFL Certificates) and the Class A-MFL Regular Interest will evidence the ‘‘regular interests’’ in, and generally will be treated as debt obligations of, REMIC II, (ii) the Class R-II Certificates will represent the sole class of ‘‘residual interests’’ in REMIC II and (iii) the Class R-I Certificates will represent the sole class of ‘‘residual interests’’ in REMIC I. Upon the issuance of the Offered Certificates, Cadwalader, Wickersham & Taft LLP, special tax counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement REMIC I and REMIC II each will qualify as a REMIC under the Code. In addition, in the opinion of Cadwalader, Wickersham & Taft LLP: (i) the portion of the Trust Fund consisting of the Excess Interest and the Excess Interest Distribution Account will be treated as part of a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code, and the Class V Certificates will evidence beneficial ownership in the related portions of the grantor trust; and (ii) the grantor trust will also hold the Class A-MFL Regular Interest, the Swap Contract and the Floating Rate Account, and the Class A-MFL Certificates will represent undivided beneficial interests in the related portions of the grantor trust. See ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—REMICs’’ in the accompanying prospectus. The Offered Certificates are ‘‘Regular Certificates’’ as defined in the accompanying prospectus.

Discount and Premium; Prepayment Premiums

The Offered Certificates generally will be treated as newly originated debt instruments originated on the related Startup Day for federal income tax purposes. The ‘‘Startup Day’’ of REMIC I and REMIC II is the Delivery Date. Beneficial owners of the Offered Certificates will be required to report income on such regular interests in accordance with the accrual method of accounting. It is anticipated that the Offered Certificates (other than the Class XW Certificates) will be issued at a premium and that the Class XW Certificates will be issued with original issue discount for federal income tax purposes. See ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ and ‘‘—Premium’’ in the accompanying prospectus.

Although unclear for federal income tax purposes, it is anticipated that the Class XW Certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon (assuming the Weighted Average Net Mortgage Rate changes in accordance with the Prepayment Assumption (as described above)), over their issue price (including accrued interest, if any). Any ‘‘negative’’ amounts of original issue discount on the Class XW Certificates attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently, but may be offset against future positive accruals of original issue discount, if any. Finally, a holder of any Class XW Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the ‘‘noncontingent bond method’’ of the OID Regulations may be promulgated with respect to the Certificates.

For purposes of accruing original issue discount, if any, determining whether such original issue discount is de minimis and amortizing any premium on the Offered Certificates, the Prepayment

Assumption will be 0% CPR (except that each ARD Loan will be assumed to be repaid on its Anticipated Repayment Date). See ‘‘YIELD AND MATURITY CONSIDERATIONS—Weighted Average Lives’’ in this prospectus supplement. No representation is made as to the rate, if any, at which the Mortgage Loans will prepay.

Prepayment Premiums actually collected will be distributed among the holders of the respective classes of Certificates as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Distributions of Prepayment Premiums’’ in this prospectus supplement. It is not entirely clear under the Code when the amount of Prepayment Premiums so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Prepayment Premiums will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer’s actual receipt of a Prepayment Premium. Prepayment Premiums, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of an Offered Certificate. Certificateholders should consult their own tax advisers concerning the treatment of Prepayment Premiums.

Characterization of Investments in Offered Certificates

Generally, except to the extent noted below, the Offered Certificates will be ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code for a REIT in the same proportion that the assets of the Trust would be so treated. In addition, interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code for a REIT to the extent that such Certificates are treated as ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code. If 95% or more of the Mortgage Loans are treated as assets described in Section 856(c)(5)(B) of the Code, the Offered Certificates will be treated as such assets in their entirety. The Offered Certificates will generally only be considered assets described in Section 7701(a)(19)(C) of the Code for a domestic building and loan association to the extent that the Mortgage Loans are secured by residential property. It is anticipated that as of the Cut-off Date, 21.2% (1.1% of the Group 1 Balance and 100.0% of the Group 2 Balance), of the Initial Pool Balance will represent Mortgage Loans secured by multifamily/manufactured housing properties. Holders of the Offered Certificates should consult their own tax advisors regarding whether the foregoing percentages or some other percentage applies to their certificates. None of the foregoing characterizations will apply to the extent of any Mortgage Loans that have been defeased. Accordingly, an investment in the Offered Certificates may not be suitable for some thrift institutions. The Offered Certificates will be treated as ‘‘qualified mortgages’’ for another REMIC under Section 860G(a)(3)(C) of the Code. See ‘‘DESCRIPTION OF THE MORTGAGE POOL’’ in this prospectus supplement and ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—REMICs’’ in the accompanying prospectus.

Possible Taxes on Income From Foreclosure Property

In general, the Special Servicer will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the Trust’s net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the REMIC Administrator to determine the Trust’s federal income tax reporting position with respect to income it is anticipated that the Trust would derive from such property, the Special Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on ‘‘net income from foreclosure property’’ (generally, income not derived from renting or selling real property) within the meaning of the REMIC provisions (an ‘‘REO Tax’’). To the extent that income the Trust receives from an REO Property is subject to a tax on ‘‘net income from foreclosure property’’, such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%). The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. These considerations will be of particular relevance with respect to any hotels that become REO Property. Any REO Tax imposed on the Trust’s income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

Reporting and Other Administrative Matters

Reporting of interest income, including any original issue discount, if any, with respect to the Offered Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of the Offered Certificates and the IRS; holders of Offered Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. Reporting regarding qualification of the REMIC’s assets as set forth in ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—Characterization of Investments in Offered Certificates’’ in this prospectus supplement will be made as required under the Treasury regulations, generally on an annual basis.

As applicable, the Offered Certificate information reports will include a statement of the adjusted issue price of the Offered Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price that the REMIC Administrator may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—REMICs’’ in the accompanying prospectus.

CERTAIN ERISA CONSIDERATIONS

A fiduciary of any Plan that is subject to Title I of ERISA or Section 4975 of the Code should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. Certain fiduciary and prohibited transaction issues arise only if the assets of the Trust constitute Plan Assets. Whether the assets of the Trust will constitute Plan Assets at any time will depend on a number of factors, including the portion of any Class of Certificates that are held by ‘‘benefit plan investors’’ (as defined in U.S. Department of Labor Regulation Section 2510.3-101).

The U.S. Department of Labor issued an individual prohibited transaction exemption to NationsBank Corporation (predecessor in interest to Bank of America Corporation), PTE 93-31, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41, which generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools, such as the Mortgage Pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by an Exemption-Favored Party; provided that certain conditions set forth in the Exemption are satisfied.

The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an Offered Certificate to be eligible for exemptive relief thereunder. First, the acquisition of such Offered Certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, such Offered Certificate at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Fitch, Moody’s or S&P. Third, the Trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. Fourth, the sum of all payments made to and retained by the Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the Offered Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for such person’s services under the Pooling and Servicing Agreement and reimbursement of such person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

A fiduciary of a Plan contemplating a purchase of any Class of Offered Certificates in the secondary market must make its own determination that, at the time of such purchase, such Certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing any Class of Offered Certificates, whether in the initial issuance of such Certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to such Certificates as of the date of such purchase. A Plan’s authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of any Class of Offered Certificates.

The Exemption also requires that the Trust meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates evidencing interests in such other investment pools must have been rated in one of the four highest categories of Fitch, Moody’s or S&P for at least one year prior to the Plan’s acquisition of an Offered Certificate; and (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of such Certificate. The Depositor has confirmed to its satisfaction that such requirements have been satisfied as of the date hereof.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with (i) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Offered Certificates between the Depositor or an Exemption-Favored Party and a Plan when the Depositor, an Exemption-Favored Party, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer, the Sponsor or a borrower is a party in interest (within the meaning of Section 3(14) of ERISA) or a disqualified person (within the meaning of Section 4975(e)(2) of the Code) (a ‘‘Party in Interest’’) with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (iii) the continued holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan.

Moreover, if the general conditions of the Exemption, as well as certain other specific conditions set forth in the Exemption, are satisfied, the Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with (1) the direct or indirect sale, exchange or transfer of the Offered Certificates in the initial issuance of the Offered Certificates between the Depositor or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in such Certificates is (a) a borrower with respect to 5.0% or less of the fair market value of the Mortgage Pool or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the continued holding of the Offered Certificates by a Plan.

Further, if the general conditions of the Exemption, as well as certain other conditions set forth in the Exemption, are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the Mortgage Pool.

Lastly, if the general conditions of the Exemption are satisfied, the Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1) (A) through (D) of the Code, if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan’s ownership of Offered Certificates.

Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that (i) the Offered Certificates constitute ‘‘securities’’ for purposes of the Exemption and (ii) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction class exemptions. See ‘‘CERTAIN ERISA CONSIDERATIONS’’ in the accompanying prospectus. We cannot assure you that any such class exemptions will apply with respect to any particular Plan investment in the Offered Certificates or, even if it were deemed to apply, that any exemption would apply to all transactions that may occur in connection with such investment.

A governmental plan as defined in Section 3(32) of ERISA is not subject to Title I of ERISA or Section 4975 of the Code. However, such a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under such a similar law.

Any Plan fiduciary considering whether to purchase an Offered Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

Recently enacted legislation, the Pension Protection Act of 2006, makes significant changes to ERISA rules relating to prohibited transactions and plan assets, among other areas. Potential investors should consult with their advisors regarding the consequences of these changes.

The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

Persons who have an ongoing relationship with California State Teachers’ Retirement System, which is a governmental plan, should note that this plan owns an equity interest in the borrower under Loan No. 3403716. Such persons should consult with counsel regarding whether this relationship would affect their ability to purchase and hold Offered Certificates.

LEGAL INVESTMENT

The Offered Certificates will not constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase certificates, is subject to significant interpretive uncertainties.

No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

Prospective investors, particularly those whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, may be subject to restrictions on investment in the Offered Certificates. You should consult with your legal, tax, financial and accounting advisors in determining the suitability of and consequences to you of the purchase, ownership and sale of the Offered Certificates.

See ‘‘LEGAL INVESTMENT’’ in the accompanying prospectus.

USE OF PROCEEDS

Substantially all of the proceeds from the sale of the Offered Certificates will be used by the Depositor to purchase the Mortgage Loans as described under ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement, and to pay certain expenses in connection with the issuance of the Certificates.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the Underwriting Agreement among the Depositor and the Underwriters, the Depositor has agreed to sell to each of the Underwriters and each of the Underwriters has agreed to purchase, severally but not jointly, the respective Certificate Balances or Notional Amounts as applicable, of each Class of the Offered Certificates as set forth below in each case to a variance of 5.0%.

	Banc of America Securities LLC	Citigroup Global Markets Inc.	Commerzbank Capital Markets Corp.	Merrill Lynch, Pierce, Fenner & Smith Incorporated
Class A-1	$57,000,000	$—	—	—
Class A-2	$293,000,000	$—	—	—
Class A-3	$444,000,000	$—	—	—
Class A-AB	$68,473,000	$—	—	—
Class A-4	$695,700,000	$1,000,000	$1,000,000	$1,000,000
Class A-1A	$640,477,000	$—	—	—
Class XW	$3,145,214,397	$—	—	—
Class A-MFX	$214,521,000	$—	—	—
Class A-J	$259,480,000	$—	—	—
Class B	$27,521,000	$—	—	—

With respect to the Offered Certificates, Banc of America Securities LLC is acting as lead manager and sole bookrunner. Banc of America Securities LLC, Citigroup Global Markets Inc., Commerzbank Capital Markets Corp. and Merrill Lynch, Pierce, Fenner & Smith Incorporated will purchase the offered certificates from Banc of America Commercial Mortgage Inc. and will offer them to the public at negotiated prices determined at the time of sale. Banc of America Securities LLC is an affiliate of Bank of America, National Association, which is a Mortgage Loan Seller for this offering, and Commerzbank Capital Markets Corp. is an affiliate of Eurohypo AG, New York Branch, which is a Mortgage Loan Seller for this offering.

Banc of America Securities LLC is an affiliate of the Depositor. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be an amount equal to approximately 103.3% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on all of the Offered Certificates, before deducting expenses payable by the Depositor.

Distribution of the Offered Certificates will be made by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be ‘‘underwriters’’ within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

The Depositor also has been advised by the Underwriters that the Underwriters presently intend to make a market in the Offered Certificates; however, the Underwriters have no obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active public market for the Offered Certificates will develop. See ‘‘RISK FACTORS—Risks Related to the Certificates—Liquidity for Certificates May Be Limited’’ in this prospectus supplement and ‘‘RISK FACTORS—Limited Liquidity of Certificates’’ in the accompanying prospectus.

The Depositor and each Mortgage Loan Seller have agreed to indemnify the Underwriters and each person, if any, who controls the Underwriters within the meaning of Section 15 of the Securities Act against, or make contributions to the Underwriters and such controlling person with respect to, certain liabilities, including certain liabilities under the Securities Act. Each Mortgage Loan Seller has agreed to indemnify the Depositor, its officers and directors, the Underwriters and each person, if any, who controls the Depositor or the Underwriters within the meaning of Section 15 of the Securities Act, with respect to certain liabilities, including certain liabilities under the Securities Act, relating to those Mortgage Loans sold by such Mortgage Loan Seller.

LEGAL MATTERS

Certain legal matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina and for the Underwriters by Thacher Proffitt & Wood LLP, New York, New York.

RATINGS

It is a condition to their issuance that the Offered Certificates receive the credit ratings indicated below from Fitch and Moody’s:

Class	Fitch	Moody’s
Class A-1	AAA	Aaa
Class A-2	AAA	Aaa
Class A-3	AAA	Aaa
Class A-AB	AAA	Aaa
Class A-4	AAA	Aaa
Class A-1A	AAA	Aaa
Class XW	AAA	Aaa
Class A-MFX	AAA	Aaa
Class A-J	AAA	Aaa
Class B	AA+	Aa1

Each of the rating agencies identified above will perform ratings surveillance with respect to its ratings for so long as the Offered Certificates remain outstanding. Fees for such ratings surveillance have been prepaid by the Mortgage Loan Sellers.

The ratings of the Certificates address the likelihood of the timely receipt by holders thereof of all payments of interest to which they are entitled on each Distribution Date and the ultimate receipt by holders thereof of all payments of principal to which they are entitled by the Rated Final Distribution Date, which is the Distribution Date in January 2049. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments of principal and/or interest, as applicable, required under the Offered Certificates. The ratings of the Offered Certificates do not, however, represent any assessments of (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated, (iii) whether and to what extent Prepayment Premiums will be collected on the Mortgage Loans in connection with such prepayments or the corresponding effect on yield to investors, (iv) whether and to what extent Default Interest will be received or Net Aggregate Prepayment Interest Shortfalls will be realized or (v) payments of Excess Interest.

We cannot assure you that any rating assigned to the Offered Certificates by a Rating Agency will not be lowered, qualified (if applicable) or withdrawn by such Rating Agency, if, in its judgment, circumstances so warrant. There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. In this regard, a rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned thereto by Fitch or Moody’s.

The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See ‘‘RISK FACTORS—The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Certificates’’ in the accompanying prospectus.

GLOSSARY OF PRINCIPAL DEFINITIONS

‘‘575 Lexington Avenue Intercreditor Agreement’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—575 Lexington Avenue Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘575 Lexington Avenue Pari Passu Mortgage Loan’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—575 Lexington Avenue Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘575 Lexington Avenue Mortgaged Property’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—575 Lexington Avenue Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘575 Lexington Avenue Pari Passu Note A-1’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—575 Lexington Avenue Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘575 Lexington Avenue Pari Passu Note A-2’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—575 Lexington Avenue Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘575 Lexington Avenue Pari Passu Whole Loan’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—575 Lexington Avenue Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘A/B Whole Loans’’ means the Forest Hills Corporate Center A/B Whole Loan and the Richmond Ridge Apartments A/B Whole Loan.

‘‘Accrued Certificate Interest’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Distributable Certificate Interest’’ in this prospectus supplement.

‘‘ACMs’’ means asbestos-containing materials.

‘‘Additional Trust Fund Expenses’’ mean, among other things, (i) all Special Servicing Fees, Workout Fees and Liquidation Fees paid to the Special Servicer, (ii) any interest paid to the Master Servicer, the Special Servicer and/or the Trustee in respect of unreimbursed Advances, (iii) the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the Mortgage Loans and the administration of the Trust Fund, (iv) property inspection costs incurred by the Special Servicer for Specially Serviced Mortgage Loans to the extent paid out of general collections, (v) certain unanticipated, non-Mortgage Loan specific expenses of the Trust, including certain reimbursements and indemnifications to the Trustee as described under ‘‘THE TRUSTEE’’ in this prospectus supplement and under ‘‘THE POOLING AND SERVICING AGREEMENTS—Certain Matters Regarding the Trustee’’ in the accompanying prospectus, certain reimbursements to the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor as described under ‘‘THE POOLING AND SERVICING AGREEMENTS—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor’’ in the accompanying prospectus and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Trust Fund as described under ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—Possible Taxes on Income From Foreclosure Property’’ herein and ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—REMICs’’ in the accompanying prospectus, (vi) if not advanced by the Master Servicer, any amounts expended on behalf of the Trust to remediate an adverse environmental condition at any Mortgaged Property securing a Defaulted Mortgage Loan (see ‘‘THE POOLING AND SERVICING AGREEMENTS—Realization Upon Defaulted Mortgage Loans’’ in the accompanying prospectus), and (vii) any other expense of the Trust Fund not specifically included in the calculation of ‘‘Realized Loss’’ for which there is no corresponding collection from a borrower. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, consequently, may result in a loss on the Offered Certificates.

‘‘Administrative Fee Rate’’ means the sum of the Master Servicing Fee Rate (including the per annum rates at which the monthly sub-servicing fee is payable to the related Sub-Servicer (the ‘‘Sub-Servicing Fee Rate’’) which equals the sum of the monthly master servicing fee and the monthly sub-servicing fee) plus the per annum rate applicable to the calculation of the Trustee Fee.

‘‘Administrative Fees’’ means the Trustee Fee and the Master Servicing Fee each of which will be computed for the same period for which interest payments on the Mortgage Loans are computed.

‘‘Advance Interest’’ means interest payable to the Master Servicer and the Trustee with respect to any Advance made thereby and the Special Servicer with respect to any Servicing Advance made thereby, accrued on the amount of such Advance for so long as it is outstanding at the Reimbursement Rate, except that no interest will be payable with respect to any P&I Advance of a payment due on a Mortgage Loan during the applicable grace period.

‘‘Advances’’ means Servicing Advances and P&I Advances.

‘‘Annual Debt Service’’ means the amount derived by multiplying the Monthly Payment set forth for each Mortgage Loan in ANNEX A to this prospectus supplement by 12.

‘‘Anticipated Repayment Date’’ means, with respect to any ARD Loan, the date specified in the related loan documents on which the payment terms and the accrual of interest may change if such ARD Loan is not paid in full.

‘‘Appraisal Reduction Amount’’ means, for any Required Appraisal Loan, in general, an amount (calculated as of the Determination Date immediately following the later of the date on which the most recent relevant appraisal was obtained by the Special Servicer pursuant to the Pooling and Servicing Agreement and the date of the most recent Appraisal Trigger Event with respect to such Required Appraisal Loan) equal to the excess, if any, of:

(1) the sum of:

(a) the Stated Principal Balance of such Required Appraisal Loan as of such Determination Date,

(b) to the extent not previously advanced by or on behalf of the Master Servicer, or the Trustee, all unpaid interest (net of Default Interest) accrued on such Required Appraisal Loan through the most recent Due Date prior to such Determination Date,

(c) all unpaid Master Servicing Fees, Special Servicing Fees, Trustee Fees and Additional Trust Fund Expenses accrued with respect to such Required Appraisal Loan,

(d) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to such Required Appraisal Loan and reimbursable out of the Trust Fund, together with all unpaid Advance Interest accrued on such Advances, and

(e) all currently due but unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property, as applicable, for which neither the Master Servicer nor the Special Servicer holds any escrow payments or Reserve Funds;

over

(2) the sum of:

(x) the excess, if any, of (i) 90% of the Appraisal Value of the related Mortgaged Property or REO Property (subject to such downward adjustments as the Special Servicer may deem appropriate (without implying any obligation to do so) based upon its review of the related appraisal and such other information as such Special Servicer deems appropriate), as applicable, as determined by the most recent relevant appraisal acceptable for purposes of the Pooling and Servicing Agreement, over (ii) the amount of any obligation(s) secured by any liens on such Mortgaged Property or REO Property, as applicable, that are prior to the lien of such Required Appraisal Loan, and

(y) any escrow payments, reserve funds and/or letters of credit held by the Master Servicer or the Special Servicer with respect to such Required Appraisal Loan, the related Mortgaged Property or any related REO Property (exclusive of any such items that are to be applied to real estate taxes, assessments, insurance premiums and/or ground rents or that were taken into account in determining the Appraisal Value of the related Mortgaged Property or REO Property, as applicable, referred to in clause (2)(x)(i) above).

‘‘Appraisal Trigger Event’’ means any of the following events: (1) any Mortgage Loan or Whole Loan becoming a Modified Mortgage Loan; (2) any Monthly Payment with respect to any Mortgage

Loan or Whole Loan remaining unpaid for 60 days past the Due Date for such payment; provided, however, solely in the case of a delinquent Balloon Payment with respect to any Mortgage Loan, if (x) the related borrower is actively seeking a refinancing commitment, (y) the related borrower continues to make payments in the amount of its Monthly Payment, and (z) the Directing Certificateholder consents, failure to pay such Balloon Payment during such 60-day period shall not constitute an Appraisal Trigger Event if the related borrower has delivered to the Master Servicer, on or before the 60th day after the due date of such Balloon Payment, a refinancing commitment reasonably acceptable to the Master Servicer, for such longer period, not to exceed 120 days beyond such due date, during which the refinancing would occur; (3) the passage of 60 days after the Special Servicer receives notice that the mortgagor under such Mortgage Loan or Whole Loan becomes the subject of bankruptcy, insolvency or similar proceedings, which remain undischarged and undismissed; (4) the passage of 60 days after the Special Servicer receives notice that a receiver or similar official is appointed with respect to the related Mortgaged Property; (5) the related Mortgaged Property becoming an REO Property; or (6) the passage of 60 days after the third extension of a Mortgage Loan or a Whole Loan.

‘‘Appraisal Value’’ means, for any Mortgaged Property, the appraiser’s value as stated in the appraisal available to the Depositor as of the date specified on the schedule, which may be an ‘‘as is’’, ‘‘as stabilized’’, ‘‘as completed’’ or ‘‘as renovated’’ value.

•	The appraisal for Mortgaged Property with respect to Loan No. 59789 ($26,000,000 ‘‘as stabilized’’ value as of October 1, 2006 and $19,000,000 ‘‘as is’’ value as of August 4, 2006) is presented on an ‘‘as stabilized’’ basis in ANNEX A to this prospectus supplement.

•	The appraisal for Mortgaged Property with respect to Loan No. 22339 ($24,390,000 ‘‘as stabilized’’ value as of October 1, 2009 and $22,210,000 ‘‘as is’’ value as of December 4, 2006) is presented on an ‘‘as stabilized’’ basis in ANNEX A to this prospectus supplement.

•	The appraisal for Mortgaged Property with respect to Loan No. 3401205 ($20,500,000 ‘‘as stabilized’’ value as of December 31, 2006 and $16,000,000 ‘‘as is’’ value as of September 15, 2006) is presented on an ‘‘as stabilized’’ basis in ANNEX A to this prospectus supplement.

•	The appraisal for Mortgaged Property with respect to Loan No. 20881 ($9,340,000 ‘‘as stabilized’’ value as of August 13, 2007 and $9,280,000 ‘‘as is’’ value as of November 13, 2006) is presented on an ‘‘as stabilized’’ basis in ANNEX A to this prospectus supplement.

•	The appraisal for Mortgaged Property with respect to Loan No. 3402617 ($8,300,000 ‘‘as stabilized’’ value as of October 15, 2006 and $8,200,000 ‘‘as is’’ value as of September 1, 2006) is presented on an ‘‘as stabilized’’ basis in ANNEX A to this prospectus supplement.

•	The appraisal for Mortgaged Property with respect to Loan No. 19059 ($5,850,000 ‘‘as stabilized’’ value as of November 1, 2006 and $4,550,000 ‘‘as is’’ value as of June 23, 2006) is presented on an ‘‘as stabilized’’ basis in ANNEX A to this prospectus supplement.

•	The appraisal for Mortgaged Property with respect to Loan No. 3400454 ($5,300,000 ‘‘as complete’’ value as of January 1, 2007 and $5,000,000 ‘‘as is’’ value as of November 2, 2006) is presented on an ‘‘as complete ‘‘ basis in ANNEX A to this prospectus supplement.

•	The appraisal for Mortgaged Property with respect to Loan No. 19646 ($5,200,000 ‘‘as stabilized’’ value as of February 19, 2007 and $5,170,000 ‘‘as is’’ value as of August 19, 2006) is presented on an ‘‘as stabilized’’ basis in ANNEX A to this prospectus supplement.

•	The appraisal for Mortgaged Property with respect to Loan No. 3402028 ($4,360,000 ‘‘as stabilized’’ value as of July 1, 2006 and $3,380,000 ‘‘as is’’ value as of June 7, 2006) is presented on an ‘‘as stabilized’’ basis in ANNEX A to this prospectus supplement.

•	The appraisal for Mortgaged Property with respect to Loan No. 18504 ($4,100,000 ‘‘as stabilized’’ value as of January 27, 2007 and $3,960,000 ‘‘as is’’ value as of September 27, 2006) is presented on an ‘‘as stabilized’’ basis in ANNEX A to this prospectus supplement.

•	The appraisal for the hotel portion of the Mortgaged Property with respect to Loan No. 1 ($504,600,000 ‘‘as is’’ value as of November 16, 2006) includes $3,300,000 of annual net cash flow generated by a 10-year master lease with the sponsor.

‘‘Approval Provisions’’ mean the approvals and consents necessary in connection with a Special Action or the extension of the Maturity Date of a Mortgage Loan (i) with respect to any Non-Specially Serviced Mortgage Loan, the Master Servicer will be required to obtain the approval or consent of the Special Servicer in connection with a Special Action; (ii) (A) with respect to any Non-Partitioned Mortgage Loan that is a Non-Specially Serviced Mortgage Loan or any Post CAP Whole Loan that involves an extension of the Maturity Date of such Mortgage Loan or (B) in connection with a Special Action for any Non-Partitioned Mortgage Loan or any Post CAP Whole Loan, the Master Servicer will be required to obtain the approval and consent of the Special Servicer and the Special Servicer will be required to obtain the approval and consent of the Directing Certificateholder; (iii) with respect to any Non-Partitioned Mortgage Loan or any Post CAP Whole Loan that is a Specially Serviced Mortgage Loan, the Special Servicer will be required to seek the approval and consent of the Directing Certificateholder in connection with a Special Action; (iv) with respect to any A/B Whole Loan during any time period that a related Control Appraisal Period does not exist, the Master Servicer, if the related Mortgage Loan is then a Non-Specially Serviced Mortgage Loan, will be required to seek the approval and consent of the Special Servicer, which consent will not be granted without the Special Servicer first obtaining the consent of the related Controlling Holder, in connection with a Special Action; and (v) with respect to any A/B Whole Loan during any time period that a related Control Appraisal Period does not exist, the Special Servicer, if such A/B Whole Loan is then a Specially Serviced Mortgage Loan, will be required to seek the approval and consent of the related Controlling Holder in connection with a Special Action.

‘‘ARD Loan’’ means a loan that provides for changes in payments and accrual of interest, including the capture of Excess Cash Flow from the related Mortgaged Property and an increase in the applicable Mortgage Rate, if it is not paid in full by the Anticipated Repayment Date.

‘‘Asset Status Report’’ means a report to be prepared by the Special Servicer for each loan that becomes a Specially Serviced Mortgage Loan.

‘‘Assumed Monthly Payment’’ means an amount deemed due in respect of: (i) any Mortgage Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated Maturity Date and as to which no arrangements have been agreed to for collection of the delinquent amounts; or (ii) any Mortgage Loan as to which the related Mortgaged Property has become an REO Property. The Assumed Monthly Payment deemed due on any such Mortgage Loan delinquent as to its Balloon Payment, for its stated Maturity Date and for each successive Due Date that it remains outstanding, will equal the Monthly Payment that would have been due thereon on such date if the related Balloon Payment had not come due, but rather such Mortgage Loan had continued to amortize in accordance with its amortization schedule, if any, in effect immediately prior to maturity and had continued to accrue interest in accordance with such Mortgage Loan’s terms in effect immediately prior to maturity. The ‘‘Assumed Monthly Payment’’ deemed due on any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property, for each Due Date that such REO Property remains part of the Trust Fund, will equal the Monthly Payment (or, in the case of a Mortgage Loan delinquent in respect of its Balloon Payment as described in the prior sentence, the Assumed Monthly Payment) due on the last Due Date prior to the acquisition of such REO Property.

‘‘Automatic Termination’’ is defined in ‘‘IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES’’ in this prospectus supplement.

‘‘Available Distribution Amount’’ means, for any Distribution Date, in general:

(a) all amounts on deposit in the Certificate Account as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following: (i) Monthly Payments collected but due on a Due Date subsequent to the related Collection Period; (ii) any payments of principal and interest, Liquidation Proceeds and Insurance and Condemnation Proceeds received after the end of the related Collection Period; (iii) Prepayment Premiums (which are separately distributable on the Certificates as described in this prospectus supplement); (iv) Excess Interest (which is distributable to the Class V Certificates as described in this prospectus supplement); (v) amounts that are payable or reimbursable to any person other than the Certificateholders (including amounts payable to the Master Servicer, the Special Servicer, any Sub-Servicers or the Trustee as compensation (including Trustee Fees, Master Servicing Fees, Special Servicing Fees, Workout Fees, Liquidation Fees, Default Charges (to the extent Default Charges are not otherwise applied to cover interest on Advances or other expenses), assumption fees and modification fees), amounts payable in reimbursement of outstanding Advances, together with interest thereon, and amounts payable in respect of other Additional Trust Fund Expenses); (vi) amounts deposited into the Certificate Account in error; (vii) all funds released from the Excess Liquidation Proceeds Account with respect to such Distribution Date; (viii) with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis and any Distribution Date relating to the one-month period preceding the Distribution Date in each February (and in any January of a year that is not a leap year), unless the related Distribution Date is the final Distribution Date, an amount equal to the related Withheld Amount and (ix) with respect to the first Distribution Date, the related Interest Deposit Amount; and

(b) to the extent not already included in clause (a), any P&I Advances made with respect to such Distribution Date, any Compensating Interest Payments made by the Master Servicer to cover Prepayment Interest Shortfalls incurred during the related Collection Period and for the Distribution Date occurring in each March, (or February, if the related Distribution Date is the final Distribution Date) the related Withheld Amounts remitted to the Trustee for distribution to the Certificateholders as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Interest Reserve Account’’ in this prospectus supplement.

‘‘Average Daily Rate’’ or ‘‘ADR’’ means, with respect to a hotel Mortgaged Property, the average rate charged at the Mortgaged Property per day.

‘‘Balance Per Unit’’ means, for each Mortgage Loan, the related balance of such Mortgage Loan divided by the number of Units, Keys, Pads, Spaces, Acres or SF (as applicable), except:

(A) with respect to the Skyline Portfolio Pari Passu Mortgage Loan, such calculation includes the Skyline Portfolio Pari Passu Note A-1, the Skyline Portfolio Pari Passu Note A-2 and the Skyline Portfolio Pari Passu Note A-3. With respect to the Solana Pari Passu Mortgage Loan, such calculation includes the Solana Pari Passu Note A-1 and the Solana Pari Passu Note A-2. With respect to the Pacific Shores Pari Passu Mortgage Loan, such calculation includes the Pacific Shores Pari Passu Note A-1 and the Pacific Shores Pari Passu Note A-2. With respect to the 575 Lexington Avenue Pari Passu Mortgage Loan, such calculation includes the 575 Lexington Avenue Pari Passu Note A-1 and the 575 Lexington Avenue Pari Passu Note A-2;

(B) with respect to the Forest Hills Corporate Center A/B Whole Loan, such calculation includes the Forest Hills Corporate Center Note A (but excludes the subordinate Forest Hills Corporate Center Note B). With respect to the Richmond Ridge Apartments A/B Whole Loan, such calculation includes the Richmond Ridge Apartments Note A (but excludes the subordinate Richmond Ridge Apartments Note B); and

(C) with respect to two sets of Cross-Collateralized Mortgage Loans (Loan Nos. 3401471, 3403207, 3402871, 3402872, 3402921, 3402772, 3402873, 3402868 and 3402869 on ANNEX A to this prospectus supplement) (1) the aggregate balance of such Cross-Collateralized Mortgage Loans divided by (2) the aggregate number of Units, Keys, Pads, Spaces or SF (as applicable) related to the Mortgaged Properties securing such Cross-Collateralized Mortgage Loans.

‘‘Balloon’’ or ‘‘Balloon Loan’’ means a Mortgage Loan that provides for monthly payments of principal based on an amortization schedule significantly longer than the related remaining term thereof, thereby leaving substantial principal amounts due and payable on its Maturity Date, unless prepaid prior thereto.

‘‘Balloon or ARD Loan-to-Value Ratio’’, ‘‘Balloon or ARD LTV Ratio’’, ‘‘Balloon or ARD LTV’’, ‘‘Maturity Date Loan-to-Value’’ or ‘‘Maturity Date LTV’’ or ‘‘Maturity Date LTV Ratio’’ means, with respect to any Mortgage Loan, the principal portion of the Balloon Payment of such Mortgage Loan (in the case of an ARD Loan, assuming repayment on its Anticipated Repayment Date) divided by the Appraisal Value of the related Mortgage Loan, except:

(A) with respect to the Skyline Portfolio Pari Passu Mortgage Loan, such calculation includes the Skyline Portfolio Pari Passu Note A-1, the Skyline Portfolio Pari Passu Note A-2 and the Skyline Portfolio Pari Passu Note A-3. With respect to the Solana Pari Passu Mortgage Loan, such calculation includes the Solana Pari Passu Note A-1 and the Solana Pari Passu Note A-2. With respect to the Pacific Shores Pari Passu Mortgage Loan, such calculation includes the Pacific Shores Pari Passu Note A-1 and the Pacific Shores Pari Passu Note A-2. With respect to the 575 Lexington Avenue Pari Passu Mortgage Loan, such calculation includes the 575 Lexington Avenue Pari Passu Note A-1 and the 575 Lexington Avenue Pari Passu Note A-2;

(B) with respect to the Forest Hills Corporate Center A/B Whole Loan, such calculation includes the Forest Hills Corporate Center Note A (but excludes the subordinate Forest Hills Corporate Center Note B). With respect to the Richmond Ridge Apartments A/B Whole Loan, such calculation includes the Richmond Ridge Apartments Note A (but excludes the subordinate Richmond Ridge Apartments Note B);

(C) with respect to two sets of Cross-Collateralized Mortgage Loans (Loan Nos. 3401471, 3403207, 3402871, 3402872, 3402921, 3402772, 3402873, 3402868 and 3402869 on ANNEX A to this prospectus supplement) (1) the aggregate principal portion of the Balloon Payments for the related Cross-Collateralized Mortgage Loans divided by (2) the aggregate Appraisal Value for the related Mortgaged Properties securing such Cross-Collateralized Mortgage Loans; and

(D) with respect the Holdback Loan, the Maturity Date Balance of such Holdback Loan (net of the amount of the holdback) divided by the Appraised Value of such Holdback Loan.

‘‘Balloon Payment’’ means the principal amount due and payable, together with the corresponding interest payment, on a Balloon Loan on the related Maturity Date.

‘‘Balloon Payment Interest Shortfall’’ means, with respect to any Balloon Loan with a Maturity Date that occurs after, or that provides for a grace period for its Balloon Payment that runs past, the Determination Date in any calendar month, and as to which the Balloon Payment is actually received after the Determination Date in such calendar month (but no later than its Maturity Date or, if there is an applicable grace period, beyond the end of such grace period), the amount of interest, to the extent not collected from the related Determination Date, that would have accrued on the principal portion of such Balloon Payment during the period from the related Maturity Date to, but not including, the first day of the calendar month following the month of maturity (less the amount of related Master Servicing Fees that would have been payable from that uncollected interest and, if applicable, exclusive of any portion of that uncollected interest that would have been Default Interest).

‘‘BAMCC’’ is defined in ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Bank of America’’ or ‘‘BofA’’ means Bank of America, National Association.

‘‘Base Interest Fraction’’ means, with respect to any Principal Prepayment on any Mortgage Loan and with respect to any Class of Sequential Pay Certificates, a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the Discount Rate and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the Discount Rate. However, under no circumstances will the Base

Interest Fraction be greater than one. If such Discount Rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero.

‘‘BASIC’’ is defined in ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Bridger’’ is defined in ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Cash Flow’’ means with respect to any Mortgaged Property, the total cash flow available for Annual Debt Service on the related Mortgage Loan, generally calculated as the excess of Revenues over Expenses, capital expenditures and tenant improvements and leasing commissions.

(i) ‘‘Revenues’’ generally consist of certain revenues received in respect of a Mortgaged Property, including, for example, (A) for the Multifamily Mortgaged Properties, rental and other revenues; (B) for the Commercial Mortgaged Properties, base rent (less mark-to-market adjustments in some cases), percentage rent, expense reimbursements and other revenues; and (C) for hotel Mortgaged Properties, guest room rates, food and beverage charges, telephone charges and other revenues.

(ii) ‘‘Expenses’’ generally consist of all expenses incurred for a Mortgaged Property, including for example, salaries and wages, the costs or fees of utilities, repairs and maintenance, marketing, insurance, management, landscaping, security (if provided at the Mortgaged Property) and the amount of real estate taxes, general and administrative expenses, ground lease payments, and other costs but without any deductions for debt service, depreciation and amortization or capital expenditures therefor. In the case of hotel Mortgaged Properties, Expenses include, for example, expenses relating to guest rooms (hotels only), food and beverage costs, telephone bills, and rental and other expenses, and such operating expenses as general and administrative, marketing and franchise fees.

In certain cases, Full Year Cash Flow, Most Recent Cash Flow and/or U/W Cash Flow have been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Such Cash Flow does not necessarily reflect accrual of certain costs such as capital expenditures and leasing commissions and does not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures and non-recurring items may have been treated by a borrower as an expense but were deducted from Most Recent Expenses, Full Year Expenses or U/W Expenses to reflect normalized Most Recent Cash Flow, Full Year Cash Flow or U/W Cash Flow, as the case may be. The Depositor has not made any attempt to verify the accuracy of any information provided by each borrower or to reflect changes that may have occurred since the date of the information provided by each borrower for the related Mortgaged Property. Such Cash Flow was not necessarily determined in accordance with GAAP. Such Cash Flow is not a substitute for net income determined in accordance with GAAP as a measure of the results of a Mortgaged Property’s operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. Moreover, in certain cases such Cash Flow may reflect partial-year annualizations. In addition, Cash Flow may reflect certain stabilized calculations, including amounts payable by a Mortgage Loan sponsor for unoccupied space under a master lease.

‘‘CBE’’ means corporate bond equivalent.

‘‘Certificate Balance’’ means for any Class of Sequential Pay Certificates and the Class A-MFL Regular Interest outstanding at any time the then aggregate stated principal amount thereof.

‘‘Certificate Owner’’ means a beneficial owner of an Offered Certificate.

‘‘Certificateholder’’ or ‘‘Holder’’ means the beneficial owner of a Certificate.

‘‘Certificate Registrar’’ means the Trustee in its capacity as registrar.

‘‘Certificates’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘Class’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘Class A-AB Planned Principal Balance’’ means, for any Distribution Date, the balance shown for such Distribution Date in the table set forth in ANNEX D to this prospectus supplement.

‘‘Class A Senior Certificates’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘Class A-MFL Regular Interest’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘CMSA NOI Adjustment Worksheet’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—Reports to Certificateholders; Certain Available Information—Servicer Reports’’ in this prospectus supplement.

‘‘CMSA Operating Statement Analysis Report’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—Reports to Certificateholders; Certain Available Information—Servicer Reports’’ in this prospectus supplement.

‘‘Collateral Substitution Deposit’’ means an amount that will be sufficient to (a) purchase U.S. government obligations providing for payments on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to and including the related Maturity Date or Anticipated Repayment Date (or, in certain cases, the commencement of the related Open Period) in amounts sufficient to pay the scheduled payments (including, if applicable, payments due on the Skyline Portfolio Pari Passu Note A-2 and the Skyline Portfolio Pari Passu Note A-3, in the case of the related Skyline Portfolio Pari Passu Mortgage Loan, the Solana Pari Passu Note A-2, in the case of the Solana Pari Passu Mortgage Loan, the Pacific Shores Pari Passu Note A-2, in the case of the Pacific Shores Pari Passu Mortgage Loan, the 575 Lexington Avenue Pari Passu Note A-2, in the case of the 575 Lexington Avenue Pari Passu Mortgage Loan, or the related Note B) in the case of the related Mortgage Loan) due on such dates under the Mortgage Loan or the defeased amount thereof in the case of a partial defeasance and (b) pay any costs and expenses incurred in connection with the purchase of such U.S. government obligations.

‘‘Collection Period’’ is defined in ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Commercial Loan’’ means a Mortgage Loan secured by a Commercial Mortgaged Property.

‘‘Commercial Mortgaged Property’’ means a hotel, a retail shopping mall or center, an office building or complex, an industrial or warehouse building, a self storage facility, a parking garage, land, an automobile dealership, a health club facility, an automobile service center, a restaurant or a mixed use property.

‘‘Companion Loan Holder’’ means with respect to each Whole Loan as follows: (i) with respect to the 575 Lexington Avenue Pari Passu Whole Loan, the holder of the 575 Lexington Avenue Pari Passu Note A-2, (ii) with respect to the Forest Hills Corporate Center A/B Whole Loan, the Forest Hills Corporate Center Note B Holder, (iii) with respect to the Pacific Shores Pari Passu Whole Loan, the holder of the Pacific Shores Pari Passu Note A-2 (iv) with respect to the Richmond Ridge Apartments A/B Whole Loan, the Richmond Ridge Apartments Note B Holder, (v) with respect to the Skyline Portfolio Pari Passu Whole Loan, each of the holders of the Skyline Portfolio Pari Passu Note A-2 and the Skyline Portfolio Pari Passu Note A-3, and (vi) with respect to the Solana Pari Passu Whole Loan, the holder of the related Solana Pari Passu Note A-2.

‘‘Compensating Interest Payment’’ means a cash payment from the Master Servicer to the Trustee in an amount equal to the sum of (i) the aggregate amount of Balloon Payment Interest Shortfalls, if any, incurred in connection with Balloon Payments received in respect of the Mortgage Loans (other than Mortgage Loans that are Specially Serviced Mortgage Loans or Defaulted Mortgage Loans) during the most recently ended Collection Period, plus (ii) the lesser of (A) the aggregate amount of Prepayment Interest Shortfalls, if any, incurred in connection with principal prepayments received in respect of the Mortgage Loans (other than Mortgage Loans that are Specially Serviced Mortgage Loans or Defaulted Mortgage Loans and other than shortfalls arising in connection with the payment of insurance proceeds or condemnation proceeds) during the most recently ended Collection Period, and (B) the aggregate of (1) that portion of its Master Servicing Fees for the related Collection Period that is, in the case of each and every Mortgage Loan and REO Loan for which such Master Servicing Fees are being paid in such Collection Period, calculated at 0.01% per annum, and (2) all Prepayment Interest Excesses received in respect of the Mortgage Loans during the most recently ended Collection Period, plus (iii) in the event that any principal prepayment was received on the last business day of the second most recently ended Collection Period, but for any reason was not included as part of the Master Servicer Remittance Amount for the preceding Master Servicer Remittance Date (other than because of application of the subject principal prepayment for another purpose), the total of all interest and other income accrued or earned on the amount of such principal prepayment while it is on deposit with the Master Servicer.

‘‘Control Appraisal Period’’ means with respect to each A/B Whole Loan as follows: (i) with respect to the Forest Hills Corporate Center A/B Whole Loan, a Forest Hills Corporate Center A/B Whole Loan Control Appraisal period exists and (ii) with respect to the Richmond Ridge Apartments A/B Whole Loan, a Richmond Ridge Apartments A/B Whole Loan Control Appraisal period exists.

‘‘Controlling Class’’ means, as of any date of determination, the outstanding Class of Sequential Pay Certificates with the lowest payment priority (the Class A Senior Certificates being treated as a single Class for this purpose) that has a then outstanding Certificate Balance at least equal to 25% of its initial Certificate Balance (or, if no Class of Sequential Pay Certificates has a Certificate Balance at least equal to 25% of its initial Certificate Balance, then the Controlling Class will be the outstanding Class of Sequential Pay Certificates with the then largest outstanding Class principal balance). The Controlling Class as of the Delivery Date will be the Class Q Certificates.

‘‘Controlling Class Certificateholder’’ means each Holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Trustee from time to time by such Holder (or Certificate Owner).

‘‘Controlling Holder’’ means, with respect to: (i) the Forest Hills Corporate Center A/B Whole Loan, the Forest Hills Corporate Center A/B Controlling Holder and (ii) the Richmond Ridge Apartments A/B Whole Loan, the Richmond Ridge Apartments A/B Controlling Holder.

‘‘Corrected Mortgage Loan’’ means any Mortgage Loan or Whole Loan which ceases to be a Specially Serviced Mortgage Loan (and as to which the Master Servicer will re-assume servicing responsibilities) at such time as such of the following as are applicable occur with respect to the circumstances that caused the loan to be characterized as a Specially Serviced Mortgage Loan (provided that no other Servicing Transfer Event then exists): (a) in the case of the circumstances described in clause (a) in the definition of Servicing Transfer Event, if and when the related mortgagor has made three consecutive full and timely Monthly Payments under the terms of such loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement); (b) in the case of the circumstances described in clauses (b), (d), (e) and (f) in the definition of Servicing Transfer Event, if and when such circumstances cease to exist in the reasonable judgment of the Special Servicer; (c) in the case of the circumstances described in clause (c) in the definition of Servicing Transfer Event, if and when such default is cured in the reasonable judgment of the Special Servicer; and (d) in the case of the circumstances described in clause (g) in the definition of Servicing Transfer Event, if and when such proceedings are terminated.

‘‘Cross-Collateralized Mortgage Loan’’ means a Mortgage Loan that is part of a set of cross-collateralized and cross-defaulted Mortgage Loans.

‘‘Cut-off Date’’ is defined in ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Cut-off Date Balance’’ means, for each Mortgage Loan, the unpaid principal balance thereof as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received.

‘‘Cut-off Date Loan-to-Value Ratio’’, ‘‘Cut-off Date LTV Ratio’’ or ‘‘Cut-off Date LTV’’ means, with respect to any Mortgage Loan, the Cut-off Date Balance of such Mortgage Loan divided by the Appraisal Value of the related Mortgage Loan, except:

(A) with respect to the Skyline Portfolio Pari Passu Mortgage Loan, such calculation includes the Skyline Portfolio Pari Passu Note A-1, the Skyline Portfolio Pari Passu Note A-2 and the Skyline Portfolio Pari Passu Note A-3. With respect to the Solana Pari Passu Mortgage Loan, such calculation includes the Solana Pari Passu Note A-1 and the Solana Pari Passu Note A-2. With respect to the Pacific Shores Pari Passu Mortgage Loan, such calculation includes the Pacific Shores Pari Passu Note A-1 and the Pacific Shores Pari Passu Note A-2. With respect to the 575 Lexington Avenue Pari Passu Mortgage Loan, such calculation includes the 575 Lexington Avenue Pari Passu Note A-1 and the 575 Lexington Avenue Pari Passu Note A-2;

(B) with respect to the Forest Hills Corporate Center A/B Whole Loan, such calculation includes the Forest Hills Corporate Center Note A (but excludes the subordinate Forest Hills Corporate Center Note B). With respect to the Richmond Ridge Apartments A/B Whole Loan, such calculation includes the Richmond Ridge Apartments Note A (but excludes the subordinate Richmond Ridge Apartments Note B). Accordingly, such ratios would be higher if the related subordinate note was included;

(C) with respect to two sets of Cross-Collateralized Mortgage Loans (Loan Nos. 3401471, 3403207, 3402871, 3402872, 3402921, 3402772, 3402873, 3402868 and 3402869 on ANNEX A to this prospectus supplement) (1) the aggregate Cut-off Date Balance for the related Cross-Collateralized Mortgage Loans divided by (2) the aggregate Appraisal Value for such Cross-Collateralized Mortgage Loans; and

(D)   with respect to the Holdback Loan, the Cut-off Date Balance of such Holdback Loan (net of the amount of the holdback) divided by the Appraisal Value of such Holdback Loan.

‘‘Default Charges’’ means late payment charges and Default Interest.

‘‘Default Interest’’ means interest (other than Excess Interest) in excess of interest at the related Mortgage Rate accrued as a result of a default and/or late payment charges.

‘‘Defaulted Mortgage Loan’’ means a Mortgage Loan:

(i) that is delinquent 60 days (without giving effect to any grace period or acceleration of payments under the Mortgage or Mortgage Note) or more in respect of a Monthly Payment (not including the Balloon Payment);

(ii) that is delinquent with respect to a Balloon Payment; provided, however:

(A) if (1) the related Borrower is actively seeking a refinancing commitment, (2) the related Borrower continues to make payments in the amount of its Assumed Monthly Payment and (3) the Directing Certificateholder consents, then such Mortgage Loan shall not become a Defaulted Mortgage Loan for 60 days beyond the related Maturity Date (without giving effect to any grace period or acceleration of payments under the Mortgage or Mortgage Note); and

(B) if (1) the related Mortgagor delivers to the Master Servicer on or before the 60th day after the related Maturity Date (without giving effect to any grace period or acceleration of payments under the Mortgage or Mortgage Note) a refinancing commitment reasonably acceptable to the Master Servicer, (2) the related Borrower continues to make payments in the amount of its Assumed Monthly Payment and (3) the Directing Certificateholder consents, then such Mortgage Loan shall not become a Defaulted Mortgage Loan for such longer period, not to exceed 120 days beyond the related Maturity Date, during which the refinancing would occur; or

(iii) as to which the Master Servicer or the Special Servicer has, by written notice to the related mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

‘‘Defeasance’’ means (for purposes of ANNEX A to this prospectus supplement), with respect to any Mortgage Loan, that such Mortgage Loan is subject to a Defeasance Option.

‘‘Defeasance Period’’ or ‘‘DP’’ means the time after the specified period, which is at least two years from the Delivery Date; provided that no event of default exists, during which the related borrower may obtain a release of a Mortgaged Property from the lien of the related Mortgage by exercising its Defeasance Option.

‘‘Defeasance Option’’ means the option of the related borrower to obtain a release of a Mortgaged Property from the lien of the related Mortgage during the Defeasance Period; provided that no event of default exists and other conditions are satisfied as described in this prospectus supplement.

‘‘Definitive Certificate’’ means a fully registered physical certificate.

‘‘Delivery Date’’ is defined in ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Depositor’’ is defined in ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Determination Date’’ is defined in ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Directing Certificateholder’’ means the Controlling Class Certificateholder (or a representative selected by such Controlling Class Certificateholder to act on its behalf) selected by the majority Certificateholder of the Controlling Class, as certified by the Trustee from time to time; provided, however, (i) absent such selection, or (ii) until a Directing Certificateholder is so selected, or (iii) upon receipt of a notice from a majority of the Controlling Class, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder. As of the Delivery Date the Directing Certificateholder is American Capital Strategies, Ltd.

‘‘Discount Rate’’ means, with respect to any applicable Prepayment Premium calculation, the yield on the specified U.S. Treasury issue as described in the underlying Mortgage Note being prepaid (if applicable, converted to a monthly compounded nominal yield), or an interpolation thereof, in any case as specified and used in accordance with the related loan documents in calculating the Prepayment Premium with respect to the related prepayment.

‘‘Distributable Certificate Interest’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Distributable Certificate Interest’’ in this prospectus supplement.

‘‘Distribution Date’’ is defined in ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Distribution Date Statement’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—Reports to Certificateholders; Certain Available Information—Trustee Reports’’ in this prospectus supplement.

‘‘DTC’’ means The Depository Trust Company.

‘‘Due Date’’ means a specified date upon which scheduled payments of interest, principal or both are to be made under a Mortgage Loan and may occur monthly, quarterly, semi-annually or annually.

‘‘Emergency Advance’’ means a Servicing Advance that must be made within five business days in order to avoid a material adverse consequence to the Trust Fund.

‘‘Environmental Report’’ means the report summarizing (A) an environmental site assessment, an environmental site assessment update or a transaction screen that was performed by an independent third-party environmental consultant with respect to a Mortgaged Property securing a Mortgage Loan in connection with the origination of such Mortgage Loan and (B) if applicable, a Phase II environmental site assessment of a Mortgaged Property conducted by a third-party consultant.

‘‘ERISA’’ means the Employee Retirement Income Security Act of 1974, as amended.

‘‘Eurohypo’’ means Eurohypo AG, New York Branch.

‘‘Excess Cash Flow’’ means all remaining monthly cash flow, if any, after paying all debt service, required reserves, permitted operating expenses and capital expenditures from a Mortgaged Property related to an ARD Loan from and after the Anticipated Repayment Date.

‘‘Excess Interest’’ means interest accrued on an ARD Loan at the related Excess Interest Rate.

‘‘Excess Interest Distribution Account’’ means the account (which may be a sub-account of the Distribution Account) to be established and maintained by the Trustee in the name of the Trustee for the benefit of the Class V Certificateholders.

‘‘Excess Interest Rate’’ means the difference in rate of an ARD Loan’s Revised Rate over the related Mortgage Rate.

‘‘Excess Liquidation Proceeds’’ are the excess of (i) proceeds from the sale or liquidation of a Mortgage Loan or REO Property, net of expenses, unpaid servicing compensation and related Advances and interest on Advances, over (ii) the amount that would have been received if payment had been made in full on the Due Date immediately following the date upon which the proceeds were received.

‘‘Excluded Plan’’ means a Plan sponsored by any member of the Restricted Group.

‘‘Exemption’’ means the individual prohibited transaction exemption granted by the U.S. Department of Labor to NationsBank Corporation (predecessor in interest to Bank of America Corporation), PTE 93-31, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41.

‘‘Exemption-Favored Party’’ means (a) Bank of America Corporation, (b) each of the Underwriters, (c) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Bank of America Corporation (such as Banc of America Securities LLC) or any other Underwriter, and (d) any member of the underwriting syndicate or selling group of which a person described in (a), (b) or (c) is a manager or co-manager with respect to the Offered Certificates.

‘‘FIRREA’’ means the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (as amended).

‘‘Fitch’’ means Fitch, Inc.

‘‘Floating Rate Account’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Distributions on the Class A-MFL Certificates’’ in this prospectus supplement.

‘‘Forest Hills Corporate Center A/B Whole Loan’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Forest Hills Corporate Center A/B Whole Loan’’ in this prospectus supplement.

‘‘Forest Hills Corporate Center Control Appraisal Period’’ exists with respect to the Forest Hills Corporate Center Note A Mortgage Loan if and for so long as: (a) (1) the initial Forest Hills Corporate Center Note B principal balance minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to and received on the Forest Hills Corporate Center Note B, (y) any Appraisal Reduction Amounts allocated to Forest Hills Corporate Center Note B and (z) any losses realized with respect to either the Forest Hills Corporate Center Note A or Forest Hills Corporate Center Note B under the Pooling and Servicing Agreement, is less than (b) 25% of the excess of (1) the initial Forest Hills Corporate Center Note B principal balance over (2) any payments of principal (whether as principal prepayments or otherwise) allocated to and received on the Forest Hills Corporate Center Note B.

‘‘Forest Hills Corporate Center Controlling Holder’’ means the Forest Hills Corporate Center Note B Holder unless and until a Forest Hills Corporate Center Control Appraisal Period has occurred, and thereafter the Forest Hills Corporate Center Note A Holder; provided that if and so long as at any time prior to the occurrence of a Forest Hills Corporate Center Control Appraisal Period the Forest Hills Corporate Center Note B Holder is the related Mortgage Loan borrower or any Mortgage Loan borrower related party, the Forest Hills Corporate Center Controlling Holder will be the Forest Hills Corporate Center Note A Holder.

‘‘Forest Hills Corporate Center Intercreditor Agreement’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Forest Hills Corporate Center A/B Whole Loan’’ in this prospectus supplement.

‘‘Forest Hills Corporate Center Mortgaged Property’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Forest Hills Corporate Center A/B Whole Loan’’ in this prospectus supplement.

‘‘Forest Hills Corporate Center Note A’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Forest Hills Corporate Center A/B Whole Loan’’ in this prospectus supplement.

‘‘Forest Hills Corporate Center Note A Holder’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Forest Hills Corporate Center A/B Whole Loan’’ in this prospectus supplement.

‘‘Forest Hills Corporate Center Note A Mortgage Loan’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Forest Hills Corporate Center A/B Whole Loan’’ in this prospectus supplement.

‘‘Forest Hills Corporate Center Note B’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Forest Hills Corporate Center A/B Whole Loan’’ in this prospectus supplement.

‘‘Forest Hills Corporate Center Note B Holder’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Forest Hills Corporate Center A/B Whole Loan’’ in this prospectus supplement.

‘‘FPP’’ is defined in YIELD and MATURITY CONSIDERATIONS—Weighted Average Lives’’ in this prospectus supplement.

‘‘FSMA’’ is defined in ‘‘UNITED KINGDOM’’ in this prospectus supplement.

‘‘Full Year Cash Flow’’ means, with respect to any Mortgaged Property, the Cash Flow derived therefrom that was available for debt service, calculated as Full Year Revenues less Full Year Expenses, Full Year capital expenditures and Full Year tenant improvements and leasing commissions. See also ‘‘Cash Flow’’ above.

(i) ‘‘Full Year Revenues’’ are the Revenues received (or annualized or estimated in certain cases) in respect of a Mortgaged Property for the 12-month period ended as of the Full Year End Date, based upon the latest available annual operating statement and other information furnished by the borrower for its most recently ended fiscal year.

(ii) ‘‘Full Year Expenses’’ are the Expenses incurred (or annualized or estimated in certain cases) for a Mortgaged Property for the 12-month period ended as of the Full Year End Date, based upon the latest available annual operating statement and other information furnished by the borrower for its most recently ended fiscal year.

‘‘Full Year DSCR’’ means, with respect to any Mortgage Loan (a) the Full Year Cash Flow for the related Mortgage Loan divided by (b) the Annual Debt Service for such Mortgage Loan, except:

(A) with respect to the Skyline Portfolio Pari Passu Mortgage Loan, such calculation includes the Skyline Portfolio Pari Passu Note A-1, the Skyline Portfolio Pari Passu Note A-2 and the Skyline Portfolio Pari Passu Note A-3. With respect to the Solana Pari Passu Mortgage Loan, such calculation includes the Solana Pari Passu Note A-1 and the Solana Pari Passu Note A-2. With respect to the Pacific Shores Pari Passu Mortgage Loan, such calculation includes the Pacific

Shores Pari Passu Note A-1 and the Pacific Shores Pari Passu Note A-2. With respect to the 575 Lexington Avenue Pari Passu Mortgage Loan, such calculation includes the 575 Lexington Avenue Pari Passu Note A-1 and the 575 Lexington Avenue Pari Passu Note A-2;

(B) with respect to the Forest Hills Corporate Center A/B Whole Loan, such calculation includes the Forest Hills Corporate Center Note A (but excludes the subordinate Forest Hills Corporate Center Note B). With respect to the Richmond Ridge Apartments A/B Whole Loan, such calculation includes the Richmond Ridge Apartments Note A (but excludes the subordinate Richmond Ridge Apartments Note B). Accordingly, such ratios would be higher if the related subordinate note was included;

(C) with respect to two sets of Cross-Collateralized Mortgage Loans (Loan Nos. 3401471, 3403207, 3402871, 3402872, 3402921, 3402772, 3402873, 3402868 and 3402869 on ANNEX A to this prospectus supplement) (1) the aggregate Full Year Cash Flow for such Cross-Collateralized Mortgage Loans divided by (2) the aggregate Annual Debt Service for such Cross-Collateralized Mortgage Loans;

(D) with respect to the Holdback Loan, the Full Year Cash Flow for such Mortgage Loan divided by the related Annual Debt Service for such Mortgage Loan (net of the related holdback reserve).

‘‘Full Year End Date’’ means, with respect to each Mortgage Loan, the date indicated on ANNEX A to this prospectus supplement as the ‘‘Full Year End Date’’ with respect to such Mortgage Loan, which date is generally the end date with respect to the period covered by the latest available annual operating statement provided by the related borrower.

‘‘GAAP’’ means generally accepted accounting principles.

‘‘Group 1 Balance’’ means the aggregate principal balance equal of the Mortgage Loans in Loan Group 1 as of the Cut-off Date, $2,504,736,759.

‘‘Group 1 Principal Distribution Amount’’ means the Principal Distribution Amount applicable to just the Loan Group 1 Mortgage Loans.

‘‘Group 2 Balance’’ means the aggregate principal balance equal of the Mortgage Loans in Loan Group 2 as of the Cut-off Date, $640,477,639.

‘‘Group 2 Principal Distribution Amount’’ means the Principal Distribution Amount applicable to just the Loan Group 2 Mortgage Loans.

‘‘Group Balance’’ means, collectively, either the Group 1 Balance or the Group 2 Balance.

‘‘Group Balances’’ means the Group 1 Balance and the Group 2 Balance.

‘‘Holdback Loan’’ means Loan No. 3402892 on ANNEX A to this prospectus supplement, which, for purposes of calculating the related debt service, U/W DSCR, Maturity Date LTV and Cut-off Date LTV, nets out the related holdback reserve.

Ten Mortgage Loans (Loan Nos. 19059, 3404032, 19646, 21616, 21510, 19122, 3402896, 20881, 3400559 and 3401205), have holdbacks; however, the related holdback was not netted out for purposes of calculating the related debt service, U/W DSCR, Maturity Date LTV and Cut-off Date LTV.

‘‘Hyper Am’’ means (for purposes of ANNEX A to this prospectus supplement) ARD Loans.

‘‘Initial Certificate Balance’’ is defined in ‘‘YIELD AND MATURITY CONSIDERATIONS—Weighted Average Lives’’ in this prospectus supplement.

‘‘Initial Pool Balance’’ means the aggregate Cut-off Date balance of the Mortgage Loans, $3,145,214,397, subject to a variance of plus or minus 5.0%.

‘‘Initial Resolution Period’’ means the 90-day period commencing upon a Mortgage Loan Seller’s receipt of written notice from the Master Servicer or the Special Servicer of a Material Document Defect or Material Breach, as the case may be, with respect to any related Mortgage Loan.

‘‘Int Diff (MEY)’’ refers to a method of calculation of a yield maintenance premium. Under this method prepayment premiums are generally equal to (a) 1.0% of the principal amount being prepaid, or (b) the present value of a series of monthly payments each equal to the Int Diff Payment Amount, discounted at the Reinvestment Yield for the number of months remaining as of the date of such prepayment to each such date that payment is required under the related Mortgage Loan documents and the maturity date of the related Mortgage Loans. ‘‘Int Diff Payment Amount’’ means that amount of Interest which would be due on the portion of the Mortgage Loan being prepaid assuming a per annum interest rate equal to the excess (if any) of the Mortgage Rate of the related Mortgage Loan over the Reinvestment Yield. ‘‘Reinvestment Yield’’ means the yield rate for the specified U.S. Treasury security as described in the underlying Mortgage Note converted to a monthly compounded nominal yield.

•	Loan Nos. 3401471, 3403207, 3401799, 3402418, 3402725, 3402726, 3403127, 3403238, 3403481, 3403568, 3403838, 3402868, 3403925, 3404022, 3404402, 3402869 and 3404790 have been assumed to be included in this category for purposes of ANNEX A.

‘‘Interest Deposit’’ means the amount of interest that would have accrued at the related Mortgage Rate on the Stated Principal Balance of such Mortgage Loan as of March 1, 2007, had such Mortgage Loan been originated on February 1, 2007, for the period from and including February 1, 2007 to but excluding March 1, 2007.

‘‘Interest Deposit Amount’’ means the amount of the Interest Deposit for the following Mortgage Loan (such Loan Number is as set forth on ANNEX A to this prospectus supplement):

•	Loan No. 3404044, $50,478.89.

‘‘Interest Only’’ means any Mortgage Loan that requires scheduled payments of interest only until the related Maturity Date or Anticipated Repayment Date.

‘‘Interest Only, Hyper Am’’ means any Mortgage Loan that requires only scheduled payments of interest for the term of the related Mortgage Loan and that has a significant outstanding balance at the Anticipated Repayment Date.

‘‘Interest Reserve Account’’ means the account (which may be a sub-account of the Certificate Account) to be established and maintained by the Master Servicer in the name of the Trustee for the benefit of the Certificates.

‘‘IO, Balloon’’ and ‘‘Partial Interest Only, Balloon’’ each mean any Mortgage Loan which requires only scheduled payments of interest for some (but not all) of the term of the related Mortgage Loan and that has a significant outstanding balance at maturity.

‘‘IO, Hyper Am’’ and ‘‘Partial Interest Only, Hyper Am’’ each mean any Mortgage Loan that requires only scheduled payments of interest for some (but not all) of the term of the related Mortgage Loan and has a significant outstanding balance at the Anticipated Repayment Date.

‘‘LaSalle’’ is defined in ‘‘THE TRUSTEE’’ in this prospectus supplement.

‘‘Leasable Square Footage’’, ‘‘Net Rentable Area (SF)’’ or ‘‘NRA’’ means, in the case of a Mortgaged Property operated as a retail, office, industrial or warehouse facility, the square footage of the net leasable area.

‘‘Liquidation Fee’’ means the fee generally payable to the Special Servicer in connection with the liquidation of a Specially Serviced Mortgage Loan.

‘‘Liquidation Fee Rate’’ means a rate equal to 1.0% (100 basis points).

‘‘LNR’’ means LNR Property Holdings, Ltd., parent company of LNR Partners.

‘‘LNR Partners’’ means LNR Partners, Inc., a Florida corporation and subsidiary of LNR.

‘‘Loan Group 1’’ means one of the two loan groups that make up the Mortgage Pool. Loan Group 1 will consist of 128 Mortgage Loans with an aggregate principal balance equal to the Group 1 Balance and representing approximately 79.6% of the aggregate principal balance of the Mortgage

Pool as of the Cut-off Date. ANNEX A to this prospectus supplement sets forth the Loan Group designation with respect to each Mortgage Loan.

‘‘Loan Group 2’’ means one of the two loan groups that make up the Mortgage Pool. Loan Group 2 will consist of 29 Mortgage Loans with an aggregate principal balance equal to the Group 2 Balance (or approximately 96.4% of the aggregate principal balance of the Mortgage Loans secured by multifamily properties and 82.4% of manufactured housing properties) and representing approximately 20.4% of the aggregate principal balance of the Mortgage Pool as of the Cut-off Date. ANNEX A to this prospectus supplement sets forth the Loan Group designation with respect to each Mortgage Loan.

‘‘Lockout Period’’ or ‘‘LOP’’ means a period during which voluntary principal prepayments are prohibited.

‘‘MAI’’ means a member of the Appraisal Institute.

‘‘Major Tenant’’ means any tenant at a Commercial Mortgaged Property (other than a single tenant) that rents at least 20% of the Leasable Square Footage at such property.

‘‘Master Servicer’’ is defined in ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Master Servicer Remittance Date’’ means, for any month, the business day preceding each Distribution Date.

‘‘Master Servicing Fee’’ means principal compensation to be paid to the Master Servicer in respect of its master servicing activities.

‘‘Master Servicing Fee Rate’’ means the sum of the monthly master servicing fee and the monthly sub-servicing fee.

‘‘Maturity’’ or ‘‘Maturity Date’’ means, with respect to any Mortgage Loan, the date specified in the related Mortgage Note as its Maturity Date or, with respect to any ARD Loan, its Anticipated Repayment Date.

‘‘Maturity Assumptions’’ is defined in ‘‘YIELD AND MATURITY CONSIDERATIONS—Weighted Average Lives’’ in this prospectus supplement.

‘‘Maturity Date Balance’’ means, with respect to any Mortgage Loan, the balance due at Maturity, or in the case of an ARD Loans, the related Anticipated Repayment Date, assuming no prepayments, defaults or extensions.

‘‘MERS’’ means Mortgage Electronic Registration Systems, Inc.

‘‘MERS Designated Mortgage Loan’’ means a Mortgage Loan that shows the Trustee on behalf of the Trust as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

‘‘Modified Mortgage Loan’’ means any Mortgage Loan or Whole Loan as to which any Servicing Transfer Event has occurred and that has been modified by the Special Servicer in a manner that: (i) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan or Whole Loan); (ii) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value (as is) of the property to be released; or (iii) in the reasonable judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or Whole Loan or reduces the likelihood of timely payment of amounts due thereon.

‘‘Monthly Payment’’ means, with respect to any Mortgage Loan or Whole Loan, scheduled monthly payments of principal and interest on such Mortgage Loan or Whole Loan except solely for purposes of ANNEX A to this prospectus supplement, as follows:

(1) with respect to Interest Only loans, the related ‘‘Monthly Payment’’ is equal to the average of the first 12 monthly interest payments of the loan; and

(2) with respect to any IO, Balloon; Partial Interest Only, Balloon; and Partial Interest Only, Hyper Am Loan, the related ‘‘Monthly Payment’’ is equal to the principal and interest owed beginning on the amortization commencement date.

‘‘Moody’s’’ means Moody’s Investors Service, Inc.

‘‘Mortgage’’ means the one or more mortgages, deeds of trust or other similar security instruments that create a first mortgage lien on a fee simple and/or leasehold interest in related Mortgaged Property.

‘‘Mortgage Loan’’ means one of the mortgage loans in the Mortgage Pool.

‘‘Mortgage Loan Purchase and Sale Agreement’’ means the separate mortgage loan purchase and sale agreements to be dated as of the Delivery Date by which the Depositor will acquire the Mortgage Loans from each Mortgage Loan Seller as of the Delivery Date.

‘‘Mortgage Loan Schedule’’ means the schedule of Mortgage Loans attached to the Pooling and Servicing Agreement.

‘‘Mortgage Loan Sellers’’ means Bank of America, National Association and Eurohypo AG, New York Branch.

‘‘Mortgage Note’’ means the one or more promissory notes evidencing the related Mortgage.

‘‘Mortgage Pool’’ means the pool of mortgage loans consisting of 157 Multifamily and Commercial Loans.

‘‘Mortgage Rate’’ means the per annum interest rate applicable each Mortgage Loan that is fixed for the remaining term of the Mortgage Loan, except in the case of ARD Loans, which will accrue interest at a higher rate after their respective Anticipated Repayment Date.

‘‘Mortgaged Property’’ means the real property subject to the lien of a Mortgage and constituting collateral for the related Mortgage Loan.

‘‘Most Recent Cash Flow’’ means, with respect to any Mortgaged Property for the 12-month period ended on the Most Recent End Date, the Cash Flow derived therefrom that was available for debt service, calculated as Most Recent Revenues less Most Recent Expenses, Most Recent capital expenditures and Most Recent tenant improvements and leasing commissions. See also ‘‘Cash Flow’’.

(i) ‘‘Most Recent Revenues’’ are the Revenues received (or annualized or estimated in certain cases) in respect of a Mortgaged Property for the 12-month period ended on the Most Recent End Date, based upon operating statements and other information furnished by the related borrower.

(ii) ‘‘Most Recent Expenses’’ are the Expenses incurred (or annualized or estimated in certain cases) for a Mortgaged Property for the 12-month period ended on the Most Recent End Date, based upon operating statements and other information furnished by the related borrower.

‘‘Most Recent DSCR’’ means, with respect to any Mortgage Loan (a) the Most Recent Cash Flow for the related Mortgaged Property divided by (b) the Annual Debt Service for such Mortgage Loan, except:

(A) with respect to the Skyline Portfolio Pari Passu Mortgage Loan, such calculation includes the Skyline Portfolio Pari Passu Note A-1, the Skyline Portfolio Pari Passu Note A-2 and the Skyline Portfolio Pari Passu Note A-3. With respect to the Solana Pari Passu Mortgage Loan, such calculation includes the Solana Pari Passu Note A-1 and the Solana Pari Passu Note A-2. With respect to the Pacific Shores Pari Passu Mortgage Loan, such calculation includes the Pacific Shores Pari Passu Note A-1 and the Pacific Shores Pari Passu Note A-2. With respect to the 575 Lexington Avenue Pari Passu Mortgage Loan, such calculation includes the 575 Lexington Avenue Pari Passu Note A-1 and the 575 Lexington Avenue Pari Passu Note A-2;

(B) with respect to the Forest Hills Corporate Center A/B Whole Loan, such calculation includes the Forest Hills Corporate Center Note A (but excludes the subordinate Forest Hills Corporate Center Note B). With respect to the Richmond Ridge Center A/B Whole Loan, such calculation includes the Richmond Ridge Center Note A (but excludes the subordinate Richmond Ridge Center Note B). Accordingly, such ratios would be higher if the related subordinate note was included;

(C) with respect to two sets of Cross-Collateralized Mortgage Loans (Loan Nos. 3401471 and 3403207, 3402871, 3402872, 3402921, 3402772, 3402873, 3402868 and 3402869 on ANNEX A to this prospectus supplement) (1) the aggregate Most Recent Cash Flow for the related Mortgaged Properties divided by (2) the aggregate Annual Debt Service for such Cross-Collateralized Mortgage Loans;

(D) With respect to each Holdback Loan, the Most Recent Cash Flow for the related Mortgaged Properties divided by the Annual Debt Service for such Mortgaged Properties (net of the amount of the holdback reserve).

‘‘Most Recent End Date’’ means, with respect to any Mortgage Loan, the date indicated on ANNEX A to this prospectus supplement as the ‘‘Most Recent End Date’’ with respect to such Mortgage Loan, which date generally is the end date with respect to the period covered by the latest available operating statement provided by the related borrower.

‘‘Most Recent NOI’’ means, with respect to any Mortgaged Property for the 12-month period ended on the Most Recent End Date, the NOI derived therefrom that was available for debt service, calculated as Most Recent Revenues less Most Recent Expenses.

‘‘Most Recent NOI DSCR’’ means, with respect to any Mortgage Loan (a) the Most Recent NOI for the related Mortgaged Property divided by (b) the Annual Debt Service for such Mortgage Loan, except:

(A) with respect to the Skyline Portfolio Pari Passu Whole Loan, the Solana Pari Passu Whole Loan, the 575 Lexington Avenue Pari Passu Whole Loan and the Pacific Shores Pari Passu Whole Loan, the Most Recent NOI for the related Mortgaged Properties divided by the Annual Debt Service for the Whole Loan;

(B) with respect to the Forest Hills Corporate Center A/B Whole Loan, such calculation includes only the Annual Debt Service for the Forest Hills Corporate Center Note A. Accordingly, such ratios would be lower if the related Forest Hills Corporate Center Note B was included. With respect to the Richmond Ridge Center A/B Whole Loan, such calculation includes only the Annual Debt Service for the Richmond Ridge Center Note A. Accordingly, such ratios would be lower if the related Richmond Ridge Center Note B was included;

(C) with respect to two sets of Cross-Collateralized Mortgage Loans (Loan Nos. 3401471, 3403207, 3402871, 3402872, 3402921, 3402772, 3402873, 3402868 and 3402869 on ANNEX A to this prospectus supplement) (1) the aggregate Most Recent NOI for the related Mortgaged Properties divided by (2) the aggregate Annual Debt Service for such Mortgage Loans;

(D) with respect to one Mortgage Loan, Loan No. 5, the Most Recent NOI was calculated taking into account various assumptions regarding the financial performance of the related mortgaged property on an ‘‘as-stabilized’’ basis; and

(E) with respect to each Holdback Loan, the Most Recent NOI for the related Mortgaged Properties divided by the Annual Debt Service for such Mortgaged Properties (net of the amount of the holdback reserve).

‘‘Most Recent Statement Type’’ means certain financial information with respect to the Mortgaged Properties as set forth in the four categories listed in (i) through (iv) immediately below.

(i) ‘‘Full Year’’ means certain financial information regarding the Mortgaged Properties presented as of the date that is presented in the Most Recent Financial End Date.

(ii) ‘‘Annualized Most Recent’’ means certain financial information regarding the Mortgaged Properties which has been annualized based upon one month or more of financial data.

(iii) ‘‘Trailing 12 Months’’ or ‘‘Trailing Twelve Months’’ means certain financial information regarding the Mortgaged Properties which has been annualized based upon the 12 months prior to the Most Recent Date.

(iv) ‘‘Actual’’ means the most recent financial information regarding the Mortgaged Properties that has not been annualized.

‘‘Multifamily Loan’’ means a Mortgage Loan secured by a Multifamily Mortgaged Property.

‘‘Multifamily Mortgaged Property’’ means one or more apartment buildings each consisting of five or more rental living units or manufactured housing properties.

‘‘Net Aggregate Prepayment Interest Shortfall’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Distributable Certificate Interest’’ in this prospectus supplement.

‘‘Net Mortgage Rate’’ means with respect to any Mortgage Loan is, in general, a per annum rate equal to the related Mortgage Rate minus the Administrative Fee Rate; provided, however, for purposes of calculating the Pass-Through Rate for each Class of REMIC II Certificates and the Class A-MFL Regular Interest from time to time, the Net Mortgage Rate for any Mortgage Loan will be calculated without regard to any modification, waiver or amendment of the terms of such Mortgage Loan subsequent to the Delivery Date; provided, further, however, if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, which is the basis on which interest accrues in respect of the REMIC II Certificates (other than the Class A-MFL Certificates) and the Class A-MFL Regular Interest, then the Net Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such loan during such one-month period at the related Mortgage Rate (net of the related Administrative Fee Rate); provided, however, with respect to such Mortgage Loans, the Net Mortgage Rate for each one month period (a) prior to the due dates in January and February in any year that is not a leap year or in February in any year that is a leap year (unless, in either case, the related Distribution Date is the final Distribution Date will be the per annum rate stated in the related Mortgage Note (net of the Administrative Fee Rate) and (b) prior to the due date in March (or February, if the related Distribution Date is the final Distribution Date) will be determined inclusive of one day of interest retained for the one month period prior to the due dates in January and February in any year that is not a leap year or February in any year that is a leap year, if applicable. As of the Cut-off Date (without regard to the adjustment described above), the Net Mortgage Rates for the Mortgage Loans ranged from 5.3493% per annum to 6.5193% per annum, with a Weighted Average Net Mortgage Rate of 5.7455% per annum. See ‘‘COMPENSATION AND EXPENSES ’’ in this prospectus supplement. For purposes of the calculation of the Net Mortgage Rate in ANNEX A to this prospectus supplement, such values were calculated without regard to the adjustment described in the definition of Net Mortgage Rate in this prospectus supplement.

‘‘Non-Partitioned Loans’’ means any Mortgage Loan, other than a Mortgage Loan related to an A/B Whole Loan.

‘‘Nonrecoverable Advances’’ means a Nonrecoverable P&I Advance or a Nonrecoverable Servicing Advance, as applicable.

‘‘Nonrecoverable P&I Advance’’ means any P&I Advance that the Master Servicer, the Special Servicer or the Trustee determines in its reasonable good faith judgment would, if made, not be recoverable out of Related Proceeds.

‘‘Nonrecoverable Servicing Advance’’ means any Advances that, in the reasonable judgment of the Master Servicer, the Special Servicer or the Trustee, as the case may be, will not be ultimately recoverable from Related Proceeds.

‘‘Non-Specially Serviced Mortgage Loan’’ means a Mortgage Loan or a Whole Loan that is not a Specially Serviced Mortgage Loan.

‘‘Notional Amount’’ means the notional amount used for purposes of calculating the amount of accrued interest on the Class XW Certificates.

‘‘NPV (BEY)’’ refers to a method of calculation of a yield maintenance premium. Under this method, prepayment premiums are generally an amount equal to the greater of (a) one percent (1%) of the then outstanding principal balance of the related Mortgage Loan or (b) the excess, if any, of (y) the sum of the present values as of the date of prepayment of the related Mortgage Loan of all unpaid principal and interest payments required under the related Mortgage Note, calculated by discounting such payments from their respective scheduled payment dates back to the date of prepayment of the related Mortgage Loan at a discount rate based on a treasury rate as provided in the underlying Mortgage Note minus (z) the outstanding principal balance of the Mortgage Loan as of the date of prepayment of the related Mortgage Loan.

•	Loan Nos. 18225, 18924, 19221, 20671, 20881, 21328 and 21850 have been assumed to be included in this category for purposes of ANNEX A.

‘‘NPV (MEY)’’ refers to a method of calculation of a yield maintenance premium. Under this method, prepayment premiums are generally an amount equal to the greater of (a) one percent (1%) of the then outstanding principal balance of the related Mortgage Loan or (b) the excess, if any, of (y) the sum of the present values as of the date of prepayment of the related Mortgage Loan of all unpaid principal and interest payments required under the related Mortgage Note calculated by discounting such payments from their respective scheduled payment dates back to the date of prepayment of the related Mortgage Loan at a discount rate based on a treasury rate converted to a monthly compounded nominal yield as provided in the underlying Mortgage Note, minus (z) the outstanding principal balance of the Mortgage Loan as of the date of prepayment of the related Mortgage Loan.

•	Loan No. 6 has been assumed to be included in this category for purposes of ANNEX A.

‘‘Occupancy %’’ or ‘‘Occupancy Percent’’ means the percentage of Leasable Square Footage or total Units/Keys/Pads/Spaces, as the case may be, of the Mortgaged Property that was occupied as of a specified date, as specified by the borrower or as derived from the Mortgaged Property’s rent rolls, or leases, which generally are calculated by physical presence or, alternatively, collected rents as a percentage of potential rental revenues.

‘‘Offered Certificates’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘Open’’ means, with respect to any Mortgage Loan, that such Mortgage Loan may be voluntarily prepaid without a Prepayment Premium.

‘‘Open Period’’ means a period during which voluntary principal prepayments may be made without an accompanying Prepayment Premium.

‘‘Option Price’’ means generally (i) the unpaid principal balance of the Defaulted Mortgage Loan, plus accrued and unpaid interest on such balance, all related unreimbursed Advances (and interest on Advances), and all accrued Master Servicing Fees, Special Servicing Fees, Trustee Fees and Additional Trust Fund Expenses allocable to such Defaulted Mortgage Loan whether paid or unpaid, if the Special Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the Special Servicer, if the Special Servicer has made such fair value determination.

‘‘Original Balance’’ means the original principal balance of a Mortgage Loan and, if such Mortgage Loan is a multi-property Mortgage Loan, then the ‘‘Original Balance’’ applicable to each Mortgaged Property will be as allocated in the loan documents. If such allocation is not provided in the loan documents, then the ‘‘Original Balance’’ will be allocated to each Mortgaged Property in proportion to its Appraisal Value.

‘‘P&I Advance’’ means an Advance of principal and/or interest.

‘‘Pacific Shores Intercreditor Agreement’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Pacific Shores Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘Pacific Shores Pari Passu Mortgage Loan’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Pacific Shores Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘Pacific Shores Mortgaged Property’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Pacific Shores Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘Pacific Shores Pari Passu Note A-1’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Pacific Shores Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘Pacific Shores Pari Passu Note A-2’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Pacific Shores Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘Pacific Shores Pari Passu Whole Loan’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Pacific Shores Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘Partial Interest Only’’ means a loan which is interest only for a portion of its term and pays principal and interest for the remainder of its term.

‘‘Participants’’ means the participating organizations in the DTC.

‘‘Party in Interest’’ is defined in ‘‘CERTAIN ERISA CONSIDERATIONS’’ in this prospectus supplement.

‘‘Pass-Through Rate’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—Pass-Through Rates’’ in this prospectus supplement.

‘‘Payment After Determination Date Report’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—Reports to Certificateholders; Certain Available Information—Trustee Reports’’ in this prospectus supplement.

‘‘Penetration’’ means, with respect to a hotel Mortgaged Property, the ratio between the hotel’s operating results and the corresponding data for the market. If the penetration factor is greater than 100%, then hotel is performing at a level above the competitive market; conversely, if the penetration is less than 100%, the hotel is performing at a level below the competitive market.

‘‘Permitted Encumbrances’’ means any or all of the following encumbrances: (a) the lien for current real estate taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender’s title insurance policy (or, if not yet issued, referred to in a pro forma title policy or a ‘‘marked-up’’ commitment), none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use and operation of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan, (c) exceptions and exclusions specifically referred to in such lender’s title insurance policy (or, if not yet issued, referred to in a pro forma title policy or ‘‘marked-up’’ commitment), none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use and operation of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan, (d) other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use and operation of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service the related Mortgage Loan, (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property that the Sponsor did not require to be subordinated to the lien of such Mortgage and that do not materially interfere with the security intended to be provided by such Mortgage, and (f) if such Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the set of cross-collateralized Mortgage Loans.

‘‘Permitted Investments’’ means certain government securities and other investment grade obligations specified in the Pooling and Servicing Agreement.

‘‘Plan’’ means a fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and individual retirement annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code.

‘‘Plan Assets’’ means ‘‘plan assets’’ for purposes of Part 4 of Title I of ERISA and Section 4975 of the Code.

‘‘Pooling and Servicing Agreement’’ means that certain pooling and servicing agreement dated as of February 1, 2007, among the Depositor, the Master Servicer, the Special Servicer, the Trustee and REMIC Administrator.

‘‘Post CAP Whole Loan’’ means any A/B Whole Loan following the occurrence and during the continuance of a related Control Appraisal Period.

‘‘Prepayment Interest Excess’’ means if a borrower prepaid a Mortgage Loan, in whole or in part, after the Due Date but on or before the Determination Date in any calendar month, then (to the extent actually collected) the amount of interest (net of related Master Servicing Fees and any Excess Interest) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues).

‘‘Prepayment Interest Shortfall’’ means if a borrower prepays a Mortgage Loan, in whole or in part, after the Determination Date in any calendar month and does not pay interest on such prepayment through the end of such calendar month, then the shortfall in a full month’s interest (net of related Master Servicing Fees and any Excess Interest) on such prepayment.

‘‘Prepayment Premium’’ means a premium, charge (including, but not limited to, yield maintenance charges) or fee due in relation to a voluntary principal prepayment.

‘‘Prepayment Premium Period’’ means a period during which any voluntary principal prepayment is to be accompanied by a Prepayment Premium.

‘‘Primary Collateral’’ means the Mortgaged Property directly securing a Cross-Collateralized Mortgage Loan or Mortgaged Property and excluding any property as to which the related lien may only be foreclosed upon by exercise of cross-collateralization of such loans.

‘‘Principal Distribution Amount’’ means, for any Distribution Date, with respect to a Loan Group or the Mortgage Pool, the aggregate of the following:

(a) the principal portions of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, made by or on behalf of the related borrower in respect of the Mortgage Loans in the Mortgage Pool, or in such Loan Group as applicable, for their respective Due Dates occurring during the related Collection Period or any prior Collection Period (if not previously distributed);

(b) all voluntary principal prepayments received on the Mortgage Loans in the Mortgage Pool or in such Loan Group, as applicable, during the related Collection Period;

(c) with respect to any Balloon Loan in the Mortgage Pool or in such Loan Group, as applicable as to which the related stated Maturity Date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any voluntary principal prepayment and any amount described in clause (d) below) made by or on behalf of the related borrower during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

(d) all Liquidation Proceeds and Insurance and Condemnation Proceeds received on the Mortgage Loans in the Mortgage Pool or in such Loan Group, as applicable, during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

(e) the excess, if any, of (i) the Group 1 Principal Distribution Amount, the Group 2 Principal Distribution Amount and the Principal Distribution Amount, as the case may be for the immediately preceding Distribution Date, over (ii) the aggregate distributions of principal made on the Sequential Pay Certificates in respect of such Group 1 Principal Distribution Amount, Group 2 Principal Distribution Amount and Principal Distribution Amount, on such immediately preceding Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date shall be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (ii) Workout-Delayed Reimbursement Amounts plus interest on such amounts that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; provided, further, in the case of clauses (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans are subsequently recovered on the related Mortgage Loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

For purposes of the foregoing, the Monthly Payment due on any Mortgage Loan on any related Due Date will reflect any waiver, modification or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer or Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

‘‘Private Certificates’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘Prospectus Directive’’ is defined in ‘‘EUROPEAN ECONOMIC AREA’’ in this prospectus supplement.

‘‘PTE’’ means a Prohibited Transaction Exemption.

‘‘Purchase Option’’ means, in the event a Mortgage Loan becomes a Defaulted Mortgage Loan, the assignable option (such option will only be assignable after such option arises) of any majority Certificateholder of the Controlling Class or the Special Servicer to purchase the related Defaulted Mortgage Loan, subject to the purchase rights of any mezzanine lender and the purchase option of the related Controlling Holder (in the case of an A/B Whole Loan), from the Trust Fund at the Option Price.

‘‘Purchase Price’’ means the price generally equal to the unpaid principal balance of the related Mortgage Loan, plus any accrued but unpaid interest thereon (other than Excess Interest) at the related Mortgage Rate to but not including the Due Date in the Collection Period of repurchase, plus any related unreimbursed Master Servicing Fees, Special Servicing Fees, Trustee Fees and Servicing Advances, any interest on any Advances and any related Additional Trust Fund Expenses (including any Additional Trust Fund Expense previously reimbursed or paid by the Trust Fund but not so reimbursed by the related mortgagor or other party from Insurance Proceeds, Condemnation Proceeds or otherwise), and any Liquidation Fees (if purchased outside of the time frame set forth in the Pooling and Servicing Agreement).

‘‘Qualified Substitute Mortgage Loan’’ means, in connection with the replacement of a defective Mortgage Loan as contemplated by the Pooling and Servicing Agreement, any other mortgage loan that on the date of substitution, (i) has a principal balance, after deduction of the principal portion of any unpaid Monthly Payment due on or before the date of substitution, not in excess of the Stated Principal Balance of the defective Mortgage Loan; (ii) is accruing interest at a fixed rate of interest at least equal to that of the defective Mortgage Loan; (iii) has the same Due Date as, and a grace period for delinquent Monthly Payments that is no longer than, the Due Date and grace period, respectively, of the defective Mortgage Loan; (iv) is accruing interest on the same basis as the defective Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) has a remaining term to stated maturity not greater than, and not more than two years less than, that of the defective Mortgage Loan and, in any event, has a Maturity Date not later than two years prior to the Rated Final Distribution Date; (vi) has a then current loan-to-value ratio not higher than, and a then current debt service coverage ratio not lower than, the loan-to-value ratio and debt service coverage ratio, respectively, of the defective Mortgage Loan as of the Delivery Date; (vii) has comparable prepayment restrictions to those of the defective Mortgage Loan; (viii) will comply (except in a manner that would not be adverse to the interests of the Certificateholders (as a collective whole) in or with respect to such mortgage loan), as of the date of substitution, with all of the representations relating to the defective Mortgage Loan set forth in or made pursuant to the Mortgage Loan Purchase and Sale Agreement; (ix) has a Phase I environmental assessment and a property condition report relating to the related Mortgaged Property in its Servicing File, which Phase I environmental assessment will evidence that there is no material adverse environmental condition or circumstance at the related Mortgaged Property for which further remedial action may be required under applicable law, and which property condition report will evidence that the related Mortgaged Property is in good condition with no material damage or deferred maintenance; and (x) constitutes a ‘‘qualified replacement mortgage’’ within the meaning of Section 860G(a)(4) of the Code; provided, however, if more than one mortgage loan is to be substituted for any defective Mortgage Loan, then all such proposed replacement mortgage loans will, in the aggregate, satisfy the requirement specified in clause (i) of this definition and each such proposed replacement mortgage loan will, individually, satisfy each of the requirements specified in clauses (ii) through (x) of this definition; provided, further, however, no mortgage loan will be substituted for a defective Mortgage Loan unless (x) such prospective replacement mortgage loan will be acceptable to the Directing Certificateholder (or, if there is no Directing Certificateholder then serving, to the Holders of Certificates representing a majority of the Voting Rights allocated to the Controlling Class), in its (or their) sole discretion, and (y) each Rating Agency will have confirmed in writing to the Trustee that such substitution will not in and of itself result in an adverse rating event with respect to any Class of Rated Certificates (such written confirmation to be obtained by, and at the expense of, the related Mortgage Loan Seller). With respect to the Skyline Portfolio Pari Passu Whole Loan, for purposes of this definition, ‘‘Mortgage Loan’’ will mean the portion of the Skyline Portfolio Pari Passu Whole Loan transferred to the Depositor by the applicable Mortgage Loan Seller.

‘‘Rated Final Distribution Date’’ means the Distribution Date in January 2049, which is the first Distribution Date that follows two years after the end of the amortization term for the Mortgage Loan that, as of the Cut-off Date, has the longest remaining amortization term, irrespective of its scheduled maturity.

‘‘Rating Agencies’’ means Fitch and Moody’s.

‘‘Realized Losses’’ means losses on or in respect of the Mortgage Loans or Whole Loans arising from the inability of the Master Servicer and/or the Special Servicer to collect all amounts due and owing under any such Mortgage Loan, including by reason of the fraud or bankruptcy of a borrower or a casualty of any nature at a Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of any REO Loan as to which a final recovery determination has been made is an amount generally equal to (i) the unpaid principal balance of such Mortgage Loan or Whole Loan (or REO Loan) as of the Due Date related to the Collection Period in which the final recovery determination was made, plus (ii) all accrued but unpaid interest (excluding Excess Interest) on such Mortgage Loan (or REO Loan) at the related Mortgage Rate to but not including the Due Date related to the Collection Period in which the final recovery determination was made, plus (iii) any related unreimbursed Servicing Advances as of the commencement of the Collection Period in which the final recovery determination was made, together with any new related Servicing Advances made during such Collection Period, minus (iv) all payments and proceeds, if any, received in respect of such Collection Period related to the Mortgage Loan, Whole Loan or REO Loan during the Collection Period in which such final recovery determination was made (net of any related Liquidation Expenses paid therefrom). If any portion of the debt due under a Mortgage Loan or Whole Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss.

‘‘Record Date ’’ is defined in ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Reimbursement Rate’’ means a per annum rate equal to the ‘‘prime rate’’ as published in the ‘‘Money Rates’’ section of The Wall Street Journal, as such prime rate’’ may change from time to time except that no interest will be payable with respect to any P&I Advance of a payment due on a Mortgage Loan during the applicable grace period.

‘‘REIT’’ means a real estate investment trust.

‘‘Related Loans’’ means two or more Mortgage Loans with respect to which the related Mortgaged Properties are either owned by the same entity or owned by two or more entities controlled by the same key principals.

‘‘Related Proceeds’’ means future payments and other collections, including in the form of Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, on or in respect of the related Mortgage Loan, or Whole Loan or REO Property.

‘‘Release Date’’ means the Due Date upon which the related borrower can exercise its Defeasance Option.

‘‘Relevant Implementation Date’’ is defined in ‘‘EUROPEAN ECONOMIC AREA’’ in this prospectus supplement.

‘‘Relevant Member State’’ is defined in ‘‘EUROPEAN ECONOMIC AREA’’ in this prospectus supplement.

‘‘Relevant Persons’’ is defined in ‘‘NOTICE TO UNITED KINGDOM INVESTORS’’ in this prospectus supplement.

‘‘REMIC’’ is defined in ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—General’’ in this prospectus supplement.

‘‘REMIC I’’ is defined in ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—General’’ in this prospectus supplement.

‘‘REMIC II’’ is defined in ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—General’’ in this prospectus supplement.

‘‘REMIC II Certificates’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘REMIC Administrator’’ means the Trustee with respect to its duties with respect to REMIC administration.

‘‘REMIC Residual Certificates’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘REO Extension’’ is defined in ‘‘SERVICING OF THE MORTGAGE LOANS—Defaulted Mortgage Loans; Purchase Option’’ in this prospectus supplement.

‘‘REO Loan’’ means any Defaulted Mortgage Loan, Mortgage Loan or Whole Loan as to which the related Mortgaged Property has become an REO Property.

‘‘REO Property’’ means each Mortgaged Property acquired on behalf of the Certificateholders in respect of a Defaulted Mortgage Loan through foreclosure, deed-in-lieu of foreclosure or otherwise.

‘‘REO Tax’’ is defined in ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—Possible Taxes on Income From Foreclosure Property’’ in this prospectus supplement.

‘‘Required Appraisal Loan’’ means any Mortgage Loan or Whole Loan with respect to which an Appraisal Trigger Event has occurred and is continuing.

‘‘Resolution Extension Period’’ means:

(i) for purposes of remediating a Material Breach with respect to any Mortgage Loan, the 90-day period following the end of the applicable Initial Resolution Period;

(ii) for purposes of remediating a Material Document Defect with respect to any Mortgage Loan that is not a Specially Serviced Mortgage Loan at the commencement of, and does not become a Specially Serviced Mortgage Loan during, the applicable Initial Resolution Period, the period commencing at the end of the applicable Initial Resolution Period and ending on, and including, the earlier of (i) the 90th day following the end of such Initial Resolution Period and (ii) the 45th day following receipt by the related Sponsor of written notice from the Master Servicer or the Special Servicer of the occurrence of any Servicing Transfer Event with respect to such Mortgage Loan subsequent to the end of such Initial Resolution Period;

(iii) for purposes of remediating a Material Document Defect with respect to any Mortgage Loan that is a not a Specially Serviced Mortgage Loan as of the commencement of the applicable Initial Resolution Period, but as to which a Servicing Transfer Event occurs during such Initial Resolution Period, the period commencing at the end of the applicable Initial Resolution Period and ending on, and including, the 90th day following receipt by the related Sponsor of written notice from the Master Servicer or the Special Servicer of the occurrence of such Servicing Transfer Event; and

(iv) for purposes of remediating a Material Document Defect with respect to any Mortgage Loan that is a Specially Serviced Mortgage Loan as of the commencement of the applicable Initial Resolution Period, zero days; provided, however, that if the related Mortgage Loan Seller did not receive written notice from the Master Servicer or the Special Servicer of the relevant Servicing Transfer Event as of the commencement of the applicable Initial Resolution Period, then such Servicing Transfer Event shall be deemed to have occurred during such Initial Resolution Period and the immediately preceding clause (iii) of this definition will be deemed to apply; provided that with respect to the Skyline Portfolio Pari Passu Whole Loan, for purposes of this definition, ‘‘Mortgage Loan’’ will mean the portion of the Skyline Portfolio Pari Passu Whole Loan transferred to the Depositor by the applicable Mortgage Loan Seller.

In addition, the related Mortgage Loan Seller shall have an additional 90 days to cure such Material Document Defect or Material Breach; provided that such Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Material Document Defect or Material Breach and such failure to cure is solely the result of a delay in the return of documents from the local filing or recording authorities.

‘‘Restricted Group’’ means any Exemption-Favored Party, the Trustee, the Depositor, the Master Servicer, the Special Servicer, any sub-servicer, any Sponsor, the Swap Counterparty, any borrower with respect to Mortgage Loans constituting more than 5.0% of the aggregate unamortized principal balance of the Mortgage Pool as of the date of initial issuance of the Certificates and any affiliate of any of the aforementioned persons.

‘‘Revised Rate’’ means the increased interest rate applicable to an ARD Loan after the Anticipated Repayment Date set forth in the related Mortgage Note that extends until final maturity.

‘‘RevPAR’’ means, with respect to a hotel Mortgaged Property, room revenue per available room, which is calculated by multiplying occupancy times the Average Daily Rate for a given period.

‘‘Richmond Ridge Apartments A/B Whole Loan’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Richmond Ridge Apartments A/B Whole Loan’’ in this prospectus supplement.

‘‘Richmond Ridge Apartments Control Appraisal Period’’ exists with respect to the Richmond Ridge Apartments Note A Mortgage Loan if and for so long as: (a) (1) the initial Richmond Ridge Apartments Note B principal balance minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to and received on the Richmond Ridge Apartments Note B, (y) any Appraisal Reduction Amounts allocated to Richmond Ridge Apartments Note B and (z) any losses realized with respect to either the Richmond Ridge

Apartments Note A or Richmond Ridge Apartments Note B under the Pooling and Servicing Agreement, is less than (b) 25% of the excess of (1) the initial Richmond Ridge Apartments Note B principal balance over (2) any payments of principal (whether as principal prepayments or otherwise) allocated to and received on the Richmond Ridge Apartments Note B.

‘‘Richmond Ridge Apartments Controlling Holder’’ means the Richmond Ridge Apartments Note B Holder unless and until a Richmond Ridge Apartments Control Appraisal Period has occurred, and thereafter the Richmond Ridge Apartments Note A Holder; provided that if and so long as at any time prior to the occurrence of a Richmond Ridge Apartments Control Appraisal Period the Richmond Ridge Apartments Note B Holder is the related Mortgage Loan borrower or any Mortgage Loan borrower related party, the Richmond Ridge Apartments Controlling Holder will be the Richmond Ridge Apartments Note A Holder.

‘‘Richmond Ridge Apartments Intercreditor Agreement’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Richmond Ridge Apartments A/B Whole Loan’’ in this prospectus supplement.

‘‘Richmond Ridge Apartments Mortgaged Property’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Richmond Ridge Apartments A/B Whole Loan’’ in this prospectus supplement.

‘‘Richmond Ridge Apartments Note A’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Richmond Ridge Apartments A/B Whole Loan’’ in this prospectus supplement.

‘‘Richmond Ridge Apartments Note A Holder’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Richmond Ridge Apartments A/B Whole Loan’’ in this prospectus supplement.

‘‘Richmond Ridge Apartments Note A Mortgage Loan’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Richmond Ridge Apartments A/B Whole Loan’’ in this prospectus supplement.

‘‘Richmond Ridge Apartments Note B’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Richmond Ridge Apartments A/B Whole Loan’’ in this prospectus supplement.

‘‘Richmond Ridge Apartments Note B Holder’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Richmond Ridge Apartments A/B Whole Loan’’ in this prospectus supplement.

‘‘S&P’’ means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

‘‘Senior Certificates’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘Sequential Pay Certificates’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘Servicing Advances’’ means customary, reasonable and necessary ‘‘out of pocket’’ costs and expenses incurred by the Master Servicer or the Special Servicer (or, if applicable, the Trustee) in connection with the servicing of a Mortgage Loan, or a Whole Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property.

‘‘Servicing Standard’’ means to service and administer a Mortgage Loan, Whole Loan and any REO Properties for which it is responsible on behalf of the Trust: (a) with the same care, skill, prudence and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible hereunder; (b) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans, the full collection of all Prepayment Premiums that may become payable under the Mortgage Loans and, in the case of the Special Servicer, if a Mortgage Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments (including payments of Prepayment Premiums), the maximization of the recovery on such Mortgage Loan to the Certificateholders and, in the case of a Whole Loan is involved, the related Companion Loan Holder, as a collective whole, on a net present value basis; and (c) without regard to: (i) any known relationship that the Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be, may have with the related mortgagor or with any other party to the Pooling and Servicing Agreement, (ii) the ownership of any Certificate or any interest in any security backed by or an interest in any pari passu, subordinate debt or mezzanine loan by the Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be, (iii) the obligation of the Master Servicer to make Advances, (iv) the obligation of the Special Servicer to direct the Master Servicer to make Servicing Advances, (v) the right of the Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction; or (vi) any ownership, servicing and/or management by the Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be, of any other mortgage loans or real property.

‘‘Servicing Transfer Event’’ means, with respect to any Mortgage Loan or Whole Loan, any of the following events: (a) the related Mortgage Loan becoming a Defaulted Mortgage Loan; or (b) the Master Servicer (or the Special Servicer with the consent of the Directing Certificateholder) has determined, in its reasonable judgment, that a default in the making of a Monthly Payment (including a Balloon Payment) or any other material payment required under the related loan documents is likely to occur within 30 days and either (i) the related mortgagor has requested a material modification of the payment terms of the loan or (ii) such default is likely to remain unremedied for at least the applicable period contemplated in the definition of Defaulted Mortgage Loan; or (c) the Master Servicer (or the Special Servicer with the consent of the Directing Certificateholder) has determined, in its reasonable judgment, that a default, other than as described in clause (a) or (b) of this definition, has occurred or is imminent that may materially impair the value of the related Mortgaged Property as security for the loan, which default has continued or is reasonably expected to continue unremedied for the applicable cure period under the terms of the loan (or, if no cure period is specified, for 60 days); or (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary action against the related mortgagor under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, will have been entered against the related mortgagor and such decree or order will have remained in force undismissed, undischarged or unstayed; or (e) the related mortgagor will have consented to the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding of or relating to such mortgagor or of or relating to all or substantially all of its property; or (f) the related mortgagor will have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or (g) the Master Servicer will have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property.

‘‘Settlement Date’’ is defined in ‘‘YIELD AND MATURITY CONSIDERATIONS—Weighted Average Lives’’ in this prospectus supplement.

‘‘Skyline Portfolio Intercreditor Agreement’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Skyline Portfolio Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘Skyline Portfolio Pari Passu Mortgage Loan’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Skyline Portfolio Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘Skyline Portfolio Mortgaged Property’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Skyline Portfolio Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘Skyline Portfolio Pari Passu Note A-1’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Skyline Portfolio Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘Skyline Portfolio Pari Passu Note A-2’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Skyline Portfolio Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘Skyline Portfolio Pari Passu Note A-3’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Skyline Portfolio Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘Skyline Portfolio Pari Passu Whole Loan’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Skyline Portfolio Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘Solana Intercreditor Agreement’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Solana Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘Solana Pari Passu Mortgage Loan’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Solana Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘Solana Mortgaged Property’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Solana Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘Solana Pari Passu Note A-1’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Solana Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘Solana Pari Passu Note A-2’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Solana Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘Solana Pari Passu Whole Loan’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Solana Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘Special Action’’ means, with respect to any Mortgage Loan or related REO Property (i) any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default; (ii) any modification, extension, amendment or waiver of a monetary term (including the timing of payments) or any material non-monetary term of any Mortgage Loan or Whole Loan (excluding the waiver of any ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause, as set forth in clause (vi) below); (iii) any proposed or actual sale of a defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Trust Fund as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Termination; Retirement of Certificates’’ or pursuant to a Purchase Option as described under ‘‘SERVICING OF THE MORTGAGE LOANS—Defaulted Mortgage Loans; Purchase Option’’ in this prospectus supplement); (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property; (v) any acceptance of substitute or additional collateral for a Mortgage Loan unless the lender is required to accept such collateral by the underlying loan documents; (vi) any waiver of a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause (subject to certain exceptions set forth in the Pooling and Servicing Agreement); (vii) any acceptance or approval of acceptance or consent to acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan (subject to certain exceptions set forth in the Pooling and Servicing Agreement); (viii) any acceptance of any discounted payoffs; (ix) any release of earnout reserve funds (other than as expressly required, with no lender discretion and/or is automatic, under the related underlying loan documentation); (x) the release of any letter of credit (other than as expressly required, with no lender discretion and/or is automatic, under the related underlying loan documentation); (xi) any approval of a material lease (in excess of 20% of the leasable space) (other than as expressly required, with no lender discretion and/or is automatic, under the related underlying loan documentation); or (xii) any change in property manager or franchise (other than as expressly required, with no lender discretion and/or is automatic, under the related underlying loan documentation).

‘‘Specially Serviced Mortgage Loan’’ means any Mortgage Loan or Whole Loan, other than a Corrected Mortgage Loan, as to which there then exists a Servicing Transfer Event. Upon the occurrence of a Servicing Transfer Event with respect to any Mortgage Loan, such Mortgage Loan shall remain a Specially Serviced Mortgage Loan until the earliest of: (i) its removal from the Trust Fund (in the case of a Mortgage Loan), (ii) an acquisition of the related REO Property for federal income tax purposes pursuant to Treasury Regulations Section 1.856-6, and (iii) the cessation of all existing Servicing Transfer Events with respect to such Mortgage Loan.

‘‘Special Servicer’’ is defined in ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Special Servicing Fee’’ means principal compensation to be paid to the Special Servicer in respect of its special servicing activities.

‘‘Special Servicing Fee Rate’’ means a rate equal to 0.25% (25 basis points) per annum.

‘‘Sponsors’’ is defined in ‘‘THE SPONSORS’’ in this prospectus supplement.

‘‘Sponsor’’ is defined in ‘‘THE SPONSORS’’ in this prospectus supplement.

‘‘Startup Day’’ is defined in ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—Discount and Premium; Prepayment Premiums’’ in this prospectus supplement.

‘‘Stated Principal Balance’’ means, with respect to each Mortgage Loan, initially, the outstanding principal balance of the Mortgage Loan as of the Cut-off Date, which will be permanently reduced (to not less than zero) on each Distribution Date by (i) any payments or other collections (or advances in lieu thereof) of principal on such Mortgage Loan that have been distributed on the Certificates on such date and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period. To the extent that principal from general collections is used to reimburse Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts, and such amount has not been included as part of the Principal Distribution Amount, such amount shall not reduce the Stated Principal Balance prior to a Liquidation Event or other liquidation or disposition of the related Mortgage Loan or REO Property (other than for purposes of computing the Weighted Average Net Mortgage Rate) of such Mortgage Loan.

‘‘Sub-Servicer’’ means a third-party servicer to which the Master Servicer or the Special Servicer has delegated its servicing obligations with respect to one or more Mortgage Loans.

‘‘Sub-Servicing Agreement’’ means the sub-servicing agreement between the Master Servicer or the Special Servicer, as the case may be, and a Sub-Servicer.

‘‘Sub-Servicing Fee Rate’’ means the per annum rate at which the monthly sub-servicing fee is payable to the related Sub-Servicer.

‘‘Subordinate Certificates’’ means the Classes of REMIC II Certificates other than the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A and Class XW Certificates.

‘‘Substitution Shortfall Amount’’ means, in connection with the replacement of a defective Mortgage Loan (or portion thereof) as contemplated by the Pooling and Servicing Agreement, the shortfall amount required to be paid to the Trustee equal to the difference between the Purchase Price of the deleted Mortgage Loan calculated as of the date of substitution and the Stated Principal Balance of such Qualified Substitute Mortgage Loan as of the date of substitution.

‘‘Swap Contract’’ is defined in ‘‘DESCRIPTION OF THE SWAP CONTRACT’’ in this prospectus supplement.

‘‘Swap Counterparty’’ is defined in ‘‘DESCRIPTION OF THE SWAP CONTRACT’’ in this prospectus supplement.

‘‘Trust’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘Trustee’’ is defined in ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Trustee Fee’’ means the monthly fee payable to the Trustee pursuant to the Pooling and Servicing Agreement.

‘‘Trust Fund’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘Underwriters’’ means, collectively, Banc of America Securities LLC, Citigroup Global Markets Inc., Commerzbank Capital Markets Corp. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

‘‘Underwriting Agreement’’ means that certain underwriting agreement among the Depositor and the Underwriters.

‘‘Units’’, ‘‘Keys’’, ‘‘Pads’’, ‘‘Spaces’’, ‘‘Acres’’ and ‘‘SF’’ respectively, mean: (i) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment (referred to in ANNEX A to this prospectus supplement as ‘‘Units’’); (ii) in the case of a Mortgaged Property operated as a hotel, the number of rooms (referred to in ANNEX A to this prospectus supplement as ‘‘Keys’’); (iii) in the case of a Mortgaged Property operating as a manufactured housing property, the number of pads, regardless of the size of each pad (referred to in ANNEX A to this prospectus supplement as ‘‘Pads’’); (iv) in the case of Mortgaged Properties operating as parking garages, the number of parking spaces, regardless of the size of each parking space, referred to in ANNEX A to this prospectus supplement as ‘‘Spaces’’; and (v) in the case of a Mortgaged Property operated as an office or retail building, an automobile dealership, a health club facility, land, an automobile service center or restaurant, the number of square feet (referred to in ANNEX A to this prospectus supplement as ‘‘SF’’).

‘‘UPB’’ means, with respect to any Mortgage Loan, its unpaid principal balance.

‘‘USPAP’’ means the Uniform Standards of Professional Appraisal Practice.

‘‘UST’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Underwriting Matters—Generally’’ in this prospectus supplement.

‘‘U/W Cash Flow’’, ‘‘Underwritten Cash Flow’’ or ‘‘Underwriting Cash Flow’’ means, with respect to any Mortgaged Property, the Cash Flow (as defined above) derived therefrom that was underwritten as available for debt service, calculated as U/W Revenues net of U/W Expenses, U/W Reserves and U/W tenant improvements and leasing commissions. See also the definition of ‘‘Cash Flow’’ in this prospectus supplement.

(i) ‘‘U/W Revenues’’ or ‘‘U/W EGI’’ are the anticipated Revenues in respect of a Mortgaged Property, generally determined by means of an estimate made at the origination of such Mortgage Loan or, as in some instances, as have been subsequently updated. U/W Revenues have generally been calculated (a) assuming that the occupancy rate for the Mortgaged Property was consistent with the Mortgaged Property’s current or historical rate, or the relevant market rate, if such rate was less than the occupancy rate reflected in the most recent rent roll or operating statements, as the case may be, furnished by the related borrower, and (b) in the case of retail, office, industrial and warehouse Mortgaged Properties, assuming a level of reimbursements from tenants consistent with the terms of the related leases or historical trends at the Mortgaged Property, and in certain cases, assuming that a specified percentage of rent will become defaulted or otherwise uncollectible. In addition, in the case of retail, office, industrial and warehouse Mortgaged Properties, upward adjustments may have been made with respect to such revenues to account for all or a portion of the rents provided for under any new leases scheduled to take effect later in the year. Also, in the case of certain Mortgaged Properties that are operated as a hotel property and are subject to an operating lease with a single operator, U/W Revenues were calculated based on revenues received by the operator rather than rental payments received by the related borrower under the operating lease.

(ii) ‘‘U/W Expenses’’ are the anticipated Expenses in respect of a Mortgaged Property, generally determined by means of an estimate made at the origination of such Mortgage Loan or as in some instances as may be updated. U/W Expenses were generally assumed to be equal to historical annual expenses reflected in the operating statements and other information furnished by the borrower, except that such expenses were generally modified by (a) if there was no management fee or a below market management fee, assuming that a management fee was payable with respect to the Mortgaged Property in an amount approximately equal to a percentage of assumed gross revenues for the year, (b) adjusting certain historical expense items upwards or downwards to amounts that reflect industry norms for the particular type of property and/or taking into consideration material changes in the operating position of the related

Mortgaged Property (such as newly signed leases and market data) and (c) adjusting for non-recurring items (such as capital expenditures) and tenant improvement and leasing commissions, if applicable (in the case of certain retail, office, industrial and warehouse Mortgaged Properties, adjustments may have been made to account for tenant improvements and leasing commissions at costs consistent with historical trends or prevailing market conditions and, in other cases, operating expenses did not include such costs).

Actual conditions at the Mortgaged Properties will differ, and may differ substantially, from the assumed conditions used in calculating U/W Cash Flow. In particular, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions if and to the extent used in calculating U/W Cash Flow for a Mortgaged Property, may differ substantially from actual conditions with respect to such Mortgaged Property. We cannot assure you that the actual costs of reletting and capital improvements will not exceed those estimated or assumed in connection with the origination or purchase of the Mortgage Loans.

In most cases, U/W Cash Flow describes the cash flow available after deductions for capital expenditures such as tenant improvements, leasing commissions and structural reserves. In those cases where such ‘‘reserves’’ were so included, no cash may have been actually escrowed. No representation is made as to the future net cash flow of the properties, nor is U/W Cash Flow set forth in this prospectus supplement intended to represent such future net cash flow. In addition, U/W Cash Flow may reflect certain stabilized calculations, including amounts payable by a borrower principal for unoccupied space under a master lease.

(iii) ‘‘U/W NOI’’ means, with respect to any Mortgaged Property, the Cash Flow (as defined above) derived therefrom that was underwritten as available for debt service, calculated as U/W Revenues net of U/W Expenses. See also the definition of ‘‘Cash Flow’’.

‘‘U/W DSCR’’, ‘‘Underwritten DSCR’’, ‘‘Underwritten Debt Service Coverage Ratio’’, ‘‘Underwriting DSCR’’ or ‘‘Underwriting Debt Service Coverage Ratio’’ means with respect to any Mortgage Loan (a) the U/W Cash Flow for the related Mortgage Loan divided by (b) the Annual Debt Service for such Mortgage Loan, except:

(A) with respect to the Skyline Portfolio Pari Passu Mortgage Loan, such calculation includes the Skyline Portfolio Pari Passu Note A-1, the Skyline Portfolio Pari Passu Note A-2 and the Skyline Portfolio Pari Passu Note A-3. With respect to the Solana Pari Passu Mortgage Loan, such calculation includes the Solana Pari Passu Note A-1 and the Solana Pari Passu Note A-2. With respect to the Pacific Shores Pari Passu Mortgage Loan, such calculation includes the Pacific Shores Pari Passu Note A-1 and the Pacific Shores Pari Passu Note A-2. With respect to the 575 Lexington Avenue Pari Passu Mortgage Loan, such calculation includes the 575 Lexington Avenue Pari Passu Note A-1 and the 575 Lexington Avenue Pari Passu Note A-2;

(B) with respect to the Forest Hills Corporate Center A/B Whole Loan, such calculation includes the Forest Hills Corporate Center Note A (but excludes the subordinate Forest Hills Corporate Center Note B). With respect to the Richmond Ridge Center A/B Whole Loan, such calculation includes the Richmond Ridge Center Note A (but excludes the subordinate Richmond Ridge Center Note B). Accordingly, such ratios would be higher if the related subordinate note was included;

(C) with respect to two sets of Cross-Collateralized Mortgage Loans (Loan Nos. 3401471, 3403207, 3402871, 3402872, 3402921, 3402772, 3402873, 3402868 and 3402869 on ANNEX A to this prospectus supplement) (1) the aggregate U/W Cash Flow for the related Cross-Collateralized Mortgage Loans divided by (2) the aggregate Annual Debt Service for such Cross-Collateralized Mortgage Loans;

(D)   with respect to each Holdback Loan (a) the U/W Cash Flow for the related Mortgage Loan divided by (b) the Annual Debt Service for such Holdback Loan (net of the debt service in respect of the holdback).

‘‘U/W Replacement Reserves’’ means, with respect to any Mortgaged Property, the aggregate amount of on-going reserves (generally for capital improvements and replacements) assumed to be maintained with respect to such Mortgaged Property. In each case, actual reserves, if any, may be less than the amount of U/W Reserves.

‘‘U/W Replacement Reserves Per Unit’’ means, with respect to any Mortgaged Property, (a) the related U/W Reserves, divided by (b) the number of Units, Keys, SF, Leasable Square Feet, Acres, Pads or Spaces, as applicable.

‘‘Weighted Average Net Mortgage Rate’’ means, for any Distribution Date, the weighted average of the Net Mortgage Rates for all the Mortgage Loans immediately following the preceding Distribution Date (weighted on the basis of their respective Stated Principal Balances.

‘‘Whole Loan’’ means the Skyline Portfolio Pari Passu Whole Loan, the Solana Pari Passu Whole Loan, the Pacific Shores Pari Passu Whole Loan, the 575 Lexington Avenue Pari Passu Whole Loan, the Forest Hills Corporate Center A/B Whole Loan and Richmond Ridge Apartments A/B Whole Loan.

‘‘Withheld Amount’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—Interest Reserve Account’’ in this prospectus supplement.

‘‘Workout Fee’’ means the fee generally payable to the Special Servicer in connection with the workout of a Specially Serviced Mortgage Loan.

‘‘Workout Fee Rate’’ means a rate equal to 1.00% (100 basis points).

‘‘Workout-Delayed Reimbursement Amount’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—P&I Advances’’ in this prospectus supplement.

‘‘YM’’ means, with respect to any Mortgage Loan, a yield maintenance premium.

‘‘YMP’’ means yield maintenance period.

[THIS PAGE INTENTIONALLY LEFT BLANK.]

[THIS PAGE INTENTIONALLY LEFT BLANK.]

            LOAN      LOAN
SEQUENCE   NUMBER    GROUP   LOAN ORIGINATOR (1)          PROPERTY NAME (2)
------------------------------------------------------------------------------------------------------------------------

    1      3405106     1     Bank of America / Eurohypo   SKYLINE PORTFOLIO (ROLLUP)
   1.1     3405106     1     Bank of America / Eurohypo   One Skyline Tower
   1.2     3405106     1     Bank of America / Eurohypo   Seven Skyline Place
   1.3     3405106     1     Bank of America / Eurohypo   Six Skyline Place
   1.4     3405106     1     Bank of America / Eurohypo   Five Skyline Place
   1.5     3405106     1     Bank of America / Eurohypo   One Skyline Place
   1.6     3405106     1     Bank of America / Eurohypo   Four Skyline Place
   1.7     3405106     1     Bank of America / Eurohypo   Two Skyline Place
   1.8     3405106     1     Bank of America / Eurohypo   Three Skyline Place

    2         1        1     Eurohypo                     Solana

    3         2        1     Eurohypo                     STRATREAL INDUSTRIAL PORTFOLIO I (ROLLUP)
   3.1       2.1       1     Eurohypo                     Tuggle Road
   3.2       2.2       1     Eurohypo                     Memphis Logistics I & II
   3.3       2.3       1     Eurohypo                     Petsmart
   3.4       2.4       1     Eurohypo                     McGraw Hill
   3.5       2.5       1     Eurohypo                     Tide Court
   3.6       2.6       1     Eurohypo                     SouthPark VIII
   3.7       2.7       1     Eurohypo                     SouthPark VII
   3.8       2.8       1     Eurohypo                     Accel
   3.9       2.9       1     Eurohypo                     SouthPark IV
  3.10       2.10      1     Eurohypo                     Centerpoint III
  3.11       2.11      1     Eurohypo                     SouthPark VI
  3.12       2.12      1     Eurohypo                     SouthPark V

                                                          TOTAL CROSSED LOANS

    4      3401471     1     Bank of America              INLAND - BRADLEY PORTFOLIO POOL A (ROLLUP)
                                                          Inland - Bradley Portfolio - Millennium Inorganic Chemicals
   4.1     3401471     1     Bank of America              Building
   4.2     3401471     1     Bank of America              Inland - Bradley Portfolio - Hartford Fire Insurance Co
   4.3     3401471     1     Bank of America              Inland - Bradley Portfolio - OCE-USA Inc
   4.4     3401471     1     Bank of America              Inland - Bradley Portfolio - Kelsey-Seybold Office Building
   4.5     3401471     1     Bank of America              Inland - Bradley Portfolio - EDS (1)
   4.6     3401471     1     Bank of America              Inland - Bradley Portfolio - Dopaco Inc
   4.7     3401471     1     Bank of America              Inland - Bradley Portfolio - Pur-Flo MCP
   4.8     3401471     1     Bank of America              Inland - Bradley Portfolio - AMK Holdings (1)
   4.9     3401471     1     Bank of America              Inland - Bradley Portfolio - Eastwynn Theaters
  4.10     3401471     1     Bank of America              Inland - Bradley Portfolio - FMC Corp
  4.11     3401471     1     Bank of America              Inland - Bradley Portfolio - Metals USA
  4.12     3401471     1     Bank of America              Inland - Bradley Portfolio - BRK Brands First Alert
  4.13     3401471     1     Bank of America              Inland - Bradley Portfolio - EDS (2)
  4.14     3401471     1     Bank of America              Inland - Bradley Portfolio - TSA Stores
  4.15     3401471     1     Bank of America              Inland - Bradley Portfolio - Caleb Brett Lab Facility
  4.16     3401471     1     Bank of America              Inland - Bradley Portfolio - AMK Holdings (2)
  4.17     3401471     1     Bank of America              Inland - Bradley Portfolio - Ulta 3 Cosmetics Savings Store
  4.18     3401471     1     Bank of America              Inland - Bradley Portfolio - Hollywood Entertainment Corp
  4.19     3401471     1     Bank of America              Inland - Bradley Portfolio - Discovery Clothing
    5      3403207     1     Bank of America              INLAND - BRADLEY PORTFOLIO POOL B (ROLLUP)
   5.1     3403207     1     Bank of America              Inland - Bradley Portfolio - Mount Zion Industrial
   5.2     3403207     1     Bank of America              Inland - Bradley Portfolio - Deluxe Video Service
   5.3     3403207     1     Bank of America              Inland - Bradley Portfolio - Proquest Business Solutions
   5.4     3403207     1     Bank of America              Inland - Bradley Portfolio - Lamons Manufacturing Facility
   5.5     3403207     1     Bank of America              Inland - Bradley Portfolio - Entegra Fasteners
   5.6     3403207     1     Bank of America              Inland - Bradley Portfolio - Fulton Performance Products
   5.7     3403207     1     Bank of America              Inland - Bradley Portfolio - OfficeMax Contract Inc

    6      3403858     2     Bank of America              HIRSCHFELD PORTFOLIO (ROLLUP)
   6.1     3403858     2     Bank of America              Hirschfeld Portfolio - Eagles Walk at White Marsh
   6.2     3403858     2     Bank of America              Hirschfeld Portfolio - Steeplechase
   6.3     3403858     2     Bank of America              Hirschfeld Portfolio - Tall Oaks
   6.4     3403858     2     Bank of America              Hirschfeld Portfolio - Ridge View

    7      3404790     1     Bank of America              Pacific Shores
    8      3403716     1     Bank of America              575 Lexington Avenue
    9         3        1     Eurohypo                     Tanforan Shopping Center
   10         4        2     Eurohypo                     Sussex Commons I & II
   11      3403748     1     Bank of America              1412 Broadway
   12      3404480     2     Bank of America              University View
   13      3404424     1     Bank of America              Hotel Solamar

                                                          TOTAL CROSSED LOANS

   14      3402871     1     Bank of America              PNA-INFRA-METALS PORTFOLIO (ROLLUP)
  14.1     3402871     1     Bank of America              PNA-Infra-Metals Portfolio - Marseilles, IL
  14.2     3402871     1     Bank of America              PNA-Infra-Metals Portfolio - Tampa, FL
  14.3     3402871     1     Bank of America              PNA-Infra-Metals Portfolio - Petersburg, VA
  14.4     3402871     1     Bank of America              PNA-Infra-Metals Portfolio - Wallingford, CT
  14.5     3402871     1     Bank of America              PNA-Infra-Metals Portfolio - Hallandale, FL
   15      3402872     1     Bank of America              PNA-FERALLOY INDUSTRIAL PORTFOLIO (ROLLUP)
  15.1     3402872     1     Bank of America              PNA-Feralloy Industrial Portfolio - Stockton, CA
  15.2     3402872     1     Bank of America              PNA-Feralloy Industrial Portfolio - Decatur, AL
  15.3     3402872     1     Bank of America              PNA-Feralloy Industrial Portfolio - Huger, SC
  15.4     3402872     1     Bank of America              PNA-Feralloy Industrial Portfolio - Granite City, IL
   16      3402921     1     Bank of America              PNA-DELNOR INDUSTRIAL PORTFOLIO (ROLLUP)
  16.1     3402921     1     Bank of America              PNA-Delnor Industrial Portfolio - Fort Worth, TX
  16.2     3402921     1     Bank of America              PNA-Delnor Industrial Portfolio - San Antonio, TX
  16.3     3402921     1     Bank of America              PNA-Delnor Industrial Portfolio - Tulsa, OK
   17      3402772     1     Bank of America              PNA-DELTA STEEL PORTFOLIO (ROLLUP)
  17.1     3402772     1     Bank of America              PNA-Delta Steel Portfolio - Houston, TX
  17.2     3402772     1     Bank of America              PNA-Delta Steel Portfolio - Corpus Christi, TX
   18      3402873     1     Bank of America              PNA-SMITH PIPE & STEEL INDUSTRIAL PORTFOLIO (ROLLUP)
  18.1     3402873     1     Bank of America              PNA-Smith Pipe & Steel Industrial Portfolio - Phoenix, AZ
  18.2     3402873     1     Bank of America              PNA-Smith Pipe & Steel Industrial Portfolio - Tucson, AZ
   19      3402868     1     Bank of America              PNA-Clinton-Lockwood
   20      3402869     1     Bank of America              PNA-Metal Supply Property

   21         5        2     Eurohypo                     311 West 50th Street
   22       21892      2     Bridger                      Indian Hills Apartments
   23      3404095     1     Bank of America              Lowe 6th Street Properties
   24      3403925     1     Bank of America              Marketplace at Hamden
   25      3403763     1     Bank of America              Forum IV at Olympia Parkway
   26      3402185     1     Bank of America              Causeway Plaza
   27      3404427     1     Bank of America              BMW Financial Services Building
   28      3403127     1     Bank of America              Merrymeeting Plaza
   29      3403567     1     Bank of America              Marsh Office 886
   30      3402726     1     Bank of America              Brooks Landing Apartments
   31      3402616     1     Bank of America              Quality Suites Maingate East

   32       20489      1     Bridger                      LONG ISLAND RETAIL PORTFOLIO (ROLLUP)
  32.1      20489      1     Bridger                      Miller Place
  32.2      20489      1     Bridger                      Wading River Square
  32.3      20489      1     Bridger                      Cablevision
  32.4      20489      1     Bridger                      Riverhead Commons
  32.5      20489      1     Bridger                      Dogwood Professional Center

   33      3402725     2     Bank of America              Capitol Place Apartments
   34       22339      2     Bridger                      Whitefish Bay Townhomes
   35       21510      2     Bridger                      Marina Bay Apartments
   36      3402284     2     Bank of America              University Commons - Lexington
   37       59789      1     Bank of America              CAE, Inc.
   38         6        1     Eurohypo                     Greenbriar Corporate Center
   39      3400559     1     Bank of America              Hollywood & Bronson Self Storage
   40      3401205     1     Bank of America              Putnam Shopping Center
   41       20459      2     Bridger                      Colonial Oaks Mobile Home Park
   42      3404344     1     Bank of America              United Solar Ovonic
   43      3403465     1     Bank of America              Hampton Inn Miami Dadeland
   44      3403238     1     Bank of America              Islandia Pavilion
   45       19122      2     Bridger                      Village on the Green Apartments
   46      3401686     1     Bank of America              Orchard Ridge Corporate Park
   47      3403568     1     Bank of America              Canyon Hills Marketplace Phase I
   48      3403227     1     Bank of America              Best Western Georgetown
   49       20671      1     Bridger                      Hampton Inn - Downtown Indianapolis
   50       59819      1     Bank of America              Honey Creek II
   51      3404395     1     Bank of America              Ship Mall
   52      3403837     1     Bank of America              2700 Fulton Avenue
   53      3404173     1     Bank of America              Home Depot Niagara Falls
   54       17679      1     Bridger                      Ramshorn Executive Center
   55      3403481     2     Bank of America              Appleton Square
   56      3404044     1     Bank of America              Hooman Pontiac GMC
   57      3402364     1     Bank of America              Marsh Store 14
   58      3403276     1     Bank of America              Golder Ranch Shopping Center
   59       20467      2     Bridger                      Gregory Cove Apartments
   60       20475      1     Bridger                      Boland Eastpoint
   61      3400925     1     Bank of America              Welch Plaza Apartments
   62      3401480     1     Bank of America              North Hills Shopping Center
   63       20421      1     Bridger                      Strongsville Towne Center
   64       20281      1     Bridger                      Tulsa Retail Center
   65      3403172     1     Bank of America              Northern Crossing
   66       21997      2     Bridger                      Pendleton Lake East
   67       21328      1     Bridger                      Pond Place Medical Office
   68      3404022     1     Bank of America              Rancho Alta Mira Shopping Center
   69      3403145     1     Bank of America              Island Tug and Barge
   70      3400007     1     Bank of America              Eugene Tower
   71      3403987     1     Bank of America              Forest Hills Corporate Center
   72      3403903     1     Bank of America              Albertson's Rancho Cucamonga
   73      3404220     1     Bank of America              One Kenmare Square
   74      3404754     1     Bank of America              Giant Eagle - Tallmadge, OH
   75      3402748     1     Bank of America              Inn at Great Neck
   76      3402369     1     Bank of America              Marsh Store 40
   77      3401946     1     Bank of America              Rowan Corporate Towers
   78       18193      2     Bridger                      East Park Estates
   79       21506      1     Bridger                      Center at Smith Valley
   80      3404933     1     Bank of America              Queens Walgreens
   81      3401799     1     Bank of America              Spring Creek Medical Center
   82       19331      1     Bridger                      Sentry Station
   83       21492      1     Bridger                      Lincoln Ridge Retail
   84      3402937     1     Bank of America              Ajax Tocco Industrial Buildings
   85      3403133     1     Bank of America              14221 Artesia Boulevard
   86      3402617     1     Bank of America              Amalgamated Bank
   87      3404122     1     Bank of America              Bally - West Palm Beach
   88      3403974     1     Bank of America              Budget Self Storage - Lawndale
   89       21995      2     Bridger                      Oak Bend Commons

   90      3404176     1     Bank of America              AUBURN HILLS AND TAYLOR LA-Z-BOY PORTFOLIO (ROLLUP)
  90.1     3404176     1     Bank of America              Auburn Hills La-Z-Boy
  90.2     3404176     1     Bank of America              Taylor La-Z-Boy

   91      3402418     1     Bank of America              Cornell Home Center
   92      3403838     2     Bank of America              Desert Jewel Apartments
   93       19357      1     Bridger                      Comfort Suites DFW
   94       21108      2     Bridger                      Wellington Place
   95       19348      1     Bridger                      Expressway Plaza II
   96      3401958     1     Bank of America              Commerce Bank Grosvenor Lane
   97       19221      1     Bridger                      Clarion Inn Chester
   98      3402124     2     Bank of America              Georgetown South Apartments
   99      3404079     1     Bank of America              Burbank Village Walk
   100      20881      1     Bridger                      Whitney Place Self Storage
   101      21988      2     Bridger                      Colony Bay
   102     3403976     1     Bank of America              Budget Self Storage - University
   103     3403971     1     Bank of America              Hickory Self Storage
   104      21198      1     Bridger                      Buckner Medical
   105      19059      1     Bridger                      Paramount Place
   106      20082      1     Bridger                      Seven-Twenty Portfolio
   107      18225      1     Bridger                      Automall Mini Storage
   108     3403582     1     Bank of America              Marsh Warehouse #850
   109     3402892     1     Bank of America              Rocky Knoll Estates MHC
   110     3402844     1     Bank of America              West Conway Mini Storage
   111     3402027     1     Bank of America              Walgreens at Oakland
   112     3402896     2     Bank of America              Robindale Park MHC
   113      21120      1     Bridger                      Suburban Lodge Atlanta
   114     3403188     1     Bank of America              Lakewood Towne Center
   115     3402994     1     Bank of America              Boise Cascade - Minnesota
   116     3403975     1     Bank of America              Budget Self Storage - Highpoint Road
   117     3404014     1     Bank of America              Identity Center

   118     3404289     1     Bank of America              WALGREENS MENTOR & BRECKSVILLE, OH PORTFOLIO (ROLLUP)
  118.1    3404289     1     Bank of America              Walgreens Brecksville
  118.2    3404289     1     Bank of America              Walgreens Mentor

   119      20634      1     Bridger                      Woodlands Atrium
   120     3403973     1     Bank of America              Budget Self Storage - Peters Creek
   121      19646      1     Bridger                      Arizona Self Storage
   122      20869      1     Bridger                      Eisma Office II
   123     3404463     1     Bank of America              West Branch Walgreens
   124     3403571     1     Bank of America              Lobill's Store 307
   125        7        2     Eurohypo                     Westover Village
   126     3403572     1     Bank of America              Lobill's Store 325
   127      20967      1     Bridger                      Center at Stop Eleven
   128     3404032     1     Bank of America              Galleria Plaza
   129     3404094     2     Bank of America              Richmond Ridge Apartments
   130      21616      2     Bridger                      Madison Village
   131     3402028     1     Bank of America              Walgreens at Mishawaka
   132      20674      1     Bridger                      Woodland Center-Richmond
   133     3403864     1     Bank of America              Maximus Self Storage
   134      19474      2     Bridger                      Nisqually Ridge Apartments
   135      18504      1     Bridger                      Virginia Office Building
   136      21621      1     Bridger                      Staples - Pendleton Pike
   137     3402991     1     Bank of America              Boise Cascade - Illinois
   138     3400454     1     Bank of America              63 Marginal Way
   139      19843      2     Bridger                      Willowbrook Apartments
   140      20112      1     Bridger                      Royer Mansion
   141     3404402     1     Bank of America              Eckerd
   142      21266      1     Bridger                      Del Amo Square
   143      21017      1     Bridger                      Stor-In Mini Storage
   144      21850      1     Bridger                      Cypress Mini Storage
   145      20566      1     Bridger                      Twentieth Center
   146      21104      2     Bridger                      Broadway Apartments
   147      20762      1     Bridger                      US Bank National
   148     3404161     1     Bank of America              820 Scarsdale Avenue
   149     3404770     1     Bank of America              Goodyear - Spires
   150      18924      1     Bridger                      Middleboro Self Storage
   151      20333      1     Bridger                      Halcyon Village
   152     3404159     1     Bank of America              Big Lots
   153     3403570     1     Bank of America              Lobill's Store 301
   154      20306      2     Bridger                      Wedgwood Apartments
   155      20745      1     Bridger                      Linden Heights Plaza
   156      20865      2     Bridger                      Keystone Apartments
   157      21072      1     Bridger                      Fairbanks Shopping Center
------------------------------------------------------------------------------------------------------------------------
                                                          TOTALS/WEIGHTED AVERAGES
========================================================================================================================

SEQUENCE   PROPERTY ADDRESS                                                            CITY
------------------------------------------------------------------------------------------------------------------

    1      Various                                                                     Falls Church
   1.1     5107 Leesburg Pike                                                          Falls Church
   1.2     5275 Leesburg Pike                                                          Falls Church
   1.3     5109 Leesburg Pike                                                          Falls Church
   1.4     5111 Leesburg Pike                                                          Falls Church
   1.5     5205 Leesburg Pike                                                          Falls Church
   1.6     5113 Leesburg Pike                                                          Falls Church
   1.7     5203 Leesburg Pike                                                          Falls Church
   1.8     5201 Leesburg Pike                                                          Falls Church

    2      5 Village Circle and State Highway 114 at Kirkwood Boulevard                Westlake

    3      Various                                                                     Various
   3.1     4880 Tuggle Road                                                            Memphis
   3.2     5510, 5540 East Holmes Road                                                 Memphis
   3.3     6499 Adelaide Court                                                         Groveport
   3.4     1250 George Road                                                            Ashland
   3.5     1680 Tide Court                                                             Woodland
   3.6     3357 Southpark Place                                                        Grove City
   3.7     3423 Southpark Place                                                        Grove City
   3.8     8133 Highfield Drive                                                        Lewis Center
   3.9     3655 Brookham Drive                                                         Grove City
  3.10     3530 East Raines Road                                                       Memphis
  3.11     2235 Southwest Boulevard                                                    Grove City
  3.12     2297 Southwest Boulevard                                                    Grove City

    4      Various                                                                     Various
   4.1     6752 Baymeadow Drive                                                        Glen Burnie
   4.2     101 Civic Center Drive                                                      Santee
   4.3     1800 Bruning Drive West                                                     Itasca
   4.4     8900 Lakes at 610 Drive                                                     Houston
   4.5     725 North Regional Road                                                     Greensboro
   4.6     315 Kirk Road                                                               St. Charles
   4.7     9625 55th Street                                                            Kenosha
   4.8     500 West North Shore Drive                                                  Hartland
   4.9     1575 Lexington Road                                                         Athens
  4.10     4500 Westport Drive                                                         Mechanicsburg
  4.11     301 Industrial Drive                                                        Horicon
  4.12     3901 Liberty Street                                                         Aurora
  4.13     300 10th Street Northwest                                                   Clarion
  4.14     125 East Army Trail Road                                                    Glendale Heights
  4.15     1114 Seaco Avenue                                                           Deer Park
  4.16     21875 Doral Road                                                            Waukesha
  4.17     145 East Army Trail Road                                                    Glendale Heights
  4.18     629 Newtown Road                                                            Virginia Beach
  4.19     135 East Army Trail Road                                                    Glendale Heights
    5      Various                                                                     Various
   5.1     135 South Mount Zion Road                                                   Lebanon
   5.2     9201 Faulkner Lake Road                                                     North Little Rock
   5.3     3900 Kinross Lakes Parkway                                                  Richfield
   5.4     7300 Airport Boulevard                                                      Houston
   5.5     321 Foster Avenue                                                           Wood Dale
   5.6     1050 Indianhead Drive                                                       Mosinee
   5.7     421 East Stevenson Road                                                     Ottawa

    6      Various                                                                     Various
   6.1     7507 Tomahawk Court                                                         Rosedale
   6.2     10337 Society Park Drive                                                    Cockeysville
   6.3     3519 Leslie Way                                                             Laurel
   6.4     5 Maidstone Court                                                           Rosedale

    7      1100-2100 Seaport Boulevard                                                 Redwood City
    8      575 Lexington Avenue                                                        New York
    9      1150 El Camino Real                                                         San Bruno
   10      6050 Edgeware Lane                                                          Alexandria
   11      1412 Broadway                                                               New York
   12      8204 Baltimore Avenue                                                       College Park
   13      435 Sixth Avenue                                                            San Diego

   14      Various                                                                     Various
  14.1     1601 Broadway Street                                                        Marseilles
  14.2     5206 24th Avenue South                                                      Tampa
  14.3     1900 Bessemer Road                                                          Petersburg
  14.4     8 Pent Highway                                                              Wallingford
  14.5     200 Northeast 7th Street                                                    Hallandale
   15      Various                                                                     Various
  15.1     936 Performance Drive                                                       Stockton
  15.2     1435 Red Hat Road                                                           Decatur
  15.3     1020 North Steel Circle                                                     Huger
  15.4     2500 Century Drive                                                          Granite City
   16      Various                                                                     Various
  16.1     9217 South Freeway                                                          Fort Worth
  16.2     1840 Ackerman Road                                                          San Antonio
  16.3     2000 North 170th East Avenue                                                Tulsa
   17      Various                                                                     Various
  17.1     7355 Roundhouse Lane                                                        Houston
  17.2     303 Navigation Boulevard                                                    Corpus Christi
   18      Various                                                                     Various
  18.1     735 North 19th Avenue                                                       Phoenix
  18.2     1501 South Euclid Avenue                                                    Tucson
   19      5311 Clinton Drive                                                          Houston
   20      526 Mockingbird Lane                                                        Clute

   21      311 West 50th Street                                                        New York
           19101, 19201, 19219 Euclid Avenue, 1490, 1500, 1540 East 193rd Street,
   22      19200 Roseland Avenue, and 1491, 1501, 1541 East 191st Street               Euclid
   23      1206-1338 East 6th Street and 1205-1321 Wholesale Street                    Los Angeles
   24      2335 Dixwell Avenue                                                         Hamden
   25      8230 Agora Parkway                                                          Selma
   26      3230, 3300, 3330 West Esplanade Avenue & 3510 North Causeway Boulevard      Metairie
   27      5550 Britton Parkway                                                        Hilliard
   28      145-147 Bath Road                                                           Brunswick
   29      9800 Crosspoint Boulevard                                                   Indianapolis
   30      3055 Floyd Avenue                                                           Modesto
   31      5876 West Irlo Bronson Memorial Highway                                     Kissimmee

   32      Various                                                                     Various
  32.1     325 - 353 Route 25A                                                         Miller Place
  32.2     6278 Route - 25A                                                            Wading River
  32.3     254 Route 58                                                                Riverhead
  32.4     721 East Main Street                                                        Riverhead
  32.5     6302 Route - 25A                                                            Wading River

   33      840-890 Sacramento Avenue                                                   West Sacramento
   34      240 East Chateau Place                                                      Milwaukee
   35      939 & 969 East Flamingo Road                                                Las Vegas
   36      845 Red Mile Road                                                           Lexington
   37      4 Apollo Drive                                                              Whippany
   38      13135 Lee Jackson Memorial Highway                                          Fairfax
   39      5900 Hollywood Boulevard                                                    Hollywood
   40      200 Kennedy Drive                                                           Putnam
   41      10425 Middle Avenue                                                         Elyria
   42      2705 Commerce Parkway                                                       Auburn Hills
   43      8200 Southwest 70th Avenue                                                  Miami
   44      1377 Motor Parkway                                                          Hauppauge
   45      3215 Verdant Drive Southwest                                                Atlanta
   46      281 and 301 Fields Lane                                                     Brewster
   47      25311-25381 Railroad Canyon Road; 29987-29999 Canyon Hills Road             Lake Elsinore
   48      1121 New Hampshire Avenue Northwest                                         Washington
   49      105 South Meridian Street                                                   Indianapolis
   50      115 South 84th Street                                                       Milwaukee
   51      24 Broadway                                                                 Lynnfield
   52      2700 Fulton Avenue                                                          Sacramento
   53      750 Builders Way                                                            Niagara Falls
   54      2399 North Highway 34                                                       Manasquan
   55      171 East Street                                                             Methuen
   56      6101 West Slauson Avenue                                                    Culver City
   57      2140 East 116th Street                                                      Carmel
   58      15250, 15270, 15310, & 15318 North Oracle Road                              Tucson
   59      5601 Edenfield Road                                                         Jacksonville
   60      2600-2700 Stanley Gault Parkway                                             Louisville
   61      421 23rd Avenue South                                                       Seattle
   62      1004-1298 Lonnie Abbott Boulevard                                           Ada
   63      14933-15323 Pearl Road                                                      Strongsville
   64      9027 & 9121-9161 East 71st Street                                           Tulsa
   65      5790 West Northern Avenue                                                   Glendale
   66      2727 Grand Haven Drive                                                      Reynoldsburg
   67      166 Waterbury Road                                                          Prospect
   68      4900, 4950 & 4990 West Craig Road                                           Las Vegas
   69      3518-3546 West Marginal Way Southwest                                       Seattle
   70      800 Willamette Street                                                       Eugene
   71      3860 Forest Hills Irene Road                                                Memphis
   72      9700 - 9799 Baseline Road                                                   Rancho Cucamonga
   73      210 Lafayette Street                                                        New York
   74      205 West Avenue                                                             Tallmadge
   75      30 Cuttermill Road                                                          Great Neck
   76      11625 Fox Road                                                              Indianapolis
   77      8050 Rowan Road                                                             Cranberry Township
   78      2420 Sycamore Street                                                        Green Bay
   79      1675 West Smith Valley Road                                                 Greenwood
   80      73-15 Kissena Boulevard                                                     Flushing
   81      24727 Tomball Parkway                                                       Tomball
   82      2535-2645 Battlefield Parkway                                               Fort Oglethorpe
   83      1500, 1510 and 1520 Del Webb Boulevard                                      Lincoln
   84      30000 and 30100 Stephenson Highway                                          Madison Heights
   85      14221 Artesia Boulevard                                                     La Mirada
   86      10 East 14th Street                                                         New York
   87      501 Village Boulevard                                                       West Palm Beach
   88      2910 Lawndale Drive                                                         Greensboro
   89      6680 Oak Bend Commons Way                                                   Canal Winchester

   90      Various                                                                     Various
  90.1     3975 Baldwin Road                                                           Auburn Hills
  90.2     22919 Eureka Road                                                           Taylor

   91      17235-17305 Northwest Corridor Court                                        Beaverton
   92      2800 North Arizona Avenue                                                   Chandler
   93      4700 West John Carpenter Freeway                                            Irving
   94      2801 Wellington Circle                                                      Rogers
   95      1500-1512 Lowes Boulevard                                                   Killeen
   96      11624 Grosvenor Lane                                                        Richmond Hill
   97      2401 West Hundred Road                                                      Chester
   98      1855 Shoshone Drive                                                         Lafayette
   99      150 South San Fernando Boulevard                                            Burbank
   100     2700 Whitney Place                                                          District Heights
   101     3450 Brooke Colony Drive                                                    Canal Winchester
   102     2720 University Parkway                                                     Winston-Salem
   103     733 10th Avenue Southeast                                                   Hickory
   104     4801 South Buckner Boulevard                                                Dallas
   105     1420-1426 Paramount Drive                                                   Huntsville
   106     720, 750, 760 Southwest 12th Avenue & 2680 Gateway Drive                    Pompano Beach
   107     1825 Cooper Point Road Southwest                                            Olympia
   108     9511 West Depot Street                                                      Yorktown
   109     193 Tremont Street                                                          Taunton
   110     3715 West Prince Street                                                     Conway
   111     3520 Baldwin Road                                                           Lake Orion
   112     1103 Robindale Drive                                                        Fenton
   113     7465 Davidson Parkway South                                                 Stockbridge
   114     6020-6030 Main Street                                                       Lakewood
   115     8714 215th Street West                                                      Lakeville
   116     4514 High Point Road                                                        Greensboro
   117     2808 South Main Street                                                      Lindale

   118     Various                                                                     Various
  118.1    8966-8974 Brecksville Road                                                  Brecksville
  118.2    7320 Lakeshore Boulevard                                                    Mentor

   119     24900 Pitkin Road                                                           The Woodlands
   120     550 Peters Creek Parkway                                                    Winston-Salem
   121     5115 North 59th Avenue                                                      Glendale
   122     2704 & 2706 Southeast Otis Corley Drive                                     Bentonville
   123     2480 East Houghton Avenue                                                   West Branch
   124     11865 Hamilton Avenue                                                       Cincinnati
   125     800 West Main Street                                                        Loveland
   126     501 National Road West                                                      Richmond
   127     2312-2372 East Stop Eleven Road                                             Indianapolis
   128     829 North Atlantic Avenue                                                   Cocoa Beach
   129     3613, 3617, 3628 & 3629 South Hampton Court                                 Bryan
   130     1870 Atlanta Road Southeast                                                 Smyrna
   131     3425 South Bremen Highway                                                   Mishawaka
   132     541, 551, 561, 571 Eastpark Court                                           Sandston
   133     20355 East Nine Mile Road                                                   Saint Clair Shores
   134     110 River Ridge Drive Southeast                                             Lacey
   135     2440 North Litchfield Road                                                  Goodyear
   136     10422 Pendleton Pike                                                        Lawrence
   137     600 Timber Lane                                                             Rochelle
   138     63 Marginal Way                                                             Portland
   139     2106 Buechel Bank Road                                                      Louisville
   140     17702 Mitchell North                                                        Irvine
   141     4434 Highway 58                                                             Chattanooga
   142     4900 Palo Verde Avenue                                                      Lakewood
   143     7321 44th Avenue Northeast                                                  Marysville
   144     8882 Watson Street                                                          Cypress
   145     14904 Bel Red Road                                                          Bellevue
   146     524 32nd Street                                                             Bellingham
   147     601 Lively Boulevard                                                        Elk Grove Village
   148     820 Scarsdale Avenue                                                        Scarsdale
   149     2528-2590 North Lakewood Boulevard                                          Long Beach
   150     104 West Grove Street                                                       Middleboro
   151     7825-7861 Vaughn Road                                                       Montgomery
   152     2425 State Highway 39                                                       Lebanon
   153     950 North Cass Street                                                       Wabash
   154     100 Robert Jemison Drive                                                    Birmingham
   155     2909-2939 Linden Avenue                                                     Dayton
   156     145 South McDonough Street                                                  Jonesboro
   157     6306 Fairbanks North Houston                                                Houston
------------------------------------------------------------------------------------------------------------------
           157 LOANS/219 PROPERTIES
==================================================================================================================

                                           ZIP                                                            ORIGINAL
SEQUENCE   COUNTY             LOCATION    CODE        PROPERTY TYPE           PROPERTY SUB-TYPE           BALANCE
------------------------------------------------------------------------------------------------------------------------

    1      Fairfax               VA       22041           Office                  Suburban               $271,200,000
   1.1     Fairfax               VA       22041           Office                  Suburban                 53,880,000
   1.2     Fairfax               VA       22041           Office                  Suburban                 40,320,000
   1.3     Fairfax               VA       22041           Office                  Suburban                 32,760,000
   1.4     Fairfax               VA       22041           Office                  Suburban                 31,480,000
   1.5     Fairfax               VA       22041           Office                  Suburban                 29,320,000
   1.6     Fairfax               VA       22041           Office                  Suburban                 28,200,000
   1.7     Fairfax               VA       22041           Office                  Suburban                 28,000,000
   1.8     Fairfax               VA       22041           Office                  Suburban                 27,240,000

    2      Tarrant               TX       76262         Mixed Use            Retail/Office/Hotel          220,000,000

    3      Various             Various   Various        Industrial         Warehouse/Distribution         190,000,000
   3.1     Shelby                TN       38118         Industrial         Warehouse/Distribution          33,892,614
   3.2     Shelby                TN       38118         Industrial         Warehouse/Distribution          23,000,407
   3.3     Franklin              OH       43125         Industrial         Warehouse/Distribution          21,009,263
   3.4     Ashland               OH       44805         Industrial         Warehouse/Distribution          20,582,202
   3.5     Yolo                  CA       95776         Industrial         Warehouse/Distribution          18,425,348
   3.6     Franklin              OH       43123         Industrial         Warehouse/Distribution          15,282,913
   3.7     Franklin              OH       43123         Industrial         Warehouse/Distribution          13,719,838
   3.8     Delaware              OH       43035         Industrial         Warehouse/Distribution          12,311,682
   3.9     Franklin              OH       43123         Industrial         Warehouse/Distribution          11,171,648
  3.10     Shelby                TN       38118         Industrial         Warehouse/Distribution           9,504,850
  3.11     Franklin              OH       43123         Industrial         Warehouse/Distribution           5,630,895
  3.12     Franklin              OH       43123         Industrial         Warehouse/Distribution           5,468,339

                                                                                                          184,806,114

    4      Various             Various   Various         Various                   Various                104,770,697
   4.1     Anne Arundel          MD       21060         Industrial         Research & Development          13,824,427
   4.2     San Diego             CA       92071           Office                  Suburban                 12,022,693
   4.3     Dupage                IL       60143         Industrial         Manufacturing/Warehouse         10,156,344
   4.4     Harris                TX       77054           Office                  Suburban                  8,987,523
   4.5     Guilford              NC       27409           Office                  Suburban                  8,678,875
   4.6     Kane                  IL       60174         Industrial              Manufacturing               7,862,815
   4.7     Kenosha               WI       53144         Industrial              Manufacturing               7,350,732
   4.8     Waukesha              WI       53029         Industrial         Warehouse/Distribution           5,860,131
   4.9     Clarke                GA       30605           Retail                  Anchored                  5,453,805
  4.10     Cumberland            PA       17055         Industrial                Warehouse                 4,028,814
  4.11     Dodge                 WI       53032         Industrial         Manufacturing/Warehouse          3,708,608
  4.12     Dupage                IL       60504           Office                  Suburban                  3,662,584
  4.13     Wright                IA       50525         Industrial         Warehouse/Distribution           3,171,555
  4.14     Dupage                IL       60139           Retail                  Anchored                  3,023,039
  4.15     Harris                TX       77536         Industrial         Research & Development           2,964,819
  4.16     Waukesha              WI       53186         Industrial              Manufacturing               1,364,493
  4.17     Dupage                IL       60139           Retail               Shadow Anchored                983,425
           Virginia Beach

  4.18     City                  VA       23462           Retail                 Unanchored                   967,799
  4.19     Dupage                IL       60139           Retail                  Anchored                    698,216
    5      Various             Various   Various         Various                   Various                 80,035,417
   5.1     Boone                 IN       46052         Industrial              Distribution               25,850,000
   5.2     Pulaski               AR       72117         Industrial              Manufacturing              25,635,743
   5.3     Summit                OH       44286           Office                  Suburban                 10,563,142
   5.4     Harris                TX       77061         Industrial                Warehouse                 6,686,883
   5.5     Dupage                IL       60191         Industrial              Manufacturing               4,895,239
   5.6     Marathon              WI       54455         Industrial         Manufacturing/Warehouse          4,548,795
   5.7     La Salle              IL       61350         Industrial                  Flex                    1,855,615

    6      Various               MD      Various       Multifamily                 Garden                 167,000,000
   6.1     Baltimore             MD       21237        Multifamily                 Garden                  56,700,000
   6.2     Baltimore             MD       21030        Multifamily                 Garden                  49,800,000
   6.3     Anne Arundel          MD       20724        Multifamily                 Garden                  41,900,000
   6.4     Baltimore             MD       21237        Multifamily                 Garden                  18,600,000

    7      San Mateo             CA       94063           Office                  Suburban                165,875,000
    8      New York              NY       10022           Office                     CBD                  162,500,000
    9      San Mateo             CA       94066           Retail                  Anchored                144,000,000
   10      Fairfax               VA       22315        Multifamily                 Garden                 102,583,000
   11      New York              NY       10018           Office                     CBD                  102,000,000
   12      Prince George's       MD       20740        Multifamily                 Student                 80,750,000
   13      San Diego             CA       92101           Hotel                 Full Service               60,900,000

                                                                                                           50,000,000

   14      Various             Various   Various        Industrial                 Various                 15,353,750
  14.1     La Salle              IL       61341         Industrial         Manufacturing/Warehouse          4,500,000
  14.2     Hillsborough          FL       33619         Industrial        Manufacturing/Distribution        4,350,000
  14.3     Dinwiddie             VA       23805         Industrial                Warehouse                 3,412,500
  14.4     New Haven             CT       06492         Industrial                Warehouse                 2,341,250
  14.5     Broward               FL       33009         Industrial              Manufacturing                 750,000
   15      Various             Various   Various        Industrial              Manufacturing              13,038,750
  15.1     San Joaquin           CA       95206         Industrial              Manufacturing               4,875,000
  15.2     Morgan                AL       35601         Industrial              Manufacturing               3,243,750
  15.3     Berkeley              SC       29450         Industrial              Manufacturing               2,805,000
  15.4     Madison               IL       62040         Industrial              Manufacturing               2,115,000
   16      Various             Various   Various        Industrial                 Various                  7,140,000
  16.1     Tarrant               TX       76140         Industrial         Manufacturing/Warehouse          2,782,500
  16.2     Bexar                 TX       78219         Industrial         Manufacturing/Warehouse          2,557,500
  16.3     Rogers                OK       74116         Industrial                Warehouse                 1,800,000
   17      Various               TX      Various        Industrial         Manufacturing/Warehouse          5,490,000
  17.1     Harris                TX       77078         Industrial         Manufacturing/Warehouse          4,875,000
  17.2     Nueces                TX       78408         Industrial         Manufacturing/Warehouse            615,000
   18      Various               AZ      Various        Industrial         Manufacturing/Warehouse          5,325,000
  18.1     Maricopa              AZ       85009         Industrial         Manufacturing/Warehouse          4,800,000
  18.2     Pima                  AZ       85713         Industrial         Manufacturing/Warehouse            525,000
   19      Harris                TX       77020         Industrial         Warehouse/Distribution           3,300,000
   20      Brazoria              TX       77531         Industrial                Warehouse                   352,500

   21      New York              NY       10019        Multifamily                High Rise                47,000,000
   22      Cuyahoga              OH       44117        Multifamily             Age Restricted              46,500,000
   23      Los Angeles           CA       90021         Industrial                Warehouse                39,000,000
   24      New Haven             CT       06514           Retail                  Anchored                 32,400,000
   25      Bexar                 TX       78154           Retail                  Anchored                 31,200,000
   26      Jefferson Parish      LA       70002           Office                  Suburban                 30,000,000
   27      Franklin              OH       43026           Office                  Suburban                 28,960,000
   28      Cumberland            ME       04011           Retail                  Anchored                 24,350,000
   29      Hamilton              IN       46256           Office                  Suburban                 23,254,261
   30      Stanislaus            CA       95355        Multifamily                 Garden                  23,000,000
   31      Osceola               FL       34746           Hotel                 Full Service               21,922,000

   32      Suffolk               NY      Various          Retail                   Various                 21,000,000
  32.1     Suffolk               NY       11764           Retail                  Anchored                 10,481,675
  32.2     Suffolk               NY       11792           Retail                 Unanchored                 4,471,204
  32.3     Suffolk               NY       11901           Retail                 Unanchored                 2,712,042
  32.4     Suffolk               NY       11901           Retail                 Unanchored                 2,162,304
  32.5     Suffolk               NY       11792           Retail                 Unanchored                 1,172,775

   33      Yolo                  CA       95605        Multifamily                 Garden                  20,000,000
   34      Milwaukee             WI       53217        Multifamily                 Garden                  19,000,000
   35      Clark                 NV       89119        Multifamily                 Garden                  18,000,000
   36      Fayette               KY       40504        Multifamily                 Student                 16,875,000
   37      Morris                NJ       07981           Office                  Suburban                 16,900,000
   38      Fairfax               VA       22033           Office                  Suburban                 16,650,000
   39      Los Angeles           CA       90028        Self Storage             Self Storage               16,400,000
   40      Windham               CT       06260           Retail                  Anchored                 16,400,000
   41      Lorain                OH       44035    Manufactured Housing     Manufactured Housing           16,300,000
   42      Oakland               MI       48326         Industrial              Manufacturing              15,555,000
   43      Miami-Dade            FL       33143           Hotel                Limited Service             15,400,000
   44      Suffolk               NY       11749           Office                  Suburban                 15,000,000
   45      Fulton                GA       30331        Multifamily                 Garden                  14,675,000
   46      Putnam                NY       10509           Office                  Suburban                 14,500,000
   47      Riverside             CA       92532           Retail                  Anchored                 14,300,000
           District of

   48      Columbia              DC       20037           Hotel                Limited Service             14,150,000
   49      Marion                IN       46225           Hotel                Limited Service             14,000,000
   50      Milwaukee             WI       53214           Office                  Suburban                 14,000,000
   51      Essex                 MA       01940           Retail                  Anchored                 13,400,000
   52      Sacramento            CA       95821           Office                  Suburban                 12,500,000
   53      Niagara               NY       14304           Retail                  Anchored                 12,000,000
   54      Monmouth              NJ       08736           Office                  Suburban                 12,000,000
   55      Essex                 MA       01844        Multifamily                 Garden                  11,500,000
   56      Los Angeles           CA       90230           Other                   Specialty                11,468,711
   57      Hamilton              IN       46032           Retail                  Anchored                 11,171,258
   58      Pima                  AZ       85739           Retail                  Anchored                 11,100,000
   59      Duval                 FL       32277        Multifamily                 Garden                  11,000,000
   60      Jefferson             KY       40223           Office                  Suburban                 10,990,000
   61      King                  WA       98144         Mixed Use            Multifamily/Retail            10,800,000
   62      Pontotoc              OK       74820           Retail                  Anchored                 10,450,000
   63      Cuyahoga              OH       44136           Retail                  Anchored                 10,400,000
   64      Tulsa                 OK       74133           Retail                  Anchored                 10,100,000
   65      Maricopa              AZ       85301           Retail               Shadow Anchored             10,000,000
   66      Fairfield             OH       43068        Multifamily                 Garden                   9,728,000
   67      New Haven             CT       06712           Office                   Medical                  9,650,000
   68      Clark                 NV       89130           Retail               Shadow Anchored              9,200,000
   69      King                  WA       98106         Industrial                Warehouse                 9,100,000
   70      Lane                  OR       97401           Office                     CBD                    9,000,000
   71      Shelby                TN       38125           Office                  Suburban                  8,792,250
   72      San Bernardino        CA       91701           Retail                  Anchored                  8,350,000
   73      New York              NY       10012           Retail                 Unanchored                 8,350,000
   74      Summit                OH       44278           Retail                  Anchored                  7,840,000
   75      Nassau                NY       11021           Hotel                 Full Service                7,500,000
   76      Marion                IN       46236           Retail                  Anchored                  7,170,003
   77      Butler                PA       16066           Office                  Suburban                  7,000,000
   78      Brown                 WI       54311        Multifamily                 Garden                   6,900,000
   79      Johnson               IN       46142           Retail               Shadow Anchored              6,650,000
   80      Queens                NY       11367           Other                     Land                    6,500,000
   81      Harris                TX       77375           Office                   Medical                  6,500,000
   82      Catoosa               GA       30742           Retail                 Unanchored                 6,402,500
   83      Placer                CA       95648           Retail                 Unanchored                 6,200,000
   84      Oakland               MI       48071         Industrial              Manufacturing               6,090,000
   85      Los Angeles           CA       90638         Industrial              Distribution                6,000,000
   86      New York              NY       10003           Retail                  Anchored                  6,000,000
   87      Palm Beach            FL       33409           Other                  Health Club                6,000,000
   88      Guilford              NC       27408        Self Storage             Self Storage                6,000,000
   89      Franklin              OH       43110        Multifamily                 Garden                   6,000,000

   90      Various               MI      Various          Retail                  Anchored                  5,940,000
  90.1     Oakland               MI       48326           Retail                  Anchored                  3,088,800
  90.2     Wayne                 MI       48180           Retail                  Anchored                  2,851,200

   91      Washington            OR       97006           Retail                 Unanchored                 5,900,000
   92      Maricopa              AZ       85225        Multifamily                 Garden                   5,850,000
   93      Dallas                TX       75063           Hotel                Limited Service              5,800,000
   94      Benton                AR       72758        Multifamily                 Garden                   5,800,000
   95      Bell                  TX       76542           Retail               Shadow Anchored              5,550,000
   96      Queens                NY       11418           Retail                  Anchored                  5,500,000
   97      Chesterfield          VA       23831           Hotel                Limited Service              5,500,000
   98      Tippecanoe            IN       47909        Multifamily                 Garden                   5,449,000
   99      Los Angeles           CA       91502           Retail                 Unanchored                 5,300,000
   100     Prince George's       MD       20747        Self Storage             Self Storage                5,000,000
   101     Franklin              OH       43110        Multifamily                 Garden                   4,872,000
   102     Forsyth               NC       27105        Self Storage             Self Storage                4,837,500
   103     Catawba               NC       28602        Self Storage             Self Storage                4,817,800
   104     Dallas                TX       75227           Office                   Medical                  4,600,000
   105     Madison               AL       35806           Retail                 Unanchored                 4,585,000
   106     Broward               FL       33069         Industrial                Warehouse                 4,561,000
   107     Thurston              WA       98502        Self Storage             Self Storage                4,540,000
   108     Delaware              IN       47396         Industrial                Warehouse                 4,550,000
   109     Bristol               MA       02780    Manufactured Housing     Manufactured Housing            4,400,000
   110     Faulkner              AR       72034        Self Storage             Self Storage                4,400,000
   111     Oakland               MI       48359           Retail                  Anchored                  4,370,000
   112     Jefferson             MO       63026    Manufactured Housing     Manufactured Housing            4,320,000
   113     Clayton               GA       30281           Hotel                Limited Service              3,975,000
   114     Pierce                WA       98499           Retail               Shadow Anchored              3,900,000
   115     Dakota                MN       55044         Industrial              Distribution                3,867,500
   116     Guilford              NC       27407        Self Storage             Self Storage                3,800,000
   117     Smith                 TX       75771           Retail                 Unanchored                 3,800,000

   118     Various               OH      Various          Retail                  Anchored                  3,770,000
  118.1    Cuyahoga              OH       44141           Retail                  Anchored                  2,186,600
  118.2    Lake                  OH       44060           Retail                  Anchored                  1,583,400

   119     Montgomery            TX       77386           Office                  Suburban                  3,750,000
   120     Forsyth               NC       27101        Self Storage             Self Storage                3,550,000
   121     Maricopa              AZ       85301        Self Storage             Self Storage                3,500,000
   122     Benton                AR       72712           Office                  Suburban                  3,500,000
   123     Ogemaw                MI       48661           Retail                  Anchored                  3,450,000
   124     Hamilton              OH       45231           Retail                  Anchored                  3,349,260
   125     Hamilton              OH       45140        Multifamily                 Garden                   3,280,000
   126     Wayne                 IN       47374           Retail                  Anchored                  3,250,816
   127     Marion                IN       46227           Retail                 Unanchored                 3,225,000
   128     Brevard               FL       32931         Mixed Use               Office/Retail               3,200,000
   129     Brazos                TX       77801        Multifamily                 Student                  3,200,000
   130     Cobb                  GA       30080        Multifamily                 Garden                   3,165,000
   131     St. Joseph            IN       46544           Retail                  Anchored                  3,130,000
   132     Henrico               VA       23150         Industrial            Office/Warehouse              3,075,000
   133     Macomb                MI       48080        Self Storage             Self Storage                3,000,000
   134     Thurston              WA       98513        Multifamily                 Garden                   2,900,000
   135     Maricopa              AZ       85338           Office                  Suburban                  2,900,000
   136     Marion                IN       46236           Retail                  Anchored                  2,670,000
   137     Ogle                  IL       61068         Industrial         Warehouse/Distribution           2,665,000
   138     Cumberland            ME       04101           Office                  Suburban                  2,650,000
   139     Jefferson             KY       40218        Multifamily                 Garden                   2,480,000
   140     Orange                CA       92614           Office                  Suburban                  2,410,000
   141     Hamilton              TN       37416           Retail                  Anchored                  2,400,000
   142     Los Angeles           CA       90713           Retail                 Unanchored                 2,400,000
   143     Snohomish             WA       98270        Self Storage             Self Storage                2,343,948
   144     Orange                CA       90630        Self Storage             Self Storage                2,300,000
   145     King                  WA       98007           Retail               Shadow Anchored              2,300,000
   146     Whatcom               WA       98225        Multifamily                 Student                  2,150,000
   147     Cook                  IL       60007         Industrial                  Flex                    2,080,000
   148     Westchester           NY       10583           Office                  Suburban                  2,000,000
   149     Los Angeles           CA       90815         Mixed Use         Restaurant/Service Center         2,000,000
   150     Plymouth              MA       02346        Self Storage             Self Storage                2,000,000
   151     Montgomery            AL       36116           Retail                 Unanchored                 2,000,000
   152     Boone                 IN       46052           Retail                 Unanchored                 1,950,000
   153     Wabash                IN       46992           Retail                  Anchored                  1,870,807
   154     Jefferson             AL       35209        Multifamily                 Garden                   1,740,000
   155     Montgomery            OH       45410           Retail                 Unanchored                 1,728,000
   156     Clayton               GA       30236        Multifamily                 Garden                   1,500,000
   157     Harris                TX       77040           Retail               Shadow Anchored              1,350,000
------------------------------------------------------------------------------------------------------------------------
                                                                                                       $3,146,075,728
========================================================================================================================

                   CUT-OFF       MATURITY/ARD                              MORTGAGE                          SUB-
                    DATE             DATE                 LOAN               RATE      ADMINISTRATIVE     SERVICING
SEQUENCE           BALANCE          BALANCE              TYPE (3)           (4)(5)    FEE RATE (5)(6)    FEE RATE (5)
----------------------------------------------------------------------------------------------------------------------

    1           $271,200,000      $271,200,000         Interest Only         5.743%         0.021%           0.010%
   1.1            53,880,000        53,880,000
   1.2            40,320,000        40,320,000
   1.3            32,760,000        32,760,000
   1.4            31,480,000        31,480,000
   1.5            29,320,000        29,320,000
   1.6            28,200,000        28,200,000
   1.7            28,000,000        28,000,000
   1.8            27,240,000        27,240,000

    2            220,000,000       220,000,000         Interest Only         6.103%         0.021%           0.010%

    3            190,000,000       190,000,000         Interest Only         5.596%         0.021%           0.010%
   3.1            33,892,614        33,892,614
   3.2            23,000,407        23,000,407
   3.3            21,009,263        21,009,263
   3.4            20,582,202        20,582,202
   3.5            18,425,348        18,425,348
   3.6            15,282,913        15,282,913
   3.7            13,719,838        13,719,838
   3.8            12,311,682        12,311,682
   3.9            11,171,648        11,171,648
  3.10             9,504,850         9,504,850
  3.11             5,630,895         5,630,895
  3.12             5,468,339         5,468,339

                 184,806,114       184,806,114

    4            104,770,697       104,770,697         Interest Only         5.948%         0.071%           0.050%
   4.1            13,824,427        13,824,427
   4.2            12,022,693        12,022,693
   4.3            10,156,344        10,156,344
   4.4             8,987,523         8,987,523
   4.5             8,678,875         8,678,875
   4.6             7,862,815         7,862,815
   4.7             7,350,732         7,350,732
   4.8             5,860,131         5,860,131
   4.9             5,453,805         5,453,805
  4.10             4,028,814         4,028,814
  4.11             3,708,608         3,708,608
  4.12             3,662,584         3,662,584
  4.13             3,171,555         3,171,555
  4.14             3,023,039         3,023,039
  4.15             2,964,819         2,964,819
  4.16             1,364,493         1,364,493
  4.17               983,425           983,425
  4.18               967,799           967,799
  4.19               698,216           698,216
    5             80,035,417        80,035,417         Interest Only         5.905%         0.071%           0.050%
   5.1            25,850,000        25,850,000
   5.2            25,635,743        25,635,743
   5.3            10,563,142        10,563,142
   5.4             6,686,883         6,686,883
   5.5             4,895,239         4,895,239
   5.6             4,548,795         4,548,795
   5.7             1,855,615         1,855,615

    6            167,000,000       167,000,000         Interest Only         5.699%         0.031%           0.010%
   6.1            56,700,000        56,700,000
   6.2            49,800,000        49,800,000
   6.3            41,900,000        41,900,000
   6.4            18,600,000        18,600,000

    7            165,875,000       165,875,000         Interest Only         5.477%         0.031%           0.010%
    8            162,500,000       162,500,000         Interest Only         5.728%         0.031%           0.010%
    9            144,000,000       135,062,204          IO, Balloon          6.101%         0.021%           0.010%
   10            102,583,000       102,583,000         Interest Only         5.498%         0.021%           0.010%
   11            102,000,000       102,000,000         Interest Only         5.823%         0.031%           0.010%
   12             80,750,000        80,750,000         Interest Only         5.538%         0.041%           0.020%
   13             60,900,000        59,388,774          IO, Balloon          5.485%         0.031%           0.010%

                  49,756,093        39,366,630
   14             15,280,659        12,085,776            Balloon            6.395%         0.041%           0.020%
  14.1             4,478,578         3,542,196
  14.2             4,329,292         3,424,123
  14.3             3,396,255         2,686,165
  14.4             2,330,105         1,842,926
  14.5               746,430           590,366
   15             12,974,465        10,266,860            Balloon            6.403%         0.041%           0.020%
  15.1             4,850,965         3,838,630
  15.2             3,227,757         2,554,166
  15.3             2,791,171         2,208,689
  15.4             2,104,572         1,665,375
   16              7,104,798         5,622,117            Balloon            6.403%         0.041%           0.020%
  16.1             2,768,781         2,190,972
  16.2             2,544,891         2,013,805
  16.3             1,791,125         1,417,340
   17              5,462,933         4,322,889            Balloon            6.403%         0.041%           0.020%
  17.1             4,850,965         3,838,631
  17.2               611,968           484,258
   18              5,298,746         4,192,966            Balloon            6.403%         0.041%           0.020%
  18.1             4,776,335         3,779,575
  18.2               522,412           413,391
   19              3,283,730         2,598,458            Balloon            6.403%         0.041%           0.020%
   20                350,762           277,563            Balloon            6.403%         0.041%           0.020%

   21             47,000,000        47,000,000         Interest Only         5.636%         0.021%           0.010%
   22             46,500,000        40,943,869          IO, Balloon          5.651%         0.041%           0.030%
   23             39,000,000        39,000,000         Interest Only         5.672%         0.041%           0.020%
   24             32,400,000        32,400,000         Interest Only         5.644%         0.041%           0.020%
   25             31,200,000        29,558,935          IO, Balloon          5.635%         0.041%           0.020%
   26             30,000,000        26,491,087          IO, Balloon          5.765%         0.041%           0.020%
   27             28,960,000        27,483,440          IO, Balloon          5.907%         0.071%           0.050%
   28             24,350,000        24,350,000         Interest Only         5.650%         0.041%           0.020%
   29             23,214,384        19,694,220            Balloon            5.880%         0.071%           0.050%
   30             23,000,000        20,166,017          IO, Balloon          5.470%         0.041%           0.020%
   31             21,844,042        20,520,860            Balloon            5.945%         0.041%           0.020%

   32             21,000,000        18,208,661          IO, Balloon          5.900%         0.031%           0.020%
  32.1            10,481,675         9,088,442
  32.2             4,471,204         3,876,888
  32.3             2,712,042         2,351,555
  32.4             2,162,304         1,874,888
  32.5             1,172,775         1,016,889

   33             20,000,000        17,535,666          IO, Balloon          5.470%         0.041%           0.020%
   34             19,000,000        17,053,559          IO, Balloon          5.582%         0.031%           0.020%
   35             18,000,000        15,888,414          IO, Balloon          5.758%         0.031%           0.020%
   36             16,875,000        16,875,000         Interest Only         5.835%         0.041%           0.020%
   37             16,859,224        10,399,852            Balloon            6.298%         0.071%           0.050%
   38             16,650,000        16,650,000         Interest Only         5.370%         0.021%           0.010%
   39             16,400,000        15,424,209          IO, Balloon          6.290%         0.041%           0.020%
   40             16,390,782        14,666,154            Balloon            5.860%         0.041%           0.020%
   41             16,300,000        15,202,869          IO, Balloon          5.662%         0.041%           0.030%
   42             15,555,000        14,291,689          IO, Balloon          5.833%         0.041%           0.020%
   43             15,372,346        12,972,532            Balloon            5.700%         0.041%           0.020%
   44             15,000,000        13,239,738          IO, Balloon          5.756%         0.041%           0.020%
   45             14,675,000        13,770,260          IO, Balloon          6.150%         0.031%           0.020%
   46             14,500,000        12,608,747          IO, Balloon          6.011%         0.041%           0.020%
   47             14,300,000        12,877,002          IO, Balloon          5.746%         0.041%           0.020%
   48             14,113,239        10,966,439            Balloon            5.923%         0.041%           0.020%
   49             14,000,000        14,000,000         Interest Only         5.750%         0.071%           0.060%
   50             13,960,400        11,807,535            Balloon            5.748%         0.041%           0.020%
   51             13,400,000        12,465,351          IO, Balloon          5.489%         0.041%           0.020%
   52             12,500,000        11,656,386          IO, Balloon          5.662%         0.041%           0.020%
   53             12,000,000        12,000,000    Interest Only, Hyper Am    5.548%         0.041%           0.020%
   54             11,993,276        10,733,819            Balloon            5.869%         0.031%           0.020%
   55             11,500,000        11,500,000         Interest Only         5.725%         0.041%           0.020%
   56             11,468,711         9,654,198            Balloon            5.659%         0.041%           0.020%
   57             11,152,101         9,461,028            Balloon            5.880%         0.071%           0.050%
   58             11,100,000        11,100,000         Interest Only         5.750%         0.041%           0.020%
   59             11,000,000         9,510,522          IO, Balloon          5.790%         0.071%           0.060%
   60             10,990,000         9,698,979          IO, Balloon          5.750%         0.041%           0.030%
   61             10,800,000        10,105,911          IO, Balloon          5.903%         0.041%           0.020%
   62             10,450,000         9,410,859          IO, Balloon          5.750%         0.041%           0.020%
   63             10,391,239         8,820,525           Hyper Am            5.938%         0.041%           0.030%
   64             10,081,679         9,051,388            Balloon            5.942%         0.041%           0.030%
   65             10,000,000        10,000,000         Interest Only         5.846%         0.041%           0.020%
   66              9,728,000         8,581,285          IO, Balloon          5.730%         0.031%           0.020%
   67              9,650,000         8,484,996          IO, Balloon          5.581%         0.031%           0.020%
   68              9,200,000         9,200,000         Interest Only         5.691%         0.041%           0.020%
   69              9,100,000         8,538,557          IO, Balloon          6.112%         0.041%           0.020%
   70              8,974,377         7,584,126            Balloon            5.720%         0.041%           0.020%
   71              8,792,250         7,917,520          IO, Balloon          5.747%         0.041%           0.020%
   72              8,350,000         7,025,606            Balloon            5.673%         0.041%           0.020%
   73              8,350,000         7,506,889          IO, Balloon          5.664%         0.041%           0.020%
   74              7,840,000         7,042,200          IO, Balloon          5.620%         0.041%           0.020%
   75              7,500,000         7,500,000         Interest Only         5.950%         0.041%           0.020%
   76              7,157,708         6,072,333            Balloon            5.880%         0.071%           0.050%
   77              6,993,754         5,897,753            Balloon            5.715%         0.041%           0.020%
   78              6,900,000         6,252,804          IO, Balloon          6.061%         0.031%           0.020%
   79              6,650,000         5,855,821          IO, Balloon          5.654%         0.031%           0.020%
   80              6,500,000         5,483,479            Balloon            5.761%         0.041%           0.020%
   81              6,494,399         6,075,679            Balloon            5.851%         0.041%           0.020%
   82              6,402,500         6,028,657          IO, Balloon          6.405%         0.041%           0.030%
   83              6,189,437         5,254,706            Balloon            5.905%         0.031%           0.020%
   84              6,073,753         5,174,582           Hyper Am            6.000%         0.041%           0.020%
   85              6,000,000         5,589,748          IO, Balloon          5.579%         0.081%           0.060%
   86              6,000,000         5,608,290          IO, Balloon          5.836%         0.041%           0.020%
   87              6,000,000         6,000,000         Interest Only         5.843%         0.041%           0.020%
   88              6,000,000         5,598,517          IO, Balloon          5.710%         0.041%           0.020%
   89              6,000,000         5,292,733          IO, Balloon          5.730%         0.031%           0.020%

   90              5,929,274         5,000,373            Balloon            5.678%         0.041%           0.020%
  90.1             3,083,222         2,600,194
  90.2             2,846,051         2,400,179

   91              5,894,993         4,999,840            Balloon            5.910%         0.041%           0.020%
   92              5,850,000         5,850,000         Interest Only         5.875%         0.081%           0.060%
   93              5,792,597         4,505,379            Balloon            6.000%         0.031%           0.020%
   94              5,775,427         3,766,839            Balloon            5.600%         0.031%           0.020%
   95              5,530,929         4,728,982            Balloon            6.087%         0.031%           0.020%
   96              5,495,049         4,629,075            Balloon            5.680%         0.041%           0.020%
   97              5,463,810         2,482,854            Balloon            5.970%         0.051%           0.040%
   98              5,449,000         4,803,806          IO, Balloon          5.704%         0.081%           0.060%
   99              5,300,000         4,675,769          IO, Balloon          5.738%         0.041%           0.020%
   100             5,000,000         4,446,669          IO, Balloon          6.095%         0.091%           0.080%
   101             4,872,000         4,297,699          IO, Balloon          5.730%         0.031%           0.020%
   102             4,837,500         4,513,805          IO, Balloon          5.710%         0.041%           0.020%
   103             4,817,800         4,495,423          IO, Balloon          5.710%         0.041%           0.020%
   104             4,596,068         3,894,968            Balloon            5.882%         0.031%           0.020%
   105             4,580,229         3,705,020            Balloon            6.550%         0.031%           0.020%
   106             4,557,190         3,871,934            Balloon            5.970%         0.091%           0.080%
   107             4,540,000         4,030,390          IO, Balloon          6.011%         0.031%           0.020%
   108             4,532,211         3,020,364            Balloon            6.170%         0.041%           0.020%
   109             4,400,000         4,293,818          IO, Balloon          5.689%         0.041%           0.020%
   110             4,400,000         3,885,081          IO, Balloon          5.772%         0.041%           0.020%
   111             4,370,000         3,852,210          IO, Balloon          5.700%         0.041%           0.020%
   112             4,320,000         3,789,587          IO, Balloon          5.491%         0.041%           0.020%
   113             3,968,566         3,728,445            Balloon            6.100%         0.041%           0.030%
   114             3,896,553         3,289,534            Balloon            5.752%         0.041%           0.020%
   115             3,867,500         3,867,500         Interest Only         6.048%         0.041%           0.020%
   116             3,800,000         3,545,728          IO, Balloon          5.710%         0.041%           0.020%
   117             3,793,650         3,558,682            Balloon            5.979%         0.041%           0.020%

   118             3,770,000         3,326,518          IO, Balloon          5.742%         0.041%           0.020%
  118.1            2,186,600         1,929,381
  118.2            1,583,400         1,397,138

   119             3,743,946         3,197,306            Balloon            6.110%         0.031%           0.020%
   120             3,550,000         3,312,456          IO, Balloon          5.710%         0.041%           0.020%
   121             3,500,000         3,049,689          IO, Balloon          6.090%         0.031%           0.020%
   122             3,500,000         3,142,517          IO, Balloon          5.599%         0.031%           0.020%
   123             3,450,000         3,037,348          IO, Balloon          5.645%         0.041%           0.020%
   124             3,343,517         2,836,515            Balloon            5.880%         0.071%           0.050%
   125             3,280,000         2,896,019          IO, Balloon          5.770%         0.021%           0.010%
   126             3,245,241         2,753,143            Balloon            5.880%         0.071%           0.050%
   127             3,222,173         2,722,791            Balloon            5.784%         0.031%           0.020%
   128             3,200,000         2,831,210          IO, Balloon          5.850%         0.041%           0.020%
   129             3,200,000         2,836,597          IO, Balloon          5.934%         0.041%           0.020%
   130             3,162,192         2,668,386            Balloon            5.737%         0.031%           0.020%
   131             3,130,000         2,759,135          IO, Balloon          5.700%         0.041%           0.020%
   132             3,075,000         2,773,644          IO, Balloon          5.820%         0.031%           0.020%
   133             3,000,000         2,796,073          IO, Balloon          5.610%         0.041%           0.020%
   134             2,900,000         2,900,000         Interest Only         5.767%         0.031%           0.020%
   135             2,900,000         2,571,418          IO, Balloon          5.947%         0.031%           0.020%
   136             2,667,718         2,260,774            Balloon            5.882%         0.031%           0.020%
   137             2,665,000         2,665,000         Interest Only         6.048%         0.041%           0.020%
   138             2,650,000         1,733,356            Balloon            5.796%         0.041%           0.020%
   139             2,477,850         2,096,484            Balloon            5.827%         0.061%           0.050%
   140             2,406,139         2,056,459            Balloon            6.138%         0.031%           0.020%
   141             2,400,000         2,400,000    Interest Only, Hyper Am    5.625%         0.041%           0.020%
   142             2,396,060         2,042,548            Balloon            6.047%         0.031%           0.020%
   143             2,343,948         2,005,870            Balloon            6.253%         0.031%           0.020%
   144             2,300,000         2,150,662          IO, Balloon          5.868%         0.031%           0.020%
   145             2,300,000         1,994,316          IO, Balloon          5.891%         0.031%           0.020%
   146             2,146,237         1,816,588            Balloon            5.801%         0.031%           0.020%
   147             2,077,497         1,851,155            Balloon            5.666%         0.031%           0.020%
   148             2,000,000         1,731,743          IO, Balloon          5.837%         0.041%           0.020%
   149             2,000,000         1,807,915            Balloon            5.945%         0.041%           0.020%
   150             2,000,000         1,820,159          IO, Balloon          6.283%         0.041%           0.030%
   151             1,991,710         1,544,513            Balloon            5.825%         0.091%           0.080%
   152             1,950,000         1,759,447          IO, Balloon          5.836%         0.041%           0.020%
   153             1,867,599         1,584,401            Balloon            5.880%         0.071%           0.050%
   154             1,740,000         1,518,534          IO, Balloon          6.142%         0.091%           0.080%
   155             1,726,609         1,472,906            Balloon            6.110%         0.031%           0.020%
   156             1,493,933           986,716            Balloon            5.931%         0.091%           0.080%
   157             1,348,875         1,146,380            Balloon            5.980%         0.031%           0.020%
----------------------------------------------------------------------------------------------------------------------
              $3,145,214,397    $3,005,700,182                               5.780%         0.035%           0.019%
======================================================================================================================

                                                                                          ORIGINAL
                  NET                       FIRST        INTEREST                         TERM TO
               MORTGAGE        NOTE        PAYMENT       ACCRUAL          MONTHLY       MATURITY/ARD
SEQUENCE      RATE (4)(5)      DATE         DATE        METHOD (7)        PAYMENT        (PAYMENTS)
-------------------------------------------------------------------------------------------------------

    1           5.722%       1/26/2007    3/1/2007      Actual/360       1,315,945          120
   1.1
   1.2
   1.3
   1.4
   1.5
   1.6
   1.7
   1.8

    2           6.082%       12/8/2006    1/11/2007     Actual/360       1,134,423           84

    3           5.575%       1/11/2007    2/11/2007     Actual/360        898,339           120
   3.1
   3.2
   3.3
   3.4
   3.5
   3.6
   3.7
   3.8
   3.9
  3.10
  3.11
  3.12

    4           5.877%      12/28/2006    2/1/2007        30/360          519,313           120
   4.1
   4.2
   4.3
   4.4
   4.5
   4.6
   4.7
   4.8
   4.9
  4.10
  4.11
  4.12
  4.13
  4.14
  4.15
  4.16
  4.17
  4.18
  4.19
    5           5.834%       1/26/2007    3/1/2007        30/360          393,828           119
   5.1
   5.2
   5.3
   5.4
   5.5
   5.6
   5.7

    6           5.668%       12/8/2006    2/1/2007      Actual/360        804,126            72
   6.1
   6.2
   6.3
   6.4

    7           5.446%       12/6/2006    2/1/2007      Actual/360        767,596            60
    8           5.697%       9/28/2006    11/1/2006     Actual/360        786,454            84
    9           6.080%       2/1/2007     3/6/2007      Actual/360        872,726           120
   10           5.477%      12/29/2006    2/11/2007     Actual/360        476,529            60
   11           5.793%      11/21/2006    1/1/2007      Actual/360        501,868            60
   12           5.497%      12/15/2006    2/1/2007      Actual/360        377,837           120
   13           5.454%      11/15/2006    1/1/2007      Actual/360        345,211            84

   14           6.354%       9/27/2006    11/1/2006     Actual/360        102,701           120
  14.1
  14.2
  14.3
  14.4
  14.5
   15           6.362%       9/27/2006    11/1/2006     Actual/360        87,250            120
  15.1
  15.2
  15.3
  15.4
   16           6.362%       9/27/2006    11/1/2006     Actual/360        47,778            120
  16.1
  16.2
  16.3
   17           6.362%       9/27/2006    11/1/2006     Actual/360        36,737            120
  17.1
  17.2
   18           6.362%       9/27/2006    11/1/2006     Actual/360        35,633            120
  18.1
  18.2
   19           6.362%       9/27/2006    11/1/2006     Actual/360        22,082            120
   20           6.362%       9/27/2006    11/1/2006     Actual/360         2,359            120

   21           5.615%      12/28/2006    2/11/2007     Actual/360        223,809           120
   22           5.610%       12/4/2006    2/1/2007      Actual/360        268,444           120
   23           5.631%      12/14/2006    2/1/2007      Actual/360        186,900           120
   24           5.603%      12/20/2006    2/1/2007      Actual/360        154,505           120
   25           5.594%      12/27/2006    2/1/2007      Actual/360        179,802           120
   26           5.724%       11/6/2006    1/1/2007      Actual/360        175,358           120
   27           5.836%      12/20/2006    2/1/2007      Actual/360        171,902           169
   28           5.609%      12/12/2006    2/1/2007      Actual/360        116,240           120
   29           5.809%      11/22/2006    1/1/2007      Actual/360        137,632           120
   30           5.429%      12/11/2006    2/1/2007      Actual/360        130,159           120
   31           5.904%       9/29/2006    11/1/2006     Actual/360        130,659            60

   32           5.869%      12/13/2006    3/1/2007      Actual/360        124,559           119
  32.1
  32.2
  32.3
  32.4
  32.5

   33           5.429%       12/8/2006    2/1/2007      Actual/360        113,182           120
   34           5.551%      12/22/2006    2/1/2007      Actual/360        108,859           120
   35           5.727%      12/28/2006    2/1/2007      Actual/360        105,135           120
   36           5.794%       10/3/2006    12/1/2006     Actual/360        83,194            120
   37           6.227%      11/15/2006    1/1/2007      Actual/360        111,986           179
   38           5.349%      12/15/2006    2/11/2007     Actual/360        75,544            120
   39           6.249%       6/27/2006    8/1/2006      Actual/360        101,405           120
   40           5.819%      12/22/2006    2/1/2007      Actual/360        91,974            120
   41           5.621%       11/6/2006    1/1/2007      Actual/360        94,213            120
   42           5.792%       1/25/2007    3/1/2007      Actual/360        91,597            120
   43           5.659%      11/29/2006    1/1/2007      Actual/360        89,382            120
   44           5.715%      12/11/2006    2/1/2007      Actual/360        87,593            120
   45           6.119%       12/4/2006    2/1/2007      Actual/360        89,404             84
   46           5.970%       11/8/2006    1/1/2007      Actual/360        87,037            144
   47           5.705%       12/7/2006    2/1/2007      Actual/360        83,415            120
   48           5.882%       11/8/2006    1/1/2007      Actual/360        90,504            120
   49           5.679%      11/28/2006    1/1/2007      Actual/360        68,015            120
   50           5.708%      10/17/2006    12/1/2006     Actual/360        81,685            120
   51           5.448%       1/29/2007    3/1/2007      Actual/360        75,991            120
   52           5.621%      12/14/2006    2/1/2007      Actual/360        72,249            120
   53           5.507%      12/22/2006    2/1/2007      Actual/360        56,251            120
   54           5.838%      12/15/2006    2/1/2007      Actual/360        67,370            120
   55           5.684%      11/13/2006    1/1/2007      Actual/360        55,627            120
   56           5.618%       2/12/2007    3/1/2007      Actual/360        66,267            121
   57           5.809%      11/22/2006    1/1/2007      Actual/360        66,118            120
   58           5.709%       1/31/2007    3/1/2007      Actual/360        53,926            120
   59           5.719%      11/22/2006    1/1/2007      Actual/360        64,473            144
   60           5.709%      12/15/2006    2/1/2007      Actual/360        64,135            120
   61           5.862%      11/30/2006    1/1/2007      Actual/360        64,079            120
   62           5.709%      12/20/2006    2/1/2007      Actual/360        60,983            120
   63           5.897%       12/8/2006    2/1/2007      Actual/360        61,939            120
   64           5.901%      10/30/2006    12/1/2006     Actual/360        57,196            120
   65           5.805%      10/31/2006    12/1/2006     Actual/360        49,393            120
   66           5.699%      12/18/2006    2/1/2007      Actual/360        56,646            120
   67           5.550%      11/29/2006    1/1/2007      Actual/360        55,283            120
   68           5.650%       12/5/2006    2/1/2007      Actual/360        44,237            120
   69           6.071%       11/7/2006    1/1/2007      Actual/360        55,216            120
   70           5.679%       11/1/2006    12/1/2006     Actual/360        52,350            120
   71           5.707%       12/6/2006    2/1/2007      Actual/360        51,294            120
   72           5.632%       1/4/2007     3/1/2007      Actual/360        48,321            120
   73           5.623%      12/27/2006    2/1/2007      Actual/360        48,273            120
   74           5.579%      12/18/2006    2/1/2007      Actual/360        45,107            120
   75           5.909%      12/20/2006    2/1/2007      Actual/360        37,704             60
   76           5.809%      11/22/2006    1/1/2007      Actual/360        42,436            120
   77           5.674%      12/20/2006    2/1/2007      Actual/360        40,695            120
   78           6.030%      11/29/2006    1/1/2007      Actual/360        41,640            120
   79           5.623%      12/12/2006    2/1/2007      Actual/360        38,403            120
   80           5.720%       1/23/2007    3/1/2007      Actual/360        37,978            120
   81           5.810%      12/15/2006    2/1/2007      Actual/360        38,350             60
   82           6.364%       8/17/2006    10/1/2006     Actual/360        40,069            120
   83           5.874%      11/14/2006    1/1/2007      Actual/360        36,794            120
   84           5.959%      10/27/2006    12/1/2006     Actual/360        36,513            120
   85           5.498%       11/9/2006    1/1/2007      Actual/360        34,365            120
   86           5.795%       10/3/2006    12/1/2006     Actual/360        35,343            120
   87           5.802%      12/19/2006    2/1/2007      Actual/360        29,621            120
   88           5.669%       1/11/2007    3/1/2007      Actual/360        34,862            120
   89           5.699%      12/18/2006    2/1/2007      Actual/360        34,938            120

   90           5.637%      11/29/2006    1/1/2007      Actual/360        34,393            120
  90.1
  90.2

   91           5.869%      12/19/2006    2/1/2007      Actual/360        35,033            120
   92           5.794%       11/8/2006    1/1/2007      Actual/360        29,038             60
   93           5.969%      12/11/2006    2/1/2007      Actual/360        37,369            120
   94           5.569%      11/29/2006    1/1/2007      Actual/360        40,226            120
   95           6.056%       9/22/2006    11/1/2006     Actual/360        33,586            120
   96           5.639%      12/22/2006    2/1/2007      Actual/360        31,852            120
   97           5.919%      11/14/2006    1/1/2007      Actual/360        46,323            120
   98           5.623%      12/28/2006    2/1/2007      Actual/360        31,640            120
   99           5.697%       1/10/2007    3/1/2007      Actual/360        30,889            120
   100          6.004%       1/26/2007    3/1/2007      Actual/360        30,284            120
   101          5.699%      12/18/2006    2/1/2007      Actual/360        28,370            120
   102          5.669%       1/11/2007    3/1/2007      Actual/360        28,108            120
   103          5.669%       1/17/2007    3/1/2007      Actual/360        27,993            120
   104          5.851%      12/29/2006    2/1/2007      Actual/360        27,231            120
   105          6.519%      12/21/2006    2/1/2007      Actual/360        30,631            120
   106          5.879%       12/7/2006    2/1/2007      Actual/360        27,258            120
   107          5.980%      12/28/2006    2/1/2007      Actual/360        27,252            120
   108          6.129%      11/22/2006    1/1/2007      Actual/360        33,045            120
   109          5.648%      12/20/2006    2/1/2007      Actual/360        25,507             60
   110          5.731%      12/22/2006    2/1/2007      Actual/360        25,739            120
   111          5.659%       12/8/2006    2/1/2007      Actual/360        25,364            120
   112          5.450%      12/19/2006    2/1/2007      Actual/360        24,504            120
   113          6.059%       11/2/2006    1/1/2007      Actual/360        24,088             60
   114          5.711%      12/20/2006    2/1/2007      Actual/360        22,764            120
   115          6.007%       8/29/2006    10/1/2006     Actual/360        19,763            120
   116          5.669%       1/11/2007    3/1/2007      Actual/360        22,079            120
   117          5.938%      11/15/2006    1/1/2007      Actual/360        22,732             60

   118          5.701%       12/6/2006    2/1/2007      Actual/360        21,982            120
  118.1
  118.2

   119          6.079%       11/1/2006    1/1/2007      Actual/360        22,749            120
   120          5.669%       1/11/2007    3/1/2007      Actual/360        20,627            120
   121          6.059%       11/1/2006    12/1/2006     Actual/360        21,187            120
   122          5.568%      12/14/2006    2/1/2007      Actual/360        20,091            120
   123          5.604%      12/19/2006    2/1/2007      Actual/360        19,904            120
   124          5.809%      11/22/2006    1/1/2007      Actual/360        19,823            120
   125          5.749%      12/22/2006    2/11/2007     Actual/360        19,183            120
   126          5.809%      11/22/2006    1/1/2007      Actual/360        19,240            120
   127          5.753%      12/12/2006    2/1/2007      Actual/360        18,890            120
   128          5.809%      11/22/2006    1/1/2007      Actual/360        18,878            120
   129          5.893%      11/27/2006    1/1/2007      Actual/360        19,050            120
   130          5.706%      12/12/2006    2/1/2007      Actual/360        18,444            120
   131          5.659%      12/12/2006    2/1/2007      Actual/360        18,167            120
   132          5.789%      11/20/2006    1/1/2007      Actual/360        18,082            120
   133          5.569%       11/3/2006    1/1/2007      Actual/360        17,241            120
   134          5.736%      12/14/2006    2/1/2007      Actual/360        14,130            120
   135          5.916%      11/15/2006    1/1/2007      Actual/360        17,288            120
   136          5.851%       12/5/2006    2/1/2007      Actual/360        15,806            120
   137          6.007%       8/29/2006    10/1/2006     Actual/360        13,618            120
   138          5.755%       1/30/2007    3/1/2007      Actual/360        18,675            120
   139          5.766%      12/27/2006    2/1/2007      Actual/360        14,594            120
   140          6.107%      11/16/2006    1/1/2007      Actual/360        14,664            120
   141          5.584%      12/22/2006    2/1/2007        30/360          11,250             84
   142          6.016%      11/15/2006    1/1/2007      Actual/360        14,462            120
   143          6.222%       1/9/2007     3/1/2007      Actual/360        14,437            120
   144          5.837%       1/9/2007     3/1/2007      Actual/360        13,595            120
   145          5.860%       11/6/2006    1/1/2007      Actual/360        13,629            120
   146          5.770%       11/6/2006    1/1/2007      Actual/360        12,617            120
   147          5.635%       11/1/2006    1/1/2007      Actual/360        11,397            120
   148          5.796%       12/1/2006    1/1/2007      Actual/360        11,782            120
   149          5.904%       1/24/2007    3/1/2007      Actual/360        11,920             84
   150          6.242%       6/8/2006     12/1/2006     Actual/360        12,357            116
   151          5.734%      10/30/2006    12/1/2006     Actual/360        12,673            120
   152          5.795%      11/21/2006    1/1/2007      Actual/360        11,486            120
   153          5.809%      11/22/2006    1/1/2007      Actual/360        11,073            120
   154          6.051%       9/27/2006    11/1/2006     Actual/360        10,592            120
   155          6.079%      12/13/2006    2/1/2007      Actual/360        10,483            120
   156          5.840%      11/16/2006    1/1/2007      Actual/360        10,687            120
   157          5.949%      12/19/2006    2/1/2007      Actual/360         8,077            120
-------------------------------------------------------------------------------------------------------
                5.745%                                                                      105
=======================================================================================================

               ORIGINAL
             AMORTIZATION                               REMAINING
                 TERM        INTEREST                    TERM TO                           CROSS-
              (PAYMENTS)       ONLY       SEASONING    MATURITY/ARD    MATURITY/ARD    COLLATERALIZED
SEQUENCE          (7)       PERIOD (8)   (PAYMENTS)     (PAYMENTS)         DATE            LOANS
-------------------------------------------------------------------------------------------------------

    1              0            120           0            120           2/1/2017            NO
   1.1
   1.2
   1.3
   1.4
   1.5
   1.6
   1.7
   1.8

    2              0            84            2             82          12/11/2013           NO

    3              0            120           1            119           1/11/2017           NO
   3.1
   3.2
   3.3
   3.4
   3.5
   3.6
   3.7
   3.8
   3.9
  3.10
  3.11
  3.12

    4              0            120           1            119           1/1/2017       BACM 07-1 A
   4.1
   4.2
   4.3
   4.4
   4.5
   4.6
   4.7
   4.8
   4.9
  4.10
  4.11
  4.12
  4.13
  4.14
  4.15
  4.16
  4.17
  4.18
  4.19
    5              0            119           0            119           1/1/2017       BACM 07-1 A
   5.1
   5.2
   5.3
   5.4
   5.5
   5.6
   5.7
    6              0            72            1             71           1/1/2013            NO
   6.1
   6.2
   6.3
   6.4

    7              0            60            1             59           1/1/2012            NO
    8              0            84            4             80           10/1/2013           NO
    9             360           60            0            120           2/6/2017            NO
   10              0            60            1             59           1/11/2012           NO
   11              0            60            2             58           12/1/2011           NO
   12              0            120           1            119           1/1/2017            NO
   13             360           60            2             82           12/1/2013           NO

   14             300            0            4            116           10/1/2016      BACM 07-1 B
  14.1
  14.2
  14.3
  14.4
  14.5
   15             300            0            4            116           10/1/2016      BACM 07-1 B
  15.1
  15.2
  15.3
  15.4
   16             300            0            4            116           10/1/2016      BACM 07-1 B
  16.1
  16.2
  16.3
   17             300            0            4            116           10/1/2016      BACM 07-1 B
  17.1
  17.2
   18             300            0            4            116           10/1/2016      BACM 07-1 B
  18.1
  18.2
   19             300            0            4            116           10/1/2016      BACM 07-1 B
   20             300            0            4            116           10/1/2016      BACM 07-1 B

   21              0            120           1            119           1/11/2017           NO
   22             360           24            1            119           1/1/2017            NO
   23              0            120           1            119           1/1/2017            NO
   24              0            120           1            119           1/1/2017            NO
   25             360           72            1            119           1/1/2017            NO
   26             360           24            2            118           12/1/2016           NO
   27             360           120           1            168           2/1/2021            NO
   28              0            120           1            119           1/1/2017            NO
   29             360            0            2            118           12/1/2016           NO
   30             360           24            1            119           1/1/2017            NO
   31             360            0            4             56           10/1/2011           NO

   32             360           11            0            119           1/1/2017            NO
  32.1
  32.2
  32.3
  32.4
  32.5

   33             360           24            1            119           1/1/2017            NO
   34             360           36            1            119           1/1/2017            NO
   35             360           24            1            119           1/1/2017            NO
   36              0            120           3            117           11/1/2016           NO
   37             300            0            2            177           11/1/2021           NO
   38              0            120           1            119           1/11/2017           NO
   39             360           60            7            113           7/1/2016            NO
   40             420            0            1            119           1/1/2017            NO
   41             360           60            2            118           12/1/2016           NO
   42             360           48            0            120           2/1/2017            NO
   43             360            0            2            118           12/1/2016           NO
   44             360           24            1            119           1/1/2017            NO
   45             360           24            1             83           1/1/2014            NO
   46             360           36            2            142           12/1/2018           NO
   47             360           36            1            119           1/1/2017            NO
   48             300            0            2            118           12/1/2016           NO
   49              0            120           2            118           12/1/2016           NO
   50             360            0            3            117           11/1/2016           NO
   51             360           60            0            120           2/1/2017            NO
   52             360           60            1            119           1/1/2017            NO
   53              0            120           1            119           1/1/2017            NO
   54             420            0            1            119           1/1/2017            NO
   55              0            120           2            118           12/1/2016           NO
   56             360            1            0            121           3/1/2017            NO
   57             360            0            2            118           12/1/2016           NO
   58              0            120           0            120           2/1/2017            NO
   59             360           36            2            142           12/1/2018           NO
   60             360           24            1            119           1/1/2017            NO
   61             360           60            2            118           12/1/2016           NO
   62             360           36            1            119           1/1/2017            NO
   63             360            0            1            119           1/1/2017            NO
   64             420            0            3            117           11/1/2016           NO
   65              0            120           3            117           11/1/2016           NO
   66             360           24            1            119           1/1/2017            NO
   67             360           24            2            118           12/1/2016           NO
   68              0            120           1            119           1/1/2017            NO
   69             360           60            2            118           12/1/2016           NO
   70             360            0            3            117           11/1/2016           NO
   71             360           36            1            119           1/1/2017            NO
   72             360            0            0            120           2/1/2017            NO
   73             360           36            1            119           1/1/2017            NO
   74             360           36            1            119           1/1/2017            NO
   75              0            60            1             59           1/1/2012            NO
   76             360            0            2            118           12/1/2016           NO
   77             360            0            1            119           1/1/2017            NO
   78             360           36            2            118           12/1/2016           NO
   79             360           24            1            119           1/1/2017            NO
   80             360            0            0            120           2/1/2017            NO
   81             360            0            1             59           1/1/2012            NO
   82             360           60            5            115           9/1/2016            NO
   83             360            0            2            118           12/1/2016           NO
   84             360            0            3            117           11/1/2016           NO
   85             360           60            2            118           12/1/2016           NO
   86             360           60            3            117           11/1/2016           NO
   87              0            120           1            119           1/1/2017            NO
   88             360           60            0            120           2/1/2017            NO
   89             360           24            1            119           1/1/2017            NO

   90             360            0            2            118           12/1/2016           NO
  90.1
  90.2

   91             360            0            1            119           1/1/2017            NO
   92              0            60            2             58           12/1/2011           NO
   93             300            0            1            119           1/1/2017            NO
   94             240            0            2            118           12/1/2016           NO
   95             360            0            4            116           10/1/2016           NO
   96             360            0            1            119           1/1/2017            NO
   97             180            0            2            118           12/1/2016           NO
   98             360           24            1            119           1/1/2017            NO
   99             360           24            0            120           2/1/2017            NO
   100            360           24            0            120           2/1/2017            NO
   101            360           24            1            119           1/1/2017            NO
   102            360           60            0            120           2/1/2017            NO
   103            360           60            0            120           2/1/2017            NO
   104            360            0            1            119           1/1/2017            NO
   105            312            0            1            119           1/1/2017            NO
   106            360            0            1            119           1/1/2017            NO
   107            360           24            1            119           1/1/2017            NO
   108            240            0            2            118           12/1/2016           NO
   109            360           36            1             59           1/1/2012            NO
   110            360           24            1            119           1/1/2017            NO
   111            360           24            1            119           1/1/2017            NO
   112            360           24            1            119           1/1/2017            NO
   113            360            0            2             58           12/1/2011           NO
   114            360            0            1            119           1/1/2017            NO
   115             0            120           5            115           9/1/2016            NO
   116            360           60            0            120           2/1/2017            NO
   117            360            0            2             58           12/1/2011           NO

   118            360           24            1            119           1/1/2017            NO
  118.1
  118.2

   119            360            0            2            118           12/1/2016           NO
   120            360           60            0            120           2/1/2017            NO
   121            360           12            3            117           11/1/2016           NO
   122            360           36            1            119           1/1/2017            NO
   123            360           24            1            119           1/1/2017            NO
   124            360            0            2            118           12/1/2016           NO
   125            360           24            1            119           1/11/2017           NO
   126            360            0            2            118           12/1/2016           NO
   127            360            0            1            119           1/1/2017            NO
   128            360           24            2            118           12/1/2016           NO
   129            360           24            2            118           12/1/2016           NO
   130            360            0            1            119           1/1/2017            NO
   131            360           24            1            119           1/1/2017            NO
   132            360           36            2            118           12/1/2016           NO
   133            360           60            2            118           12/1/2016           NO
   134             0            120           1            119           1/1/2017            NO
   135            360           24            2            118           12/1/2016           NO
   136            360            0            1            119           1/1/2017            NO
   137             0            120           5            115           9/1/2016            NO
   138            240            0            0            120           2/1/2017            NO
   139            360            0            1            119           1/1/2017            NO
   140            360            0            2            118           12/1/2016           NO
   141             0            84            1             83           1/1/2014            NO
   142            360            0            2            118           12/1/2016           NO
   143            360            0            0            120           2/1/2017            NO
   144            360           60            0            120           2/1/2017            NO
   145            360           12            2            118           12/1/2016           NO
   146            360            0            2            118           12/1/2016           NO
   147            420            0            2            118           12/1/2016           NO
   148            360           12            2            118           12/1/2016           NO
   149            360            0            0             84           2/1/2014            NO
   150            360           32            3            113           7/1/2016            NO
   151            300            0            3            117           11/1/2016           NO
   152            360           36            2            118           12/1/2016           NO
   153            360            0            2            118           12/1/2016           NO
   154            360           12            4            116           10/1/2016           NO
   155            360            0            1            119           1/1/2017            NO
   156            240            0            2            118           12/1/2016           NO
   157            360            0            1            119           1/1/2017            NO
-------------------------------------------------------------------------------------------------------
                  355                         1            104
=======================================================================================================

                                                                                                        YIELD
               RELATED                                                                               MAINTENANCE
SEQUENCE        LOANS                          PREPAYMENT PROVISION (PAYMENTS)                          TYPE
--------------------------------------------------------------------------------------------------------------------

    1             No                             LO(115)/OPEN(5)/DEFEASANCE
   1.1
   1.2
   1.3
   1.4
   1.5
   1.6
   1.7
   1.8

    2             No                              LO(81)/OPEN(3)/DEFEASANCE

    3             No                             LO(117)/OPEN(3)/DEFEASANCE
   3.1
   3.2
   3.3
   3.4
   3.5
   3.6
   3.7
   3.8
   3.9
  3.10
  3.11
  3.12

    4        BACM 07-1 A       LO(23)/GRTR1%PPMTorYM(2)/GRTR1%PPMTorYMorDEFEASANCE(92)/OPEN(3)      Int Diff MEY
   4.1
   4.2
   4.3
   4.4
   4.5
   4.6
   4.7
   4.8
   4.9
  4.10
  4.11
  4.12
  4.13
  4.14
  4.15
  4.16
  4.17
  4.18
  4.19
    5        BACM 07-1 A       LO(23)/GRTR1%PPMTorYM(1)/GRTR1%PPMTorYMorDEFEASANCE(92)/OPEN(3)      Int Diff MEY
   5.1
   5.2
   5.3
   5.4
   5.5
   5.6
   5.7

    6             No                              LO(63)/OPEN(9)/DEFEASANCE
   6.1
   6.2
   6.3
   6.4

    7             No                          LO(24)/GRTR1%PPMTorYM(29)/OPEN(7)                     Int Diff MEY
    8             No                              LO(78)/OPEN(6)/DEFEASANCE
    9             No                             LO(119)/OPEN(1)/DEFEASANCE
   10             No         LO(25)/DEFEASANCE(11)/2%orDEFEASANCE(11)/1%orDEFEASANCE(9)/OPEN(4)
   11             No                              LO(57)/OPEN(3)/DEFEASANCE
   12             No                             LO(114)/OPEN(6)/DEFEASANCE
   13             No                              LO(77)/OPEN(7)/DEFEASANCE

   14        BACM 07-1 C                         LO(116)/OPEN(4)/DEFEASANCE
  14.1
  14.2
  14.3
  14.4
  14.5
   15        BACM 07-1 C                         LO(116)/OPEN(4)/DEFEASANCE
  15.1
  15.2
  15.3
  15.4
   16        BACM 07-1 C                         LO(116)/OPEN(4)/DEFEASANCE
  16.1
  16.2
  16.3
   17        BACM 07-1 C                         LO(116)/OPEN(4)/DEFEASANCE
  17.1
  17.2
   18        BACM 07-1 C                         LO(116)/OPEN(4)/DEFEASANCE
  18.1
  18.2
   19        BACM 07-1 C         LO(28)/DEFEASANCE(9)/GRTR1%PPMTorYMorDEFEASANCE(79)/OPEN(4)        Int Diff MEY
   20        BACM 07-1 C         LO(28)/DEFEASANCE(9)/GRTR1%PPMTorYMorDEFEASANCE(79)/OPEN(4)        Int Diff MEY

   21             No                             LO(114)/OPEN(6)/DEFEASANCE
   22             No                             LO(116)/OPEN(4)/DEFEASANCE
   23             No                             LO(116)/OPEN(4)/DEFEASANCE
   24             No           LO(24)/GRTR1%PPMTorYM(1)/GRTR1%PPMTorYMorDEFEASANCE(91)/OPEN(4)      Int Diff MEY
   25             No                             LO(117)/OPEN(3)/DEFEASANCE
   26             No                             LO(117)/OPEN(3)/DEFEASANCE
   27             No                             LO(165)/OPEN(4)/DEFEASANCE
   28             No                          LO(35)/GRTR1%PPMTorYM(81)/OPEN(4)                     Int Diff MEY
   29        BACM 07-1 B                         LO(117)/OPEN(3)/DEFEASANCE
   30        BACM 07-1 D       LO(24)/GRTR1%PPMTorYM(1)/GRTR1%PPMTorYMorDEFEASANCE(92)/OPEN(3)      Int Diff MEY
   31             No                              LO(56)/OPEN(4)/DEFEASANCE

   32             No                             LO(115)/OPEN(4)/DEFEASANCE
  32.1
  32.2
  32.3
  32.4
  32.5

   33        BACM 07-1 D       LO(24)/GRTR1%PPMTorYM(1)/GRTR1%PPMTorYMorDEFEASANCE(92)/OPEN(3)      Int Diff MEY
   34             No                             LO(116)/OPEN(4)/DEFEASANCE
   35             No                             LO(116)/OPEN(4)/DEFEASANCE
   36             No                             LO(116)/OPEN(4)/DEFEASANCE
   37             No                             LO(175)/OPEN(4)/DEFEASANCE
   38             No                          LO(23)/GRTR1%PPMTorYM(91)/OPEN(6)                        NPV MEY
   39             No                             LO(116)/OPEN(4)/DEFEASANCE
   40             No                             LO(117)/OPEN(3)/DEFEASANCE
   41             No                             LO(116)/OPEN(4)/DEFEASANCE
   42        BACM 07-1 F                         LO(116)/OPEN(4)/DEFEASANCE
   43             No                             LO(117)/OPEN(3)/DEFEASANCE
   44             No                          LO(36)/GRTR1%PPMTorYM(77)/OPEN(7)                     Int Diff MEY
   45             No                              LO(80)/OPEN(4)/DEFEASANCE
   46             No                             LO(141)/OPEN(3)/DEFEASANCE
   47             No            LO(25)/DEFEASANCE(23)/GRTR1%PPMTorYMorDEFEASANCE(64)/OPEN(8)        Int Diff MEY
   48             No                             LO(116)/OPEN(4)/DEFEASANCE
   49             No                          LO(35)/GRTR1%PPMTorYM(78)/OPEN(7)                        NPV BEY
   50             No                             LO(117)/OPEN(3)/DEFEASANCE
   51             No                             LO(116)/OPEN(4)/DEFEASANCE
   52             No                             LO(115)/OPEN(5)/DEFEASANCE
   53             No                             LO(117)/OPEN(3)/DEFEASANCE
   54             No                             LO(116)/OPEN(4)/DEFEASANCE
   55             No                          LO(36)/GRTR1%PPMTorYM(80)/OPEN(4)                     Int Diff MEY
   56             No                             LO(118)/OPEN(3)/DEFEASANCE
   57        BACM 07-1 B                         LO(117)/OPEN(3)/DEFEASANCE
   58        BACM 07-1 H                         LO(117)/OPEN(3)/DEFEASANCE
   59             No                             LO(140)/OPEN(4)/DEFEASANCE
   60             No                             LO(116)/OPEN(4)/DEFEASANCE
   61             No                             LO(117)/OPEN(3)/DEFEASANCE
   62             No                             LO(115)/OPEN(5)/DEFEASANCE
   63             No                             LO(113)/OPEN(7)/DEFEASANCE
   64             No                             LO(116)/OPEN(4)/DEFEASANCE
   65             No                             LO(117)/OPEN(3)/DEFEASANCE
   66        BACM 07-1 G                         LO(116)/OPEN(4)/DEFEASANCE
   67             No                          LO(23)/GRTR1%PPMTorYM(93)/OPEN(4)                        NPV BEY
   68        BACM 07-1 H                      LO(36)/GRTR1%PPMTorYM(81)/OPEN(3)                     Int Diff MEY
   69             No                             LO(116)/OPEN(4)/DEFEASANCE
   70             No                             LO(116)/OPEN(4)/DEFEASANCE
   71             No                             LO(117)/OPEN(3)/DEFEASANCE
   72             No                             LO(116)/OPEN(4)/DEFEASANCE
   73             No                             LO(115)/OPEN(5)/DEFEASANCE
   74             No                             LO(117)/OPEN(3)/DEFEASANCE
   75             No                              LO(56)/OPEN(4)/DEFEASANCE
   76        BACM 07-1 B                         LO(117)/OPEN(3)/DEFEASANCE
   77             No                             LO(116)/OPEN(4)/DEFEASANCE
   78             No                             LO(116)/OPEN(4)/DEFEASANCE
   79        BACM 07-1 K                         LO(116)/OPEN(4)/DEFEASANCE
   80             No                             LO(117)/OPEN(3)/DEFEASANCE
   81             No                          LO(24)/GRTR1%PPMTorYM(32)/OPEN(4)                     Int Diff MEY
   82             No                             LO(113)/OPEN(7)/DEFEASANCE
   83             No                             LO(116)/OPEN(4)/DEFEASANCE
   84        BACM 07-1 I                         LO(117)/OPEN(3)/DEFEASANCE
   85             No                             LO(116)/OPEN(4)/DEFEASANCE
   86             No                             LO(117)/OPEN(3)/DEFEASANCE
   87             No                             LO(116)/OPEN(4)/DEFEASANCE
   88        BACM 07-1 E                         LO(116)/OPEN(4)/DEFEASANCE
   89        BACM 07-1 G                         LO(116)/OPEN(4)/DEFEASANCE

   90        BACM 07-1 F                         LO(116)/OPEN(4)/DEFEASANCE
  90.1
  90.2

   91             No                          LO(47)/GRTR1%PPMTorYM(68)/OPEN(5)                     Int Diff MEY
   92             No                          LO(23)/GRTR1%PPMTorYM(33)/OPEN(4)                     Int Diff MEY
   93             No                             LO(116)/OPEN(4)/DEFEASANCE
   94             No                             LO(116)/OPEN(4)/DEFEASANCE
   95             No                             LO(116)/OPEN(4)/DEFEASANCE
   96             No                             LO(117)/OPEN(3)/DEFEASANCE
   97             No                          LO(23)/GRTR1%PPMTorYM(93)/OPEN(4)                        NPV BEY
   98             No                             LO(117)/OPEN(3)/DEFEASANCE
   99             No                             LO(116)/OPEN(4)/DEFEASANCE
   100            No                          LO(35)/GRTR1%PPMTorYM(81)/OPEN(4)                        NPV BEY
   101       BACM 07-1 G                         LO(116)/OPEN(4)/DEFEASANCE
   102       BACM 07-1 E                         LO(116)/OPEN(4)/DEFEASANCE
   103       BACM 07-1 E                         LO(116)/OPEN(4)/DEFEASANCE
   104            No                             LO(116)/OPEN(4)/DEFEASANCE
   105            No                             LO(116)/OPEN(4)/DEFEASANCE
   106            No                             LO(116)/OPEN(4)/DEFEASANCE
   107            No                          LO(35)/GRTR1%PPMTorYM(81)/OPEN(4)                        NPV BEY
   108       BACM 07-1 B                         LO(117)/OPEN(3)/DEFEASANCE
   109       BACM 07-1 L                          LO(57)/OPEN(3)/DEFEASANCE
   110            No                             LO(117)/OPEN(3)/DEFEASANCE
   111       BACM 07-1 J                         LO(118)/OPEN(2)/DEFEASANCE
   112       BACM 07-1 L                         LO(117)/OPEN(3)/DEFEASANCE
   113            No                              LO(56)/OPEN(4)/DEFEASANCE
   114            No                             LO(116)/OPEN(4)/DEFEASANCE
   115       BACM 07-1 I                         LO(116)/OPEN(4)/DEFEASANCE
   116       BACM 07-1 E                         LO(116)/OPEN(4)/DEFEASANCE
   117            No                              LO(56)/OPEN(4)/DEFEASANCE

   118            No                             LO(116)/OPEN(4)/DEFEASANCE
  118.1
  118.2

   119            No                             LO(116)/OPEN(4)/DEFEASANCE
   120       BACM 07-1 E                         LO(116)/OPEN(4)/DEFEASANCE
   121            No                             LO(116)/OPEN(4)/DEFEASANCE
   122            No                             LO(116)/OPEN(4)/DEFEASANCE
   123       BACM 07-1 J                         LO(118)/OPEN(2)/DEFEASANCE
   124       BACM 07-1 B                         LO(117)/OPEN(3)/DEFEASANCE
   125            No                             LO(119)/OPEN(1)/DEFEASANCE
   126       BACM 07-1 B                         LO(117)/OPEN(3)/DEFEASANCE
   127       BACM 07-1 K                         LO(116)/OPEN(4)/DEFEASANCE
   128            No                             LO(117)/OPEN(3)/DEFEASANCE
   129            No                             LO(116)/OPEN(4)/DEFEASANCE
   130            No                             LO(116)/OPEN(4)/DEFEASANCE
   131       BACM 07-1 J                         LO(118)/OPEN(2)/DEFEASANCE
   132            No                             LO(116)/OPEN(4)/DEFEASANCE
   133       BACM 07-1 M                         LO(117)/OPEN(3)/DEFEASANCE
   134            No                             LO(116)/OPEN(4)/DEFEASANCE
   135            No                             LO(116)/OPEN(4)/DEFEASANCE
   136            No                             LO(116)/OPEN(4)/DEFEASANCE
   137       BACM 07-1 I                         LO(116)/OPEN(4)/DEFEASANCE
   138            No                             LO(117)/OPEN(3)/DEFEASANCE
   139            No                             LO(116)/OPEN(4)/DEFEASANCE
   140            No                             LO(116)/OPEN(4)/DEFEASANCE
   141            No                          LO(24)/GRTR1%PPMTorYM(56)/OPEN(4)                     Int Diff MEY
   142            No                             LO(116)/OPEN(4)/DEFEASANCE
   143            No                             LO(116)/OPEN(4)/DEFEASANCE
   144            No                          LO(47)/GRTR1%PPMTorYM(69)/OPEN(4)                        NPV BEY
   145            No                             LO(116)/OPEN(4)/DEFEASANCE
   146            No                             LO(116)/OPEN(4)/DEFEASANCE
   147            No                             LO(113)/OPEN(7)/DEFEASANCE
   148            No                             LO(117)/OPEN(3)/DEFEASANCE
   149            No                              LO(81)/OPEN(3)/DEFEASANCE
   150            No                          LO(43)/GRTR1%PPMTorYM(69)/OPEN(4)                        NPV BEY
   151            No                             LO(116)/OPEN(4)/DEFEASANCE
   152       BACM 07-1 M                         LO(117)/OPEN(3)/DEFEASANCE
   153       BACM 07-1 B                         LO(117)/OPEN(3)/DEFEASANCE
   154            No                             LO(116)/OPEN(4)/DEFEASANCE
   155            No                             LO(116)/OPEN(4)/DEFEASANCE
   156            No                             LO(116)/OPEN(4)/DEFEASANCE
   157            No                             LO(116)/OPEN(4)/DEFEASANCE
--------------------------------------------------------------------------------------------------------------------

====================================================================================================================

               LOAN     LOAN
SEQUENCE      NUMBER    GROUP   LOAN ORIGINATOR (1)                  PROPERTY NAME (2)
----------------------------------------------------------------------------------------------------------------------------------

    1        3405106      1     Bank of America / Eurohypo           SKYLINE PORTFOLIO (ROLLUP)
   1.1       3405106      1     Bank of America / Eurohypo           One Skyline Tower
   1.2       3405106      1     Bank of America / Eurohypo           Seven Skyline Place
   1.3       3405106      1     Bank of America / Eurohypo           Six Skyline Place
   1.4       3405106      1     Bank of America / Eurohypo           Five Skyline Place
   1.5       3405106      1     Bank of America / Eurohypo           One Skyline Place
   1.6       3405106      1     Bank of America / Eurohypo           Four Skyline Place
   1.7       3405106      1     Bank of America / Eurohypo           Two Skyline Place
   1.8       3405106      1     Bank of America / Eurohypo           Three Skyline Place

    2           1         1     Eurohypo                             Solana

    3           2         1     Eurohypo                             STRATREAL INDUSTRIAL PORTFOLIO I (ROLLUP)
   3.1         2.1        1     Eurohypo                             Tuggle Road
   3.2         2.2        1     Eurohypo                             Memphis Logistics I & II
   3.3         2.3        1     Eurohypo                             Petsmart
   3.4         2.4        1     Eurohypo                             McGraw Hill
   3.5         2.5        1     Eurohypo                             Tide Court
   3.6         2.6        1     Eurohypo                             SouthPark VIII
   3.7         2.7        1     Eurohypo                             SouthPark VII
   3.8         2.8        1     Eurohypo                             Accel
   3.9         2.9        1     Eurohypo                             SouthPark IV
  3.10         2.10       1     Eurohypo                             Centerpoint III
  3.11         2.11       1     Eurohypo                             SouthPark VI
  3.12         2.12       1     Eurohypo                             SouthPark V

                                                                     TOTAL CROSSED LOANS

    4        3401471      1     Bank of America                      INLAND - BRADLEY PORTFOLIO POOL A (ROLLUP)
                                                                     Inland - Bradley Portfolio - Millennium Inorganic Chemicals

   4.1       3401471      1     Bank of America                      Building
   4.2       3401471      1     Bank of America                      Inland - Bradley Portfolio - Hartford Fire Insurance Co
   4.3       3401471      1     Bank of America                      Inland - Bradley Portfolio - OCE-USA Inc
   4.4       3401471      1     Bank of America                      Inland - Bradley Portfolio - Kelsey-Seybold Office Building
   4.5       3401471      1     Bank of America                      Inland - Bradley Portfolio - EDS (1)
   4.6       3401471      1     Bank of America                      Inland - Bradley Portfolio - Dopaco Inc
   4.7       3401471      1     Bank of America                      Inland - Bradley Portfolio - Pur-Flo MCP
   4.8       3401471      1     Bank of America                      Inland - Bradley Portfolio - AMK Holdings (1)
   4.9       3401471      1     Bank of America                      Inland - Bradley Portfolio - Eastwynn Theaters
  4.10       3401471      1     Bank of America                      Inland - Bradley Portfolio - FMC Corp
  4.11       3401471      1     Bank of America                      Inland - Bradley Portfolio - Metals USA
  4.12       3401471      1     Bank of America                      Inland - Bradley Portfolio - BRK Brands First Alert
  4.13       3401471      1     Bank of America                      Inland - Bradley Portfolio - EDS (2)
  4.14       3401471      1     Bank of America                      Inland - Bradley Portfolio - TSA Stores
  4.15       3401471      1     Bank of America                      Inland - Bradley Portfolio - Caleb Brett Lab Facility
  4.16       3401471      1     Bank of America                      Inland - Bradley Portfolio - AMK Holdings (2)
  4.17       3401471      1     Bank of America                      Inland - Bradley Portfolio - Ulta 3 Cosmetics Savings Store
  4.18       3401471      1     Bank of America                      Inland - Bradley Portfolio - Hollywood Entertainment Corp
  4.19       3401471      1     Bank of America                      Inland - Bradley Portfolio - Discovery Clothing
    5        3403207      1     Bank of America                      INLAND - BRADLEY PORTFOLIO POOL B (ROLLUP)
   5.1       3403207      1     Bank of America                      Inland - Bradley Portfolio - Mount Zion Industrial
   5.2       3403207      1     Bank of America                      Inland - Bradley Portfolio - Deluxe Video Service
   5.3       3403207      1     Bank of America                      Inland - Bradley Portfolio - Proquest Business Solutions
   5.4       3403207      1     Bank of America                      Inland - Bradley Portfolio - Lamons Manufacturing Facility
   5.5       3403207      1     Bank of America                      Inland - Bradley Portfolio - Entegra Fasteners
   5.6       3403207      1     Bank of America                      Inland - Bradley Portfolio - Fulton Performance Products
   5.7       3403207      1     Bank of America                      Inland - Bradley Portfolio - OfficeMax Contract Inc

    6        3403858      2     Bank of America                      HIRSCHFELD PORTFOLIO (ROLLUP)
   6.1       3403858      2     Bank of America                      Hirschfeld Portfolio - Eagles Walk at White Marsh
   6.2       3403858      2     Bank of America                      Hirschfeld Portfolio - Steeplechase
   6.3       3403858      2     Bank of America                      Hirschfeld Portfolio - Tall Oaks
   6.4       3403858      2     Bank of America                      Hirschfeld Portfolio - Ridge View

    7        3404790      1     Bank of America                      Pacific Shores
    8        3403716      1     Bank of America                      575 Lexington Avenue
    9           3         1     Eurohypo                             Tanforan Shopping Center
   10           4         2     Eurohypo                             Sussex Commons I & II
   11        3403748      1     Bank of America                      1412 Broadway
   12        3404480      2     Bank of America                      University View
   13        3404424      1     Bank of America                      Hotel Solamar

                                                                     TOTAL CROSSED LOANS

   14        3402871      1     Bank of America                      PNA-INFRA-METALS PORTFOLIO (ROLLUP)
  14.1       3402871      1     Bank of America                      PNA-Infra-Metals Portfolio - Marseilles, IL
  14.2       3402871      1     Bank of America                      PNA-Infra-Metals Portfolio - Tampa, FL
  14.3       3402871      1     Bank of America                      PNA-Infra-Metals Portfolio - Petersburg, VA
  14.4       3402871      1     Bank of America                      PNA-Infra-Metals Portfolio - Wallingford, CT
  14.5       3402871      1     Bank of America                      PNA-Infra-Metals Portfolio - Hallandale, FL
   15        3402872      1     Bank of America                      PNA-FERALLOY INDUSTRIAL PORTFOLIO (ROLLUP)
  15.1       3402872      1     Bank of America                      PNA-Feralloy Industrial Portfolio - Stockton, CA
  15.2       3402872      1     Bank of America                      PNA-Feralloy Industrial Portfolio - Decatur, AL
  15.3       3402872      1     Bank of America                      PNA-Feralloy Industrial Portfolio - Huger, SC
  15.4       3402872      1     Bank of America                      PNA-Feralloy Industrial Portfolio - Granite City, IL
   16        3402921      1     Bank of America                      PNA-DELNOR INDUSTRIAL PORTFOLIO (ROLLUP)
  16.1       3402921      1     Bank of America                      PNA-Delnor Industrial Portfolio - Fort Worth, TX
  16.2       3402921      1     Bank of America                      PNA-Delnor Industrial Portfolio - San Antonio, TX
  16.3       3402921      1     Bank of America                      PNA-Delnor Industrial Portfolio - Tulsa, OK
   17        3402772      1     Bank of America                      PNA-DELTA STEEL PORTFOLIO (ROLLUP)
  17.1       3402772      1     Bank of America                      PNA-Delta Steel Portfolio - Houston, TX
  17.2       3402772      1     Bank of America                      PNA-Delta Steel Portfolio - Corpus Christi, TX
   18        3402873      1     Bank of America                      PNA-SMITH PIPE & STEEL INDUSTRIAL PORTFOLIO (ROLLUP)
  18.1       3402873      1     Bank of America                      PNA-Smith Pipe & Steel Industrial Portfolio - Phoenix, AZ
  18.2       3402873      1     Bank of America                      PNA-Smith Pipe & Steel Industrial Portfolio - Tucson, AZ
   19        3402868      1     Bank of America                      PNA-Clinton-Lockwood
   20        3402869      1     Bank of America                      PNA-Metal Supply Property

   21           5         2     Eurohypo                             311 West 50th Street
   22         21892       2     Bridger                              Indian Hills Apartments
   23        3404095      1     Bank of America                      Lowe 6th Street Properties
   24        3403925      1     Bank of America                      Marketplace at Hamden
   25        3403763      1     Bank of America                      Forum IV at Olympia Parkway
   26        3402185      1     Bank of America                      Causeway Plaza
   27        3404427      1     Bank of America                      BMW Financial Services Building
   28        3403127      1     Bank of America                      Merrymeeting Plaza
   29        3403567      1     Bank of America                      Marsh Office 886
   30        3402726      1     Bank of America                      Brooks Landing Apartments
   31        3402616      1     Bank of America                      Quality Suites Maingate East

   32         20489       1     Bridger                              LONG ISLAND RETAIL PORTFOLIO (ROLLUP)
  32.1        20489       1     Bridger                              Miller Place
  32.2        20489       1     Bridger                              Wading River Square
  32.3        20489       1     Bridger                              Cablevision
  32.4        20489       1     Bridger                              Riverhead Commons
  32.5        20489       1     Bridger                              Dogwood Professional Center

   33        3402725      2     Bank of America                      Capitol Place Apartments
   34         22339       2     Bridger                              Whitefish Bay Townhomes
   35         21510       2     Bridger                              Marina Bay Apartments
   36        3402284      2     Bank of America                      University Commons - Lexington
   37         59789       1     Bank of America                      CAE, Inc.
   38           6         1     Eurohypo                             Greenbriar Corporate Center
   39        3400559      1     Bank of America                      Hollywood & Bronson Self Storage
   40        3401205      1     Bank of America                      Putnam Shopping Center
   41         20459       2     Bridger                              Colonial Oaks Mobile Home Park
   42        3404344      1     Bank of America                      United Solar Ovonic
   43        3403465      1     Bank of America                      Hampton Inn Miami Dadeland
   44        3403238      1     Bank of America                      Islandia Pavilion
   45         19122       2     Bridger                              Village on the Green Apartments
   46        3401686      1     Bank of America                      Orchard Ridge Corporate Park
   47        3403568      1     Bank of America                      Canyon Hills Marketplace Phase I
   48        3403227      1     Bank of America                      Best Western Georgetown
   49         20671       1     Bridger                              Hampton Inn - Downtown Indianapolis
   50         59819       1     Bank of America                      Honey Creek II
   51        3404395      1     Bank of America                      Ship Mall
   52        3403837      1     Bank of America                      2700 Fulton Avenue
   53        3404173      1     Bank of America                      Home Depot Niagara Falls
   54         17679       1     Bridger                              Ramshorn Executive Center
   55        3403481      2     Bank of America                      Appleton Square
   56        3404044      1     Bank of America                      Hooman Pontiac GMC
   57        3402364      1     Bank of America                      Marsh Store 14
   58        3403276      1     Bank of America                      Golder Ranch Shopping Center
   59         20467       2     Bridger                              Gregory Cove Apartments
   60         20475       1     Bridger                              Boland Eastpoint
   61        3400925      1     Bank of America                      Welch Plaza Apartments
   62        3401480      1     Bank of America                      North Hills Shopping Center
   63         20421       1     Bridger                              Strongsville Towne Center
   64         20281       1     Bridger                              Tulsa Retail Center
   65        3403172      1     Bank of America                      Northern Crossing
   66         21997       2     Bridger                              Pendleton Lake East
   67         21328       1     Bridger                              Pond Place Medical Office
   68        3404022      1     Bank of America                      Rancho Alta Mira Shopping Center
   69        3403145      1     Bank of America                      Island Tug and Barge
   70        3400007      1     Bank of America                      Eugene Tower
   71        3403987      1     Bank of America                      Forest Hills Corporate Center
   72        3403903      1     Bank of America                      Albertson's Rancho Cucamonga
   73        3404220      1     Bank of America                      One Kenmare Square
   74        3404754      1     Bank of America                      Giant Eagle - Tallmadge, OH
   75        3402748      1     Bank of America                      Inn at Great Neck
   76        3402369      1     Bank of America                      Marsh Store 40
   77        3401946      1     Bank of America                      Rowan Corporate Towers
   78         18193       2     Bridger                              East Park Estates
   79         21506       1     Bridger                              Center at Smith Valley
   80        3404933      1     Bank of America                      Queens Walgreens
   81        3401799      1     Bank of America                      Spring Creek Medical Center
   82         19331       1     Bridger                              Sentry Station
   83         21492       1     Bridger                              Lincoln Ridge Retail
   84        3402937      1     Bank of America                      Ajax Tocco Industrial Buildings
   85        3403133      1     Bank of America                      14221 Artesia Boulevard
   86        3402617      1     Bank of America                      Amalgamated Bank
   87        3404122      1     Bank of America                      Bally - West Palm Beach
   88        3403974      1     Bank of America                      Budget Self Storage - Lawndale
   89         21995       2     Bridger                              Oak Bend Commons

   90        3404176      1     Bank of America                      AUBURN HILLS AND TAYLOR LA-Z-BOY PORTFOLIO (ROLLUP)
  90.1       3404176      1     Bank of America                      Auburn Hills La-Z-Boy
  90.2       3404176      1     Bank of America                      Taylor La-Z-Boy

   91        3402418      1     Bank of America                      Cornell Home Center
   92        3403838      2     Bank of America                      Desert Jewel Apartments
   93         19357       1     Bridger                              Comfort Suites DFW
   94         21108       2     Bridger                              Wellington Place
   95         19348       1     Bridger                              Expressway Plaza II
   96        3401958      1     Bank of America                      Commerce Bank Grosvenor Lane
   97         19221       1     Bridger                              Clarion Inn Chester
   98        3402124      2     Bank of America                      Georgetown South Apartments
   99        3404079      1     Bank of America                      Burbank Village Walk
   100        20881       1     Bridger                              Whitney Place Self Storage
   101        21988       2     Bridger                              Colony Bay
   102       3403976      1     Bank of America                      Budget Self Storage - University
   103       3403971      1     Bank of America                      Hickory Self Storage
   104        21198       1     Bridger                              Buckner Medical
   105        19059       1     Bridger                              Paramount Place
   106        20082       1     Bridger                              Seven-Twenty Portfolio
   107        18225       1     Bridger                              Automall Mini Storage
   108       3403582      1     Bank of America                      Marsh Warehouse #850
   109       3402892      1     Bank of America                      Rocky Knoll Estates MHC
   110       3402844      1     Bank of America                      West Conway Mini Storage
   111       3402027      1     Bank of America                      Walgreens at Oakland
   112       3402896      2     Bank of America                      Robindale Park MHC
   113        21120       1     Bridger                              Suburban Lodge Atlanta
   114       3403188      1     Bank of America                      Lakewood Towne Center
   115       3402994      1     Bank of America                      Boise Cascade - Minnesota
   116       3403975      1     Bank of America                      Budget Self Storage - Highpoint Road
   117       3404014      1     Bank of America                      Identity Center

   118       3404289      1     Bank of America                      WALGREENS MENTOR & BRECKSVILLE, OH PORTFOLIO (ROLLUP)
  118.1      3404289      1     Bank of America                      Walgreens Brecksville
  118.2      3404289      1     Bank of America                      Walgreens Mentor

   119        20634       1     Bridger                              Woodlands Atrium
   120       3403973      1     Bank of America                      Budget Self Storage - Peters Creek
   121        19646       1     Bridger                              Arizona Self Storage
   122        20869       1     Bridger                              Eisma Office II
   123       3404463      1     Bank of America                      West Branch Walgreens
   124       3403571      1     Bank of America                      Lobill's Store 307
   125          7         2     Eurohypo                             Westover Village
   126       3403572      1     Bank of America                      Lobill's Store 325
   127        20967       1     Bridger                              Center at Stop Eleven
   128       3404032      1     Bank of America                      Galleria Plaza
   129       3404094      2     Bank of America                      Richmond Ridge Apartments
   130        21616       2     Bridger                              Madison Village
   131       3402028      1     Bank of America                      Walgreens at Mishawaka
   132        20674       1     Bridger                              Woodland Center-Richmond
   133       3403864      1     Bank of America                      Maximus Self Storage
   134        19474       2     Bridger                              Nisqually Ridge Apartments
   135        18504       1     Bridger                              Virginia Office Building
   136        21621       1     Bridger                              Staples - Pendleton Pike
   137       3402991      1     Bank of America                      Boise Cascade - Illinois
   138       3400454      1     Bank of America                      63 Marginal Way
   139        19843       2     Bridger                              Willowbrook Apartments
   140        20112       1     Bridger                              Royer Mansion
   141       3404402      1     Bank of America                      Eckerd
   142        21266       1     Bridger                              Del Amo Square
   143        21017       1     Bridger                              Stor-In Mini Storage
   144        21850       1     Bridger                              Cypress Mini Storage
   145        20566       1     Bridger                              Twentieth Center
   146        21104       2     Bridger                              Broadway Apartments
   147        20762       1     Bridger                              US Bank National
   148       3404161      1     Bank of America                      820 Scarsdale Avenue
   149       3404770      1     Bank of America                      Goodyear - Spires
   150        18924       1     Bridger                              Middleboro Self Storage
   151        20333       1     Bridger                              Halcyon Village
   152       3404159      1     Bank of America                      Big Lots
   153       3403570      1     Bank of America                      Lobill's Store 301
   154        20306       2     Bridger                              Wedgwood Apartments
   155        20745       1     Bridger                              Linden Heights Plaza
   156        20865       2     Bridger                              Keystone Apartments
   157        21072       1     Bridger                              Fairbanks Shopping Center
----------------------------------------------------------------------------------------------------------------------------------

==================================================================================================================================

               APPRAISAL                      CUT-OFF       MATURITY/ARD
                 VALUE        APPRAISAL        DATE             DATE                            YEAR         OWNERSHIP
SEQUENCE        (9)(10)          DATE        LTV RATIO        LTV RATIO       YEAR BUILT     RENOVATED       INTEREST
----------------------------------------------------------------------------------------------------------------------------

    1         872,000,000      1/2/2007        77.8%            77.8%           Various                         Fee
   1.1        170,000,000      1/2/2007                                          1987                           Fee
   1.2        129,000,000      1/2/2007                                          2001                           Fee
   1.3        105,000,000      1/2/2007                                          1985                           Fee
   1.4        103,000,000      1/2/2007                                          1983                           Fee
   1.5         94,300,000      1/2/2007                                          1972                           Fee
   1.6         91,300,000      1/2/2007                                          1982                           Fee
   1.7         90,700,000      1/2/2007                                          1979                           Fee
   1.8         88,700,000      1/2/2007                                          1980                           Fee

    2         504,600,000      Various         71.3%            71.3%            1988           2007            Fee

    3         247,000,000      Various         76.9%            76.9%           Various                         Fee
   3.1         45,000,000     11/27/2006                                         1991                           Fee
   3.2         26,500,000     11/27/2006                                         1999                           Fee
   3.3         25,400,000     12/5/2006                                          2000                           Fee
   3.4         26,150,000     11/28/2006                                         2001                           Fee
   3.5         24,450,000     11/21/2006                                         2000                           Fee
   3.6         15,920,000     11/29/2006                                         1996                           Fee
   3.7         15,280,000     11/29/2006                                         1996                           Fee
   3.8         15,700,000     11/29/2006                                         2001                           Fee
   3.9         11,600,000     11/29/2006                                         1996                           Fee
  3.10         14,100,000     11/27/2006                                         1995                           Fee
  3.11          5,660,000     11/29/2006                                         1995                           Fee
  3.12          5,410,000     11/29/2006                                         1996                           Fee

              339,440,000

    4         190,990,000      Various         54.4%            54.4%           Various       Various      Fee/Leasehold
   4.1         26,100,000      8/2/2006                                          1984           1998            Fee
   4.2         16,750,000     8/10/2006                                          2003                        Leasehold
   4.3         20,100,000      8/2/2006                                          1975           2001            Fee
   4.4         16,100,000     8/15/2006                                          1993                           Fee
   4.5         12,100,000     7/31/2006                                          1988                           Fee
   4.6         14,600,000      8/2/2006                                          1970           1990            Fee
   4.7         13,500,000      8/7/2006                                          1997                           Fee
   4.8         11,400,000      8/7/2006                                          2000                           Fee
   4.9         10,800,000      8/3/2006                                          1999                           Fee
  4.10          8,000,000      8/8/2006                                          1996                           Fee
  4.11          7,800,000      8/7/2006                                          1995                           Fee
  4.12          8,300,000      8/2/2006                                          1995                           Fee
  4.13          5,250,000      8/3/2006                                          1997                           Fee
  4.14          6,000,000     8/12/2006                                          1993                           Fee
  4.15          6,000,000     7/24/2006                                          1999                           Fee
  4.16          2,500,000      8/7/2006                                          1967           1991            Fee
  4.17          1,930,000     8/12/2006                                          1987                           Fee
  4.18          1,900,000     8/17/2006                                          1997                           Fee
  4.19          1,860,000     8/12/2006                                          1987                           Fee
    5         148,450,000      Various         54.4%            54.4%           Various                         Fee
   5.1         49,300,000     8/23/2006                                          1997                           Fee
   5.2         45,650,000     8/10/2006                                          1995                           Fee
   5.3         17,100,000     8/21/2006                                          1997                           Fee
   5.4         14,000,000      8/4/2006                                          1999                           Fee
   5.5         10,400,000      8/2/2006                                          1988                           Fee
   5.6          9,200,000      8/7/2006                                          1992                           Fee
   5.7          2,800,000      8/3/2006                                          1992                           Fee

    6         213,000,000      Various         78.4%            78.4%           Various       Various           Fee
   6.1         73,700,000     12/30/2006                                         1973           2006            Fee
   6.2         64,700,000     12/30/2006                                         1970           2003            Fee
   6.3         54,400,000     12/19/2006                                         1966           1992            Fee
   6.4         20,200,000     12/30/2006                                         1973           1992            Fee

    7         603,400,000     11/29/2006       55.0%            55.0%            2002                           Fee
    8         434,200,000     9/14/2006        74.9%            74.9%            1958           1990            Fee
    9         186,550,000      9/1/2006        77.2%            72.4%            1969           2006       Fee/Leasehold
   10         154,000,000     12/6/2006        66.6%            66.6%            1991                           Fee
   11         179,700,000     10/18/2006       56.8%            56.8%            1927           2000            Fee
   12         102,000,000     11/15/2006       79.2%            79.2%            2005                           Fee
   13          90,200,000     10/26/2006       67.5%            65.8%            2005                        Leasehold

               67,745,000

   14          21,000,000      Various         73.4%            58.1%           Various                    Fee/Leasehold
  14.1          6,000,000     12/20/2005                                         2002                           Fee
  14.2          5,800,000     12/15/2005                                         1999                           Fee
  14.3          4,550,000     12/1/2005                                          2002                           Fee
  14.4          3,650,000     12/12/2005                                         1991                        Leasehold
  14.5          1,000,000     12/16/2005                                         1965                           Fee
   15          17,385,000      Various         73.4%            58.1%           Various       Various           Fee
  15.1          6,500,000     12/18/2005                                         1998                           Fee
  15.2          4,325,000     12/22/2005                                         1999                           Fee
  15.3          3,740,000     12/15/2005                                         1996                           Fee
  15.4          2,820,000     12/13/2005                                         1977           1993            Fee
   16           9,520,000      Various         73.4%            58.1%           Various       Various           Fee
  16.1          3,710,000     12/7/2005                                          1971                           Fee
  16.2          3,410,000     12/6/2005                                          1975           2003            Fee
  16.3          2,400,000     12/7/2005                                          1979           1996            Fee
   17           7,320,000      Various         73.4%            58.1%           Various                         Fee
  17.1          6,500,000     12/7/2005                                          1981                           Fee
  17.2            820,000     12/6/2005                                          1973                           Fee
   18           7,100,000      Various         73.4%            58.1%           Various       Various           Fee
  18.1          6,400,000     12/19/2005                                         1940           1995            Fee
  18.2            700,000     2/15/2006                                          1964                           Fee
   19           4,950,000     7/25/2006        73.4%            58.1%            1936                           Fee
   20             470,000     7/25/2006        73.4%            58.1%            1965           2004            Fee

   21          59,400,000     12/20/2006       79.1%            79.1%            2002                           Fee
   22          59,100,000     11/6/2006        78.7%            69.3%            1964           2006            Fee
   23          49,000,000     11/7/2006        79.6%            79.6%            1962           2000            Fee
   24          50,600,000     12/5/2006        64.0%            64.0%            1995                      Fee/Leasehold
   25          40,000,000     12/1/2006        78.0%            73.9%            2003                           Fee
   26          40,700,000     10/5/2006        73.7%            65.1%            1981                           Fee
   27          36,600,000     10/30/2006       79.1%            75.1%            2006                           Fee
   28          36,000,000     10/6/2006        67.6%            67.6%            1992           2004            Fee
   29          32,670,000     8/31/2006        71.1%            60.3%            1991                           Fee
   30          36,900,000     11/2/2006        62.3%            54.7%            2005                           Fee
   31          27,400,000      8/1/2006        79.7%            74.9%            1989                           Fee

   32          28,650,000      9/6/2006        73.3%            63.6%           Various       Various           Fee
  32.1         14,300,000      9/6/2006                                          1973                           Fee
  32.2          6,100,000      9/6/2006                                          1986                           Fee
  32.3          3,700,000      9/6/2006                                          1991                           Fee
  32.4          2,950,000      9/6/2006                                          1989                           Fee
  32.5          1,600,000      9/6/2006                                          1990                           Fee

   33          31,900,000     11/2/2006        62.7%            55.0%            2005                           Fee
   34          24,390,000     10/1/2009        77.9%            69.9%            1950           2006            Fee
   35          22,600,000     12/8/2006        79.6%            70.3%            1973           2006            Fee
   36          22,500,000     7/18/2006        75.0%            75.0%            1996                           Fee
   37          26,000,000     10/1/2006        64.8%            40.0%            2006                           Fee
   38          21,800,000     12/1/2006        76.4%            76.4%            1986                           Fee
   39          21,000,000     11/19/2006       78.1%            73.4%            2004                           Fee
   40          20,500,000     12/31/2006       80.0%            71.5%            1973           2006            Fee
   41          20,400,000     10/6/2006        79.9%            74.5%            1972           2005            Fee
   42          22,000,000     11/8/2006        70.7%            65.0%            2005                           Fee
   43          20,800,000     9/28/2006        73.9%            62.4%            2001                           Fee
   44          22,000,000     9/18/2006        68.2%            60.2%            1989                           Fee
   45          18,700,000      9/6/2006        78.5%            73.6%            2004                           Fee
   46          20,700,000     7/20/2006        70.0%            60.9%            1984                           Fee
   47          18,620,000     10/21/2006       76.8%            69.2%            2006                           Fee
   48          21,600,000     10/1/2006        65.3%            50.8%            1925           1985            Fee
   49          26,800,000     10/1/2006        52.2%            52.2%            1929           2006       Fee/Leasehold
   50          24,800,000      3/6/2006        56.3%            47.6%            1999                           Fee
   51          16,800,000     11/20/2006       79.8%            74.2%            1930           2003            Fee
   52          18,630,000     11/6/2006        67.1%            62.6%            2004                           Fee
   53          15,200,000     11/16/2006       78.9%            78.9%            1992                           Fee
   54          15,200,000     11/2/2006        78.9%            70.6%            2004                           Fee
   55          18,200,000     10/9/2006        63.2%            63.2%            1988           2006            Fee
   56          18,400,000     10/20/2006       62.3%            52.5%            1995           2006            Fee
   57          15,540,000     8/31/2006        71.8%            60.9%            1998                           Fee
   58          14,800,000     8/22/2006        75.0%            75.0%            2006                           Fee
   59          15,000,000      9/4/2006        73.3%            63.4%            2003                           Fee
   60          14,300,000     10/9/2006        76.9%            67.8%            2001                           Fee
   61          19,525,000     7/12/2006        55.3%            51.8%            2003                        Leasehold
   62          14,450,000     10/1/2006        72.3%            65.1%            1986           2002            Fee
   63          13,500,000     8/14/2006        77.0%            65.3%            1977                           Fee
   64          12,635,000     7/13/2006        79.8%            71.6%            1992                           Fee
   65          14,600,000     8/27/2006        68.5%            68.5%            2005                           Fee
   66          12,450,000     10/27/2006       78.1%            68.9%            1990                           Fee
   67          13,000,000     12/1/2006        74.2%            65.3%            2001                           Fee
   68          13,200,000     10/30/2006       69.7%            69.7%            2002                           Fee
   69          14,500,000     8/31/2006        62.8%            58.9%            1965                           Fee
   70          13,800,000     7/18/2006        65.0%            55.0%            1994                           Fee
   71          11,400,000     10/31/2006       77.1%            69.5%            2000                           Fee
   72          14,300,000     11/10/2006       58.4%            49.1%            1979                           Fee
   73          11,400,000     11/15/2006       73.2%            65.8%            2006                           Fee
   74           9,860,000     11/16/2006       79.5%            71.4%            1993           2001            Fee
   75          13,700,000     11/1/2006        54.7%            54.7%            1995                           Fee
   76           9,960,000      9/3/2006        71.9%            61.0%            1988                           Fee
   77           9,350,000     11/17/2006       74.8%            63.1%            2004                           Fee
   78          10,500,000      9/6/2006        65.7%            59.6%            2005                           Fee
   79           8,600,000     10/20/2006       77.3%            68.1%            1990           2006            Fee
   80           8,400,000     12/12/2006       77.4%            65.3%            2006                           Fee
   81           9,000,000     11/22/2006       72.2%            67.5%            2005                           Fee
   82           9,800,000     6/12/2006        65.3%            61.5%            2000                           Fee
   83           9,670,000     1/17/2007        64.0%            54.3%            2004                           Fee
   84           8,650,000      8/1/2006        70.2%            59.8%            1964           2006            Fee
   85           9,300,000     10/10/2006       64.5%            60.1%            1969           2002            Fee
   86           8,300,000     10/15/2006       72.3%            67.6%            1952           2006            Fee
   87           9,000,000     11/10/2006       66.7%            66.7%            1987                           Fee
   88           7,925,000     11/29/2006       75.7%            70.6%            1999                           Fee
   89           7,560,000     10/27/2006       79.4%            70.0%            1997                           Fee

   90           7,540,000      Various         78.6%            66.3%           Various       Various           Fee
  90.1          3,970,000     10/15/2006                                         2002                           Fee
  90.2          3,570,000     10/17/2006                                         1979           1995            Fee

   91           9,500,000     10/27/2006       62.1%            52.6%            2000                           Fee
   92           9,700,000     10/15/2006       60.3%            60.3%            2003                           Fee
   93           8,000,000      9/1/2006        72.4%            56.3%            2000           2005            Fee
   94          10,200,000     11/6/2006        56.6%            36.9%            1996                           Fee
   95           6,970,000     7/17/2006        79.4%            67.8%            2000                           Fee
   96           7,900,000     6/29/2006        69.6%            58.6%            2005                           Fee
   97           9,700,000      7/1/2006        56.3%            25.6%            1969           2004            Fee
   98           6,890,000     11/3/2006        79.1%            69.7%            1964                           Fee
   99           8,700,000     10/26/2006       60.9%            53.7%            2006                           Fee
   100          9,340,000     8/13/2007        53.5%            47.6%            2004                           Fee
   101          7,540,000     10/27/2006       64.6%            57.0%            1994                           Fee
   102          6,625,000     11/29/2006       73.0%            68.1%            1998                           Fee
   103          6,550,000     11/29/2006       73.6%            68.6%            2000                           Fee
   104          6,000,000     11/3/2006        76.6%            64.9%            2004                           Fee
   105          5,850,000     11/1/2006        78.3%            63.3%            2006                           Fee
   106          6,700,000      9/7/2006        68.0%            57.8%            1966                           Fee
   107          5,730,000     11/3/2006        79.2%            70.3%            1990                           Fee
   108          8,280,000      9/1/2006        54.7%            36.5%            1951                           Fee
   109          5,000,000      9/5/2006        76.0%            74.2%            1900           1984            Fee
   110          5,500,000     11/8/2006        80.0%            70.6%            1997                           Fee
   111          6,260,000     6/12/2006        69.8%            61.5%            2006                           Fee
   112          5,400,000     9/14/2006        80.0%            70.2%            1983           1996            Fee
   113          5,700,000     9/19/2006        69.6%            65.4%            1998                           Fee
   114          6,150,000     9/23/2006        63.4%            53.5%            1956           2005            Fee
   115          5,950,000     6/21/2006        65.0%            65.0%            2003                           Fee
   116          5,100,000     11/29/2006       74.5%            69.5%            2001                           Fee
   117          4,770,000     10/16/2006       79.5%            74.6%            2004                           Fee

   118          5,600,000     11/1/2006        67.3%            59.4%           Various                         Fee
  118.1         3,250,000     11/1/2006                                          1985                           Fee
  118.2         2,350,000     11/1/2006                                          1969                           Fee

   119          5,300,000      9/6/2006        70.6%            60.3%            1985           2004            Fee
   120          4,850,000     11/29/2006       73.2%            68.3%            2000                           Fee
   121          5,200,000     2/19/2007        67.3%            58.6%            2004                           Fee
   122          5,400,000     10/27/2006       64.8%            58.2%            2005                           Fee
   123          4,600,000     11/29/2006       75.0%            66.0%            2006                           Fee
   124          4,640,000     8/31/2006        72.1%            61.1%            1994                           Fee
   125          4,100,000     11/10/2006       80.0%            70.6%            1974                           Fee
   126          4,510,000      9/1/2006        72.0%            61.0%            1988                           Fee
   127          4,100,000     10/20/2006       78.6%            66.4%            1981                           Fee
   128          4,700,000     10/18/2006       68.1%            60.2%            1986           2006            Fee
   129          4,000,000     10/23/2006       80.0%            70.9%            2006                           Fee
   130          4,000,000     11/3/2006        79.1%            66.7%            1969           2006            Fee
   131          4,360,000      7/1/2006        71.8%            63.3%            2006                           Fee
   132          3,850,000     10/4/2006        79.9%            72.0%            2004                           Fee
   133          3,790,000     9/28/2006        79.2%            73.8%            1952           2002            Fee
   134          4,680,000     9/12/2006        62.0%            62.0%            1996                           Fee
   135          4,100,000     1/27/2007        70.7%            62.7%            2005                           Fee
   136          4,150,000     10/22/2006       64.3%            54.5%            2006                           Fee
   137          4,100,000     6/16/2006        65.0%            65.0%            2003                           Fee
   138          5,300,000      1/1/2007        50.0%            32.7%            2006                           Fee
   139          3,100,000     10/13/2006       79.9%            67.6%            1970           2003            Fee
   140          3,750,000     8/22/2006        64.2%            54.8%            1980                           Fee
   141          3,850,000     11/7/2006        62.3%            62.3%            2001                           Fee
   142          4,100,000     10/15/2006       58.4%            49.8%            2006                           Fee
   143          3,290,000     10/3/2006        71.2%            61.0%            1986                           Fee
   144          3,710,000     11/10/2006       62.0%            58.0%            1988                           Fee
   145          3,600,000     9/25/2006        63.9%            55.4%            1973                           Fee
   146          3,110,000     9/14/2006        69.0%            58.4%            2005                           Fee
   147          2,600,000     9/20/2006        79.9%            71.2%            1971           2003            Fee
   148          2,800,000     10/17/2006       71.4%            61.8%            1910           1988            Fee
   149          4,250,000     11/29/2006       47.1%            42.5%            1972                           Fee
   150          2,970,000     4/19/2006        67.3%            61.3%            2001                           Fee
   151          3,500,000     10/6/2006        56.9%            44.1%            1989                           Fee
   152          2,450,000     10/17/2006       79.6%            71.8%            1979           2006            Fee
   153          2,590,000      9/2/2006        72.1%            61.2%            1968                           Fee
   154          2,700,000     8/10/2006        64.4%            56.2%            1983                           Fee
   155          2,160,000     11/6/2006        79.9%            68.2%            1988                           Fee
   156          8,600,000     9/28/2006        17.4%            11.5%            1971                           Fee
   157          2,160,000     10/1/2006        62.4%            53.1%            2006                        Leasehold
----------------------------------------------------------------------------------------------------------------------------
                                               71.0%            67.8%
============================================================================================================================

                 TOTAL
              UNITS/KEYS/                                 LOAN              OCCUPANCY
              PADS/SPACES/     UNITS/KEYS/             BALANCE PER           PERCENT      OCCUPANCY       U/W
               ACRES/SF        PADS/SPACES/           UNIT/KEY/PAD/         (14)(15)        AS OF         EGI
SEQUENCE      (11)(12)(13)       ACRES/SF             SPACE/ACRE/SF          (16)(17)        DATE       (18)(19)
--------------------------------------------------------------------------------------------------------------------

   1           2,566,783            SF                    264                  97.1%      1/16/2007   75,552,345
  1.1           473,350             SF                                         95.8%      1/16/2007
  1.2           402,824             SF                                        100.0%      1/16/2007
  1.3           308,533             SF                                         97.4%      1/16/2007
  1.4           298,468             SF                                         96.4%      1/16/2007
  1.5           275,492             SF                                         90.0%      1/16/2007
  1.6           267,651             SF                                         98.8%      1/16/2007
  1.7           270,679             SF                                         97.9%      1/16/2007
  1.8           269,786             SF                                        100.0%      1/16/2007

   2           1,874,975            SF                    192                  94.6%      2/1/2007    54,487,675

   3           5,564,074            SF                     34                  94.6%       Various    19,452,710
  3.1          1,135,453            SF                                        100.0%     10/31/2006
  3.2           716,600             SF                                        100.0%      2/1/2007
  3.3           613,048             SF                                        100.0%      2/1/2007
  3.4           602,378             SF                                        100.0%      2/1/2007
  3.5           427,073             SF                                         95.1%     10/31/2006
  3.6           393,969             SF                                        100.0%      2/1/2007
  3.7           393,232             SF                                         73.9%     10/31/2006
  3.8           304,255             SF                                        100.0%      2/1/2007
  3.9           290,512             SF                                        100.0%     10/31/2006
  3.10          400,000             SF                                         62.6%     10/31/2006
  3.11          143,335             SF                                        100.0%     10/31/2006
  3.12          144,219             SF                                         79.2%     10/31/2006

   4           1,943,709            SF                     42                 100.0%       Various    14,432,810
  4.1           120,000             SF                                        100.0%      2/1/2007
  4.2            77,000             SF                                        100.0%      2/1/2007
  4.3           202,000             SF                                        100.0%      2/1/2007
  4.4           119,527             SF                                        100.0%      2/1/2007
  4.5           113,526             SF                                        100.0%      2/1/2007
  4.6           309,900             SF                                        100.0%      2/1/2007
  4.7           175,052             SF                                        100.0%      2/1/2007
  4.8           134,210             SF                                        100.0%      2/1/2007
  4.9            52,990             SF                                        100.0%      2/1/2007
  4.10          178,600             SF                                        100.0%      2/1/2007
  4.11          139,000             SF                                        100.0%      2/1/2007
  4.12           60,028             SF                                        100.0%     12/15/2006
  4.13          126,900             SF                                        100.0%      2/1/2007
  4.14           42,000             SF                                        100.0%      2/1/2007
  4.15           23,218             SF                                        100.0%      2/1/2007
  4.16           43,450             SF                                        100.0%      2/1/2007
  4.17           8,820              SF                                        100.0%      2/1/2007
  4.18           7,488              SF                                        100.0%      2/1/2007
  4.19           10,000             SF                                        100.0%      2/1/2007
   5           2,481,340            SF                     42                 100.0%      2/1/2007    10,896,116
  5.1          1,091,435            SF                                        100.0%      2/1/2007
  5.2           712,000             SF                                        100.0%      2/1/2007
  5.3            85,214             SF                                        100.0%      2/1/2007
  5.4           223,599             SF                                        100.0%      2/1/2007
  5.5           137,607             SF                                        100.0%      2/1/2007
  5.6           193,200             SF                                        100.0%      2/1/2007
  5.7            38,285             SF                                        100.0%      2/1/2007

   6             1,841            Units                  90,712                86.8%       Various    19,879,396
  6.1             692             Units                                        81.9%     11/12/2006
  6.2             540             Units                                        89.4%     11/14/2006
  6.3             352             Units                                        88.7%     11/15/2006
  6.4             257             Units                                        91.8%     11/15/2006

   7           1,224,326            SF                    271                  65.8%      12/1/2006   48,009,459
   8            637,685             SF                    510                  94.1%      11/1/2006   35,065,700
   9            560,628             SF                    257                  93.9%     12/31/2006   20,914,451
   10             556             Units                 184,502                92.6%     11/28/2006    9,870,480
   11           397,710             SF                    256                  86.3%      1/26/2007   15,246,988
   12             353             Units                 228,754               100.0%     11/22/2006    9,855,581
   13             235              Keys                 259,149                74.3%     12/31/2006   21,439,041

   14           614,934             SF                     21                 100.0%      2/1/2007     2,018,266
  14.1          152,000             SF                                        100.0%      2/1/2007
  14.2          128,500             SF                                        100.0%      2/1/2007
  14.3          149,074             SF                                        100.0%      2/1/2007
  14.4          150,710             SF                                        100.0%      2/1/2007
  14.5           34,650             SF                                        100.0%      2/1/2007
   15           610,936             SF                     21                 100.0%      2/1/2007     1,492,859
  15.1          154,320             SF                                        100.0%      2/1/2007
  15.2          172,830             SF                                        100.0%      2/1/2007
  15.3          143,786             SF                                        100.0%      2/1/2007
  15.4          140,000             SF                                        100.0%      2/1/2007
   16           365,985             SF                     21                 100.0%      2/1/2007      817,487
  16.1          164,800             SF                                        100.0%      2/1/2007
  16.2          106,010             SF                                        100.0%      2/1/2007
  16.3           95,175             SF                                        100.0%      2/1/2007
   17           290,097             SF                     21                 100.0%      2/1/2007      628,572
  17.1          262,647             SF                                        100.0%      2/1/2007
  17.2           27,450             SF                                        100.0%      2/1/2007
   18           223,648             SF                     21                 100.0%      2/1/2007      609,681
  18.1          200,500             SF                                        100.0%      2/1/2007
  18.2           23,148             SF                                        100.0%      2/1/2007
   19           280,000             SF                     21                 100.0%      2/1/2007      558,158
   20            39,700             SF                     21                 100.0%      2/1/2007      51,522

   21             102             Units                 460,784               100.0%     12/12/2006    4,606,753
   22            1,574            Units                  29,543                92.3%      11/1/2006    8,836,450
   23           316,632             SF                    123                 100.0%     11/30/2006    3,877,372
   24           237,537             SF                    136                  89.7%      12/4/2006    4,436,445
   25           195,462             SF                    160                  97.8%      11/8/2006    3,919,629
   26           336,483             SF                     89                  94.2%      10/1/2006    5,928,140
   27           220,966             SF                    131                 100.0%      2/1/2007     3,733,265
   28           157,839             SF                    154                  96.3%     11/29/2006    3,037,394
   29           176,471             SF                    132                 100.0%      2/1/2007     2,372,212
   30             232             Units                  99,138                86.2%     11/30/2006    2,870,572
   31             225              Keys                  97,085                89.8%      9/30/2006    8,538,233

   32           118,367             SF                    177                 100.0%       Various     2,783,690
  32.1           59,167             SF                                        100.0%     12/31/2006
  32.2           23,000             SF                                        100.0%      9/22/2006
  32.3           15,000             SF                                        100.0%      2/1/2007
  32.4           14,700             SF                                        100.0%      9/25/2006
  32.5           6,500              SF                                        100.0%      9/22/2006

   33             192             Units                 104,167                86.5%     11/30/2006    2,339,338
   34             224             Units                  84,821                98.7%      12/1/2006    2,519,210
   35             192             Units                  93,750                96.4%     11/30/2006    2,136,319
   36             180             Units                  93,750                85.4%      9/5/2006     2,764,076
   37            75,687             SF                    223                 100.0%      2/1/2007     1,725,664
   38           111,722             SF                    149                  89.7%      9/30/2006    2,347,964
   39            1,013            Units                  16,190                88.2%     10/31/2006    2,099,196
   40           145,906             SF                    112                  92.5%     12/21/2006    1,597,416
   41             504              Pads                  32,341                86.5%      11/1/2006    1,922,083
   42           172,000             SF                     90                 100.0%      2/1/2007     1,535,960
   43             131              Keys                 117,346                80.4%     10/31/2006    4,075,166
   44           159,796             SF                     94                  84.2%     12/11/2006    3,261,259
   45             216             Units                  67,940                94.4%      11/9/2006    2,242,248
   46           156,948             SF                     92                 100.0%      1/25/2007    2,110,369
   47            52,713             SF                    271                  93.5%     12/11/2006    1,548,540
   48              76              Keys                 185,701                85.9%      9/30/2006    3,314,472
   49             180              Keys                  77,778                69.9%     10/31/2006    6,081,074
   50           118,072             SF                    118                  86.5%      8/31/2006    2,518,895
   51            69,016             SF                    194                 100.0%      1/25/2007    1,547,334
   52            46,000             SF                    272                 100.0%      2/1/2007     1,585,982
   53           110,668             SF                    108                 100.0%      2/1/2007      883,905
   54            61,428             SF                    195                 100.0%     12/21/2006    1,403,505
   55             140             Units                  82,143                99.3%      9/30/2006    1,775,446
   56            39,067             SF                    294                 100.0%      2/1/2007      999,600
   57            80,640             SF                    138                 100.0%      2/1/2007     1,127,950
   58            72,732             SF                    153                  98.1%      1/2/2007     1,336,485
   59             288             Units                  38,194                97.6%      9/30/2006    2,055,941
   60           135,450             SF                     81                  92.2%      12/1/2006    1,336,035
   61              90             Units                 120,000                95.6%     11/15/2006    1,621,366
   62           193,105             SF                     54                  91.0%     11/30/2006    1,355,247
   63           120,267             SF                     86                  93.4%      12/8/2006    1,524,478
   64           123,774             SF                     81                 100.0%      11/1/2006    1,162,993
   65            70,396             SF                    142                 100.0%      1/1/2007     1,305,923
   66             256             Units                  38,000                95.3%     12/12/2006    1,679,722
   67            49,675             SF                    194                  83.2%      11/1/2006    1,230,454
   68            35,458             SF                    259                 100.0%     11/28/2006    1,117,568
   69           158,642             SF                     57                 100.0%      10/1/2006    1,064,162
   70            85,791             SF                    105                  93.6%      1/1/2007     1,782,822
   71            78,084             SF                    113                  95.0%     10/19/2006    1,163,038
   72            95,826             SF                     87                  97.5%     12/19/2006    1,013,635
   73            11,920             SF                    701                 100.0%      2/1/2007      692,316
   74            70,046             SF                    112                 100.0%      2/1/2007      665,437
   75              85              Keys                  88,235                79.3%      9/30/2006    4,689,265
   76            55,575             SF                    129                 100.0%      2/1/2007      723,948
   77            50,400             SF                    139                  83.7%      12/5/2006     936,383
   78             192             Units                  35,938                92.7%      11/8/2006    1,190,625
   79            59,978             SF                    111                  83.8%      12/1/2006     820,426
   80            35,000             SF                    186                 100.0%      2/1/2007      583,000
   81            22,345             SF                    291                 100.0%     11/30/2006     837,526
   82            67,632             SF                     95                 100.0%      9/30/2006     813,828
   83            20,765             SF                    298                 100.0%     11/30/2006     795,750
   84           124,732             SF                     49                 100.0%      2/1/2007      891,886
   85           102,830             SF                     58                 100.0%      2/1/2007      735,458
   86            6,600              SF                    909                 100.0%      2/1/2007      671,874
   87            36,680             SF                    164                 100.0%      2/1/2007      607,500
   88             731             Units                  8,208                 91.5%      1/5/2007      805,930
   89             102             Units                  58,824                97.1%      12/1/2006     916,873

   90            39,365             SF                    151                 100.0%      2/1/2007      681,061
  90.1           20,559             SF                                        100.0%      2/1/2007
  90.2           18,806             SF                                        100.0%      2/1/2007

   91            41,922             SF                    141                 100.0%      12/1/2006     816,285
   92              80             Units                  73,125                90.0%      9/30/2006     789,706
   93             108              Keys                  53,635                70.9%      9/30/2006    2,103,823
   94             146             Units                  39,558                99.3%     11/15/2006    1,047,416
   95            58,300             SF                     95                 100.0%      11/1/2006     767,385
   96            7,773              SF                    707                 100.0%      2/1/2007      509,512
   97             165              Keys                  33,114                61.4%      9/30/2006    2,327,060
   98             216             Units                  25,227                82.9%     12/18/2006    1,099,922
   99            13,792             SF                    384                 100.0%     12/22/2006     621,802
  100             731             Units                  6,840                 71.4%     12/31/2006     794,331
  101             156             Units                  31,231                93.0%      11/6/2006     962,834
  102             702             Units                  6,891                 81.2%      1/5/2007      687,759
  103             687             Units                  7,013                 76.0%      1/8/2007      633,527
  104            27,942             SF                    164                 100.0%      11/1/2006     701,953
  105            33,934             SF                    135                  85.9%      12/3/2006     586,413
  106            82,850             SF                     55                 100.0%     12/12/2006     710,316
  107             506             Units                  8,972                 85.8%     11/14/2006     562,297
  108           481,700             SF                     9                  100.0%      2/1/2007      641,250
  109             144              Pads                  30,556               100.0%      12/6/2006     475,149
  110             625             Units                  7,040                 86.3%     12/11/2006     520,425
  111            14,820             SF                    295                 100.0%      2/1/2007      395,200
  112             218              Pads                  19,817                88.5%      12/7/2006     576,119
  113             150              Keys                  26,457                75.8%      8/31/2006    1,227,885
  114            28,854             SF                    135                  94.4%      1/26/2007     516,380
  115            72,000             SF                     54                 100.0%      2/1/2007      457,628
  116             899             Units                  4,227                 61.1%      1/5/2007      556,819
  117            37,000             SF                    103                  80.3%      12/7/2006     456,420

  118            24,900             SF                    151                 100.0%      2/1/2007      369,313
 118.1           12,500             SF                                        100.0%      2/1/2007
 118.2           12,400             SF                                        100.0%      2/1/2007

  119            54,295             SF                     69                  91.5%      10/1/2006     792,065
  120             718             Units                  4,944                 62.8%      1/5/2007      509,384
  121             576             Units                  6,076                 70.8%     12/31/2006     510,943
  122            37,303             SF                     94                 100.0%     11/17/2006     456,065
  123            14,820             SF                    233                 100.0%      2/1/2007      299,000
  124            32,117             SF                    104                 100.0%      2/1/2007      338,172
  125              90             Units                  36,444                97.8%     12/19/2006     752,346
  126            31,173             SF                    104                 100.0%      2/1/2007      328,232
  127            40,670             SF                     79                 100.0%     12/13/2006     454,986
  128            43,145             SF                     74                  87.4%      11/1/2006     740,695
  129              39             Units                  82,051               100.0%      11/7/2006     421,401
  130              58             Units                  54,521               100.0%      12/6/2006     456,362
  131            14,820             SF                    211                 100.0%      2/1/2007      283,149
  132            33,885             SF                     91                 100.0%      10/9/2006     383,244
  133             315             Units                  9,524                 99.7%      10/5/2006     472,089
  134              48             Units                  60,417               100.0%     10/31/2006     430,535
  135            16,204             SF                    179                  76.0%      11/6/2006     411,602
  136            20,395             SF                    131                 100.0%      2/1/2007      361,804
  137            72,000             SF                     37                 100.0%      2/1/2007      290,700
  138            24,854             SF                    107                 100.0%      1/22/2007     519,501
  139             119             Units                  20,822                91.7%     12/15/2006     603,947
  140            16,665             SF                    144                 100.0%     11/16/2006     350,533
  141            10,908             SF                    220                 100.0%      2/1/2007      274,361
  142            6,613              SF                    362                 100.0%     10/12/2006     308,836
  143             475             Units                  4,935                 90.1%      1/5/2007      323,318
  144             359             Units                  6,407                 87.7%     12/13/2006     386,300
  145            13,011             SF                    177                 100.0%     10/11/2006     286,612
  146              19             Units                 112,960               100.0%     11/30/2006     252,682
  147            10,978             SF                    189                 100.0%      2/1/2007      156,405
  148            8,100              SF                    247                 100.0%      11/2/2006     261,406
  149            15,419             SF                    130                 100.0%     12/21/2006     207,998
  150             445             Units                  4,494                 66.5%     10/11/2006     337,946
  151            25,200             SF                     79                  95.2%     10/31/2006     385,142
  152            49,104             SF                     40                 100.0%     10/31/2006     271,360
  153            15,245             SF                    123                 100.0%      2/1/2007      188,893
  154              55             Units                  31,636                98.2%      12/1/2006     315,107
  155            21,555             SF                     80                 100.0%      12/1/2006     312,514
  156             184             Units                  8,119                 97.8%     11/15/2006    1,391,730
  157            13,214             SF                    102                 100.0%      11/1/2006     296,182
--------------------------------------------------------------------------------------------------------------------

====================================================================================================================

                                                                                                           U/W
                                                                                                        REPLACEMENT
                                                                                                         RESERVES
                                                                                        U/W              PER UNIT/
                    U/W              U/W            U/W NET           U/W           REPLACEMENT           SF/KEY/
SEQUENCE          EXPENSES           NOI           CASH FLOW       DSCR (20)          RESERVES           PAD/ACRE
---------------------------------------------------------------------------------------------------------------------

    1            22,554,864      52,997,481       49,114,387         1.24x            511,418              0.20
   1.1
   1.2
   1.3
   1.4
   1.5
   1.6
   1.7
   1.8

    2            22,853,984      31,633,691       29,956,209         1.34x            269,025              0.14

    3            3,518,009       15,934,701       14,211,966         1.32x            556,407              0.10
   3.1
   3.2
   3.3
   3.4
   3.5
   3.6
   3.7
   3.8
   3.9
  3.10
  3.11
  3.12

    4             144,328        14,288,481       13,304,889         2.10x            194,371              0.10
   4.1
   4.2
   4.3
   4.4
   4.5
   4.6
   4.7
   4.8
   4.9
  4.10
  4.11
  4.12
  4.13
  4.14
  4.15
  4.16
  4.17
  4.18
  4.19
    5             108,961        10,787,155        9,737,874         2.10x            248,134              0.10
   5.1
   5.2
   5.3
   5.4
   5.5
   5.6
   5.7

    6            7,342,693       12,536,703       12,076,453         1.25x            460,250             250.00
   6.1
   6.2
   6.3
   6.4

    7            16,133,648      31,875,811       30,389,145         1.65x            244,865              0.20
    8            13,505,289      21,560,411       20,469,245         1.08x            137,527              0.22
    9            7,917,825       12,996,627       12,396,612         1.18x             79,722              0.14
   10            2,882,493        6,987,987        6,876,787         1.20x            111,200             200.00
   11            7,292,693        7,954,295        7,293,855         1.21x             79,542              0.20
   12            4,213,243        5,642,338        5,554,088         1.22x             88,250             250.00
   13            14,150,279       7,288,762        6,257,760         1.51x            643,171            2,736.90

   14             307,031         1,711,236        1,615,175         1.32x             61,493              0.10
  14.1
  14.2
  14.3
  14.4
  14.5
   15              59,714         1,433,145        1,341,740         1.32x             61,094              0.10
  15.1
  15.2
  15.3
  15.4
   16              32,699          784,788          731,069          1.32x             36,599              0.10
  16.1
  16.2
  16.3
   17              25,143          603,429          561,111          1.32x             29,010              0.10
  17.1
  17.2
   18              24,387          585,294          550,980          1.32x             22,365              0.10
  18.1
  18.2
   19              22,326          535,832          460,175          1.32x             63,467              0.23
   20              2,061           49,461           44,136           1.32x             3,970               0.10

   21            1,368,791        3,237,962        3,212,639         1.20x             20,800             203.92
   22            4,539,592        4,296,858        3,903,358         1.21x            393,500             250.00
   23             787,176         3,090,196        2,881,498         1.28x             47,495              0.15
   24            1,403,209        3,033,236        2,863,039         1.54x             35,631              0.15
   25            1,305,039        2,614,590        2,509,113         1.16x             19,546              0.10
   26            2,850,346        3,077,794        2,525,332         1.20x             67,297              0.20
   27            1,237,608        2,495,657        2,342,967         1.14x             33,145              0.15
   28             701,338         2,336,056        2,238,902         1.61x             31,568              0.20
   29                             2,372,212        2,099,088         1.27x             44,118              0.25
   30            1,083,573        1,786,999        1,734,799         1.11x             52,200             225.00
   31            6,024,552        2,513,681        2,172,152         1.39x            341,529            1,517.91

   32             892,104         1,891,586        1,812,971         1.21x             17,755              0.15
  32.1
  32.2
  32.3
  32.4
  32.5

   33             849,066         1,490,272        1,447,072         1.07x             43,200             225.00
   34             873,309         1,645,901        1,601,101         1.23x             44,800             200.00
   35             556,818         1,579,502        1,533,038         1.22x             46,464             242.00
   36            1,224,425        1,539,651        1,461,036         1.46x             78,615             436.75
   37              34,513         1,691,150        1,642,166         1.22x             7,569               0.10
   38             865,155         1,482,808        1,308,279         1.44x             30,165              0.27
   39             628,481         1,470,715        1,462,334         1.20x             8,381               8.27
   40             219,495         1,377,921        1,325,858         1.20x             14,591              0.10
   41             541,791         1,380,292        1,355,092         1.20x             25,200              50.00
   42              61,438         1,474,522        1,390,932         1.27x             17,200              0.10
   43            2,538,751        1,536,415        1,414,160         1.32x            122,255             933.24
   44            1,835,346        1,425,913        1,289,967         1.23x             23,969              0.15
   45             894,640         1,347,608        1,321,472         1.23x             26,136             121.00
   46             638,238         1,472,130        1,341,142         1.28x             23,542              0.15
   47             374,986         1,173,554        1,141,301         1.14x             5,443               0.10
   48            1,798,405        1,516,067        1,441,491         1.33x             74,576             981.26
   49            3,858,056        2,223,018        1,918,964         2.35x            304,054            1,689.19
   50            1,056,620        1,462,275        1,282,482         1.31x             14,169              0.12
   51             361,233         1,186,101        1,159,517         1.27x             10,352              0.15
   52             301,549         1,284,433        1,196,809         1.38x             4,600               0.10
   53              19,178          864,727          853,660          1.26x             11,067              0.10
   54             319,903         1,083,602         973,027          1.20x             3,686               0.06
   55             681,411         1,094,035        1,048,115         1.57x             45,920             328.00
   56             120,990          878,610          874,703          1.10x             3,907               0.10
   57                             1,127,950        1,051,220         1.32x             20,160              0.25
   58             385,095          951,391          933,047          1.44x             7,273               0.10
   59            1,012,760        1,043,181         971,181          1.26x             72,000             250.00
   60             312,041         1,023,994         924,656          1.20x             20,318              0.15
   61             696,108          925,259          896,807          1.17x             28,452             316.13
   62             339,927         1,015,320         897,471          1.23x             28,966              0.15
   63             530,372          994,106          927,974          1.25x             18,040              0.15
   64             227,167          935,826          856,692          1.25x             18,566              0.15
   65             396,009          909,913          872,220          1.47x             10,559              0.15
   66             776,729          902,993          817,489          1.20x             85,504             334.00
   67             366,065          864,388          823,905          1.24x             7,451               0.15
   68             259,703          857,865          809,057          1.52x             5,319               0.15
   69             210,786          853,376          778,419          1.17x             31,728              0.20
   70             747,204         1,035,618         918,150          1.46x             15,371              0.18
   71             323,722          839,316          739,921          1.20x             6,832               0.09
   72             342,547          671,088          637,843          1.10x             11,978              0.13
   73              30,748          661,568          643,486          1.11x             1,192               0.10
   74              6,654           658,783          651,778          1.20x             7,005               0.10
   75            3,708,812         980,453          792,882          1.75x            187,571            2,206.71
   76                              723,948          672,219          1.32x             13,894              0.25
   77             263,397          672,986          600,550          1.23x             5,040               0.10
   78             546,979          643,646          612,715          1.23x             30,931             161.10
   79             193,785          626,642          575,138          1.25x             8,997               0.15
   80              11,660          571,340          571,340          1.25x
   81             214,084          623,442          576,448          1.25x             2,235               0.10
   82             143,528          670,299          612,900          1.27x             6,763               0.10
   83             199,295          596,455          563,179          1.28x             3,115               0.15
   84             251,329          640,557          569,613          1.30x             21,204              0.17
   85             103,335          632,122          575,369          1.40x             15,425              0.15
   86             157,437          514,437          497,602          1.17x              990                0.15
   87              18,225          589,275          556,533          1.57x             9,170               0.25
   88             237,856          568,074          556,704          1.33x             11,370              15.55
   89             388,680          528,193          502,693          1.20x             25,500             250.00

   90             159,589          521,473          497,476          1.21x             5,905               0.15
  90.1
  90.2

   91             169,477          646,809          594,831          1.41x             4,192               0.10
   92             287,878          501,828          481,828          1.38x             20,000             250.00
   93            1,377,518         726,305          642,152          1.43x             84,153             779.19
   94             428,642          618,774          582,274          1.21x             36,500             250.00
   95             240,718          526,668          489,490          1.21x             5,830               0.10
   96              59,417          450,094          449,317          1.18x              777                0.10
   97            1,563,859         763,201          670,118          1.21x             93,082             564.13
   98             590,233          509,689          455,689          1.20x             54,000             250.00
   99             137,680          484,122          471,456          1.27x             1,379               0.10
   100            352,352          441,979          431,796          1.19x             10,183              13.93
   101            499,349          463,485          411,652          1.21x             51,833             332.26
   102            243,646          444,113          433,673          1.29x             10,440              14.87
   103            218,139          415,388          405,083          1.21x             10,305              15.00
   104            252,298          449,655          407,128          1.25x             2,794               0.10
   105            123,564          462,850          445,662          1.21x             3,393               0.10
   106            222,246          488,070          451,013          1.38x             12,428              0.15
   107            150,618          411,679          399,119          1.22x             12,560              24.82
   108                             641,250          484,063          1.22x            120,425              0.25
   109            164,891          310,258          303,058          1.15x             7,200               50.00
   110            156,429          363,997          359,934          1.17x             4,063               6.50
   111             7,904           387,296          385,814          1.27x             1,482               0.10
   112            219,042          357,077          346,177          1.18x             10,900              50.00
   113            768,844          459,041          409,926          1.42x             49,115             327.43
   114            116,807          399,573          375,126          1.37x             4,328               0.15
   115             9,153           448,476          408,903          1.72x             18,000              0.25
   116            225,294          331,525          320,737          1.21x             10,788              12.00
   117             73,540          382,880          363,093          1.33x             3,700               0.10

   118             14,773          354,540          333,498          1.26x             4,482               0.18
  118.1
  118.2

   119            374,152          417,913          333,981          1.22x             13,574              0.25
   120            196,153          313,231          304,811          1.23x             8,420               11.73
   121            198,691          312,252          307,644          1.21x             4,608               8.00
   122             83,017          373,048          323,698          1.34x             5,595               0.15
   123             5,980           293,020          291,538          1.22x             1,482               0.10
   124                             338,172          310,714          1.31x             8,029               0.25
   125            425,904          326,442          303,942          1.32x             22,500             250.00
   126                             328,232          301,581          1.31x             7,793               0.25
   127            150,934          304,053          273,418          1.21x             6,101               0.15
   128            427,596          313,099          273,638          1.21x             15,532              0.36
   129            139,240          282,161          274,361          1.20x             7,800              200.00
   130            177,147          279,215          264,715          1.20x             14,500             250.00
   131             5,663           277,486          276,004          1.27x             1,482               0.10
   132            102,139          281,105          259,700          1.20x             5,083               0.15
   133            208,756          263,334          259,475          1.25x             3,859               12.25
   134            175,301          255,235          240,019          1.42x             15,216             317.00
   135            140,097          271,505          250,990          1.21x             2,431               0.15
   136             91,313          270,491          258,738          1.36x             2,040               0.10
   137             5,814           284,886          245,374          1.50x             18,000              0.25
   138            136,283          383,218          359,533          1.60x             2,485               0.10
   139            338,946          265,000          235,250          1.34x             29,750             250.00
   140            110,142          240,392          211,870          1.20x             5,333               0.32
   141             15,618          258,743          249,771          1.85x             1,297               0.12
   142             78,770          230,066          219,565          1.27x              992                0.15
   143            106,085          217,233          210,877          1.22x             6,356               13.38
   144            172,656          213,644          205,574          1.26x             8,070               22.48
   145             58,584          228,028          210,012          1.28x             1,952               0.15
   146             63,480          189,202          183,502          1.21x             5,700              300.00
   147             1,564           154,841          154,841          1.13x
   148             77,886          183,521          170,107          1.20x             3,206               0.40
   149             32,440          175,558          169,045          1.18x             3,855               0.25
   150            147,331          190,615          186,700          1.26x             3,915               8.80
   151             94,452          290,690          267,914          1.76x             3,780               0.15
   152             85,589          185,770          167,224          1.21x             7,366               0.15
   153                             188,893          175,094          1.32x             3,811               0.25
   154            127,737          187,370          173,015          1.36x             14,355             261.00
   155            126,882          185,632          160,376          1.27x             9,700               0.45
   156            935,430          456,300          396,684          3.09x             59,616             324.00
   157            165,822          130,360          116,874          1.21x             1,982               0.15
---------------------------------------------------------------------------------------------------------------------
                                                                     1.34X
=====================================================================================================================

                          MOST                  MOST        MOST         MOST        FULL         FULL        FULL
                         RECENT                RECENT      RECENT       RECENT       YEAR         YEAR        YEAR
SEQUENCE             STATEMENT TYPE           END DATE       NOI         NCF       END DATE       NOI          NCF
-----------------------------------------------------------------------------------------------------------------------

    1            Trailing Twelve Months      6/30/2006   48,490,190   48,490,190  12/31/2005   46,163,503  46,163,503
   1.1
   1.2
   1.3
   1.4
   1.5
   1.6
   1.7
   1.8

    2            Trailing Twelve Months       9/1/2006    9,746,912   9,746,912   12/31/2005   8,513,938    8,513,938

    3            Trailing Twelve Months      10/31/2006  15,352,307   15,352,307  12/31/2005   14,943,885  14,943,885
   3.1
   3.2
   3.3
   3.4
   3.5
   3.6
   3.7
   3.8
   3.9
  3.10
  3.11
  3.12

    4
   4.1
   4.2
   4.3
   4.4
   4.5
   4.6
   4.7
   4.8
   4.9
  4.10
  4.11
  4.12
  4.13
  4.14
  4.15
  4.16
  4.17
  4.18
  4.19
    5
   5.1
   5.2
   5.3
   5.4
   5.5
   5.6
   5.7

    6            Trailing Twelve Months      8/31/2006    8,469,921   8,469,921   12/31/2005   9,534,216    9,534,216
   6.1
   6.2
   6.3
   6.4

    7
    8
    9            Annualized Most Recent      7/31/2006    9,536,160   9,536,160
   10            Annualized Most Recent      10/31/2006   6,607,280   6,607,280   12/31/2005   6,694,193    6,694,193
   11            Annualized Most Recent      9/30/2006    7,976,835   7,976,835   12/31/2005   7,753,659    7,753,659
   12            Trailing Twelve Months      10/31/2006   6,087,086   6,070,743   12/31/2005   6,357,862    6,354,862
   13                  Full Year             12/31/2006   7,650,387   6,728,397

   14
  14.1
  14.2
  14.3
  14.4
  14.5
   15
  15.1
  15.2
  15.3
  15.4
   16
  16.1
  16.2
  16.3
   17
  17.1
  17.2
   18
  18.1
  18.2
   19
   20

   21                  Full Year             12/31/2006   2,544,221   2,544,221   12/31/2005   2,584,675    2,584,675
   22            Annualized Most Recent      10/31/2006   5,087,890   5,087,890    6/30/2005   3,640,087    3,640,087
   23            Annualized Most Recent      11/30/2006   2,918,209   2,162,809   12/31/2005   2,719,498    2,421,764
   24                  Full Year             12/31/2005   3,764,716   3,764,716   12/31/2004   3,326,530    3,326,530
   25            Annualized Most Recent      9/30/2006    2,719,973   2,719,973
   26            Annualized Most Recent      9/30/2006    3,232,596   3,224,137    7/31/2005   3,624,096    3,624,096
   27
   28            Annualized Most Recent      7/31/2006    1,111,269   1,111,269   12/31/2005   1,031,465    1,031,465
   29
   30            Trailing Twelve Months      10/31/2006    450,640     450,640
   31            Annualized Most Recent      9/30/2006    2,848,301   2,834,941   12/31/2005   2,555,095    2,225,233

   32                   Various               Various     1,762,095   1,642,064     Various    1,489,379    1,275,129
  32.1
  32.2
  32.3
  32.4
  32.5

   33            Trailing Twelve Months      10/31/2006    496,122     496,122
   34            Annualized Most Recent      11/30/2006   1,290,581   1,290,581
   35            Annualized Most Recent      11/30/2006   1,316,698   1,223,008   12/31/2005   1,178,832    1,153,790
   36            Trailing Twelve Months      6/30/2006    1,176,461   1,137,194   12/31/2005   1,461,002    1,440,006
   37
   38            Annualized Most Recent      9/30/2006    1,342,590   1,342,590
   39            Trailing Twelve Months      9/30/2006    1,225,739   1,225,739   12/31/2005    657,545      657,545
   40                  Full Year             12/31/2005   -133,454     -133,454   12/31/2004    -137,748    -137,748
   41            Annualized Most Recent      9/30/2006    1,389,308   1,385,022   12/31/2005   1,353,540    1,256,492
   42
   43            Trailing Twelve Months      10/31/2006   1,717,150   1,717,150   12/31/2005   1,089,358    1,089,358
   44            Annualized Most Recent      9/30/2006    1,515,666   1,515,666   12/31/2005   1,323,537    1,323,537
   45            Annualized Most Recent      10/31/2006   1,236,519   1,236,519   12/31/2005    431,543      431,543
   46            Annualized Most Recent      8/31/2006     970,994     970,994    12/31/2005   1,068,328    1,068,328
   47
   48            Annualized Most Recent      9/30/2006    1,746,373   1,671,797    6/30/2005    792,771      792,771
   49            Trailing Twelve Months      10/31/2006   2,276,000   2,276,000   12/31/2005   2,178,055    2,178,055
   50            Annualized Most Recent      6/30/2006    1,763,406   1,763,406   12/31/2005   1,724,060    1,724,060
   51            Annualized Most Recent      9/30/2006     662,900     662,900    12/31/2005    653,809      653,809
   52            Annualized Most Recent      9/30/2006    1,469,742   1,469,742   12/31/2005   1,314,163    1,314,163
   53                  Full Year             12/31/2006    882,737     882,737    12/31/2005    882,737      882,737
   54            Annualized Most Recent      11/30/2006    700,598     700,598
   55            Trailing Twelve Months      9/30/2006    1,105,168   1,051,926   12/31/2005   1,019,499     973,543
   56            Annualized Most Recent      6/30/2006     836,502     836,502    12/31/2005    689,000      689,000
   57
   58
   59            Annualized Most Recent      8/31/2006     949,648     821,181    12/31/2005    777,120      670,808
   60            Annualized Most Recent      9/30/2006     621,677     578,580
   61            Trailing Twelve Months      9/30/2006     909,056     909,056    12/31/2005    515,323      515,323
   62            Annualized Most Recent      7/31/2006     878,955     789,454    12/31/2005    855,728      804,692
   63            Annualized Most Recent      9/30/2006    1,155,351   1,155,351   12/31/2005    986,262      986,262
   64            Annualized Most Recent      9/30/2006     701,345     701,345    12/31/2005    624,587      624,587
   65            Annualized Most Recent      7/31/2006     826,750     826,750
   66            Annualized Most Recent      9/30/2006     923,152     759,189    12/31/2005    954,401      954,401
   67            Annualized Most Recent      10/31/2006    479,044     -23,544
   68            Annualized Most Recent      9/30/2006     927,301     927,301    12/31/2005    874,897      874,897
   69            Annualized Most Recent      5/31/2006     513,854     513,854    12/31/2005    483,707      483,707
   70            Annualized Most Recent      11/30/2006   1,249,896   1,249,896   12/31/2005   1,193,018    1,193,018
   71            Annualized Most Recent      9/30/2006     174,644     165,557    12/31/2005    229,756      225,751
   72            Annualized Most Recent      9/30/2006     831,648     798,688    12/31/2005    727,615      484,258
   73
   74
   75            Trailing Twelve Months      9/30/2006    1,470,000   1,470,000   12/31/2005   1,516,000    1,516,000
   76
   77            Annualized Most Recent      10/31/2006    441,328     441,328
   78            Annualized Most Recent      10/31/2006    504,738     489,322    12/31/2005    427,941      416,961
   79            Annualized Most Recent      10/31/2006    675,919     675,919    12/31/2005    648,708      640,698
   80
   81            Annualized Most Recent      11/30/2006    626,439     626,439
   82            Annualized Most Recent      11/30/2006    715,625     715,625    12/31/2005    747,467      747,467
   83            Annualized Most Recent      10/31/2006    521,463     509,463    12/31/2005    290,223      290,193
   84
   85            Annualized Most Recent      9/30/2006     646,991     646,991    12/31/2005    625,876      625,876
   86
   87
   88            Trailing Twelve Months      9/30/2006     573,702     573,702    12/31/2005    558,300      558,300
   89            Annualized Most Recent      9/30/2006     385,151     307,891    12/31/2005    529,347      491,129

   90
  90.1
  90.2

   91            Annualized Most Recent      9/30/2006     721,503     721,503    12/31/2005    586,974      586,974
   92            Trailing Twelve Months      8/31/2006     461,293     461,293    12/31/2005    362,464      362,464
   93            Trailing Twelve Months      9/30/2006     853,214     853,214    12/31/2005    688,813      685,117
   94            Annualized Most Recent      10/31/2006    695,032     695,032    12/31/2005    716,175      716,175
   95            Annualized Most Recent      10/31/2006    412,916     344,838    12/31/2005    333,574      333,574
   96
   97            Trailing Twelve Months      9/30/2006     750,952     640,952    12/31/2005    827,430      827,430
   98            Trailing Twelve Months      11/30/2006    497,382     471,282    12/31/2005    552,129      517,329
   99
   100           Trailing Twelve Months      10/31/2006    382,144     372,987    12/31/2005     98,385      98,385
   101           Annualized Most Recent      9/30/2006     376,969     353,986    12/31/2005    445,262      406,503
   102           Trailing Twelve Months      9/30/2006     450,125     450,125    12/31/2005    431,333      431,333
   103           Trailing Twelve Months      9/30/2006     392,763     392,763    12/31/2005    356,828      356,828
   104                 Full Year             12/31/2006    311,662     311,662    12/31/2005    264,187      264,187
   105
   106           Annualized Most Recent      10/31/2006    207,770     198,969    12/31/2005    325,660      264,107
   107           Annualized Most Recent      11/30/2006    470,430     470,430    12/31/2005    442,951      442,951
   108
   109           Trailing Twelve Months      9/30/2006     283,443     263,443    12/31/2005    101,694      101,694
   110           Trailing Twelve Months      11/30/2006    287,758     278,158     9/30/2005    199,324      199,324
   111
   112           Trailing Twelve Months      9/30/2006     355,127     355,127    12/31/2005    353,551      353,551
   113           Trailing Twelve Months      8/31/2006     453,047     423,959    12/31/2005    461,777      396,636
   114           Annualized Most Recent      10/31/2006    26,564       26,564
   115
   116           Trailing Twelve Months      9/30/2006     318,168     318,168    12/31/2005    306,942      306,942
   117           Annualized Most Recent      10/31/2006    334,451     334,451    12/31/2005    186,813      186,813

   118                 Full Year             12/31/2005    376,850     374,360
  118.1
  118.2

   119           Annualized Most Recent      9/30/2006     467,246     449,180
   120           Trailing Twelve Months      9/30/2006     306,590     306,590    12/31/2005    271,678      271,678
   121           Annualized Most Recent      8/31/2006     334,306     328,845    12/31/2005    167,972      167,972
   122           Annualized Most Recent      11/30/2006    394,286     394,286    12/31/2005    194,512      188,981
   123
   124
   125           Trailing Twelve Months      9/30/2006     262,228     262,228
   126
   127           Annualized Most Recent      10/31/2006    464,389     464,389    12/31/2005    370,051      370,051
   128           Annualized Most Recent      9/30/2006     23,549      -181,325   12/31/2005    289,205      110,920
   129
   130           Annualized Most Recent      11/30/2006    252,752     252,752
   131
   132           Annualized Most Recent      10/31/2006    240,786     240,786    12/31/2005    196,934      196,934
   133           Trailing Twelve Months      9/30/2006     222,164     222,164    12/31/2005    247,587      247,587
   134           Annualized Most Recent      8/31/2006     268,039     268,039    12/31/2005    195,640      195,640
   135           Annualized Most Recent      8/31/2006     63,474       63,474
   136
   137
   138
   139                 Full Year             12/31/2006    216,350     215,166    12/31/2005    234,096      176,859
   140           Annualized Most Recent      10/31/2006    255,429     255,429    12/31/2005    286,627      286,627
   141           Annualized Most Recent      9/30/2006     289,604     289,604    12/31/2005    289,604      289,604
   142           Annualized Most Recent      9/30/2006     230,513     230,513
   143                 Full Year             12/31/2006    248,379     248,379    12/31/2005    232,547      205,547
   144           Annualized Most Recent      11/30/2006    205,663     205,663    12/31/2005    184,722      184,722
   145           Annualized Most Recent      9/30/2006     126,653     116,902
   146           Annualized Most Recent      10/31/2006    145,513     145,513
   147           Annualized Most Recent      9/30/2006     151,494     151,494    12/31/2005    141,770      141,770
   148           Annualized Most Recent      9/30/2006     178,376     178,376    12/31/2005    164,296      164,296
   149           Annualized Most Recent      11/30/2006    179,014     179,014     2/1/2005     218,291      218,291
   150           Annualized Most Recent      9/30/2006     154,165     154,165    12/31/2005    157,876      157,876
   151           Annualized Most Recent      8/31/2006     348,579     335,591    12/31/2005    275,489      259,436
   152           Annualized Most Recent      9/30/2006     153,720     153,720    12/31/2005    116,180      116,180
   153
   154           Annualized Most Recent      11/30/2006    194,134     175,649    12/31/2005    176,102      170,076
   155                 Full Year             12/30/2006    207,550     207,550    12/31/2005    184,270      184,270
   156           Annualized Most Recent       9/31/06      647,434     647,434    12/31/2005    606,657      606,657
   157
-----------------------------------------------------------------------------------------------------------------------

=======================================================================================================================

                                                                          LARGEST
                                                             LARGEST       TENANT         LARGEST
                                                              TENANT        % OF          TENANT
                                                              LEASED       TOTAL           LEASE
SEQUENCE     LARGEST TENANT (21)                                SF           SF       EXPIRATION (22)
------------------------------------------------------------------------------------------------------

    1
   1.1       GS-11B-00118 - SS/OHA                           283,072       59.8%         9/30/2009
   1.2       GSA - DISA                                      402,824       100.0%        9/16/2011
   1.3       GS-11B-01710 - Army Surgeon General             175,403       56.9%         8/14/2014
   1.4       GS-11B-80523 - DISA/Medical Group                53,539       17.9%         4/5/2008
   1.5       GS-11B-01590 - IRS                               48,357       17.6%         7/31/2007
   1.6       Science Applications International               47,871       17.9%        11/30/2010
   1.7       Science Applications International               70,948       26.2%        12/25/2011
   1.8       GS-11B-70346 - DOD/DOJ                           43,121       16.0%         10/8/2007

    2        First American                                  728,783       38.9%         3/31/2017

    3
   3.1       Ford Motor Company                              769,436       67.8%         3/31/2012
   3.2       Ozburn-Hessey Logistics, LLC                    716,600       100.0%       10/31/2009
   3.3       Petsmart, Inc.                                  613,048       100.0%        7/31/2010
   3.4       The McGraw Hill Companies Inc.                  602,378       100.0%       10/31/2016
   3.5       Advanced Marketing Services                     317,799       74.4%         9/30/2010
   3.6       ClientLogic Operating Corporation               393,969       100.0%        9/30/2007
   3.7       DecisionOne Corp                                290,449       73.9%         4/30/2011
   3.8       Accel, Inc.                                     304,255       100.0%        7/17/2011
   3.9       Briargate Realty, Inc.                          121,206       41.7%        11/30/2007
  3.10       Levenger Company                                250,400       62.6%         1/31/2013
  3.11       Relizon                                         119,470       83.4%         2/28/2010
  3.12       Priority Healthcare Corporation                  43,536       30.2%        12/31/2007

    4

   4.1       Millennium Inorganic Chemicals, Inc.            120,000       100.0%       12/31/2021
   4.2       Hartford Fire Insurance Company                  77,000       100.0%       10/31/2010
   4.3       OCE-USA, Inc.                                   202,000       100.0%        6/30/2017
   4.4       Kelsey Seybold Clinic                           119,527       100.0%        1/12/2010
   4.5       EDS Corp.                                       113,526       100.0%        8/31/2008
   4.6       Dopaco, Inc                                     309,900       100.0%       12/31/2015
   4.7       Pur-FLO MCP, Inc.                               175,052       100.0%       12/31/2012
   4.8       AMK Holdings Ltd.                               134,210       100.0%        8/25/2022
   4.9       Eastwynn Theaters, Inc.                          52,990       100.0%        6/30/2023
  4.10       FMC Corp                                        178,600       100.0%        6/30/2014
  4.11       Metals USA, Inc.                                139,000       100.0%        1/31/2021
  4.12       BRK Brands First Alert                           30,028       50.0%         6/30/2010
  4.13       EDS Corp.                                       126,900       100.0%       12/31/2009
  4.14       TSA Stores, Inc.                                 42,000       100.0%        1/31/2015
  4.15       Caleb Brett USA, Inc.                            23,218       100.0%        8/31/2014
  4.16       AMK Holdings Ltd.                                43,450       100.0%        5/31/2018
  4.17       ULTA Cosmetics & Salon                           8,820        100.0%        3/31/2009
  4.18       Hollywood Entertainment Corp.                    7,488        100.0%        4/30/2012
  4.19       Cardinal Fitness                                 10,000       100.0%       12/31/2016
    5
   5.1       Pearson Education, Inc.                        1,091,435      100.0%       10/31/2016
   5.2       Deluxe Video Services, Inc.                     712,000       100.0%       12/31/2021
   5.3       Proquest Business Solutions, Inc.                85,214       100.0%        5/31/2009
   5.4       Lamons Metal Gasket Company                     223,599       100.0%        1/22/2022
   5.5       Trimas Fasteners Corp.                          137,607       100.0%        1/22/2022
   5.6       Cequent Trailer Products, Inc.                  193,200       100.0%        1/22/2022
   5.7       OfficeMax Contract, Inc.                         38,285       100.0%       10/31/2012

    6
   6.1
   6.2
   6.3
   6.4

    7        Informatica Corp.                               290,305       23.7%         7/14/2013
    8        Cornell University                              106,055       16.6%         3/31/2018
    9        Target                                          152,000       27.1%         9/1/2017
   10

   11        One Step Up                                      40,679       10.2%         12/1/2014
   12
   13

   14

  14.1       Infra-Metals                                    152,000       100.0%        7/31/2021
  14.2       Infra-Metals                                    128,500       100.0%        7/31/2021
  14.3       Infra-Metals                                    149,074       100.0%        7/31/2021
  14.4       Infra-Metals                                    150,710       100.0%        7/31/2021
  14.5       Infra-Metals                                     34,650       100.0%        7/31/2021
   15

  15.1       Feralloy Corporation                            154,320       100.0%        8/9/2021
  15.2       Feralloy Corporation                            172,830       100.0%        8/9/2021
  15.3       Feralloy Corporation                            143,786       100.0%        8/9/2021
  15.4       Feralloy Corporation                            140,000       100.0%        8/9/2021
   16

  16.1       Delnor Corporation                              164,800       100.0%        8/9/2021
  16.2       Delnor Corporation                              106,010       100.0%        8/9/2021
  16.3       Delnor Corporation                               95,175       100.0%        8/9/2021
   17

  17.1       Delta Steel                                     262,647       100.0%        7/31/2021
  17.2       Delta Steel                                      27,450       100.0%        7/31/2021
   18

  18.1       Smith Pipe & Steel Company                      200,500       100.0%        8/9/2021
  18.2       Smith Pipe & Steel Company                       23,148       100.0%        8/9/2021
   19        Metals Supply Company, Ltd.                     280,000       100.0%        7/31/2021
   20        Metals Supply Company, Ltd.                      39,700       100.0%        7/31/2021

   21
   22

   23        American Produce                                 46,996       14.8%        12/31/2010
   24        Super Stop & Shop Supermarket                    70,332       29.6%        11/30/2015
   25        Hobby Lobby                                      55,000       28.1%         4/30/2018
   26        Department of Social Services                    46,873       13.9%        11/30/2007
   27        BMW Financial Services                          220,966       100.0%        2/28/2021
   28        Shaw's                                           61,954       39.3%         2/28/2025
   29        Marsh Corporate Offices                         176,471       100.0%       10/31/2026
   30
   31

   32

             The Great Atlantic & Pacific Tea Company,

  32.1       Inc.                                             30,732       51.9%        12/31/2012
  32.2       Deeter's Meat Corporation                        4,000        17.4%        10/31/2016
  32.3       CSC Acquisition - NY, Inc.                       15,000       100.0%        5/31/2027
  32.4       Justina and AM Washing & Laundry Inc.            2,200        15.0%         5/31/2015
  32.5       Francesco Vicari                                 1,400        21.5%         9/30/2011

   33
   34
   35
   36

   37        CAE, Inc.                                        75,687       100.0%        9/30/2021
   38        Shapiro & Burson                                 16,107       14.4%         4/30/2010
   39

   40        The Price Chopper, Inc.                          57,122       39.1%         1/1/2026
   41

   42        United Solar Ovonic                             172,000       100.0%       12/31/2016
   43

   44        U.S. Postal Service                              37,345       23.4%         1/31/2012
   45

   46        Akzo Nobel                                       66,619       42.4%         9/15/2021
   47        Longs Drugs                                      15,508       29.4%         6/30/2031
   48
   49

   50        Virchow, Krause & Company                        47,088       39.9%        12/31/2009
   51        Christmas Tree Shops                             51,776       75.0%        12/31/2022
   52        Sacramento County DHA Facility                   46,000       100.0%        4/30/2024
   53        Home Depot                                      110,668       100.0%       11/30/2019
   54        Atlantic Medical Imaging, LLC                    15,357       25.0%         8/1/2015
   55

   56        Hooman Pontiac GMC                               39,067       100.0%        5/31/2025
   57        Marsh Supermarket                                80,640       100.0%       10/30/2026
   58        Basha's                                          54,022       74.3%         4/1/2026
   59

   60        Boland Maloney Lumber                            28,016       20.7%        11/30/2011
   61        NPower Seattle, Inc.                             6,000         7.7%         5/31/2011
   62        The Dunlap Company                               34,596       17.9%         1/31/2012
   63        Office Depot (MC Sports)                         29,936       24.9%        12/31/2008
   64        Linens N Things                                  34,800       28.1%         1/31/2011
   65        Ross                                             30,187       42.9%         1/31/2017
   66

   67        WTBY Primary Care Assoc.                         13,600       27.4%         2/28/2019
   68        Blockbuster Video                                4,978        14.0%        10/31/2011
   69        Sea Pac Transport Services                       64,126       40.4%        12/31/2007
   70        US National Bank                                 39,651       46.2%         7/31/2015
   71        Mid-American Specialties                         28,868       37.0%         6/30/2011
   72        Albertson's                                      44,310       46.2%        11/30/2009
   73        Mitchell Gold and Bob Williams                   11,920       100.0%        3/31/2017
   74        Giant Eagle                                      70,046       100.0%        8/31/2026
   75

   76        Marsh Supermarket                                55,575       100.0%       10/30/2026
   77        MultiServ                                        13,780       27.3%         3/1/2009
   78

   79        Diversions                                       13,326       22.2%        11/30/2008
   80        Walgreens                                        35,000       100.0%       12/31/2046
   81        Tomaball Surgery Center                          12,584       56.3%        12/31/2020
   82        GFCGA, L.P.                                      22,560       33.4%        10/31/2015
   83        Placer Sierra Bank                               2,396        11.5%         9/30/2015
   84        Ajax Tocco Magnathermic Corp                    124,732       100.0%        8/31/2018
   85        Suddath Relocation Systems                      102,830       100.0%        2/1/2012
   86        Amalgamated Bank                                 6,600        100.0%        6/30/2021
   87        Bally                                            36,680       100.0%        6/30/2021
   88
   89

   90

  90.1       La-Z-Boy                                         20,559       100.0%        2/5/2016
  90.2       La-Z-Boy                                         18,806       100.0%        2/5/2016

   91        Sleep Country USA                                13,355       31.9%         5/31/2010
   92
   93
   94

   95        Goodys                                           35,000       60.0%         5/31/2012
   96        Commerce Bank                                    7,773        100.0%        9/30/2021
   97
   98

   99        Wokcano                                          7,000        50.8%         9/30/2016
   100
   101
   102
   103

   104       Buckner Family Medical Association, P.A.         8,936        32.0%        11/30/2011
   105       Gigaparts, Inc.                                  7,970        23.5%         5/31/2016
   106       RLX Video Inc.                                   31,570       38.1%         1/1/2021
   107

   108       Marsh Warehouse                                 481,700       100.0%       10/31/2026
   109
   110

   111       Walgreens                                        14,820       100.0%        8/31/2031
   112
   113

   114       Tuesday Morning                                  7,607        26.4%         1/15/2012
   115       Boise Building Solutions Distribution, LLC       72,000       100.0%        8/31/2021
   116

   117       Identity Salon and Day Spa                       5,400        14.6%        10/31/2011

   118

  118.1      Walgreens                                        12,500       100.0%        6/30/2015
  118.2      Walgreens                                        12,400       100.0%        6/30/2015

   119       Pro Formance                                     8,802        16.2%         4/30/2010
   120
   121

   122       Spectrum Brands                                  14,603       39.2%        11/30/2010
   123       Walgreens                                        14,820       100.0%        8/31/2031
   124       Lobill Foods                                     32,117       100.0%       10/31/2026
   125

   126       Lobill Foods                                     31,173       100.0%       10/31/2026
   127       Tienda Mexican El Paso                           6,790        16.7%        12/31/2008
   128       BT Equities                                      5,560        12.9%        10/31/2011
   129
   130

   131       Walgreens                                        14,820       100.0%        8/31/2031
   132       County of Henrico (Police Dept)                  16,200       47.8%         9/30/2014
   133
   134

   135       Smith Law Office                                 4,250        26.2%         2/21/2013
   136       Staples, Inc.                                    20,395       100.0%       10/31/2016
   137       Boise Building Solutions Distribution, LLC       72,000       100.0%        8/31/2021
   138       AAA Northern New England Ins.                    13,062       52.6%         7/1/2017
   139

   140       Madison Harbor                                   6,062        36.4%         9/30/2018
   141       Eckerd                                           10,908       100.0%        3/20/2021
   142       It's a Grind Coffee House                        1,495        22.6%         8/31/2016
   143
   144

   145       DVC Investments, LLC (Estate Furnishings)        4,482        34.5%         8/31/2011
   146

   147       US Bank National Association                     10,978       100.0%        9/30/2020
   148       Advocated Brokerage Corp.                        4,750        58.6%        11/30/2018
   149       Goodyear                                         10,395       67.4%         4/30/2013
   150

   151       Sinclair's                                       5,400        21.4%        12/31/2012
   152       Big Lots                                         28,104       57.2%        12/31/2008
   153       Lobill Foods                                     15,245       100.0%       10/31/2026
   154

   155       West Coast Video                                 6,600        30.6%         2/28/2008
   156

   157       Ifloor                                           4,760        36.0%         9/30/2011
------------------------------------------------------------------------------------------------------

======================================================================================================

                                                              SECOND
                                                    SECOND   LARGEST     SECOND
                                                   LARGEST    TENANT     LARGEST
                                                    TENANT     % OF      TENANT
                                                    LEASED    TOTAL       LEASE
SEQUENCE     SECOND LARGEST TENANT                    SF        SF     EXPIRATION   THIRD LARGEST TENANT
--------------------------------------------------------------------------------------------------------------------------

    1
   1.1       GS-11B-01759 - Dept. of Justice       163,565    34.6%     9/15/2015   GS-11B-01492 - SSA
   1.2
   1.3       Axiom Resource Management Inc.         32,818    10.6%     3/31/2007   Anteon Corporation
   1.4       GS-11B-01545 - SSA                     47,467    15.9%     8/14/2007   Science Applications International
   1.5       GS-11B-01633 - DOD                     29,229    10.6%     9/12/2007   Northrop Grumman Defense
   1.6       Northrop Grumman Defense               42,888    16.0%     6/30/2007   EDS Information Services, LLC
   1.7       SRA International Inc.                 43,638    16.1%     6/30/2009   Kalman & Company
   1.8       Jacer Corporation                      30,048    11.1%     1/31/2011   Booz Allen & Hamilton, Inc.

    2        Sabre                                 520,146    27.7%    10/31/2008   Citigroup

    3
   3.1       Jabil Circuit, Inc.                   366,017    32.2%     8/31/2009
   3.2
   3.3
   3.4

   3.5       Apria Healthcare, Inc.                 88,414    20.7%    11/30/2011
   3.6
   3.7
   3.8

   3.9       State Of Ohio                          96,522    33.2%     6/30/2007   Rexnord Corporation
  3.10
  3.11       Crafts Americana Group, Inc.           23,865    16.6%     3/31/2008
  3.12       Cummins Bridgeway, LLC                 36,457    25.3%     6/30/2007   Horizon USA Data Supplies, Inc.

    4
   4.1
   4.2
   4.3
   4.4
   4.5
   4.6
   4.7
   4.8
   4.9
  4.10
  4.11

  4.12       Powermate                              30,000    50.0%     8/31/2007
  4.13
  4.14
  4.15
  4.16
  4.17
  4.18
  4.19
    5
   5.1
   5.2
   5.3
   5.4
   5.5
   5.6
   5.7

    6
   6.1
   6.2
   6.3
   6.4

    7        Nuance Communications                 141,180    11.5%     7/31/2012   Dreamworks, LLC
    8        Boies, Schiller & Flexner              65,045    10.2%     6/30/2019   Palestrini Post Production
    9        Century Theater                        72,000    12.8%     8/31/2015   Barnes & Noble
   10
   11        Kasper ASL                             40,666    10.2%     3/1/2008    Escada
   12
   13

   14
  14.1
  14.2
  14.3
  14.4
  14.5
   15
  15.1
  15.2
  15.3
  15.4
   16
  16.1
  16.2
  16.3
   17
  17.1
  17.2
   18
  18.1
  18.2
   19
   20

   21
   22
   23        Schratter Foods, Inc.                  30,866     9.7%     9/14/2010   Hop Fu Produce
   24        TJ Maxx/HomeGoods                      44,000    18.5%     4/30/2009   Staples
   25        Bealls                                 24,937    12.8%     1/31/2014   England Custom Furniture
   26        Bell South Business Systems            45,339    13.5%     3/31/2011   W H Linder and Associates
   27
   28        Borders Books                          22,202    14.1%     1/31/2017   Old Navy
   29
   30
   31

   32
  32.1       Eckerd Corp.                           10,950    18.5%     12/1/2013   Bank of Smithtown
                                                                                    A.D.A. Studio Photographic Services,
  32.2       McMillan & Alfano Inc.                 2,000      8.7%     6/30/2021   Inc.
  32.3
  32.4       R.E. Dancers, Inc.                     2,200     15.0%     8/31/2009   Justina and George Rajas
  32.5       Dr. Jeffery P. Campisi                 1,400     21.5%     8/31/2011   Stephen M. Richardson

   33
   34
   35
   36
   37
   38        Apply Yourself, Inc.                   15,770    14.1%     9/30/2012   Virginia Employment Commission
   39
   40        Brooks Drug                            12,600     8.6%     9/30/2016   Aubuchon Hardware
   41
   42
   43
   44        Royal Health Care of Long Island       23,000    14.4%    11/30/2010   United Pet Group, Inc.
   45
   46        Casafina                               27,564    17.6%    12/31/2007   Art Resource International
   47        Tarbell Realty                         6,050     11.5%     8/31/2011   Carl's Jr. (Ground Lease)
   48
   49
   50        Telecorp Realty, LLC                   16,364    13.9%     1/31/2011   Hexagon Investments
   51        Mediterranean Restaurant               7,754     11.2%     3/31/2013   La Bella Baby Furniture
   52
   53
   54        AXA Equitable Life Insurance Company   9,003     14.7%     11/1/2010   Melillo & Bauer Associates, Inc.
   55
   56
   57
   58        Blockbuster Video                      4,660      6.4%    10/31/2011   Mijo's Mexican Food
   59
   60        Toshiba                                20,937    15.5%    12/31/2009   Office Max
   61        Donaldson Physical Therapy             4,279      5.5%     5/31/2014   Washington Mutual Bank
   62        Goody's Family Clothing                22,560    11.7%    10/31/2009   Hastings Entertainment, Inc.
   63        Rite Aid                               15,336    12.8%    11/30/2009   Cleats Club St. Grill
   64        Circuit City                           31,377    25.4%     2/28/2015   Dollar Tree
   65        PetsMart                               19,984    28.4%     8/31/2020   The Clothing Company
   66
   67        Prospect Diagnostic Imaging/Naug.
             Valley Radiology                       6,113     12.3%     8/31/2016   React Physical Therapy
   68        United Blood Services                  3,386      9.5%     1/31/2008   B-Fashion
   69        Puget Sound Packaging Corp.            58,516    36.9%    12/31/2007   Island Tug and Barge
   70        Arnold, Gallagher                      9,659     11.3%     4/30/2011   Merrill Lynch
   71        FedEx                                  14,751    18.9%    11/30/2016   Interactive Solutions
   72        Dollar Tree                            20,000    20.9%     3/31/2008   Elegant Home Furnishings
   73
   74
   75
   76
   77        Happy Faces Daycare                    6,232     12.4%     1/31/2010   H & R Block
   78
   79        CVS                                    7,850     13.1%    10/31/2012   Prime Time Fitness
   80
   81        Tomball Imaging                        6,331     28.3%     2/28/2016   Express Emergency Room
   82        Charles Cochran                        7,392     10.9%     1/31/2015   Archer & Associates, LLC
   83        KBI, LLC                               2,100     10.1%     2/28/2010   Sun Ridge Real Estate, Inc.
   84
   85
   86
   87
   88
   89

   90
  90.1
  90.2

                                                                                    Office Furniture/Dining Rooms

   91        Fishel's Inc.                          12,375    29.5%     5/31/2010   Unlimited
   92
   93
   94
   95        Cato                                   8,100     13.9%     1/31/2008   Anna's Linens
   96
   97
   98
   99        New York Pizza and Delicatessen        2,342     17.0%     9/30/2016   Jasmine's House of Beauty Inc.
   100
   101
   102
   103
   104       Buckner Pain Partners, Ltd.            3,954     14.2%     7/31/2007   Tenet Hospitals Limited
   105       Terranova's Restaurant                 5,700     16.8%     7/31/2015   Tip Top Nails & Tanning (Day Spa)
   106       First Mail Marketing                   26,280    31.7%    12/31/2009   Summit Designs Inc.
   107
   108
   109
   110
   111
   112
   113
   114       Evergreen Builders                     4,731     16.4%     5/31/2011   O'Westwood, Inc
   115
   116
   117       Central Title Company                  3,000      8.1%     4/30/2011   The Beef Shop Company

   118
  118.1
  118.2

   119       Moody International, Inc.              6,859     12.6%     2/28/2009   Frontier Materials Co., Inc.
   120
   121
   122       Diageo North America                   6,275     16.8%    12/31/2007   Connolly Consulting
   123
   124
   125
   126
   127       Dollar General Partners                6,600     16.2%    12/31/2009   Drifty's Sports Pub
   128       Aquatic Health & Rehabilitation        5,111     11.8%     5/15/2008   SunTrust Banks, Inc.
   129
   130
   131
   132       Mid Atlantic Entry, Inc.               6,000     17.7%     7/7/2014    Canon Hygiene, Inc.
   133
   134
             Donald H. Bennett, Jack M. Carter,
   135       John W. Romack, and Timothy Smith      3,883     24.0%     12/1/2017   Home Buyer Connection
   136
   137
   138       Gorham Savings Bank                    8,636     34.7%    12/31/2016   GTE Credit Union
   139
   140       Ndex                                   4,310     25.9%    11/30/2008   RLG Group
   141
   142       My Realty                              1,332     20.1%    10/31/2011   Advance America, Cash Adv.
   143
   144
   145       Washington Karate Association          4,431     34.1%     6/30/2008   Moneytree, Inc.
   146
   147
   148       R. Binday Plans & Conc. Ltd.           1,150     14.2%     9/30/2016   Dr. Jules Bemporad
   149       Spires Restaurant                      5,024     32.6%     9/30/2013
   150
   151       Prudential Ballard Realty              3,600     14.3%    12/31/2008   Vaughn Road Veterinary Clinic, P.C.
   152       TSC                                    21,000    42.8%     1/14/2021
   153
   154
   155       Rent-A-Center                          4,000     18.6%     7/31/2009   Sherwin Williams
   156
   157       Hilti Corporation                      4,374     33.1%     4/30/2011   Saigon Diner
-----------------------------------------------------------------------------------------------------------------------

=======================================================================================================================

                                 THIRD
                 THIRD          LARGEST            THIRD
                LARGEST          TENANT           LARGEST
                 TENANT           % OF            TENANT
                 LEASED          TOTAL             LEASE           % OF LOAN
SEQUENCE           SF              SF           EXPIRATION            GROUP           % OF POOL
--------------------------------------------------------------------------------------------------

    1                                                                 10.8%              8.6%
   1.1           6,725            1.4%           9/30/2007            2.2%               1.7%
   1.2                                                                1.6%               1.3%
   1.3           20,852           6.8%          12/31/2010            1.3%               1.0%
   1.4           34,792          11.7%           8/31/2008            1.3%               1.0%
   1.5           17,555           6.4%           5/31/2007            1.2%               0.9%
   1.6           32,626          12.2%          12/31/2008            1.1%               0.9%
   1.7           19,299           7.1%           1/31/2009            1.1%               0.9%
   1.8           27,867          10.3%           3/31/2007            1.1%               0.9%

    2            89,974           4.8%          10/31/2008            8.8%               7.0%

    3                                                                 7.6%               6.0%
   3.1                                                                1.4%               1.1%
   3.2                                                                0.9%               0.7%
   3.3                                                                0.8%               0.7%
   3.4                                                                0.8%               0.7%
   3.5                                                                0.7%               0.6%
   3.6                                                                0.6%               0.5%
   3.7                                                                0.5%               0.4%
   3.8                                                                0.5%               0.4%
   3.9           72,784          25.1%           4/30/2009            0.4%               0.4%
  3.10                                                                0.4%               0.3%
  3.11                                                                0.2%               0.2%
  3.12           24,194          16.8%           8/24/2007            0.2%               0.2%

                                                                      5.9%               5.9%
    4                                                                 4.2%               3.3%
   4.1                                                                0.6%               0.4%
   4.2                                                                0.5%               0.4%
   4.3                                                                0.4%               0.3%
   4.4                                                                0.4%               0.3%
   4.5                                                                0.3%               0.3%
   4.6                                                                0.3%               0.2%
   4.7                                                                0.3%               0.2%
   4.8                                                                0.2%               0.2%
   4.9                                                                0.2%               0.2%
  4.10                                                                0.2%               0.1%
  4.11                                                                0.1%               0.1%
  4.12                                                                0.1%               0.1%
  4.13                                                                0.1%               0.1%
  4.14                                                                0.1%               0.1%
  4.15                                                                0.1%               0.1%
  4.16                                                                0.1%               0.0%
  4.17                                                                0.0%               0.0%
  4.18                                                                0.0%               0.0%
  4.19                                                                0.0%               0.0%
    5                                                                 3.2%               2.5%
   5.1                                                                1.0%               0.8%
   5.2                                                                1.0%               0.8%
   5.3                                                                0.4%               0.3%
   5.4                                                                0.3%               0.2%
   5.5                                                                0.2%               0.2%
   5.6                                                                0.2%               0.1%
   5.7                                                                0.1%               0.1%

    6                                                                 26.1%              5.3%
   6.1                                                                8.9%               1.8%
   6.2                                                                7.8%               1.6%
   6.3                                                                6.5%               1.3%
   6.4                                                                2.9%               0.6%

    7           119,730           9.8%           7/31/2012            6.6%               5.3%
    8            41,585           6.5%           5/31/2008            6.5%               5.2%
    9            28,060           5.0%           1/31/2016            5.7%               4.6%
   10                                                                 16.0%              3.3%
   11            33,384           8.4%           12/1/2020            4.1%               3.2%
   12                                                                 12.6%              2.6%
   13                                                                 2.4%               1.9%

                                                                      1.6%               1.6%
   14                                                                 0.6%               0.5%
  14.1                                                                0.2%               0.1%
  14.2                                                                0.2%               0.1%
  14.3                                                                0.1%               0.1%
  14.4                                                                0.1%               0.1%
  14.5                                                                0.0%               0.0%
   15                                                                 0.5%               0.4%
  15.1                                                                0.2%               0.2%
  15.2                                                                0.1%               0.1%
  15.3                                                                0.1%               0.1%
  15.4                                                                0.1%               0.1%
   16                                                                 0.3%               0.2%
  16.1                                                                0.1%               0.1%
  16.2                                                                0.1%               0.1%
  16.3                                                                0.1%               0.1%
   17                                                                 0.2%               0.2%
  17.1                                                                0.2%               0.2%
  17.2                                                                0.0%               0.0%
   18                                                                 0.2%               0.2%
  18.1                                                                0.2%               0.2%
  18.2                                                                0.0%               0.0%
   19                                                                 0.1%               0.1%
   20                                                                 0.0%               0.0%

   21                                                                 7.3%               1.5%
   22                                                                 7.3%               1.5%
   23            30,820           9.7%           9/30/2009            1.6%               1.2%
   24            25,249          10.6%           3/31/2011            1.3%               1.0%
   25            12,500           6.4%          12/31/2015            1.2%               1.0%
   26            29,997           8.9%          11/30/2007            1.2%               1.0%
   27                                                                 1.2%               0.9%
   28            17,472          11.1%           1/31/2017            1.0%               0.8%
   29                                                                 0.9%               0.7%
   30                                                                 0.9%               0.7%
   31                                                                 0.9%               0.7%

   32                                                                 0.8%               0.7%
  32.1           4,275            7.2%           9/1/2014             0.4%               0.3%
  32.2           2,000            8.7%           5/31/2010            0.2%               0.1%
  32.3                                                                0.1%               0.1%
  32.4           2,200           15.0%           4/30/2011            0.1%               0.1%
  32.5           1,200           18.5%           5/31/2010            0.0%               0.0%

   33                                                                 3.1%               0.6%
   34                                                                 3.0%               0.6%
   35                                                                 2.8%               0.6%
   36                                                                 2.6%               0.5%
   37                                                                 0.7%               0.5%
   38            15,444          13.8%              MTM               0.7%               0.5%
   39                                                                 0.7%               0.5%
   40            10,180           7.0%          12/31/2016            0.7%               0.5%
   41                                                                 2.5%               0.5%
   42                                                                 0.6%               0.5%
   43                                                                 0.6%               0.5%
   44            20,886          13.1%          12/30/2011            0.6%               0.5%
   45                                                                 2.3%               0.5%
   46            14,865           9.5%          11/30/2012            0.6%               0.5%
   47            4,500            8.5%          10/31/2026            0.6%               0.5%
   48                                                                 0.6%               0.4%
   49                                                                 0.6%               0.4%
   50            6,535            5.5%           8/31/2009            0.6%               0.4%
   51            3,750            5.4%           3/31/2016            0.5%               0.4%
   52                                                                 0.5%               0.4%
   53                                                                 0.5%               0.4%
   54            6,955           11.3%          11/30/2013            0.5%               0.4%
   55                                                                 1.8%               0.4%
   56                                                                 0.5%               0.4%
   57                                                                 0.4%               0.4%
   58            2,000            2.7%          12/31/2011            0.4%               0.4%
   59                                                                 1.7%               0.3%
   60            17,900          13.2%          10/22/2011            0.4%               0.3%
   61            2,500            3.2%           2/8/2009             0.4%               0.3%
   62            21,000          10.9%           7/31/2011            0.4%               0.3%
   63            6,000            5.0%           8/31/2007            0.4%               0.3%
   64            29,035          23.5%           9/30/2013            0.4%               0.3%
   65            5,625            8.0%          11/30/2010            0.4%               0.3%
   66                                                                 1.5%               0.3%
   67            5,000           10.1%           5/31/2012            0.4%               0.3%
   68            2,450            6.9%           5/31/2009            0.4%               0.3%
   69            18,000          11.3%          12/31/2020            0.4%               0.3%
   70            7,482            8.7%           7/31/2011            0.4%               0.3%
   71            10,338          13.2%           2/28/2011            0.4%               0.3%
   72            9,716           10.1%           6/30/2010            0.3%               0.3%
   73                                                                 0.3%               0.3%
   74                                                                 0.3%               0.2%
   75                                                                 0.3%               0.2%
   76                                                                 0.3%               0.2%
   77            4,407            8.7%           4/30/2011            0.3%               0.2%
   78                                                                 1.1%               0.2%
   79            6,722           11.2%           4/30/2007            0.3%               0.2%
   80                                                                 0.3%               0.2%
   81            3,430           15.4%           4/30/2012            0.3%               0.2%
   82            5,200            7.7%           4/30/2007            0.3%               0.2%
   83            1,980            9.5%           2/28/2010            0.2%               0.2%
   84                                                                 0.2%               0.2%
   85                                                                 0.2%               0.2%
   86                                                                 0.2%               0.2%
   87                                                                 0.2%               0.2%
   88                                                                 0.2%               0.2%
   89                                                                 0.9%               0.2%

   90                                                                 0.2%               0.2%
  90.1                                                                0.1%               0.1%
  90.2                                                                0.1%               0.1%

   91            8,900           21.2%           6/30/2011            0.2%               0.2%
   92                                                                 0.9%               0.2%
   93                                                                 0.2%               0.2%
   94                                                                 0.9%               0.2%
   95            8,000           13.7%           9/30/2016            0.2%               0.2%
   96                                                                 0.2%               0.2%
   97                                                                 0.2%               0.2%
   98                                                                 0.9%               0.2%
   99            2,250           16.3%          11/30/2016            0.2%               0.2%
   100                                                                0.2%               0.2%
   101                                                                0.8%               0.2%
   102                                                                0.2%               0.2%
   103                                                                0.2%               0.2%
   104           2,696            9.7%          10/31/2008            0.2%               0.1%
   105           5,110           15.1%           5/31/2015            0.2%               0.1%
   106           25,000          30.2%           1/1/2009             0.2%               0.1%
   107                                                                0.2%               0.1%
   108                                                                0.2%               0.1%
   109                                                                0.2%               0.1%
   110                                                                0.2%               0.1%
   111                                                                0.2%               0.1%
   112                                                                0.7%               0.1%
   113                                                                0.2%               0.1%
   114           2,026            7.0%           4/30/2011            0.2%               0.1%
   115                                                                0.2%               0.1%
   116                                                                0.2%               0.1%
   117           2,700            7.3%          10/31/2010            0.2%               0.1%

   118                                                                0.2%               0.1%
  118.1                                                               0.1%               0.1%
  118.2                                                               0.1%               0.1%

   119           4,482            8.3%           4/1/2011             0.1%               0.1%
   120                                                                0.1%               0.1%
   121                                                                0.1%               0.1%
   122           3,750           10.1%           9/14/2008            0.1%               0.1%
   123                                                                0.1%               0.1%
   124                                                                0.1%               0.1%
   125                                                                0.5%               0.1%
   126                                                                0.1%               0.1%
   127           6,545           16.1%           2/28/2010            0.1%               0.1%
   128           4,590           10.6%           1/31/2009            0.1%               0.1%
   129                                                                0.5%               0.1%
   130                                                                0.5%               0.1%
   131                                                                0.1%               0.1%
   132           5,843           17.2%          10/31/2011            0.1%               0.1%
   133                                                                0.1%               0.1%
   134                                                                0.5%               0.1%
   135           3,026           18.7%           8/31/2011            0.1%               0.1%
   136                                                                0.1%               0.1%
   137                                                                0.1%               0.1%
   138           3,156           12.7%           10/1/2012            0.1%               0.1%
   139                                                                0.4%               0.1%
   140           4,023           24.1%           9/30/2011            0.1%               0.1%
   141                                                                0.1%               0.1%
   142           1,262           19.1%          10/31/2011            0.1%               0.1%
   143                                                                0.1%               0.1%
   144                                                                0.1%               0.1%
   145           1,530           11.8%           3/31/2011            0.1%               0.1%
   146                                                                0.3%               0.1%
   147                                                                0.1%               0.1%
   148           1,150           14.2%           5/31/2008            0.1%               0.1%
   149                                                                0.1%               0.1%
   150                                                                0.1%               0.1%
   151           3,600           14.3%          11/30/2008            0.1%               0.1%
   152                                                                0.1%               0.1%
   153                                                                0.1%               0.1%
   154                                                                0.3%               0.1%
   155           4,000           18.6%           6/30/2008            0.1%               0.1%
   156                                                                0.2%               0.0%
   157           2,040           15.4%           8/31/2016            0.1%               0.0%
--------------------------------------------------------------------------------------------------

==================================================================================================

Footnotes to the ANNEX A

1)	Loan No. 3405106, representing 8.6% of the Initial Pool Balance (10.8% of the Group 1 Balance), was co-originated by Bank of America, National Association (50%) and Eurohypo AG, New York Branch (50%).

2)	For Loan No. 4, representing 3.3% of the Initial Pool Balance (16.0% of the Group 2 Balance), a guarantee from sponsor LaSalle Income and Growth Fund IV, of $4.0 million for unit enhancements will remain in effect until evidence has been provided that this amount has been spent on planned unit enhancements.

3)	For Loan No. 3404044, representing 0.4% of the Initial Pool Balance (0.5% of the Group 1 Balance), there will be an initial interest deposit.

4)	Loan No. 3401471, representing 3.3% of the Initial Pool Balance (4.2% of the Group 1 Balance), has five separate mortgage rate steps, only the initial rate is shown on this annex.

5)	Rates are to full precision on the ‘‘BACM2007_1.xls’’ file located on the computer diskette.

6)	Administrative Fee Rate includes the rates at which the master servicing fee (and any sub-servicing fee) and trustee fee accrue.

7)	For mortgage loans which accrue interest on the basis of actual days elapsed each calendar month and a 360-day year, the amortization term is the term over which the mortgage loans would amortize if interest accrued and was paid on the basis of a 360-day year consisting of twelve 30-day months. The actual amortization would be longer.

8)	For Loan No. 20881, representing 0.2% of the Initial Pool Balance (0.2% of the Group 1 Balance), the Interest Only Period of 24 months is the maximum Interest Only Period. Monthly Payments of principal and interest shall commence on the first calendar month following the release of the holdback which may occur at any time.

9)	Some appraised values may include FF&E and personal property value.

10)	For Loan No. 2, representing 6.0% of the Initial Pool Balance (7.6% of the Group 1 Balance), the appraised value is based on a portfolio valuation. The sum of all individual appraised values for the properties equals $231,170,000.

11)	For Loan No. 3403987, representing 0.3% of the Initial Pool Balance (0.4% of the Group 1 Balance), 6,696 square feet is on a master lease.

12)	For Loan No. 5, representing 1.5% of the Initial Pool Balance (7.3% of the Group 2 Balance), the subject includes two commercial units.

13)	For Loan No. 1, representing 7.0% of the Initial Pool Balance (8.8% of the Group 1 Balance), net rentable square feet of 1,874,975 represents the office (1,793,290 square feet), retail (43,685 square feet), and health club (38,000 square feet) components of the subject property. The collateral also includes the 198-room Marriot Solana Hotel.

14)	For Loan No. 3400925, representing 0.3% of the Initial Pool Balance (0.4% of the Group 1 Balance), retail occupancy is 100.0%.

15)	For Loan No. 3404427, representing 0.9% of the Initial Pool Balance (1.2% of the Group 1 Balance), the 33,914 square feet of vacant space will be Master Leased by Duke Realty Limited Partnership.

16)	For Loan No. 3404790, representing 5.3% of the Initial Pool Balance (6.6% of the Group 1 Balance), Informatica subleases 278,127 square feet to four tenants. Nuance Communications subleases 74,199 square feet to two tenants.

17)	For Loan No. 1, representing 7.0% of the Initial Pool Balance (8.8% of the Group 1 Balance), the subject occupancy is 94.6%, excluding the hotel component of the collateral.

18)	For Loan No. 6, representing 0.5% of the Initial Pool Balance (0.7% of the Group 1 Balance), a master lease from sponsor Guardian Realty Fund II Business Trust, equivalent to current rent and reimbursements, will remain in effect until a satisfactory executed renewal and estoppel for tenant Commonwealth of Virginia Employment Commission is executed.

19)	For Loan No. 1, representing 7.0% of the Initial Pool Balance (8.8% of the Group 1 Balance), the Marriott Solana Hotel is subject to a 10-year master lease which provides $3.3 million in annual cash flow in addition to the net cash flow generated by the hotel itself ($1.38 million for trailing twelve month period through November 2006).

20)	For Loan No. 5, representing 1.5% of the Initial Pool Balance (7.3% of the Group 2 Balance), the DSCR was calculated using unabated taxes and market rent levels for 102 residential units that are leased at below-market rents.

21)	For Loan No. 3403207, the Deluxe Video Service property, representing 0.8% of the Initial Pool Balance (1.0% of the Group 1 Balance), Deluxe Video Service Inc.’s space is currently vacant, however, the tenant continues to pay rent pursuant to the terms of the lease.

22)	For Loan No. 3405106, the Four Skyline Place property, representing 0.9% of the Initial Pool Balance (1.1% of the Group 1 Balance), the largest tenant, Science Applications International Corp. has 25,730 square feet that expires on November 30, 2010, 15,640 square feet that expires on March 31, 2008, and 6,501 square feet that expires on February 28, 2007.

23)	For Loan No. 20881, representing 0.2% of the Initial Pool Balance (0.2% of the Group 1 Balance), the Interest Only Period of 24 months is the maximum interest only period. Monthly P&I Payments shall commence on the first calendar month following the release of the Holdback which may occur at any time.

ANNEX A

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

The schedule and tables appearing in this ANNEX A set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. Unless otherwise indicated, such information is presented as of the Cut-off Date. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. Such information and operating statements were generally unaudited and have not been independently verified by the Depositor or any Underwriter, or any of their respective affiliates or any other person. All numerical and statistical information presented in this prospectus supplement is calculated as described under ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’ in this prospectus supplement.

For purposes of the accompanying prospectus supplement, including the schedule and tables in this ANNEX A, the indicated terms shall have the meanings assigned under ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’ in this prospectus supplement and the schedules and tables in this ANNEX A will be qualified by such definitions.

PREPAYMENT LOCKOUT/PREPAYMENT ANALYSIS
BASED ON OUTSTANDING PRINCIPAL BALANCE
ALL MORTGAGE LOANS

Prepayment Provisions(1)	Feb-07	Feb-08	Feb-09	Feb-10	Feb-11	Feb-12	Feb-13	Feb-14	Feb-15	Feb-16	Feb-17	Feb-18	Feb-19	Feb-20	Feb-21
Lockout/Defeasance(2)(3)(4)	100.00%	100.00%	84.94%	78.86%	78.06%	85.04%	84.01%	80.44%	80.37%	80.29%	87.07%	100.00%	100.00%	100.00%	100.00%
Yield Maintenance(4)(5)	0.00%	0.00%	15.06%	17.85%	18.64%	14.96%	15.99%	19.56%	19.63%	19.71%	0.00%	0.00%	0.00%	0.00%	0.00%
Fixed Premium 2.0(6)	0.00%	0.00%	0.00%	3.28%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Fixed Premium 1.0(6)	0.00%	0.00%	0.00%	0.00%	3.30%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Open	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	12.93%	0.00%	0.00%	0.00%	0.00%
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Total Beginning Balance (in millions)	$3,145.21	$3,139.78	$3,133.47	$3,123.53	$3,111.72	$2,676.87	$2,493.27	$2,015.50	$1,997.37	$1,978.13	$74.66	$63.70	$40.30	$39.33	$10.84
Percent of Aggregate Cut-off Date Balance	100.00%	99.83%	99.63%	99.31%	98.94%	85.11%	79.27%	64.08%	63.50%	62.89%	2.37%	2.03%	1.28%	1.25%	0.34%

(1)	Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage Loans (except that it has been assumed that an Anticipated Repayment Date Loan will be repaid on its Anticipated Repayment Date).

(2)	One hundred thirty one Mortgage Loans representing 78.2% of the Initial Pool Balance (106 Mortgage Loans representing 78.2% of the Group 1 Balance and 25 Mortgage Loans representing 78.2% of the Group 2 Balance) are subject to an initial lockout period after which defeasance is permitted.

(3)	Five Mortgage Loans, representing 8.3% of the Initial Pool Balance (four Mortgage Loans representing 9.6% of the Group 1 Balance and one Mortgage Loan representing 3.1% of the Group 2 Balance): (a) have an initial lockout period; (b) are then subject, after expiration of the initial lockout period to a period where the related borrower has an option to prepay the Mortgage Loan subject to the greater of a yield maintenance charge or a 1% prepayment premium; (c) are then subject to a period where the related borrower has an option to prepay the Mortgage Loan subject to either prepayment (subject to the greater of a yield maintenance charge or a 1% prepayment premium) or defeasance and (d) become thereafter prepayable without an accompanying prepayment premium or yield maintenance charge, prior to its maturity.

(4)	Three Mortgage Loans, representing 0.6% of the Initial Pool Balance (three Mortgage Loans representing 0.7% of the Group 1 Balance): (a) have an initial lockout period; (b) are then subject after expiration of the initial lockout period, to a period where defeasance is permitted; (c) are then subject to a period where the related borrower has an option to prepay the Mortgage Loan subject to either prepayment (subject to the greater of a yield maintenance charge or a 1% prepayment premium) or defeasance and (d) become thereafter prepayable without an accompanying prepayment premium or yield maintenance charge, prior to its maturity.

(5)	Seventeen Mortgage Loans, representing 9.7% of the Initial Pool Balance (15 Mortgage Loans representing 11.5% of the Group 1 Balance and two Mortgage Loans representing 2.7% of the Group 2 Balance): (a) have an initial lockout period; (b) are then subject after expiration of the initial lockout period to a period where the related borrower has an option to prepay the Mortgage Loan subject to the greater of a yield maintenance charge or a 1% prepayment premium; and (c) become thereafter prepayable without an accompanying prepayment premium or yield maintenance charge, prior to its maturity.

(6)	One Mortgage Loan, representing 3.3% of the Initial Pool Balance (16.0% of the Group 2 Balance): (a) has an initial lockout period; (b) is then subject, after expiration of the initial lockout period, to a period where the related borrower has an option to defease the Mortgage Loan; (c) is then subject to a period where the related borrower has an option to prepay the Mortgage Loan subject to a 2% prepayment premium or defeasance; (d) is then subject to a period where the related borrower has an option to prepay the Mortgage Loan subject to a 1% prepayment premium or defeasance and (e) becomes thereafter prepayable without an accompanying prepayment premium or yield maintenance charge, prior to its maturity.

MORTGAGE POOL PROPERTY TYPE

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Min/Max Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Min/Max Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Office	39	$1,002,818,034	31.9%	1.32x	1.08x/2.10x	68.8%	50.0%/79.1%	5.732%
Multifamily	31	642,857,639	20.4	1.24x	1.07x/3.09x	74.3%	17.4%/80.0%	5.648%
Retail	59	533,081,909	16.9	1.29x	1.10x/2.10x	73.2%	54.4%/80.0%	5.864%
Anchored	34	429,888,641	13.7	1.28x	1.10x/2.10x	74.1%	54.4%/ 80.0%	5.855%
Unanchored	17	63,283,485	2.0	1.28x	1.11x/2.10x	69.5%	54.4%/79.9%	5.961%
Shadow Anchored	8	39,909,782	1.3	1.40x	1.21x/2.10x	70.4%	54.4%/79.4%	5.812%
Industrial	57	466,024,256	14.8	1.53x	1.13x/2.10x	69.3%	54.4%/79.9%	5.820%
Mixed Use	4	236,000,000	7.5	1.33x	1.17x/1.34x	70.4%	47.1%/71.3%	6.089%
Hotel	9	148,954,600	4.7	1.53x	1.21x/2.35x	67.5%	52.2%/79.7%	5.719%
Self Storage	14	66,489,248	2.1	1.23x	1.17x/1.33x	73.4%	53.5%/80.0%	5.964%
Manufactured Housing	3	25,020,000	0.8	1.19x	1.15x/1.20x	79.2%	76.0%/80.0%	5.637%
Other	3	23,968,711	0.8	1.26x	1.10x/1.57x	67.5%	62.3%/77.4%	5.733%
Total/Wtd. Avg.	219	$3,145,214,397	100.0%	1.34x	1.07x/3.09x	71.0%	17.4%/80.0%	5.780%

MORTGAGE POOL CUT-OFF DATE BALANCES

Range of Cut-off Date Balances	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
$ 350,762 — $ 999,999	1	$350,762	0.0%	1.32	x	73.4%	6.403%
$ 1,000,000 — $ 1,999,999	7	12,118,726	0.4	1.58	x	63.0%	5.952%
$ 2,000,000 — $ 2,999,999	17	40,630,448	1.3	1.33	x	65.1%	5.916%
$ 3,000,000 — $ 3,999,999	22	75,982,068	2.4	1.29	x	72.7%	5.861%
$ 4,000,000 — $ 4,999,999	12	54,822,998	1.7	1.23	x	72.7%	5.866%
$ 5,000,000 — $ 7,499,999	28	168,709,107	5.4	1.28	x	69.7%	5.909%
$ 7,500,000 — $ 9,999,999	10	87,484,627	2.8	1.29	x	69.5%	5.747%
$ 10,000,000 — $ 14,999,999	22	267,350,110	8.5	1.34	x	70.4%	5.832%
$ 15,000,000 — $ 19,999,999	12	197,683,011	6.3	1.27	x	75.0%	5.856%
$ 20,000,000 — $ 29,999,999	7	162,368,426	5.2	1.26	x	71.2%	5.753%
$ 30,000,000 — $ 49,999,999	6	226,100,000	7.2	1.26	x	76.1%	5.663%
$ 50,000,000 — $ 99,999,999	3	221,685,417	7.0	1.62	x	67.0%	5.656%
$100,000,000 — $271,200,000	10	1,629,928,697	51.8	1.34	x	70.7%	5.776%
Total/Wtd. Avg.	157	$3,145,214,397	100.0%	1.34	x	71.0%	5.780%

MORTGAGE POOL GEOGRAPHIC DISTRIBUTION

Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
California	21	$577,684,353	18.4%	1.38x	66.9%	5.724%
New York	17	409,845,049	13.0	1.17x	70.0%	5.761%
Virginia	14	403,335,864	12.8	1.24x	74.5%	5.675%
Texas	19	318,750,787	10.1	1.36x	71.5%	6.047%
Maryland	7	266,574,427	8.5	1.29x	76.9%	5.671%
Ohio	22	258,451,286	8.2	1.29x	76.6%	5.694%
Indiana	14	114,088,135	3.6	1.59x	65.5%	5.851%
Tennessee	5	77,590,122	2.5	1.32x	76.5%	5.614%
Florida	8	67,049,299	2.1	1.35x	74.3%	5.886%
Wisconsin	8	62,693,159	2.0	1.56x	63.2%	5.802%
Connecticut	4	60,770,886	1.9	1.40x	70.3%	5.721%
Illinois	12	44,462,924	1.4	1.91x	59.1%	6.001%
Arkansas	4	39,311,170	1.2	1.80x	58.5%	5.818%
Arizona	7	38,648,746	1.2	1.39x	69.9%	5.929%
Michigan	7	38,378,027	1.2	1.26x	72.8%	5.786%
Washington	8	38,026,738	1.2	1.23x	63.6%	5.955%
Georgia	6	35,155,996	1.1	1.47x	68.8%	6.113%
North Carolina	6	31,684,175	1.0	1.49x	68.7%	5.775%
Massachusetts	4	31,300,000	1.0	1.36x	72.3%	5.655%
Kentucky	3	30,342,850	1.0	1.36x	76.1%	5.804%
Louisiana	1	30,000,000	1.0	1.20x	73.7%	5.765%
New Jersey	2	28,852,500	0.9	1.21x	70.7%	6.120%
Nevada	2	27,200,000	0.9	1.32x	76.3%	5.735%
Maine	2	27,000,000	0.9	1.61x	65.9%	5.664%
Oklahoma	3	22,322,804	0.7	1.24x	75.8%	5.889%
Oregon	2	14,869,370	0.5	1.44x	63.9%	5.795%
District of Columbia	1	14,113,239	0.4	1.33x	65.3%	5.923%
Alabama	4	11,539,697	0.4	1.36x	71.2%	6.322%
Pennsylvania	2	11,022,568	0.4	1.55x	67.4%	5.800%
Missouri	1	4,320,000	0.1	1.18x	80.0%	5.491%
Minnesota	1	3,867,500	0.1	1.72x	65.0%	6.048%
Iowa	1	3,171,555	0.1	2.10x	54.4%	5.948%
South Carolina	1	2,791,171	0.1	1.32x	73.4%	6.403%
Total/Wtd. Avg.	219	$3,145,214,397	100.0%	1.34x	71.0%	5.780%

The Mortgaged Properties are located throughout 32 states and the District of Columbia.

MORTGAGE POOL UNDERWRITTEN DEBT SERVICE COVERAGE RATIO

Range of Underwritten DSCR(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
1.06x — 1.19x	25	$581,258,448	18.5%	1.14	x	74.2%	5.806%
1.20x — 1.24x	52	979,666,271	31.1	1.22	x	73.2%	5.753%
1.25x — 1.29x	23	356,385,890	11.3	1.26	x	75.7%	5.747%
1.30x — 1.34x	23	555,093,496	17.6	1.33	x	73.1%	5.908%
1.35x — 1.39x	8	59,055,502	1.9	1.38	x	70.5%	5.833%
1.40x — 1.49x	9	82,155,533	2.6	1.45	x	71.6%	5.745%
1.50x — 1.59x	6	122,665,000	3.9	1.53	x	66.3%	5.595%
1.60x — 1.69x	3	192,875,000	6.1	1.64	x	56.5%	5.503%
1.70x — 1.79x	3	13,359,210	0.4	1.75	x	58.0%	5.960%
1.80x — 1.89x	1	2,400,000	0.1	1.85	x	62.3%	5.625%
2.00x — 2.99x	3	198,806,114	6.3	2.12	x	54.3%	5.917%
3.00x — 3.09x	1	1,493,933	0.0	3.09	x	17.4%	5.931%
Total/Wtd. Avg.	157	$3,145,214,397	100.0%	1.34	x	71.0%	5.780%

MORTGAGE POOL CUT-OFF DATE LOAN-TO-VALUE RATIO

Range of Cut-off Date LTV Ratio(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
17.4% — 29.9%	1	$1,493,933	0.0%	3.09	x	17.4%	5.931%
30.0% — 49.9%	1	2,000,000	0.1	1.18	x	47.1%	5.945%
50.0% — 59.9%	16	535,100,733	17.0	1.70	x	55.2%	5.755%
60.0% — 64.9%	23	183,893,650	5.8	1.30	x	63.2%	5.746%
65.0% — 69.9%	23	316,462,658	10.1	1.36	x	67.1%	5.657%
70.0% — 74.9%	38	680,591,687	21.6	1.25	x	72.7%	5.934%
75.0% — 79.9%	51	1,410,471,737	44.8	1.25	x	78.0%	5.748%
80.0%	4	15,200,000	0.5	1.21	x	80.0%	5.726%
Total/Wtd. Avg.	157	$3,145,214,397	100.0%	1.34	x	71.0%	5.780%

MORTGAGE POOL MATURITY DATE/ARD LOAN-TO-VALUE RATIO

Range of Maturity Date LTV Ratio(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR		Weighted Average Maturity Date LTV Ratio	Weighted Average Mortgage Rate
11.5% — 24.9%	1	$1,493,933	0.0%	3.09	x	11.5%	5.931%
25.0% — 49.9%	11	68,978,843	2.2	1.25	x	41.8%	5.952%
50.0% — 59.9%	40	702,044,074	22.3	1.59	x	55.3%	5.799%
60.0% — 64.9%	31	262,218,342	8.3	1.33	x	62.3%	5.832%
65.0% — 69.9%	36	475,283,280	15.1	1.29	x	67.2%	5.652%
70.0% — 74.9%	27	754,660,925	24.0	1.22	x	72.7%	5.936%
75.0% — 79.6%	11	880,535,000	28.0	1.27	x	77.8%	5.673%
Total/Wtd. Avg.	157	$3,145,214,397	100.0%	1.34	x	67.8%	5.780%

MORTGAGE POOL MORTGAGE RATES

Range of Mortgage Rates	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
5.370% — 5.499%	8	$406,728,000	12.9%	1.43	x	62.5%	5.479%
5.500% — 5.749%	53	1,403,915,575	44.6	1.25	x	75.8%	5.675%
5.750% — 5.999%	62	769,570,517	24.5	1.49	x	65.5%	5.866%
6.000% — 6.249%	21	466,658,311	14.8	1.28	x	72.7%	6.097%
6.250% — 6.499%	12	93,761,765	3.0	1.28	x	72.0%	6.357%
6.500% — 6.550%	1	4,580,229	0.1	1.21	x	78.3%	6.550%
Total/Wtd. Avg.	157	$3,145,214,397	100.0%	1.34	x	71.0%	5.780%

MORTGAGE POOL ORIGINAL TERM TO MATURITY/ARD

Original Term To Maturity (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
60 — 83	11	$591,308,657	18.8%	1.36	x	65.5%	5.643%
84 — 99	6	462,475,000	14.7	1.27	x	72.1%	5.888%
100 — 120	135	2,008,642,805	63.9	1.35	x	72.3%	5.789%
121 — 179	5	82,787,935	2.6	1.19	x	71.5%	5.955%
Total/Wtd. Avg.	157	$3,145,214,397	100.0%	1.34	x	71.0%	5.780%

MORTGAGE POOL ORIGINAL AMORTIZATION TERM(1)

Original Amortization Term (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Interest Only	30	$1,921,971,614	61.1%	1.40	x	69.9%	5.734%
180 — 239	1	5,463,810	0.2	1.21	x	56.3%	5.970%
240 — 299	4	14,451,571	0.5	1.48	x	50.8%	5.849%
300 — 359	12	93,093,093	3.0	1.32	x	70.5%	6.280%
360 — 420	110	1,110,234,309	35.3	1.24	x	73.2%	5.817%
Total/Wtd. Avg.	157	$3,145,214,397	100.0%	1.34	x	71.0%	5.780%

(1)	For Mortgage Loans that accrue interest on the basis of actual days elapsed during each calendar month and a 360-day year, the amortization term is the term in which the loan would amortize if interest is paid on the basis of a 30-day month and a 360-day year. The actual amortization term would be longer.

MORTGAGE POOL REMAINING TERM TO MATURITY/ARD

Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
56 — 59	10	$424,308,657	13.5%	1.40	x	60.4%	5.622%
60 — 79	1	167,000,000	5.3	1.25	x	78.4%	5.699%
80 — 99	6	462,475,000	14.7	1.27	x	72.1%	5.888%
110 — 119	118	1,497,938,557	47.6	1.39	x	71.0%	5.770%
120 — 139	18	522,172,959	16.6	1.23	x	75.9%	5.840%
140 — 159	2	25,500,000	0.8	1.27	x	71.5%	5.916%
160 — 177	2	45,819,224	1.5	1.17	x	73.9%	6.051%
Total/Wtd. Avg.	157	$3,145,214,397	100.0%	1.34	x	71.0%	5.780%

MORTGAGE POOL REMAINING STATED AMORTIZATION TERMS

Remaining Stated Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Interest Only	30	$1,921,971,614	61.1%	1.40	x	69.9%	5.734%
175 — 224	1	5,463,810	0.2	1.21	x	56.3%	5.970%
225 — 274	4	14,451,571	0.5	1.48	x	50.8%	5.849%
275 — 299	11	88,512,864	2.8	1.32	x	70.1%	6.266%
300 — 324	1	4,580,229	0.1	1.21	x	78.3%	6.550%
350 — 419	110	1,110,234,309	35.3	1.24	x	73.2%	5.817%
Total/Wtd. Avg.	157	$3,145,214,397	100.0%	1.34	x	71.0%	5.780%

MORTGAGE POOL SEASONING

Seasoning (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
0 — 4	153	$3,115,879,397	99.1%	1.34	x	71.0%	5.776%
5 — 7	4	29,335,000	0.9	1.31	x	72.4%	6.261%
Total/Wtd. Avg.	157	$3,145,214,397	100.0%	1.34	x	71.0%	5.780%

MORTGAGE POOL YEAR OF MORTGAGE ORIGINATION

Year of Origination	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
2006	136	$2,351,006,021	74.7%	1.34	x	70.0%	5.778%
2007	21	794,208,376	25.3	1.34	x	73.9%	5.789%
Total/Wtd. Avg.	157	$3,145,214,397	100.0%	1.34	x	71.0%	5.780%

MORTGAGE POOL YEAR OF MORTGAGE MATURITY/ARD

Year of Maturity	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
2011	5	$137,456,258	4.4%	1.26	x	61.6%	5.857%
2012	5	286,852,399	9.1	1.48	x	59.8%	5.509%
2013	4	610,400,000	19.4	1.27	x	73.8%	5.831%
2014	3	19,075,000	0.6	1.30	x	73.2%	6.062%
2016	59	423,314,047	13.5	1.33	x	69.4%	5.933%
2017	77	1,596,797,469	50.8	1.35	x	73.0%	5.750%
2018	2	25,500,000	0.8	1.27	x	71.5%	5.916%
2021	2	45,819,224	1.5	1.17	x	73.9%	6.051%
Total/Wtd. Avg.	157	$3,145,214,397	100.0%	1.34	x	71.0%	5.780%

MORTGAGE POOL LOAN PURPOSE

Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Refinance	96	1,592,599,744	50.6	1.27x	73.6%	5.854%
Acquisition	61	$1,552,614,653	49.4%	1.40x	68.3%	5.705%
Total/Wtd. Avg.	157	$3,145,214,397	100.0%	1.34x	71.0%	5.780%

LOAN GROUP 1 PROPERTY TYPE

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR		Min/Max Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Min/Max Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Office	39	$1,002,818,034	40.0%	1.32	x	1.08x/2.10x	68.8%	50.0%/79.1%	5.732%
Retail	59	533,081,909	21.3	1.29	x	1.10x/2.10x	73.2%	54.4%/80.0%	5.864%
Anchored	34	429,888,641	17.2	1.28	x	1.10x/2.10x	74.1%	54.4%/80.0%	5.855%
Unanchored	17	63,283,485	2.5	1.28	x	1.11x/2.10x	69.5%	54.4%/79.9%	5.961%
Shadow Anchored	8	39,909,782	1.6	1.40	x	1.21x/2.10x	70.4%	54.4%/79.4%	5.812%
Industrial	57	466,024,256	18.6	1.53	x	1.13x/2.10x	69.3%	54.4%/79.9%	5.820%
Mixed Use	4	236,000,000	9.4	1.33	x	1.17x/1.34x	70.4%	47.1%/71.3%	6.089%
Hotel	9	148,954,600	5.9	1.53	x	1.21x/2.35x	67.5%	52.2%/79.7%	5.719%
Self Storage	14	66,489,248	2.7	1.23	x	1.17x/1.33x	73.4%	53.5%/80.0%	5.964%
Other	3	23,968,711	1.0	1.26	x	1.10x/1.57x	67.5%	62.3%/77.4%	5.733%
Multifamily	1	23,000,000	0.9	1.11	x	1.11x/1.11x	62.3%	62.3%/62.3%	5.470%
Manufactured Housing	1	4,400,000	0.2	1.15	x	1.15x/1.15x	76.0%	76.0%/76.0%	5.689%
Total/Wtd. Avg.	187	$2,504,736,759	100.0%	1.36	x	1.08x/2.35x	70.0%	47.1%/80.0%	5.813%

LOAN GROUP 1 CUT-OFF DATE BALANCES

Range of Cut-off Date Balances	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
$ 350,762 — $ 999,999	1	$350,762	0.0%	1.32	x	73.4%	6.403%
$ 1,000,000 — $ 1,999,999	5	8,884,793	0.4	1.37	x	70.4%	5.918%
$ 2,000,000 — $ 2,999,999	14	33,106,361	1.3	1.33	x	64.1%	5.944%
$ 3,000,000 — $ 3,999,999	19	66,339,876	2.6	1.30	x	71.6%	5.868%
$ 4,000,000 — $ 4,999,999	10	45,630,998	1.8	1.24	x	72.9%	5.916%
$ 5,000,000 — $ 7,499,999	23	138,734,680	5.5	1.29	x	70.1%	5.932%
$ 7,500,000 — $ 9,999,999	9	77,756,627	3.1	1.30	x	68.5%	5.749%
$ 10,000,000 — $ 14,999,999	19	230,175,110	9.2	1.34	x	70.1%	5.819%
$ 15,000,000 — $ 19,999,999	8	127,508,011	5.1	1.28	x	73.2%	5.939%
$ 20,000,000 — $ 29,999,999	6	142,368,426	5.7	1.28	x	72.4%	5.793%
$ 30,000,000 — $ 49,999,999	4	132,600,000	5.3	1.30	x	74.1%	5.677%
$ 50,000,000 — $ 99,999,999	2	140,935,417	5.6	1.85	x	60.1%	5.723%
$100,000,000 — $271,200,000	8	1,360,345,697	54.3	1.36	x	70.0%	5.806%
Total/Wtd. Avg.	128	$2,504,736,759	100.0%	1.36	x	70.0%	5.813%

LOAN GROUP 1 GEOGRAPHIC DISTRIBUTION

Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
California	20	$557,684,353	22.3%	1.39	x	67.0%	5.733%
New York	16	362,845,049	14.5	1.17	x	68.8%	5.777%
Texas	18	315,550,787	12.6	1.36	x	71.4%	6.048%
Virginia	13	300,752,864	12.0	1.26	x	77.2%	5.735%
Ohio	16	171,771,286	6.9	1.32	x	75.8%	5.703%
Indiana	13	108,639,135	4.3	1.61	x	64.8%	5.859%
Tennessee	5	77,590,122	3.1	1.32	x	76.5%	5.614%
Connecticut	4	60,770,886	2.4	1.40	x	70.3%	5.721%
Florida	7	56,049,299	2.2	1.37	x	74.5%	5.904%
Illinois	12	44,462,924	1.8	1.91	x	59.1%	6.001%
Michigan	7	38,378,027	1.5	1.26	x	72.8%	5.786%
Wisconsin	6	36,793,159	1.5	1.80	x	55.1%	5.867%
Arkansas	3	33,535,743	1.3	1.90	x	58.9%	5.855%
Washington	6	32,980,501	1.3	1.21	x	63.3%	5.982%
Arizona	6	32,798,746	1.3	1.39	x	71.6%	5.938%
North Carolina	6	31,684,175	1.3	1.49	x	68.7%	5.775%
Louisiana	1	30,000,000	1.2	1.20	x	73.7%	5.765%
New Jersey	2	28,852,500	1.2	1.21	x	70.7%	6.120%
Maine	2	27,000,000	1.1	1.61	x	65.9%	5.664%
Oklahoma	3	22,322,804	0.9	1.24	x	75.8%	5.889%
Massachusetts	3	19,800,000	0.8	1.24	x	77.7%	5.614%
Maryland	2	18,824,427	0.8	1.86	x	54.2%	5.987%
Georgia	3	15,824,871	0.6	1.60	x	62.7%	6.171%
Oregon	2	14,869,370	0.6	1.44	x	63.9%	5.795%
District of Columbia	1	14,113,239	0.6	1.33	x	65.3%	5.923%
Pennsylvania	2	11,022,568	0.4	1.55	x	67.4%	5.800%
Kentucky	1	10,990,000	0.4	1.20	x	76.9%	5.750%
Alabama	3	9,799,697	0.4	1.36	x	72.4%	6.354%
Nevada	1	9,200,000	0.4	1.52	x	69.7%	5.691%
Minnesota	1	3,867,500	0.2	1.72	x	65.0%	6.048%
Iowa	1	3,171,555	0.1	2.10	x	54.4%	5.948%
South Carolina	1	2,791,171	0.1	1.32	x	73.4%	6.403%
Total/Wtd. Avg.	187	$2,504,736,759	100.0%	1.36	x	70.0%	5.813%

The Mortgaged Properties are located throughout 31 states and the District of Columbia.

LOAN GROUP 1 UNDERWRITTEN DEBT SERVICE COVERAGE RATIO

Range of Underwritten DSCR(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
1.08x — 1.19x	19	$484,476,256	19.3%	1.14	x	73.9%	5.845%
1.20x — 1.24x	39	660,087,606	26.4	1.23	x	72.9%	5.820%
1.25x — 1.29x	21	178,385,890	7.1	1.27	x	73.3%	5.789%
1.30x — 1.34x	21	549,335,647	21.9	1.33	x	73.1%	5.909%
1.35x — 1.39x	6	51,465,502	2.1	1.38	x	71.8%	5.818%
1.40x — 1.49x	7	62,380,533	2.5	1.44	x	71.1%	5.720%
1.50x — 1.59x	5	111,165,000	4.4	1.52	x	66.6%	5.581%
1.60x — 1.69x	3	192,875,000	7.7	1.64	x	56.5%	5.503%
1.70x — 1.79x	3	13,359,210	0.5	1.75	x	58.0%	5.960%
1.80x — 1.89x	1	2,400,000	0.1	1.85	x	62.3%	5.625%
2.00x — 2.35x	3	198,806,114	7.9	2.12	x	54.3%	5.917%
Total/Wtd. Avg.	128	$2,504,736,759	100.0%	1.36	x	70.0%	5.813%

LOAN GROUP 1 CUT-OFF DATE LOAN-TO-VALUE RATIO

Range of Cut-off Date LTV Ratio(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
47.1% — 49.9%	1	$2,000,000	0.1%	1.18	x	47.1%	5.945%
50.0% — 59.9%	15	529,325,306	21.1	1.70	x	55.2%	5.757%
60.0% — 64.9%	17	137,031,650	5.5	1.31	x	63.4%	5.778%
65.0% — 69.9%	20	204,833,420	8.2	1.44	x	67.4%	5.721%
70.0% — 74.9%	37	669,591,687	26.7	1.25	x	72.7%	5.936%
75.0% — 79.9%	37	957,554,695	38.2	1.25	x	77.7%	5.782%
80.0%	1	4,400,000	0.2	1.17	x	80.0%	5.772%
Total/Wtd. Avg.	128	$2,504,736,759	100.0%	1.36	x	70.0%	5.813%

LOAN GROUP 1 MATURITY DATE/ARD LOAN-TO-VALUE RATIO

Range of Maturity Date LTV Ratio(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR		Weighted Average Maturity Date LTV Ratio	Weighted Average Mortgage Rate
25.6% — 49.9%	10	$63,203,416	2.5%	1.25	x	42.3%	5.984%
50.0% — 59.9%	35	666,385,837	26.6	1.61	x	55.3%	5.806%
60.0% — 64.9%	27	230,968,342	9.2	1.32	x	62.2%	5.840%
65.0% — 69.9%	29	286,383,239	11.4	1.35	x	66.8%	5.706%
70.0% — 74.9%	20	688,885,925	27.5	1.22	x	72.8%	5.948%
75.0% — 79.6%	7	568,910,000	22.7	1.28	x	77.4%	5.682%
Total/Wtd. Avg.	128	$2,504,736,759	100.0%	1.36	x	66.7%	5.813%

LOAN GROUP 1 MORTGAGE RATES

Range of Mortgage Rates	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
5.370% — 5.499%	5	$279,825,000	11.2%	1.54	x	60.8%	5.472%
5.500% — 5.749%	40	980,878,956	39.2	1.25	x	74.9%	5.685%
5.750% — 5.999%	52	702,347,497	28.0	1.51	x	64.8%	5.872%
6.000% — 6.249%	18	443,343,311	17.7	1.28	x	72.6%	6.095%
6.250% — 6.499%	12	93,761,765	3.7	1.28	x	72.0%	6.357%
6.500% — 6.550%	1	4,580,229	0.2	1.21	x	78.3%	6.550%
Total/Wtd. Avg.	128	$2,504,736,759	100.0%	1.36	x	70.0%	5.813%

LOAN GROUP 1 ORIGINAL TERM TO MATURITY/ARD

Original Term To Maturity (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
60 — 83	8	$315,875,657	12.6%	1.47	x	58.4%	5.657%
84 — 99	5	447,800,000	17.9	1.27	x	71.9%	5.880%
100 — 120	111	1,669,273,166	66.6	1.37	x	71.6%	5.817%
121 — 179	4	71,787,935	2.9	1.18	x	71.3%	5.980%
Total/Wtd. Avg.	128	$2,504,736,759	100.0%	1.36	x	70.0%	5.813%

LOAN GROUP 1 ORIGINAL AMORTIZATION TERM(1)

Original Amortization Term (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Interest Only	22	$1,487,513,614	59.4%	1.44x	68.5%	5.767%
180 — 239	1	5,463,810	0.2	1.21x	56.3%	5.970%
240 — 299	2	7,182,211	0.3	1.36x	53.0%	6.032%
300 — 359	12	93,093,093	3.7	1.32x	70.5%	6.280%
360 — 420	91	911,484,030	36.4	1.25x	72.6%	5.838%
Total/Wtd. Avg.	128	$2,504,736,759	100.0%	1.36x	70.0%	5.813%

(1)	For Mortgage Loans that accrue interest on the basis of actual days elapsed during each calendar month and a 360-day year, the amortization term is the term in which the loan would amortize if interest is paid on the basis of a 30-day month and a 360-day year. The actual amortization term would be longer.

LOAN GROUP 1 REMAINING TERM TO MATURITY/ARD

Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
56 — 59	8	$315,875,657	12.6%	1.47	x	58.4%	5.657%
80 — 99	5	447,800,000	17.9	1.27	x	71.9%	5.880%
110 — 119	94	1,158,568,918	46.3	1.44	x	69.5%	5.806%
120 — 139	18	522,172,959	20.8	1.23	x	75.9%	5.840%
140 — 159	1	14,500,000	0.6	1.28	x	70.0%	6.011%
160 — 177	2	45,819,224	1.8	1.17	x	73.9%	6.051%
Total/Wtd. Avg.	128	$2,504,736,759	100.0%	1.36	x	70.0%	5.813%

LOAN GROUP 1 REMAINING STATED AMORTIZATION TERMS

Remaining Stated Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Interest Only	22	$1,487,513,614	59.4%	1.44	x	68.5%	5.767%
175 — 224	1	5,463,810	0.2	1.21	x	56.3%	5.970%
225 — 274	2	7,182,211	0.3	1.36	x	53.0%	6.032%
275 — 299	11	88,512,864	3.5	1.32	x	70.1%	6.266%
300 — 324	1	4,580,229	0.2	1.21	x	78.3%	6.550%
350 — 354	91	911,484,030	36.4	1.25	x	72.6%	5.838%
Total/Wtd. Avg.	128	$2,504,736,759	100.0%	1.36	x	70.0%	5.813%

LOAN GROUP 1 SEASONING

Seasoning (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
0 — 4	124	$2,475,401,759	98.8%	1.36	x	69.9%	5.808%
5 — 7	4	29,335,000	1.2	1.31	x	72.4%	6.261%
Total/Wtd. Avg.	128	$2,504,736,759	100.0%	1.36	x	70.0%	5.813%

LOAN GROUP 1 YEAR OF MORTGAGE ORIGINATION

Year of Origination	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
2006	107	$1,710,528,383	68.3%	1.37	x	68.1%	5.824%
2007	21	794,208,376	31.7	1.34	x	73.9%	5.789%
Total/Wtd. Avg.	128	$2,504,736,759	100.0%	1.36	x	70.0%	5.813%

LOAN GROUP 1 YEAR OF MORTGAGE MATURITY/ARD

Year of Maturity	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
2011	4	$131,606,258	5.3%	1.25	x	61.6%	5.856%
2012	4	184,269,399	7.4	1.63	x	56.1%	5.514%
2013	3	443,400,000	17.7	1.27	x	72.1%	5.881%
2014	2	4,400,000	0.2	1.55	x	55.4%	5.770%
2016	50	357,383,450	14.3	1.33	x	69.3%	5.960%
2017	62	1,323,358,427	52.8	1.39	x	72.1%	5.778%
2018	1	14,500,000	0.6	1.28	x	70.0%	6.011%
2021	2	45,819,224	1.8	1.17	x	73.9%	6.051%
Total/Wtd. Avg.	128	$2,504,736,759	100.0%	1.36	x	70.0%	5.813%

LOAN GROUP 1 LOAN PURPOSE

Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Acquisition	76	$1,269,531,297	50.7%	1.29	x	73.1%	5.903%
Refinance	52	1,235,205,462	49.3	1.44	x	66.8%	5.720%
Total/Wtd. Avg.	128	$2,504,736,759	100.0%	1.36	x	70.0%	5.813%

LOAN GROUP 2 PROPERTY TYPE

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR		Min/Max Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Min/Max Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Multifamily	30	$619,857,639	96.8%	1.24	x	1.07x/3.09x	74.8%	17.4%/80.0%	5.654%
Manufactured Housing	2	20,620,000	3.2	1.19	x	1.18x/1.20x	79.9%	79.9%/80.0%	5.626%
Total/Wtd. Avg.	32	$640,477,639	100.0%	1.24	x	1.07x/3.09x	75.0%	17.4%/80.0%	5.653%

LOAN GROUP 2 CUT-OFF DATE BALANCES

Range of Cut-off Date Balances	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
$ 1,493,933 — $ 1,999,999	2	$3,233,933	0.5%	2.16	x	42.7%	6.045%
$ 2,000,000 — $ 2,999,999	3	7,524,087	1.2	1.33	x	69.9%	5.796%
$ 3,000,000 — $ 3,999,999	3	9,642,192	1.5	1.24	x	79.7%	5.814%
$ 4,000,000 — $ 4,999,999	2	9,192,000	1.4	1.19	x	71.8%	5.618%
$ 5,000,000 — $ 7,499,999	5	29,974,427	4.7	1.24	x	68.1%	5.805%
$ 7,500,000 — $ 9,999,999	1	9,728,000	1.5	1.20	x	78.1%	5.730%
$ 10,000,000 — $ 14,999,999	3	37,175,000	5.8	1.34	x	72.2%	5.912%
$ 15,000,000 — $ 19,999,999	4	70,175,000	11.0	1.27	x	78.1%	5.707%
$ 20,000,000 — $ 29,999,999	1	20,000,000	3.1	1.07	x	62.7%	5.470%
$ 30,000,000 — $ 49,999,999	2	93,500,000	14.6	1.20	x	78.9%	5.643%
$ 50,000,000 — $ 99,999,999	1	80,750,000	12.6	1.22	x	79.2%	5.538%
$100,000,000 — $167,000,000	2	269,583,000	42.1	1.23	x	73.9%	5.623%
Total/Wtd. Avg.	29	$640,477,639	100.0%	1.24	x	75.0%	5.653%

LOAN GROUP 2 GEOGRAPHIC DISTRIBUTION

Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Maryland	5	$247,750,000	38.7%	1.24	x	78.7%	5.647%
Virginia	1	102,583,000	16.0	1.20	x	66.6%	5.498%
Ohio	6	86,680,000	13.5	1.21	x	78.2%	5.676%
New York	1	47,000,000	7.3	1.20	x	79.1%	5.636%
Wisconsin	2	25,900,000	4.0	1.23	x	74.7%	5.710%
California	1	20,000,000	3.1	1.07	x	62.7%	5.470%
Kentucky	2	19,352,850	3.0	1.45	x	75.6%	5.834%
Georgia	3	19,331,124	3.0	1.37	x	73.8%	6.066%
Nevada	1	18,000,000	2.8	1.22	x	79.6%	5.758%
Massachusetts	1	11,500,000	1.8	1.57	x	63.2%	5.725%
Florida	1	11,000,000	1.7	1.26	x	73.3%	5.790%
Arizona	1	5,850,000	0.9	1.38	x	60.3%	5.875%
Arkansas	1	5,775,427	0.9	1.21	x	56.6%	5.600%
Indiana	1	5,449,000	0.9	1.20	x	79.1%	5.704%
Washington	2	5,046,237	0.8	1.33	x	65.0%	5.781%
Missouri	1	4,320,000	0.7	1.18	x	80.0%	5.491%
Texas	1	3,200,000	0.5	1.20	x	80.0%	5.934%
Alabama	1	1,740,000	0.3	1.36	x	64.4%	6.142%
Total/Wtd. Avg.	32	$640,477,639	100.0%	1.24	x	75.0%	5.653%

The Mortgaged Properties are located throughout 18 states.

LOAN GROUP 2 UNDERWRITTEN DEBT SERVICE COVERAGE RATIO

Range of Underwritten DSCR(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
1.06x — 1.19x	6	$96,782,192	15.1%	1.17	x	75.9%	5.609%
1.20x — 1.24x	13	319,578,664	49.9	1.21	x	74.0%	5.614%
1.25x — 1.29x	2	178,000,000	27.8	1.25	x	78.1%	5.705%
1.30x — 1.34x	2	5,757,850	0.9	1.33	x	80.0%	5.795%
1.35x — 1.39x	2	7,590,000	1.2	1.38	x	61.3%	5.936%
1.40x — 1.49x	2	19,775,000	3.1	1.46	x	73.1%	5.825%
1.50x — 1.59x	1	11,500,000	1.8	1.57	x	63.2%	5.725%
3.00x — 3.09x	1	1,493,933	0.2	3.09	x	17.4%	5.931%
Total/Wtd. Avg.	29	$640,477,639	100.0%	1.24	x	75.0%	5.653%

LOAN GROUP 2 CUT-OFF DATE LOAN-TO-VALUE RATIO

Range of Cut-off Date LTV Ratio(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
17.4% — 29.9%	1	$1,493,933	0.2%	3.09x	17.4%	5.931%
50.0% — 59.9%	1	5,775,427	0.9	1.21x	56.6%	5.600%
60.0% — 64.9%	6	46,862,000	7.3	1.28x	62.7%	5.653%
65.0% — 69.9%	3	111,629,237	17.4	1.20x	66.6%	5.539%
70.0% — 74.9%	1	11,000,000	1.7	1.26x	73.3%	5.790%
75.0% — 79.9%	14	452,917,042	70.7	1.24x	78.6%	5.677%
80.0%	3	10,800,000	1.7	1.23x	80.0%	5.707%
Total/Wtd. Avg.	29	$640,477,639	100.0%	1.24x	75.0%	5.653%

LOAN GROUP 2 MATURITY DATE/ARD LOAN-TO-VALUE RATIO

Range of Maturity Date LTV Ratio(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Maturity Date LTV Ratio	Weighted Average Mortgage Rate
11.5% — 24.9%	1	$1,493,933	0.2%	3.09x	11.5%	5.931%
25.0% — 49.9%	1	5,775,427	0.9	1.21x	36.9%	5.600%
50.0% — 59.9%	5	35,658,237	5.6	1.14x	56.4%	5.673%
60.0% — 64.9%	4	31,250,000	4.9	1.41x	62.6%	5.780%
65.0% — 69.9%	7	188,900,042	29.5	1.21x	67.8%	5.570%
70.0% — 74.9%	7	65,775,000	10.3	1.22x	72.1%	5.811%
75.0% — 79.2%	4	311,625,000	48.7	1.25x	78.5%	5.655%
Total/Wtd. Avg.	29	$640,477,639	100.0%	1.24x	72.2%	5.653%

LOAN GROUP 2 MORTGAGE RATES

Range of Mortgage Rates	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
5.470% — 5.499%	3	$126,903,000	19.8%	1.18	x	66.5%	5.493%
5.500% — 5.749%	13	423,036,619	66.1	1.24	x	77.8%	5.651%
5.750% — 5.999%	10	67,223,020	10.5	1.36	x	73.3%	5.810%
6.000% — 6.150%	3	23,315,000	3.6	1.24	x	73.7%	6.123%
Total/Wtd. Avg.	29	$640,477,639	100.0%	1.24	x	75.0%	5.653%

LOAN GROUP 2 ORIGINAL TERM TO MATURITY/ARD

Original Term To Maturity (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
60 — 83	3	$275,433,000	43.0%	1.24	x	73.6%	5.628%
84 — 99	1	14,675,000	2.3	1.23	x	78.5%	6.150%
100 — 120	24	339,369,639	53.0	1.24	x	75.9%	5.648%
121 — 144	1	11,000,000	1.7	1.26	x	73.3%	5.790%
Total/Wtd. Avg.	29	$640,477,639	100.0%	1.24	x	75.0%	5.653%

LOAN GROUP 2 ORIGINAL AMORTIZATION TERM(1)

Original Amortization Term (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Interest Only	8	$434,458,000	67.8%	1.25	x	75.0%	5.624%
240 — 299	2	7,269,360	1.1	1.59	x	48.6%	5.668%
360	19	198,750,279	31.0	1.20	x	75.9%	5.718%
Total/Wtd. Avg.	29	$640,477,639	100.0%	1.24	x	75.0%	5.653%

(1)	For Mortgage Loans that accrue interest on the basis of actual days elapsed during each calendar month and a 360-day year, the amortization term is the term in which the loan would amortize if interest is paid on the basis of a 30-day month and a 360-day year. The actual amortization term would be longer.

LOAN GROUP 2 REMAINING TERM TO MATURITY/ARD

Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
58 — 59	2	$108,433,000	16.9%	1.21	x	66.3%	5.518%
60 — 79	1	167,000,000	26.1	1.25	x	78.4%	5.699%
80 — 99	1	14,675,000	2.3	1.23	x	78.5%	6.150%
110 — 119	24	339,369,639	53.0	1.24	x	75.9%	5.648%
140 — 142	1	11,000,000	1.7	1.26	x	73.3%	5.790%
Total/Wtd. Avg.	29	$640,477,639	100.0%	1.24	x	75.0%	5.653%

LOAN GROUP 2 REMAINING STATED AMORTIZATION TERMS

Remaining Stated Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Interest Only	8	$434,458,000	67.8%	1.25	x	75.0%	5.624%
225 — 274	2	7,269,360	1.1	1.59	x	48.6%	5.668%
350 — 360	19	198,750,279	31.0	1.20	x	75.9%	5.718%
Total/Wtd. Avg.	29	$640,477,639	100.0%	1.24	x	75.0%	5.653%

LOAN GROUP 2 SEASONING

Seasoning (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
1 — 4	29	$640,477,639	100.0%	1.24	x	75.0%	5.653%
Total/Wtd. Avg.	29	$640,477,639	100.0%	1.24	x	75.0%	5.653%

LOAN GROUP 2 YEAR OF MORTGAGE ORIGINATION

Year of Origination	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
2006	29	$640,477,639	100.0%	1.24	x	75.0%	5.653%
Total/Wtd. Avg.	29	$640,477,639	100.0%	1.24	x	75.0%	5.653%

LOAN GROUP 2 YEAR OF MORTGAGE MATURITY/ARD

Year of Maturity	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
2011	1	$5,850,000	0.9%	1.38	x	60.3%	5.875%
2012	1	102,583,000	16.0	1.20	x	66.6%	5.498%
2013	1	167,000,000	26.1	1.25	x	78.4%	5.699%
2014	1	14,675,000	2.3	1.23	x	78.5%	6.150%
2016	9	65,930,597	10.3	1.38	x	70.0%	5.790%
2017	15	273,439,042	42.7	1.21	x	77.4%	5.614%
2018	1	11,000,000	1.7	1.26	x	73.3%	5.790%
Total/Wtd. Avg.	29	$640,477,639	100.0%	1.24	x	75.0%	5.653%

LOAN GROUP 2 LOAN PURPOSE

Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Refinance	20	$323,068,447	50.4%	1.23	x	75.8%	5.660%
Acquisition	9	317,409,192	49.6	1.24	x	74.2%	5.646%
Total/Wtd. Avg.	29	$640,477,639	100.0%	1.24	x	75.0%	5.653%

[THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     ANNEX B

          CAPITAL IMPROVEMENT, REPLACEMENT RESERVE AND ESCROW ACCOUNTS

                     LOAN
    SEQUENCE        NUMBER     PROPERTY NAME                                                  ORIGINATOR
---------------------------------------------------------------------------------------------------------------------------------

       1           3405106     SKYLINE PORTFOLIO (ROLLUP)                                     BANK OF AMERICA / EUROHYPO
       2              1        Solana                                                         Eurohypo
       3              2        STRATREAL INDUSTRIAL PORTFOLIO I (ROLLUP)                      EUROHYPO
       4           3401471     INLAND - BRADLEY PORTFOLIO POOL A (ROLLUP)                     BANK OF AMERICA
       5           3403207     INLAND - BRADLEY PORTFOLIO POOL B (ROLLUP)                     BANK OF AMERICA
       6           3403858     HIRSCHFELD PORTFOLIO (ROLLUP)                                  BANK OF AMERICA
       7           3404790     Pacific Shores                                                 Bank of America
       8           3403716     575 Lexington Avenue                                           Bank of America
       9              3        Tanforan Shopping Center                                       Eurohypo
      10              4        Sussex Commons I & II                                          Eurohypo
      11           3403748     1412 Broadway                                                  Bank of America
      12           3404480     University View                                                Bank of America
      13           3404424     Hotel Solamar                                                  Bank of America
      14           3402871     PNA-INFRA-METALS PORTFOLIO (ROLLUP)                            BANK OF AMERICA
      15           3402872     PNA-FERALLOY INDUSTRIAL PORTFOLIO (ROLLUP)                     BANK OF AMERICA
      16           3402921     PNA-DELNOR INDUSTRIAL PORTFOLIO (ROLLUP)                       BANK OF AMERICA
      17           3402772     PNA-DELTA STEEL PORTFOLIO (ROLLUP)                             BANK OF AMERICA
      18           3402873     PNA-SMITH PIPE & STEEL INDUSTRIAL PORTFOLIO (ROLLUP)           BANK OF AMERICA
      19           3402868     PNA-Clinton-Lockwood                                           Bank of America
      20           3402869     PNA-Metal Supply Property                                      Bank of America
      21              5        311 West 50th Street                                           Eurohypo
      22            21892      Indian Hills Apartments                                        Bridger
      23           3404095     Lowe 6th Street Properties                                     Bank of America
      24           3403925     Marketplace at Hamden                                          Bank of America
      25           3403763     Forum IV at Olympia Parkway                                    Bank of America
      26           3402185     Causeway Plaza                                                 Bank of America
      27           3404427     BMW Financial Services Building                                Bank of America
      28           3403127     Merrymeeting Plaza                                             Bank of America
      29           3403567     Marsh Office 886                                               Bank of America
      30           3402726     Brooks Landing Apartments                                      Bank of America
      31           3402616     Quality Suites Maingate East                                   Bank of America
      32            20489      LONG ISLAND RETAIL PORTFOLIO (ROLLUP)                          BRIDGER
      33           3402725     Capitol Place Apartments                                       Bank of America
      34            22339      Whitefish Bay Townhomes                                        Bridger
      35            21510      Marina Bay Apartments                                          Bridger
      36           3402284     University Commons - Lexington                                 Bank of America
      37            59789      CAE, Inc.                                                      Bank of America
      38              6        Greenbriar Corporate Center                                    Eurohypo
      39           3400559     Hollywood & Bronson Self Storage                               Bank of America
      40           3401205     Putnam Shopping Center                                         Bank of America
      41            20459      Colonial Oaks Mobile Home Park                                 Bridger
      42           3404344     United Solar Ovonic                                            Bank of America
      43           3403465     Hampton Inn Miami Dadeland                                     Bank of America
      44           3403238     Islandia Pavilion                                              Bank of America
      45            19122      Village on the Green Apartments                                Bridger
      46           3401686     Orchard Ridge Corporate Park                                   Bank of America
      47           3403568     Canyon Hills Marketplace Phase I                               Bank of America
      48           3403227     Best Western Georgetown                                        Bank of America
      49            20671      Hampton Inn - Downtown Indianapolis                            Bridger
      50            59819      Honey Creek II                                                 Bank of America
      51           3404395     Ship Mall                                                      Bank of America
      52           3403837     2700 Fulton Avenue                                             Bank of America
      53           3404173     Home Depot Niagara Falls                                       Bank of America
      54            17679      Ramshorn Executive Center                                      Bridger
      55           3403481     Appleton Square                                                Bank of America
      56           3404044     Hooman Pontiac GMC                                             Bank of America
      57           3402364     Marsh Store 14                                                 Bank of America
      58           3403276     Golder Ranch Shopping Center                                   Bank of America
      59            20467      Gregory Cove Apartments                                        Bridger
      60            20475      Boland Eastpoint                                               Bridger
      61           3400925     Welch Plaza Apartments                                         Bank of America
      62           3401480     North Hills Shopping Center                                    Bank of America
      63            20421      Strongsville Towne Center                                      Bridger
      64            20281      Tulsa Retail Center                                            Bridger
      65           3403172     Northern Crossing                                              Bank of America
      66            21997      Pendleton Lake East                                            Bridger
      67            21328      Pond Place Medical Office                                      Bridger
      68           3404022     Rancho Alta Mira Shopping Center                               Bank of America
      69           3403145     Island Tug and Barge                                           Bank of America
      70           3400007     Eugene Tower                                                   Bank of America
      71           3403987     Forest Hills Corporate Center                                  Bank of America
      72           3403903     Albertson's Rancho Cucamonga                                   Bank of America
      73           3404220     One Kenmare Square                                             Bank of America
      74           3404754     Giant Eagle - Tallmadge, OH                                    Bank of America
      75           3402748     Inn at Great Neck                                              Bank of America
      76           3402369     Marsh Store 40                                                 Bank of America
      77           3401946     Rowan Corporate Towers                                         Bank of America
      78            18193      East Park Estates                                              Bridger
      79            21506      Center at Smith Valley                                         Bridger
      80           3404933     Queens Walgreens                                               Bank of America
      81           3401799     Spring Creek Medical Center                                    Bank of America
      82            19331      Sentry Station                                                 Bridger
      83            21492      Lincoln Ridge Retail                                           Bridger
      84           3402937     Ajax Tocco Industrial Buildings                                Bank of America
      85           3403133     14221 Artesia Boulevard                                        Bank of America
      86           3402617     Amalgamated Bank                                               Bank of America
      87           3404122     Bally - West Palm Beach                                        Bank of America
      88           3403974     Budget Self Storage - Lawndale                                 Bank of America
      89            21995      Oak Bend Commons                                               Bridger
      90           3404176     AUBURN HILLS AND TAYLOR LA-Z-BOY PORTFOLIO (ROLLUP)            BANK OF AMERICA
      91           3402418     Cornell Home Center                                            Bank of America
      92           3403838     Desert Jewel Apartments                                        Bank of America
      93            19357      Comfort Suites DFW                                             Bridger
      94            21108      Wellington Place                                               Bridger
      95            19348      Expressway Plaza II                                            Bridger
      96           3401958     Commerce Bank Grosvenor Lane                                   Bank of America
      97            19221      Clarion Inn Chester                                            Bridger
      98           3402124     Georgetown South Apartments                                    Bank of America
      99           3404079     Burbank Village Walk                                           Bank of America
      100           20881      Whitney Place Self Storage                                     Bridger
      101           21988      Colony Bay                                                     Bridger
      102          3403976     Budget Self Storage - University                               Bank of America
      103          3403971     Hickory Self Storage                                           Bank of America
      104           21198      Buckner Medical                                                Bridger
      105           19059      Paramount Place                                                Bridger
      106           20082      Seven-Twenty Portfolio                                         Bridger
      107           18225      Automall Mini Storage                                          Bridger
      108          3403582     Marsh Warehouse #850                                           Bank of America
      109          3402892     Rocky Knoll Estates MHC                                        Bank of America
      110          3402844     West Conway Mini Storage                                       Bank of America
      111          3402027     Walgreens at Oakland                                           Bank of America
      112          3402896     Robindale Park MHC                                             Bank of America
      113           21120      Suburban Lodge Atlanta                                         Bridger
      114          3403188     Lakewood Towne Center                                          Bank of America
      115          3402994     Boise Cascade - Minnesota                                      Bank of America
      116          3403975     Budget Self Storage - Highpoint Road                           Bank of America
      117          3404014     Identity Center                                                Bank of America
      118          3404289     Walgreens Mentor & Brecksville, OH Portfolio (Rollup)          Bank of America
      119           20634      Woodlands Atrium                                               Bridger
      120          3403973     Budget Self Storage - Peters Creek                             Bank of America
      121           19646      Arizona Self Storage                                           Bridger
      122           20869      Eisma Office II                                                Bridger
      123          3404463     West Branch Walgreens                                          Bank of America
      124          3403571     Lobill's Store 307                                             Bank of America
      125             7        Westover Village                                               Eurohypo
      126          3403572     Lobill's Store 325                                             Bank of America
      127           20967      Center at Stop Eleven                                          Bridger
      128          3404032     Galleria Plaza                                                 Bank of America
      129          3404094     Richmond Ridge Apartments                                      Bank of America
      130           21616      Madison Village                                                Bridger
      131          3402028     Walgreens at Mishawaka                                         Bank of America
      132           20674      Woodland Center-Richmond                                       Bridger
      133          3403864     Maximus Self Storage                                           Bank of America
      134           19474      Nisqually Ridge Apartments                                     Bridger
      135           18504      Virginia Office Building                                       Bridger
      136           21621      Staples - Pendleton Pike                                       Bridger
      137          3402991     Boise Cascade - Illinois                                       Bank of America
      138          3400454     63 Marginal Way                                                Bank of America
      139           19843      Willowbrook Apartments                                         Bridger
      140           20112      Royer Mansion                                                  Bridger
      141          3404402     Eckerd                                                         Bank of America
      142           21266      Del Amo Square                                                 Bridger
      143           21017      Stor-In Mini Storage                                           Bridger
      144           21850      Cypress Mini Storage                                           Bridger
      145           20566      Twentieth Center                                               Bridger
      146           21104      Broadway Apartments                                            Bridger
      147           20762      US Bank National                                               Bridger
      148          3404161     820 Scarsdale Avenue                                           Bank of America
      149          3404770     Goodyear - Spires                                              Bank of America
      150           18924      Middleboro Self Storage                                        Bridger
      151           20333      Halcyon Village                                                Bridger
      152          3404159     Big Lots                                                       Bank of America
      153          3403570     Lobill's Store 301                                             Bank of America
      154           20306      Wedgwood Apartments                                            Bridger
      155           20745      Linden Heights Plaza                                           Bridger
      156           20865      Keystone Apartments                                            Bridger
      157           21072      Fairbanks Shopping Center                                      Bridger
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

                                     INITIAL DEPOSIT         INITIAL                                INITIAL TAX
                                       TO CAPITAL          DEPOSIT TO                                   AND
                                       IMPROVEMENT         REPLACEMENT       ANNUAL DEPOSIT TO       INSURANCE     ONGOING TAX AND
    SEQUENCE    PROPERTY TYPE           RESERVES            RESERVES        REPLACEMENT RESERVES      ESCROW       INSURANCE ESCROW
------------------------------------------------------------------------------------------------------------------------------------

       1            OFFICE                                                                              NO                NO
       2          Mixed Use                                  $400,000             $375,000              Yes              Yes
       3          INDUSTRIAL                                                                            YES              YES
       4           VARIOUS                                                                              NO                NO
       5           VARIOUS                                                                              NO                NO
       6         MULTIFAMILY           $8,905,519                                                    TAX ONLY          TAX ONLY
       7            Office                                                                           Tax Only          Tax Only
       8            Office                                                        127,537            Tax Only          Tax Only
       9            Retail                                                         88,431               Yes              Yes
      10         Multifamily                                                                            No                No
      11            Office                                  3,500,000                                   No             Tax Only
      12         Multifamily                                                                         Tax Only          Tax Only
      13            Hotel                                                                            Tax Only          Tax Only
      14          INDUSTRIAL                                                                         TAX ONLY          TAX ONLY
      15          INDUSTRIAL                                                                         TAX ONLY          TAX ONLY
      16          INDUSTRIAL                                                                         TAX ONLY          TAX ONLY
      17          INDUSTRIAL                                                                         TAX ONLY          TAX ONLY
      18          INDUSTRIAL                                                                         TAX ONLY          TAX ONLY
      19          Industrial             857,500              62,000                                 Tax Only          Tax Only
      20          Industrial                                                                         Tax Only          Tax Only
      21         Multifamily              5,000                                                         Yes              Yes
      22         Multifamily                                                      393,500               Yes              Yes
      23          Industrial                                                       31,663            Tax Only          Tax Only
      24            Retail                                                                              No                No
      25            Retail                                                         19,553            Tax Only          Tax Only
      26            Office                                                        100,944            Tax Only          Tax Only
      27            Office                                                                              No                No
      28            Retail               64,375                                    31,568            Tax Only          Tax Only
      29            Office               96,492                                                         No                No
      30         Multifamily                                                       40,600               Yes              Yes
      31            Hotel                                                          62,049               Yes              Yes
      32            RETAIL               19,125                                    15,504               YES              YES
      33         Multifamily                                                       33,600               Yes              Yes
      34         Multifamily                                                       44,800               Yes              Yes
      35         Multifamily                                                       46,464               Yes              Yes
      36         Multifamily                                                                         Tax Only          Tax Only
      37            Office                                                                              No                No
      38            Office               12,500               2,328                27,930               Yes              Yes
      39         Self Storage                                                      2,670             Tax Only          Tax Only
      40            Retail               87,500                                    11,672               Yes              Yes
      41     Manufactured Housing                                                  25,200               Yes              Yes
      42          Industrial                                                       5,160                No                No
      43            Hotel                79,100                                   122,135               Yes              Yes
      44            Office                                                                              No                No
      45         Multifamily                                                       26,136               Yes              Yes
      46            Office                                                         25,112               Yes              Yes
      47            Retail                                                                           Tax Only          Tax Only
      48            Hotel                                    100,000                                 Tax Only          Tax Only
      49            Hotel                                                                               No                No
      50            Office                                                         14,169            Tax Only          Tax Only
      51            Retail                                                         10,352               Yes              Yes
      52            Office                                                                              Yes              Yes
      53            Retail                                                                              No                No
      54            Office                                                         3,684                Yes              Yes
      55         Multifamily                                                       45,920               Yes              Yes
      56            Other                                     35,000               3,907                Yes              Yes
      57            Retail                                                                              No                No
      58            Retail                                                         5,819                Yes              Yes
      59         Multifamily                                                       72,000               Yes              Yes
      60            Office                                                         20,318            Tax Only          Tax Only
      61          Mixed Use                                                                          Tax Only          Tax Only
      62            Retail                                                         56,523               Yes              Yes
      63            Retail               212,500                                   18,040            Tax Only          Tax Only
      64            Retail                3,125                                    18,566               Yes              Yes
      65            Retail                                                                              No                No
      66         Multifamily              1,250                                    85,504               Yes              Yes
      67            Office                                                         7,451          Insurance Only         Yes
      68            Retail                                                         5,319                Yes              Yes
      69          Industrial              8,938                                    14,278               No                No
      70            Office                                                                              No                No
      71            Office                                                         10,932         Insurance Only         Yes
      72            Retail                                    50,000               18,207               Yes              Yes
      73            Retail                                                         1,311             Tax Only          Tax Only
      74            Retail                                                                              No                No
      75            Hotel                                                          93,785               Yes              Yes
      76            Retail                                    45,565                                    No                No
      77            Office                                                         1,386                Yes              Yes
      78         Multifamily                                                       30,931               Yes              Yes
      79            Retail                                                         8,995                Yes              Yes
      80            Other                                                                               No                No
      81            Office                                                          894              Tax Only          Tax Only
      82            Retail               17,500                                                         Yes              Yes
      83            Retail                                                                              Yes              Yes
      84          Industrial                                                                            No                No
      85          Industrial                                                                            Yes              Yes
      86            Retail                                                                              No                No
      87            Other                                                                               Yes               No
      88         Self Storage              813                                     19,372               Yes              Yes
      89         Multifamily              6,250                                    25,500               Yes              Yes
      90            RETAIL                                                         5,905             TAX ONLY          TAX ONLY
      91            Retail                                                                              No                No
      92         Multifamily                                                       18,000               Yes              Yes
      93            Hotel                                                          84,153               Yes              Yes
      94         Multifamily                                                       36,500               Yes              Yes
      95            Retail                                                         8,745                Yes              Yes
      96            Retail                                                                              No                No
      97            Hotel                                                                               No                No
      98         Multifamily                                 295,000               36,936               Yes              Yes
      99            Retail                                                          696                 Yes              Yes
      100        Self Storage                                                      10,183               Yes              Yes
      101        Multifamily                                                       51,833               Yes              Yes
      102        Self Storage             2,695                                    4,563                Yes              Yes
      103        Self Storage                                                      11,679               Yes              Yes
      104           Office                                                         2,794                Yes              Yes
      105           Retail                                                         3,393                Yes              Yes
      106         Industrial                                                       12,428               Yes              Yes
      107        Self Storage                                                      12,564               Yes              Yes
      108         Industrial                                 226,000                                    No                No
      109    Manufactured Housing                                                  12,240               Yes              Yes
      110        Self Storage             8,500                                    4,382                Yes              Yes
      111           Retail                                                                              No                No
      112    Manufactured Housing                                                  10,900               Yes              Yes
      113           Hotel                22,500                                    49,116               Yes              Yes
      114           Retail                                                         3,751                Yes              Yes
      115         Industrial                                                                            No                No
      116        Self Storage                                                      16,182               Yes              Yes
      117           Retail                                                         11,840               Yes              Yes
      118           Retail                                                         8,964                No                No
      119           Office                                                         13,572               Yes              Yes
      120        Self Storage             1,150                                    7,180                Yes              Yes
      121        Self Storage             5,250                                    4,608                Yes              Yes
      122           Office                                                         5,595                Yes              Yes
      123           Retail                                                                              No                No
      124           Retail                                    78,634                                    No                No
      125        Multifamily              1,875                                    22,500               Yes              Yes
      126           Retail                                    46,981                                    No                No
      127           Retail                                                         6,101                Yes              Yes
      128         Mixed Use              19,300                                    30,202               Yes              Yes
      129        Multifamily                                                       5,070                Yes              Yes
      130        Multifamily             13,125                                    14,500               Yes              Yes
      131           Retail                                                                              No                No
      132         Industrial                                                       5,083                Yes              Yes
      133        Self Storage                                                      4,410                No                No
      134        Multifamily                                                       15,216               Yes              Yes
      135           Office                                                         2,493                Yes              Yes
      136           Retail                                                         2,040                No                No
      137         Industrial                                                                            No                No
      138           Office                                                                              Yes              Yes
      139        Multifamily                                  25,000               29,750               Yes              Yes
      140           Office                                                         5,340                Yes              Yes
      141           Retail                                                                              No                No
      142           Retail                                                          992                 Yes              Yes
      143        Self Storage                                                      6,360                Yes              Yes
      144        Self Storage                                                                           Yes              Yes
      145           Retail                                                         1,956                Yes              Yes
      146        Multifamily                                                       5,700                Yes              Yes
      147         Industrial                                                                            No                No
      148           Office                                                         6,804                Yes              Yes
      149         Mixed Use              38,563                                    6,939             Tax Only          Tax Only
      150        Self Storage                                                      6,118                Yes              Yes
      151           Retail                                    50,400               3,780                Yes              Yes
      152           Retail               16,875                                    14,731         Insurance Only    Insurance Only
      153           Retail                                    38,385                                    No                No
      154        Multifamily              8,000                                    14,355               Yes              Yes
      155           Retail               20,000                                    9,700                Yes              Yes
      156        Multifamily                                                                            No                No
      157           Retail               19,375                                    1,982                Yes              Yes
------------------------------------------------------------------------------------------------------------------------------------
                                     $10,554,695          $4,956,293           $2,921,213
====================================================================================================================================

                       INITIAL             ANNUAL             INITIAL            ANNUAL
                     DEPOSIT TO          DEPOSIT TO         DEPOSIT TO         DEPOSIT TO
    SEQUENCE        TI/LC ESCROW        TI/LC ESCROW       OTHER ESCROW       OTHER ESCROW
-------------------------------------------------------------------------------------------

       1
       2             $39,638,796         $1,593,708         $21,000,000
       3               396,605           1,166,328
       4
       5
       6
       7               466,115           1,224,324           5,000,000
       8             15,000,000                              5,642,764
       9              4,754,490           165,184            9,162,109          150,000
      10
      11              4,442,591
      12
      13
      14                                                      18,750
      15                                                       6,250
      16                                                       6,250
      17
      18
      19                                                      112,500
      20
      21
      22                                                     1,200,000
      23               200,000            100,000
      24
      25
      26
      27               847,850
      28               334,944                                223,984
      29                                                     1,248,533
      30
      31                                                     2,797,460
      32                                   25,200             39,148
      33
      34
      35
      36                                                      352,767
      37
      38
      39
      40                                                      284,328
      41
      42
      43                                                      302,500
      44                                                      132,052
      45
      46               810,000                                240,000
      47               175,000
      48
      49
      50                                  216,667
      51
      52
      53
      54                                  106,896             14,504
      55                                                      15,000
      56
      57                                                      593,658
      58                                   25,008
      59                                                      187,500
      60                                   79,020             148,000
      61                                                      10,760             21,517
      62                                   84,972
      63                                   51,557             750,000
      64               100,000             60,564
      65
      66                                                      10,851
      67                                   33,032
      68               100,000
      69                                                      69,980
      70
      71               150,000             36,000
      72                                                       5,250
      73                                                      766,878
      74
      75
      76                                                      381,025
      77                                   50,004              7,097
      78
      79                                   28,593
      80
      81
      82               100,000
      83
      84                                                      18,500
      85                                   84,136
      86
      87
      88
      89                                                       6,267
      90
      91
      92
      93
      94                                                      90,000
      95                                   31,309             76,081
      96
      97
      98
      99
      100
      101                                                     79,727
      102
      103
      104                                  50,000
      105                                  13,780
      106                                  24,629             562,000
      107
      108                                                     849,750
      109
      110                                                      6,000
      111
      112
      113
      114              102,000                                38,810
      115
      116
      117              146,000             9,252
      118
      119              18,600              70,356
      120
      121
      122                                  45,387
      123
      124                                                     177,985
      125
      126                                                     172,754
      127                                  24,366
      128                                                     32,726
      129
      130
      131
      132                                  16,467
      133
      134
      135                                  18,903             111,852
      136
      137
      138
      139
      140              147,400             23,196
      141
      142                                  10,892             25,000
      143
      144
      145                                  15,137
      146
      147
      148                                  2,025
      149                                                     245,249
      150
      151
      152
      153                                                     99,418
      154
      155              28,000              15,815
      156
      157                                  11,503             30,600
-------------------------------------------------------------------------------------------
                    $67,958,391         $5,514,209         $53,352,616         $171,517
===========================================================================================

                                                                                                    LOAN      % OF LOAN      % OF
    SEQUENCE     OTHER ESCROW TYPE                                                                  GROUP       GROUP        POOL
------------------------------------------------------------------------------------------------------------------------------------

       1                                                                                              1         10.8%        8.6%
       2         Marriot Construction Reserve Funds                                                   1          8.8%        7.0%
       3                                                                                              1          7.6%        6.0%
       4                                                                                              1          4.2%        3.3%
       5                                                                                              1          3.2%        2.5%
       6                                                                                              2         26.1%        5.3%
       7         Childcare Facility Reserve                                                           1          6.6%        5.3%
       8         Boies Schiller Reserve                                                               1          6.5%        5.2%
       9         Planned Improvement Reserve (9,149,608.75); Ground Rent Reserve (12,500)             1          5.7%        4.6%
      10                                                                                              2         16.0%        3.3%
      11                                                                                              1          4.1%        3.2%
      12                                                                                              2         12.6%        2.6%
      13                                                                                              1          2.4%        1.9%
      14         ENVIRONMENTAL RESERVE                                                                1          0.6%        0.5%
      15         ENVIRONMENTAL RESERVE                                                                1          0.5%        0.4%
      16         ENVIRONMENTAL RESERVE                                                                1          0.3%        0.2%
      17                                                                                              1          0.2%        0.2%
      18                                                                                              1          0.2%        0.2%
      19         Groundwater Monitoring                                                               1          0.1%        0.1%
      20                                                                                              1          0.0%        0.0%
      21                                                                                              2          7.3%        1.5%
      22         Renovation Reserve                                                                   2          7.3%        1.5%
      23                                                                                              1          1.6%        1.2%
      24                                                                                              1          1.3%        1.0%
      25                                                                                              1          1.2%        1.0%
      26                                                                                              1          1.2%        1.0%
      27                                                                                              1          1.2%        0.9%
      28         Rent Reserve - Coldwater Creek (155,760); Talbots (68,244)                           1          1.0%        0.8%
      29         Rent Reserve Escrow                                                                  1          0.9%        0.7%
      30                                                                                              1          0.9%        0.7%
      31         Renovation Repair (2,742,000); Choice Hotels Note (55,459.75)                        1          0.9%        0.7%
      32         ENVIRONMENTAL RESERVE (18,425); HOLDBACK RESERVE (20,723)                            1          0.8%        0.7%
      33                                                                                              2          3.1%        0.6%
      34                                                                                              2          3.0%        0.6%
      35                                                                                              2          2.8%        0.6%
      36         Prepaid Rent Reserve                                                                 2          2.6%        0.5%
      37                                                                                              1          0.7%        0.5%
      38                                                                                              1          0.7%        0.5%
      39                                                                                              1          0.7%        0.5%
      40         Rent Escrow Rivers Common Wash (130,482); Rental Escrow Maxi Drug (153,846)          1          0.7%        0.5%
      41                                                                                              2          2.5%        0.5%
      42                                                                                              1          0.6%        0.5%
      43         Wind Insurance Deductible                                                            1          0.6%        0.5%
      44         Rental Escrow                                                                        1          0.6%        0.5%
      45                                                                                              2          2.3%        0.5%
      46         Akzo Nobel Rent Escrow                                                               1          0.6%        0.5%
      47                                                                                              1          0.6%        0.5%
      48                                                                                              1          0.6%        0.4%
      49                                                                                              1          0.6%        0.4%
      50                                                                                              1          0.6%        0.4%
      51                                                                                              1          0.5%        0.4%
      52                                                                                              1          0.5%        0.4%
      53                                                                                              1          0.5%        0.4%
      54         Rent Reserves                                                                        1          0.5%        0.4%
      55         Radon Remediation Escrow                                                             2          1.8%        0.4%
      56                                                                                              1          0.5%        0.4%
      57         Rent Reserve Escrow                                                                  1          0.4%        0.4%
      58                                                                                              1          0.4%        0.4%
      59         Environmental Remediation Reserve                                                    2          1.7%        0.3%
      60         Tenant Improvements/Leasing Commissions Reserve                                      1          0.4%        0.3%
                 Upfront Subordinate Loan Reserve (10,760); Monthly Subordinate Loan Reserve
      61         (1,793)                                                                              1          0.4%        0.3%
      62                                                                                              1          0.4%        0.3%
      63         Environmental Remediation Reserve (250,000); Non-Recourse Reserve (500,000)          1          0.4%        0.3%
      64                                                                                              1          0.4%        0.3%
      65                                                                                              1          0.4%        0.3%
      66         Environmental Remediation Reserve (5,188); Zoning Reserve (5,663)                    2          1.5%        0.3%
      67                                                                                              1          0.4%        0.3%
      68                                                                                              1          0.4%        0.3%
      69         Roof Repair Escrow                                                                   1          0.4%        0.3%
      70                                                                                              1          0.4%        0.3%
      71                                                                                              1          0.4%        0.3%
      72         Environmental Reserve                                                                1          0.3%        0.3%
      73         Rental Escrow                                                                        1          0.3%        0.3%
      74                                                                                              1          0.3%        0.2%
      75                                                                                              1          0.3%        0.2%
      76         Rent Reserve Escrow                                                                  1          0.3%        0.2%
      77         Rental Escrow                                                                        1          0.3%        0.2%
      78                                                                                              2          1.1%        0.2%
      79                                                                                              1          0.3%        0.2%
      80                                                                                              1          0.3%        0.2%
      81                                                                                              1          0.3%        0.2%
      82                                                                                              1          0.3%        0.2%
      83                                                                                              1          0.2%        0.2%
      84         Construction Completion Escrow                                                       1          0.2%        0.2%
      85                                                                                              1          0.2%        0.2%
      86                                                                                              1          0.2%        0.2%
      87                                                                                              1          0.2%        0.2%
      88                                                                                              1          0.2%        0.2%
      89         Environmental Remediation Reserve (2,782); Zoning Reserve (3,485)                    2          0.9%        0.2%
      90                                                                                              1          0.2%        0.2%
      91                                                                                              1          0.2%        0.2%
      92                                                                                              2          0.9%        0.2%
      93                                                                                              1          0.2%        0.2%
      94         Environmental Remediation Reserve                                                    2          0.9%        0.2%
      95         Rent Holdback                                                                        1          0.2%        0.2%
      96                                                                                              1          0.2%        0.2%
      97                                                                                              1          0.2%        0.2%
      98                                                                                              2          0.9%        0.2%
      99                                                                                              1          0.2%        0.2%
      100                                                                                             1          0.2%        0.2%
      101        Environmental Remediation Reserve (76,875); Zoning Reserve (2,852)                   2          0.8%        0.2%
      102                                                                                             1          0.2%        0.2%
      103                                                                                             1          0.2%        0.2%
      104                                                                                             1          0.2%        0.1%
      105                                                                                             1          0.2%        0.1%
      106        Economic Reserve (362,000); Windstorm Deductible Reserve (200,000)                   1          0.2%        0.1%
      107                                                                                             1          0.2%        0.1%
      108        Rent Reserve Escrow (675,000); Environmental Reserve (174,750)                       1          0.2%        0.1%
      109                                                                                             1          0.2%        0.1%
      110        Rental Escrow                                                                        1          0.2%        0.1%
      111                                                                                             1          0.2%        0.1%
      112                                                                                             2          0.7%        0.1%
      113                                                                                             1          0.2%        0.1%
      114        Rent Reserve Account                                                                 1          0.2%        0.1%
      115                                                                                             1          0.2%        0.1%
      116                                                                                             1          0.2%        0.1%
      117                                                                                             1          0.2%        0.1%
      118                                                                                             1          0.2%        0.1%
      119                                                                                             1          0.1%        0.1%
      120                                                                                             1          0.1%        0.1%
      121                                                                                             1          0.1%        0.1%
      122                                                                                             1          0.1%        0.1%
      123                                                                                             1          0.1%        0.1%
      124        Rent Reserve Escrow                                                                  1          0.1%        0.1%
      125                                                                                             2          0.5%        0.1%
      126        Rent Reserve Escrow                                                                  1          0.1%        0.1%
      127                                                                                             1          0.1%        0.1%
      128        Rental Reserve Escrow                                                                1          0.1%        0.1%
      129                                                                                             2          0.5%        0.1%
      130                                                                                             2          0.5%        0.1%
      131                                                                                             1          0.1%        0.1%
      132                                                                                             1          0.1%        0.1%
      133                                                                                             1          0.1%        0.1%
      134                                                                                             2          0.5%        0.1%
      135        Economic Reserve                                                                     1          0.1%        0.1%
      136                                                                                             1          0.1%        0.1%
      137                                                                                             1          0.1%        0.1%
      138                                                                                             1          0.1%        0.1%
      139                                                                                             2          0.4%        0.1%
      140                                                                                             1          0.1%        0.1%
      141                                                                                             1          0.1%        0.1%
      142        Environmental Remediation Reserve                                                    1          0.1%        0.1%
      143                                                                                             1          0.1%        0.1%
      144                                                                                             1          0.1%        0.1%
      145                                                                                             1          0.1%        0.1%
      146                                                                                             2          0.3%        0.1%
      147                                                                                             1          0.1%        0.1%
      148                                                                                             1          0.1%        0.1%
      149        Remediation Reserve (224,500); Rental Reserve (20,749)                               1          0.1%        0.1%
      150                                                                                             1          0.1%        0.1%
      151                                                                                             1          0.1%        0.1%
      152                                                                                             1          0.1%        0.1%
      153        Rent Reserve Escrow                                                                  1          0.1%        0.1%
      154                                                                                             2          0.3%        0.1%
      155                                                                                             1          0.1%        0.1%
      156                                                                                             2          0.2%        0.0%
      157        Holdback Reserve                                                                     1          0.1%        0.0%
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================

                                     ANNEX B

                    MULTIFAMILY/MANUFACTURED HOUSING SCHEDULE

SEQUENCE   LOAN NUMBER    LOAN ORIGINATOR   PROPERTY NAME                                           PROPERTY TYPE
-------------------------------------------------------------------------------------------------------------------------

    6        3403858      BANK OF AMERICA   HIRSCHFELD PORTFOLIO (ROLLUP)                             MULTIFAMILY
   6.1       3403858      Bank of America   Hirschfeld Portfolio - Eagles Walk at White Marsh         Multifamily
   6.2       3403858      Bank of America   Hirschfeld Portfolio - Steeplechase                       Multifamily
   6.3       3403858      Bank of America   Hirschfeld Portfolio - Tall Oaks                          Multifamily
   6.4       3403858      Bank of America   Hirschfeld Portfolio - Ridge View                         Multifamily
   12        3404480      Bank of America   University View                                           Multifamily
   10           4         Eurohypo          Sussex Commons I & II                                     Multifamily
   21           5         Eurohypo          311 West 50th Street                                      Multifamily
   22         21892       Bridger           Indian Hills Apartments                                   Multifamily
   30        3402726      Bank of America   Brooks Landing Apartments                                 Multifamily
   33        3402725      Bank of America   Capitol Place Apartments                                  Multifamily
   34         22339       Bridger           Whitefish Bay Townhomes                                   Multifamily
   35         21510       Bridger           Marina Bay Apartments                                     Multifamily
   36        3402284      Bank of America   University Commons - Lexington                            Multifamily
   41         20459       Bridger           Colonial Oaks Mobile Home Park                        Manufactured Housing
   45         19122       Bridger           Village on the Green Apartments                           Multifamily
   55        3403481      Bank of America   Appleton Square                                           Multifamily
   59         20467       Bridger           Gregory Cove Apartments                                   Multifamily
   61        3400925      Bank of America   Welch Plaza Apartments                                     Mixed Use
   66         21997       Bridger           Pendleton Lake East                                       Multifamily
   78         18193       Bridger           East Park Estates                                         Multifamily
   89         21995       Bridger           Oak Bend Commons                                          Multifamily
   92        3403838      Bank of America   Desert Jewel Apartments                                   Multifamily
   94         21108       Bridger           Wellington Place                                          Multifamily
   98        3402124      Bank of America   Georgetown South Apartments                               Multifamily
   101        21988       Bridger           Colony Bay                                                Multifamily
   109       3402892      Bank of America   Rocky Knoll Estates MHC                               Manufactured Housing
   112       3402896      Bank of America   Robindale Park MHC                                    Manufactured Housing
   125          7         Eurohypo          Westover Village                                          Multifamily
   129       3404094      Bank of America   Richmond Ridge Apartments                                 Multifamily
   130        21616       Bridger           Madison Village                                           Multifamily
   134        19474       Bridger           Nisqually Ridge Apartments                                Multifamily
   139        19843       Bridger           Willowbrook Apartments                                    Multifamily
   146        21104       Bridger           Broadway Apartments                                       Multifamily
   154        20306       Bridger           Wedgwood Apartments                                       Multifamily
   156        20865       Bridger           Keystone Apartments                                       Multifamily
-------------------------------------------------------------------------------------------------------------------------
                                            TOTAL MULTIFAMILY LOANS
=========================================================================================================================

                                           TOTAL
                                           UNITS/
 SEQUENCE          CUT-OFF BALANCE          PADS               UTILITIES TENANT PAYS
------------------------------------------------------------------------------------------

    6              $   167,000,000           1,841                    VARIOUS
   6.1                  56,700,000             692                   Electric
   6.2                  49,800,000             540                 Electric, Gas
   6.3                  41,900,000             352                   Electric
   6.4                  18,600,000             257                   Electric
   12                   80,750,000             353                     None
   10                  102,583,000             556          Electric, Gas, Water, Sewer
   21                   47,000,000             102                   Electric
   22                   46,500,000           1,574                   Electric
   30                   23,000,000             232          Electric, Gas, Water, Sewer
   33                   20,000,000             192          Electric, Gas, Water, Sewer
   34                   19,000,000             224                 Electric, Gas
   35                   18,000,000             192                   Electric
   36                   16,875,000             180                     None
   41                   16,300,000             504          Electric, Gas, Water, Sewer
   45                   14,675,000             216            Electric, Water, Sewer
   55                   11,500,000             140            Electric, Water, Sewer
   59                   11,000,000             288                   Electric
   61                   10,800,000              90            Electric, Water, Sewer
   66                    9,728,000             256            Electric, Water, Sewer
   78                    6,900,000             192                   Electric
   89                    6,000,000             102             Electric, Gas, Water
   92                    5,850,000              80            Electric, Water, Sewer
   94                    5,775,427             146            Electric, Water, Trash
   98                    5,449,000             216                   Electric
   101                   4,872,000             156                   Electric
   109                   4,400,000             144                     None
   112                   4,320,000             218                     None
   125                   3,280,000              90                   Electric
   129                   3,200,000              39          Electric, Gas, Water, Sewer
   130                   3,162,192              58            Electric, Water, Sewer
   134                   2,900,000              48            Electric, Water, Sewer
   139                   2,477,850             119                   Electric
   146                   2,146,237              19                   Electric
   154                   1,740,000              55            Electric, Water, Sewer
   156                   1,493,933             184                   Electric
------------------------------------------------------------------------------------------
                   $   678,677,639
==========================================================================================

                                                                                                              4 Bedroom and
                               STUDIO              1 Bedroom             2 Bedroom           3 Bedroom           Larger
                      --------------------------------------------------------------------------------------------------------
  Sequence              # OF          AVG       # of       Avg        # of        Avg      # of       Avg      # of     Avg
                        UNITS        RENT       Units     Rent       Units       Rent      Units     Rent     Units    Rent
------------------------------------------------------------------------------------------------------------------------------

      6                                           856     $ 801       916       $  938      69      $1,371
     6.1                                          342       743       350          862
     6.2                                          269       885       271          999
     6.3                                          117       885       166        1,097      69       1,371
     6.4                                          128       702       129          808
     12                                                               178        1,653                         175    $3,053
     10                                           271     1,438       285        1,629
     21                    56        $2,041        25                 156          588
     22                    84           394     1,047       492       443          594
     30                                            67     1,061       165        1,242
     33                                            43       958       149        1,303
     34                                                               224          897
     35                                                               191          846       1       1,200
     36                                                                24          998                         156     1,640
     41
     45                                            82       771       134          953
     55                                            28       996       112        1,165
     59                                            72       532       120          588      96         683
     61                    20           799        48     1,280        22        1,167
     66                                            35       540       221          600
     78                                            96       526        96          526
     89                                                               102          798
     92                                            28       785        44          909       8       1,289
     94                                            54       534        92          674
     98                     2           403        62       449       152          513
     101                                                              156          588
     109
     112
     125                                           12       525        52          633      26         845
     129                                           10       647        14          840      15       1,249
     130                                           26       545        16          683      16         793
     134                                           12       622        26          742      10         816
     139                                           24       396        80          475      15         551
     146                                                                                    17       1,146       2     1,146
     154                                                               55          508
     156                                           24       592        72          650      88         739
------------------------------------------------------------------------------------------------------------------------------

==============================================================================================================================

                                                    % OF
                                        LOAN        LOAN       % OF
   SEQUENCE             ELEVATORS       GROUP       GROUP      POOL
---------------------------------------------------------------------

      6                    NO             2        26.1%       5.3%
     6.1                   No             2         8.9%       1.8%
     6.2                   No             2         7.8%       1.6%
     6.3                   No             2         6.5%       1.3%
     6.4                   No             2         2.9%       0.6%
     12                    Yes            2        12.6%       2.6%
     10                    No             2        16.0%       3.3%
     21                    Yes            2         7.3%       1.5%
     22                    Yes            2         7.3%       1.5%
     30                    No             1         0.9%       0.7%
     33                    No             2         3.1%       0.6%
     34                    No             2         3.0%       0.6%
     35                    Yes            2         2.8%       0.6%
     36                    No             2         2.6%       0.5%
     41                                   2         2.5%       0.5%
     45                    No             2         2.3%       0.5%
     55                    No             2         1.8%       0.4%
     59                    No             2         1.7%       0.3%
     61                    Yes            1         0.4%       0.3%
     66                    No             2         1.5%       0.3%
     78                    No             2         1.1%       0.2%
     89                    No             2         0.9%       0.2%
     92                    No             2         0.9%       0.2%
     94                    No             2         0.9%       0.2%
     98                    No             2         0.9%       0.2%
     101                   No             2         0.8%       0.2%
     109                                  1         0.2%       0.1%
     112                                  2         0.7%       0.1%
     125                   No             2         0.5%       0.1%
     129                   No             2         0.5%       0.1%
     130                   No             2         0.5%       0.1%
     134                   No             2         0.5%       0.1%
     139                   No             2         0.4%       0.1%
     146                   No             2         0.3%       0.1%
     154                   No             2         0.3%       0.1%
     156                   No             2         0.2%       0.0%
---------------------------------------------------------------------

=====================================================================

                              DESCRIPTION OF THE
          TEN LARGEST MORTGAGE LOANS OR CROSSED PORTFOLIOS               ANNEX C

--------------------------------------------------------------------------------
                               SKYLINE PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                       Bank of America/Eurohypo(1)

LOAN PURPOSE:                      Refinance

ORIGINAL NOTE A-1 PRINCIPAL
     BALANCE(2):                   $271,200,000

FIRST PAYMENT DATE:                March 1, 2007

TERM/AMORTIZATION:                 120/0 months

INTEREST ONLY PERIOD:              120 months

MATURITY DATE:                     February 1, 2017

EXPECTED NOTE A-1 MATURITY
     BALANCE(2):                   $271,200,000

BORROWING ENTITY:                  CESC Skyline LLC

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Lockout/Defeasance:
                                   115 payments
                                   Open: 5 payments

PARI PASSU DEBT:                   Note A-2 - $203,400,000
                                   Note A-3 - $203,400,000

TI/LC RESERVE GUARANTY(3):         $2,568,000

LOCKBOX:                           Hard
--------------------------------------------------------------------------------

(1)   The Skyline Portfolio Mortgage Loan was originated 50% by Bank of America,
      National Association and 50% by Eurohypo AG, New York Branch.

(2)   The $678,000,000 Skyline Portfolio Whole Loan has been split into three pari passu notes: the $271,200,000 Note A-1 (included in the Trust Fund), the $203,400,000 Note A-2 (not included in the Trust Fund) and the
      $203,400,000 Note A-3 (not included in the Trust Fund).

(3)   The Guarantor is Vornado Realty L.P.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
WHOLE LOAN CUT-OFF DATE BALANCE:   $678,000,000

NOTE A-1 CUT-OFF DATE BALANCE:     $271,200,000

NOTE A-2 CUT-OFF DATE BALANCE:     $203,400,000

NOTE A-3 CUT-OFF DATE BALANCE:     $203,400,000

CUT-OFF DATE LTV(1):               77.8%

MATURITY DATE LTV(1):              77.8%

UNDERWRITTEN DSCR(1):              1.24x

MORTGAGE RATE:                     5.743%
--------------------------------------------------------------------------------

(1)   Calculated based on the aggregate Cut-off Date principal balance of the
      Note A-1 (included in the Trust Fund), the Note A-2 (not included in the
      Trust Fund) and the Note A-3 (not included in the Trust Fund).

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                     Office

PROPERTY SUB-TYPE:                 Suburban

LOCATION:                          Falls Church, Virginia

YEAR BUILT/RENOVATED:              Various/NAP

NET RENTABLE SQUARE FEET:          2,566,783

CUT-OFF BALANCE PER SF(1):         $264

OCCUPANCY AS OF 01/16/2007:        97.1%

OWNERSHIP INTEREST:                Fee

PROPERTY MANAGEMENT:               Charles E. Smith Real
                                   Estate Services L.P.

UNDERWRITTEN NET CASH FLOW:        $49,114,387

APPRAISED VALUE:                   $872,000,000
--------------------------------------------------------------------------------

(1)   Calculated based on the aggregate Cut-off Date principal balance of the
      Note A-1 (included in the Trust Fund), the Note A-2 (not included in the
      Trust Fund) and the Note A-3 (not included in the Trust Fund).

                                       C-1

--------------------------------------------------------------------------------
                                SKYLINE PORTFOLIO
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------
                               PROPERTY INFORMATION
----------------------------------------------------------------------------------
                                                      YEAR BUILT/YEAR
PROPERTY NAME                         LOCATION           RENOVATED     OCCUPANCY %
-------------                     ----------------    ---------------  -----------

One Skyline Tower ............    Falls Church, VA        1987/NAP        95.8%
Seven Skyline Place ..........    Falls Church, VA        2001/NAP       100.0%
Six Skyline Place ............    Falls Church, VA        1985/NAP        97.4%
Five Skyline Place ...........    Falls Church, VA        1983/NAP        96.4%
One Skyline Place ............    Falls Church, VA        1972/NAP        90.0%
Four Skyline Place ...........    Falls Church, VA        1982/NAP        98.8%
Two Skyline Place ............    Falls Church, VA        1979/NAP        97.9%
Three Skyline Place ..........    Falls Church, VA        1980/NAP       100.0%
                                                                         -----
TOTAL/WTD. AVG. ..............                                            97.1%
----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
                                  PROPERTY INFORMATION
-----------------------------------------------------------------------------------------
PROPERTY NAME                      OCCUPANCY DATE     NET RENTABLE AREA   APPRAISED VALUE
-------------                     ----------------    -----------------   ---------------

One Skyline Tower ............    January 16, 2007          473,350         $170,000,000
Seven Skyline Place ..........    January 16, 2007          402,824          129,000,000
Six Skyline Place ............    January 16, 2007          308,533          105,000,000
Five Skyline Place ...........    January 16, 2007          298,468          103,000,000
One Skyline Place ............    January 16, 2007          275,492           94,300,000
Four Skyline Place ...........    January 16, 2007          267,651           91,300,000
Two Skyline Place ............    January 16, 2007          270,679           90,700,000
Three Skyline Place ..........    January 16, 2007          269,786           88,700,000
                                                          ---------         ------------
TOTAL/WTD. AVG. ..............                            2,566,783         $872,000,000
-----------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                         FINANCIAL INFORMATION
--------------------------------------------------------------------------------------------------------
                                                                             TRAILING
                                           FULL YEAR       FULL YEAR        12 MONTHS
                                          (12/31/2004)    (12/31/2005)     (06/30/2006)     UNDERWRITTEN
                                          ------------    ------------     ------------     ------------

Effective Gross Income .............      $ 64,252,318    $ 68,707,965     $ 71,452,098     $ 75,552,345
Total Expenses .....................      $ 21,256,237    $ 22,544,462     $ 22,961,908     $ 22,554,864
Net Operating Income (NOI) .........      $ 42,996,081    $ 46,163,503     $ 48,490,190     $ 52,997,481
Cash Flow (CF) .....................      $ 42,996,081    $ 46,163,503     $ 48,490,190     $ 49,114,387
DSCR on NOI ........................             1.09x           1.17x            1.23x            1.34x
DSCR on CF .........................             1.09x           1.17x            1.23x            1.24x
--------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                      TENANT INFORMATION(1)
-------------------------------------------------------------------------------------------------
                                                                               TOTAL        % OF
                                                             RATINGS          TENANT        TOTAL
TOP TENANTS                                             FITCH/MOODY'S/S&P       SF           SF
-----------------------------------------------------   -----------------    ---------     ------

GSA(2) ..............................................     AAA/Aaa/AAA        1,415,872      55.4%
Science Applications International Corp.(3). ........       NR/A3/NR           156,329       6.1
Northrop Grumman Defense(4) .........................    BBB+/Baa2/BBB+         73,740       2.9
Axiom Resource Management, Inc.(5) ..................      Not Rated            61,520       2.4
                                                                             ---------      ----
TOTAL ...............................................                        1,707,461      66.8%
-------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
                                           TENANT INFORMATION(1)
-----------------------------------------------------------------------------------------------------------
                                                          RENT       POTENTIAL     % POTENTIAL     LEASE
TOP TENANTS                                                PSF         RENT            RENT      EXPIRATION
-----------------------------------------------------    -------    -----------    -----------  -----------

GSA(2) ..............................................    $ 25.92    $36,702,652        54.2%     09/16/2011
Science Applications International Corp.(3) .........    $ 26.41      4,128,235         6.1      12/25/2011
Northrop Grumman Defense(4) .........................    $ 26.56      1,958,186         2.9      06/30/2007
Axiom Resource Management, Inc.(5) ..................    $ 26.93      1,656,733         2.4      03/31/2007
                                                                    -----------        ----
TOTAL ...............................................               $44,445,805        65.6%
-----------------------------------------------------------------------------------------------------------

(1)   Information obtained from underwritten rent roll except for Ratings
      (Fitch/Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease.
      Calculations with respect to Rent PSF, Potential Rent and % of Potential
      Rent include base rent only and exclude common area maintenance and reimbursements.

(2)   GSA has 28 different leases that expire between February 28, 2007 and
      September 15, 2015. 242,823 square feet will expire in 2007, 53,539 square feet in 2008, 318,777 square feet in 2009, 46,053 square feet in 2010,
      402,824 square feet in 2011, 24,575 square feet in 2012, 175,403 square feet in 2014 and 151,878 square feet in 2015.

(3)   Science Applications International Corp. has seven different leases that expire between February 28, 2007 and December 25, 2011. 9,219 square feet will expire in 2007, 33,958 square feet in 2008, 42,204 square feet in
      2010 and 70,948 square feet in 2011.

(4)   Northrop Grumman Defense has four different leases. 17,555 square feet expires May 31, 2007, 28,078 square feet expires June 30, 2007, 14,810 square feet expires March 31, 2009 and 13,297 square feet expires February
      28, 2010.

(5)   Axiom Resource Management has nine different leases that expire in 2007 and 2008. 56,787 square feet will expire in 2007 with the remaining 4,733 square feet expiring in 2008.

                                       C-2

--------------------------------------------------------------------------------
                                SKYLINE PORTFOLIO
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                         LEASE ROLLOVER SCHEDULE(1)
----------------------------------------------------------------------------------------------------------
                          # OF LEASES   EXPIRING        % OF     CUMULATIVE    CUMULATIVE %     BASE RENT
YEAR OF EXPIRATION          EXPIRING       SF         TOTAL SF    TOTAL SF     OF TOTAL SF      EXPIRING
-----------------------   -----------   ---------     --------   ----------    ------------    -----------

2007 ..................        65         522,284       20.4%       522,284         20.4%      $13,747,432
2008 ..................        47         277,592       10.9        799,876         31.3%      $ 7,538,204
2009 ..................        34         536,849       21.0      1,336,725         52.3%      $13,810,974
2010 ..................        19         183,633        7.2      1,520,358         59.5%      $ 5,081,230
2011 ..................         9         554,670       21.7      2,075,028         81.1%      $14,452,890
2012 ..................         5          44,114        1.7      2,119,142         82.9%      $ 1,184,885
2013 ..................         2           3,113        0.1      2,122,255         83.0%      $    87,516
2014 ..................         2         175,403        6.9      2,297,658         89.9%      $ 4,498,142
2015 ..................         3         192,592        7.5      2,490,250         97.4%      $ 5,436,721
2016 ..................         1           1,535        0.1      2,491,785         97.4%      $    46,050
Vacant ................        --          65,303        2.6      2,557,088        100.0%      $         0
                              ---       ---------      -----
TOTAL .................       187       2,557,088      100.0%
----------------------------------------------------------------------------------------------------------

(1)   Information obtained from underwritten rent roll.

                                       C-3

--------------------------------------------------------------------------------
                                SKYLINE PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------

The four largest tenants, representing 66.8% of the total net rentable square feet, are:

o     GSA (rated "AAA" by Fitch, "Aaa" by Moody's and "AAA" by S&P) occupies
      1,415,872 square feet (55.4% of space, 54.2% of income) under several leases for a number of United States governmental agencies including the
      Department of Defense, Department of Justice, Army Surgeon General,
      Internal Revenue Service and Department of Homeland Security. The leases provide for renewal options ranging in terms of zero to five years with 90 to 180 days written notice. The leases range in term from one to twenty years and provide for base rents ranging from $22.84 per square foot to
      $33.17 per square foot. The largest presence is the Department of Defense due to the properties proximity to the Pentagon with the Defense
      Information Systems Agency leasing 400,000 square feet at Skyline Seven until 2011. Additionally, the SS/OHA has leased approximately 283,000 square feet at Skyline Tower until 2009, the Department of Justice has leased 195,537 square feet at Skyline Tower until 2015 and the Army
      Surgeon General has leased approximately 175,000 square feet at Skyline 6 until 2014.

o     SCIENCE APPLICATIONS INTERNATIONAL CORP. (NYSE: "SAI") (not rated by
      Fitch, rated "A3" by Moody's and not rated by S&P) occupies 156,329 square feet (6.1% of square feet, 6.1% of income) under numerous leases expiring between 2007 and 2011. The leases provide for one renewal option of three or five years, at tenant's option, at fair market rates with 12 months written notice. The leases also provide for a base rent ranging from
      $24.50 per square foot to $28.54 per square foot with annual rate increases of 2.5% to 3.0% and the tenant has the option to cancel the lease at the end of each lease year with six months written notice and payment of the cancellation charge. Science Applications International
      Corp. provides scientific, engineering, systems integration and technical services and solutions to the United States military, agencies of the
      United States Department of Defense, the intelligence community, the
      United States Department of Homeland Security, and other United States government civil agencies. Science Applications International Corp.
      operates in two segments, Government and Commercial. Science Applications
      International Corp also designs and develops automatic equipment identification technology, sensors and nondestructive imaging and security instruments. Science Applications International Corp. has a strategic business relationship with Environmental Systems Research Institute, Inc.
      Science Applications International Corp. was founded in 1969 and is headquartered in San Diego, California. As of the fiscal year ended
      January 31, 2006, Science Applications International Corp. reported revenue of approximately $7.8 billion, net income of $927.0 million and stockholder equity of $2.81 billion.

o     NORTHROP GRUMMAN DEFENSE (NYSE: "NOC") (rated "BBB+" by Fitch, "Baa2" by
      Moody's and "BBB+" by S&P) occupies three spaces containing 73,740 square feet (2.9% of square feet and 2.9% of income) under four one-to four-year leases expiring May 31, 2007 to February 28, 2010. The leases provide for an early termination option if the United States Government cancels or does not renew its contract with the tenant, the tenant may terminate its lease by giving six months written notice and paying a cancellation fee equal to two-month's rent. The leases provide for base rental rates ranging from $25.60 per square foot to $28.50 per square foot with annual rate increases of 3%. Northrop Grumman is the world's third largest defense contractor and the world's largest naval ship builder, including aircraft carriers. Northrop Grumman is located in Los Angeles and is also the builder of the stealth bomber and other aerospace vehicles. Northrop
      Grumman Corporation is a global defense and technology company providing products, services, and solutions in information and services, aerospace, electronics, and shipbuilding to the military, government, and commercial customers in the United States and internationally. Northrop Grumman
      Defense provides airborne radar, navigation systems, electronic countermeasures, precision weapons, airspace management systems, space systems, marine and naval communications systems, government systems, and logistics services. Northrop Grumman Defense also designs nuclear-powered aircraft carriers and nuclear-powered submarines, as well as provides services for various naval and commercial vessels. Northrop Grumman
      Defense was founded in 1939 and is headquartered in Los Angeles,
      California. As of the fiscal year ended December 31, 2005, Northrop
      Grumman Defense reported revenue of $30.7 billion, net income of $1.4 billion and stockholder equity of $16.8 billion.

o     AXIOM RESOURCE MANAGEMENT, INC. (not rated) occupies nine spaces containing 61,520 square feet (2.4% of square feet, 2.4% of income) under several one- to three year leases expiring in 2007. The largest space representing 21,531 square feet expires March 31, 2007. The leases provide for one to two renewal options of one year each. The lease provides for base rents ranging from $26.13 per square foot to $28.00 (excluding one storage unit of 95 square feet) per square foot with annual rate increases of 3%, including the renewal periods. Axiom Resource Management, Inc. is a professional consulting firm providing program management, operational support, accessibility, management training and IT solutions. Axiom
      Resource Management, Inc., established in 1996, provides consulting services to business clients and more than 20 state and federal government agencies. Axiom Resource Management, Inc. augmented its program management expertise in 2000 by acquiring Conwal an award-winning firm with a long history of successful partnering with the United States Department of
      Health and Human Services, the Centers for Medicare and Medicaid Services,
      and the Department of Veterans Affairs, among other clients.

                                       C-4

--------------------------------------------------------------------------------
                                SKYLINE PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

THE LOAN:

o     The Skyline Portfolio Pari Passu Whole Loan is a $678.0 million, ten-year fixed rate loan secured by a first mortgage on eight multi-story office buildings containing 2,566,783 square feet located in Falls Church,
      Virginia. The Skyline Portfolio Pari Passu Whole Loan is part of a split loan structure evidenced by three pari passu promissory notes referred to as the Skyline Portfolio Pari Passu Note A-1 (which is included in the trust fund), the Skyline Portfolio Pari Passu Note A-2 (which is excluded from the trust fund) and the Skyline Portfolio Pari Passu Note A-3 (which is excluded from the trust fund). The Skyline Portfolio Pari Passu Whole
      Loan is interest-only for the entire loan term and matures on February 1,
      2017. The Skyline Portfolio Pari Passu Mortgage Loan accrues interest at an annual rate of 5.743%.

THE BORROWER:

o     The Skyline Portfolio Borrower, CESC Skyline LLC, a Delaware limited liability company, is a single purpose, bankruptcy remote entity with a least two independent managers in which a non-consolidation opinion has been issued by the Borrower's legal counsel.

o     Equity ownership in the Skyline Portfolio Borrower is held by Vornado
      Shenandoah Holdings, LLC (99.0%) and Two Penn Plaza REIT, Inc. (1.0%).
      Equity ownership of Vornado Shenandoah is held by Vornado Realty, L.P.
      (99.0%) (NYSE: "VNO") (rated "BBB" by Fitch, "Baa2" by Moody's and "BBB+"
      by S&P). Equity ownership of Vornado Realty L.P., the Sponsor, is held by
      Vornado Realty Trust (rated "BBB" by Fitch, "Baa2" by Moody's and "BBB+"
      by S&P) as General Partner.

o     The Sponsor is Vornado Realty, L.P., a fully integrated real estate investment trust and a member of the S&P 500. Its common shares are traded on the NYSE under the symbol "VNO". Vornado Realty, L.P. owns all or portions of 111 office properties containing approximately 30.7 million square feet in the New York City metropolitan area and in Washington, D.C.
      and the northern Virginia area; 111 retail properties in nine states and
      Puerto Rico containing approximately 16.2 million square feet; 9.5 million square feet of showroom and office space owned by its Merchandise Mart division; a 47.6% interest in Americold Realty Trust, the largest owner and operator of cold storage warehouses in North America; a 33% interest in Alexander's (NYSE: "ALX"); a 33% interest in Toys "R" Us, which has
      1,204 stores worldwide; a 15.8% interest in Newkirk Realty Trust (NYSE:
      "NKT") through operating partnership units; an 11.3% interest in GMH
      Communities, LP, the operating partnership of GMH Communities Trust (NYSE:
      "GCT"); and other investments including real estate loans and marketable securities.

THE PROPERTIES:

o     The Skyline Portfolio Mortgaged Properties consist of fee simple interests in eight Class "A" suburban office buildings containing a total of
      2,566,783 net rentable square feet and situated on 24.83 acres. The
      Skyline Portfolio is 97.1% occupied by 187 tenants. Four tenants, GSA,
      Science Applications International Corp., Northrop Grumman Defense and
      Axiom Resource Management, Inc., represent 66.8% of the net rentable square feet.

o     The Skyline Portfolio Mortgaged Properties are located in the Suburban
      Virginia office market and the I-395/Landmarket submarket, which has 2.6 million square feet. Located on Leesburg Pike and just off I-395, the
      Skyline Portfolio Mortgaged Properties are ten minutes away from the
      Pentagon, Reagan National Airport and downtown Washington, D.C. and offers over 300 shops, restaurants, services and the Sport and Health Club within easy walking distance and a free shuttle service to Pentagon City, Crystal
      City, The Navy Yard and Metro. The estimated 2005 population within the market area is 1.04 million and is projected to increase to 1.05 million by 2010. The Skyline Portfolio Mortgaged Properties are located in the
      Washington D.C. metropolitan statistical area, which has an average household income of $91,700.

o     The Skyline Portfolio Borrower is generally required at its sole cost and expense to keep the Skyline Portfolio Mortgaged Properties insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

PROPERTY MANAGEMENT:

o     The Skyline Portfolio Mortgaged Properties are managed by Vornado Realty,
      L.P. through its Charles E. Smith Commercial Realty division. Charles E.
      Smith Commercial Realty is a manager of office properties in the
      Washington, D.C. and Northern Virginia area. Charles E. Smith Commercial
      Realty is the largest commercial landlord in the area, owning approximately 15.9 million square feet of office space. In addition,
      Charles E. Smith Commercial Realty manages an additional 8 million square feet of office space on behalf of third parties.

                                       C-5

--------------------------------------------------------------------------------
                                SKYLINE PORTFOLIO
--------------------------------------------------------------------------------

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o     None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o     Not Allowed.

COLLATERAL RELEASE:

o     At any time 24 months after the closing date of the securitization and in connection with a partial defeasance of the Skyline Portfolio Loan, the
      Skyline Portfolio Borrower may obtain the release of some or all of the portions of the Skyline Portfolio Mortgaged Property (each, an "Individual
      Property"), subject to the satisfaction of certain conditions, including, but not limited to: (i) no event of default exists; (ii) payment of (a)
      100% of the "Allocated Loan Amount" (as defined in the related loan agreement) related to such Individual Property or Individual Properties to be released which, when taken together with any Individual Property previously released, is less than or equal to $135,600,000; (b) 110% of the "Allocated Loan Amount" (as defined in the related loan agreement)
      related to such Individual Property or Individual Properties to be released which, when taken together with any Individual Property previously released, is greater than $135,600,000 and less than or equal to $271,200,000; (c) 115% of the "Allocated Loan Amount" (as defined in the related loan agreement) related to such Individual Property or
      Individual Properties to be released which, when taken together with any
      Individual Property previously released, is greater than $271,200,000 and less than or equal to $406,800,000; or (d) 125% of the "Allocated Loan
      Amount" (as defined in the related loan agreement) related to such
      Individual Property or Individual Properties to be released which, when taken together with any Individual Property previously released, is greater than $406,800,000; (iii) delivery of a pledge and security agreement in form and substance satisfactory to a prudent lender and defeasance collateral meeting the requirements of the related loan agreement; (iv) confirmation from the rating agencies that such a release will not result in a downgrade, withdrawal or qualification of the ratings issued, or to be issued, in connection with a securitization involving the
      Skyline Portfolio Mortgage Loan; and (v) after giving effect to such release the debt service coverage ratio must be not less than the greater of (a) (1) 80% of the debt service coverage ratio for the trailing 12 months immediately preceding the release or (2) a debt service coverage ratio in an amount sufficient to obtain a rating agency confirmation or
      (b) the debt service coverage ratio as of the closing date of the Skyline
      Portfolio Loan.

                                       C-6

--------------------------------------------------------------------------------
                                    SOLANA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                       Eurohypo

LOAN PURPOSE(1):                   Refinance

ORIGINAL NOTE A-1 PRINCIPAL        $220,000,000
     BALANCE(2):

FIRST PAYMENT DATE:                January 11, 2007

TERM/AMORTIZATION:                 84/0 months

INTEREST ONLY PERIOD:              84 months

MATURITY DATE:                     December 11, 2013

EXPECTED A-1 NOTE MATURITY         $220,000,000
     BALANCE:

BORROWING ENTITY:                  Maguire Partners-Solana
                                   Limited Partnership

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Lockout/Defeasance: 81 payments
                                   Open: 3 payments

PARI PASSU DEBT:                   $140,000,000 A-2 Note

EXISTING MEZZANINE DEBT:           $35,000,000

UP-FRONT RESERVES:
  TAX/INSURANCE RESERVE:           Yes
  TI/LC RESERVE:                   $39,638,796
  CAPEX:                           $400,000
  HOTEL RESERVE(3):                $21,000,000

ONGOING MONTHLY RESERVES:
  TAX/INSURANCE RESERVE:           Yes
  TI/LC RESERVE(4):                $132,809, capped at $5,500,000
  CAPEX:                           $31,250
  SPRINGING RESERVE(5):            $312,548, capped at $3,750,576
  FF&E(6):                         Springing
  LOCKBOX:                         Hard
--------------------------------------------------------------------------------

(1)   The Solana Mortgage Loan facilitated the refinancing of previous existing mortgage debt and the acquisition of additional collateral (the 375,057 square foot Sabre building).

(2)   The $360 million mortgage loan has been split into two pari passu A-Notes:
      a $220 million A-1 note (included in the trust) and a $140 million A-2 note (not included in the trust).

(3)   A total of $21,000,000 of loan proceeds are held in escrow in connection with the renovation of the existing 198 rooms at the Solana Marriott Hotel and the expansion of an additional 96 rooms.

(4)   Monthly reserve payments will be required until the aggregate amount is equal to or exceeds $5,500,000.

(5)   In addition to the TI/LC reserve, the borrower will be required to establish a separate reserve for the 375,057 square foot Sabre building if at least 12 months prior to the Sabre lease expiration (December, 2011),
      Sabre has not renewed its lease and the replacement lease is not on equal or better economic terms with a tenant acceptable to the mortgagee.
      Monthly reserve payments will be $312,548 until the reserve totals
      $3,750,576 at the time the Sabre lease expires.

(6)   Monthly FF&E collections equivalent to 4% of the gross income from hotel operations will commence by the mortgagee in the event the hotel manager ceases to continue monthly deposits to a separate reserve account and other stipulations described more specifically in the loan documents.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
WHOLE LOAN CUT-OFF DATE BALANCE:   $360,000,000

NOTE A-1 CUT-OFF DATE BALANCE:     $220,000,000

NOTE A-2 CUT-OFF BALANCE:          $140,000,000

CUT-OFF DATE LTV(1)(2):            71.3%

MATURITY DATE LTV(1)(2):           71.3%

UNDERWRITTEN DSCR(1)(2):           1.34x

MORTGAGE RATE:                     6.103%
--------------------------------------------------------------------------------

(1)   Calculated based on the aggregate cut-off principal balance of the A-1 note (included in the trust) and the A-2 note (not included in the trust).

(2)   The whole loan has a 71.3% loan-to-value ratio and including the $35 million mezzanine loan, the loan-to-value ratio is 78.3%. The all-in debt service coverage ratio for the entire $395 million loan facility is 1.20x on an interest-only basis. The whole loan is interest-only, however, the entire loan facility will have a 40-year amortization schedule following a
      48-month interest only period. All amortization is diverted to the mezzanine component (approximately $7 million of amortization).

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                     Mixed-Use

PROPERTY SUB-TYPE:                 Office/Retail/Hotel

LOCATION:                          Westlake, Texas

YEAR BUILT/RENOVATED:              1988/2007

NET RENTABLE SQUARE FEET(1):       1,874,975

CUT-OFF BALANCE PER SF(2):         $192

OCCUPANCY AS OF 2/01/2007(3):      94.6%

OWNERSHIP INTEREST:                Fee

PROPERTY MANAGEMENT:               Maguire Properties-
                                   Solana Services, L.P.

UNDERWRITTEN NET CASH FLOW(4):     $29,956,209

APPRAISED VALUE(5):                $504,600,000
--------------------------------------------------------------------------------

(1)   Net rentable square feet of 1,874,975 represents the office (1,793,290 square feet), retail (43,685 square feet), and health club (38,000 square feet) components of the Solana Mortgaged Property. Collateral also includes the 198-room Marriott Solana Hotel.

(2)   Calculated based on the aggregate cut-off principal balance of the A-1 note (included in the trust) and the A-2 note (not included in the trust).

(3)   Excluding the hotel component, the Solana Mortgaged Property is 94.6%
      leased and 89.7% physically occupied. The primary difference between physical occupancy and leased occupancy is that tenant First American Real
      Estate has not yet taken physical occupancy of all its space.

(4)   Includes $3,300,000 of income per year from a ten-year master lease with the sponsor.

(5)   Based on an "as-is" appraised value of $504.6 million. Appraised value encompasses the fee simple office-retail components ($453,600,000) and the hotel ($51,000,000), which is subject to a ten year master lease that provides $3.3 million of annual net cash flow in addition to the net cash flow generated by the hotel itself ($1.38 million for trailing 12 month period through November 2006).

                                       C-7

--------------------------------------------------------------------------------
                                     SOLANA
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
                                       FINANCIAL INFORMATION(1)
------------------------------------------------------------------------------------------------------
                                        FULL YEAR      FULL YEAR     TRAILING 12 MONTHS
                                       (12/31/2004)   (12/31/2005)       (9/1/2006)       UNDERWRITTEN
                                       ------------   ------------   ------------------   ------------

Effective Gross Income .............   $ 24,672,900   $ 23,887,380      $26,392,070       $ 54,487,675
Total Expenses .....................   $ 15,031,329   $ 15,373,442      $16,645,158       $ 22,853,984
Net Operating Income (NOI) .........   $  9,641,571   $  8,513,938      $ 9,746,912       $ 31,633,691
Cash Flow (CF) .....................   $  9,641,571   $  8,513,938      $ 9,746,912       $ 29,956,209
DSCR on NOI ........................                                                             1.42x
DSCR on CF .........................                                                             1.34x
------------------------------------------------------------------------------------------------------

(1)   The Underwritten NOI is higher than historical figures due to (i) the acquisition of the Sabre Building (375,057 square feet) which increased
      NOI by approximately $6.2 million, (ii) a $3.3 million master lease from
      Robert Maguire that supplements the performance of the Marriott hotel during renovation and expansion (which is further supported by a $21 million reserve), and (iii) a new ten-year lease with First American Real
      Estate that increased occupancy by approximately 450,000 square feet and base rent by $9.9 million. The master lease shall terminate if the hotel net cash flow is equal to or exceeds $4.5 million after the initial 52 weeks of the term, as more specifically set forth in the master lease.

-----------------------------------------------------------------------------------------------------------------------------------
                                                       TENANT INFORMATION(1)
-----------------------------------------------------------------------------------------------------------------------------------
                                         RATINGS          TOTAL       % OF                  POTENTIAL    % POTENTIAL      LEASE
           TOP TENANTS              FITCH/MOODY'S/S&P   TENANT SF   TOTAL SF   RENT PSF       RENT           RENT       EXPIRATION
---------------------------------   -----------------   ---------   --------  ----------   -----------   ------------  ------------

First American Real Estate ......     BBB+/Baa2/BBB+      728,783      39.7%  $ 13.57(2)   $ 9,890,133       32.8%      03/31/2017
Sabre Group (Headquarters) ......       NR/Baa3/BB        375,057      20.4   $ 16.53(2)     6,200,000       20.5       12/30/2011
Sabre Group .....................       NR/Baa3/BB        145,089       7.9   $ 24.50(3)     3,554,681       11.8       10/31/2008
Citigroup .......................      AA+/Aa1/AA-         89,974       4.9   $ 24.92(3)     2,241,970        7.4       10/31/2008
Wells Fargo & Company ...........       AA/Aa1/AA          80,370       4.4   $ 23.25(3)     1,868,602        6.2       08/31/2010
                                                        ---------      ----                -----------       ----
TOTAL ...........................                       1,419,273      77.3%               $23,755,386       78.7%
-----------------------------------------------------------------------------------------------------------------------------------

(1)   Information obtained from underwritten rent roll except for Ratings
      (Fitch/Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease.
      Calculations with respect to Rent PSF, Potential Rent and % of Potential
      Rent include base rent only and exclude common area maintenance and reimbursements.

(2)   Triple net lease. First American executed its lease in 2005 and Sabre executed its lease in 2006.

(3)   Modified gross lease.

--------------------------------------------------------------------------------------------------------------
                                           LEASE ROLLOVER SCHEDULE(1)
--------------------------------------------------------------------------------------------------------------
                                # OF LEASES    EXPIRING      % OF     CUMULATIVE    CUMULATIVE      BASE RENT
      YEAR OF EXPIRATION          EXPIRING        SF       TOTAL SF    TOTAL SF    % OF TOTAL SF    EXPIRING
-----------------------------   -----------   ---------    --------   ----------   -------------   -----------

2007 ........................         3           3,915        0.2%        3,915         0.2%      $    91,964
2008 ........................         9         293,772       16.0       297,687        16.2%        6,728,589
2009 ........................         5           7,053        0.4       304,740        16.6%          127,642
2010 ........................        11         166,725        9.1       471,465        25.7%        3,933,310
2011 ........................        10         435,802       23.7       907,267        49.4%        7,355,939
2012 ........................         1           3,923        0.2       911,190        49.6%           88,268
2013 ........................         8          87,512        4.8       998,702        54.4%        1,775,780
2014 ........................         2           5,619        0.3     1,004,321        54.7%          111,753
>2015 .......................        29         734,243       40.0     1,738,564        94.6%       10,003,189
Vacant ......................        15          98,411        5.4     1,836,975       100.0%                0
                                     --       ---------      -----                                 -----------
TOTAL .......................        93       1,836,975      100.0%                                $30,222,434
--------------------------------------------------------------------------------------------------------------

(1)   Information obtained from underwritten rent roll.

                                       C-8

--------------------------------------------------------------------------------
                                     SOLANA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------

The four largest tenants, representing 77.3% of the total net rentable square feet, are:

o     FIRST AMERICAN REAL ESTATE (NYSE: "FAF") (rated "BBB+" by Fitch, rated
      "Baa2" by Moody's and "BBB+" by S&P) occupies 728,783 square feet (39.7%
      of square feet, 32.8% of income) under a ten-year lease expiring March 31,
      2017 with three 5-year renewal options. This is the headquarters location for First American Title Company and First American Real Estate
      Information Services. First American ("FAF") has approximately 2,000 offices throughout the United States and abroad providing business information and related products and services. Revenues for the firm have grown at approximately 18% per year since 2000. As of 2005, 73% of FAF's revenues were derived from title insurance with the remainder from specialty insurance and information technology. FAF is a holding company and operates through its subsidiaries, the largest of which includes First
      American Title Insurance Company, which controls its title business, and
      First Advantage Corporation, a separately traded entity, which operates in the information products business. The company reported total revenues of
      $8.1 billion in 2005 with an equity market capitalization of $4.09 billion.

o     SABRE HOLDINGS CORPORATION (NYSE: "TSG") (not rated by Fitch, rated "Baa3"
      by Moody's and rated "BB" by S&P) occupies a total of 520,146 square feet
      (28.3% of square feet, 32.3% of income) in three buildings: a) space at 3
      Campus Circle and 6 Campus Circle totals 145,071 square feet under a five-year lease expiring October 31, 2008; and b) space at 1 East Kirkwood totals 375,075 square feet with a five-year lease expiring December 30,
      2011. The three buildings at the Solana office campus represent Sabre
      Holdings Corporation's headquarter location. Sabre Holdings Corporation is a dominant player in the travel reservations industry, operating the world's largest computerized travel reservation system. Individual consumers make travel plans using the company's Travelocity Web site. In
      2005, Sabre purchased lastminute.com giving the company a significant travel presence in Europe. Travel reservations account for almost 70% of
      Sabre Holdings Corporation revenue. The Sabre Travel Network, which markets the Sabre GDS, accounts for a majority of the Sabre Group's revenues (69% and 75% in 2005 and 2004, respectively, including inter-segment revenues). As of December 2005, travel agencies with about
      53,000 locations in more than 113 countries subscribed to the Sabre system. Subscribers could make reservations with 430 airlines, 41 car rental companies, 220 tour operators, nine cruise lines, 35 railroads and
      249 hotel companies covering 60,600 hotels worldwide. It was recently announced that Silver Lake Partners and Texas Pacific Group would acquire
      Sabre Holdings Corporation for $5 billion. It is reported that the company plans to remain based in South Lake, Texas and does not expect changes to its executive team. Sabre Holdings Corporation reported total revenues of
      $2.8 billion in 2006 and an equity market capitalization of $3.3 billion.
      Revenues in 2006 increased by 12% over 2005, reflecting higher sales from the Travelocity segment, the acquisition of lastminute.com, and higher revenues from the Sabre Airline Solutions and Sabre Travel Network segments.

o     CITIGROUP, INC. (NYSE: "C") (rated "AA+" by Fitch, rated "Aa1" by Moody's and rated "AA-" by S&P) occupies a total of 89,974 square feet (4.9% of square feet, 7.4% of income) in two buildings, 7 and 8 Campus Circle, under a five-year lease expiring October 31, 2008, with one 4-year renewal option and one 5-year renewal option. Citigroup, Inc. is a diversified global financial services holding company, whose businesses provide a broad range of financial services to consumer and corporate customers. The activities of Citigroup, Inc. include underwriting and dealing in securities, insurance underwriting and brokerage and making temporary investments in non-financial companies. The segments include Global
      Consumer Group, Corporate and Investment Banking, Global Wealth Management
      and Alternative Investments. Citigroup, Inc. reported a revenue of $23.8 billion and an income of $5.3 billion for the fourth quarter of 2006.

o     WELLS FARGO & COMPANY (NYSE: "WFC") (rated "AA" by Fitch, rated "Aa1" by
      Moody's and rated "AA" by S&P) occupies 80,370 square feet (4.4% of square feet, 6.2% of income) under a 10-year lease expiring August 31, 2010 with no renewal options. Wells Fargo & Company is the fifth largest bank in the
      United States, operating about 3,000 bank branches in over 24 western and mid-western states, in addition to approximately 1,000 home mortgage stores throughout the country. Wells Fargo & Company's services include retail and business banking, investment management, and venture capital investment, as well as international trade activities through a joint venture with HSBC. For the fiscal year ended December 31, 2005, Wells
      Fargo & Company reported total revenues of $40.4 billion and net income of
      $7.67 billion, a 9% increase over 2004.

                                       C-9

--------------------------------------------------------------------------------
                                     SOLANA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

THE LOAN:

o     The Solana Mortgage Loan is a $220 million pari passu note (A-1 Note) of a
      $360 million, seven-year loan secured by a first mortgage on Solana Office
      Campus, a Class A office, retail, health club and 198-room full service hotel totaling 2,107,239 square feet located in Westlake, Texas. The
      Solana Mortgage Loan is interest-only for the entire loan term, matures on
      December 11, 2013 and accrues interest at an annual rate of 6.103%.

THE BORROWER:

o     The Solana Borrower, Maguire Partners-Solana Limited Partnership, a Texas
      limited partnership, is a bankruptcy remote single purpose entity structured with two independent directors for which a non-consolidation opinion has been issued by the Solana Borrower's legal counsel.

o     Equity ownership in the Solana Borrower is held by Robert F. Macguire, III who owns the property for his private account. The Solana Mortgaged
      Property is not owned by Maguire Properties, the publicly traded company
      (Maguire Properties REIT) that Mr. Maguire founded in June, 2003. Mr.
      Maguire is the original developer and has owned the property for approximately 20 years. Since 1968, Mr. Maguire has directed the development of over 30 million square feet of institutional-quality projects nationally, usually with major tenants, including Sempra Energy,
      IBM, Wells Fargo Bank, Bank of America, the Walt Disney Company, MGM and
      Time Warner, among many others. Major projects developed by Mr. Maquire include US Bank Tower, Gas Company Tower, Wells Fargo Tower and KPMG Tower
      in Los Angeles, Pasadena's Plaza Las Fuentes, the Glendale Center and
      Commerce Square in downtown Philadelphia.

THE PROPERTY:

o     The Solana Mortgaged Property consists of a fee simple interest in
      1,874,975 square feet of office and retail space, a 198 room Marriott
      Solana Hotel, 5,901 parking spaces, including parking garages with 3,332 spaces, and the 38,000 square foot Solana Club, located in Westlake, Texas
      (the collateral excludes any oil, gas and mineral rights at the property which are owned by a borrower-affiliate). Total property square footage, including the hotel, is 2,107,239 square feet. Excluding the hotel component, the Solana Mortgaged Property is 94.6% leased and 87.3% of the base rent is derived from investment grade tenants.

o     The Solana Mortgaged Property is a 900-acre master planned office campus located along Texas State Highway 114, approximately eight miles northwest of DFW (Dallas Fort Worth), the third busiest airport in the world and 11 miles southeast of Alliance Airport, a major cargo and corporate jet airport. The 900-acre site was developed starting in 1988 in phases as a mixed-use development of low-rise office buildings and a central village and is part of a larger residential and recreational community. To date, over 2.75 million square feet of office space has been constructed as multi- and single-tenanted office buildings and built-to-suits. Conceived as a high technology office park, the property has advanced fiber optic telecommunications capabilities and redundant, low-cost utilities critical to modern technology-reliant companies.

o     The Solana Mortgaged Property includes office space with a centralized hotel, recreation, education, child-care and restaurant amenities. The campus' largest complexes are Campus Circle and Village Center. Campus
      Circle, totaling approximately 1.1 million square feet, consists of eight buildings, including six office buildings, a computer data center building and a multi-purpose building housing office, dining and conference space, the central plant and support facilities. Village Center includes Village
      Retail, 7 & 9 Village Circle, the Solana Marriott Hotel and the Solana
      Club. Village Center's retail component totals 43,684 square feet. The two five-story office buildings, 7 & 9 Village Circle, are 154,263 square feet and 135,379 square feet, respectively. In addition, the sponsor acquired the 375,057 square foot Sabre Headquarters Building (located at 1 East
      Kirkwood) at the closing of the Solana Mortgage Loan. The Solana Club is a
      38,000 square foot health, fitness and wellness center within walking distance of the Village Center and Campus Circle office buildings. The club is operated by Health Fitness Corporation and offers state-of-the-art fitness equipment, free weights, a 75-foot indoor lap pool, gymnasium, outdoor recreational pool, racquetball, squash and basketball courts, four lighted outdoor tennis courts, a dining facility, a Kid's Club and a Pro
      Shop.

                                      C-10

--------------------------------------------------------------------------------
                                     SOLANA
--------------------------------------------------------------------------------

o     The seven-story Solana Marriott Hotel, opened in June 1990, has 198 rooms, two restaurants, and extensive meeting and banquet space. The property is integrated with the Village Center and its award winning design contemplated future expansion of 96 hotel rooms and additional meeting
      (3,400 square feet) and ballroom (2,050 square feet) space, which will be built in 2007 and funded by a renovation and expansion reserve totaling
      $21 million. Mid-week room demand currently exceeds supply (the hotel reportedly turned away 4,000 mid-week room nights in 2006) and is expected to increase further now that First American recently has taken occupancy of the majority of its 728,783 square foot headquarters. The Solana
      Borrower has budgeted a total of $7.0 million to renovate the existing guest rooms and spent $2 million of this amount out-of pocket in 2006. The remaining $5.0 million was held back at closing and will be spent in 2007 to complete the rooms renovation. The balance of the holdback at closing, approximately $16 million, will fund the construction of the additional 96 hotel rooms. During the renovation and expansion period, Robert Maguire has provided a ten-year master lease providing $3.3 million in annual rental payments to supplement the hotel's annual net cash flow ($1.38 million for the trailing 12 months through November, 2006 and expected to exceed $1.8 million in 2007 despite ongoing renovations). This master lease is further supported by $21.0 million in reserves.

o     The Solana Mortgaged Property is located in Westlake, Texas, part of the
      Mid-Cities submarket of the greater Dallas/Fort Worth metropolitan statistical area. Within a five-mile radius of the property, the population is 72,000 and is projected to grow to 84,540 by 2010. In 2005, the population immediately surrounding the Solana Mortgaged Property increased by 31,000. The average household income for the four cities surrounding the Solana Mortgaged Property (Southlake, Westlake, Trophy
      Club and Colleyville) is over $142,000, as compared to $74,000 for the entire Dallas/Fort Worth metropolitan statistical area and 70.9% of the households earn $75,000 or more annually. One contributing factor to the desirability of this area is the high quality residential developments, which are among the most popular in the Dallas-Fort Worth area. The
      Kirkwood Hollow development, developed by the sponsor, is sold out, but will soon be joined by a 115-acre residential development. The 525-acre
      Vaquero Golf Club Community, featuring 350 homes, a golf course is fully built out. There are approximately 25,000 new residential lots in the process of being developed, with about 10,000 constructed in 2006. Area public schools, largely funded by taxes paid by the Solana Borrower, have won the Texas Cup as the top school system in the state in two of the past four years.

o     The Solana Borrower is required at its sole cost and expense to keep the
      Solana Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

PROPERTY MANAGEMENT:

o     The Solana Mortgaged Property is managed by Maguire Properties-Solana
      Services, L.P., a Texas limited partnership and a borrower affiliate. The
      Maguire management team possesses substantial expertise in all aspects of real estate, marketing, leasing, acquisition, development and finance.
      They directly manage Mr. Maguire's personal investment portfolio and provide development, leasing and management services to the subject portfolio. The Maguire senior management team has an average of 22 years of experience in the commercial real estate industry.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o     $35,000,0000 in mezzanine debt held outside the Trust.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o     Not allowed.

                                      C-11

--------------------------------------------------------------------------------
                        STRATREAL INDUSTRIAL PORTFOLIO I
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                       Eurohypo

LOAN PURPOSE:                      Acquisition

ORIGINAL PRINCIPAL BALANCE:        $190,000,000

FIRST PAYMENT DATE:                February 11, 2007

TERM/AMORTIZATION:                 120/0 months

INTEREST ONLY PERIOD:              120 months

MATURITY DATE:                     January 11, 2017

EXPECTED MATURITY BALANCE:         $190,000,000

BORROWING ENTITY(1):               Various

INTEREST CALCULATION:              Actual/360

CALL PROTECTION(2):                Lockout/Defeasance:
                                   117 payments
                                   Open: 3 payments

FUTURE MEZZANINE DEBT:             Yes

UP-FRONT RESERVES:
  TAX/INSURANCE RESERVE:           Yes
  TI/LC RESERVE:                   $396,605

ONGOING MONTHLY RESERVES:
  TAX/INSURANCE RESERVE:           Yes
  TI/LC RESERVE(3):                $97,194
  LETTERS OF CREDIT(4):            $8,900,000
  LOCKBOX:                         Hard
--------------------------------------------------------------------------------

(1)   Industrial ACC Owner LLC; Industrial CP III Owner LLC; Industrial
      Logistics Owner LLC; Industrial MCG Owner LLC; Industrial PMT Owner LLC;
      Industrial Southpark Owner LLC; Industrial Tide Court Owner LLC;
      Industrial Tuggle Owner LLC.

(2)   During the defeasance lockout period in connection with the release of a property, the borrower may prepay up to 20% of the loan principal balance subject to payment of yield maintenance. See "Collateral Release" below.

(3)   TI/LC reserves will be approximately $0.21 per square foot per year or approximately $1,170,00 per year, capped at $3,498,984.00. The borrower has the one time option during the term of the loan to post a letter of credit in the amount of $2,000,000 in lieu of ongoing cash reserves.

(4)   The McGraw-Hill Companies Inc.'s lease (McGraw--Hill property) permits the tenant to require the borrower to build an expansion space which would be included in the collateral. The borrower posted a $6.5 million letter of credit at closing as additional security, which is releasable upon (i) the completion of the expansion space, and (ii) the tenant taking physical occupancy and paying equal rent per square foot as the existing
      McGraw-Hill space. The borrower posted a $2.4 million letter of credit to cover approximately 18 months of anticipated rent and reimbursements due from Advanced Marketing Services, Inc. ("AMS"), a tenant at the Tide Court property, which filed for Chapter 11 bankruptcy in December 2006.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:              $190,000,000

CUT-OFF DATE LTV(1):               76.9%

MATURITY DATE LTV(1):              76.9%

UNDERWRITTEN DSCR:                 1.32x

MORTGAGE RATE:                     5.596%
--------------------------------------------------------------------------------

(1)   Based on a portfolio valuation.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                     Industrial

PROPERTY SUB-TYPE:                 Warehouse/Distribution

LOCATION(1):                       Various (see table)

YEAR BUILT:                        Various (see table)

NET RENTABLE SQUARE FEET:          5,564,074

CUT-OFF BALANCE PER SF:            $34

OCCUPANCY AS OF (VARIOUS)(2):      94.6% (see table)

OWNERSHIP INTEREST:                Fee

PROPERTY MANAGEMENT:               Carter & Associates LLC

UNDERWRITTEN NET CASH FLOW:        $14,211,966

APPRAISED VALUE(3):                $247,000,000
--------------------------------------------------------------------------------

(1)   The 13 buildings included in the trust are dispersed among the three metropolitan statistical areas as follows: eight in the Columbus, Ohio area (totaling 2,884,948 square feet, or 51.9% of portfolio NRA); four in
      Memphis, Tennessee (totaling 2,252,053 square feet, or 40.4% of portfolio
      NRA) and one in Woodland, California (totaling 427,073 square feet or 7.7%
      of portfolio NRA).

(2)   Represents percentage of total leased space.

(3)   The appraised value is based on a portfolio valuation. The sum of all individual appraised values equals $231,170,000.

                                      C-12

--------------------------------------------------------------------------------
                        STRATREAL INDUSTRIAL PORTFOLIO I
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
                                                    TRAILING 12
                                     FULL YEAR        MONTHS
                                   (12/31/2005)    (10/31/2006)    UNDERWRITTEN
                                   ------------    ------------    ------------
Effective Gross Income ........    $ 17,904,136    $ 18,728,244    $ 19,452,710
Total Expenses ................    $  2,960,251    $  3,375,937    $  3,518,009
Net Operating Income (NOI) ....    $ 14,943,885    $ 15,352,307    $ 15,934,701
Cash Flow (CF) ................    $ 14,943,885    $ 15,352,307    $ 14,211,966
DSCR on NOI ...................           1.39x           1.42x           1.48x
DSCR on CF ....................           1.39x           1.42x           1.32x
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
                                   PROPERTY INFORMATION
---------------------------------------------------------------------------------------
                                        LOCATION          SQUARE     YEAR
          PROPERTY NAME              (CITY, STATE)         FEET      BUILT    OCCUPANCY
--------------------------------    ----------------    ----------  ------    ---------

Tuggle Road ....................    Memphis, TN          1,135,453    1991      100.0%
Memphis Logistic I & II ........    Memphis, TN            716,600    1999      100.0
PetSmart .......................    Groveport, OH          613,048    2000      100.0
McGraw Hill ....................    Ashland, OH            602,378    2001      100.0
Tide Court .....................    Woodland, CA           427,073    2000       95.1
South Park VIII ................    Grove City, OH         393,969    1996      100.0
South Park VII .................    Grove City, OH         393,232    1996       73.9
Accel ..........................    Lewis Center, OH       304,255    2001      100.0
South Park IV ..................    Grove City, OH         290,512    1996      100.0
Centerpoint III ................    Memphis, TN            400,000    1995       62.6
South Park VI ..................    Grove City, OH         143,335    1995      100.0
South Park V ...................    Grove City, OH         144,219    1996       79.2
                                                        ----------              -----
TOTAL/WTD. AVG. ................                         5,564,074               94.6%
---------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                                    PROPERTY INFORMATION
-------------------------------------------------------------------------------------------
                                      ALLOCATED
          PROPERTY NAME              LOAN AMOUNT                 TOP TENANTS
--------------------------------    ------------   ----------------------------------------

Tuggle Road ....................    $ 33,892,614   Ford Motor Company, Jabil Circuit, Inc.
Memphis Logistic I & II ........      23,000,407   Ozburn-Hessey Logistics, LLC
PetSmart .......................      21,009,263   Petsmart, Inc.
McGraw Hill ....................      20,582,202   The McGraw Hill Companies Inc.
Tide Court .....................      18,425,348   Advanced Marketing Services(1),
                                                   Apria Healthcare, Inc.
South Park VIII ................      15,282,913   ClientLogic Operating Corporation
South Park VII .................      13,719,838   DecisionOne Corp.
Accel ..........................      12,311,682   Accel, Inc.
South Park IV ..................      11,171,648   Briargate Realty, Inc., State Of Ohio,
                                                   Rexnord Corporation
Centerpoint III ................       9,504,850   Levenger Company
South Park VI ..................       5,630,895   Relizon(2), Crafts Americana Group, Inc.
South Park V ...................       5,468,339   Priority Healthcare Corporation,
                                                   Cummins Bridgeway, LLC
                                    ------------
TOTAL/WTD. AVG. ................    $190,000,000
-------------------------------------------------------------------------------------------

(1)   The borrower posted a $2.4 million letter of credit to cover approximately
      18 months of anticipated rent and reimbursements due from Advanced
      Marketing Services, Inc. ("AMS") which filed for Chapter 11 bankruptcy in
      December, 2006. AMS's lease represents 5.7% of total square footage and
      7.9% of total base rent. The letter of credit may be released if either
      (i) AMS has emerged from bankruptcy proceedings, has been paying full unabated rent for six months at the same net rental rate and for the same square footage as prior to filing a bankruptcy action, and is not in default under its lease; or (ii) a replacement tenant has leased the entire space for a term of not less than 5 years for rents at the same or better terms than AMS was paying. The letter of credit is also subject to reduction if a portion of AMS's space is leased to a replacement tenant.

(2)   Relizon is currently "dark". The mortgagee has considered its space
      (119,470 square feet, 2.2% of total square feet) vacant for underwriting purposes and has excluded Relizon from base rent calculations. While this tenant has been excluded from the base rent for purposes of underwriting, they do continue to pay rent pursuant to a lease which expires in 2010.

                                      C-13

--------------------------------------------------------------------------------
                        STRATREAL INDUSTRIAL PORTFOLIO I
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                       TENANT INFORMATION(1)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                              %
                                              RATINGS         TOTAL      % OF                POTENTIAL    POTENTIAL        LEASE
              TOP TENANTS                FITCH/MOODY'S/S&P  TENANT SF  TOTAL SF  RENT PSF       RENT         RENT       EXPIRATION
---------------------------------------  -----------------  ---------  --------  --------    ----------   ---------    -------------

Ford Motor Co. ........................      B/Caa1/B-        769,436     13.8%   $ 3.30     $2,539,139      15.5%     03/31/2012
Ozburn-Hessey Logistics, LLC ..........      Not Rated        716,600     12.9    $ 2.90      2,078,140      12.7      10/31/2009(3)
PetSmart, Inc. ........................       NR/NR/BB        613,048     11.0    $ 2.95      1,808,492      11.1      07/31/2010
The McGraw-Hill Companies, Inc.(2). ...       A+/A1/A-        602,378     10.8    $ 3.08      1,856,056      11.3      10/31/2016
                                                            ---------     ----               ----------      ----
TOTAL .................................                     2,701,462     48.6%              $8,281,826      50.6%
------------------------------------------------------------------------------------------------------------------------------------

(1)   Information obtained from underwritten rent roll except for Ratings
      (Fitch/Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease.
      Calculations with respect to Rent PSF, Potential Rent and % of Potential
      Rent include base rent only and exclude common area maintenance and reimbursements.

(2)   The McGraw Hill Companies Inc.'s lease (McGraw--Hill property) permits the tenant to require the borrower to build an expansion space which would be included in the collateral. The borrower posted a $6.5 million letter of credit at closing as additional security, which is releasable upon (i) the completion of the expansion space, and (ii) the tenant taking physical occupancy and paying equal rent per square foot as the existing McGraw
      Hill space.

(3)   Ozburn-Hessey Logistics, LLC occupies 716,600 square feet (12.9% of square feet) in two Memphis TN properties: 433,100 in Memphis Logistics I (7.8%
      of square feet) and 283,500 square feet in Memphis Logistics II (5.1% of of square feet) under leases expiring October 31, 2009 and October 31,
      2010, respectively.

-----------------------------------------------------------------------------------------------------
                                     LEASE ROLLOVER SCHEDULE(1)
-----------------------------------------------------------------------------------------------------
                       # OF LEASES   EXPIRING      % OF      CUMULATIVE     CUMULATIVE     BASE RENT
 YEAR OF EXPIRATION     EXPIRING        SF       TOTAL SF     TOTAL SF    % OF TOTAL SF     EXPIRING
--------------------   -----------   ---------   ---------   ----------   -------------   ----------

2007 ...............        10         725,884       13.0%     725,884         13.0%      $2,478,053
2008 ...............         1          23,865        0.4      749,749         13.5%      $   78,755
2009 ...............         3         871,901       15.7    1,621,650         29.1%      $2,396,705
2010 ...............         3       1,214,347       21.8    2,835,997         51.0%      $3,936,795
2011 ...............         3         683,118       12.3    3,519,115         63.2%      $2,333,461
2012 ...............         1         769,436       13.8    4,288,551         77.1%      $2,539,139
2013 ...............         1         250,400        4.5    4,538,951         81.6%      $  738,680
2016 ...............         1         602,378       10.8    5,141,329         92.4%      $1,856,056
Vacant .............        --         422,745        7.6    5,564,074        100.0%      $        0
                            --       ---------      -----
TOTAL ..............        23       5,564,074      100.0%
-----------------------------------------------------------------------------------------------------

(1)   Information obtained from underwritten rent roll.

                                      C-14

--------------------------------------------------------------------------------
                        STRATREAL INDUSTRIAL PORTFOLIO I
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------

The four largest tenants, representing 48.6% of the total net rentable square feet, are:

o     FORD MOTOR CO. (NYSE: "F") (rated "B" by Fitch, "Caa1" by Moody's and "B-"
      by S&P) ("Ford") occupies 769,436 square feet (13.8% of square feet and
      15.5% of income) under a lease expiring March 31, 2012. Ford engages in the manufacturing and distribution of automobiles worldwide. It manufactures and sells cars and trucks, and related service parts under the Aston Martin, Ford, Jaguar, Land Rover, Lincoln, Mazda, Mercury, and
      Volvo brand names. The company also provides retail customers with after-the-sale vehicle services and products in areas, such as maintenance and light repair, heavy repair, collision, vehicle accessories, and extended service warranties. Ford markets its products through retail dealers in North America, and through distributors and dealers outside of
      North America, as well as sells its products to dealers for sale to fleet customers, including daily rental car companies, commercial fleet customers, leasing companies, and governments. Its financial services subsidiary, Ford Motor Credit Company, offers various automotive financing products to and through automotive dealers worldwide. Ford Motor Credit's primary financial products comprise retail and wholesale financing, and other financing, such as making loans to dealers for working capital, improvements to dealership facilities, and the acquisition and refinancing of dealership real estate. The company operates in approximately 200 markets across 6 continents. Ford was founded in 1903 and is based in
      Dearborn, Michigan. As of February 6, 2007, Ford had a market capitalization of $15.87 billion.

o     OZBURN-HESSEY LOGISTICS, LLC (not rated) occupies 716,600 square feet
      (12.9% of square feet and 12.7% of income) in two Memphis, Tennessee properties: 433,100 square feet in Memphis Logistics I (7.8% of square feet) and 283,500 square feet in Memphis Logistics II (5.1% of square feet) under leases expiring October 31, 2009 and October 31, 2010.
      Ozburn-Hessey Logistics is a leading third party logistics company providing comprehensive supply chain management solutions. Founded in
      1951, the company operates over 21 million square feet of warehouse space and employs nearly 4,000 individuals. Ozburn-Hessey provides complete supply chain solutions including: Customs Brokerage and Freight
      Forwarding, Fulfillment and E-Commerce Fulfillment, Real Estate, Small
      Parcel, Transportation and Transportation Management, Value Added
      Services, and Warehousing. The company is privately held and is headquartered outside of Nashville in Brentwood, Tennessee.

o     PETSMART, INC. (NASDAQ: "PETM") (not rated by Fitch, not rated by Moody's and "BB" by S&P) ("Petsmart") occupies 613,048 square feet (11.0% of square feet and 11.1% of income) under a lease expiring July 31, 2010.
      PetSmart, Inc. provides products, services, and solutions for the lifetime needs of pets in North America. It offers various pet services, including professional grooming, such as precision cuts, baths, toenail trimming, and tooth brushing; pet training; and boarding. The company's PetsHotels provide boarding for dogs and cats, 24-hour supervision, an on-call veterinarian, temperature controlled rooms and suites, daily specialty treats, and play time, as well as day camp for dogs. The company, through its strategic relationship with Banfield, offers veterinary care services, including routine examinations and vaccinations, dental care, a pharmacy, and routine and complex surgical procedures. PetSmart sells its products through its stores, as well as through its website, PetSmart.com. As of
      March 30, 2006, the company operated approximately 825 pet stores. The company was incorporated in 1986 and is based in Phoenix, Arizona.

o     THE MCGRAW-HILL COMPANIES, INC. (NYSE:"MHP") (rated "A+" by Fitch, rated
      "A1" by Moody's and "A-" by S&P) ("Mc-Graw Hill") occupies 602,378 square feet (10.8% of square feet and 11.3% of income) under a lease expiring
      October 31, 2016. McGraw-Hill provides information services and products to the education, financial services, and business information markets worldwide. Its McGraw-Hill Education segment operates as a global educational publisher. This segment comprises of School Education Group, which provides educational and professional development materials to pre-kindergarten to 12th grade market, as well as assessment and reporting services; and Higher Education, Professional, and International Group that provides e-books, online tutoring, customized course Web sites, subscription services, and materials to the higher education market, as well professional, reference, and trade publishing for medical, business, engineering, and other fields. The McGraw-Hill Financial Services segment, operating under the Standard & Poor's brand, provides independent credit ratings covering corporate and government entities, infrastructure projects, and structured finance transactions; data and information services offering financial information on companies, securities, indices, and funds; equity research; portfolio services developing global indices and investable products; and risk management delivering quantitative tools and analytics, and credit risk training. McGraw-Hill was founded in 1888 and is headquartered in New York City. McGraw-Hill had a market capitalization of $24.10 billion as of February 6, 2007.

                                      C-15

--------------------------------------------------------------------------------
                        STRATREAL INDUSTRIAL PORTFOLIO I
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

THE LOAN:

o     The StratREAL Industrial Portfolio I Mortgage Loan is a $190 million, ten-year loan secured by a first mortgage on 13 industrial buildings located in Columbus, Ohio, Memphis, Tennessee, and Woodland, California.
      The StratREAL Industrial Portfolio I Mortgage Loan is interest-only for the entire loan term, matures on January 11, 2017 and accrues interest at an annual rate of 5.596%.

THE BORROWER:

o     The StratREAL Industrial Portfolio I Borrower is comprised of 8 bankruptcy-remote single purpose entities. Each borrower is a pass-through vehicle, that in turn rents the property via a master lease to another newly-formed bankruptcy-remote single purpose entity (a "Master Lessee")
      in order to accommodate restrictions under Islamic law with respect to investors in the Master Lessee that are prohibited from paying interest.
      Each Master Lessee pays rent that is equal to the debt service to the related borrower, which the related borrower passes through to the mortgagee. Each master lease is expressly subordinate to the loan documents pursuant to its terms and the terms of a subordination agreement.

o     The sponsor is a high net worth individual represented by Strategic Realty
      Advisors Limited ("StratREAL"), a real estate investment advisor. The loan has been structured to be Shariah-compliant as the ultimate investors adhere to Shariah Law.

THE PROPERTIES:

o     The StratREAL Industrial Portfolio I Mortgaged Properties consist of the fee simple interests in 13 Class "A" industrial warehouse/distribution buildings containing a total of 5,564,074 square feet dispersed among the three metropolitan statistical areas as follows: eight in Columbus, Ohio
      (totaling 2,884,948 square feet, or 51.9% of portfolio square feet); four in Memphis, Tennessee (totaling 2,252,053 square feet, or 40.4% of portfolio square feet) and one in Woodland, California (totaling 427,073 square feet or 7.7% of portfolio square feet). There are seven different zip codes represented.

o     The StratREAL Industrial Portfolio I Mortgaged Properties were built between 1991 and 2001 with an average year built of 1997. No single tenant represents more than 13.8% of portfolio square feet or 21.8% of portfolio base rent rolls in any year during the loan term. The StratREAL Industrial
      Portfolio I is 94.6% occupied by 22 tenants. Three tenants, The McGraw
      Hill Companies Inc., State of Ohio, and Jabil Circuit, Inc., maintain investment grade credit ratings and represent 19.1% of portfolio square feet.

o     The StratREAL Industrial Portfolio I Borrower is generally required at its sole cost and expense to keep the StratREAL Industrial Portfolio I
      Mortgaged Properties insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

PROPERTY MANAGEMENT:

o     The StratREAL Industrial Portfolio I Mortgaged Properties are managed by
      Carter USA, which is not affiliated with the borrower. Carter USA is a full-service commercial real estate company. Carter USA currently manages
      11.5 million square feet of industrial properties comprised of 25 buildings located in Atlanta (GA), Nashville (TN), Memphis (TN), Columbus
      (OH) and Sacramento (CA).

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o     None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o     The StratREAL Industrial Portfolio I Borrower is permitted to incur mezzanine financing upon the satisfaction of the following terms and conditions, including without limitation: (a) the mezzanine lender must enter into an intercreditor agreement with the mortgagee satisfactory to the mortgagee and rating agencies; (b) the amount of the mezzanine financing is no greater than the lesser of (i) $50,000,000; (ii) an amount such that the loan-to-value ratio (including such mezzanine financing)
      will not exceed 90% of the then appraised value of the properties; and
      (iii) an amount such that the properties will at all times achieve a minimum debt service coverage ratio (including such mezzanine financing)
      of 1.10x (as determined by the mortgagee based on the constant payments that would be derived from the actual interest rate and assuming a 30-year amortization schedule); and (c) the mortgagee has received written confirmation from each of the rating agencies that the ratings of the certificates will not be qualified, downgraded or withdrawn as a result of the incurrence of such debt.

                                      C-16

--------------------------------------------------------------------------------
                        STRATREAL INDUSTRIAL PORTFOLIO I
--------------------------------------------------------------------------------

COLLATERAL RELEASE:

o     The StratREAL Industrial Portfolio I Mortgage Loan permits the release of one or more properties: (a) prior to the expiration of the defeasance lockout period through partial prepayment, subject to certain conditions, including (i) the allocated loan amounts for the individual properties being released and the individual properties released to date in the aggregate do not exceed 20% of the original principal amount of the loan, and (ii) the borrower is required to pay an amount equal to 100% of the aggregate of the allocated loan amounts for the individual properties to be released together with the payment of the applicable yield maintenance premium; and (b) after the expiration of the defeasance lockout period through partial defeasance, subject to certain conditions, including (i)
      if the allocated loan amounts for the individual properties being released and the individual properties released to date in the aggregate do not exceed 30% of the original principal amount of the loan, the borrower is required to pay 100% of the aggregate of the allocated loan amounts to be released, (ii) if the allocated loan amounts for the individual properties being released and the individual properties released to date in the aggregate do not exceed 45% of the original principal amount of the loan, the borrower is required to pay 110% of the aggregate of the allocated loan amounts to be released, and (iii) if the allocated loan amounts for the individual properties being released and the individual properties released to date in the aggregate are equal to 45% or greater of the original principal amount of the loan, the borrower is required to pay
      125% of the aggregate of the allocated loan amounts to be released.

o     Any partial release or partial defeasance is further subject to (i)(x) in the case of a partial prepayment, after giving effect to such release, the debt service coverage ratio for the remaining properties is at least equal to the greater of (I) the debt service coverage ratio as of the origination date, and (II) the debt service coverage ratio for the remaining properties (including the individual property to be released)
      for the 12 months prior to the release and (y) in the case of a partial defeasance, after giving effect to such release, the debt service coverage ratio for the remaining properties is at least equal to the greater of (I)
      the debt service coverage ratio for the 12 full calendar months immediately preceding the origination date and (II) the debt service coverage ratio for the remaining properties (including the individual property to be released and taking into account the debt evidenced by the related defeased note) for the 12 months preceding the release and;
      (ii)(x) in the case of a partial prepayment, after giving effect to such release, the loan-to-value ratio for the remaining properties (calculated using the allocated loan amounts for the properties then remaining) must be no greater than the lesser of (I) the loan-to-value ratio immediately preceding the origination date and (II) 78% and (y) in the case of a partial defeasance, after giving effect to such release, the loan-to-value ratio for the remaining properties (calculated using the allocated loan amounts for the properties then remaining) must be no greater than the lesser of (i) the loan-to-value ratio immediately preceding the origination date and (ii) the loan-to-value ratio for the remaining properties immediately preceding the release of the individual property;
      and (iii) the mortgagee has received written confirmation from each of the rating agencies that the ratings of the certificates will not be qualified, downgraded or withdrawn as a result of such release.

                                      C-17

--------------------------------------------------------------------------------
                       INLAND -- BRADLEY CROSSED PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                        Bank of America

LOAN PURPOSE:                       Acquisition

ORIGINAL PRINCIPAL BALANCE:         $184,806,114

FIRST PAYMENT DATE -- POOL A:       February 1, 2007

FIRST PAYMENT DATE -- POOL B:       March 1, 2007

TERM/AMORTIZATION -- POOL A:        120/0 months

TERM/AMORTIZATION -- POOL B:        119/0 months

INTEREST ONLY PERIOD -- POOL A:     120 months

INTEREST ONLY PERIOD -- POOL B:     119 months

MATURITY DATE:                      January 1, 2017

EXPECTED MATURITY BALANCE:          $184,806,114

BORROWING ENTITY:                   MB BP Portfolio, L.L.C.;
                                    MB Texas BP Portfolio
                                    Limited Partnership;
                                    MB Maryland BP Portfolio
                                    Acquisitions, L.L.C.; MB
                                    Pennsylvania BP Portfolio
                                    DST

INTEREST CALCULATION:               30/360

CALL PROTECTION POOL A:             Lockout: 23 payments
                                    GRTR 1% PPMT or Yield
                                    Maintenance: 2 payments
                                    GRTR 1% PPMT or Yield
                                    Maintenance or
                                    Defeasance: 92 payments
                                    Open: 3 payments

CALL PROTECTION POOL B:             Lockout: 23 payments
                                    GRTR 1% PPMT or Yield
                                    Maintenance: 1 payment
                                    GRTR 1% PPMT or Yield
                                    Maintenance or
                                    Defeasance: 92 payments
                                    Open: 3 payments
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:               $184,806,114

SHADOW RATING (FITCH/MOODY'S):      A/Baa3

CUT-OFF DATE LTV:                   54.4%

MATURITY DATE LTV:                  54.4%

UNDERWRITTEN DSCR:                  2.10x

CROSSED PORTFOLIO MORTGAGE
     RATE(1):                       5.929%

POOL A MORTGAGE RATE(1):            5.948%

POOL B MORTGAGE RATE(2):            5.905%
--------------------------------------------------------------------------------

(1)   The Pool A Mortgage Rate has five separate mortgage rate "steps" over the course of the loan term. The initial mortgage rate has been used for this calculation (and all other calculations relating to this Mortgage Loan).

(2)   Mortgage rate rounded to three decimal places.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                      Various (see table)

PROPERTY SUB-TYPE:                  Various (see table)

LOCATION:                           Various (see table)

YEAR BUILT/RENOVATED:               Various (see table)

NET RENTABLE SQUARE FEET:           4,425,049

CUT-OFF BALANCE PER SF:             $42

LEASED AS OF 02/01/2007:            100.0%

OWNERSHIP INTEREST:                 Fee/Leasehold

PROPERTY MANAGEMENT:                Various

UNDERWRITTEN NET CASH FLOW:         $23,042,764

APPRAISED VALUE:                    $339,440,000
--------------------------------------------------------------------------------

                                      C-18

--------------------------------------------------------------------------------
                       INLAND -- BRADLEY CROSSED PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    FINANCIAL INFORMATION -- CROSSED ROLL UP
--------------------------------------------------------------------------------
                                                                  UNDERWRITTEN
                                                                  -------------
Effective Gross Income .....................................      $ 25,328,926
Total Expenses .............................................      $    253,289
Net Operating Income (NOI) .................................      $ 25,075,637
Cash Flow (CF) .............................................      $ 23,042,764
DSCR on NOI ................................................             2.29x
DSCR on CF .................................................             2.10x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                             TENANT INFORMATION (1) -- CROSSED ROLL UP
------------------------------------------------------------------------------------------------------------------------------------
                                                                    TOTAL      % OF                              %
                                                   RATINGS         TENANT     TOTAL     RENT    POTENTIAL    POTENTIAL     LEASE
TOP TENANTS                                   FITCH/MOODY'S/S&P      SF         SF      PSF        RENT        RENT      EXPIRATION
-----------                                   -----------------   ---------   ------   ------   ----------   ---------   ----------

Pearson Education, Inc. ..................     BBB+/Baa1/BBB+     1,091,435    24.7%   $ 3.20   $3,492,265     13.6%     10/31/2016
Deluxe Video Services, Inc.(2) ...........        NR/NR/BB-         712,000    16.1    $ 5.03    3,581,360     13.9      12/31/2021
Dopaco, Inc ..............................        NR/Ba3/BB         309,900     7.0    $ 3.54    1,097,976      4.3      12/31/2015
Electronic Data Systems Corp.(3) .........      BBB-/Ba1/BBB-       240,426     5.4    $ 6.88    1,654,813      6.4      08/31/2008
                                                                  ---------    ----             ----------     ----
TOTAL ....................................                        2,353,761    53.2%            $9,826,414     38.2%
------------------------------------------------------------------------------------------------------------------------------------

(1)   Information obtained from underwritten rent roll except for Ratings
      (Fitch/Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease.
      Calculations with respect to Rent PSF, Potential Rent and % of Potential
      Rent include base rent only and exclude common area maintenance and reimbursements.

(2)   Deluxe Video Services Inc.'s space is currently vacant, however, the tenant continues to pay rent pursuant to the terms of the lease.

(3)   Electronic Data Systems Corp. has two separate leases with different lease expiration dates. 113,526 square feet expire on August 31, 2008 with the remaining 126,900 expiring December 31, 2009. The 113,526 square feet at
      EDS(1) is currently vacant, however, the tenant continues to pay rent pursuant to the terms of the lease.

------------------------------------------------------------------------------------------------------------------
                                  LEASE ROLLOVER SCHEDULE(1) -- CROSSED ROLL UP
------------------------------------------------------------------------------------------------------------------
                        # OF LEASES      EXPIRING      % OF TOTAL     CUMULATIVE     CUMULATIVE %      BASE RENT
YEAR OF EXPIRATION        EXPIRING          SF             SF          TOTAL SF       OF TOTAL SF      EXPIRING
-------------------    -------------   ------------   ------------   ------------   --------------    -----------

2007 ..............          2             30,000          0.7%          30,000          0.7%         $  270,000
2008 ..............          1            113,526          2.6          143,526          3.2%         $1,211,932
2009 ..............          3            220,934          5.0          364,460          8.2%         $2,055,263
2010 ..............          3            226,555          5.1          591,015         13.4%         $3,175,327
2012 ..............          3            220,825          5.0          811,840         18.3%         $1,428,478
2014 ..............          2            201,818          4.6        1,013,658         22.9%         $  976,602
2015 ..............          2            351,900          8.0        1,365,558         30.9%         $1,530,671
2016 ..............          2          1,101,435         24.9        2,466,993         55.8%         $3,589,765
2017 ..............          1            202,000          4.6        2,668,993         60.3%         $1,418,248
2018 ..............          1             43,450          1.0        2,712,443         61.3%         $  194,222
2021 ..............          3            971,000         21.9        3,683,443         83.2%         $6,029,701
2022 ..............          4            688,616         15.6        4,372,059         98.8%         $3,072,860
2023 ..............          1             52,990          1.2        4,425,049        100.0%         $  761,578
                         ---------     ------------     --------
TOTAL .............         28          4,425,049        100.0%
------------------------------------------------------------------------------------------------------------------

(1)   Information obtained from underwritten rent roll.

                                      C-19

--------------------------------------------------------------------------------
                      INLAND -- BRADLEY CROSSED PORTFOLIO
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                        PROPERTY INFORMATION
------------------------------------------------------------------------------------------------------------------------------------
                                                                              NET
                                                          YEAR BUILT/YEAR  RENTABLE     APPRAISED      FEE/
PROPERTY NAME                 POOL     LOCATION              RENOVATED       AREA         VALUE      LEASEHOLD        TENANTS
---------------------------   ------   -----------------  ---------------  ---------   ------------  ---------  --------------------

Millennium Inorganic                                                                                            Millennium Inorganic
   Chemicals Building         Pool A   Glen Burnie, MD       1984/1998       120,000   $ 26,100,000     Fee     Chemicals, Inc.
Hartford Fire                                                                                                   Hartford Fire
   Insurance Co               Pool A   Santee, CA            2003/NAP         77,000     16,750,000  Leasehold  Insurance Company
OCE-USA Inc                   Pool A   Itasca, IL            1975/2001       202,000     20,100,000     Fee     OCE-USA, Inc.
Kelsey-Seybold Office                                                                                           Kelsey Seybold
   Building                   Pool A   Houston, TX           1993/NAP        119,527     16,100,000     Fee     Clinic
                                                                                                                Electronic Data
EDS (1)                       Pool A   Greensboro, NC        1988/NAP        113,526     12,100,000     Fee     Systems Corp.
Dopaco, Inc.                  Pool A   St. Charles, IL       1970/1990       309,900     14,600,000     Fee     Dopaco, Inc
Pur-Flo MCP                   Pool A   Kenosha, WI           1997/NAP        175,052     13,500,000     Fee     Pur-FLO MCP, Inc.
AMK Holdings (1)              Pool A   Hartland, WI          2000/NAP        134,210     11,400,000     Fee     AMK Holdings Ltd.
                                                                                                                Eastwynn Theaters,
Eastwynn Theaters             Pool A   Athens, GA            1999/NAP         52,990     10,800,000     Fee     Inc.
FMC Corp                      Pool A   Mechanicsburg, PA     1996/NAP        178,600      8,000,000     Fee     FMC Corp
Metals USA                    Pool A   Horicon, WI           1995/NAP        139,000      7,800,000     Fee     Metals USA, Inc.
                                                                                                                BRK Brands First
BRK Brands First Alert        Pool A   Aurora, IL            1995/NAP         60,028      8,300,000     Fee     Alert; Powermate
                                                                                                                Electronic Data
EDS (2)                       Pool A   Clarion, IA           1997/NAP        126,900      5,250,000     Fee     Systems Corp.
                                       Glendale
TSA Stores                    Pool A   Heights, IL           1993/NAP         42,000      6,000,000     Fee     TSA Stores, Inc.
                                                                                                                Caleb Brett USA,
Caleb Brett Lab Facility      Pool A   Deer Park, TX         1999/NAP         23,218      6,000,000     Fee     Inc.
AMK Holdings (2)              Pool A   Waukesha, WI          1967/1991        43,450      2,500,000     Fee     AMK Holdings Ltd.
Ulta 3 Cosmetics Savings               Glendale                                                                 ULTA Cosmetics &
   Store                      Pool A   Heights, IL           1987/NAP          8,820      1,930,000     Fee     Salon
Hollywood Entertainment                Virginia Beach,                                                          Hollywood
   Corp                       Pool A   VA                    1997/NAP          7,488      1,900,000     Fee     Entertainment Corp.
                                       Glendale
Discovery Clothing            Pool A   Heights, IL           1987/NAP         10,000      1,860,000     Fee     Cardinal Fitness
                                                                                                                Pearson Education,
Mount Zion Industrial         Pool B   Lebanon, IN           1997/NAP      1,091,435     49,300,000     Fee     Inc.
                                       North Little                                                             Deluxe Video
Deluxe Video Service          Pool B   Rock, AR              1995/NAP        712,000     45,650,000     Fee     Services, Inc.
                                                                                                                Proquest Business
Proquest Business Solutions   Pool B   Richfield, OH         1997/NAP         85,214     17,100,000     Fee     Solutions, Inc.
Lamons Manufacturing                                                                                            Lamons Metal
   Facility                   Pool B   Houston, TX           1999/NAP        223,599     14,000,000     Fee     Gasket Company
                                                                                                                Trimas Fasteners
Entegra Fasteners             Pool B   Wood Dale, IL         1988/NAP        137,607     10,400,000     Fee     Corp.
                                                                                                                Cequent Trailer
Fulton Performance Products   Pool B   Mosinee, WI           1992/NAP        193,200      9,200,000     Fee     Products, Inc.
                                                                                                                OfficeMax Contract,
OfficeMax Contract Inc        Pool B   Ottawa, IL            1992/NAP         38,285      2,800,000     Fee     Inc.
                                                                           ---------   ------------
TOTAL                                                                      4,425,049   $339,440,000
------------------------------------------------------------------------------------------------------------------------------------

                                      C-20

--------------------------------------------------------------------------------
                       INLAND -- BRADLEY CROSSED PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------

The four largest tenants, representing 53.2% of the total net rentable square feet, are:

o     PEARSON EDUCATION, INC. ("Pearson Plc", NYSE: "PSO") (rated "BBB+" by
      Fitch, "Baa1" by Moody's and "BBB+" by S&P) leases 1,091,435 square feet of industrial space (24.7% of square feet, 13.6% of income) located in
      Lebanon, Indiana under a 20-year lease expiring on October 31, 2016. The current rental rate per square foot of $3.20 increases to $3.36 on January
      1, 2008, $3.55 on November 1, 2011 and $3.72 on January 1, 2013. There is
      one five-year option to renew the lease with the rental rate per square foot determined at 95% of the then fair market rent. Pearson Education is a global leader in educational publishing, providing scientifically research-based print and digital programs to help students learn at their own pace, in their own way. Pearson Education, Inc. offers a comprehensive range of educational programs, in all subjects, for every age and level of student and on into professional life. Brand names include Pearson
      Prentice Hall, Pearson Longman, Pearson Scott Foresman, Pearson Learning
      Group, Pearson Digital Learning, Pearson Educational Measurement, Pearson
      AGS Globe, Pearson Achievement Solutions and Pearson Addison-Wesley.
      Pearson Education, Inc. is part of Pearson Plc, an international media company. In addition to Pearson Education, Pearson Plc's operations include the Financial Times Group and the Penguin Group. Pearson Plc is
      headquartered in London and employs approximately 32,200 people. As of the fiscal year ended December 31, 2005, Pearson Plc reported revenue of approximately $7.0 billion, net income of $707.2 million and stockholder equity of $6.6 billion.

o     DELUXE VIDEO SERVICES, INC. ("The Rank Group Plc", Other OTC: "RANKF.PK")
      (not rated by Fitch, not rated by Moody's and "BB-" by S&P) leases 712,000 square feet of industrial space (16.1% of square feet, 13.9% of income)
      located in North Little Rock, Arkansas under a 20-year lease expiring on
      December 31, 2021. Deluxe Video Services Inc.'s space is currently vacant, however, the tenant continues to pay rent pursuant to the terms of the lease. The current rental rate per square foot of $5.03 increases annually by approximately 2.0%. There are two ten-year options to renew the lease with the rental rate per square foot increasing annually by approximately
      0.75%. Deluxe Video Services engages in VHS duplication, CD/DVD replication and distribution of video services. The lease is guaranteed by
      The Rank Group Plc, a leading European gaming business based in the United
      Kingdom and listed on the London Stock Exchange ("RNK"). The Rank Group
      Plc's principal activities are the operation of bingo clubs and casinos in the United Kingdom with complementary on-line gaming and bookmaking services. Businesses include Mecca Bingo, Top Rank Espana, Grosvenor
      Casinos and Blue Square. The Rank Group Plc employs approximately 16,000 people in 150 gaming operations. As of the fiscal year ended December 31,
      2005, The Rank Group Plc reported revenue of approximately EUR $810.3 million, net income of EUR $49.0 million and stockholder equity of EUR
      $168.1 million.

o     DOPACO, INC. ("Cascades, Inc.") (not rated by Fitch, "Ba3" by Moody's and
      "BB" by S&P) leases 309,900 square feet of industrial space (7.0% of square feet, 4.3% of income) located in St. Charles, Illinois under a
      12-year lease expiring on December 31, 2015. The current rental rate per square foot of $3.54 increases to $3.91 on January 1, 2009 and $4.32 on
      January 1, 2014. There is one five-year option to renew the lease with the rental rate per square foot increasing to $4.49 during the first lease renewal year, then annually thereafter by approximately 2.0%. Dopaco, Inc.
      provides food service packaging products to clients worldwide. Products include folding cartons for meals, nested cartons for french fries, trays for hot dogs/subs, clamshells for pizza slices, cups and lids for both hot and cold drinks, and paper plates and bowls. Clients include McDonald's,
      Burger King and Hardee's. Dopaco, Inc. is owned by Cascades, Inc.
      Cascades, Inc. employs approximately 15,600 people in 140 locations. As of the fiscal year ended December 31, 2005, Cascades, Inc. reported revenue of approximately CAN $3.5 billion, net income of CAN $251.0 million and stockholder equity of CAN $897.0 million.

o     ELECTRONIC DATA SYSTEMS CORP. (NYSE: "EDS") (rated "BBB-" by Fitch, "Ba1"
      by Moody's and "BBB-" by S&P) leases a total of 240,426 square feet (5.4%
      of square feet, 6.4% of income) under two leases, of which one for 126,900 square feet of industrial space located in Clarion, Iowa is a 12-year lease expiring on December 31, 2009 and one for 113,526 square feet of office space located in Greensboro, North Carolina is a five-year lease renewal expiring on August 31, 2008. The 113,526 square feet is currently vacant, however, the tenant continues to pay rent pursuant to the terms of the lease. The current rental rate per square foot of $3.49 for the industrial space increases to $3.59 on January 1, 2008 and $3.69 on
      January 1, 2009. There are two five-year options to renew the lease with the rental rate per square foot increasing by the greater of 50% of the
      CPI increase or 3%. The rental rate per square foot of $10.68 for the office space is constant during the remaining lease renewal period. There are three five-year options remaining to renew the lease for the office space with the rental rate per square foot increasing by CPI. Electronic
      Data Systems Corp. provides information technology and business process outsourcing services worldwide. Electronic Data Systems Corp. offers infrastructure services, such as hosting, workplace, storage, security and privacy and communications services, applications services that helps organizations plan, develop, integrate, and manage custom applications, packaged software, and services, such as applications development services, application management services, integrated applications services, industry-specific application solutions and business process outsourcing services. Electronic Data Systems Corp. serves manufacturing, financial services, healthcare, communications, energy, transportation, and consumer and retail industries, as well as the governments. Electronic
      Data Systems Corp. employs approximately 117,000 people. As of the fiscal year ended December 31, 2005, Electronic Data Systems Corp. reported revenue of approximately $19.8 billion, net income of $150.0 million and stockholder equity of $7.5 billion.

                                      C-21

--------------------------------------------------------------------------------
                       INLAND -- BRADLEY CROSSED PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

THE LOAN:

o     Inland-Bradley Crossed Portfolio consists of two cross-collateralized, cross-defaulted mortgage loans totaling $184.8 million. Each of the mortgage loans representing the Inland-Bradley Crossed Portfolio is a ten-year loan, is interest-only for its entire loan term and matures on
      January 1, 2017. The mortgage loans representing the Inland-Bradley
      Crossed Portfolio are secured by first mortgages on 26 mixed-use, single tenant (except, in the case of one such property, that has two tenants)
      net leased properties. The Inland-Bradley Portfolio Pool A Mortgage Loan
      of $104.8 million accrues interest at an annual rate of 5.948%. The
      Inland-Bradley Portfolio Pool B Mortgage Loan of $80.0 million accrues interest at an annual rate, rounded to three decimal places, of 5.905%.
      The Inland-Bradley Crossed Portfolio accrues interest at an annual rate, rounded to three decimal places, of 5.929%.

THE BORROWER:

o     The Inland-Bradley Portfolio Pool A Borrowers are MB BP Portfolio, L.L.C.,
      a Delaware limited liability company, MB Texas BP Portfolio Limited
      Partnership, an Illinois limited partnership, MB Maryland BP Portfolio
      Acquisitions, L.L.C., a Delaware limited liability company, MB
      Pennsylvania BP Portfolio DST, a Delaware statutory trust, and MB Maryland
      BP Portfolio, L.L.C., a Delaware limited liability company, as Guarantor, all of which are single purpose bankruptcy remote entities with at least one independent director for which the Inland-Bradley Portfolio Pool A
      Borrowers' legal counsel has delivered a non-consolidation opinion, individually and collectively, jointly and severally, the Inland-Bradley
      Portfolio Pool A Borrower. Equity ownership of all borrowers is eventually held 100% by Minto Builders (Florida), Inc., a Florida corporation, as the borrower principal.

o     The Inland-Bradley Portfolio Pool B Borrowers are MB BP Portfolio, L.L.C.,
      a Delaware limited liability company, and MB Texas BP Portfolio Limited
      Partnership, an Illinois limited partnership, both of which are single purpose bankruptcy remote entities with at least one independent director for which the Inland-Bradley Portfolio Pool B Borrowers' legal counsel has delivered a non-consolidation opinion, individually and collectively, jointly and severally, the Inland-Bradley Portfolio Pool B Borrower.
      Equity ownership of both borrowers is eventually held 100% by Minto
      Builders (Florida), Inc., a Florida corporation, as the borrower principal.

o     The Inland Real Estate Group of Companies is comprised of independent real estate investment and financial companies doing business nationwide. With
      35 years of experience specializing in investment, property management, commercial real estate brokerage, land development, acquisition and mortgage lending, the Inland Real Estate Group of Companies is one of the
      nation's largest privately held real estate companies. Inland is a self-administered real estate investment trust based in Oak Brook
      (Chicago), Illinois. Inland Real Estate Group of Companies owns, acquires and manages mostly neighborhood and community retail centers. Inland is the fifth largest shopping center owner and property management company in the United States. The Inland Real Estate Group of Companies retail portfolio consists of approximately 130 million square feet located in 41 states. Inland Real Estate Group of Companies employs approximately 1,000 people. As of January 23, 2007, Inland Real Estate Group of Companies owns approximately 98.0% of Minto Builders (Florida), Inc., a joint venture between Minto (Delaware), LLC and Inland Real Estate Group of Companies.
      As of January 1, 2007, the joint venture between Minto (Delaware), LLC and
      Inland Real Estate Group of Companies had closed on the acquisition of 78 properties, including 52 retail, 12 office, 13 industrial and one multifamily property for a total of 12.1 million square feet.

THE PROPERTY:

o     The Inland-Bradley Crossed Portfolio Mortgaged Properties consist of a portfolio of 26 mixed-use, net leased properties, of which five are office buildings containing a total of 455,295 square feet (10.3%), 16 are industrial buildings containing a total of 3,848,456 square feet (87.0%)
      and five are retail buildings containing a total of 121,298 square feet
      (2.7%). The 26 properties are located in 23 cities and 13 states, contain a total of 4,425,049 square feet and are situated on a total of 398.19 acres. One property (Santee, CA, 8.23 acres) is located on a ground lease.
      The largest concentrations by state are Indiana with one property of
      1,091,435 square feet (24.7%), Illinois with eight properties totaling
      808,640 square feet (18.3%), Arkansas with one property of 712,000 square feet (16.1%) and Wisconsin with five properties totaling 684,912 square feet (15.5%). The Inland-Bradley Crossed Portfolio Mortgaged Properties
      were built from 1967 to 2003. Tenants in the portfolio include Hartford
      Insurance, Carmike Cinemas, Electronic Data Systems Corp. (two locations),
      Sunbeam, Ford Motor Credit, ITT, OfficeMax, Deluxe Video Services, Inc.
      and Pearson Education, Inc., among others.

o     The Inland-Bradley Crossed Portfolio Borrowers are generally required at their sole cost and expense to keep the Inland-Bradley Portfolio Pool A and Pool B Mortgaged Properties insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

                                      C-22

--------------------------------------------------------------------------------
                       INLAND -- BRADLEY CROSSED PORTFOLIO
--------------------------------------------------------------------------------

PROPERTY MANAGEMENT:

o     Inland American Management, LLC (Office, Industrial and Retail divisions, collectively Inland) manages the Inland-Bradley Crossed Portfolio Mortgage
      Properties.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o     None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o     Not Allowed.

COLLATERAL RELEASE:

o     At any time after the expiration of the related lockout period (December
      1, 2008 for the Inland-Bradley Portfolio Pool A Mortgage Loan and January
      1, 2009 for the Inland-Bradley Portfolio Pool B Mortgage Loan) and in
      connection with a partial prepayment of the Inland-Bradley Portfolio Loan in connection with a sale of some or all of the portions of the
      Inland-Bradley Portfolio Mortgaged Property (each, an "Individual
      Property") to an unaffiliated third party, the Inland-Bradley Portfolio
      Borrower may obtain the release of such Individual Property or Individual
      Properties, subject to the satisfaction of certain conditions, including, but not limited to: (i) no event of default exists; (ii) payment of 110%
      of the "Allocated Amount" (as defined in the related loan agreement)
      related to such Individual Property or Individual Properties to be released; (iii) payment of the related "Prepayment Premium" (as defined in the related loan agreement); and (iv) the debt service coverage ratio after giving effect to the release must be not less than (a) the debt service coverage ratio immediately preceding the release of such portion of the Inland-Bradley Portfolio Mortgaged Property and (b) the debt service coverage ratio that existed on the closing date of the related
      Mortgage Loan (provided, however, if the debt service coverage ratio tests are not met through the payment of 110% of the Allocated Amount, then payment of a percentage in excess of 110% of the Allocated Amount for such
      Individual Property will also satisfy such debt service coverage ratio requirement).

                                      C-23

--------------------------------------------------------------------------------
                              HIRSCHFELD PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                        Bank of America

LOAN PURPOSE:                       Acquisition

ORIGINAL PRINCIPAL BALANCE:         $167,000,000

FIRST PAYMENT DATE:                 February 1, 2007

TERM/AMORTIZATION:                  72/0 months

INTEREST ONLY PERIOD:               72 months

MATURITY DATE:                      January 1, 2013

EXPECTED MATURITY BALANCE:          $167,000,000

BORROWING ENTITY:                   Magazine Portfolio Holdings, L.L.C.

INTEREST CALCULATION:               Actual/360

CALL PROTECTION:                    Lockout/Defeasance: 63 payments
                                    Open: 9 payments

FUTURE MEZZANINE DEBT:              Yes

UP-FRONT RESERVES:
  TAX RESERVE:                      Yes
  IMMEDIATE REPAIR                  $8,905,519
     RESERVE:

ONGOING MONTHLY RESERVES:
  TAX RESERVE:                      Yes
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:               $167,000,000

CUT-OFF DATE LTV:                   78.4%

MATURITY DATE LTV:                  78.4%

UNDERWRITTEN DSCR:                  1.25x

MORTGAGE RATE:                      5.699%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                      Multifamily

PROPERTY SUB-TYPE:                  Garden

LOCATION:                           Various (see table)

YEAR BUILT/RENOVATED:               Various (see table)

UNITS:                              1,841

CUT-OFF BALANCE PER UNIT:           $90,712

OCCUPANCY AS OF 11/12/2006(1):      86.8% (see table)

OWNERSHIP INTEREST:                 Fee

PROPERTY MANAGEMENT:                Hirschfeld Management, Inc.

UNDERWRITTEN NET CASH FLOW:         $12,076,453

APPRAISED VALUE:                    $213,000,000
--------------------------------------------------------------------------------

(1)   Rent Rolls range from November 12, 2006 to November 15, 2006.

------------------------------------------------------------------------------------------------------------------------------------
                                                        PROPERTY INFORMATION
------------------------------------------------------------------------------------------------------------------------------------
                                                        YEAR                                                   NET
                                                     BUILT/YEAR                     OCCUPANCY               RENTABLE      APPRAISED
PROPERTY NAME                         LOCATION        RENOVATED   OCCUPANCY %         DATE          UNITS     AREA          VALUE
--------------------------------  ----------------   ----------   -----------   -----------------   -----   ---------   ------------

Eagles Walk at White Marsh .....  Rosedale, MD       1973/2006       81.9%      November 12, 2006     692     532,264   $ 73,700,000
Steeplechase ...................  Cockeysville, MD   1970/2003       89.4%      November 14, 2006     540     502,878     64,700,000
Tall Oaks ......................  Laurel, MD         1966/1992       88.7%      November 15, 2006     352     368,224     54,400,000
Ridge View .....................  Rosedale, MD       1973/1992       91.8%      November 15, 2006     257     217,849     20,200,000
                                                                    -------                         -----   ---------   ------------
TOTAL/WTD. AVG .................                                     86.8%                          1,841   1,621,215   $213,000,000
------------------------------------------------------------------------------------------------------------------------------------

                                      C-24

--------------------------------------------------------------------------------
                              HIRSCHFELD PORTFOLIO
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                      FINANCIAL INFORMATION
-------------------------------------------------------------------------------------------------
                                                                     TRAILING 12
                                        FULL YEAR       FULL YEAR       MONTHS
                                       (12/31/2004)   (12/31/2005)   (08/31/2006)   UNDERWRITTEN
                                       ------------   ------------   ------------   -------------

Effective Gross Income .............   $ 15,570,511   $ 16,254,135   $ 15,864,278   $ 19,879,396
Total Expenses .....................   $  5,742,693   $  6,719,919   $  7,394,357   $  7,342,693
Net Operating Income (NOI) .........   $  9,827,818   $  9,534,216   $  8,469,921   $ 12,536,703
Cash Flow (CF) .....................   $  9,827,818   $  9,534,216   $  8,469,921   $ 12,076,453
DSCR on NOI ........................          1.02x          0.99x          0.88x          1.30x
DSCR on CF .........................          1.02x          0.99x          0.88x          1.25x
-------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              OPERATIONAL STATISTICS -- EAGLES WALK AT WHITE MARSH
--------------------------------------------------------------------------------
                                                        1 BEDROOM    2 BEDROOM
                                                        ---------    ---------
Number of Units ...................................         342         350
Average Rent ......................................        $743        $862
Average Unit Size (SF) ............................         683         853
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     OPERATIONAL STATISTICS -- STEEPLECHASE
--------------------------------------------------------------------------------
                                                        1 BEDROOM    2 BEDROOM
                                                        ---------    ---------
Number of Units ...................................         269          271
Average Rent ......................................        $885         $999
Average Unit Size (SF) ............................         805        1,057
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       OPERATIONAL STATISTICS -- TALL OAKS
--------------------------------------------------------------------------------
                                           1 BEDROOM    2 BEDROOM    3 BEDROOM
                                           ---------    ---------    ---------
Number of Units ........................      117           166           69
Average Rent ...........................     $885        $1,097       $1,371
Average Unit Size (SF) .................      844         1,110        1,234
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      OPERATIONAL STATISTICS -- RIDGE VIEW
--------------------------------------------------------------------------------
                                                        1 BEDROOM    2 BEDROOM
                                                        ---------    ---------
Number of Units ...................................         128          129
Average Rent ......................................        $702         $808
Average Unit Size (SF) ............................         724          970
--------------------------------------------------------------------------------

                                      C-25

--------------------------------------------------------------------------------
                              HIRSCHFELD PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

THE LOAN:

o     Hirschfeld Portfolio Mortgage Loan is a $167.0 million, six-year fixed rate loan secured by a first mortgage on four multifamily complexes located in the Baltimore/Washington, D.C. area. Hirschfeld Portfolio
      Mortgage Loan is interest only for the entire loan term, matures on
      January 1, 2013 and accrues interest at an annual rate of 5.699%.

THE BORROWER:

o     The Hirschfeld Portfolio Borrower is Magazine Portfolio Holdings, L.L.C.,
      a Delaware limited liability company, is a single purpose, bankruptcy remote entity with at least two independent directors. Equity ownership, through various different levels of ownership, is held by Star/Hirsch
      Portfolio L.L.C., a Delaware limited liability company, with ultimate ownership held by Starwood Capital Group, LLC (95.0%) and Hirschfeld
      Properties (5.0%).

o     Starwood Capital Group Global, LLC is a real estate investment company specializing in commercial and residential land development, multifamily units, hotels, offices, retail locations, mixed use and industrial facilities, health clubs, golf courses and mezzanine debt. Based in
      Greenwich, Connecticut, Starwood has completed over 300 transactions representing assets in excess of $15.9 billion. Public companies created by Starwood Capital Group Global, LLC have gone on to acquire an additional $20 billion in assets. Starwood Capital Group, LLC is controlled by Starwood Capital Group, LLC, which has investments in more than 22 million square feet of office and retail space, 950 hotels, 1,450 senior housing units, 3.3 million square feet of industrial space, 20,000 acres of residential land, and 260 golf courses. Starwood Capital Group,
      LLC has investments in the United States, Europe, Japan and Thailand.
      Subsidiary Starwood Energy Group Global invests in energy infrastructure.

THE PROPERTIES:

o     The Hirschfeld Portfolio Mortgaged Properties consist of a fee simple interest in four multifamily complexes consisting of 87 three-story buildings containing 1,621,215 net rentable square feet and are situated on 107.76 acres located in the Baltimore/Washington, D.C. area. The portfolio unit mix consists of 856 one bedroom units, 916 two bedroom units and 69 three bedroom units.

      Eagles Walk at White Marsh -- Eagles Walk Apartment complex consists of 22 three-story buildings, constructed in 1973 and renovated in 2006, containing 692 units with 532,264 square feet situated on 46.94 acres. The apartment unit mix consists of 342 one bedroom/one bath units and 350 two bedroom/one bath units. Unit amenities include modern kitchens with oak cabinets, gas range/oven with built-in microwave, dishwasher, garbage disposal, refrigerator, separate dining area, ceiling fans, walk-in closets, cultured marble tub surround, a new bathroom with ceramic tile floor and a private patio/balcony. Eagles Walk Apartment complex amenities include a recently renovated clubhouse, new swimming pool, fitness center, community room and a children's playground. Over the last two years, 486 units have been renovated with new kitchens and baths, plumbing, walls and ceilings, balconies, windows and sliding doors.

      Eagles Walk Apartment complex is located in the Baltimore metropolitan statistical area and the Dundalk/Essex/Rosedale submarket which has 16,812 units. The 2004 estimated population within a one-, three- and five-mile radius is 6,417, 119,840 and 322,197 and is projected to increase to
      6,591, 123,231 and 327,378 by 2009. The estimated average household income within the same radii is $57,837, $58,823 and $55,066. The Eagles Walk
      Apartment complex neighborhood is located just north of the I-95/I-695 interchange, approximately seven miles east of the Baltimore central business district. The neighborhood is a mix of commercial, industrial and residential developments.

                                      C-26

--------------------------------------------------------------------------------
                             HIRSCHFELD PORTFOLIO
--------------------------------------------------------------------------------

      Steeplechase -- The Steeplechase Apartment complex consists of 17 three-story buildings constructed in 1970 and renovated in 2003, containing 540 units with 502,878 square feet situated on 32.08 acres located in Cockeysville, Maryland. The apartment unit mix consists of 269 one bedroom/one bath units and 271 two bedroom/one bath units. Unit amenities include a modern kitchen with a gas range/oven, refrigerator with icemaker, separate dining area, walk-in closets and private patio/balcony. The Steeplechase amenities include a resident clubhouse with community room, swimming pool with sundeck, 24-hour state-of-the-art fitness center and executive resident business center.

      Steeplechase Apartment complex is located in the Baltimore metropolitan statistical area and the Towson/Timonium/Hunt Valley submarket which has
      12,560 units. The 2005 estimated population within a one-, three- and five-mile radius is 13,917, 47,265 and 92,207 and is projected to increase to 14,250, 49,664 and 97,042 by 2010. The estimated average household income within the same radii is $54,698, $89,596 and $99,889. The
      Steeplechase Apartment complex neighborhood is located 12 miles north of the Baltimore central business district and four miles north of the
      Baltimore Beltway (I-495). The neighborhood is a mix of commercial and residential developments.

      Tall Oaks -- Tall Oaks Apartment complex consists of 27 three-story buildings constructed in 1966 and renovated in 1992, containing 352 units with 368,224 square feet situated on 14.84 acres. The unit mix consists of
      117 one bedroom/one bath units, 166 two bedroom/one and a half bath units and 69 three bedroom/two bath units. Unit amenities include modern kitchen with range/oven, refrigerator, separate dinning area and private patio/balcony. Tall Oaks Apartment complex amenities include an
      Olympic-size swimming pool, a children's playground and a professional on-site daycare center.

      Tall Oaks Apartment complex is located in the Baltimore metropolitan statistical area, the Annapolis/Crofton submarket which has 4,779 units.
      The 2005 estimated population within a one-, three- and five-mile radius is 10,329, 70,101 and 127,792 and is projected to increase to 11,290,
      74,668 and 136,276 by 2010. The estimated average household income within the same radii is $80,972, $70,003 and $76,126. The Tall Oaks Apartment
      complex neighborhood is located on Laurel Bowie Road between the
      Baltimore-Washington Parkway and I-95, approximately midway between the two cities. The neighborhood is a mix of commercial and residential development. Tall Oaks is located approximately 3 miles west of Ft. Meade
      Military Base which is also home to the National Security Agency which currently employ approximately 130,000 employees.

      Ridge View -- Ridge View Apartment complex consists of 21 three-story buildings constructed in 1973 and renovated in 1992, containing 257 units with 217,849 square feet situated on 13.71 acres. The unit mix consists of
      128 one bedroom/one bath units and 129 two bedroom/one bath units. Unit amenities include choice of gas or electric range/oven with built-in microwave, refrigerator, dishwasher, a garbage disposal, separate dining area, ceiling fan, walk-in closets and private patio/balcony. Ridge View
      Apartment complex amenities include a clubhouse with community room and a children's playground.

      Ridge View Apartment complex is located in the Baltimore metropolitan statistical area and the Dundalk/Essex/Rosedale submarket which has 16,812 units. According to a Claritas study, the 2004 estimated population within a one-, three- and five-mile radius is 7,488, 100,225 and 298,402 and is projected to increase to 7,781, 102,322 and 303,119 by 2009. The estimated average household income within the same radii is $54,629, $55,159 and
      $54,229. The Ridge View Apartment complex is located just north of the
      I-95/I-695 interchange, approximately seven miles east of the Baltimore central business district. The neighborhood is a mix of commercial, industrial and residential developments.

o     The Hirschfeld Portfolio Borrower is generally required at its sole cost and expense to keep the Hirschfeld Portfolio Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

PROPERTY MANAGEMENT:

o     Hirschfeld Management, Inc. manages the Hirschfeld Portfolio Mortgaged
      Properties. Hirschfeld Management, Inc. provides professional property management for the properties developed, acquired and owned by Hirschfeld
      Properties. Hirschfeld Management, Inc. provides leasing personnel for the various projects developed by the firm. The firm uses internet based IT systems to better serve their tenant's needs and provide quality service in all facets of property management and leasing. Hirschfeld Management,
      Inc. has been in business for 40 years.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o     None.

                                      C-27

--------------------------------------------------------------------------------
                              HIRSCHFELD PORTFOLIO
--------------------------------------------------------------------------------

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o     The Hirschfeld Portfolio Borrower is permitted to incur, on a one-time basis, mezzanine financing upon the satisfaction of the following terms and conditions, including without limitation: (a) no event of default has occurred and is continuing; (b) a permitted mezzanine lender originates such mezzanine financing; (c) the mezzanine lender will have executed an intercreditor agreement in form and substance reasonably acceptable to the mortgagee; (d) the amount of such mezzanine loan will not exceed an amount which, when added to the outstanding principal balance of the Hirschfeld
      Portfolio Mortgage Loan, results in a loan-to-value ratio no greater than
      80% and a debt service coverage ratio greater than or equal to 1.10x; and
      (e) the confirmation from the rating agencies that such mezzanine financing will not result in a downgrade, withdrawal or qualification of the ratings issued, or to be issued, in connection with a securitization involving the Hirschfeld Portfolio Mortgage Loan.

COLLATERAL RELEASE:

o     At any time 24 months after the closing date of the securitization and in connection with a partial defeasance of the Hirschfeld Portfolio Loan, the
      Hirschfeld Portfolio Borrower may obtain the release of some or all of the portions of the Hirschfeld Portfolio Mortgaged Property (each, an
      "Individual Property"), subject to the satisfaction of certain conditions, including, but not limited to: (i) no event of default exists; (ii)
      payment of 110% of the "Allocated Loan Amount" (as defined in the related loan agreement) related to such Individual Property or Individual
      Properties to be released; (iii) delivery of a pledge and security agreement in form and substance satisfactory to a prudent lender and defeasance collateral meeting the requirements of the related loan agreement; (iv) confirmation from the rating agencies that such a release will not result in a downgrade, withdrawal or qualification of the ratings issued, or to be issued, in connection with a securitization involving the
      Hirschfeld Portfolio Mortgage Loan; and (v) the debt service coverage ratio after giving effect to such release must be at least 1.25x and the loan-to-value ratio after giving effect to such release must not be greater than 80%.

                                      C-28

--------------------------------------------------------------------------------
                                 PACIFIC SHORES
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                        Bank of America

LOAN PURPOSE:                       Acquisition

ORIGINAL NOTE A-1 PRINCIPAL         $165,875,000
     BALANCE(1):

FIRST PAYMENT DATE:                 February 1, 2007

TERM/AMORTIZATION:                  60/0 months

INTEREST ONLY PERIOD:               60 months

MATURITY DATE:                      January 1, 2012

EXPECTED NOTE A-1 MATURITY          $165,875,000
     BALANCE(1):

BORROWING ENTITY:                   VII Pac Shores Investors,
                                    L.L.C.

INTEREST CALCULATION:               Actual/360

CALL PROTECTION:                    Lockout: 24 payments
                                    GRTR 1% PPMT or
                                    Yield Maintenance:
                                    29 payments
                                    Open: 7 payments

PARI PASSU DEBT:                    Note A-2 $165,875,000

EXISTING MEZZANINE DEBT:            $150,800,000

UP-FRONT RESERVES:

  TAX RESERVE:                      Yes
  TI/LC RESERVE:                    $466,115
  CHILDCARE FACILITY RESERVE:       $5,000,000

ONGOING MONTHLY RESERVES:

  TAX RESERVE:                      Yes
  TI/LC RESERVE:                    $102,027

LOCKBOX:                            Hard
--------------------------------------------------------------------------------

(1)   The $331,750,000 Pacific Shores Pari Passu Whole Loan has been split into two pari passu notes: the $165,875,000 Note A-1 (included in the Trust
      Fund) and the $165,875,000 Note A-2 (not included in the Trust Fund).

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
WHOLE LOAN CUT-OFF DATE BALANCE:    $331,750,000

NOTE A-1 CUT-OFF DATE BALANCE:      $165,875,000

NOTE A-2 CUT-OFF DATE BALANCE:      $165,875,000

CUT-OFF DATE LTV(1):                55.0%

MATURITY DATE LTV(1):               55.0%

UNDERWRITTEN DSCR(1):               1.65x

MORTGAGE RATE:                      5.477%
--------------------------------------------------------------------------------

(1)   Calculated based on the aggregate Cut-off Date principal balance of the
      Note A-1 (included in the Trust Fund) and the Note A-2 (not included in the Trust Fund).

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                      Office

PROPERTY SUB-TYPE:                  Suburban

LOCATION:                           Redwood City, California

YEAR BUILT/RENOVATED:               2002/NAP

NET RENTABLE SQUARE FEET:           1,224,326

CUT-OFF BALANCE PER SF(1):          $271

OCCUPANCY AS OF 12/01/2006(2):      65.8%

OWNERSHIP INTEREST:                 Fee

PROPERTY MANAGEMENT:                Cushman & Wakefield

UNDERWRITTEN NET CASH FLOW:         $30,389,145

APPRAISED VALUE:                    $603,400,000
--------------------------------------------------------------------------------

(1)   Calculated based on the aggregate Cut-off Date principal balance of the
      Note A-1 (included in the Trust Fund) and the Note A-2 (not included in the Trust Fund).

(2)   As of December 1, 2006, the Pacific Shores Mortgaged Property is 65.8%
      occupied and 77.3% leased. Eidos, Inc. has a lease for 62,118 square feet that begins on April 1, 2007.

                                      C-29

--------------------------------------------------------------------------------
                                 PACIFIC SHORES
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
                                                                 UNDERWRITTEN
                                                                 ------------
Effective Gross Income ....................................       $48,009,459
Total Expenses ............................................       $16,133,648
Net Operating Income (NOI) ................................       $31,875,811
Cash Flow (CF) ............................................       $30,389,145
DSCR on NOI ...............................................             1.73x
DSCR on CF ................................................             1.65x
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                      TENANT INFORMATION(1)
---------------------------------------------------------------------------------------------------------------------------------
                                          RATINGS          TOTAL       % OF       RENT      POTENTIAL    % POTENTIAL     LEASE
TOP TENANTS                          FITCH/MOODY'S/S&P   TENANT SF   TOTAL SF     PSF         RENT          RENT       EXPIRATION
----------------------------------   -----------------   ---------   --------   --------   -----------   -----------   ----------

Informatica Corp(2). .............       Not Rated        290,305     23.7%     $ 49.88    $14,481,233      32.3%      07/14/2013
Nuance Communications(3) .........        NR/NR/B         141,180     11.5      $ 60.57      8,551,555      19.1       07/31/2012
Dreamworks, LLC ..................       Not Rated        119,730      9.8      $ 28.50      3,412,052       7.6       07/31/2012
Eidos, Inc.(4) ...................       Not Rated         62,118      5.1      $ 21.00      1,304,478       2.9       03/31/2014
                                                         ---------   --------              -----------   -----------
TOTAL ............................                        613,333     50.1%                $27,749,318      61.9%
---------------------------------------------------------------------------------------------------------------------------------

(1)   Information obtained from underwritten rent roll except for Ratings
      (Fitch/Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease.
      Calculations with respect to Rent PSF, Potential Rent and % of Potential
      Rent include base rent only and exclude common area maintenance and reimbursements.

(2)   Information Informatica Corp. subleases 278,127 square feet to four tenants.

(3)   Nuance Communications subleases 74,199 square feet to two tenants.

(4)   The Eidos, Inc. lease for 62,118 square feet begins on April 1, 2007.

----------------------------------------------------------------------------------------------------
                                     LEASE ROLLOVER SCHEDULE(1)
----------------------------------------------------------------------------------------------------
                       # OF LEASES   EXPIRING      % OF     CUMULATIVE    CUMULATIVE      BASE RENT
YEAR OF EXPIRATION       EXPIRING       SF       TOTAL SF    TOTAL SF    % OF TOTAL SF    EXPIRING
--------------------   -----------   ---------   --------   ----------   -------------   -----------

2007 ...............        3           54,614      4.5%       54,614         4.5%       $ 1,204,421
2008 ...............        1           33,790      2.8        88,404         7.2%       $   527,124
2009 ...............        1           34,210      2.8       122,614        10.0%       $   829,250
2010 ...............        2           40,143      3.3       162,757        13.3%       $ 1,242,324
2011 ...............        5           75,883      6.2       238,640        19.5%       $ 1,411,692
2012 ...............        3          311,395     25.4       550,035        44.9%       $12,963,210
2013 ...............        2          290,305     23.7       840,340        68.6%       $14,481,233
2014 ...............        1           62,118      5.1       902,458        73.7%       $ 1,304,478
2015 ...............        1           44,928      3.7       947,386        77.4%       $   721,903
Vacant .............       --          276,940     22.6     1,224,326       100.0%       $         0
                          ----       ---------   --------
TOTAL ..............       19        1,224,326    100.0%
----------------------------------------------------------------------------------------------------

(1)   Information obtained from underwritten rent roll.

                                      C-30

--------------------------------------------------------------------------------
                                 PACIFIC SHORES
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------

The four largest tenants, representing 50.1% of the total net rentable square feet, are:

o     INFORMATICA CORP. (NASDAQ: "INFA") (not rated) occupies 290,305 square feet (23.7% of square feet, 32.3% of income) under two leases expiring
      July 14, 2013 with one 5-year renewal option with 12 months written notice at fair market rent with 3.5% annual rate increases. The current blended rental rate per square foot of $49.88 increases every year ranging from
      $1.44 per square foot to $2.04 per square foot at the end of the initial lease term. Informatica Corp. subleases 278,127 square feet to four tenants. One tenant, Openwave Systems Inc., leases 191,762 of the subleased space. Informatica Corp. engages in the development and marketing of enterprise data integration software and services.
      Informatica Corp.'s software offers a range of enterprise data integration initiatives, including data migration, data consolidation, data synchronization, data warehousing and the establishment of data hubs and data services. Informatica Corp. markets its software products and services in North America, Europe, Latin America, and Asia-Pacific
      markets. Its strategic partners include Accenture, IBM, Tata Consultancy
      Services, Mantas, Hewlett-Packard, Infosys, Sun Microsystems, Siebel
      Systems, Teradata, Northrop Grumman, Siebel Systems and i2 Technologies.
      Informatica Corp. was founded in 1993 and is headquartered in Redwood
      City, California. Informatica Corp. acquired Similarity Systems Limited in
      January 2006. As of the fiscal year ended December 31, 2005, Informatica
      Corp. reported revenue of approximately $215.2 million, net income of
      $33.8 million and stockholder equity of $222.7 million. Openwave Systems,
      Inc. (NASDAQ: "OPWV") (not rated) provides software software products and services for the communications and media industries worldwide. As of the fiscal year ended June 30, 2006, Informatica Corp. reported revenue of approximately $282.1 million, net income of $5.2 million, liquidity of
      $175.4 million and stockholder equity of $538.4 million.

o     NUANCE COMMUNICATIONS (NASDAQ: "NUAN") (not rated by Fitch, not rated by
      Moody's and rated "B" by S&P) occupies 141,180 square feet (11.5% of square feet, 19.1% of income under an 11-year lease expiring July 31, 2012 with one 5-year renewal option with 18 months written notice at fair market rates. The current rental rate per square foot is $60.57 with an annual compounded rate increase of 3.5%. Nuance Communications subleases
      74,199 square feet to two tenants. Nuance Communications provides speech and imaging solutions for businesses and consumers worldwide. Nuance
      Communications delivers speech solutions that use the human voice to interact with information systems and devices; and imaging solutions that converts and manages information as moved from paper formats to electronic systems. Nuance Communications speech technologies enable voice-activated services over a telephone, transform speech into written word, and permit the control of devices and applications by speaking. Nuance Communications was founded in 1992 as Visioneer, Inc. Nuance Communications changed its name to ScanSoft, Inc. in 1999 and to Nuance Communications, Inc. in
      October 2005. Nuance Communications is headquartered in Burlington,
      Massachusetts. As of the fiscal year ended September 30, 2006, Nuance
      Communications reported revenue of approximately $267.5 million, net loss of $22.9 million and stockholder equity of $576.6 million.

o     DREAMWORKS, LLC (NYSE: "DWA") (not rated) occupies 119,730 square feet
      (9.8% of square feet, 7.6% of income) under a 10-year lease expiring July
      31, 2012 with two 5-year renewal options at 95% of fair market rates with
      12 months written notice. The current rental rate per square foot is
      $28.50 with a rate increase alternating between $0.84 per square foot to
      $0.96 per square foot every other year, respectively. The tenant is responsible for all operating expenses and to provide the lessor a letter of credit in the amount of $1,000,000 issued by any money center bank with the paying office in the San Francisco or Los Angeles area. DreamWorks,
      LLC principally engages in developing and producing computer generated animated feature films in the United States. Dreamworks LLC has theatrically released a total of 12 animated feature films, including
      Antz, Shrek, Shrek 2, Shark Tale, Madagascar, Wallace & Gromit: The Curse
      of the Were-Rabbit and Over the Hedge. Dreamworks, LLC has strategic alliances with McDonald's Corporation, Kellogg Company, Hewlett-Packard
      and Advanced Micro Devices, Inc. Dreamworks, LLC was founded in 1985 and is headquartered in Glendale, California. As of the fiscal year ended
      December 31, 2005, Dreamworks, LLC reported revenue of $191.3 million, net income of $104.6 million, liquidity of 403.8 million and stockholder equity of $946.2 million.

o     EIDOS, INC. (not rated) will occupy 62,118 square feet (5.1% of square feet, 2.9% of income) beginning on April 1, 2007 under a 7-year lease expiring March 31, 2014. The lease provides for an initial rate of $21.00 per square foot. Eidos, Inc. develops interactive video and computer games such as the "Tomb Raider" series primarily for personal computers and Sony
      PlayStation 2, but also for Nintendo GameCube, Nokia's N-Gage, and
      Microsoft's Xbox. Other titles include "Hitman 2: Silent Assassin" and
      "TimeSplitters 2". Eidos, Inc. the "Tomb Raider" series has sold more than
      30 million games worldwide and has been the basis for two "Tomb Raider"
      movies. Eidos, Inc. is privately held by SCi Entertainment.

                                      C-31

--------------------------------------------------------------------------------
                                 PACIFIC SHORES
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

THE LOAN:

o     The Pacific Shores Pari Passu Whole Loan is a $331.75 million, five-year fixed rate loan secured by a first mortgage on eight multi-story office buildings containing 1,224,326 square feet located in Redwood City,
      California. The Pacific Shores Pari Passu Whole Loan is part of a split loan structure evidenced by two pari passu promissory notes referred to as the Pacific Shores Pari Passu Note A-1 (which is included in the trust fund and secures the Pacific Shores Pari Passu Mortgage Loan) and Pacific
      Shores Pari Passu Note A-2 (which is excluded from the trust fund). The
      Pacific Shores Pari Passu Whole Loan is interest only for the entire loan term and matures on January 1, 2012. The Pacific Shores Pari Passi
      Mortgage Loan accrues interest at an annual rate of 5.477%.

THE BORROWER:

o     The Pacific Shores Borrower, VII Pac Shores Investors, L.L.C., a Delaware
      limited liability company, is a single purpose, bankruptcy remote entity with a least two independent directors. Equity ownership in Pacific Shores
      Borrower, through several levels of ownership, is held by Starwood Capital
      Group Global, L.L.C. (100.0%), the Sponsor.

o     The Pacific Shores Sponsor, Starwood Capital Group Global, L.L.C., is a
      real estate investment company specializing in commercial and residential land development, multifamily units, hotels, offices, retail locations, mixed use and industrial facilities, health clubs and golf courses. To date Starwood Capital Group, L.L.C. investments have included more than approximately 22 million square feet of office and retail space, 950 hotels, 1,450 senior housing units, 3.3 million square feet of industrial space, 20,000 acres of residential land and 260 golf courses. Starwood
      Capital Group, L.L.C. has investments in the United States, Europe, Japan and Thailand.

THE PROPERTY:

o     The Pacific Shores Mortgaged Property consists of a fee simple interest in buildings one through eight containing 1,224,326 net rentable square feet.
      Campus amenities include a 38,000 square foot fitness center with a outdoor junior Olympic pool and a rock climbing wall, a 15,506 square foot public cafeteria, two soccer fields/baseball fields, amphitheatre, outdoor basketball court, a three-mile bike and pedestrian path walkway. Pacific
      Shores Mortgaged Property is situated on 106.0 acres and is 65.8% occupied and 77.3% leased as of December 1, 2006. The tenant, Eidos, Inc., has a lease for 62,118 square feet that begins on April 1, 2007. The three largest tenants, Informatica Corp., Nuance Communications and DreamWorks,
      LLC represent 45.0% of the square footage.

o     The Pacific Shores Mortgaged Property is located 2.5 miles east of the
      Redwood City shopping district in the San Mateo County
      office/biotechnology market and the South County submarket which has 8.3 million square feet. The estimated 2005 population within the market area is 2.4 million and is projected to increase to 2.5 million by 2010. The
      Pacific Shores Mortgaged Property is located in the Greater Silicon Valley
      Regional Market area, which has an average household income of $107,500.
      The 2005 estimated population within the submarket is 699,600 and is projected to increase to 727,200 by 2010.

o     The Pacific Shores Borrower is generally required at its sole cost and expense to keep the Pacific Shores Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

PROPERTY MANAGEMENT:

o     The Pacific Shores Mortgaged Property is managed by Cushman & Wakefield.
      Founded in 1917, Cushman & Wakefield has 200 offices in approximately 60 countries and currently manages approximately 7,500 locations containing approximately 428 million square feet. In addition to property management and brokerage services, Cushman & Wakefield also provides research and analysis on markets worldwide. It has also partnered with Business
      Integration Group and Yardi Systems to develop Web-based real estate management services software. The Rockefeller Group, a Mitsubishi Estate subsidiary currently owns Cushman & Wakefield.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o     $150,800,000 mezzanine piece held outside of the Trust.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o     Not Allowed.

COLLATERAL RELEASE:

o     The Pacific Shores Borrower at any time after the expiration of the scheduled payment date in January 2009, may obtain the release of a portion of the Pacific Shores Mortgaged Property, subject to the satisfaction of certain conditions, including, but not limited to: (i) no event of default exists; (ii) payment of 110% of the portion of the
      Pacific Shores Pari Passu Mortgage Loan allocated to such portion of the
      Pacific Shores Mortgaged Property to be released; and (iii) the debt service coverage ratio after giving effect to the release must be not less than the greater of (a) the debt service coverage ratio for the 12 full calendar months immediately preceding the closing date of the Pacific
      Shores Pari Passu Mortgage Loan or (b) the debt service coverage ratio for the 12 full calendar months immediately preceding the release of such portion of the Pacific Shores Mortgaged Property.

                                      C-32

--------------------------------------------------------------------------------
                              575 LEXINGTON AVENUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                       Bank of America

LOAN PURPOSE:                      Acquisition

ORIGINAL NOTE A-1 PRINCIPAL        $162,500,000
     BALANCE(1):

FIRST PAYMENT DATE:                November 1, 2006

TERM/AMORTIZATION:                 84/0 months

INTEREST ONLY PERIOD:              84 months

MATURITY DATE:                     October 1, 2013

EXPECTED NOTE A-1                  $162,500,000
     MATURITY BALANCE(1):

BORROWING ENTITY:                  575 Lexington Avenue
                                   Acquisition LLC

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Lockout/Defeasance:
                                   78 payments
                                   Open: 6 payments

PARI PASSU DEBT:                   Note A-2 -- $162,500,000

UP-FRONT RESERVES:
  TAX RESERVE:                     Yes
  TI/LC RESERVE:                   $15,000,000
  DEBT SERVICE GUARANTY(2):        $10,000,000

OTHER RESERVE(3):                  $5,642,764

ONGOING MONTHLY RESERVES:
  TAX RESERVE:                     Yes
  REPLACEMENT RESERVE:             $10,628

FUTURE MEZZANINE DEBT:             Yes

LOCKBOX:                           Hard
--------------------------------------------------------------------------------

(1)   The $325,000,000 575 Lexington Avenue Pari Passu Whole Loan has been split into two pari passu notes: the $162,500,000 Note A-1 (included in the
      Trust Fund) and the $162,500,000 Note A-2 (not included in the Trust
      Fund).

(2)   The guarantor is the California State Teachers' Retirement System.

(3)   Represents $1,300,900 to fund tenant improvements relating to that portion of the Property leased to Boies Schiller & Flexner LLP; $3,902,700 to fund tenant improvements pursuant to the Boies Schiller Lease; and $439,164 which shall be held as additional collateral for the Loan representing the aggregate rent that would otherwise be payable during the free rent period by the tenant under the "Boies Schiller Lease".

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
WHOLE LOAN CUT-OFF DATE            $325,000,000
      BALANCE:

NOTE A-1 CUT-OFF DATE BALANCE:     $162,500,000

NOTE A-2 CUT-OFF DATE BALANCE:     $162,500,000

CUT-OFF DATE LTV(1):               74.9%

MATURITY DATE LTV(1):              74.9%

UNDERWRITTEN DSCR(1):              1.08x

MORTGAGE RATE (2):                 5.728%
--------------------------------------------------------------------------------

(1)   Calculated based on the aggregate Cut-off Date principal balance of the
      Note A-1 (included in the Trust Fund) and the Note A-2 (not included in the Trust Fund).

(2)   Mortgage rate is rounded to three decimal places.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                     Office

PROPERTY SUB-TYPE:                 Central Business District

LOCATION:                          New York, New York

YEAR BUILT/RENOVATED:              1958/1990

NET RENTABLE SQUARE FEET(1):       637,685

CUT-OFF BALANCE PER SF:            $510

OCCUPANCY AS OF 11/01/2006:        94.1%

OWNERSHIP INTEREST:                Fee

PROPERTY MANAGEMENT:               Silverstein Properties, Inc.

UNDERWRITTEN NET CASH FLOW:        $20,469,245

APPRAISED VALUE:                   $434,200,000
--------------------------------------------------------------------------------

(1)   Calculated based on the aggregate Cut-off Date principal balance of the
      Note A-1 (included in the Trust Fund) and the Note A-2 (not included in the Trust Fund).

                                      C-33

--------------------------------------------------------------------------------
                              575 LEXINGTON AVENUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
                                                                   UNDERWRITTEN
                                                                   ------------
Effective Gross Income .........................................   $ 35,065,700
Total Expenses .................................................   $ 13,505,289
Net Operating Income (NOI) .....................................   $ 21,560,411
Cash Flow (CF) .................................................   $ 20,469,245
DSCR on NOI ....................................................          1.14x
DSCR on CF .....................................................          1.08x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                       TENANT INFORMATION(1)
------------------------------------------------------------------------------------------------------------------------------------
                                           RATINGS          TOTAL       % OF        RENT      POTENTIAL    % POTENTIAL     LEASE
TOP TENANTS                           FITCH/MOODY'S/S&P   TENANT SF   TOTAL SF      PSF          RENT         RENT       EXPIRATION
-----------                           -----------------   ---------   --------   ----------   ----------   -----------   ----------

Cornell University ................      Not Rated         106,055      16.6%     $ 35.93     $3,810,622       16.6%     03/31/2018
Boies, Schiller, & Flexner(2) .....      Not Rated          65,045      10.2      $ 29.76      1,935,528        8.4      06/30/2019
Palestrini Post Production ........      Not Rated          41,585       6.5      $ 33.89      1,409,258        6.1      05/31/2008
Regent Business Centers ...........      Not Rated          34,333       5.4      $ 30.00      1,029,990        4.5      12/31/2009
                                                           -------      ----                  ----------       ----
TOTAL .............................                        247,018      38.7%                 $8,185,398       35.6%
------------------------------------------------------------------------------------------------------------------------------------

(1)   Information obtained from underwritten rent roll except for Ratings
      (Fitch/Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease.
      Calculations with respect to Rent PSF, Potential Rent and % of Potential
      Rent include base rent only and exclude common area maintenance and reimbursements.

(2)   The base rent increases to $39.50 per square foot, $42.00 per square foot and $44.50 per square foot on January 1, 2008, January 1, 2010 and January
      1, 2014, respectively.

---------------------------------------------------------------------------------------------------------
                                       LEASE ROLLOVER SCHEDULE(1)
---------------------------------------------------------------------------------------------------------
                                                                                 CUMULATIVE
                        # OF LEASES     EXPIRING       % OF       CUMULATIVE        % OF       BASE RENT
YEAR OF EXPIRATION        EXPIRING         SF        TOTAL SF      TOTAL SF       TOTAL SF     EXPIRING
------------------     -------------   ----------   ----------   ------------   -----------   -----------

2007 ..............          2           13,039         2.0%        13,039          2.0%      $  400,322
2008 ..............         23          102,482        16.1        115,521         18.1%      $3,628,990
2009 ..............         11          110,764        17.4        226,285         35.5%      $3,293,645
2010 ..............          5           33,982         5.3        260,267         40.8%      $1,462,460
2011 ..............          7           39,462         6.2        299,729         47.0%      $2,217,608
2012 ..............          2           30,008         4.7        329,737         51.7%      $  980,364
2013 ..............          4           33,471         5.2        363,208         57.0%      $1,209,261
2014 ..............          1            8,238         1.3        371,446         58.2%      $  288,330
2015 ..............          2           41,780         6.6        413,226         64.8%      $1,588,820
2016 ..............          3           20,400         3.2        433,626         68.0%      $  751,396
2018 ..............          7           86,315        13.5        519,941         81.5%      $3,155,452
2019 ..............          1           65,045        10.2        584,986         91.7%      $1,935,528
2020 ..............          1            9,425         1.5        594,411         93.2%      $  329,875
MTM ...............          7            7,397         1.2        601,808         94.4%      $  469,007
Vacant ............         --           35,877         5.6        637,685        100.0%      $        0
                           ---          -------       -----
TOTAL .............         76          637,685       100.0%
---------------------------------------------------------------------------------------------------------

(1)   Information obtained from underwritten rent roll.

                                      C-34

--------------------------------------------------------------------------------
                              575 LEXINGTON AVENUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------

The four largest tenants, representing 38.7% of the total net rentable square feet, are:

o     CORNELL UNIVERSITY (not rated) occupies a total of 106,055 square feet
      (16.6% of square feet, 16.6% of income) under two leases of various terms ranging from eight to 16 years and expiring from April 30, 2009 to March
      31, 2018. The current blended rental rate per square foot of $35.93 increases every five lease years according to the respective leases. There are two five-year options to renew the leases on 86,315 square feet and one five-year option to renew the leases on 19,740 square feet with the rental rates per square foot determined at 95% of the then fair market.
      Founded in 1898, and affiliated with what is now New York-Presbyterian
      Hospital since 1927, Weill Medical College of Cornell University is a clinical and medical research center. In addition to offering degrees in medicine, Weill Cornell also has PhD programs in biomedical research and education at the Weill Graduate School of Medical Sciences, and with neighboring Rockefeller University and the Sloan-Kettering Institute, has
      established a joint MD-PhD program for students. The Joan and Sanford I.
      Weill Medical College and Graduate School of Medical Sciences of Cornell
      University are accredited by the Liaison Committee for Medical Education of the American Medical Association and the Association of American
      Medical Colleges.

o     BOIES, SCHILLER & FLEXNER (not rated) occupies 65,045 square feet (10.2%
      of square feet, 8.4% of income) under a 14-year lease expiring on June 30,
      2019. The current rental rate per square foot of $29.76 increases to
      $42.25 on January 1, 2008, $45.25 on January 1, 2010 and $47.25 on January
      1, 2014. There is one five-year option to renew the lease with the rental rates per square foot determined at the then fair market. Boies, Schiller
      & Flexner is a private law firm specializing in complex commercial litigation, including antitrust, securities and class actions, and international arbitration. Boies, Schiller & Flexner also represents corporate clients and financial institutions in mergers and acquisitions, corporate finance, commercial banking, and project finance and private fund transactions. Boies, Schiller & Flexner has 195 attorneys located in
      12 offices nationwide.

o     PALESTRINI POST PRODUCTION (doing business as The Blue Rock Editing Co.)
      (not rated) occupies a total of 41,585 square feet (6.5% of square feet,
      6.1% of income) under ten leases of various terms ranging from five to 14 years, all expiring on May 31, 2008. The current blended rental rate per square foot of $33.89 is constant during the remaining lease terms. There are no options to renew the leases. Blue Rock Editing Co. is a commercial editing company specializing in post production services for the advertising, film and music video industries. Blue Rock Editing Co. has been an industry leader known for its creative diversity and innovative integration of technology for more than 20 years.

o     REGENT BUSINESS CENTERS (not rated) occupies a total of 34,333 square feet
      (5.4% of square feet, 4.5% of income) under two leases of various terms, both expiring on December 31, 2009. The current rental rate per square foot of $30.00 is constant during the remaining lease terms. There are no options to renew the leases. Regent Business Centers is a provider of business facilities and services for corporations requiring flexible, cost-effective office space. Lease terms are flexible, allowing companies the ability to expand and contract space as necessary. Regent Business
      Centers offers services such as secretarial service, conference rooms, catering and state-of-the-art business equipment. Regent Business Centers operates 12 business centers located in New York, Georgia, Colorado and
      California. Additionally, through Regent Business Center's association with The Alliance Business Centers Network, Regent Business Centers
      provides access to more than 475 offices worldwide.

                                      C-35

--------------------------------------------------------------------------------
                              575 LEXINGTON AVENUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

THE LOAN:

o     The 575 Lexington Avenue Pari Passu Whole Loan is a $325.0 million, seven-year fixed rate loan secured by a first mortgage on a central business district office building located in New York, New York County,
      New York. The 575 Lexington Avenue Pari Passu Whole Loan is part of a split loan structure evidenced by two pari passu promissory notes referred to as the 575 Lexington Avenue Pari Passu Note A-1 (which is included in the trust fund and secures the 575 Lexington Avenue Mortgage Loan) and the
      575 Lexington Avenue Pari Passu Note A-2 (which is excluded from the trust fund). The 575 Lexington Avenue Pari Passu Whole Loan is interest only for the entire loan term, matures on October 1, 2013 and accrues interest at an annual rate, rounded to three decimal places, of 5.728%.

THE BORROWER:

o     The 575 Lexington Avenue Borrower is 575 Lexington Avenue Acquisition LLC,
      a Delaware limited liability company and a single purpose bankruptcy remote entity with at least two independent directors for which the 575
      Lexington Avenue Borrower's legal counsel has delivered a
      non-consolidation opinion. Equity ownership is held 97.0% by California
      State Teachers' Retirement System, a public entity, and 3.0% by
      Silverstein Metro Fund LLC, a Delaware limited liability company.

o     California State Teachers' Retirement System is the second largest public pension plan and the largest teachers' retirement fund in the United
      States. California State Teachers' Retirement System had a total membership of approximately 775,917 and assets of approximately $156.1 billion as of November 2006. The primary responsibility of the California
      State Teachers' Retirement System is to provide retirement related benefits and services to teachers in public schools from kindergarten through community college.

o     Silverstein Properties is one of the New York metropolitan area's most active real estate development, ownership and management organizations.
      The firm has consummated in excess of $8 billion in transactions, developed and/or improved more than 20 million square feet of real estate, and owns, manages and leases over 7 million square feet of office and residential space in Manhattan.

THE PROPERTY:

o     The 575 Lexington Avenue Mortgaged Property consists of a fee simple interest in a central business district office building built in 1958. The
      34-story Class A improvements contain 637,685 square feet and are situated on 0.86 acres. The major tenants are Cornell University, Boies, Schiller &
      Flexner, Palestrini Post Production and Regent Business Centers, which together occupy 38.7% of the total square feet and contribute 35.6% of the gross potential rental income. The 575 Lexington Avenue Mortgaged Property is currently occupied by approximately 30 additional office tenants located on floors three to 34, 20 retail tenants located on the ground level and the New York Sports Club located on the second floor. Additional improvements include a basement-level parking garage containing 230 spaces.

o     The 575 Lexington Avenue Mortgaged Property is located on the northeast corner of Lexington Avenue and East 51st Street in the Midtown office district. The neighborhood includes some of Manhattan's attractions, including Radio City Music Hall, Rockefeller Center, St. Patrick's
      Cathedral and Grand Central Station. Land uses in the immediate area consist of Class "A" office buildings, retail and restaurants, hotels and mid- to high-rise residential buildings.

o     The 575 Lexington Avenue Borrower is generally required at its sole cost and expense to keep the 575 Lexington Avenue Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

PROPERTY MANAGEMENT:

o     The 575 Lexington Avenue Mortgaged Property is managed by Silverstein
      Properties, Inc. Silverstein Properties, Inc. currently manages over 7 million square feet of office and residential space in Manhattan.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o     None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o     The 575 Lexington Avenue Borrower is permitted to incur mezzanine financing upon the satisfaction of the following terms and conditions, including without limitation: (a) no event of default has occurred and is continuing; (b) a permitted mezzanine lender originates such mezzanine financing; (c) the mezzanine lender will have executed an intercreditor agreement in form and substance reasonably acceptable to the mortgagee;
      (d) the amount of such mezzanine loan will not exceed an amount which, when added to the outstanding principal balance of the 575 Lexington
      Avenue Mortgage Loan, results in a loan-to-value ratio no greater than 80%
      and a debt service coverage ratio of at least 1.25x; and (e) the mortgagee will have received confirmation from the rating agencies that such mezzanine financing will not result in a downgrade, withdrawal or qualification of the ratings issued, or to be issued, in connection with a securitization involving the 575 Lexington Avenue Mortgage Loan.

                                      C-36

--------------------------------------------------------------------------------
                            TANFORAN SHOPPING CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                       Eurohypo

LOAN PURPOSE:                      Refinance

ORIGINAL PRINCIPAL BALANCE:        $144,000,000

FIRST PAYMENT DATE:                March 6, 2007

TERM/AMORTIZATION:                 120/360 months

INTEREST ONLY PERIOD:              60 months

MATURITY DATE:                     February 6, 2017

EXPECTED MATURITY BALANCE:         $135,062,204

BORROWING ENTITY:                  Tanforan Park Shopping
                                   Center LLC

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Lockout/Defeasance:
                                   119 payments
                                   Open: 1 payment

UP-FRONT RESERVES:
  TAX/INSURANCE RESERVE:           Yes
  TI/LC RESERVE(1):                $4,754,490

OTHER RESERVE(2):                  $9,149,609

ONGOING MONTHLY RESERVES:
  INSURANCE RESERVE:               Yes
  REPLACEMENT RESERVE:             $7,369
  GROUND RENT RESERVE:             $12,500
  TI/LC RESERVE:                   $13,765

COMPLETION GUARANTY(3):            $15,500,000
--------------------------------------------------------------------------------

(1)   Up-front collection of TI/LCs is inclusive of outstanding tenant improvement costs, free rent and leasing commissions. $3,500,000 of this reserve is attributed to the outstanding tenant improvement costs associated with the Century Theatres.

(2)   Up-front collection is comprised of (i) $3,986,702.50 for the completion of the Sears garage and the Century Theatres sky bridges and (ii)
      $5,162,906.25 for the completion of the J.C. Penney garage.

(3)   Breevast NV has provided a $15,500,000 completion guaranty for the Century
      Theatre's building. If in the event completion of this space has not occurred by April 2008, and the Century Theatres tenant is not paying rent, the borrower is required to post a letter of credit in the amount of
      $15,500,000 as additional security.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:              $144,000,000

CUT-OFF DATE LTV:                  77.2%

MATURITY DATE LTV:                 72.4%

UNDERWRITTEN DSCR(1):              1.18x

MORTGAGE RATE:                     6.101%
--------------------------------------------------------------------------------

(1)   During the interest only period, the DSCR is 1.39x.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                     Retail

PROPERTY SUB-TYPE:                 Anchored

LOCATION:                          San Bruno, California

YEAR BUILT/RENOVATED:              1969/2006

NET RENTABLE SQUARE FEET(1):       560,628

CUT-OFF BALANCE PER SF:            $257

OCCUPANCY AS OF                    93.9%
     12/31/2006(2):

OWNERSHIP INTEREST:                Fee/Leasehold

PROPERTY MANAGEMENT:               General Growth
                                   Management, Inc.

UNDERWRITTEN NET CASH FLOW:        $12,396,612

APPRAISED VALUE:                   $186,550,000
--------------------------------------------------------------------------------

(1)   Represents collateral square footage. The entire center is 980,835 square feet including Sears and J.C. Penney which are not included in the collateral.

(2)   Occupancy is reflective of total collateral occupancy, excluding non-owned anchor space.

                                      C-37

--------------------------------------------------------------------------------
                            TANFORAN SHOPPING CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
                                                     ANNUALIZED
                                                    (07/31/2006)   UNDERWRITTEN
                                                    ------------   ------------
Effective Gross Income ..........................   $ 16,349,946   $ 20,914,451
Total Expenses ..................................   $  6,813,786   $  7,917,825
Net Operating Income (NOI) ......................   $  9,536,160   $ 12,996,627
Cash Flow (CF) ..................................   $  9,536,160   $ 12,396,612
DSCR on NOI .....................................          0.91x          1.24x
DSCR on CF ......................................          0.91x          1.18x
--------------------------------------------------------------------------------

(1)   Underwritten effective gross income is higher than historical income as the property underwent an extensive redevelopment in 2004 and 2005 at an approximate cost of $144 million. Since the completion of the gut rehabilitation, the property's occupancy and rents have increased, resulting in higher income.

------------------------------------------------------------------------------------------------------------------------------------
                                                       TENANT INFORMATION(1)
------------------------------------------------------------------------------------------------------------------------------------
                                  FITCH/        TOTAL       % OF                 POTENTIAL   % POTENTIAL                  LEASE
          TOP TENANTS          MOODY'S/S&P    TENANT SF   TOTAL SF   RENT PSF       RENT         RENT       SALES PSF   EXPIRATION
----------------------------   ------------   ---------   --------   --------   ----------   -----------   ----------   ----------

Target .....................     A+/A1/A+      152,000      27.1%    $  1.08    $  163,950       1.4%          NAV      09/01/2017
Century Theatres(3) ........    Not Rated       72,000      12.8     $ 23.79     1,713,591      14.3           NAV      08/31/2015
Barnes & Noble .............    Not Rated       28,060       5.0     $ 24.06       675,000       5.6           170      01/31/2016
Old Navy ...................   BB+/Baa3/BB+     16,798       3.0     $ 15.00       251,970       2.1           286      08/31/2015
Petco ......................    NR/Ba3/NR       12,000       2.1     $ 23.30       279,600       2.3           NAV      08/31/2015
                                               -------      ----                ----------      ----        --------
TOTAL ......................                   280,858      50.1%               $3,083,520      25.8%       $  321(2)
------------------------------------------------------------------------------------------------------------------------------------

(1)   Information obtained from underwritten rent roll except for Ratings
      (Fitch/Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease.
      Calculations with respect to Rent PSF, Potential Rent and % of Potential
      Rent include base rent only and exclude common area maintenance and reimbursements.

(2)   Sales PSF figure is based on comparable in-line tenants under 10,000 square feet, reporting for the previous 12 month period as of December 31,
      2006.

(3)   Tenant is not in occupancy or paying rent as space is being constructed.

---------------------------------------------------------------------------------------------------------
                                       LEASE ROLLOVER SCHEDULE(1)
---------------------------------------------------------------------------------------------------------
                                                                                 CUMULATIVE
                        # OF LEASES     EXPIRING       % OF       CUMULATIVE        % OF       BASE RENT
YEAR OF EXPIRATION        EXPIRING         SF        TOTAL SF      TOTAL SF       TOTAL SF     EXPIRING
------------------     -------------   ----------   ----------   ------------   -----------   -----------

2007 ..............          2            3,631         0.6%         3,631          0.6%      $  168,300
2010 ..............          3            1,145         0.2          4,776          0.9%      $  249,996
2011 ..............          1            1,547         0.3          6,323          1.1%      $  110,007
2012 ..............          1              150         0.0          6,473          1.2%      $   60,000
2013 ..............          2            6,448         1.2         12,921          2.3%      $  187,701
2014 ..............          6           10,667         1.9         23,588          4.2%      $  622,248
2015 ..............         74          262,081        46.7        285,669         51.0%      $8,299,067
2016 ..............         11           74,347        13.1        359,016         64.0%      $1,792,295
2017 ..............          5          167,537        29.9        526,553         93.9%      $  475,014
Vacant ............         --           34,075         6.1        560,628        100.0%      $        0
                           ---          -------       -----
TOTAL .............        105          560,628       100.0%
---------------------------------------------------------------------------------------------------------

(1)   Information obtained from underwritten rent roll.

                                      C-38

--------------------------------------------------------------------------------
                            TANFORAN SHOPPING CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------

ANCHORS (NOT PART OF COLLATERAL):

o     SEARS (NASDAQ: "SHLD") (rated "BB" by Fitch, "Ba1" by Moody's and rated
      "BB+" by S&P) Sears occupies 24.1% of the total mall area (not part of collateral) and is owned and operated by Sears Holding Corporation. The company is the third largest retailer in the nation with approximately
      3,900 stores including 900 full-line, mall based locations. Sears stores sell a variety of products including apparel, appliances, hardware, and home furnishings. The company is publicly traded on the NASDAQ under the ticker symbol SHLD, and for the fiscal year 2005, the company reported gross revenue of $19.7 billion with net income of $1.1 billion.

o     J.C. PENNEY (NYSE: "JCP") (rated "BBB" by Fitch, "Baa3" by Moody's and rated "BBB-" by S&P) J.C. Penney occupies 19.2% of the total mall area
      (not part of collateral) and is owned by and operated by J.C. Penney
      Company, Inc. The company is one of America's largest department store, catalog, and e-commerce retailers, employing approximately 151,000 associates. As of April 29, 2006, J. C. Penney Corporation, Inc. operated
      1,021 J.C. Penney department stores throughout the United States and
      Puerto Rico. J.C. Penney is the nation's largest catalog merchant of general merchandise, and jcp.com is one of the largest apparel and home furnishings sites on the Internet. J.C. Penney refers to the
      Internet/catalog business as Direct. J.C. Penney's is publicly traded on the NYSE under the ticker symbol JCP, and for the fiscal year 2005, the company reported gross revenues of $18.4 billion with net income of $524 million and total assets of $14.1 billion.

The four largest tenants, representing 48.0% of the total net rentable square feet, are:

o     TARGET (NYSE: "TGT") (rated "A+" by Fitch, "A1" by Moody's and rated "A+"
      by S&P) Target occupies 27.1% of the total collateral square footage, and
      1.4% of income and is owned by the Target Corporation. The company is one of the nation's leading discount retailers. Founded in 1881, the company now operates approximately 1,500 stores in 47 states. Target Corporation is publicly traded on the NYSE under the ticker symbol TGT and for the fiscal year ending January 29, 2005, the company reported gross revenue of
      $46.8 billion with net income of $3.2 billion and total assets of $32.3 billion.

o     CENTURY THEATRES (not rated) Century Theatres leases 12.8% of the total collateral square footage and 14.3% of income and is owned and operated by
      Cinemark USA, Inc. Cinemark USA, Inc. is one of the largest motion picture exhibitors in North America operating 397 theatres, with 4,506 screens in
      33 states and internationally in Argentina, Brazil, Canada, Chile,
      Colombia, Costa Rica, Ecuador, El Salvador, Honduras, Nicaragua, Mexico,
      Peru, Panama and Taiwan. The tenant is not currently in occupancy or paying rent as its space is being constructed.

o     BARNES & NOBLE (NYSE: "BKS") (not rated) Barnes & Noble, Inc. occupies
      5.2% of the total collateral square footage, and 5.6% of income. Barnes &
      Noble, Inc. operates as a bookseller in the United States. The company operates its bookstores under the trade names Barnes & Noble Booksellers and B. Dalton Bookseller. As of November 22, 2006, the company operated
      801 bookstores in 50 states. Barnes & Noble, Inc. was incorporated in 1986 and is based in New York, New York.

o     OLD NAVY (NYSE: "GPS") (rated "BB+" by Fitch, "Baa3" by Moody's and "BB+"
      by S&P) Old Navy occupies 3.0% of the total collateral square footage, and
      2.1% of income and is owned and operated by The Gap, Inc. The parent company, which also operates Gap, Banana Republic, Baby Gap and Gap Kids, launched Old Navy brand in 1994. The Gap currently operates approximately
      900 Old Navy Stores throughout North America. The brand offers a broad selection of reasonably priced apparel, shoes and accessories for men, women and children.

                                      C-39

--------------------------------------------------------------------------------
                            TANFORAN SHOPPING CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

THE LOAN:

o     The Tanforan Shopping Center Mortgage Loan is a $144 million ten-year loan secured by a first mortgage interest on a regional mall located at 1150 El
      Camino Real in San Bruno, California, on the southern end of the San
      Francisco peninsula between the City of San Francisco to the north and San
      Jose to the south. The Tanforan Shopping Center Mortgage Loan is interest only for the first five years of the loan term, matures on February 6,
      2017 and accrues interest at an annual rate of 6.101%.

THE BORROWER:

o     The Tanforan Shopping Center Borrower, Tanforan Shopping Center LLC, is a
      single purpose, bankruptcy remote entity structured with two independent directors for which a non-consolidation opinion has been issued by the
      Borrower's legal counsel.

o     Equity ownership in the Tanforan Shopping Center Borrower is held by
      Breevast BV and Wattson Breevast, LLC. Breevast BV was founded in 1963 in the Netherlands. The firm develops and manages retail, office and industrial properties throughout the Netherlands, Belgium and the United
      States. In the United States, Breevast BV operates its business under the wholly owned company, Breevast U.S. The firm partners with professional third parties, including developers and investment banks to develop commercial real estate. Breevast BV holds a 51% interest in Wattson
      Breevast, LLC.

o     Wattson Breevast, LLC, a joint venture of Breevast and The Wattson Group, was founded in 1984 by Donald A. "Tony" Wattson, Jr. The firm develops, builds and manages retail, office, industrial and residential properties throughout North America. Wattson Breevast has developed more than 13 million square feet of properties totaling approximately $2.0BN. The firm's North American headquarters are in Newport Beach, California.

THE PROPERTY:

o     The Tanforan Shopping Center is a 980,835 square feet, two-level Class-A regional mall located in San Bruno, California. The Tanforan Shopping
      Center Mortgage Loan consists of a fee simple interest in 560,628 square feet of mall space and a leasehold interest in an adjoining pad site. The mall is situated on approximately 47.3 acres and is bounded by San Bruno
      Avenue to the south, Interstate 280 to the west, West Borough Boulevard to the north and US Highway 101 to the east, one mile north of the San
      Francisco International Airport.

o     The Tanforan Shopping Center was originally built in 1969 by Hapsmith
      Realty and expanded in 1971 and 1973. The mall was completely renovated in
      2004-2005. The mall corridors and interior design were reconfigured and modernized and a large portion of the entire mall (mall shops, corridors, finishes, skylights) was replaced. The renovation was performed in conjunction with the installation of a new Bay Area Rapid Transportation system commuter station and urban renewal of local roadways and sidewalks.
      This process, nearly now complete, has created a virtually brand new shopping mall coupled with a commuter train station which accommodates approximately 10,000 daily passengers, a new police station, new parking garages, new streets, lighting, traffic signals and sidewalks.

o     The Tanforan Shopping Center is anchored by J.C. Penney, Sears, Target and a 20-screen Century Theatres, currently under construction and slated to open November 1, 2007. Target, on a long-term lease expiring in 2015 is part of the collateral. Sears and J.C. Penney own their own stores and pads and operate under reciprocal easement agreements that also expire in
      2015. Century Theatres subleases a pad site from the Tanforan Shopping
      Center Borrower, which, in turn leases land from Sears. The ground lease expires in 2059 and has four 10-year renewal options with CPI rent steps every 10 years. On this land, the Borrower constructed a three-story parking garage and on top of this garage Century Theatres is now constructing its 72,000 building, which is expected to have 20 screens and approximately 3,200-3,700 stadium style seats. Century Theatres will relocate from its nearby location into the new building at the mall. The
      Tanforan Shopping Center Borrower is currently installing three sky bridges from this parking garage to the ticket office located in the
      Tanforan Shopping Center Mortgaged Property near the food court and from the food court back to the movie theater. A third sky bridge will allow shoppers to walk from the garage to the Sears building. Funds for these borrower obligations were held back at closing and will be released in phases as the sky bridges are completed. As of December 31, 2006, the overall occupancy of the Tanforan Shopping Center was 96.5%, collateral occupancy was 93.9% and collateral in-line occupancy was 89.9%.

o     The Tanforan Shopping Center Borrower is generally required at its sole cost and expense to keep the Tanforan Shopping Center Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

                                      C-40

--------------------------------------------------------------------------------
                           TANFORAN SHOPPING CENTER
--------------------------------------------------------------------------------

PROPERTY MANAGEMENT:

o     General Growth Management, Inc. manages the property. General Growth
      Management, Inc. owns, develops, operates, and/or manages shopping malls in 44 states with ownership interests in and/or management responsibility for more than 215 regional shopping malls totaling more than 200 million square feet of retail space.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o     None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o     Not allowed.

                                      C-41

--------------------------------------------------------------------------------
                              SUSSEX COMMONS I & II
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                       Eurohypo

LOAN PURPOSE:                      Acquisition

ORIGINAL PRINCIPAL BALANCE:        $102,583,000

FIRST PAYMENT DATE:                February 11, 2007

TERM/AMORTIZATION:                 60/0 months

INTEREST ONLY PERIOD:              60 months

MATURITY DATE:                     January 11, 2012

EXPECTED MATURITY BALANCE:         $102,583,000

BORROWING ENTITY:                  ASN Gresham Commons LLC;
                                   ASN Sussex Commons LLC

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Lockout: 25 payments
                                   Defeasance: 11 payments
                                   2% PPMT or Defeasance:
                                   11 payments
                                   1% PPMT or Defeasance:
                                   9 payments
                                   Open: 4 payments

ONGOING MONTHLY RESERVES:

  TAX RESERVE(1):                  Springing

  INSURANCE RESERVE(1):            Springing

  CAPITAL EXPENDITURE              Springing
     RESERVE(1):

  CAPITAL EXPENDITURE              $4,000,000
     GUARANTY(2):
--------------------------------------------------------------------------------

(1)   Commences upon an event of default.

(2)   Lasalle Income and Growth Fund IV provided a guaranty of $4.0 million. The guaranty terminates upon the borrower expending $4.0 million in capital expenditures (excluding routine maintenance and repairs) to the property, as reasonably acceptable to the mortgagee.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:              $102,583,000

CUT-OFF DATE LTV:                  66.6%

MATURITY DATE LTV:                 66.6%

UNDERWRITTEN DSCR:                 1.20x

MORTGAGE RATE:                     5.498%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                     Multifamily

PROPERTY SUB-TYPE:                 Garden

LOCATION:                          Alexandria, Virginia

YEAR BUILT/RENOVATED:              1991/NAP

UNITS:                             556

CUT-OFF BALANCE PER UNIT:          $184,502

OCCUPANCY AS OF 11/28/2006:        92.6%

OWNERSHIP INTEREST:                Fee

PROPERTY MANAGEMENT:               Riverstone Residential
                                   Northeast, LLC

UNDERWRITTEN NET CASH FLOW:        $6,876,787

APPRAISED VALUE:                   $154,000,000
--------------------------------------------------------------------------------

                                      C-42

--------------------------------------------------------------------------------
                              SUSSEX COMMONS I & II
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
                                                      YTD
                                   Full Year       Annualized
                                  (12/31/2005)    (10/31/2006)    Underwritten
                                  ------------    ------------    -------------
Effective Gross Income .........  $  9,283,669    $  9,620,349    $   9,870,480
Total Expenses .................  $  2,589,476    $  3,013,069    $   2,882,493
Net Operating Income (NOI) .....  $  6,694,193    $  6,607,280    $   6,987,987
Cash Flow (CF) .................  $  6,694,193    $  6,607,280    $   6,876,787
DSCR on NOI ....................         1.17x           1.16x            1.22x
DSCR on CF .....................         1.17x           1.16x            1.20x
--------------------------------------------------------------------------------

(1)   Underwritten net cash flow is based on the November 28, 2006 rent roll.

----------------------------------------------------------------------------------------
                                 OPERATIONAL STATISTICS
----------------------------------------------------------------------------------------
                               1 BEDROOM --   1 BEDROOM --   2 BEDROOM --   2 BEDROOM --
                                  1 BATH         2 BATH         2 BATH         3 BATH
                               ------------   ------------   ------------   ------------

Number of Units .............        207             64            221             64
Average Rent ................     $1,389         $1,597         $1,587         $1,775
Average Unit Size (SF) ......        907          1,097          1,130          1,303
----------------------------------------------------------------------------------------

                                      C-43

--------------------------------------------------------------------------------
                             SUSSEX COMMONS I & II
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

THE LOAN:

o     The Sussex Commons I & II Mortgage Loan is a $102.6 million, five-year fixed rate loan secured by a first mortgage on a garden style apartment complex located in Alexandria, Virginia. The Sussex Commons I & II
      Mortgage Loan is interest-only for the entire loan term, matures on
      January 11, 2012 and accrues interest at an annual rate of 5.498%.

THE BORROWER:

o     The Sussex Commons I & II Borrower is ASN Gresham Commons LLC and ASN
      Sussex Commons LLC collectively, each a Delaware limited liability company, and a single purpose bankruptcy-remote entity with one independent director for which the Sussex Commons I & II Borrower's legal counsel has delivered a non-consolidation opinion. The Sussex Commons I &
      II Borrower is wholly owned by the sponsor, LaSalle Income and Growth Fund
      IV.

o     LaSalle Income and Growth Fund IV, the sponsor, is a Maryland real estate investment trust, which raised $508 million of equity with a final fund closing in May of 2005. The Fund has since invested approximately $199 million in capital in over $552 million of real estate assets. The Fund's total assets as of September 30, 2006 were $609 million, with a stockholder's equity of $165 million.

o     LaSalle Investment Management ("LIM") acts as Advisor and maintains broad discretion over the Fund's investments. LIM began the Income and Growth
      Fund series in 1996 and currently has assets under management of $40 billion. LIM began managing institutional real estate in 1980. During the last two decades, LIM has actively participated in both the public and private real estate markets across North America and Europe and more recently in Asia Pacific. LIM operates across all the major property types and across all major markets within North America, Europe and Asia
      Pacific.

THE PROPERTY:

o     The Sussex Commons I & II Mortgage Loan consists of a fee simple interest in a Class A, 556-unit, garden-style apartment complex constructed in 1991 in Alexandria, Virginia. The complex is situated on approximately 21 acres and consists of 23 three- and four-story buildings. The complex's unit mix consists of 207 one-bed/one bath units, 64 one-bed/two bath units, 221 two-bed/two bath units and 64 two-bed/three bath units. The complex has
      920 parking spaces (1.65 per unit).

o     Sussex Commons I has 424 units. Amenities include a Clubhouse with fitness center, two racquetball courts and a clubroom with a bar. There is an outdoor swimming pool, picnic/barbeque area, a volleyball court, a playground and a tennis court. Several of the units at Sussex Commons I are loft style apartments. The property consists of 17 three and four-story buildings and has a total of 454,884 square feet. The average unit size is 1,073 square feet. Units feature patios/balconies, walk-in closets and fireplaces. Select units have washer/dryers, dens, sunrooms and breakfast bars.

o     Sussex Commons II has 132 units. Amenities consist of a Clubhouse, a swimming pool and a playground. The Mortgaged Property consists of six three and four-story buildings and has a total of 135,955 square feet. The average unit size is 1,030 square feet. Units feature patios/balconies, walk-in closets and fireplaces. Select units have washer/dryers, dens, sunrooms and breakfast bars.

o     The neighborhood is situated 15 miles southwest of Washington, D.C.
      Primary access to the neighborhood is provided by I-395 and I-495/95, which are the major north/south and east/west traffic arteries providing direct access to Arlington and Washington D.C. to the north and to downtown Alexandria and Maryland to the east. The property is conveniently located close to the Franconia and the Springfield Metro stations, providing access to Washington D.C. Tenants at Sussex Commons I & II are
      typically professionals.

o     The Sussex Commons I & II Borrower is generally required at its sole cost and expense to keep the Sussex Commons I & II Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

                                      C-44

--------------------------------------------------------------------------------
                              SUSSEX COMMONS I & II
--------------------------------------------------------------------------------

PROPERTY MANAGEMENT:

o     The property will be managed by Riverstone Residential Group, which is not affiliated with the borrower. Riverstone Residential Northeast, LLC, formerly Trammell Crow Residential Service, is the largest independent property management company in the country with over 180 properties under management. Riverstone Residential Group manages numerous types of real estate ranging from various types of multifamily complexes (subsidized housing, high-rises, HUD financed, Tax Credit, Class C rehabs, student-oriented facilities), and corporate buildings.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o     None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o     Not allowed.

CAPITAL EXPENDITURES GUARANTY:

o     Lasalle Income and Growth Fund IV provided a guaranty of $4.0 million. The guaranty terminates upon the borrower expending $4.0 million in capital expenditures (excluding routine maintenance and repairs) to the property, as reasonably acceptable to the mortgagee.

                                      C-45

--------------------------------------------------------------------------------
                                 1412 BROADWAY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                       Bank of America

LOAN PURPOSE:                      Acquisition

ORIGINAL PRINCIPAL BALANCE:        $102,000,000

FIRST PAYMENT DATE:                January 1, 2007

TERM/AMORTIZATION:                 60/0 months

INTEREST ONLY PERIOD:              60 months

MATURITY DATE:                     December 1, 2011

EXPECTED MATURITY BALANCE:         $102,000,000

BORROWING ENTITY:                  1412 Broadway, LLC

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Lockout/Defeasance:
                                   57 payments
                                   Open: 3 payments

EXISTING MEZZANINE DEBT:           $20,000,000

UP-FRONT RESERVES:

  TI/LC RESERVE(1):                $4,442,591
  REPLACEMENT RESERVE:             $3,500,000

ONGOING MONTHLY RESERVES:

  TAX RESERVE:                     Yes

LOCKBOX:                           Hard
--------------------------------------------------------------------------------

(1)   The TI/LC Reserve of $4,442,591 is comprised of Future Leases ($3,800,000)
      and outstanding tenant obligations ($642,591).

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:              $102,000,000

CUT-OFF DATE LTV:                  56.8%

MATURITY DATE LTV:                 56.8%

UNDERWRITTEN DSCR:                 1.21x

MORTGAGE RATE(1):                  5.823%
--------------------------------------------------------------------------------

(1)   Mortgage rate rounded to three decimal places.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                     Office

PROPERTY SUB-TYPE:                 Central Business District

LOCATION:                          New York, New York

YEAR BUILT/RENOVATED:              1927/2000

NET RENTABLE SQUARE FEET:          397,710

CUT-OFF BALANCE PER SF:            $256

OCCUPANCY AS OF 01/26/2007(1):     86.3%

OWNERSHIP INTEREST:                Fee

PROPERTY MANAGEMENT:               Murray Hill Properties LLC

UNDERWRITTEN NET CASH FLOW:        $7,293,855

APPRAISED VALUE:                   $179,700,000
--------------------------------------------------------------------------------

(1)   As of January 26, 2007, the 1412 Broadway Mortgaged Property is 86.3%
      occupied and 89.5% leased.

                                      C-46

--------------------------------------------------------------------------------
                                 1412 BROADWAY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
                                    FULL YEAR      ANNUALIZED
                                  (12/31/2005)    (09/30/2006)     UNDERWRITTEN
                                  ------------    ------------     ------------
Effective Gross Income .......    $ 14,571,129    $ 14,762,527     $ 15,246,988
Total Expenses ...............    $  6,817,470    $  6,785,692     $  7,292,693
Net Operating Income (NOI) ...    $  7,753,659    $  7,976,835     $  7,954,295
Cash Flow (CF) ...............    $  7,753,659    $  7,976,835     $  7,293,855
DSCR on NOI ..................           1.29x           1.32x            1.32x
DSCR on CF ...................           1.29x           1.32x            1.21x
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                                               TENANT INFORMATION(1)
-------------------------------------------------------------------------------------------------------------------
                             RATINGS          TOTAL       % OF                 POTENTIAL   % POTENTIAL      LEASE
      TOP TENANTS       FITCH/MOODY'S/S&P   TENANT SF   TOTAL SF   RENT PSF      RENT         RENT       EXPIRATION
---------------------   -----------------   ---------   --------   --------   ----------   -----------   ----------

One Step Up .........       Not Rated         40,679       10.2%   $ 30.00    $1,220,370        8.7%     12/01/2014
Kasper ASL ..........      NR/Baa3/BBB-       40,666       10.2    $ 27.25     1,108,149        7.9      03/01/2008
Escada ..............       NR/B1/BB-         33,384        8.4    $ 32.00     1,068,288        7.6      12/01/2020
FYC 8(2) ............       Not Rated         23,955        6.0    $ 33.31       798,058        5.7      03/01/2010
                                             -------       ----               ----------       ----
TOTAL ...............                        138,684       34.9%              $4,194,864       29.7%
-------------------------------------------------------------------------------------------------------------------

(1)   Information obtained from underwritten rent roll except for Ratings
      (Fitch/Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease.
      Calculations with respect to Rent PSF, Potential Rent and % of Potential
      Rent include base rent only and exclude common area maintenance and reimbursements.

(2)   FYC8 is under two different leases. 6,856 square feet expires on March 1,
      2010 and the remaining 17,099 square feet expires on October 1, 2013.

-------------------------------------------------------------------------------------------------------------
                                         LEASE ROLLOVER SCHEDULE(1)
-------------------------------------------------------------------------------------------------------------
                        # OF LEASES     EXPIRING       % OF       CUMULATIVE       CUMULATIVE      BASE RENT
 YEAR OF EXPIRATION       EXPIRING         SF        TOTAL SF      TOTAL SF      % OF TOTAL SF     EXPIRING
--------------------    -----------    ---------     --------     ----------     -------------     ----------

2007 ..............           6          22,173          5.6%        22,173            5.6%        $  711,236
2008 ..............          11          83,873         21.1        106,046           26.7%        $2,829,807
2009 ..............           7          18,698          4.7        124,744           31.4%        $  576,600
2010 ..............           5          15,713          4.0        140,457           35.3%        $  490,662
2011 ..............           7          25,243          6.3        165,700           41.7%        $  887,043
2012 ..............           4          13,831          3.5        179,531           45.1%        $  500,836
2013 ..............           4          32,743          8.2        212,274           53.4%        $1,167,402
2014 ..............           2          41,679         10.5        253,953           63.9%        $1,305,600
2015 ..............           5          21,908          5.5        275,861           69.4%        $  880,110
2016 ..............           2           9,024          2.3        284,885           71.6%        $  589,211
2017 ..............           1          12,422          3.1        297,307           74.8%        $  422,348
2019 ..............           2          11,495          2.9        308,802           77.6%        $  605,247
2020 ..............           1          33,384          8.4        342,186           86.0%        $1,068,288
2021 ..............           2           4,622          1.2        346,808           87.2%        $  270,618
MTM ...............           4           8,990          2.3        355,798           89.5%        $  314,781
Vacant ............          --          41,912         10.5        397,710          100.0%        $        0
                            ---         -------        -----
TOTAL .............          63         397,710        100.0%
-------------------------------------------------------------------------------------------------------------

(1)   Information obtained from underwritten rent roll.

                                      C-47

--------------------------------------------------------------------------------
                                  1412 BROADWAY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------

The four largest tenants, representing 34.9% of the total net rentable square feet, are:

o     ONE STEP UP (not rated) occupies 40,679 square feet (10.2% of square feet,
      8.7% of income) under a ten-year lease expiring on December 1, 2014. The current rental rate per square foot of $30.00 increases to $32.00 on
      October 1, 2010. There are no options to renew the lease. One Step Up supplies clothing to Wal-Mart and Macy's, as well as specialty stores such as Charlotte Russe and Forever 21.

o     KASPER ASL (Jones Apparel Group, Inc., NYSE: "JNY") (not rated by Fitch,
      "Baa3" by Moody's and "BBB-" by S&P) occupies 40,666 square feet (10.2% of square feet, 7.9% of income) under a ten-year lease expiring on March 1,
      2008. The current rental rate per square foot of $27.25 is constant during the remaining lease term. There are no options to renew the lease, however, the 1412 Broadway Borrower has indicated the tenant is currently negotiating a renewal. Kasper ASL is owned by Jones Apparel Group, a leading designer, marketer and wholesaler of branded apparel, footwear and accessories. Jones Apparel Group markets directly to consumers through a chain of specialty retail and value-based stores, and operates the Barneys
      New York chain of luxury stores. Nationally recognized brands include
      Jones New York, Evan-Picone, Norton McNaughton, Gloria Vanderbilt, Erika,
      l.e.i., Energie, Nine West, Easy Spirit, Enzo Angiolini, Bandolino, Joan &
      David, Mootsies Tootsies, Sam & Libby, Napier, Judith Jack, Kasper, Anne
      Klein, Albert Nipon, Le Suit and Barneys New York. As of December 31, 2005
      Jones Apparel Group operates 398 specialty retail stores, 14 luxury stores and 674 outlet stores. Jones Apparel Group employs approximately 13,500 people. As of the fiscal year ended December 31, 2005, Jones Apparel Group reported revenue of approximately $5.1 billion, net income of $274.3 million and stockholder equity of $2.7 billion.

o     ESCADA (not rated by Fitch, rated "B1" by Moody's and "BB-" by S&P)
      occupies 33,384 square feet (8.4% of square feet, 7.6% of income) under a
      15-year lease expiring on December 1, 2020. The current rental rate per square foot of $32.00 increases to $34.00 during lease years six to ten and $36.00 during lease years 11 to 15. There are no options to renew the lease. Escada sells women's designer fashions for daytime, evening, business, leisure, sports, luxury spa and special occasions as well as couture. The range of fashions is supplemented with accessories like handbags, shoes, and small leather goods. Fragrances, eyewear, kids wear and jewelry from licensed partners are also sold under the Escada brand.
      Escada operates 201 company-owned shops and 303 franchise shops in more than 60 countries. Escada is owned by Escada AG of Munich, Germany. Escada
      AG employs approximately 4,000 people. For the fiscal year 2004/2005,
      Escada AG reported revenue of EUR $648.6 million, net income of EUR $13.7 million and stockholder equity of EUR $99.0 million.

o     FYC 8 (aka "Donna Ricco") (not rated) occupies a total of 23,955 square feet (6.0% of square feet, 5.7% of income) under two leases of various terms expiring from March 1, 2010 to October 1, 2013. The current blended rental rate per square foot of $33.31 increases annually by approximately
      3.0%. There are no options to renew the leases. Donna Ricco is the brand name for a collection of dresses and separates designed by fashion designer, Donna Ricco. The Donna Ricco brand is available in better specialty and department stores across the country. The seasonal collections are sized in petite, missy and women's.

                                      C-48

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                                  1412 BROADWAY
--------------------------------------------------------------------------------

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                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

THE LOAN:

o     The 1412 Broadway Mortgage Loan is a $102.0 million, five-year fixed rate loan secured by a first mortgage on a central business district office building located in Manhattan, New York County, New York. The 1412
      Broadway Mortgage Loan is interest only for the entire loan term, matures on December 1, 2011 and accrues interest at an annual rate, rounded to three decimal places, of 5.823%.

THE BORROWER:

o     The 1412 Broadway Borrower is 1412 Broadway, LLC, a Delaware limited liability company and a single purpose bankruptcy remote entity with at least two independent directors for which the 1412 Broadway Borrower's legal counsel has delivered a non-consolidation opinion.

o     Equity ownership is held 92.5% by 1412 Broadway Member, LLC, a Delaware limited liability company, which is owned by Principal Life Insurance
      Company, and 7.5% by 1412 MHP Member, LLC, a Delaware limited liability company, which is owned by Murray Hill Properties Real Estate Investment
      III L.P., a Delaware limited partnership. The borrower principal is Norman
      Sturner.

o     Principal Life Insurance Company is owned by Principal Financial Group
      (NYSE: "PFG") (rated "A" by Fitch, "A2" by Moody's and "A" by S&P).
      Principal Finance Group provides retirement savings, investment, and insurance products and services in the United States and internationally.
      Principal Life Insurance Company operates through three segments: U.S.
      Asset Management and Accumulation, International Asset Management and
      Accumulation, and Life and Health Insurance. The U.S. Asset Management and
      Accumulation segment offers retirement savings and related investment products and services for defined contribution pension plans and non-qualified executive benefit plans, and employee stock ownership plan consulting services to small and medium-sized businesses. The Life and
      Health Insurance segment provides individual life insurance, group health insurance, and specialty benefits, including group dental and vision, individual and group disability, and group life insurance services. PFG employs approximately 14,500 people. As of the fiscal year ended December
      31, 2005, PFG reported revenue of approximately $9.0 billion, net income of $919.0 million and stockholder equity of $7.8 billion.

o     Murray Hill Properties invests in, develops, leases and manages commercial and residential real estate in the New York tri-state area. Norman Sturner co-founded Murray Hill Properties in 1973.

THE PROPERTY:

o     The 1412 Broadway Mortgaged Property (aka the "Fashion Gallery Building")
      consists of a fee simple interest in a central business district office building built in 1927. The 28-story improvements contain 397,710 square feet and is situated on 0.41 acres. The major tenants are One Step Up,
      Kasper ASL, Escada, and FYC 8 (aka Donna Ricco), which together occupy
      34.9% of the total square feet and contribute 29.7% of the gross potential rental income. The building is currently occupied by approximately 45 additional office tenants and seven ground floor retail tenants.

o     The 1412 Broadway Mortgaged Property is located on the northeast corner of
      Broadway and West 39th Street in the Midtown office district. The neighborhood includes some of Manhattan's most popular attractions, including Radio City Music Hall, Rockefeller Center, St. Patrick's
      Cathedral, Times Square and Grand Central Station.

o     The 1412 Broadway Borrower is generally required at its sole cost and expense to keep the 1412 Broadway Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

PROPERTY MANAGEMENT:

o     Murray Hill Properties LLC manages the 1412 Broadway Mortgaged Property.
      Murray Hill Properties LLC currently manages 20 properties containing a total of approximately 4.2 million square feet.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o     $20,000,000 mezzanine piece held outside of the trust.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o     Not Allowed.

                                      C-49

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ANNEX D

CLASS A-AB PLANNED PRINCIPAL BALANCE

Period	Date	Ending Balance ($)(1)
1	3/15/2007	68,473,000.00
2	4/15/2007	68,473,000.00
3	5/15/2007	68,473,000.00
4	6/15/2007	68,473,000.00
5	7/15/2007	68,473,000.00
6	8/15/2007	68,473,000.00
7	9/15/2007	68,473,000.00
8	10/15/2007	68,473,000.00
9	11/15/2007	68,473,000.00
10	12/15/2007	68,473,000.00
11	1/15/2008	68,473,000.00
12	2/15/2008	68,473,000.00
13	3/15/2008	68,473,000.00
14	4/15/2008	68,473,000.00
15	5/15/2008	68,473,000.00
16	6/15/2008	68,473,000.00
17	7/15/2008	68,473,000.00
18	8/15/2008	68,473,000.00
19	9/15/2008	68,473,000.00
20	10/15/2008	68,473,000.00
21	11/15/2008	68,473,000.00
22	12/15/2008	68,473,000.00
23	1/15/2009	68,473,000.00
24	2/15/2009	68,473,000.00
25	3/15/2009	68,473,000.00
26	4/15/2009	68,473,000.00
27	5/15/2009	68,473,000.00
28	6/15/2009	68,473,000.00
29	7/15/2009	68,473,000.00
30	8/15/2009	68,473,000.00
31	9/15/2009	68,473,000.00
32	10/15/2009	68,473,000.00
33	11/15/2009	68,473,000.00
34	12/15/2009	68,473,000.00
35	1/15/2010	68,473,000.00
36	2/15/2010	68,473,000.00
37	3/15/2010	68,473,000.00
38	4/15/2010	68,473,000.00
39	5/15/2010	68,473,000.00
40	6/15/2010	68,473,000.00
41	7/15/2010	68,473,000.00
42	8/15/2010	68,473,000.00
43	9/15/2010	68,473,000.00
44	10/15/2010	68,473,000.00
45	11/15/2010	68,473,000.00
46	12/15/2010	68,473,000.00
47	1/15/2011	68,473,000.00
48	2/15/2011	68,473,000.00
49	3/15/2011	68,473,000.00
50	4/15/2011	68,473,000.00
51	5/15/2011	68,473,000.00
52	6/15/2011	68,473,000.00
53	7/15/2011	68,473,000.00
54	8/15/2011	68,473,000.00
55	9/15/2011	68,473,000.00
56	10/15/2011	68,473,000.00

(1)	Amounts shown may vary from actual amounts due to rounding.

D-1

Period	Date	Ending Balance ($)(1)
57	11/15/2011	68,473,000.00
58	12/15/2011	68,473,000.00
59	1/15/2012	67,580,471.04
60	2/15/2012	66,714,689.52
61	3/15/2012	65,405,220.78
62	4/15/2012	64,377,012.92
63	5/15/2012	63,200,003.39
64	6/15/2012	62,160,585.85
65	7/15/2012	60,972,672.98
66	8/15/2012	59,921,933.12
67	9/15/2012	58,865,851.40
68	10/15/2012	57,661,729.77
69	11/15/2012	56,594,158.30
70	12/15/2012	55,378,860.92
71	1/15/2013	54,299,684.25
72	2/15/2013	53,186,612.71
73	3/15/2013	51,628,018.55
74	4/15/2013	50,501,383.59
75	5/15/2013	49,222,843.52
76	6/15/2013	48,083,995.48
77	7/15/2013	46,793,576.16
78	8/15/2013	45,642,392.46
79	9/15/2013	44,485,362.35
80	10/15/2013	44,285,362.35
81	11/15/2013	44,085,362.35
82	12/15/2013	42,872,409.88
83	1/15/2014	39,355,272.02
84	2/15/2014	36,427,187.13
85	3/15/2014	34,896,688.76
86	4/15/2014	33,763,005.05
87	5/15/2014	32,489,106.00
88	6/15/2014	31,343,145.50
89	7/15/2014	30,057,305.00
90	8/15/2014	28,898,944.01
91	9/15/2014	27,734,675.56
92	10/15/2014	26,431,027.18
93	11/15/2014	25,254,173.74
94	12/15/2014	23,938,284.11
95	1/15/2015	22,748,718.84
96	2/15/2015	21,553,086.71
97	3/15/2015	19,954,080.51
98	4/15/2015	18,744,198.89
99	5/15/2015	17,396,183.23
100	6/15/2015	16,173,256.95
101	7/15/2015	14,812,552.93
102	8/15/2015	13,576,450.53
103	9/15/2015	12,334,043.53
104	10/15/2015	10,954,390.89
105	11/15/2015	9,698,611.43
106	12/15/2015	8,305,951.57
107	1/15/2016	7,036,664.87
108	2/15/2016	5,760,904.03
109	3/15/2016	4,218,981.16
110	4/15/2016	2,928,850.75
111	5/15/2016	1,502,778.20
112	6/15/2016	198,794.34
113	7/15/2016	—

(1)	Amounts shown may vary from actual amounts due to rounding.

D-2

Prospectus

Banc of America Commercial Mortgage Inc.

Depositor

Bank of America, National Association

Sponsor

Mortgage Pass-Through Certificates

Consider carefully the risk factors beginning on page 14 in this prospectus.

Neither the certificates nor the underlying mortgage loans are insured by any governmental agency.

The certificates will represent interests only in the related trust and will not represent interests in or obligations of Banc of America Commercial Mortgage Inc. or any of its affiliates, including Bank of America Corporation.

This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.

Each Issuing Entity —

•	will issue a series of mortgage pass-through certificates, which will consist of one or more classes of certificates; and

•	may own —

•	multifamily and commercial mortgage loans; and

•	mortgage-backed securities.
Each Pool of Mortgage Loans —

•	will be sold to the related issuing entity by the depositor, who will have in turn purchased the mortgage loans from the sponsor;

•	will be underwritten to the standards described in this prospectus or the accompanying prospectus supplement; and

•	will be serviced by one or more servicers affiliated or unaffiliated with the depositor.
Each Series of Certificates —

•	will represent interests in the issuing entity and will be paid only from the trust assets;

•	provide for the accrual of interest based on a fixed, variable or adjustable interest rate;

•	will receive interest and principal payments based on the rate of payment of principal and the timing of receipt of payments on the mortgage loans;

•	may be offered through underwriters, which may include Banc of America Securities LLC, an affiliate of the depositor; and

•	will not be listed on any securities exchange.
The Certificateholders —

•	may provide credit support by ‘‘subordinating’’ certain classes to other classes of certificates; any subordinate classes will be entitled to payment subject to the payment of more senior classes and will bear losses before more senior classes; and

•	may be entitled to the benefit of one or more of the following other types of credit support or derivative instruments described in this prospectus and in more detail in the accompanying prospectus supplement: guaranteed investment contracts, indurance, guarantees, letters of credit, certificate insurance, surety bonds, reserve funds, cash collateral accounts, pool insurance policies, special hazard insurance policies, mortgagor bankruptcy bonds, cross-collateralization, overcollateralization, excess interest and cash flow agreements.

Neither the SEC nor any state securities commission has approved these certificates or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

February 15, 2007

(This Page Intentionally Left Blank)

For more information

Banc of America Commercial Mortgage Inc. has filed with the SEC additional registration materials relating to the certificates. You may read and copy any of these materials at the SEC’s Public Reference Room at the following location:

•	SEC Public Reference Section 100 F Street, N.E. Washington, D.C. 20549

You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information that has been filed electronically with the SEC. The Internet address is http://www.sec.gov.

You may also contact Banc of America Commercial Mortgage Inc. in writing at Bank of America Corporate Center, 214 North Tryon Street, Charlotte, North Carolina 28255, or by telephone at (704) 386-8509.

See also the sections captioned ‘‘Available Information’’ and ‘‘Incorporation of Certain Information by Reference’’ appearing at the end of this prospectus.

SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all the information you need to consider in making your investment decision. You should carefully review this prospectus and the related prospectus supplement in their entirety before making any investment in the certificates of any series. As used in this prospectus, ‘‘you’’ refers to a prospective investor in certificates, and ‘‘we’’ refers to the depositor, Banc of America Commercial Mortgage Inc. A ‘‘GLOSSARY’’ appears at the end of this prospectus.

Securities Offered

Mortgage pass-through certificates.

Sponsor(s)

Bank of America, National Association will be a sponsor of each series of certificates. There may also be one or more other sponsors with respect to a series of certificates as described in the related prospectus supplement. Any such additional sponsor may or may not be affiliated with Bank of America, National Association. The mortgage loans either will be originated by the related sponsor or purchased by the sponsor from various entities that originated the mortgage loans either to the sponsor’s underwriting standards or to the underwriting standards described in the related prospectus supplement. Each sponsor will sell the mortgage loans to the depositor on the closing date specified in the related prospectus supplement by means of a mortgage loan purchase agreement between the sponsor and the depositor.

Depositor

Banc of America Commercial Mortgage Inc., a Delaware corporation and a subsidiary of Bank of America, National Association, has its principal executive offices at 214 North Tryon Street, Charlotte, North Carolina 28255, and its telephone number is (704) 386-8509.

Issuing Entity

The issuing entity for each series of certificates will be a common law trust formed for such series by the depositor.

Trustee

The trustee for each series of certificates will be named in the related prospectus supplement.

Master Servicer

If the trust includes mortgage loans, the master servicer for the corresponding series of certificates will be named in the prospectus supplement.

Special Servicer

If the trust includes mortgage loans, the special servicer for the corresponding series of certificates will be named, or the circumstances under which a special servicer may be appointed, will be described in the prospectus supplement.

Other Servicers

In addition to the master servicer and the special servicer, one or more other servicers may perform servicing functions as subservicers for the master servicer or special servicer or otherwise as described in the related prospectus supplement.

MBS Administrator

If the trust includes mortgage-backed securities, the entity responsible for administering the mortgage-backed securities will be named in the prospectus supplement.

REMIC Administrator

The person responsible for the various tax-related administration duties for a series of certificates concerning real estate mortgage investment conduits will be named in the prospectus supplement.

The Mortgage Loans

Each series of certificates will, in general, be backed by a pool of mortgage loans referred to as a mortgage asset pool secured by first or junior liens on:

•	residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

•	office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land.

However, no one of the following types of properties will be overly-represented in the trust at the time the trust is formed: (1) restaurants; (2) entertainment or sports arenas; (3) marinas; or (4) nursing homes, hospitals or other health care-related facilities.

The mortgage loans will not be guaranteed or insured by Banc of America Commercial Mortgage Inc. or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or by any other person.

If specified in the prospectus supplement, some mortgage loans may be delinquent as of the date the trust is formed.

As described in the prospectus supplement, a mortgage loan may:

•	provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate;

•	provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events, and may permit negative amortization;

•	be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date;

•	may permit the negative amortization or deferral of accrued interest;

•	may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments;

•	may permit defeasance and the release of real property collateral in connection with that defeasance;

•	provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at any other interval as specified in the prospectus supplement; and

•	may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans.

Each mortgage loan will have had an original term to maturity of not more than 40 years. No mortgage loan will have been originated by Banc of America Commercial Mortgage Inc., although one of its affiliates may have originated some of the mortgage loans.

If any mortgage loan, or group of related mortgage loans, involves unusual credit risk, financial statements or other financial information concerning the related mortgaged property will be included in the related prospectus supplement.

As described in the prospectus supplement, the trust may also consist of mortgage participations, mortgage pass-through certificates and/or other mortgage-backed securities that evidence an interest in, or are secured by a pledge of, one or more mortgage loans similar to the other mortgage loans in the trust and which may or may not be issued, insured or guaranteed by the United States or any governmental agency.

Significant Originators

In addition to the sponsor(s) or their affiliates, one or more other persons may have originated the mortgage loans backing the certificates of a particular series. The related prospectus supplement will describe any such originator with respect to mortgage loans representing 10% or more (by principal balance as of the applicable cut-off date) of the mortgage loans backing such series.

Significant Obligors

The related prospectus supplement also will identify any significant obligor or mortgaged property representing 10% or more (by principal balance as of the applicable cut-off date) of the mortgage loans backing the related series of certificates.

The Certificates

Each series of certificates will be issued in one or more classes pursuant to a pooling and servicing agreement or other agreement specified in the prospectus supplement and will represent in total the entire beneficial ownership interest in the trust.

As described in the prospectus supplement, the certificates of each series may consist of one or more classes that:

•	are senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates;

•	are ‘‘stripped principal certificates’’ entitled to distributions of principal, with disproportionate, nominal or no distributions of interest;

•	are ‘‘stripped interest certificates’’ entitled to distributions of interest, with disproportionate, nominal or no distributions of principal;

•	provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

•	provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the trust;

•	provide for distributions based solely or primarily on specified mortgage assets or a specified group of mortgage assets in the related trust fund;

•	provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

•	provide for distribution based on collections on the mortgage assets in the trust attributable to prepayment premiums, yield maintenance payments or equity participations.

If specified in the prospectus supplement, a series of certificates may include one or more ‘‘controlled amortization classes,’’ which will entitle the holders to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the trust remains relatively constant at the rate of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more other classes of the same series.

Each class of certificates, other than certain classes of stripped interest certificates and certain classes of REMIC residual certificates will have an initial stated principal amount. Each class of certificates, other than certain classes of stripped principal certificates and certain classes of REMIC residual certificates, will accrue interest on its certificate balance or, in the case of certain classes of stripped interest certificates, on a notional amount, based on a pass-through rate which may be fixed, variable or adjustable. The prospectus supplement will specify the certificate balance, notional amount and/or pass-through rate for each class of certificates.

Distributions of Interest on the Certificates

Interest on each class of certificates (other than certain classes of stripped principal certificates and certain classes of REMIC residual certificates) of each series will accrue at the applicable pass-through rate on the certificate balance and will be paid on a distribution date. However, in the case of certain classes of stripped interest certificates, the notional amount outstanding from time to time will be paid to certificateholders as provided in the prospectus supplement on a specified distribution date.

Distributions of interest concerning one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates. Interest accrued concerning a class of accrual certificates prior to the occurrence of such an event will either be added to the certificate balance or otherwise deferred as described in the prospectus supplement. Distributions of interest concerning one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the prospectus supplement.

Distributions of Principal of the Certificates

Each class of certificates of each series (other than certain classes of stripped interest certificates and certain classes of REMIC residual certificates) will have a certificate balance. The certificate balance of a class of certificates outstanding from time to time will represent the maximum amount that the holders are then entitled to receive in respect of principal from future cash flow on the assets in the trust. The initial total certificate balance of all classes of a series of certificates will not be greater than the outstanding principal balance of the related mortgage assets as of a specified cut-off date, after application of scheduled payments due on or before that date, whether or not received. As described in the prospectus supplement, distributions of principal with respect to the related series of certificates will be made on each distribution date to the holders of the class certificates of the series then entitled until the certificate balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates:

•	may be made at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the assets in the trust;

•	may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series;

•	may be made, subject to certain limitations, based on a specified principal payment schedule; or

•	may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the trust are received. Unless otherwise specified in the prospectus supplement, distributions of principal of any class of certificates will be made on a pro rata basis among all of the certificates of that class.

Credit Support and Cash Flow Agreements

If specified in the prospectus supplement, partial or full protection against certain defaults and losses on the assets in the trust may be provided to one or more classes of certificates by (1) subordination of one or more other classes of certificates to classes in the same series, or by (2) one or more of the following other types of credit support: limited guarantees, financial guaranty insurance policies, surety bonds, letters of credit, mortgage pool insurance policies, reserve funds, cross collateralization, overcollateralization and excess interest. If so provided in the prospectus supplement, the trust may include:

•	guaranteed investment contracts;

•	insurance, guarantees;

•	letters of credit;

•	certificate insurance;

•	surety bonds;

•	reserve funds, cash collateral accounts;

•	pool insurance policies;

•	special hazard insurance policies;

•	mortgagor bankruptcy bonds;

•	cross-collateralization;

•	overcollateralization;

•	excess interest; and

•	cash flow agreements.

The above types of credit support and cash flow agreements are described in more detail in this prospectus under ‘‘DESCRIPTION OF CREDIT SUPPORT’’ and ‘‘CASH FLOW AGREEMENTS’’.

Certain relevant information regarding any applicable credit support or cash flow agreement will be set forth in the prospectus supplement for a series of certificates.

Advances

As specified in the prospectus supplement, if the trust includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of credit support, and/or another specified person may be obligated to make, or have the option of making, certain advances concerning delinquent scheduled payments of principal and/or interest on mortgage loans. Any advances made concerning a particular mortgage loan will be reimbursable from subsequent recoveries relating to the particular mortgage loan and as described in the prospectus supplement. If specified in the prospectus supplement, any entity making advances may be entitled to receive interest for a specified period during which those advances are outstanding, payable from amounts in the trust. If the trust includes mortgaged-backed securities, any comparable advancing obligation of a party to the related pooling and servicing agreement, or of a party to the related mortgage-backed securities agreement, will be described in the prospectus supplement.

Optional Termination

If specified in the prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the trust. If provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a specified party may be authorized or required to solicit bids for the purchase of all of the assets of the trust, or of a sufficient portion of those assets to retire that class or classes.

Certain Federal Income Tax Consequences

The certificates of each series will constitute or evidence ownership of either:

•	‘‘regular interests’’ and ‘‘residual interests’’ in the trust, or a designated portion of the trust, treated as a REMIC under Sections 860A through 860G of the Code; or

•	certificates in a trust treated as a grantor trust under applicable provisions of the Code.

If one or more REMIC elections are made, certificates that are regular interests will be treated as newly issued debt instruments of the REMIC and must be accounted for under an accrual method of accounting. Certificates that are residual interests are not treated as debt instruments, but rather must be treated according to the rules prescribed in the Internal Revenue Code for REMIC residual interests, including restrictions on transfer and the reporting of net income or loss of the REMIC, including the possibility of a holder of such certificate having taxable income without a corresponding distribution of cash to pay taxes currently due.

If the certificates represent interests in a grantor trust, beneficial owners of certificates generally are treated as owning an undivided beneficial interest in the mortgage loans that are assets of the trust.

Investors are advised to consult their tax advisors and to review ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES’’ in this prospectus and in the prospectus supplement.

Certain ERISA Considerations

Fiduciaries of retirement plans and certain other employee benefit plans and arrangements, including individual retirement accounts, individual retirement annuities, Keogh plans, and collective investment funds and separate individual retirement accounts in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, or any materially similar provisions of federal, state or local law should review with their legal advisors whether the purchase or holding of certificates could give rise to a transaction that is prohibited.

Legal Investment

If so specified in the prospectus supplement, certain classes of certificates will constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors for assistance in determining whether and to what extent the certificates constitute legal investments for them.

See ‘‘LEGAL INVESTMENT’’ in this prospectus.

Rating

At their respective dates of issuance, each class of certificates will be rated as of investment grade by one or more nationally recognized statistical rating agencies.

RISK FACTORS

In considering an investment in the certificates of any series, you should consider carefully the following risk factors and the risk factors in the prospectus supplement.

The Limited Liquidity of Your Certificates May Have an Adverse Impact on Your Ability To Sell Your Certificates.

The certificates of any series may have limited or no liquidity. You may be forced to bear the risk of investing in the certificates for an indefinite period of time. In addition, you may have no redemption rights, and the certificates are subject to early retirement only under certain circumstances.

Lack of a Secondary Market May Limit the Liquidity of Your Certificate.    We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide certificateholders with liquidity of investment or that it will continue for as long as the certificates remain outstanding.

The prospectus supplement may indicate that an underwriter intends to establish a secondary market in the certificates, although no underwriter will be obligated to do so. Any secondary market may provide less liquidity to investors than any comparable market for securities relating to single-family mortgage loans. Unless specified in the prospectus supplement, the certificates will not be listed on any securities exchange.

The Limited Nature of Ongoing Information Regarding Your Certificate May Adversely Affect Liquidity. The primary source of ongoing information regarding the certificates, including information regarding the status of the related mortgage assets and any credit support for the certificates, will be the periodic reports to certificateholders to be delivered pursuant to the related pooling and servicing agreement.

We cannot assure you that any additional ongoing information regarding the certificates will be available through any other source. The limited nature of the information concerning a series of certificates may adversely affect liquidity, even if a secondary market for the certificates does develop.

The Liquidity of Your Certificate May Be Affected by External Sources Including Interest Rate Movement.    If a secondary market does develop for the certificates, the market value of the certificates will be affected by several factors, including:

•	perceived liquidity;

•	the anticipated cash flow (which may vary widely depending upon the prepayment and default assumptions concerning the underlying mortgage loans); and

•	prevailing interest rates.

The price payable at any given time for certain classes of certificates may be extremely sensitive to small fluctuations in prevailing interest rates. The relative change in price for a certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for the certificate in response to an equal but opposite movement in those rates. Therefore, the sale of certificates by a holder in any secondary market that may develop may be at a discount from the price paid by the holder. We are not aware of any source through which price information about the certificates will be generally available on an ongoing basis.

Book Entry System for Certain Classes of Certificates May Decrease Liquidity and Delay Payment

Because transactions in the classes of book entry certificates of any series generally can be effected only through DTC, DTC participants and indirect DTC participants:

•	your ability to pledge book entry certificates to someone who does not participate in the DTC system, or to otherwise take action relating to your book entry certificates, may be limited due to the lack of a physical certificate;

•	you may experience delays in your receipt of payments on book entry certificates because distributions will be made by the trustee, or a paying agent on behalf of the trustee, to Cede & Co., as nominee for DTC, rather than directly to you; and

•	you may experience delays in your receipt of payments on book-entry certificates in the event of misapplication of payments by DTC, DTC participants or indirect DTC participants or bankruptcy or insolvency of those entities and your recourse will be limited to your remedies against those entities.

Servicing Transfer Following Event of Default May Result in Payment Delays or Losses

Following the occurrence of an event of default under a pooling and servicing agreement, the trustee for the related series may, in its discretion or pursuant to direction from certificateholders, remove the defaulting master servicer or special servicer and succeed to its responsibilities, or may petition a court to appoint a successor master servicer or special servicer. The trustee or the successor master servicer or special servicer will be entitled to reimbursement of its costs of effecting the servicing transfer from the predecessor master servicer or special servicer, or from the assets of the related trust if the predecessor fails to pay. In the event that reimbursement to the trustee or the successor master servicer or special servicer is made from trust assets, the resulting shortfall will be borne by holders of the related certificates, to the extent not covered by any applicable credit support. In addition, during the replacement process or for some time thereafter, mortgagors of the related mortgage loans may delay making their monthly payments or may inadvertently continue making payments to the predecessor master servicer or special servicer, potentially resulting in delays in distributions on the related certificates.

The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Certificates

Any credit rating assigned by a rating agency to a class of certificates will reflect only its assessment of the likelihood that holders of the certificates will receive payments to which the certificateholders are entitled under the related Pooling and Servicing Agreement. Such rating will not constitute an assessment of the likelihood that:

•	principal prepayments on the related mortgage loans will be made;

•	the degree to which the rate of such prepayments might differ from that originally anticipated; or

•	the likelihood of early optional termination of the trust.

Any rating will not address the possibility that prepayment of the mortgage loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a certificate at a significant premium might fail to recover its initial investment under certain prepayment scenarios. Therefore, a rating assigned by a rating agency does not guarantee or ensure the realization of any anticipated yield on a class of certificates.

The amount, type and nature of credit support given a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, such criteria may be based upon determinations of the values of the properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. As a result, the credit support required in respect of the certificates of any series may be insufficient to fully protect the holders of such certificates from losses on the related mortgage asset pool.

The Ratings of Your Certificates May Be Lowered or Withdrawn, Which May Adversely Affect the Liquidity or Market Value of Your Certificates

It is a condition to the issuance of the offered certificates that they be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any certificate, and accordingly, there can be no assurance to you that the ratings assigned to any certificate on the date on which the certificate is originally issued will not be lowered or withdrawn by a rating agency at any time thereafter. The rating(s) of any series of certificates by any applicable rating agency may be lowered following the initial issuance of the certificates as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage loans in excess of the levels contemplated by the rating agency at the time of its initial rating analysis. Neither the depositor nor the sponsor nor any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any rating(s) of any series of certificates. If any rating is revised or withdrawn, the liquidity or the market value of your certificate may be adversely affected.

The Limited Assets of Each Trust May Adversely Impact Your Ability To Recover Your Investment in the Event of Loss on the Underlying Mortgage Assets.

Except for any related insurance policies, reserve funds, or other external credit enhancement described in the prospectus supplement, the mortgage loans included in a trust fund will be the sole source of payments on the certificates of a series. Unless specified in the prospectus supplement, neither the certificates nor the mortgage assets in the trust will be guaranteed or insured by Banc of America Commercial Mortgage Inc. or any of its affiliates, by any governmental agency or by any other person or entity. No certificate will represent a claim against or security interest in the trust funds for any other series. Therefore, if the related trust fund has insufficient assets to make payments, no other assets will be available for payment of the deficiency, and the holders of one or more classes of the certificates will be required to bear the consequent loss.

In addition, the mortgage loans are generally non-recourse loans. If a default occurs under any mortgage loan, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Payment prior to maturity is consequently dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance the property. We will not have undertaken an evaluation of the financial condition of any borrower.

Amounts on deposit from time to time in certain accounts constituting part of the trust, including the certificate account and any accounts maintained as credit support, may be withdrawn for purposes other than the payment of principal of or interest on the related series of certificates under certain conditions. On any distribution occurring after losses or shortfalls in collections on the mortgage assets have been incurred, all or a portion of those losses or shortfalls will be borne on a disproportionate basis among classes of certificates.

The Limited Credit Support for Your Certificates May Not Be Sufficient To Prevent Loss on Your Certificates.

The prospectus supplement for a series of certificates will describe any credit support. The credit support may not cover all potential losses. For example, credit support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any losses not covered by credit support may, at least in part, be allocated to one or more classes of certificates.

A series of certificates may include one or more classes of subordinate certificates, if provided in the prospectus supplement. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of senior certificates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any related credit support may be exhausted before the principal of the later-paid classes of certificates of that series have been repaid in full.

The impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those classes of certificates having a later right of payment.

If a form of credit support covers the certificates of more than one series and losses on the related mortgage assets exceed the amount of the credit support, it is possible that the holders of certificates of one (or more) series will disproportionately benefit from that credit support, to the detriment of the holders of certificates of one (or more) other series.

The amount of any applicable credit support supporting one or more classes of certificates will be determined on the basis of criteria established by each rating agency rating such classes of certificates based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the loss experience on the related mortgage assets will not exceed such assumed levels. If the losses on the related mortgage assets do exceed such assumed levels, the holders of one or more classes of certificates will be required to bear such additional losses.

Special Powers of the FDIC in the Event of Insolvency of the Sponsor Could Delay or Reduce Distributions on the Certificates

The mortgage loans will be originated or acquired by the sponsor, a national bank whose deposits are insured to the applicable limits by the FDIC. If the sponsor becomes insolvent, is in an unsound condition or engages in violations of its bylaws or regulations applicable to it or if similar circumstances occur, the FDIC could act as conservator and, if a receiver were appointed, would act as a receiver for the sponsor. As receiver, the FDIC would have broad powers to:

•	require the trust, as assignee of the depositor, to go through an administrative claims procedure to establish its rights to payments collected on the mortgage loans; or

•	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against the sponsor, or

•	if the sponsor is a servicer for a series of certificates, repudiate without compensation the sponsor’s ongoing servicing obligations under the pooling and servicing agreement, such as its duty to collect and remit payments or otherwise service the mortgage loans.

If the FDIC were to take any of those actions, distributions on the certificates could be delayed or reduced.

By statute, the FDIC as conservator or receiver of the sponsor is authorized to repudiate any ‘‘contract’’ of the sponsor upon payment of ‘‘actual direct compensatory damages.’’ This authority may be interpreted by the FDIC to permit it to repudiate the transfer of the mortgage loans to the depositor. Under an FDIC regulation, however, the FDIC as conservator or receiver of a bank has stated that it will not reclaim, recover or recharacterize a bank’s transfer of financial assets in connection with a securitization or participation, provided that the transfer meets all conditions for sale accounting treatment under generally accepted accounting principles, other than the ‘‘legal isolation’’ condition as it applies to institutions for which the FDIC may be appointed as conservator or receiver, was made for adequate consideration and was not made fraudulently, in contemplation of insolvency, or with the intent to hinder, delay or defraud the bank or its creditors. For purposes of the FDIC regulation, the term securitization means, as relevant, the issuance by a special purpose entity of beneficial interests the most senior class of which at time of issuance is rated in one of the four highest categories assigned to long-term debt or in an equivalent short-term category (within either of which there may be sub-categories or gradations indicating relative standing) by one or more nationally recognized statistical rating organizations. A special purpose entity, as the term is used in the regulation, means a trust, corporation, or other entity demonstrably distinct from the insured depository institution that is primarily engaged in acquiring and holding (or transferring to another special purpose entity) financial assets, and in activities related or incidental to these actions, in connection with the issuance by the special purpose entity (or by another special purpose entity that acquires financial assets directly or indirectly from the special purpose entity) of beneficial interests. The transactions contemplated by this prospectus and the related prospectus supplement will be structured so that this FDIC regulation should apply to the transfer of the mortgage loans from the sponsor to the depositor.

If a condition required under the FDIC regulation, or other statutory or regulatory requirement applicable to the transaction, were found not to have been satisfied, the FDIC as conservator or receiver might refuse to recognize the sponsor’s transfer of the mortgage loans to the depositor. In that event the depositor could be limited to seeking recovery based upon its security interest in the mortgage loans. The FDIC’s statutory authority has been interpreted by the FDIC and at least one court to permit the repudiation of a security interest upon payment of actual direct compensatory damages measured as of the date of conservatorship or receivership. These damages do not include damages for lost profits or opportunity, and no damages would be paid for the period between the date of conservatorship or receivership and the date of repudiation. The FDIC could delay its decision whether to recognize the sponsor’s transfer of the mortgage loans for a reasonable period following its appointment as conservator or receiver for the sponsor. If the FDIC were to refuse to recognize the sponsor’s transfer of the mortgage loans, distributions on the certificates could be delayed or reduced.

If specified in the applicable prospectus supplement, the sponsor will also act as servicer of the mortgage loans. If the FDIC acted as receiver for the sponsor after the sponsor’s insolvency, the FDIC could prevent the termination of the sponsor as servicer of the mortgage loans, even if a contractual basis for termination exists. This inability to terminate the sponsor as servicer could result in a delay or possibly a reduction in distributions on the certificates to the extent the sponsor received, but did not remit to the trustee, mortgage loan collections received by the sponsor before the date of insolvency or if the sponsor failed to make any required advances.

The collection of amounts with respect to the mortgage loans, which are the source of repayment for the certificates, will depend significantly on the performance by the master servicer and the special servicer of their respective roles under the pooling and servicing agreement and any other servicing agreements described in this prospectus supplement. You will not be a party to any of these agreements and will be relying on the persons who are to perform their duties under such agreements and upon such persons, and the trustee in particular, to enforce the parties’ obligations under such agreements. In the event of the resignation or termination of the master servicer or the special servicer, the trustee may assume the related responsibilities and servicing functions or name a replacement as described under ‘‘THE POOLING AND SERVICING AGREEMENTS—Rights Upon Event of Default’’. In particular, any interruption or delay associated with such replacement could have a corresponding adverse affect on amounts collected on the mortgage loans and available for distribution on the certificates.

Insolvency of the Depositor May Delay or Reduce Collections on Mortgage Loans

Neither the United States Bankruptcy Code nor similar applicable state laws prohibit the depositor from filing a voluntary application for relief under these laws. However, the transactions contemplated by this prospectus and the related prospectus supplement will be structured so that the voluntary or involuntary application for relief under the bankruptcy laws by the depositor is unlikely. The depositor is a separate, limited purpose subsidiary, the certificate of incorporation of which contains limitations on the nature of the depositor’s business, including the ability to incur debt other than debt associated with the transactions contemplated by this prospectus, and restrictions on the ability of the depositor to commence voluntary or involuntary cases or proceedings under bankruptcy laws. Further, the transfer of the mortgage loans to the related trust will be structured so that the trustee has no recourse to the depositor, other than for breaches or representations and warranties about the mortgage loans.

If the depositor were to become the subject of a proceeding under the bankruptcy laws, a court could conclude that the transfer of the mortgage loans from the depositor to the trust should not be characterized as an absolute transfer, and accordingly, that the mortgage loans should be included as part of the depositor’s estate. Under these circumstances, the bankruptcy proceeding could delay or reduce distributions on the certificates. In addition, a bankruptcy proceeding could result in the temporary disruption of distributions on the certificates.

Distributions on Your Certificates and Your Yield May Be Difficult To Predict

The yield on any offered certificate will depend on (a) the price at which such certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such certificate. The rate, timing and amount of distributions on any offered certificate will, in turn, depend on, among other things:

•	the pass through rate for such certificate;

•	the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the mortgage loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the certificate balance of the class of certificates to which such certificate belongs;

•	the rate, timing and severity of realized losses and additional trust fund expenses (each as described in this prospectus supplement) and the extent to which such losses and expenses result in the failure to pay interest on, or a reduction of the certificate balance of, the class of certificates to which such certificate belongs;

•	the timing and severity of any net aggregate prepayment interest shortfalls (each as described in this prospectus supplement) and the extent to which such shortfalls are allocated in reduction of the distributable certificate interest payable on the class of certificates to which such certificate belongs;

•	the extent to which prepayment premiums and yield maintenance charges are collected and, in turn, distributed on the class of certificates to which such certificate belongs; and

•	the rate and timing of reimbursement of advances.

It is impossible to predict with certainty any of the factors described in the preceding paragraph. Accordingly, investors may find it difficult to analyze the effect that such factors might have on the yield to maturity of any class of offered certificates.

Prepayments of the Underlying Mortgage Loans Will Affect the Average Life of Your Certificates and Your Yield.

As a result of prepayments on the mortgage loans in the trust, the amount and timing of distributions of principal and/or interest on the certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in the trust will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Therefore, the prepayment experience on the mortgage loans in the trust may affect the average life of one or more classes of certificates of the related series.

The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. For example, if prevailing interest rates fall significantly below the mortgage rates borne by the mortgage loans included in the trust, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates borne by those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage rates borne by the mortgage loans included in the trust, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the mortgage rates borne by those mortgage loans.

Voluntary prepayments, if permitted, generally require payment of a prepayment premium or yield maintenance charge. Nevertheless, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of a prepayment premium or yield maintenance charge. Also, we cannot assure you that involuntary prepayments will not occur.

As described in the related prospectus supplement, the terms of certain mortgage loans, in connection with a partial release of the related mortgaged property, may permit a voluntary partial defeasance or a partial prepayment at any time with the delivery of the defeasance collateral or the payment of a prepayment premium or yield maintenance charge as applicable.

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

•	the terms of the mortgage loans;

•	the length of any prepayment lockout period;

•	the level of prevailing interest rates;

•	the availability of mortgage credit;

•	the applicable prepayment premiums or yield maintenance charges;

•	the master servicer’s or special servicer’s ability to enforce those charges or premiums;

•	the occurrence of casualties or natural disasters; and

•	economic, demographic, tax, legal or other factors.

The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage loan’s interest rate, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the adjustable rate mortgage loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby ‘‘locking in’’ that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

No prepayment premium or yield maintenance charge will be generally required for prepayments in connection with a casualty or condemnation. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to a material breach of representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable. The repurchase price paid by a mortgage loan seller may not include a liquidation fee if purchased within the timeframe set forth in the pooling and servicing agreement. Such a repurchase may therefore adversely affect the yield to maturity on your certificates.

We cannot assure you what as to the actual rate of prepayment on the mortgage loans in the trust will be, or that the rate of prepayment will conform to any model in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in the trust, the retirement of any class of certificates of the related series could occur significantly earlier or later, and its average life could be significantly shorter or longer, than expected.

The extent to which prepayments on the mortgage loans in trust ultimately affect the average life of any class of certificates of the related series will depend on the terms and provisions of the certificates. A class of certificates may provide that on any distribution date the holders of the certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the trust fund that are distributable on that date.

A class of certificates that entitles the holders to a disproportionately large share of the prepayments on the mortgage loans in the trust increases the likelihood of early retirement of that class if the rate of prepayment is relatively fast. This type of early retirement risk is sometimes referred to as ‘‘call risk.’’

A class of certificates that entitles its holders to a disproportionately small share of the prepayments on the mortgage loans in the trust increases the likelihood of an extended average life of that class if the rate of prepayment is relatively slow. This type of prolonged retirement risk is sometimes referred to as ‘‘extension risk.’’

As described in the prospectus supplement, the respective entitlements of the various classes of certificate-holders of any series to receive payments (and, in particular, prepayments) of principal of the mortgage loans in the trust may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of certificates of that series) or subject to certain contingencies (e.g., prepayment and default rates with respect to those mortgage loans).

A series of certificates may include one or more controlled amortization classes, which will entitle the holders to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the trust remains relatively constant at the rate of prepayment used to establish the specific principal payment schedule for the certificates. Prepayment risk concerning a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series.

As described in the prospectus supplement, a companion class may entitle the holders to a disproportionately large share of prepayments on the mortgage loans in the trust when the rate of prepayment is relatively fast, and/or may entitle the holders to a disproportionately small share of prepayments on the mortgage loans in the trust when the rate of prepayment is relatively slow. A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow. Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the call risk and/or extension risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

Each controlled amortization class will either be a planned amortization class or a targeted amortization class or such other similar class as is described in the prospectus supplement. In general, a planned amortization class has a ‘‘prepayment collar’’, that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates. That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb ‘‘excesses’’ or ‘‘shortfalls’’ in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule. A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on those interest only certificates will be inversely related to the rate at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.

Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest only certificates. If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

Certificates Purchased at a Premium or a Discount Will Be Sensitive To the Rate of Principal Payment

A series of certificates may include one or more classes offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the trust fund. If the amount of interest payable with respect to a class is disproportionately large as compared to the amount of principal, as with certain classes of stripped interest certificates, a holder might fail to recover its original investment under some prepayment scenarios. The yield to maturity of any class of certificates may vary from the anticipated yield due to the degree to which the certificates are purchased at a discount or premium and the amount and timing of distributions.

You should consider, in the case of any certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield. In the case of any certificate purchased at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. Further information relating to yield on certificates particularly sensitive to principal prepayments will be included in the applicable prospectus supplement, including, in the case of interest only certificates and principal only certificates, a table demonstrating the particular sensitivity of those interest only certificates to the rate of prepayments.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity.    Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

Negative Amortization.    The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on them, which deferred interest may be added to the principal balance of the certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

Negative amortization also may occur in respect of an adjustable rate mortgage loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate. Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan. This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of an interest only certificate, delay or accelerate the amortization of the notional amount of that certificate.

Foreclosures and Payment Plans.    The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

Losses and Shortfalls on the Mortgage Assets.    The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of those losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

Additional Certificate Amortization.    In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from (1) amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates, (2) excess funds or (3) any other amounts described in the related prospectus supplement. In general, ‘‘excess funds’’ as used above will represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) prepayment premiums, payments from equity participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates.

The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.

Optional Early Termination.    If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates.

Prepayment Models Are Illustrative Only and Do Not Predict Actual Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of that series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term ‘‘prepayment’’ includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate (‘‘CPR’’) prepayment model or the Standard Prepayment Assumption (‘‘SPA’’) prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

Timing of Prepayments on the Mortgage Loans May Result in Interest Shortfalls on the Certificates

When a mortgage loan is prepaid in full, absent a provision in the mortgage loan requiring the borrower to pay interest through the end of the applicable interest accrual period, the mortgagor pays interest on the amount prepaid only to the date of prepayment. Liquidation proceeds and amounts received in settlement of insurance claims are also likely to include interest only to the time of payment or settlement. When a mortgage loan is prepaid in full or in part, an interest shortfall may result depending on the timing of the receipt of the prepayment and the timing of when those prepayments are passed through to certificateholders. To partially mitigate this reduction in yield, the pooling and servicing agreement and/or underlying servicing agreements relating to a series may provide, to the extent specified in the applicable prospectus supplement, that for specified types of principal prepayments received, the applicable master servicer will be obligated, on or before each distribution date, to pay an amount equal to the lesser of (i) the aggregate interest shortfall with respect to the distribution date resulting from those principal prepayments by mortgagors and (ii) all or a portion of the master servicer’s or the special servicer’s, as applicable, servicing compensation for the distribution date as specified in the applicable prospectus supplement or other mechanisms specified in the applicable prospectus supplement. To the extent these shortfalls from the mortgage loans are not covered by the amount of compensating interest or other mechanisms specified in the applicable prospectus supplement, they will be allocated among the classes of interest bearing certificates as described in the related prospectus supplement under ‘‘DESCRIPTION OF THE CERTIFICATES’’. No comparable interest shortfall coverage will be provided by the master servicer with respect to liquidations of any mortgage loans. Any interest shortfall arising from liquidations will be covered by means of the subordination of the rights of subordinate certificateholders or any other credit support arrangements described in this prospectus.

Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans

General. Mortgage loans made on the security of multifamily or commercial property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss than loans made on the security of an owner-occupied single-family property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. Therefore, the value of an income-producing property is directly related to the net operating income derived from such property.

If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower’s ability to repay the loan may be impaired. A number of the mortgage loans may be secured by liens on owner-occupied properties or on properties leased to a single tenant or in which only a few tenants produce a material amount of the rental income. As the primary component of the net operating income of a property, rental income (and maintenance payments from tenant stockholders of a cooperative) and the value of any property are subject to the vagaries of the applicable real estate market and/or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as (typically) warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be secured by owner-occupied properties or properties leased to a single tenant. Therefore, a decline in the financial condition of the borrower or a single tenant may have a disproportionately greater effect on the net operating income from such properties than would be the case with respect to properties with multiple tenants.

Changes in the expense components of the net operating income of a property due to the general economic climate or economic conditions in a locality or industry segment, such as (1) increases in interest rates, real estate and personal property tax rates and other operating expenses including energy costs, (2) changes in governmental rules, regulations and fiscal policies, including environmental legislation, and (3) acts of God may also affect the net operating income and the value of the property and the risk of default on the related mortgage loan. In some cases leases of properties may provide that the lessee, rather than the mortgagor, is responsible for payment of certain of these expenses. However, because leases are subject to default risks as well as when a tenant’s income is insufficient to cover its rent and operating expenses, the existence of such ‘‘net of expense’’ provisions will only temper, not eliminate, the impact of expense increases on the performance of the related mortgage loan.

Additional considerations may be presented by the type and use of a particular property. For instance, properties that operate as hospitals and nursing homes are subject to significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel, motel and restaurant properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. The transferability of a hotel’s or restaurant’s operating, liquor and other licenses upon a transfer of the hotel or the restaurant, whether through purchase or foreclosure, is subject to local law requirements.

In addition, the concentration of default, foreclosure and loss risks in mortgage loans in the trust will generally be greater than for pools of single-family loans because mortgage loans in the trust generally will consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

Limited Recourse Nature of the Mortgage Loans May Make Recovery Difficult in the Event that a Mortgage Loan Defaults.    We anticipate that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. In this type of mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets, we cannot assure you that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery concerning a defaulted mortgage loan in excess of the liquidation value of the related property.

Cross-Collateralization Provisions May Have Limitations on Their Enforceability.    A mortgage pool may include groups of mortgage loans which are cross-collateralized and cross-defaulted. These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective mortgage loans in a cross-collateralized group. Cash flows generated on these type of mortgage loans are available to support debt service on, and ultimate repayment of, the total indebtedness. These arrangements seek to reduce the risk that the inability of one or more of the mortgaged properties securing any such group of mortgage loans to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

If the properties securing a group of mortgage loans which are cross-collateralized are not all owned by the same entity, creditors of one or more of the related borrowers could challenge the cross-collateralization arrangement as a fraudulent conveyance. Under federal and state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and was then insolvent, was rendered insolvent by such obligation or transfer or had unreasonably small capital for its business. A creditor seeking to enforce remedies against a property subject to such cross-collateralization to repay such creditor’s claim against the related borrower could assert that:

•	such borrower was insolvent at the time the cross-collateralized mortgage loans were made; and

•	such borrower did not, when it allowed its property to be encumbered by a lien securing the indebtedness represented by the other mortgage loans in the group of cross-collateralized mortgage loans, receive fair consideration or reasonably equivalent value for, in effect, ‘‘guaranteeing’’ the performance of the other borrowers.

Although the borrower making such ‘‘guarantee’’ will be receiving ‘‘guarantees’’ from each of the other borrowers in return, we cannot assure you that such exchanged ‘‘guarantees’’ would be found to constitute fair consideration or be of reasonably equivalent value.

The cross-collateralized mortgage loans may be secured by mortgage liens on properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale and because foreclosure actions are usually brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the related mortgages is not impaired or released.

Increased Risk of Default Associated With Balloon Payments.    Some of the mortgage loans included in the trust may be nonamortizing or only partially amortizing over their terms to maturity. These types of mortgage loans will require substantial payments of principal and interest (that is, balloon payments) at their stated maturity. These loans involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related property. The ability of a borrower to accomplish either of these goals will be affected by:

•	the value of the related property;

•	the level of available mortgage rates at the time of sale or refinancing;

•	the borrower’s equity in the related property;

•	the financial condition and operating history of the borrower and the related property;

•	tax laws;

•	rent control laws (pertaining to certain residential properties);

•	Medicaid and Medicare reimbursement rates (pertaining to hospitals and nursing homes);

•	prevailing general economic conditions; and

•	the availability of credit for loans secured by multifamily or commercial property.

Neither Banc of America Commercial Mortgage Inc. nor any of its affiliates will be required to refinance any mortgage loan.

As specified in the prospectus supplement, the master servicer or the special servicer will be permitted (within prescribed limits) to extend and modify mortgage loans that are in default or as to which a payment default is imminent. Although the master servicer or the special servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery than liquidation, taking into account the time value of money, we cannot assure you that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

The Lender Under a Mortgage Loan May Have Difficulty Collecting Rents Upon the Default and/or Bankruptcy of the Related Borrower.    Each mortgage loan included in the trust secured by property that is subject to leases typically will be secured by an assignment of leases and rents. Under such an assignment, the mortgagor assigns to the mortgagee its right, title and interest as lessor under the leases of the related property, and the income derived, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected.

The Enforceability of Due-on-Sale and Debt-Acceleration Clauses May Be Limited in Certain Situations. Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related property or its interest in the property. Mortgages also may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or nonmonetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

Adverse Environmental Conditions May Subject a Mortgage Loan to Additional Risk.    Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal Comprehensive

Environmental Response, Compensation and Liability Act of 1980, as amended, a lender may be liable, as an ‘‘owner’’ or ‘‘operator’’, for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage.

Certain Special Hazard Losses May Subject Your Certificates to an Increased Risk of Loss.    Unless otherwise specified in a prospectus supplement, the master servicer and special servicer for the trust will be required to cause the borrower on each mortgage loan in the trust to maintain such insurance coverage in respect of the property as is required under the related mortgage, including hazard insurance. As described in the prospectus supplement, the master servicer and the special servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any property through acquisition of a blanket policy.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water- related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the mortgage specifically requires the mortgagor to insure against physical damage arising from such causes, then, to the extent any consequent losses are not covered by credit support, such losses may be borne, at least in part, by the holders of one or more classes of certificates of the related series.

Exercise of Rights by Certain Certificateholders May Be Adverse To Other Certificateholders

The pooling and servicing agreement for a series may permit the holder of a class of subordinate certificates or a class of securities backed by a class of certificates to instruct the special servicer with respect to workout arrangements or foreclosure proceedings with respect to delinquent or other specially serviced mortgage loans. This right is intended to permit the holder of a class of certificates that is highly sensitive to losses on the mortgage loans to attempt to mitigate losses by exercising limited power of direction over servicing activities which accelerate or delay realization of losses on the mortgage loans. Such directions may, however, be adverse to the interest of those classes of senior certificates that are more sensitive to prepayments than to losses on the mortgage loans. In particular, accelerating foreclosure will adversely affect the yield to maturity on interest only certificates, while delaying foreclosure will adversely affect the yield to maturity of principal only certificates.

The Recording of the Mortgages in the Name of MERS May Affect the Yield on Your Certificates

The mortgages or assignments of mortgage for some of the mortgage loans have been or may be recorded in the name of Mortgage Electronic Registration Systems, Inc. or MERS, solely as nominee for the mortgage loan seller and its successors and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system. However, if MERS discontinues the MERS system and it becomes necessary to record an assignment of mortgage to the trustee, then any related expenses will be paid by the trust and will reduce the amount available to pay principal of and interest on the certificates.

The recording of mortgages in the name of MERS is a new practice in the commercial mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the loans.

Borrower Defaults May Adversely Affect Your Yield

The rate and timing of delinquencies or defaults on the mortgage loans will affect:

•	the aggregate amount of distributions on the offered certificates;

•	their yield to maturity;

•	the rate of principal payments; and

•	their weighted average life.

If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to a particular class, such class will suffer a loss equal to the full amount of such excess (up to the outstanding principal amount of such certificate).

If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, such yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless certain advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable.

The Borrower’s Form of Entity May Cause Special Risks

Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally require that the borrowers covenant to be single purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as ‘‘special purpose entities’’. In addition, certain mortgage loans may not have borrower principals. In general, borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

Many of the borrowers are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, and therefore may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

•	operating entities with businesses distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business; or

•	individuals that have personal liabilities unrelated to the mortgaged property.

However, any borrower, even a special purpose entity structured to be bankruptcy remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot provide assurances that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Bankruptcy Laws’’ in this prospectus.

In addition, with respect to certain mortgage loans, the borrowers may own the related mortgaged property as tenants in common. These mortgage loans may be subject to prepayment, including during periods when prepayment might otherwise be prohibited, as a result of partition. Although some of the related borrowers may have purported to waive any right of partition, we cannot assure you that any such waiver would be enforced by a court of competent jurisdiction.

Borrower and Related Party Bankruptcy Proceedings Entail Certain Risks

Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the commencement or continuation of a foreclosure action and delay the sale of the real property owned by that borrower. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then value of the mortgaged property, which action would make the lender a general unsecured creditor for the difference between the then current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower’s trustee or the borrower, as debtor in possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the securitization trustee may be subordinated to financing obtained by a debtor in possession subsequent to its bankruptcy.

Under federal bankruptcy law, the mortgagee will be stayed from enforcing a borrower’s assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer’s or special servicer’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

As a result of the foregoing, the trustee’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Certain mortgage loans may have sponsors that have previously filed for bankruptcy protection, which in some cases may have involved the same property that currently secures the mortgage loan. In each case, the related entity or person has emerged from bankruptcy. However, we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.

Tenancies in Common May Hinder or Delay Recovery

With respect to certain mortgage loans, the borrowers may own the related mortgaged property as tenants in common. These mortgage loans may be subject to prepayment, including during periods when prepayment might otherwise be prohibited, as a result of partition. Although some of the related borrowers may have purported to waive any right of partition, we cannot assure you that any such waiver would be enforced by a court of competent jurisdiction.

In general, with respect to a tenant in common ownership structure, each tenant in common owns an undivided share in the property and if such tenant in common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) such tenant in common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a borrower exercises such right of partition, the related mortgage loans may be subject to prepayment. In addition, the tenant in common structure may cause delays in the enforcement of remedies; this may occur, for example, because of procedural or substantive issues resulting from the existence of multiple borrowers under the related loan, such as in bankruptcy, in which circumstance, each time a tenant in common borrower files for bankruptcy, the bankruptcy court stay will be reinstated.

In some cases, the related borrower may be a special purpose entity (in some cases bankruptcy remote), reducing the risk of bankruptcy. There can be no assurance that a bankruptcy proceeding by a single tenant in common borrower will not delay enforcement of this pooled mortgage loan. Additionally, in some cases, subject to the terms of the related mortgage loan documents, a borrower or a tenant in common borrower may assign its interests to one or more tenant in common borrowers. Such change to, or increase in, the number of tenant in common borrowers increases the risks related to this ownership structure.

Mortgaged Properties with Tenants Present Special Risks

The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

•	space in the mortgaged properties could not be leased or relet;

•	tenants were unable to meet their lease obligations;

•	leasing or re leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

•	substantial re leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

•	a significant tenant were to become a debtor in a bankruptcy case; or

•	rental payments could not be collected for any other reason.

Repayment of the mortgage loans secured by retail, offices and industrial and warehouse properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. In addition, if a significant portion of tenants have leases which expire near or at maturity of the related mortgage loan, then it may make it more difficult for the related borrower to seek refinancing or make any applicable balloon payment. Certain of the mortgaged properties may be leased in whole or in part by government sponsored tenants who have the right to cancel their leases at any time or for lack of appropriations. Other tenants may have the right to cancel or terminate their leases prior to the expiration of the lease term or upon the occurrence of certain events including, but not limited to, the loss of an anchor tenant at the mortgaged property. Additionally, mortgage loans may have concentrations of leases expiring at varying rates in varying percentages.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

In addition, certain mortgaged properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased, and in certain cases, the occupancy percentage could be less than 80%. Any ‘‘dark’’ space may cause the mortgaged property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease. We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet.

Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated.

With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property.

Mortgaged Properties with Multiple Tenants May Increase Reletting Costs and Reduce Cash Flow

If a mortgaged property has multiple tenants, reletting expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental expenses.

Tenant Bankruptcy Adversely Affects Property Performance

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office, industrial and warehouse properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining reserved rent (but not more than three year’s rent). There are several cases in which one or more tenants at a mortgaged property have declared bankruptcy. We cannot assure you that any such tenant will affirm its lease.

Risks Related To Enforceability

All of the mortgages permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default.

Courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable.

If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property’s cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the property and secures the appointment of a receiver. In addition, as previously discussed, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender’s ability to collect the rents may be adversely affected.

Potential Absence of Attornment Provisions Entails Risks

In some jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions (i.e., provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above market rents or could not be replaced.

If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

Risks Associated with Commercial Lending May Be Different than those for Residential Lending

The mortgaged properties consist solely of multifamily rental and commercial properties. Commercial and multifamily lending is generally viewed as exposing a lender to a greater risk of loss than residential one to four family lending because it usually involves larger loans to a single borrower or a group of related borrowers.

The repayment of a commercial or multifamily loan is typically dependent upon the ability of the applicable property to produce cash flow through the collection of rents or other operating revenues. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

•	the age, design and construction quality of the properties;

•	perceptions regarding the safety, convenience and attractiveness of the properties;

•	the proximity and attractiveness of competing properties;

•	the adequacy of the property’s management and maintenance;

•	increases in operating expenses;

•	an increase in the capital expenditures needed to maintain the properties or make improvements;

•	dependence upon a single tenant and concentration of tenants in a particular business;

•	a decline in the financial condition of a major tenant;

•	an increase in vacancy rates; and

•	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

•	national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

•	local real estate conditions, such as an oversupply of retail space, office space or multifamily housing;

•	demographic factors;

•	changes or continued weakness in specific industry segments;

•	the public perception of safety for customers and clients;

•	consumer confidence;

•	consumer tastes and preferences;

•	retroactive changes in building codes;

•	conversion of a property to an alternative use;

•	new construction in the market; and

•	number and diversity of tenants.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases;

•	the creditworthiness of tenants;

•	in the case of rental properties, the rate at which new rentals occur;

•	lease termination, rent abatement/offset, co tenancy or exclusivity provisions of tenant leases;

•	tenant defaults;

•	the property’s ‘‘operating leverage’’ which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants; and

•	in the case of government sponsored tenants, the right of the tenant in some instances to cancel a lease due to a lack of appropriations.

Poor Property Management Will Lower the Performance of the Related Mortgaged Property

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure;

•	operating the property and providing building services;

•	managing operating expenses; and

•	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Good management, by controlling costs, providing services to tenants and seeing to property maintenance and upkeep, can, in some cases, improve cash flow, reduce vacancy, leasing and repair costs and preserve property value. Poor management could impair short term cash flow and the long term viability of a property.

We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

Furthermore, we cannot assure you that the mortgaged properties will not have related management which in the event that a related management company is incapable of performing its duties may affect one or more sets of mortgaged properties. We also cannot assure you that the mortgaged properties will not be self managed by the related borrower, in which case such self management or affiliated management may make it more difficult to monitor the property management, replace that borrower as property manager in the event that the borrower’s management is detrimentally affecting the property or ensure that the borrower provides all information necessary to manage the mortgaged property to a replacement property manager in the event that the borrower is replaced as property manager.

Particular Property Types Present Special Risks

Retail Properties.

Several factors may adversely affect the value and successful operation of a retail property, including:

•	changes in consumer spending patterns, local competitive conditions (such as the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls);

•	alternative forms of retailing (such as direct mail, video shopping networks and internet web sites which reduce the need for retail space by retail companies);

•	the quality and philosophy of management;

•	the safety, convenience and attractiveness of the property to tenants and their customers or clients;

•	the public perception of the safety of customers at shopping malls and shopping centers;

•	the need to make major repairs or improvements to satisfy the needs of major tenants; and

•	traffic patterns and access to major thoroughfares.

The general strength of retail sales also directly affects retail properties. The retailing industry is currently undergoing consolidation due to many factors, including growth in discount and alternative forms of retailing. If the sales by tenants in the mortgaged properties that contain retail space were to decline, the rents that are based on a percentage of revenues may also decline, and tenants may be unable to pay the fixed portion of their rents or other occupancy costs. The cessation of business by a significant tenant can adversely affect a retail property, not only because of rent and other factors specific to such tenant, but also because significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at such property. In addition, certain tenants at retail properties may be entitled to terminate their leases if an anchor tenant fails to renew or terminates its lease, becomes the subject of a bankruptcy proceeding or ceases operations at such property.

The presence or absence of an ‘‘anchor tenant’’ or a ‘‘shadow anchor’’ in or near a shopping center also can be important because anchors play a key role in generating customer traffic and making a shopping center desirable for other tenants. An ‘‘anchor tenant’’ is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on the related mortgaged property. A ‘‘shadow anchor’’ is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property, but not on the mortgaged property, so as to influence and attract potential customers.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain of the tenants or anchor stores of the retail properties may have co tenancy clauses and/or operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating under certain conditions, including, without limitation, certain other stores not being open for business at the mortgaged property or a subject store not meeting the minimum sales requirement under its lease. In addition, in the event that a ‘‘shadow anchor’’ fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. We cannot assure you that such space will be occupied or that the related mortgaged property will not suffer adverse economic consequences.

Office Properties.

A large number of factors may adversely affect the value of office properties, including:

•	the number and quality of an office building’s tenants;

•	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

•	the desirability of the area as a business location;

•	the strength and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees);

•	an adverse change in population, patterns of telecommuting or sharing of office space;

•	local competitive conditions, including the supply of office space or the existence or construction of new competitive office buildings;

•	quality of management;

•	changes in population and employment affecting the demand for office space;

•	properties not equipped for modern business becoming functionally obsolete; and

•	declines in the business of tenants, especially single tenanted property.

In addition, there may be significant costs associated with tenant improvements, leasing commissions and concessions in connection with reletting office space. Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

Medical office properties may be included in office properties. The performance of a medical office property may depend on the proximity of such property to a hospital or other health care establishment and on reimbursements for patient fees from private or government sponsored insurance companies. The sudden closure of a nearby hospital may adversely affect the value of a medical office property. In addition, the performance of a medical office property may depend on reimbursements for patient fees from private or government sponsored insurers and issues related to reimbursement (ranging from non payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties. Moreover, medical office properties appeal to a narrow market of tenants and the value of a medical office property may be adversely affected by the availability of competing medical office properties.

Multifamily Properties.

Several factors may adversely affect the value and successful operation of a multifamily property, including:

•	the physical attributes of the apartment building (e.g., its age, appearance and construction quality);

•	the location of the property (e.g., a change in the neighborhood over time);

•	the ability and willingness of management to provide adequate maintenance and insurance;

•	the types of services or amenities the property provides;

•	the property’s reputation;

•	the level of mortgage interest rates (which may encourage tenants to purchase rather than lease housing);

•	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

•	the presence of competing properties;

•	dependence on governmental programs that provide rental subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties to influence tenant mobility;

•	adverse local or national economic conditions which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels; and

•	state and local regulations which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment.

Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state ‘‘Unfair and Deceptive Practices Acts’’ and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans are secured by mortgaged properties that are eligible (or become eligible in the future) for and have received low income housing tax credits pursuant to Section 42 of the Internal Revenue Code in respect of various units within the mortgaged property or have tenants that rely on rent subsidies under various government funded programs, including the Section 8 Tenant Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. Under HUD’s Section 8 Tenant-Based Assistance Rental Voucher Program or Section 8 Tenant-Based Assistance Rental Certificate Program (now combined into one voucher program), the rents charged to some of the tenants are subsidized by housing assistance payments. Those payments are made pursuant to housing assistance payments contracts between the borrower and a local housing authority which receives Section 8 funds from HUD. The term of each housing assistance payments contract is limited to the term of the related tenant lease, generally one year, renewable at the option of the tenant. Tenants may choose to move out of the mortgaged properties and utilize their vouchers elsewhere, and we cannot assure you that those units will be re-rented. The housing assistance payments contracts impose certain management and maintenance obligations on the borrowers, and housing assistance payments can be suspended, reduced, or terminated if HUD or the local housing authority determines that the borrowers have breached the housing assistance payments contracts. HUD may in the future elect, or be required by Congress, to take actions with the effect of limiting increases in rents subsidized under Section 8, or reducing rent levels currently in effect. The ability of the respective borrowers to pay the housing assistance payments loans, and the value of their mortgaged properties and consequent ability to refinance the mortgage loans which are subject to housing assistance payments contracts, could be adversely affected by some or all of the above mentioned risks. We can give you no assurance that these or any similar programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans.

Certain of the mortgage loans are secured or may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants, in respect of various units within the mortgaged properties.

Hotel Properties.

Various factors may adversely affect the economic performance of a hotel, including:

•	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

•	the construction of competing hotels or resorts;

•	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

•	changes in travel patterns (including, for example, the decline in air travel following the terrorist attacks in New York City, Washington, D.C. and Pennsylvania and the current military operations in Afghanistan and Iraq) caused by changes in access, energy prices, strikes, relocation of highways, construction of additional highways or other factors.

Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other types of commercial properties.

Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses.

When applicable, the liquor licenses for most of the mortgaged properties are commonly held by affiliates of the mortgagors, unaffiliated managers and operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property that holds a liquor license, the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay which could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a full service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel’s occupancy rate.

Hotels may be operated under franchise, management or operating agreements that may be terminated by the franchisor, manager or operator. It may be difficult to terminate a manager of a hotel after foreclosure of the related mortgage.

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

•	the continued existence and financial strength of the franchisor or hotel management company;

•	the public perception of the franchise or hotel chain service mark; and

•	the duration of the franchise licensing or management agreements.

Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable. Replacement franchises may require significantly higher fees.

The transferability of a franchise license agreement is generally restricted. In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor’s consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

Self Storage Properties.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable due to:

•	decreased demand;

•	competition;

•	age of improvements; or

•	other factors affecting the borrower’s ability to meet its obligations on the related mortgage loan;

The liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage property were readily adaptable to other uses.

Tenant privacy, anonymity and efficient access may heighten environmental risks. No environmental assessment of a mortgaged property included an inspection of the contents of the self storage units included in the self storage properties and there is no assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Industrial and Warehouse Properties.

Among the significant factors determining the value of industrial and warehouse properties are:

•	the quality of tenants;

•	building design and adaptability (e.g., clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility and truck turning radius); and

•	the location of the property (e.g., proximity to supply sources and customers, availability of labor and accessibility to distribution channels).

In addition, industrial and warehouse properties may be adversely affected by reduced demand for industrial and warehouse space occasioned by a decline in a particular industrial site or in a particular industry segment, and a particular industrial and warehouse property may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

Manufactured Housing Communities.

Significant factors determining the value of such properties are generally similar to the factors affecting the value of multifamily properties. In addition, these properties are special purpose properties that could not be readily converted to general residential, retail or office use. In fact, certain states also regulate changes in manufactured housing communities and require that the landlord give written notice to its tenants a substantial period of time prior to the projected change. Consequently, if the operation of any of such properties becomes unprofitable such that the borrower becomes unable to meet its obligation on the related mortgage loan, the liquidation value of the related property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if such properties were readily adaptable to other uses.

Parking Garage Facilities.

Parking garage facilities present risks not associated with other properties. Properties used for parking garages are more prone to environmental concerns than other property types. Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics which are valuable to a parking garage facility include location, ceiling clearance heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility. In addition, because of the unique construction requirements of many parking garage facilities, any vacant parking garage facility may not be easily converted to other uses.

The Operation of the Mortgaged Property upon Foreclosure of the Mortgage Loan May Affect Tax Status

If the trust were to acquire a mortgaged property subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer would be required to retain an independent contractor to operate and manage the mortgaged property. Among other things, the independent contractor would not be permitted to perform construction work on the mortgaged property unless such construction generally was at least 10% complete at the time default on the related mortgage loan became imminent. In addition, any net income from such operation and management, other than qualifying ‘‘rents from real property’’ (as defined in Section 856(d) of the Internal Revenue Code of 1986, as amended), or any rental income based on the net profits of a tenant or sub tenant or allocable to a service that is non customary in the area and for the type of building involved, will subject the trust fund to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to certificateholders. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may be required in certain jurisdictions, particularly in New York, to pay state or local transfer or excise taxes upon liquidation of such mortgaged properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

One Action Rules May Limit Remedies

Several states (including California) have laws that prohibit more than one ‘‘judicial action’’ to enforce a mortgage obligation, and some courts have construed the term ‘‘judicial action’’ broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund’s rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not

Various factors may adversely affect the value of a mortgaged property without affecting the property’s current net operating income. These factors include, among others:

•	the existence of, or changes in, governmental regulations, fiscal policy, zoning or tax laws;

•	potential environmental legislation or liabilities or other legal liabilities;

•	the availability of refinancing;

•	changes in interest rate levels; and

•	reduction in, or loss of, real estate tax abatements, exemptions, tax incremental financing arrangements, or similar benefits.

Leasehold Interests Are Subject To Terms of the Ground Lease

Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these risks is that the ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. Accordingly, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, although the consent of the ground lessor generally will not be required for foreclosure, the terms and conditions of a leasehold mortgage may be subject to the terms and conditions of the ground lease, and the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation may be affected by the provisions of the ground lease.

In Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003), the United States Court of Appeals for the Seventh Circuit ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. § 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates.

Generally, each related ground lease requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them; permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale (in some cases only upon the consent of the lessor) and contains certain other protective provisions typically included in a ‘‘mortgageable’’ ground lease.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the lease (including renewals). If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower’s right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

Most of the ground leases securing the mortgaged properties provide that the ground rent increases during the term of the lease. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

Collateral Securing Cooperative Loans May Diminish in Value

If specified in the related prospectus supplement, certain of the mortgage loans may be cooperative loans. There are certain risks that differentiate cooperative loans from other types of mortgage loans. Ordinarily, the cooperative incurs a blanket mortgage in connection with the construction or purchase of the cooperative’s apartment building and the underlying land. The interests of the occupants under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of the collateral securing the cooperative loans.

Condominium Ownership May Limit Use and Improvements

In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there may be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that related board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building and many other decisions affecting the maintenance, repair and, in the event of a casualty or condemnation, restoration of that building, may have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged properties consisting of such condominium interests. There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default under the related mortgage loan will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to such a mortgaged property, due to the possible existence of multiple loss payees on any insurance policy covering that mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a property that is not a condominium.

Zoning Laws and Use Restrictions May Affect the Operation of a Mortgaged Property or the Ability To Repair or Restore a Mortgaged Property

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued, are considered to be a ‘‘legal non-conforming use’’ and/or the improvements are considered to be ‘‘legal non-conforming structures’’. This means that the borrower is not required to alter the use or structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises ‘‘as is’’ in the event of a casualty loss. This may adversely affect the cash flow of the property following the casualty. If a casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if the property were repaired or restored in conformity with the current law, the value of the property or the revenue producing potential of the property may not be equal to that which existed before the casualty.

In addition, certain of the mortgaged properties which are non conforming may not be ‘‘legal non-conforming uses’’ or ‘‘legal non-conforming structures’’. The failure of a mortgaged property to comply with zoning laws or to be a ‘‘legal non-conforming use’’ or ‘‘legal non-conforming structure’’ may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used.

In addition, certain of the mortgaged properties may be subject to certain use restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or, in the case of mortgaged properties that are or constitute a portion of condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium property. Such use restrictions include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Some Mortgaged Properties May Not Be Readily Convertible To Alternative Uses

Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason or if those properties were designated as historic sites. Converting commercial properties and manufactured housing communities to alternate uses generally requires substantial capital expenditures. The liquidation value of a mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

Zoning or other restrictions also may prevent alternative uses. See ‘‘—Zoning Laws and Use Restrictions May Affect the Operation of a Mortgaged Property or the Ability to Repair or Restore a Mortgaged Property’’ above.

Appraisals Are Limited in Reflecting the Value of a Mortgaged Property

Appraisals were obtained with respect to each of the mortgaged properties in connection with the origination of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan to value ratios accurately reflects past, present or future market values of the mortgaged properties.

Risks Relating To Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Americans with Disabilities Act’’ in this prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Additional Compensation to the Servicer Will Affect Your Right To Receive Distributions

To the extent described in this prospectus, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred through the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Liquidity for Certificates May Be Limited

The certificates will not be listed on any securities exchange or traded on the NASDAQ Stock Market, and there is currently no secondary market for the certificates. While the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Accordingly, there may not be an active or liquid secondary market for the certificates. Lack of liquidity could result in a substantial decrease in the market value of the certificates. Many other factors may affect the market value of the certificates including the then prevailing interest rates.

Mortgage Loan Repayments and Prepayments Will Affect Payment

As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentrated risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described in the prospectus supplement. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is the case because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the principal amount of the preceding class or classes entitled to receive principal have been reduced to zero.

Grace Periods Under the Mortgage Loans May Impact the Master Servicer’s Obligation To Advance

The mortgage loans have grace periods for monthly payments ranging from zero to ten days; provided, however, certain states by statute may override the terms of some mortgage loans and increase such grace periods. In some cases, such grace periods may run past the determination date. If borrowers pay at the end of such grace periods rather than on the due dates for such monthly payments, the master servicer will be required to make an advance for such monthly payment (and monthly servicing reports will show significant advances as a result) even though the borrower is not technically delinquent under the terms of its mortgage loan. No interest will accrue on these advances made by the master servicer until after the end of the related grace period. For purposes of the foregoing discussions, a grace period is the number of days before a late payment charge is due on a mortgage loan, which may be different from the date an event of default would occur under the mortgage loan.

Risks to the Mortgaged Properties Relating To Terrorist Attacks and Foreign Conflicts

On September 11, 2001, the United States was subjected to multiple terrorist attacks which resulted in considerable uncertainty in the world financial markets. The terrorist attacks on the

World Trade Center and the Pentagon suggest an increased likelihood that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for insurance premiums or make terrorism coverage unobtainable or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected. In addition, the United States is engaged in continuing military operations in Iraq, Afghanistan and elsewhere. It is uncertain what effect these operations will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. The full impact of these events is not yet known but could include, among other things, increased volatility in the price of securities including the certificates. The terrorist attacks may also adversely affect the revenues or costs of operation of the mortgaged properties. With respect to shopping patterns, such events have significantly reduced air travel throughout the United States and, therefore, have had a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties that are dependent on tourism or that are located in areas heavily dependent on tourism which could reduce the ability of the affected mortgaged properties to generate cash flow. The attacks also could result in higher costs for insurance or for security, particularly for larger properties. Accordingly, these disruptions, uncertainties and costs could materially and adversely affect your investment in the certificates.

Inclusion of Delinquent Mortgage Loans in a Mortgage Asset Pool

If provided in the prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due. However, in no case will delinquent assets constitute 50% or more, as measured by dollar volume, of the mortgage loans backing such series of certificates. As specified in the related prospectus supplement, the servicing of such mortgage loans will be performed by the special servicer. The same entity may act as both master servicer and special servicer. Credit support provided with respect to a particular series of certificates may not cover all losses related to such delinquent mortgage loans, and investors should consider the risk that the inclusion of such mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments concerning the subject mortgage asset pool and the yield on the certificates of such series.

PROSPECTUS SUPPLEMENT

To the extent appropriate, the prospectus supplement relating to each series of offered certificates will contain:

•	a description of the class or classes of such offered certificates, including the payment provisions with respect to each such class, the aggregate principal amount (if any) of each such class, the rate at which interest accrues from time to time (if at all), with respect to each such class or the method of determining such rate, and whether interest with respect to each such class will accrue from time to time on its aggregate principal amount (if any) or on a specified notional amount (if at all);

•	information with respect to any other classes of certificates of the same series;

•	the respective dates on which distributions are to be made;

•	information as to the assets, including the mortgage assets, constituting the related trust fund;

•	the circumstances, if any, under which the related trust fund may be subject to early termination;

•	additional information with respect to the method of distribution of such offered certificates;

•	whether one or more REMIC elections will be made and the designation of the ‘‘regular interests’’ and ‘‘residual interests’’ in each REMIC to be created and the identity of the person responsible for the various tax-related duties in respect of each REMIC to be created;

•	the initial percentage ownership interest in the related trust fund to be evidenced by each class of certificates of such series;

•	information concerning the trustee of the related trust fund;

•	if the related trust fund includes mortgage loans, information concerning the master servicer and any special servicer of such mortgage loans and the circumstances under which all or a portion, as specified, of the servicing of a mortgage loan would transfer from the master servicer to the special servicer;

•	information as to the nature and extent of subordination of any class of certificates of such series, including a class of offered certificates; and

•	whether such offered certificates will be initially issued in definitive or book-entry form.

CAPITALIZED TERMS USED IN THIS PROSPECTUS

From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the ‘‘GLOSSARY’’ attached to this prospectus.

DESCRIPTION OF THE TRUST FUNDS

General

The primary assets of each trust fund will consist of mortgage assets which will include:

•	various types of multifamily or commercial mortgage loans;

•	mortgage participations, pass-through certificates or other mortgage-backed securities that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans; or

•	a combination of such mortgage loans and mortgage backed securities.

We will establish each trust fund and select each mortgage asset. We will purchase mortgage assets to be included in the trust fund and select each mortgage asset from the Mortgage Asset Seller who may not have originated the mortgage asset or issued the MBS and may be our affiliate.

We will not insure or guaranty the mortgage assets nor will any of its affiliates or, unless otherwise provided in the related prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading ‘‘— Mortgage Loans’’, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

Mortgage Loans

General.    The mortgage loans will be evidenced by promissory notes (referred to in this prospectus as mortgage notes) notes secured by mortgages, deeds of trust or similar security instruments (referred to in this prospectus as mortgages) that create first or junior liens on fee or leasehold estates in properties consisting of:

•	residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

•	office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land.

These multifamily properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations. However, no one of the following types of commercial properties will represent security for a material concentration of the mortgage loans in any trust fund, based on principal balance at the time such trust fund is formed: (1) restaurants; (2) entertainment or sports arenas; (3) marinas; or (4) nursing homes, hospitals or other health care-related facilities. Unless otherwise specified in the related prospectus supplement, each mortgage will create a first priority mortgage lien on a borrower’s fee estate in a mortgaged property. If a mortgage creates a lien on a borrower’s leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of any such leasehold will exceed the term of the mortgage note by at least ten years. Unless otherwise specified in the related prospectus supplement, each mortgage loan will have been originated by a person other than us; however, such person may be or may have been our affiliate.

If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if such proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior liens. In order for the debt related to such mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of such mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and any senior liens or purchase the mortgaged property subject to such senior liens. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the certificates of the related series bear:

•	the risk of delay in distributions while a deficiency judgment against the borrower is obtained; and

•	the risk of loss if the deficiency judgment is not obtained and satisfied. Moreover, deficiency judgments may not be available in certain jurisdictions, or the particular mortgage loan may be a nonrecourse loan, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure repayment of the mortgage loan.

If so specified in the related prospectus supplement, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent as of the date such certificates are issued. In that case, the related prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

Default and Loss Considerations with Respect to the Mortgage Loans.    Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, as noted above, some or all of the mortgage loans included in a particular trust fund may be nonrecourse loans.

Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. The Net Operating Income of a mortgaged property will generally fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a nonowner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on Multifamily Properties or on multi-tenant Commercial Properties.

Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of such ‘‘net of expense’’ provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower’s equity in a mortgaged property, and thus (a) the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect such equity) and (b) the greater the cushion provided to the lender against loss on liquidation following a default.

Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the value determined at loan origination, and will likely continue to fluctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

•	the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date);

•	the income capitalization method (a projection of value based upon the property’s projected net cash flow); and

•	or upon a selection from or interpolation of the values derived from such methods.

Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

Although there may be multiple methods for determining the value of a mortgaged property, value will in all cases be affected by property performance. As a result, if a mortgage loan defaults because the income generated by the related mortgaged property is insufficient to cover operating costs and expenses and pay debt service, then the value of the mortgaged property will reflect that and a liquidation loss may occur.

While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See ‘‘RISK FACTORS—Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans—General’’ and ‘‘—Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans—Increased Risk of Default Associated With Balloon Payments’’ in this prospectus.

Payment Provisions of the Mortgage Loans.    All of the mortgage loans will (1) have had original terms to maturity of not more than 40 years and (2) provide for scheduled payments of principal, interest or both, to be made on specified dates that occur monthly, quarterly, semi-annually or annually. A mortgage loan may:

•	provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate;

•	provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in its interest rate or to reflect the occurrence of certain events, and may permit negative amortization;

•	may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date;

•	may permit the negative amortization or deferral of accrued interest;

•	may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments;

•	may permit defeasance and the release of real property collateral in connection with that defeasance; and

•	may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans, in each case as described in the related prospectus supplement.

A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of such mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan, as described in the related prospectus supplement. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Default Interest and Limitations on Prepayments’’ in the prospectus regarding the enforceability of prepayment premiums and yield maintenance charges.

Mortgage Loan Information in Prospectus Supplements.    Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which, to the extent then applicable, will generally include the following:

•	the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

•	the type or types of property that provide security for repayment of the mortgage loans;

•	the earliest and latest origination date and maturity date of the mortgage loans;

•	the original and remaining terms to maturity of the mortgage loans, or the respective ranges of such terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

•	the Loan-to-Value Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Loan-to-Value-Ratios, and the weighted average of such Loan-to-Value Ratios;

•	the Mortgage Rates borne by the mortgage loans, or the range of the Mortgage Rate, and the weighted average Mortgage Rate borne by the mortgage loans;

•	with respect to mortgage loans with adjustable Mortgage Rates, the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of such mortgage loan (the index will be one of the following: one-month, three-month, six-month or one-year LIBOR (an average of the interest rate on one-month, three-month, six-month or one-year dollar-denominated deposits traded between banks in London), CMT (weekly or monthly average yields of U.S. treasury short and long-term securities, adjusted to a constant maturity), COFI (an index of the weighted average interest rate paid by savings institutions in Nevada, Arizona and California), MTA (a one-year average of the monthly average yields of U.S. treasury securities) or the Prime Rate (an interest rate charged by banks for short-term loans to their most creditworthy customers));

•	information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums;

•	the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range Debt Service Coverage Ratios, and the weighted average of such Debt Service Coverage Ratios, and

•	the geographic distribution of the mortgaged properties on a state-by-state basis. In appropriate cases, the related prospectus supplement will also contain certain information available us that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If we are unable to provide the specific information described above at the time any offered certificates of a series are initially offered, more general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of those certificates at or before their initial issuance and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days following their issuance.

If any mortgage loan, or group of related mortgage loans, constitutes a concentration of credit risk, financial statements or other financial information with respect to the related mortgaged property or mortgaged properties will be included in the related prospectus supplement.

If and to the extent available and relevant to an investment decision in the offered certificates of the related series, information regarding the prepayment experience of a master servicer’s multifamily and/or commercial mortgage loan servicing portfolio will be included in the related prospectus supplement. However, many servicers do not maintain records regarding such matters or, at least, not in a format that can be readily aggregated. In addition, the relevant characteristics of a master servicer’s servicing portfolio may be so materially different from those of the related mortgage asset pool that such prepayment experience would not be meaningful to an investor. For example, differences in geographic dispersion, property type and/or loan terms (e.g., mortgage rates, terms to maturity and/or prepayment restrictions) between the two pools of loans could render the master servicer’s prepayment experience irrelevant. Because of the nature of the assets to be serviced and administered by a special servicer, no comparable prepayment information will be presented with respect to the special servicer’s multifamily and/or commercial mortgage loan servicing portfolio.

MBS

MBS may include (1) private-label (that is, not issued, insured or guaranteed by the United States or any agency or instrumentality of the United States) mortgage pass-through certificates or other mortgage-backed securities or (2) certificates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Governmental National Mortgage Association or the Federal Agricultural Mortgage Corporation, provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

Each MBS included in a mortgage asset pool: (a) either will (1) have been previously registered under the Securities Act of 1933, as amended, (2) be exempt from such registration requirements or (3) have been held for at least the holding period specified in Rule 144(k) under the Securities Act of 1933, as amended; and (b) will have been acquired (other than from us or any of our affiliates) in bona fide secondary market transactions.

Any MBS will have been issued pursuant to a MBS agreement which is a pooling and servicing agreement, an indenture or similar agreement. The issuer of the MBS and/or the servicer of the underlying mortgage loans will be parties to the MBS agreement, generally together with a trustee or, in the alternative, with the original purchaser or purchasers of the MBS.

The MBS may have been issued in one or more classes with characteristics similar to the classes of the offered certificates described in this prospectus. Distributions in respect of the MBS will be made by the issuer of the MBS, the servicer of the MBS, or the trustee of the MBS agreement or the MBS trustee on the dates specified in the related prospectus supplement. The issuer of the MBS or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

Reserve funds, subordination or other credit support similar to that described for the offered certificates under ‘‘DESCRIPTION OF CREDIT SUPPORT’’ may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available:

•	the aggregate approximate initial and outstanding principal amount(s) and type of the MBS to be included in the trust fund;

•	the original and remaining term(s) to stated maturity of the MBS, if applicable;

•	the pass-through or bond rate(s) of the MBS or the formula for determining such rate(s);

•	the payment characteristics of the MBS;

•	the issuer of the MBS, servicer of the MBS and trustee of the MBS, as applicable, of each of the MBS;

•	a description of the related credit support, if any;

•	the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity;

•	the terms on which mortgage loans may be substituted for those originally underlying the MBS;

•	the type of mortgage loans underlying the MBS and, to the extent available and appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under ‘‘—Mortgage Loans—Mortgage Loan Information in Prospectus Supplements’’; and

•	the characteristics of any cash flow agreements that relate to the MBS.

Certificate Accounts

Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited to the extent described in this prospectus and in the related prospectus supplement. See ‘‘THE POOLING AND SERVICING AGREEMENTS—Certificate Account’’.

Credit Support

If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of such series in the form of subordination of one or more of the types of credit support described in this prospectus under ‘‘DESCRIPTION OF CREDIT SUPPORT’’. The amount and types of credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See ‘‘RISK FACTORS—The Limited Credit Support for Your Certificates May Not Be Sufficient to Prevent Loss on Your Certificates’’ and ‘‘DESCRIPTION OF CREDIT SUPPORT’’ in this prospectus.

Cash Flow Agreements

If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate. The related trust fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any such cash flow agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to the termination of the cash flow agreement, will be described in the related prospectus supplement. The related prospectus supplement will also identify the obligor under any such cash flow agreement. See ‘‘DESCRIPTION OF CREDIT SUPPORT—Cash Flow Agreements’’ in this prospectus.

YIELD AND MATURITY CONSIDERATIONS

General

The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the Certificate. See ‘‘RISK FACTORS—Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Certificates and Your Yield’’ in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

Pass-Through Rate

The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund.

The prospectus supplement with respect to any series of certificates will specify the pass-through rate for each class of offered certificates of such series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

Payment Delays

With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the Distribution Date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on the date they were due.

Certain Shortfalls in Collections of Interest

When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on any Distribution Date will generally correspond to interest accrued on the mortgage loans to their respective Due Dates during the related Due Period. If a prepayment on any mortgage loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest to the Due Date for such mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any such shortfall is allocated to a class of offered certificates, the yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any such shortfalls will be allocated among the classes of such certificates. The related prospectus supplement will also describe any amounts available to offset such shortfalls.

Yield and Prepayment Considerations

A certificate’s yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation the principal payments to reduce the principal balance (or notional amount, if applicable) of such certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of mortgage loans, may change periodically to accommodate adjustments to the corresponding Mortgage Rates), the dates on which any balloon payments are due, and the rate of principal prepayments (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the related mortgaged properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate.

The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the notional amount of the Stripped Interest Certificates). An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of such investor’s offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, any consequent adverse effects on such investor’s yield would not be fully offset by a subsequent increase (or decrease) in the rate of principal payments.

In general, the notional amount of a class of Stripped Interest Certificates will either:

•	be based on the principal balances of some or all of the mortgage assets in the related trust fund; or

•	equal the Certificate Balances of one or more of the other classes of certificates of the same series.

Accordingly, the yield on such Stripped Interest Certificates will be inversely related to the rate at which payments and other collections of principal are received on such mortgage assets or distributions are made in reduction of the Certificate Balances of such classes of certificates, as the case may be.

Consistent with the foregoing, if a class of certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on such mortgage loans will negatively affect the yield to investors in Stripped Interest Certificates. If the offered certificates of a series include any such certificates, the related prospectus supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such certificates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

The extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation:

•	the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located;

•	the quality of management of the mortgaged properties;

•	the servicing of the mortgage loans; and

•	possible changes in tax laws and other opportunities for investment.

In general, those factors which increase the attractiveness of selling a mortgaged property or refinancing a mortgage loan or which enhance a borrower’s ability to do so, as well as those factors which increase the likelihood of default under a mortgage loan, would be expected to cause the rate of prepayment in respect of any mortgage asset pool to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment of any mortgage asset pool to slow.

The rate of principal payments on the mortgage loans in any trust fund may also be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition (in the case of a Lock-out Period) or a disincentive (in the case of a Prepayment Premium) to a borrower’s voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, and without regard to whether the Mortgage Rates on such adjustable rate mortgage loans decline in a manner consistent with the prevailing market interest rates, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby ‘‘locking in’’ such rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan. Therefore, as prevailing market interest rates decline, prepayment speeds would be expected to accelerate.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. We make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of such mortgage loans that will be paid as of any date or as to the overall rate of prepayment on such mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of such series. Unless otherwise specified in the related prospectus supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor.

The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term ‘‘prepayment’’ includes voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to default, casualties or condemnations affecting the related mortgaged properties and purchases of mortgage loans out of the related trust fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of such series with a Certificate Balance, and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates, based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such prospectus supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity.    Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a possibility that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or the special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of such certificates and, if such certificates were purchased at a discount, reduce the yield.

Negative Amortization.    The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur (that is, mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues, with the unpaid portion of such interest being added to the related principal balance). Negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the offered certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable, which deferred interest may be added to the Certificate Balance of the certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such mortgage loans) may increase as a result of such feature.

Negative amortization may occur in respect of an adjustable rate mortgage loan that:

•	limits the amount by which its scheduled payment may adjust in response to a change in its Mortgage Rate;

•	provides that its scheduled payment will adjust less frequently than its Mortgage Rate; or

•	provides for constant scheduled payments notwithstanding adjustments to its Mortgage Rate.

Accordingly, during a period of declining interest rates, the scheduled payment on such a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate, thereby resulting in the accelerated amortization of such mortgage loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on such mortgage loan.

The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether such offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of such mortgage loans delay or accelerate the distributions of principal on such certificate (or, in the case of a Stripped Interest Certificate, delay or accelerate the reduction of the notional amount of a Stripped Interest Certificate). See ‘‘—Yield and Prepayment Considerations’’ above.

Foreclosures and Payment Plans.    The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

Losses and Shortfalls on the Mortgage Assets.    The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of such loss or shortfall.

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by (1) a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of certificates and/or (2) establishing a priority of payments among such classes of certificates.

The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

Additional Certificate Amortization.    In addition to entitling the holders to a specified portion (which may during specified periods range from none to all) of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of such series, may provide for distributions of principal from:

•	amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates;

•	Excess Funds; or

•	any other amounts described in the related prospectus supplement.

The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such certificates and, if such certificates were purchased at a premium, reduce the yield. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of such sources is likely to have any material effect on the rate at which such certificates are amortized and the consequent yield with respect thereto.

BANK OF AMERICA, NATIONAL ASSOCIATION, AS SPONSOR

Bank of America, National Association (‘‘Bank of America’’) will serve as a sponsor of each series of Certificates. One or more entities, which may or may not be affiliated with Bank of America, may also be a sponsor (each, a ‘‘Sponsor’’) for a series of Certificates. Bank of America is an indirect wholly-owned subsidiary of Bank of America Corporation. Bank of America is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Bank of America is a national banking association chartered by the Office of the Comptroller of the Currency (the ‘‘OCC’’) and is subject to the regulation, supervision and examination of the OCC.

Bank of America and its affiliates have been active in the securitization market since inception. Bank of America has sponsored publicly offered securitization transactions since 1977. Bank of America and its affiliates have been involved with the origination of auto loans, student loans, home equity loans, credit card receivables, manufactured housing contracts, residential mortgage loans and commercial mortgage loans, as well as less traditional asset classes. Bank of America and its affiliates have also participated in a variety of collateralized loan obligation transactions, synthetic securitizations, and asset-backed commercial paper programs. Bank of America and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions.

The Depositor’s securitization program principally is used to fund Bank of America’s commercial real estate business unit’s self-originated portfolio of loans secured by first liens on multifamily and commercial properties. The Depositor’s securitization program may also include mortgage loans originated through correspondent arrangements. While Bank of America currently does not rely on securitization as a material funding source, the Depositor’s securitization program is a material funding source for Bank of America’s portfolio of commercial real estate mortgage loans similar to the mortgage loans.

The tables below indicate the size and growth of the Sponsor’s commercial mortgage loan origination program. Loans originated by the Sponsor have historically included primarily a mix of multifamily, office, retail, hotel and industrial and warehouse properties, though the Sponsor has also regularly originated loans on a variety of other commercial property types, including but not limited to self storage facilities, manufactured housing communities, parking garage facilities and golf courses.

Origination Volume
(Dollar Amount of Closed Loans)

	YEAR
Property Type	2002	2003	2004	2005	2006
Multifamily	$872,868,916	$773,759,737	$846,810,000	$1,923,132,683	$1,917,882,017
Office	989,530,644	2,519,410,500	4,554,682,199	4,707,688,429	6,223,513,504
Retail	967,447,740	1,675,580,125	2,693,464,540	3,934,548,928	4,190,404,575
Industrial	95,233,700	244,734,000	442,700,000	383,918,812	429,439,600
Manufactured Housing	0	604,559,638	827,847,923	87,612,439	24,316,420
Self Storage	17,500,000	127,118,000	411,710,000	294,366,598	684,795,946
Lodging	130,000,000	346,350,000	2,465,433,338	4,087,452,198	2,974,691,886
Total	$3,072,581,000	$6,291,512,000	$12,242,648,000	$15,418,720,087	$16,420,727,528

Bank of America serves as a Sponsor and, if specified in the applicable prospectus supplement, a master, primary and/or special servicer in the Depositor’s securitization program, in addition to owning all of the Depositor’s equity. Banc of America Securities LLC, which may act as an underwriter of Certificates, is an affiliate of Bank of America and assists Bank of America and the Depositor in connection with the selection of mortgage loans for various transactions. See ‘‘METHOD OF DISTRIBUTION’’ in the applicable prospectus supplement.

Bank of America’s headquarters and its executive offices are located at 101 South Tryon Street, Charlotte, North Carolina 28255, and the telephone number is (704) 386-5478.

See ‘‘THE MORTGAGE LOAN PROGRAM,’’ ‘‘BANK OF AMERICA, NATIONAL ASSOCIATION, AS SERVICER’’ and ‘‘THE POOLING AND SERVICING AGREEMENTS’’ for more information about the Sponsor’s solicitation and underwriting criteria used to originate mortgage loans similar to the mortgage loans and its material roles and duties in each securitization.

Other Originators

If any originator or group of affiliated originators, apart from the Sponsor and its affiliates, originated 10% or more of the mortgage loans in a trust fund, the applicable prospectus supplement will disclose the identity of the originator and, if such originator or group of affiliated originators originated 20% or more of the mortgage loans, the applicable prospectus supplement will provide information about the originator’s form of organization and, to the extent material, a description of the originator’s origination program and how long it has been engaged in originating mortgage loans of the same type. Each mortgage loan will have been underwritten either to the standards set forth above in this prospectus or to other underwriting standards set forth in the applicable prospectus supplement.

THE DEPOSITOR

Banc of America Commercial Mortgage Inc., (the ‘‘Depositor’’) is a Delaware corporation and was organized on December 13, 1995 for the limited purpose of acquiring, owning and transferring mortgage assets and selling interests in the mortgage assets or bonds secured by the mortgage assets. The Depositor was incorporated in the State of Delaware on December 13, 1995 under the name ‘‘NationsLink Funding Corporation’’ and filed a Certificate of Amendment of Certificate of

Incorporation changing its name to ‘‘Banc of America Commercial Mortgage Inc.’’ on August 24, 2000. The Depositor is a subsidiary of Bank of America, National Association. The Depositor maintains its principal office at 214 North Tryon Street, Charlotte, North Carolina 28255. The Depositor’s telephone number is (704) 386-8509.

Unless otherwise noted in the related prospectus supplement, neither we nor any of our affiliates will insure or guarantee distributions on the certificates of any series.

The Depositor and any director, officer, employee or agent of the Depositor shall be indemnified by the trust fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties under the Pooling and Servicing Agreement or by reason of reckless disregard of its obligations and duties under the Pooling and Servicing Agreement.

THE MORTGAGE LOAN PROGRAM

Commercial Mortgage Loan Underwriting

General

The Depositor will purchase the mortgage loans from Bank of America, as the Sponsor. The mortgage loans will have been either (i) originated by Bank of America or (ii) purchased by Bank of America from various entities that either originated the mortgage loans or acquired the mortgage loans pursuant to mortgage loan purchase programs operated by those entities. The mortgage loans will have been underwritten materially in accordance with one or more of the following: (i) Bank of America’s general underwriting standards set forth below under ‘‘Bank of America General Underwriting Standards or (ii) the underwriting standards set forth in the applicable prospectus supplement.

The underwriting standards used by mortgage loan originators are intended to evaluate the value and adequacy of the mortgage property as collateral and the mortgagor’s credit standing and repayment ability. The underwriting standards used by originators other than Bank of America, unless such other originators use standards materially similar to Bank of America’s underwriting standards, will be described in the applicable prospectus supplement.

General Underwriting Standards

Origination Channels.    Bank of America originates mortgage loans (i) directly to mortgagor/borrowers; (ii) indirectly to mortgagor/borrowers via the use of mortgage loan brokers; and (iii) through other loan originators.

The Application.    Regardless of the channel in which the loan was originated, a mortgage application is completed containing information that assists in evaluating the adequacy of the mortgaged property as collateral for the loan, including the mortgagor’s credit standing and capacity to repay the loan. During the application process, the applicant is required to authorize Bank of America to obtain a credit report that summarizes the applicant’s credit history and any record of bankruptcy or prior foreclosure. In addition, the mortgagor and any Borrower Principal are required to complete a Certificate of Financial Condition which certifies to certain questions regarding its prior credit history. If the collateral is considered a multifamily dwelling, the mortgagor is also required to submit a Home Mortgage Disclosure Act (HMDA) Data Collection Form which provides certain information in order to allow the federal government to monitor Bank of America’s compliance with equal credit opportunity, fair housing, and home mortgage disclosure laws.

Further, the Application requires supporting documentation (or other verification) for all material data provided by the mortgagor described in a checklist, including but not limited to the following:

•	Rent Roll

•	Existing Mortgage Verification

•	Credit References

•	Certified Financial Statements for mortgagor and Borrower Principals

•	Tenant/Resident Leases

•	Ground Leases

•	Property operating Statements

•	Real Estate Tax bills

•	Purchase Contract (if applicable)

•	Appraisal

•	Engineering Report

•	Seismic Report (if applicable)

•	Environmental Report

•	Site Plan

•	Certificate of Occupancy

•	Evidence of Zoning Compliance

•	Insurance policies

•	Borrower structure/authority documents

Underwriting Evaluation.

Each mortgage loan underwritten to Bank of America’s general underwriting standards is underwritten in accordance with guidelines established in Bank of America’s CMBS Capital Markets Commercial Conduit Guidelines and Procedures (‘‘Guidelines’’). These underwriting standards applied by Bank of America are intended to evaluate the adequacy of the mortgaged property as collateral for the loan and the mortgagor’s repayment ability and credit rating. The underwriting standards as established in the Guidelines are continually updated to reflect prevailing conditions in the CMBS market, new mortgage products, and the investment market for commercial loans.

Bank of America’s commercial real estate finance group has the authority, with the approval from the appropriate credit committee to originate fixed-rate, first lien mortgage loans for securitization. Bank of America’s commercial real estate operation is a vertically integrated entity, staffed by real estate professionals. Bank of America’s loan underwriting group is an integral component of the commercial real estate finance group which also includes distinct groups responsible for loan origination and closing mortgage loans.

Upon receipt of a loan package, Bank of America’s loan underwriters commence an extensive review of the borrower’s financial condition and creditworthiness and the real estate which will secure the loan.

Loan Analysis.    Generally, Bank of America performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements, including rent rolls (generally unaudited), third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Bank of America also performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are generally not required to be bankruptcy-remote entities. The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Bank of America requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a Bank of America staff member for compliance with program standards and such staff member approves or rejects such report. The results of these reviews are incorporated into the underwriting report.

Loan Approval.    Prior to commitment, all mortgage loans must be approved by Bank of America in accordance with its credit policies.

Escrow Requirements.    Bank of America requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Bank of America are as follows:

•	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide for sufficient funds to satisfy all taxes and assessments.

•	Insurance—If the property is insured under an individual policy (i.e. the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide for sufficient funds to pay all insurance premiums.

•	Replacement Reserves—Replacement reserves are calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.

•	Immediate Repair/Environmental Remediation—Typically, an immediate repair or remediation reserve is required. An initial deposit, upon funding of the applicable mortgage loan, in an amount equal to at least 125% of the estimated costs of immediate repairs to be completed within the first year of the mortgage loan pursuant to the building condition report is required.

Tenant Improvement/Lease Commissions.    In some cases, major tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and / or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

Zoning and Building Code Compliance.    Bank of America will generally examine whether the use and operation of the mortgaged properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of such mortgaged properties at the time such mortgage loans are originated. The Mortgage Asset Seller will consider, among other things, legal opinions, certifications from government officials, zoning consultant’s reports and/or representations by the related borrower contained in the related mortgage Loan documents and information which is contained in appraisals and surveys, title insurance endorsements, or property condition assessments undertaken by independent licensed engineers.

Hazard, Liability and Other Insurance.    The mortgage loans generally require that each mortgaged property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related mortgage loan and 100% of the replacement cost of the improvements located on the related mortgaged property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originators.

In addition, if any material improvements on any portion of a mortgaged property securing any mortgage loan was, at the time of the origination of such mortgage loan, in an area identified in the Federal Register by the Federal Emergency management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage generally not less than the least of (a) the outstanding principal balance of the related mortgage loan, (b) the full insurable value of the related mortgaged property, (c) the maximum amount of insurance available under the National Flood Insurance Act of 1973, or (d) 100% of the replacement cost of the improvements located on the related mortgaged property.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the relate mortgaged property in an amount generally equal to at least $1,000,000.

Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related mortgaged property for not less than 12 months.

Required Third Party Reports

Bank of America underwriters utilize specific information provided by licensed third party professionals in evaluating the collateral. The following reports are ordered by Bank of America:

Appraisal.    An independent appraiser that is either a member of MAI or state certified is required to perform an appraisal (or updated an existing appraisal) of each of the related mortgaged properties in connection with the origination of each mortgage loan to establish the appraised value of the related mortgaged property or properties. Such appraisal, appraisal update or property valuation is prepared on or about the ‘‘Appraisal Date’’ indicated in the prospectus supplement, and except for certain mortgaged properties involving operating businesses, the appraiser represented in such appraisal or in a letter or other agreement that the appraisal conformed to the appraisal guidelines set forth in USPAP. In general, such appraisals represent the analysis and opinions of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. All appraisals are in compliance with FIRREA.

Property Condition Assessments.    Inspections of each of the mortgaged properties (other than in the case of mortgaged properties secured solely by an interest in land) are conducted by independent licensed engineers in connection with or subsequent to the origination of the related mortgage loan. Such inspections are generally commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports may indicate deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a mortgaged property is included in the related property condition assessment. In general, with limited exception, cash reserves are established, or other security obtained, to fund or secure the payment of such estimated deferred maintenance or replacement items. In addition, various mortgage loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.

Environmental Site Assessment (‘‘ESA’’).    ESA’s are information-gathering investigations that identify environmental conditions that may impair, restrict the use of, and/or impose an environmental liability to the mortgaged property. A Phase I ESA consists of inquiries, interviews, inspections, and research of public records to identify known or potential environmental concerns. A Phase II ESA is a site specific investigation to determine the presence or absence of environmental concerns identified in the Phase I ESA. Bank of America requires a Phase I ESA for all properties regardless of age or location and each such report must be in compliance with current standards prescribed by The American Society of Testing and Materials (‘‘ASTM’’).

Seismic Reports.    A seismic Report is required for all properties located in Seismic Zones 3 or 4 as determined I accordance with the Uniform Building Code.

Representations and Warranties

As and to the extent described in the related prospectus supplement, the Sponsor will make representations and warranties regarding the mortgage loans that it transfers to the Depositor for a particular series of certificates.

BANK OF AMERICA, NATIONAL ASSOCIATION, AS SERVICER

General

Bank of America has been servicing commercial mortgage loans in excess of 14 years. The table below sets forth information about Bank of America’s portfolio of commercial mortgage loans as of the dates indicated:

	As of December 31, 2003	As of December 31, 2004	As of December 31, 2005	As of December 31, 2006
Commercial Mortgage Loans
By Number	8,747	10,349	10,481	9,473
By Aggregate Unpaid Principal Balance	$26,691,677,800	$54,295,716,000	$72,823,851,167	$83,588,000,000

As of December 31, 2006, Bank of America’s portfolio consisted of 9,473 commercial mortgage loans with an unpaid principal balance of approximately $83,588,000,000, of which 5,170 commercial mortgage loans with an unpaid principal balance of approximately $74,661,000,000 were related to commercial mortgaged-backed securities.

As required by most Pooling and Servicing Agreements, Bank of America may be required to advance funds for delinquent payments, subject to the servicer’s determination of recoverability. A servicer will advance funds as a P&I Advance if a borrower’s payment is late in order to provide a certain amount of liquidity to the related trust fund month over month. Servicers will make Servicing Advances or Property Protection Advances for unpaid items on individual loans such as property taxes, insurance payments and life/safety repairs, all subject to the servicer’s determination as to whether the advance would be ultimately recoverable. Upon a determination of non-recoverability, the servicer’s advances are repaid first from funds available in the Collection Account.

Bank of America is a rated by Fitch and Standard & Poor’s as a primary servicer, master servicer and special servicer. Bank of America’s ratings by each of these agencies is outlined below:

	Fitch	Standard & Poor’s
Primary Servicer	CPS2	Above Average
Master Servicer	CMS2	Above Average
Special Servicer	CSS3+	Average

In addition to servicing loans for securitized commercial mortgages, Bank of America also services loans that are held in its portfolio, whole loans that are held in the portfolio of third parties and whole loans that are originated by Bank of America and sold to a variety of investors.

Bank of America utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions that is widely used within the commercial mortgage industry. This platform allows Bank of America to process mortgage servicing activities including but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrow and payments, insurance escrow and payments, tracking replacement reserve escrows, operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

Bank of America has implemented and tested a business continuity plan. In case of a disruption, all functions of the disrupted facility would be transferred to a business recovery facility. The business recovery facility has access to all data and tools necessary to continue servicing all mortgage loans. Bank of America’s business continuity plan is tested and updated annually.

Bank of America’s servicing policies and procedures are updated annually to keep pace with the changes in the industry and have been generally consistent for the last three years in all material respects. The only significant changes in Bank of America’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by Fannie Mae or Freddie Mac. Bank of America may perform any of its obligations under a pooling and servicing agreement through one or more third-party vendors, affiliates or subsidiaries. Bank of America may engage third-party vendors to provide technology or process efficiencies. Bank of America monitors its third-party vendors in compliance with the guidelines reviewed by the OCC. Bank of America has entered into contracts with third-party vendors for functions such as annual property inspections, real estate tax payment and tracking, hazard insurance, lockbox services and document printing. Bank of America may also retain certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans.

Loans are serviced in accordance with the loan agreements, mortgage documents, pooling and servicing agreements, inter-creditor agreements, if applicable, and the applicable servicing standard.

Custody services of original documents evidencing the mortgage loans for a particular series will typically be performed by the related trustee. On occasion, Bank of America as servicer may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent Bank of America performs custodial functions as servicer, documents will be maintained in its vault. Bank of America utilizes an electronic tracking system to identify the owner of the related Mortgage File.

Property Damage.    When an underlying property is damaged and such damage is covered by insurance, Bank of America takes certain actions to ensure that the property is restored to its original condition. These actions include depositing the insurance proceeds and funding the restoration of the property as we would a construction loan. Bank of America maintains the staff to collect and review insurance policies and/or certificates relating to the coverages required under the mortgage loan documents. Bank of America may, from time to time, retain a vendor to assist in the collection and review of insurance policies and/or certificates relating to the coverages required under the mortgage loan documents. The vendor provides a feed the Bank of America’s loan servicing system to provide updated information.

Special Servicing

Delinquencies, Losses, Bankruptcies and Recoveries

Bank of America monitors mortgage loans for a variety of situations that present the risk of delinquency or loss to a trust. Those situations include, without limitation, situations where a mortgagor has sold or transferred the related mortgaged property, where there has been damage to the related mortgaged property, where the mortgagor is late in making payments for any number of reasons, and where the mortgagor has declared bankruptcy. The following is a brief description of Bank of America’s policies and procedures to respond to each of these situations.

Collections and Loss Mitigation.    Account status is monitored and efforts are made to prevent a mortgage loan on which a payment is delinquent from going to foreclosure. Based on account payment history, prior contact with the borrower, property status, and various other factors, an appropriate course of action is employed to make direct mail or phone contact with the borrower(s). All of the preceding factors are considered when determining the appropriate timing for the contact efforts.

Initial phone contact is pursued by Bank of America’s collections department, when a loan payment is not received after the applicable grace period. Each call made by the collection department attempts to: (i) obtain the reason for default; (ii) obtain information related to the mortgagor’s current financial situation; (iii) verify occupancy. Loans serviced by Bank of America have grace periods of five to fifteen days after the Due Date in which a borrower can make a monthly payment without incurring a penalty or late charge. In addition, a mortgage loan is not considered delinquent unless a full monthly payment has not been received by the close of business on the last day of the month of the Due Date. For example, a mortgage loan with a Due Date of May 1 is considered delinquent if a full monthly payment is not received by May 31.

Late charges are generally assessed after the Due Date at the expiration of a grace period, if applicable. There may be situations, based on the customer or account circumstances, where a late fee could be waived, providing the late fee is not required to pay interest on advances to a trust fund in accordance with the related pooling and servicing agreement. Generally, the borrower is sent a reminder notice between the expiration of the grace period and 30 days delinquent.

The borrower is sent a notice of default when the payment has not been made after 30 days. Notice periods are more specifically spelled out in individual loan documents. General default communications may continue with a late fee notice, account billing statements, breach letters, loss mitigation solicitations, occupancy and property status inquiries. If after 30 days the payment has not been received, generally Pooling and Servicing Agreements require the loan to be transferred to special servicing for default processing. In recognition of the fact that mortgage loans that are delinquent are at higher risk for abandonment by the borrower, and may also face issues related to maintenance, Bank of America has developed guidelines for inspecting properties for which a monthly payment is delinquent. Depending on various factors, such as the ability to contact the customer, the delinquency status of the account, and the property occupancy status, Bank of America will hire a vendor to inspect the related property to determine its condition. If the inspection results indicate a need for property safeguarding measures, such as securing or winterizing, Bank of America will ensure the appropriate safeguards are implemented in accordance with industry, legal and investor standards.

Delinquent mortgage loans are reviewed for loss mitigation options, which can include a promise to pay, repayment plan, forbearance, moratorium, modification, special forbearance, deed-in-lieu of foreclosure, assumption, sale of property, demand arrears, or foreclosure. Bank of America will opt for any one or more of these mitigation options depending on various factors, but will pursue more extensive loss mitigation solutions when a suitable arrangement for repayment or promise to pay is not feasible because of the borrower’s financial situation or unwillingness to support the property. Payment activities on delinquent mortgage loans are monitored to ensure the appropriate application of partial payments where specific arrangements have been agreed to allow partial payments and to ensure an appropriate response to situations in which a customer has paid with a check that is returned for insufficient funds. Asset plans are prepared by the 60th day after the loan has been transferred to Bank of America, as special servicer, per Pooling and Servicing Agreement requirements. If a workout or modification can be achieved with the borrower on the asset, the asset may be returned to the related trust fund as a corrected mortgage loan.

Bankruptcy.    When a mortgagor files for bankruptcy, Bank of America’s options for recovery are more limited. Bank of America monitors bankruptcy proceedings and develops appropriate responses based on a variety of factors, including: (i) the chapter of the Bankruptcy Code under which the mortgagor filed; (ii) federal, state and local regulations; (iii) determination-of-claim requirements; (iv) motion requirements; and (v) specific orders issued through the applicable court. Bank of America works in conjunction with its in-house and outside legal counsel to file all proof of claims, review plans, make objections and file motions for relief.

Foreclosure.    Bank of America, as Special Servicer works in conjunction with its in-house and outside legal counsel to foreclose a property when (i) it is apparent that foreclosure is the only resolution for the asset; and/or (ii) it determines in its reasonable judgment that it is in the best interest of the related trust fund. Once the property is foreclosed and REO; Bank of America will work with its pre-approved vendors to either (i) sell the property or (ii) recondition, if necessary, and lease the property in preparation for liquidation. Losses may be experienced on a mortgage loan during the real estate owned process if the value of the property at time of liquidation is less than the sum of the unpaid principal balance and all outstanding advances (including, but not limited to, the outstanding unpaid principal balance of the mortgage loan, interest advances, escrow advances, uncollected servicing fees, property maintenance fees, attorney fees, and other necessary fees).

Other Servicers

In the event that Bank of America or another servicer appoints a subservicer that meets the thresholds provided in Item 1108(a)(3) of Regulation AB (17 CFR 229.1108), the applicable prospectus supplement will provide the disclosure required by Item 1108(b) and (c) of Regulation AB (17 CFR 229.1108). In the event that such appointment occurs after the issuance of the related series of Certificates, the Depositor will report such appointment on Form 8-K.

DESCRIPTION OF THE CERTIFICATES

General

Each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. As described in the related prospectus supplement, the certificates of each series, including the certificates of such series being offered for sale, may consist of one or more classes of certificates that, among other things:

•	provide for the accrual of interest on the Certificate Balance or Notional Amount at a fixed, variable or adjustable rate;

•	constitute Senior Certificates or Subordinate Certificates;

•	constitute Stripped Interest Certificates or Stripped Principal Certificates;

•	provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series;

•	provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

•	provide for distributions based solely or primarily on specified mortgage assets or a specified group of mortgage assets in the related trust fund;

•	provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

•	provide for distributions based on collections on the mortgage assets in the related trust fund attributable to Prepayment Premiums and Equity Participations.

If so specified in the related prospectus supplement, a class of certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes. For example, a class of certificates may have a Certificate Balance on which it accrues interest at a fixed, variable or adjustable rate. Such class of certificates may also have certain characteristics attributable to Stripped Interest Certificates insofar as it may also entitle the holders of Stripped Interest Certificates to distributions of interest accrued on a Notional Amount at a different fixed, variable or adjustable rate. In addition, a class of certificates may accrue interest on one portion of its Certificate Balance at one fixed, variable or adjustable rate and on another portion of its Certificate Balance at a different fixed, variable or adjustable rate.

Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of Stripped Interest Certificates or REMIC Residual Certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series (if issued in fully registered definitive form) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection with that transfer or exchange. Interests in a class of certificates offered in book-entry format will be transferred on the book-entry records of DTC and its participating organizations. If so specified in the related prospectus supplement, arrangements may be made for clearance and settlement through Clearstream Banking, société anonyme, or Euroclear Bank S.A./N.V., as operator of the Euroclear System (in Europe), if they are participants in DTC.

Distributions

Distributions on the certificates of each series will be made on each Distribution Date from the Available Distribution Amount for such series and such Distribution Date. The particular components of the Available Distribution Amount for any series and Distribution Date will be more specifically described in the related prospectus supplement. Except as otherwise specified in the related prospectus supplement, the Distribution Date for a series of certificates will be the 11th day of each month (or, if any such 11th day is not a business day, the next succeeding business day), commencing in the month immediately following the month in which such series of certificates is issued.

Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series (other than the final distribution in retirement of any such certificate) will be made to the persons in whose names such certificates are registered at the close of business on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each Distribution Date will be allocated pro rata among the outstanding certificates in such class in proportion to the respective percentage interests evidenced by those certificates unless otherwise specified in the related prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, such certificate-holder holds certificates in the requisite amount or denomination specified in the prospectus supplement), or by check mailed to the address of such certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of certificates (whether issued in fully registered definitive form or in book-entry format) will be made only upon presentation and surrender of such certificates at the location specified in the notice to certificateholders of such final distribution.

Distributions of Interest on the Certificates

Each class of certificates of each series (other than certain classes of Stripped Principal Certificates and certain classes of REMIC Residual Certificates that have no pass-through rate) may have a different pass-through rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class of offered certificates. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Distributions of interest in respect of any class of certificates (other than a class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the

Distribution Date or under the circumstances specified in the related prospectus supplement, and other than any class of Stripped Principal Certificates or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of that portion, if any, of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance of such Accrual Certificates on each Distribution Date or otherwise deferred as described in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each Distribution Date on a class of Stripped Interest Certificates will be similarly calculated except that it will accrue on a Notional Amount. Reference to a Notional Amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) one or more classes of the certificates of a series may be reduced to the extent that any Prepayment Interest Shortfalls, as described under ‘‘YIELD AND MATURITY CONSIDERATIONS—Certain Shortfalls in Collections of Interest’’, exceed the amount of any sums that are applied to offset the amount of such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the Certificate Balance of such class. See ‘‘RISK FACTORS—Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Certificates and Your Yield’’ and ‘‘YIELD AND MATURITY CONSIDERATIONS—Certain Shortfalls in Collections of Interest’’.

Distributions of Principal on the Certificates

Each class of certificates of each series (other than certain classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates) will have a Certificate Balance, which, at any time, will equal the then maximum amount that the holders of certificates of such class will be entitled to receive as principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding Certificate Balance of a class of certificates will be reduced by distributions of principal made from time to time and, if and to the extent so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the Distribution Date on which distributions of interest are required to commence, by the amount of any Accrued Certificate Interest in respect of such Accrual Certificate (reduced as described above). The initial aggregate Certificate Balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of a specified date, after application of scheduled payments due on or before such date, whether or not received. The initial Certificate Balance of each class of a series of certificates will be specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each Distribution Date to the holders of the class or classes of certificates of such series entitled thereto until the Certificate Balances of such certificates have been reduced to zero.

Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to Controlled Amortization Classes may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to Companion Classes may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of such class.

Distributions on the Certificates Concerning Prepayment Premiums or Concerning Equity Participations

If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each Distribution Date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in such prospectus supplement. Alternatively, we or any of our affiliates may retain such items or by any other specified person and/or may be excluded as trust assets.

Allocation of Losses and Shortfalls

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by (1) a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of certificates and/or (2) establishing a priority of payments among such classes of certificates. See ‘‘DESCRIPTION OF CREDIT SUPPORT’’.

Advances in Respect of Delinquencies

If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of certificates for such Distribution Date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such mortgage loans during the related Due Period and were delinquent on the related Determination Date.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity’s own funds will be reimbursable out of related recoveries on the mortgage loans (including amounts drawn under any fund or instrument constituting credit support) respecting which such advances were made and such other specific sources as may be identified in the related prospectus supplement, including, in the case of a series that includes one or more classes of Subordinate Certificates, if so identified, collections on other mortgage assets in the related trust fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the judgment of the master servicer, special servicer or trustee, as the case may be, such advance would not be recoverable from recoveries on the mortgage loans or another specifically identified source. Unless otherwise specified in the related prospectus supplement, this will be based on the advancing party’s estimation of the value of the mortgaged property in relation to the sum of the unpaid principal balance of the related mortgage loan, accrued interest, the amount of previously unreimbursed Advances and anticipated disposition expenses, and the advancing party’s determination that the advance would not ultimately be recoverable under any applicable insurance policies, from proceeds of liquidation of the mortgage loan or otherwise. If previously made by a master servicer, special servicer or trustee, such an advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related series of Certificateholders.

If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a Certificate Account, such master servicer, special servicer, trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on or prior to any future Distribution Date to the extent that funds in such Certificate Account on such Distribution Date are less than payments required to be made to the related series of Certificateholders on such date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related prospectus supplement.

If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a specified period during which such advances are outstanding at the rate specified in such prospectus supplement, and such entity will be entitled to payment of such interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of Certificateholders or as otherwise provided in the related pooling and servicing agreement and described in such prospectus supplement.

The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the agreement pursuant to which the MBS was issued.

Reports to Certificateholders

On each Distribution Date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer, manager or trustee, as provided in the related prospectus supplement, will forward to each such holder, a Distribution Date Statement that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

•	the amount of such distribution to holders of such class of offered certificates that was applied to reduce the Certificate Balance of such class;

•	the amount of such distribution to holders of such class of offered certificates that was applied to pay Accrued Certificate Interest;

•	the amount, if any, of such distribution to holders of such class of offered certificates that was allocable to (A) Prepayment Premiums and (B) payments on account of Equity Participations;

•	the amount, if any, by which such distribution is less than the amounts to which holders of such class of offered certificates are entitled;

•	if the related trust fund includes mortgage loans, the aggregate amount of advances included in such distribution;

•	if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and, if the related trust fund includes MBS, the amount of administrative compensation received by the MBS Administrator;

•	information regarding the aggregate principal balance of the related mortgage assets on or about such Distribution Date;

•	if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of such mortgage loans that are delinquent;

•	if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such mortgage loans during the specified period, generally corresponding in length to the period between Distribution Dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular Distribution Date);

•	the Certificate Balance or Notional Amount, as the case may be, of such class of certificates at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance or Notional Amount due to the allocation of any losses in respect of the related mortgage assets, any increase in such Certificate Balance or Notional Amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the Certificate Balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to such balance;

•	if such class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the pass-through rate applicable thereto for such Distribution Date and, if determinable, for the next succeeding Distribution Date;

•	the amount deposited in or withdrawn from any reserve fund on such Distribution Date, and the amount remaining on deposit in such reserve fund as of the close of business on such Distribution Date;

•	if the related trust fund includes one or more instruments of credit support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each such instrument as of the close of business on such Distribution Date; and

•	the amount of credit support being afforded by any classes of Subordinate Certificates.

In the case of information furnished pursuant to the first 3 bulleted items above, the amounts will be expressed as a dollar amount per specified denomination of the relevant class of offered certificates or as a percentage. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of such series.

Each Distribution Date Statement will be filed with the Securities and Exchange Commission within 15 days after each Distribution Date on Form 10-D. In addition, within a reasonable period of time after the end of each calendar year, the master servicer, manager or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of such series a statement containing the information set forth in the first 3 bulleted items above, aggregated for such calendar year or the applicable portion during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended, are from time to time in force. See, however, ‘‘—Book-Entry Registration and Definitive Certificates’’ below.

If the trust fund for a series of certificates includes MBS, the ability of the related master servicer, manager or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related prospectus supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

Voting Rights

The voting rights evidenced by each series of certificates will be allocated among the respective classes of such series in the manner described in the related prospectus supplement.

Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the related pooling and servicing agreement and as otherwise specified in the related prospectus supplement. See ‘‘THE POOLING AND SERVICING AGREEMENTS—Amendment’’. The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an Event of Default on the part of the related master servicer, special servicer or REMIC administrator. See ‘‘THE POOLING AND SERVICING AGREEMENTS—Events of Default’’, ‘‘—Rights Upon Event of Default’’ and ‘‘—Resignation and Removal of the Trustee’’.

Termination

The obligations created by the pooling and servicing agreement for each series of certificates will terminate following (1) the final payment or other liquidation of the last mortgage asset subject thereto or the disposition of all property acquired upon foreclosure of any mortgage loan subject thereto and (2) the payment (or provision for payment) to the Certificateholders of that series of all amounts required to be paid to them pursuant to such pooling and servicing agreement. Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party designated in the prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes, under the circumstances and in the manner set forth in the prospectus supplement.

Book-Entry Registration and Definitive Certificates

If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of such series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certificates registered in the name of DTC or its nominee.

DTC is a limited-purpose trust company organized under the New York Banking Law, a ‘‘banking corporation’’ within the meaning of the New York Banking Law, a member of the Federal Reserve System, a ‘‘clearing corporation’’ within the meaning of the New York Uniform Commercial Code, and a ‘‘clearing agency’’ registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between its participating organizations through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. The rules applicable to DTC and its participating organizations are on file with the Securities and Exchange Commission.

Purchases of book-entry certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the book-entry certificates on DTC’s records. The ownership interest of each actual purchaser of a Book-Entry Certificate is in turn to be recorded on the Direct and Indirect Participants’ records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interests in the book-entry certificates are to be accomplished by entries made on the books of DTC’s participating organizations acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

DTC has no knowledge of the actual Certificate Owners of the book-entry certificates; DTC’s records reflect only the identity of the Direct Participants to whose accounts such certificates are credited, which may or may not be the Certificate Owners. DTC’s participating organizations will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Distributions on the book-entry certificates will be made to DTC. DTC’s practice is to credit Direct Participants’ accounts on the related Distribution Date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by DTC’s participating organizations to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in ‘‘street name’’, and will be the responsibility of each such participating organization (and not of DTC, the depositor or any trustee, master servicer, special servicer or Manager), subject to any statutory or regulatory requirements as may be in effect from time to time. Accordingly, under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

Unless otherwise provided in the related prospectus supplement, the only Certificateholder of book-entry certificates will be the nominee of DTC, and the Certificate Owners will not be recognized as certificateholders under the pooling and servicing agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related pooling and servicing agreement only indirectly through DTC’s participating organization who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more Direct Participants to whose account with DTC interests in the book-entry certificates are credited.

Because DTC can act only on behalf of Direct Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing such interest.

Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued in fully registered definitive form to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (1) the depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such certificates and the depositor is unable to locate a qualified successor or (2) the depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the Participants holding beneficial interests in the Certificates agree to initiate such termination. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all Direct Participants of the availability through DTC of Certificates in fully registered form. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in such instructions the Certificates in fully registered definitive form to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as ‘‘certificateholders’’ under and within the meaning of the related pooling and servicing agreement.

THE POOLING AND SERVICING AGREEMENTS

General

The certificates of each series will be issued pursuant to a Pooling and Servicing Agreement. In general, the parties to a Pooling and Servicing Agreement will include the depositor, the trustee, the master servicer, the special servicer and, if one or more REMIC elections have been made with respect to the trust fund, the REMIC administrator. However, a Pooling and Servicing Agreement that relates to a trust fund that includes MBS may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. All parties to each Pooling and Servicing Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the depositor, or the mortgage asset seller may perform the functions of master servicer, special servicer, manager or REMIC administrator. If so specified in the related prospectus supplement, the master servicer may also perform the duties of special servicer, and the master servicer, the special servicer or the trustee may also perform the duties of REMIC administrator. Any party to a Pooling and Servicing Agreement or any affiliate of any party may own certificates issued under the Pooling and Servicing Agreement; however, unless other specified in the related prospectus supplement, except with respect to required consents to certain amendments to a Pooling and Servicing Agreement, certificates issued under the Pooling and Servicing Agreement that are held by the master servicer or special servicer for the related Series will not be allocated Voting Rights.

A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. However, the provisions of each Pooling and Servicing Agreement will vary depending upon the nature of the certificates to be issued under the Pooling and Servicing Agreement and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling and Servicing Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling and Servicing Agreement that materially differs from the description of the Pooling and Servicing Agreement contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related agreement that provided for the issuance of the MBS. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement for each series of certificates and the description of such provisions in the related prospectus supplement. We will provide a copy of the Pooling and Servicing Agreement (without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of such series addressed to it at its principal executive offices specified in this prospectus under ‘‘THE DEPOSITOR’’.

Assignment of Mortgage Loans; Repurchases

At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, unless otherwise specified in the related prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at our direction in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related mortgaged property and type of such property; the Mortgage Rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the amortization term; and the original and outstanding principal balance.

In addition, unless otherwise specified in the related prospectus supplement, we will, as to each mortgage loan to be included in a trust fund, deliver, or cause to be delivered, to the related trustee (or to a custodian appointed by the trustee as described below) the mortgage note endorsed, without recourse, either in blank or to the order of such trustee (or its nominee), the mortgage with evidence of recording indicated (except for any mortgage not returned from the public recording office), an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form, together with any intervening assignments of the mortgage with evidence of recording (except for any such assignment not returned from the public recording office), and, if applicable, any riders or modifications to such mortgage note and mortgage, together with certain other documents at such times as set forth in the related Pooling and Servicing Agreement. Such assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if we deliver or cause to be delivered, to the related trustee (or such custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original mortgage note has been lost or destroyed. In addition, if we cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording concurrently with the execution and delivery of the related Pooling and Servicing Agreement because of a delay caused by the public recording office, we will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment as submitted for recording. We will deliver, or cause to be delivered, to the related trustee (or such custodian) such mortgage or assignment with evidence of recording indicated after receipt of such mortgage from the public recording office. If we cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording concurrently with the execution and delivery of the related Pooling and Servicing Agreement because such mortgage or assignment has been lost, we will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment with evidence of recording. Unless otherwise specified in the related prospectus supplement, assignments of mortgage to the trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee’s interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of us or the originator of such mortgage loan. Notwithstanding the foregoing, with respect to any mortgage for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements has been recorded in the name of Mortgage Electronic Registration Systems, Inc. (‘‘MERS’’) or its designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the trustee will be required to be prepared or delivered and instead, the mortgage loan seller shall take all actions as are necessary to cause the trust to be shown as, and the trustee shall take all actions necessary to confirm that it is shown as, the owner of the related mortgage loan on the records of MERS for purposes of the system or recording transfers of beneficial ownership of mortgages maintained by MERS.

The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or such custodian) will hold such documents in trust for the benefit of the certificateholders of such series. Unless otherwise specified in the related prospectus supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or such custodian) will be required to notify the master servicer, the special servicer and the depositor, and one of such persons will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price generally equal to the Purchase Price, or at such other price as will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective mortgage loan documentation, and neither we nor, unless it is the mortgage asset seller, the master servicer or the special servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.

The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans in any trust fund and to maintain possession of and, if applicable, to review the documents relating to such mortgage loans, in any case as the agent of the trustee. The identity of any such custodian to be appointed on the date of initial issuance of the certificates will be set forth in the related prospectus supplement. Any such custodian may be one of our affiliates.

Representations and Warranties; Repurchases

Unless otherwise provided in the prospectus supplement for a series of certificates, the depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties covering, by way of example:

•	the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related Pooling and Servicing Agreement;

•	the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

•	the Warranting Party’s title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

•	the payment status of the mortgage loan.

It is expected that in most cases the Warranting Party will be the mortgage asset seller; however, the Warranting Party may also be an affiliate of the mortgage asset seller, the depositor or an affiliate of the depositor, the master servicer, the special servicer or another person acceptable to the depositor. The Warranting Party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

Unless otherwise provided in the related prospectus supplement, each Pooling and Servicing Agreement will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the Certificateholders of the related series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee at the applicable Purchase Price. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party, and neither the depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

Collection and Other Servicing Procedures

Unless otherwise specified in the related prospectus supplement, the master servicer and the special servicer for any mortgage pool, directly or through sub-servicers, will each be obligated under the related Pooling and Servicing Agreement to service and administer the mortgage loans in such mortgage pool for the benefit of the related certificateholders, in accordance with applicable law and further in accordance with the terms of such Pooling and Servicing Agreement, such mortgage loans and any instrument of credit support included in the related trust fund. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

As part of its servicing duties, each of the master servicer and the special servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided (1) such procedures are consistent with the terms of the related Pooling and Servicing Agreement and (2) do not impair recovery under any instrument of credit support included in the related trust fund. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, unless otherwise specified in the related prospectus supplement, to waive any Prepayment Premium, late payment charge or other charge in connection with any mortgage loan.

The master servicer and the special servicer for any trust fund, either separately or jointly, directly or through sub-servicers, will also be required to perform as to the mortgage loans in such trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling and Servicing Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) mortgaged properties acquired on behalf of such trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise; and maintaining servicing records relating to such mortgage loans. The related prospectus supplement will specify when and the extent to which servicing of a mortgage loan is to be transferred from the master servicer to the special servicer. In general, and subject to the discussion in the related prospectus supplement, a special servicer will be responsible for the servicing and administration of:

•	mortgage loans that are delinquent in respect of a specified number of scheduled payments;

•	mortgage loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a specified number of days; and

•	REO Properties.

If so specified in the related prospectus supplement, a Pooling and Servicing Agreement also may provide that if a default on a mortgage loan has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of the mortgage loan, in whole or in part, to the related special servicer. Unless otherwise provided in the related prospectus supplement, when the circumstances no longer warrant a special servicer’s continuing to service a particular mortgage loan (e.g., the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and such borrower), the master servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Pooling and Servicing Agreement and described in the related prospectus supplement, a special servicer may perform certain limited duties in respect of mortgage loans for which the master servicer is primarily responsible (including, if so specified, performing property inspections and evaluating financial statements); and a master servicer may perform certain limited duties in respect of any mortgage loan for which the special servicer is primarily responsible (including, if so specified, continuing to receive payments on such mortgage loan (including amounts collected by the special servicer)), making certain calculations with respect to such mortgage loan and making remittances and preparing certain reports to the trustee and/or certificateholders with respect to such mortgage loan. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See ‘‘DESCRIPTION OF CREDIT SUPPORT’’.

A mortgagor’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. In general, the related special servicer will be required to monitor any mortgage loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the related mortgaged property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before the special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders of the related series may vary considerably depending on the particular mortgage loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the mortgage loan or to foreclose on the related mortgaged property for a considerable period of time. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Bankruptcy Laws.’’

Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. In general, the master servicer may approve such a request if it has determined, exercising its business judgment in accordance with the applicable servicing standard, that such approval will not adversely affect the security for, or the timely and full collectibility of, the related mortgage loan. Any fee collected by the master servicer for processing such request will be retained by the master servicer as additional servicing compensation.

In the case of mortgage loans secured by junior liens on the related mortgaged properties, unless otherwise provided in the related prospectus supplement, the master servicer will be required to file (or cause to be filed) of record a request for notice of any action by a superior lienholder under a senior lien for the protection of the related trustee’s interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder’s equity of redemption. Unless otherwise specified in the related prospectus supplement, the master servicer also will be required to notify any superior lienholder in writing of the existence of the mortgage loan and request notification of any action (as described below) to be taken against the mortgagor or the mortgaged property by the superior lienholder. If the master servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related senior lien, or has declared or intends to declare a default under the mortgage or the promissory note secured by that senior lien, or has filed or intends to file an election to have the related mortgaged property sold or foreclosed, then, unless otherwise specified in the related prospectus supplement, the master servicer and the special servicer will each be required to take, on behalf of the related trust fund, whatever actions are necessary to protect the interests of the related certificateholders and/or to preserve the security of the related mortgage loan, subject to the application of the REMIC Provisions. Unless otherwise specified in the related prospectus supplement, the master servicer or special servicer, as applicable, will be required to advance the necessary funds to cure the default or reinstate the senior lien, if such advance is in the best interests of the related certificateholders and the master servicer or special servicer, as applicable, determines such advances are recoverable out of payments on or proceeds of the related mortgage loan.

Sub-Servicers

A master servicer or special servicer may delegate its servicing obligations in respect of the mortgage loans to one or more third-party sub-servicers; provided that, unless otherwise specified in the related prospectus supplement, such master servicer or special servicer will remain obligated under the related Pooling and Servicing Agreement. A sub-servicer for any series of certificates may be an affiliate of the depositor. Unless otherwise provided in the related prospectus supplement, each subservicing agreement between a master servicer and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Pooling and Servicing Agreement. Unless otherwise provided in the related prospectus supplement, the master servicer and special servicer in respect of any mortgage asset pool will each be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers such removal to be in the best interests of certificateholders.

Unless otherwise provided in the related prospectus supplement, a master servicer or special servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer’s or special servicer’s compensation pursuant to the related Pooling and Servicing Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the master servicer or special servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such master servicer or special servicer would be reimbursed under a Pooling and Servicing Agreement. See ‘‘—Certificate Account’’ and ‘‘—Servicing Compensation and Payment of Expenses’’.

Certificate Account

General.    The master servicer, the trustee and/or the special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained the corresponding Certificate Account, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A Certificate Account may be maintained as an interest-bearing or a noninterest-bearing account and the funds held in the Certificate Account may be invested pending each succeeding Distribution Date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a Certificate Account will be paid to the related master servicer, trustee or special servicer as additional compensation. A Certificate Account may be maintained with the related master servicer, special servicer, trustee or mortgage asset seller or with a depository institution that is an affiliate of any of the foregoing or of the depositor; provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or special servicer or serviced by either on behalf of others.

Deposits.    Unless otherwise provided in the related Pooling and Servicing Agreement and described in the related prospectus supplement, the following payments and collections received or made by the master servicer, the trustee or the special servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) are to be deposited in the Certificate Account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling and Servicing Agreement:

•	all payments on account of principal, including principal prepayments, on the mortgage loans;

•	all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion of such default interest retained by the master servicer or the special servicer as its servicing compensation or as compensation to the trustee;

•	all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property (other than proceeds applied to the restoration of the property or released to the related borrower) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect of such defaulted mortgage loans, by foreclosure or otherwise, together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

•	any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates;

•	any advances made with respect to delinquent scheduled payments of principal and interest on the mortgage loans;

•	any amounts paid under any cash flow agreement;

•	all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the depositor, any mortgage asset seller or any other specified person as described under ‘‘—Assignment of Mortgage Loans; Repurchases’’ and ‘‘—Representations and Warranties; Repurchases’’, all proceeds of the purchase of any defaulted mortgage loan as described under ‘‘—Realization Upon Defaulted Mortgage Loans’’, and all proceeds of any mortgage asset purchased as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Termination’’;

•	to the extent that any such item does not constitute additional servicing compensation to the master servicer or the special servicer and is not otherwise retained by the depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the mortgage loans;

•	all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy as described under ‘‘—Hazard Insurance Policies’’;

•	any amount required to be deposited by the master servicer, the special servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer, the special servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

•	any other amounts required to be deposited in the Certificate Account as provided in the related Pooling and Servicing Agreement and described in the related prospectus supplement.

Withdrawals.    Unless otherwise provided in the related Pooling and Servicing Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the Certificate Account for each trust fund that includes mortgage loans for any of the following purposes:

•	to make distributions to the certificateholders on each Distribution Date;

•	to pay the master servicer or the special servicer any servicing fees not previously retained by the master servicer or special servicer, such payment to be made out of payments and other collections of interest on the particular mortgage loans as to which such fees were earned;

•	to reimburse the master servicer, the special servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to particular mortgage loans in the trust fund and particular properties acquired in respect of the trust fund. Reimbursement for advances made or expenses incurred that are related to particular mortgage loans or properties will normally only be made out of amounts that represent late payments collected on those mortgage loans, Liquidation Proceeds, Insurance and Condemnation Proceeds collected on those mortgage loans and properties, any form of credit support related to those mortgage loans and net income collected on those properties. However, if in the judgment of the master servicer, the special servicer or such other person, as applicable, the advances and/or expenses will not be recoverable from the above amounts, the reimbursement will be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related Pooling and Servicing Agreement and described in the related prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

•	if and to the extent described in the related prospectus supplement, to pay the master servicer, the special servicer or any other specified person interest accrued on the advances and servicing expenses described in the bulleted clause immediately listed above incurred by it while such remain outstanding and unreimbursed;

•	to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under ‘‘—Realization Upon Defaulted Mortgage Loans’’;

•	to reimburse the master servicer, the special servicer, the REMIC administrator, the depositor, the trustee, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under ‘‘—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor’’ and ‘‘—Certain Matters Regarding the Trustee’’;

•	if and to the extent described in the related prospectus supplement, to pay the fees of the trustee, the REMIC administrator and any provider of credit support;

•	if and to the extent described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

•	to pay the master servicer, the special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

•	to pay any servicing expenses not otherwise required to be advanced by the master servicer, the special servicer or any other specified person;

•	if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—REMICs—Prohibited Transactions Tax and Other Taxes’’;

•	to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling and Servicing Agreement for the benefit of certificateholders;

•	to make any other withdrawals permitted by the related Pooling and Servicing Agreement and described in the related prospectus supplement; and

•	to clear and terminate the Certificate Account upon the termination of the trust fund.

Modifications, Waivers and Amendments of Mortgage Loans

The master servicer and the special servicer may each agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable ‘‘Servicing Standard’’ as defined in the related prospectus supplement; provided that, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment will:

•	not affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan;

•	will not, in the judgment of the master servicer or the special servicer, as the case may be, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due; and

•	will not adversely affect the coverage under any applicable instrument of credit support.

Unless otherwise provided in the related prospectus supplement, the special servicer also may agree to any other modification, waiver or amendment if, in its judgment,:

•	a material default on the mortgage loan has occurred or a payment default is reasonably foreseeable or imminent;

•	such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation; and

•	unless inconsistent with the applicable ‘‘servicing standard’’, such modification, waiver or amendment will not materially adversely affect the coverage under any applicable instrument of credit support.

Realization Upon Defaulted Mortgage Loans

If a default on a mortgage loan has occurred, the special servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise comparably convert ownership of, or acquire title to the related mortgaged property, by operation of law or otherwise. In connection with such foreclosure or other conversion of ownership, the special servicer shall follow the servicing standard. A Pooling and Servicing Agreement may grant the special servicer the right to direct the master servicer to advance costs and expenses to be incurred in any such proceedings, and such advances may be subject to reimbursement requirements. A Pooling and Servicing Agreement may require the special servicer to consult with independent counsel regarding the order and manner should foreclose upon or comparably proceed against such properties if a mortgage loan or group of cross-collateralized mortgage loans are secured by real properties in multiple states including certain states with a statute, rule or regulation comparable to California’s ‘‘one action’’ rule. Unless otherwise provided in the related prospectus supplement, when applicable state law permits the special servicer to select between judicial and non-judicial foreclosure in respect of any mortgaged property, a special servicer may make such selection so long as the selection is made in a manner consistent with the servicing standard. Unless otherwise specified in the related prospectus supplement, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the related series of Certificateholders, or any other specified person to be considered to hold title to, to be a ‘‘mortgagee-in-possession’’ of, or to be an ‘‘owner’’ or an ‘‘operator’’ of such mortgaged property within the meaning of certain federal environmental laws, unless the special servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund) and either:

(1)    such report indicates that (a) the mortgaged property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

(2)    the special servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (1)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Environmental Considerations’’.

A Pooling and Servicing Agreement may grant to the master servicer, the special servicer, a provider of credit support and/or the holder or holders of certain classes of the related series of certificates a right of first refusal to purchase from the trust fund, at a predetermined price (which, if less than the Purchase Price, will be specified in the related prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related prospectus supplement, the special servicer may offer to sell any defaulted mortgage loan if and when the special servicer determines, consistent with its normal servicing procedures, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related mortgaged property. In the absence of any such sale, the special servicer will generally be required to proceed against the related mortgaged property, subject to the discussion above.

Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property before the close of the third calendar year following the year of acquisition, unless (1) the IRS grants an extension of time to sell such property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for longer than such period will not result in the imposition of a tax on the trust fund or cause the trust fund (or any designated portion of the trust fund) to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the special servicer will generally be required to attempt to sell any mortgaged property so acquired on the same terms and conditions it would if it were the owner. Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer will also be required to ensure that the mortgaged property is administered so that it constitutes ‘‘foreclosure property’’ within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B), and that the trust fund does not derive any ‘‘net income from foreclosure property’’ within the meaning of Code Section 860G(c)(2), with respect to such property unless the method of operation that produces such income would produce a greater after-tax return than a different method of operation of such property. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may be required to retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage such mortgaged property as required under the related Pooling and Servicing Agreement.

If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued plus the aggregate amount of reimbursable expenses incurred by the special servicer and/or the master servicer in connection with such mortgage loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting credit support, the trust fund will realize a loss in the amount of such shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of such Liquidation Proceeds to certificateholders, any and all amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. In addition, if and to the extent set forth in the related prospectus supplement, amounts otherwise distributable on the certificates may be further reduced by interest payable to the master servicer and/or special servicer on such servicing expenses and advances.

Except as otherwise provided in the prospectus supplement, if any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, neither the special servicer nor the master servicer will be required to expend its own funds to effect such restoration.

Hazard Insurance Policies

Unless otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement will require the master servicer (or the special servicer with respect to mortgage loans serviced by the special servicer) to use reasonable efforts to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the master servicer’s (or special servicer’s) normal servicing procedures. Unless otherwise specified in the related prospectus supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the related mortgaged property. The ability of a master servicer (or special servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer (or special servicer) under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer’s (or special servicer’s) normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related Certificate Account. The Pooling and Servicing Agreement may provide that the master servicer (or special servicer) may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on the mortgage loans in a trust fund, which may contain a deductible clause (not in excess of a customary amount). If such blanket policy contains a deductible clause, the master servicer (or special servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all additional sums that would have been deposited in the Certificate Account under an individual policy but were not because of such deductible clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin and domestic animals. Accordingly, a mortgaged property may not be insured for losses arising from any such cause unless the related mortgage specifically requires, or permits the holder to require, such coverage.

The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, such clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender’s consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer (or special servicer) will determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the master servicer’s (or special servicer’s) normal servicing procedures. Unless otherwise specified in the related prospectus supplement, the master servicer or special servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Due-on-Sale and Due-on-Encumbrance Provisions’’.

Servicing Compensation and Payment of Expenses

Unless otherwise specified in the related prospectus supplement, a master servicer’s primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund, including mortgage loans serviced by the related special servicer. If and to the extent described in the related prospectus supplement, a special servicer’s primary compensation with respect to a series of certificates may consist of any or all of the following components:

•	a specified portion of the interest payments on each mortgage loan in the related trust fund, whether or not serviced by it;

•	an additional specified portion of the interest payments on each mortgage loan then currently serviced by it; and

•	subject to any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to each mortgage loan which was at any time serviced by it, including mortgage loans for which servicing was returned to the master servicer.

Insofar as any portion of the master servicer’s or special servicer’s compensation consists of a specified portion of the interest payments on a mortgage loan, such compensation will generally be based on a percentage of the principal balance of such mortgage loan outstanding from time to time and, accordingly, will decrease with the amortization of the mortgage loan. As additional compensation, a master servicer or special servicer may be entitled to retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Certificate Account. A more detailed description of each master servicer’s and special servicer’s compensation will be provided in the related prospectus supplement. Any sub-servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the master servicer or special servicer that retained such sub-servicer.

In addition to amounts payable to any sub-servicer, a master servicer or special servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the trustee and any custodians appointed by the trustee and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on such expenses at the rate specified in the prospectus supplement, may be required to be borne by the trust fund.

Evidence as To Compliance

The master servicer and each other servicer will deliver annually to the trustee or master servicer, as applicable, on or before the date specified in the applicable Pooling and Servicing Agreement or in the applicable other servicing agreement (each such other servicing agreement, an ‘‘Underlying Servicing Agreement’’), an officer’s certificate stating that (i) a review of the servicer’s or master servicer’s activities during the preceding calendar year and of performance under the applicable Pooling and Servicing Agreement or Underlying Servicing Agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, the servicer or master servicer has fulfilled all its obligations under the applicable Pooling and Servicing Agreement or Underlying Servicing Agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust will deliver annually to the Depositor and the trustee, a report (an ‘‘Assessment of Compliance’’) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) and that contains the following:

•	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

•	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

•	a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

Each party which is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an ‘‘Attestation Report’’) of a registered public accounting firm,

prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

The annual deliveries, to the extent required to be filed with the Depositor’s annual report on Form 10-K, will be due from the applicable person(s) by a time sufficient to enable such filing.

Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor

Any entity serving as master servicer, special servicer or REMIC administrator under a Pooling and Servicing Agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor’s affiliates. Unless otherwise specified in the prospectus supplement for a series of certificates, the related Pooling and Servicing Agreement will permit the master servicer, the special servicer and any REMIC administrator to resign from its obligations under the Pooling and Servicing Agreement only upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling and Servicing Agreement. The master servicer and special servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling and Servicing Agreement.

Unless otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement will further provide that none of the master servicer, the special servicer, the REMIC administrator, the depositor, any extension adviser or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the master servicer, the special servicer, the REMIC administrator, the depositor, any extension adviser or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of reckless disregard of such obligations and duties. Unless otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement will further provide that the master servicer, the special servicer, the REMIC administrator, the depositor, any extension adviser and any director, officer, employee or agent of any of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling and Servicing Agreement or the related series of certificates; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under such Pooling and Servicing Agreement, or by reason of reckless disregard of such obligations or duties. In addition, each Pooling and Servicing Agreement will provide that none of the master servicer, the special servicer, the REMIC administrator, any extension adviser or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement and that in its opinion may involve it in any expense or liability. However, each of the master servicer, the special servicer, the REMIC administrator, any extension adviser and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the related series of certificateholders under the Pooling and Servicing Agreement. In such event, the legal expenses and costs of such action, and any liability resulting from such action, will be expenses, costs and liabilities of the related series of certificateholders, and the master servicer, the special servicer, the REMIC administrator, any extension adviser or the depositor, as the case may be, will be entitled to charge the related Certificate Account for this expense.

Any person into which the master servicer, the special servicer, the REMIC administrator or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the REMIC administrator or the depositor is a party, or any person succeeding to the business of the master servicer, the special servicer, the REMIC administrator or the depositor, will be the successor of the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, under the related Pooling and Servicing Agreement.

Unless otherwise specified in the related prospectus supplement, a REMIC administrator will be entitled to perform any of its duties under the related Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the REMIC administrator will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

Events of Default

Unless otherwise provided in the prospectus supplement for a series of certificates, Events of Default under the related Pooling and Servicing Agreement will include, without limitation:

•	any failure by the master servicer to distribute or cause to be distributed to the certificateholders of such series, or to remit to the trustee for distribution to such certificateholders, any amount required to be so distributed or remitted, pursuant to, and at the time specified by, the terms of the Pooling and Servicing Agreement;

•	any failure by the special servicer to remit to the master servicer or the trustee, as applicable, any amount required to be so remitted, pursuant to, and at the time specified by, the terms of the Pooling and Servicing Agreement;

•	any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling and Servicing Agreement, which failure continues unremedied for thirty days after written notice of such failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the related Pooling and Servicing Agreement, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;

•	any failure by a REMIC administrator (if other than the trustee) duly to observe or perform in any material respect any of its covenants or obligations under the related Pooling and Servicing Agreement, which failure continues unremedied for thirty days after written notice of such notice has been given to the REMIC administrator by any other party to the related Pooling and Servicing Agreement, or to the REMIC administrator, with a copy to each other party to the related Pooling and Servicing Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;

•	certain events involving a determination by a rating agency that the master servicer or the special servicer is no longer approved by such rating agency to serve in such capacity; and

•	certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings in respect of or relating to the master servicer, the special servicer or the REMIC administrator (if other than the trustee), and certain actions by or on behalf of the master servicer, the special servicer or the REMIC administrator (if other than the trustee) indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, when a single entity acts as master servicer, special servicer and REMIC administrator, or in any two of the foregoing capacities, for any trust fund, an Event of Default in one capacity will (except where related only to a Rating Agency’s evaluation of the acceptability of such entity to act in a particular capacity) constitute an event of default in each capacity.

Rights Upon Event of Default

If an Event of Default occurs with respect to the master servicer, the special servicer or a REMIC administrator under a Pooling and Servicing Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series, the trustee will be required, to terminate all of the rights and obligations of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling and Servicing Agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling and Servicing Agreement (except that if the defaulting party is required to make advances under the Pooling and Servicing Agreement regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to make such advances, or if the related prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related prospectus supplement, if the trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that (unless otherwise provided in the related prospectus supplement) is acceptable to each applicable rating agency to act as successor to the master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling and Servicing Agreement. Pending such appointment, the trustee will be obligated to act in such capacity. The trustee or a successor master servicer is entitled to be reimbursed for its costs in effecting a servicing transfer from the predecessor master servicer. In the event that the predecessor master servicer fails to reimburse the trustee or successor servicer, the trustee or successor servicer will be entitled to reimbursement from the assets of the related trust.

If the same entity is acting as both trustee and REMIC administrator, it may be removed in both such capacities as described under ‘‘—Resignation and Removal of the Trustee’’ below.

No certificateholder will have any right under a Pooling and Servicing Agreement to institute any proceeding with respect to such Pooling and Servicing Agreement unless such holder previously has given to the trustee written notice of default and the continuance of such default and unless the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the trustee to institute such proceeding in its own name as trustee under the Pooling and Servicing Agreement and have offered to the trustee reasonable indemnity and the trustee for sixty days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation thereto at the request, order or direction of any of the holders of certificates covered by such Pooling and Servicing Agreement, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in connection with such litigation.

Amendment

Except as otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by such Pooling and Servicing Agreement, (1) to cure any ambiguity, (2) to correct or supplement any provision in the Pooling and Servicing Agreement which may be inconsistent with any other provision in the Pooling and Servicing Agreement or to correct any error, (3) to change the timing and/or nature of deposits in the Certificate Account, provided that (A) such change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel, and (B) such change would not result in the withdrawal, downgrade or qualification of any of the then-current ratings on the certificates, as evidenced by a letter from each applicable rating agency, (4) if a REMIC election has been made with respect to the related trust fund, to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualification of the trust fund (or any designated portion of the trust fund) as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust fund, provided that the trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of certificates covered by the Pooling and Servicing Agreement, or (B) to restrict the transfer of the REMIC Residual Certificates, provided that the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be withdrawn, downgraded or qualified, as evidenced by a letter from each applicable rating agency, and that any such amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-permitted transferee (See ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—REMICs—Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations’’ in the accompanying prospectus supplement), (5) to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any certificateholder, or (6) to amend specified provisions that are not material to holders of any class of certificates offered by this prospectus.

The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of certificates of each class affected by an amendment evidencing, in each case, not less than 66 2/3% (or such other percentage specified in the related prospectus supplement) of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of certificates covered by such Pooling and Servicing Agreement, except that no such amendment may (1) reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of such certificate or (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all certificates of such class covered by such Pooling and Servicing Agreement then outstanding.

Notwithstanding the foregoing, if one or more REMIC elections have been made with respect to the related trust fund, the trustee will not be required to consent to any amendment to a Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related trust fund or cause such trust fund (or any designated portion of the trust fund) to fail to qualify as a REMIC.

List of Certificateholders

Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling and Servicing

Agreement, the trustee or other specified person will afford such certificateholders access during normal business hours to the most recent list of certificateholders of that series held by such person. If such list is as of a date more than 90 days prior to the date of receipt of such certificateholders’ request, then such person, if not the registrar for such series of certificates, will be required to request from such registrar a current list and to afford such requesting certificateholders access thereto promptly upon receipt.

The Trustee

The trustee under each Pooling and Servicing Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates and with any master servicer, special servicer or REMIC administrator and its affiliates.

Duties of the Trustee

The trustee generally will be responsible under each Pooling and Servicing Agreement for providing general administrative services for the trust fund for any series, including, among other things, (i) establishing and maintaining the Certificate Account; (ii) calculation of the amounts payable to Certificateholders on each Distribution Date; (iii) making distributions to Certificateholders; (iv) preparation, for execution by the Depositor or the related master servicer, of reports, including reports on Form 10-D and Form 10-K as may be required under the Securities Exchange Act of 1934, as amended; (v) maintaining any mortgage pool insurance policy, mortgagor bankruptcy bond, special hazard insurance policy or other form of credit enhancement that may be required with respect to any series; and (vi) making Periodic Advances on the mortgage loans to the limited extent described under ‘‘DESCRIPTION OF THE CERTIFICATES—Advances in Respect of Delinquencies’’, if those amounts are not advanced by the master servicer or another servicer.

The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling and Servicing Agreement, such certificates or any underlying mortgage asset or related document and will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the certificates or the underlying mortgage assets. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling and Servicing Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling and Servicing Agreement, a trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

Certain Matters Regarding the Trustee

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund. The trustee generally shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by it in the ordinary course of its duties as trustee under the Pooling and Servicing Agreement or for any other expenses. If, however, one or more REMIC elections has been made, the expense is unanticipated and did not arise from the trustee’s gross negligence, bad faith or willful misconduct, the trustee shall be entitled to reimbursement from the trust fund for all reasonable expenses, disbursements and advances incurred or made it in accordance with any of the provisions of the Pooling and Servicing Agreement to the extent permitted by Treasury Regulations Section 1.860G 1(b)(3)(ii), which allows reimbursement for ‘‘unanticipated expenses’’.

Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related Pooling and Servicing Agreement;

provided, however, that such indemnification will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling and Servicing Agreement, or by reason of its reckless disregard of such obligations or duties.

Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling and Servicing Agreement or perform any of its duties under the Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the trustee will not be responsible for any willful misconduct or negligence on the part of any such agent or attorney appointed by it with due care.

Resignation and Removal of the Trustee

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the trustee becomes insolvent. Upon becoming aware of such circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates of the applicable series evidencing not less than 33 1/3% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. Any costs associated with the appointment of a successor trustee are required to be paid by the predecessor trustee and, if not paid, will be reimbursed to the person incurring such costs from the assets of the related trust. Notwithstanding the foregoing, if the predecessor trustee has been removed by a vote of the holders of the Certificates as provided in the paragraph above, any costs associated with the appointment of a successor trustee will be reimbursed to the party incurring such costs from the assets of the related trust. Notwithstanding anything in this prospectus to the contrary, if any entity is acting as both trustee and REMIC administrator, then any resignation or removal of such entity as the trustee will also constitute the resignation or removal of such entity as REMIC administrator, and the successor trustee will serve as successor to the REMIC administrator as well.

DESCRIPTION OF CREDIT SUPPORT

General

Credit support may be provided with respect to one or more classes of the certificates of any series or with respect to the related mortgage assets. Credit support may be in the form of limited guarantees, financial guaranty insurance policies, surety bonds, letters of credit, mortgage pool insurance policies, reserve funds, cross collateralization, overcollateralization and excess interest or any combination of the foregoing. If and to the extent so provided in the related prospectus supplement, any of the foregoing forms of credit support may provide credit enhancement for more than one series of certificates. The applicable prospectus supplement will describe the material terms of such credit enhancement, including any limits on the timing or amount of such credit enhancement or any conditions that must be met before such credit enhancement may be accessed. If the provider of the credit enhancement is liable or contingently liable to provide payments representing 10% or more of the cash flow supporting any offered Class of Certificates, the applicable prospectus supplement will disclose the name of the provider, the organizational form of the provider, the general character of the business of the provider and the financial information required by Item 1114(b)(2) of Regulation AB (17 CFR 229.1114). Copies of the limited guarantee, financial guaranty insurance policy, surety bond, letter of credit, pool insurance policy, mortgagor bankruptcy bond, special hazard insurance policy or Cash Flow Agreement, if any, relating to a series of Certificates will be filed with the SEC as an exhibit to a Current Report on Form 8-K.

Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling and Servicing Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are of a type not covered by such credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers the offered certificates of more than one series and losses on the related mortgage assets exceed the amount of such credit support, it is possible that the holders of offered certificates of one (or more) such series will be disproportionately benefited by such credit support to the detriment of the holders of offered certificates of one (or more) other such series.

If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of:

•	the nature and amount of coverage under such credit support;

•	any conditions to payment under the credit support not otherwise described in this prospectus;

•	the conditions (if any) under which the amount of coverage under such credit support may be reduced and under which such credit support may be terminated or replaced; and

•	the material provisions relating to such credit support.

Additionally, the related prospectus supplement will set forth certain information with respect to the obligor, if any, under any instrument of credit support. See ‘‘RISK FACTORS—The Limited Credit Support for Your Certificates May Not Be Sufficient To Prevent Loss on Your Certificates’’ in this prospectus and ‘‘DESCRIPTION OF THE CERTIFICATES—Credit Support; Allocation of Losses and Certain Expenses’’ in the related prospectus supplement.

Subordinate Certificates

If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which such subordination will be available.

If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Insurance or Guarantees Concerning the Mortgage Loans

If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. The limited guarantee may cover deficiencies in amounts otherwise payable on some or all of the Certificates of a series. The limited guarantee may cover timely distributions of interest or full distributions of principal or both on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The limited guarantee may provide additional protection against losses on the mortgage loans included in a trust fund, provide payment of administrative expenses, or establish a minimum reinvestment rate on the payments made on the mortgage loans or principal payment rate on the mortgage loans. A limited guarantee will be limited in amount to the dollar amount or percentage of the principal balance of the mortgage loans or Certificates specified in the applicable prospectus supplement. The related prospectus supplement will describe the nature of such default risks and the extent of such coverage.

Letter of Credit

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes of certificates will be covered by one or more letters of credit, issued by a bank or other financial institution (which may be an affiliate of the depositor) specified in such prospectus supplement. Under a letter of credit, the providing institution will be obligated to honor draws in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of some or all of the related mortgage assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the providing institution under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund.

Certificate Insurance and Surety Bonds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes of certificates will be covered by financial guaranty insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. If specified in the prospectus supplement, the financial guaranty insurance policy will also guarantee against any payment made to a Certificateholder that is subsequently recovered as a preferential transfer under the Bankruptcy Code. The related prospectus supplement will describe any limitations on the draws that may be made under any such instrument.

Reserve Funds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination will be deposited, in the amounts specified in such prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of certain collections received on the related mortgage assets.

Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Additional information concerning any reserve fund will be set forth in the prospectus supplement, including the initial balance of the reserve fund, the required reserve fund balance to be maintained, the purposes for which funds in the reserve fund may be applied to make distributions to Certificateholders and use of investment earnings from the reserve fund, if any. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained in such reserve funds may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

Cash Collateral Account

If so specified in the related prospectus supplement, all or any portion of credit enhancement for a series of certificates may be provided by the establishment of a cash collateral account. A cash collateral account will be similar to a reserve fund except that generally a cash collateral account is funded initially by a loan from a cash collateral lender, the proceeds of which are invested with the cash collateral lender or other eligible institution. The loan from the cash collateral lender will be repaid from such amounts as are specified in the related prospectus supplement. Amounts on deposit in the cash collateral account will be available in generally the same manner described above with respect to a reserve fund. As specified in the related prospectus supplement, a cash collateral account may be deemed to be part of the assets of the related trust, may be deemed to be part of the assets of a separate cash collateral trust or may be deemed to be property of the party specified in the related prospectus supplement and pledged for the benefit of the holders of one or more classes of certificates of a series.

Pool Insurance Policy

If specified in the prospectus supplement relating to a series of Certificates, credit enhancement may be provided by a mortgage pool insurance policy for the mortgage loans in the related trust fund. Each mortgage pool insurance policy, in accordance with the limitations described in this prospectus and in the prospectus supplement, if any, will cover any loss by reason of default on a mortgage loan in an amount equal to a percentage specified in the applicable prospectus supplement of the unpaid principal balance of the mortgage loans. The master servicer generally will be required to use its best efforts to maintain the mortgage pool insurance policy and to present claims to the pool insurer. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims may only be made respecting particular defaulted mortgage loans and only upon satisfaction of specified conditions precedent described below. The mortgage pool insurance policies will generally not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy, regardless of the reason for nonpayment.

As more specifically provided in the related prospectus supplement, each mortgage pool insurance policy will provide for conditions under which claims may be presented and covered under the policy. Upon satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the property securing the defaulted mortgage loan at a price equal to its unpaid principal balance plus accrued and unpaid interest at the applicable Mortgage Rate to the date of purchase plus certain Advances, or (b) to pay the amount by which the sum of the unpaid principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the Mortgage Rate to the date of payment of the claim plus certain Advances exceeds the proceeds received from an approved sale of the mortgaged property, in either case net of certain amounts paid or assumed to have been paid under any related primary mortgage insurance policy.

Certificateholders may experience a shortfall in the amount of interest payable on the related Certificates in connection with the payment of claims under a mortgage pool insurance policy because the pool insurer is only required to remit unpaid interest through the date a claim is paid rather than through the end of the month in which the claim is paid. In addition, Certificateholders may also experience losses with respect to the related Certificates in connection with payments made under a mortgage pool insurance policy to the extent that the related master servicer or special servicer expends funds to cover unpaid real estate taxes or to repair the related mortgaged property in order to make a claim under a mortgage pool insurance policy, as those amounts will not be covered by payments under the policy and will be reimbursable to the related servicer from funds otherwise payable to the Certificateholders. If any mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any from the related hazard insurance policy or applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, a servicer will generally not be required to expend its own funds to restore the damaged property unless it determines that (a) restoration will increase the proceeds to one or more Classes of Certificates on liquidation of the mortgage loan after reimbursement of the related servicer for its expenses and (b) the expenses will be recoverable by it through Liquidation Proceeds or insurance proceeds.

A mortgage pool insurance policy and some primary mortgage insurance policies will generally not insure against loss sustained by reason of a default arising from, among other things, fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, the seller or other persons involved in the origination of the mortgage loan, failure to construct a mortgaged property in accordance with plans and specifications or bankruptcy, unless as specified in the related prospectus supplement, an endorsement to the mortgage pool insurance policy provides for insurance against that type of loss.

The original amount of coverage under each mortgage pool insurance policy will be reduced over the life of the related series of Certificates by the aggregate amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid includes some expenses incurred by the related servicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the related Certificates, to the extent not covered by other credit enhancements.

Special Hazard Insurance Policy

Any insurance policy covering special hazard losses obtained for a trust will be issued by the insurer named in the related prospectus supplement. Each special hazard insurance policy will be subject to limitations described in this paragraph and in the related prospectus supplement, if any, and will protect the related Certificateholders from special hazard losses. Aggregate claims under a special hazard insurance policy will be limited to the amount set forth in the related Pooling and Servicing Agreement and will be subject to reduction as described in the related Pooling and Servicing Agreement. A special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the mortgaged property securing the mortgage loan has been kept in force and other protection and preservation expenses have been paid by the related master servicer or special servicer, as the case may be.

In accordance with the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to the mortgaged property securing a foreclosed mortgage loan, title to which has been acquired by the insured, and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the related master servicer or special servicer, as the case may be, the insurer will pay the lesser of (i) the cost of repair or replacement of the related mortgaged property or (ii) upon transfer of the property to the insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the related property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the Mortgage Rate to the date of claim settlement and certain expenses incurred by the related master servicer or special servicer, as the case may be, with respect to the related mortgaged property.

If the mortgaged property is transferred to a third party in a sale approved by the special hazard insurer, the amount that the special hazard insurer will pay will be the amount under (ii) above reduced by the net proceeds of the sale of the mortgaged property. If the unpaid principal balance plus accrued interest and certain Advances is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the mortgaged property. Any amount paid as the cost of repair of the property will further reduce coverage by that amount. Restoration of the property with the proceeds described under (i) above will satisfy the condition under any mortgage pool insurance policy that the property be restored before a claim under the policy may be validly presented with respect to the defaulted mortgage loan secured by the related mortgaged property. The payment described under (ii) above will render presentation of a claim relating to a mortgage loan under the related mortgage pool insurance policy unnecessary. Therefore, so long as a mortgage pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain Advances will not affect the total insurance proceeds paid to Certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

Mortgagor Bankruptcy Bond

If specified in the related prospectus supplement, a bankruptcy bond to cover losses resulting from proceedings under the federal Bankruptcy Code with respect to a mortgage loan will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover, to the extent specified in the related prospectus supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a mortgage loan or a reduction by the court of the unpaid principal balance of a mortgage loan and will cover certain unpaid interest on the amount of a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each bankruptcy bond will be set forth in the related prospectus supplement.

Cross Collateralization

If specified in the applicable prospectus supplement, the beneficial ownership of separate groups of mortgage loans included in a trust fund may be evidenced by separate Classes of Certificates. In this case, credit support may be provided by a cross collateralization feature which requires that distributions be made to certain Classes from mortgage loan payments that would otherwise be distributed to Subordinate Certificates evidencing a beneficial ownership interest in other loan groups within the same trust fund. As a result, the amount of credit enhancement available to a Class of Certificates against future losses on the mortgage loans in which that Class represents an interest may be reduced as the result of losses on a group of mortgage loans in which that Class has no interest. The applicable prospectus supplement for a series that includes a cross collateralization feature will describe its specific operation.

Overcollateralization

If specified in the related prospectus supplement, subordination provisions of a series may be used to accelerate to a limited extent the amortization of one or more Classes of Certificates relative to the amortization of the related mortgage loans. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more Classes of Certificates. This acceleration feature creates, with respect to the mortgage loans or a group of mortgage loans, overcollateralization which results from the excess of the aggregate principal balance of the related mortgage loans, or group of mortgage loans, over the Class Balance of the related Class or Classes of Certificates. This acceleration may continue for the life of the related Certificates, or may have a shorter duration. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related prospectus supplement, this limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

Excess Interest

If specified in the related prospectus supplement, the mortgage loans in a trust may generate more interest than is necessary to pay the interest earned on the Classes of Certificates each month.

The excess interest may be used to maintain overcollateralization, to pay interest that was previously earned but not paid to certain Classes of Certificates and to reimburse certain Classes of Certificates for losses and certain shortfalls that they experienced previously.

Cash Flow Agreements

If specified in the applicable prospectus supplement, amounts received by the trustee under any Cash Flow Agreement described below under ‘‘CASH FLOW AGREEMENTS’’ may also be used to provide credit enhancement for one or more Classes of Certificates.

Credit Support with Respect To MBS

If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each such form of credit support, the information indicated above with respect thereto, to the extent such information is material and available.

CASH FLOW AGREEMENTS

If specified in the prospectus supplement, the trust fund may include cash flow agreements consisting of one or more guaranteed investment contracts, swap agreements or interest rate cap or floor agreements (also called yield maintenance agreements), each of which agreements is intended to reduce the effects of interest rate fluctuations on the assets or on one or more Classes of Certificates (each, a ‘‘Cash Flow Agreement’’). The applicable prospectus supplement will describe the name, organizational form and general character of the business of the counterparty under any Cash Flow Agreement. In addition, the prospectus supplement for the related series of Certificates will disclose the significance percentage, calculated in accordance with Item 1115 of Regulation AB (17 CFR 229.1115). To the extent this percentage is (a) 10% or more but less than 20%, the related prospectus supplement will provide financial data required by Item 301 of Regulation S-K (17 CFR 229.301) or (b) greater than 20%, the related prospectus supplement will provide financial statements required by Item 1115(b)(2) of Regulation AB (17 CFR 229.1115) and, in either case, the related prospectus supplement will contain a description of the operation and material terms of the Cash Flow Agreement, including, without limitation, conditions to payment or limits on the timing or amount of payments and material provisions relating to the termination or substitution of the Cash Flow Agreement. Copies of the Cash Flow Agreement, if any, relating to a series of Certificates will be filed with the SEC as an exhibit to a Current Report on Form 8-K.

Guaranteed Investment Contracts

If specified in the related prospectus supplement, the trustee on behalf of the trust may enter into one or more guaranteed investment contracts. Guaranteed investment contracts are generally used to maximize the investment income on funds held between Distribution Dates pending distribution to Certificateholders. Under a guaranteed investment contract, the issuer of the contract, which is typically a highly rated financial institution, guarantees a fixed or floating rate of interest over the life of the contract, as well as the ultimate return of the principal. Any payments received from the issuer of the contract by the trust will be distributed to the related Class or Classes of Certificates as specified in the applicable prospectus supplement.

Yield Maintenance Agreements

If specified in the related prospectus supplement, the trustee on behalf of the trust will enter into one or more yield maintenance agreements in order to support the yield of one or more Classes of Certificates. The counterparty to a yield maintenance agreement will receive an upfront payment and the trust will have no ongoing payment obligations. Generally, if the index specified in the applicable prospectus supplement, which index will be one-month, three-month, six-month or one-year LIBOR, CMT, COFI, MTA or the Prime Rate, exceeds a percentage for a particular date specified in the applicable prospectus supplement, the counterparty to the yield maintenance agreement will be required to pay to the trustee an amount equal to that excess multiplied by a notional amount or the Class Balance or Balances of one or more Classes of Certificates multiplied by one-twelfth. This amount may be adjusted to reflect the actual number of days in the interest accrual period for the related Class or Classes of Certificates and will be paid to the Class or Classes of Certificates as specified in the related prospectus supplement.

Swap Agreements

If specified in the related prospectus supplement, the trustee on behalf of the trust will enter into a swap agreement to support the yield on one or more Classes of Certificates. Under the swap agreement, the trust will be obligated to pay an amount equal to a certain percentage of a notional amount set forth in the related prospectus supplement to the counterparty and the trust will be entitled to receive an amount equal to one-month, three-month, six-month or one-year LIBOR, CMT, COFI, MTA or the Prime Rate on the notional amount from the counterparty, until the swap agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party. In the event that the trust is required to make a payment to the counterparty, that payment will be paid on the related Distribution Date prior to distributions to Certificateholders. Generally, any payments received from the counterparty by the trust will be distributed to cover certain shortfalls as set forth in the applicable prospectus supplement.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See ‘‘DESCRIPTION OF THE TRUST FUNDS—Mortgage Loans’’. For purposes of the following discussion, ‘‘mortgage loan’’ includes a mortgage loan underlying an MBS.

General

Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as ‘‘mortgages’’. A mortgage creates a lien upon, or grants a title interest in, the real property covered by that mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from such leases and rents, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code; in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotels or motels may be included in a trust fund even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender’s security interest in room rates is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates (in light of certain revisions to the Bankruptcy Code which are effective for all bankruptcy cases commenced on or after October 22, 1994) constitute ‘‘cash collateral’’ and therefore cannot be used by the bankruptcy debtor without lender’s consent or a hearing at which the lender’s interest in the room rates is given adequate protection (e.g., the lender receives cash payments from otherwise unencumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief). See ‘‘—Bankruptcy Laws’’.

In the case of office and retail properties, the bankruptcy or insolvency of a major tenant or a number of smaller tenants may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under bankruptcy law, a tenant has the option of assuming (continuing), or rejecting (terminating) or, subject to certain conditions, assigning to a third party any unexpired lease. If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim. The amount of the claim would be limited to the amount owed for unpaid pre-petition lease payments unrelated to the rejection, plus the greater of one year’s lease payments or 15% of the remaining lease payments payable under the lease (but not to exceed three years’ lease payments). If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease.

Personalty

In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the mortgage loan, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, mortgage loans secured in part by personal property may be included in a trust fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.

Foreclosure

General.    Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

Judicial Foreclosure.    A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions.    United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale.    In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale.    A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. (The mortgage loans, however, may be nonrecourse. See ‘‘RISK FACTORS—Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans—Limited Recourse Nature of the Mortgage Loans May Make Recovery Difficult in the Event that a Mortgage Loan Defaults’’.) Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a ‘‘due-on-sale’’ clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption.    The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their ‘‘equity of redemption’’. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation.    Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations.    Mortgage loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain considerations not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these considerations is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate, if among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This possibility may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure mortgage loans may not contain all of these protective provisions, and mortgages may not contain the other protection discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the mortgagor; the right to cure those defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the simultaneous release of the ground lessee’s liabilities under the new lease; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease upon a termination.

In addition to the preceding protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor’s bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee’s right to reject a lease pursuant to Section 365 of the Bankruptcy Code, although the enforceability of that clause has not been established. Without the protections described in the preceding paragraph, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

Cooperative Shares.    The cooperative shares owned by the tenant stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s certificate of incorporation and by laws, as well as in the proprietary lease or occupancy agreement, and may be canceled by the cooperative for failure by the tenant stockholder to pay rent or other obligations or charges owed by the tenant stockholder, including mechanics’ liens against the cooperative apartment building incurred by the tenant stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant stockholder.

The recognition agreement generally provides that, in the event that the tenant stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited by the agreement in any rights it may have to dispossess the tenant stockholders.

Foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the ‘‘UCC’’) and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a ‘‘commercially reasonable’’ manner. Whether a foreclosure sale has been conducted in a ‘‘commercially reasonable’’ manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant stockholder is generally responsible for the deficiency.

See ‘‘RISK FACTORS—Collateral Securing Cooperative Loans May Diminish in Value’’ in this prospectus.

Bankruptcy Laws

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor’s petition.

Federal bankruptcy law may also have the effect of interfering with or affecting the ability of a secured lender to enforce the borrower’s assignment of rents and leases related to the mortgaged property. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender’s receipt of the rents. Recent amendments to the Bankruptcy Code, however, may minimize the impairment of the lender’s ability to enforce the borrower’s assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of ‘‘cash collateral’’ as noted previously in the Section entitled ‘‘—Leases and Rents’’, the amendments provide that a pre-petition security interest in rents or hotel revenues extends (unless the bankruptcy court orders otherwise based on the equities of the case) to such post-petition rents or revenues and is intended to overrule those cases that held that a security interest in rents is unperfected under the laws of certain states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

If a borrower’s ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy case relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee’s petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (1) assume the lease and retain it or assign it to a third party or (2) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with ‘‘adequate assurance’’ of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor’s damages for lease rejection to the rent reserved by the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

Pursuant to the federal doctrine of ‘‘substantive consolidation’’ or to the (predominantly state law) doctrine of ‘‘piercing the corporate veil’’, a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity extended to the first and the rights of creditors of the first entity impaired in the fashion set forth above in the discussion of ordinary bankruptcy principles. Depending on facts and circumstances not wholly in existence at the time a loan is originated or transferred to the trust fund, the application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the Certificateholders.

For each mortgagor that is described as a ‘‘special purpose entity’’, ‘‘single purpose entity’’ or ‘‘bankruptcy remote entity’’ in the related prospectus supplement, the activities that may be conducted by such mortgagor and its ability to incur debt are restricted by the applicable mortgage or the organizational documents of such mortgagor in such manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against such mortgagor remote, and such mortgagor has been organized and is designed to operate in a manner such that its separate existence should be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of such mortgagor. However, the depositor makes no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.

Environmental Considerations

General.    A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws.    Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a ‘‘superlien’’.

CERCLA.    CERCLA, imposes strict liability on present and past ‘‘owners’’ and ‘‘operators’’ of contaminated real property for the costs of clean-up. A secured lender may be liable as an ‘‘owner’’ or ‘‘operator’’ of a contaminated mortgaged property if agents or employees of the lender have become sufficiently involved in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether or not the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of ‘‘owner’’ or ‘‘operator’’, however, is a person ‘‘who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest’’. This is the so-called ‘‘secured creditor exemption.’’

The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Act offers substantial protection of lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 provides that ‘‘merely having the capacity to influence, or unexercised right to control’’ operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of operational functions of the mortgaged property. The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 also provides that a lender will continue to have the benefit of the secured-creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws.    Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

In addition, the definition of ‘‘hazardous substances’’ under CERCLA specifically excludes petroleum products. Subtitle I of the Resource Conservation and Recovery Act governs underground petroleum storage tanks. Under the Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection of secured creditors.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations.

Additional Considerations.    The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders of the related series.

To reduce the likelihood of such a loss, unless otherwise specified in the related prospectus supplement, the Pooling and Servicing Agreement will provide that neither the master servicer nor the special servicer, acting on behalf of the trustee, may acquire title to a mortgaged property or take over its operation unless the special servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under ‘‘THE POOLING AND SERVICING AGREEMENTS—Realization Upon Defaulted Mortgage Loans’’.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

Environmental Site Assessments.    In most cases, an environmental site assessment of each mortgaged property will have been performed in connection with the origination of the related mortgage loan or at some time prior to the issuance of the related certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain ‘‘due-on-sale’’ and ‘‘due-on-encumbrance’’ clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn Act generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated under the Garn Act. Accordingly, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a ‘‘due-on-sale’’ provision upon transfer of an interest in the property, without regard to the master servicer’s ability to demonstrate that a sale threatens its legitimate security interest.

Junior Liens; Rights of Holders of Senior Liens

If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. In addition to the risks faced by the holder of a first lien, holders of mortgage loans secured by junior liens also face the risk that adequate funds will not be received in connection with a foreclosure on the related mortgaged property to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if such proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the certificates of the related series bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions or the mortgage loan may be nonrecourse.

The rights of the trust fund (and therefore the certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee’s or junior beneficiary’s lien unless the master servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgage or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed to the extent the junior mortgage or deed of trust so provides. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

The form of mortgage or deed of trust used by many institutional lenders typically contains a ‘‘future advance’’ clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an ‘‘obligatory’’ or ‘‘optional’’ advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a ‘‘future advance’’ clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a ‘‘credit limit’’ amount stated in the recorded mortgage.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Forms of notes and mortgages used by lenders may contain provisions obligating the mortgagor to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit such prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a mortgagor for delinquent payments. Certain states also limit the amounts that a lender may collect from a mortgagor as an additional charge if the loan is prepaid. The enforceability under the laws of a number of states and the Bankruptcy Code of provisions providing for prepayment fees of penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make such payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

No mortgage loan originated in any state in which application of Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower’s counsel has rendered an opinion that such choice of law provision would be given effect.

Certain Laws and Regulations

The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.

Americans with Disabilities Act

Under the ADA, in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent ‘‘readily achievable.’’ In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The ‘‘readily achievable’’ standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the ‘‘readily achievable’’ standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Relief Act, a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. Unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health

Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor of California, California national guard members called up to active service by the President and reservists called to active duty. Because the Relief Act and the California Military Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the California Military and Veterans Code. Application of the Relief Act or the California Military and Veterans Code would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act or the California Military and Veterans Code would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with such certificates. In addition, application of the Relief Act or the California Military and Veterans Code imposes limitations that would impair the ability of the master servicer or special servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

Forfeiture for Drug and Money Laundering Violations

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, ‘‘did not know or was reasonably without cause to believe that the property was subject to forfeiture.’’ However, there is no assurance that such a defense will be successful.

Federal Deposit Insurance Act; Commercial Mortgage Loan Servicing

Under the Federal Deposit Insurance Act, federal bank regulatory authorities, including the Office of the Comptroller of the Currency (‘‘OCC’’), have the power to determine if any activity or contractual obligation of a bank constitutes an unsafe or unsound practice or violates a law, rule or regulation applicable to such bank. If Bank of America, National Association or another bank is a servicer and/or a mortgage loan seller for a series and the OCC, which has primary regulatory authority over Bank of America, National Association and other banks, were to find that any obligation of Bank of America, National Association or such other bank under the related pooling and servicing agreement or other agreement or any activity of Bank of America, National Association or such other bank constituted an unsafe or unsound practice or violated any law, rule or regulation applicable to it, the OCC could order Bank of America, National Association or such other bank among other things to rescind such contractual obligation or terminate such activity.

In March 2003, the OCC issued a temporary cease and desist order against a national bank (as to which no conservator or receiver had been appointed) asserting that, contrary to safe and sound banking practices, the bank was receiving inadequate servicing compensation in connection with several credit card securitizations sponsored by its affiliates because of the size and subordination of the contractual servicing fee, and ordered the bank, among other things, to immediately resign as servicer, to cease all servicing activity within 120 days and to immediately withhold funds from collections in an amount sufficient to compensate if for its actual costs and expenses of servicing (notwithstanding the priority of payments in the related securitization agreements).

While the depositor does not believe that the OCC would consider, with respect to any series, (i) provisions relating to Bank of America, National Association or another bank acting as a servicer under the related pooling and servicing agreement, (ii) the payment or amount of the servicing compensation payable to Bank of America, National Association or another bank or (iii) any other obligation of Bank of America, National Association or another bank under the related pooling and servicing agreement or other contractual agreement under which the depositor may purchase mortgage loans from Bank of America, National Association or another bank, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that the OCC in the future would not conclude otherwise. If the OCC did reach such a conclusion, and ordered Bank of America, National Association or another bank to rescind or amend any such agreement, payments on certificates could be delayed or reduced.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates of any series thereof, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the depositor with respect to that series on the material matters associated with such consequences, subject to any qualifications set forth in this prospectus. Counsel to the depositor for each series will be Cadwalader, Wickersham & Taft LLP, and a copy of the legal opinion of such counsel rendered in connection with any series of certificates will be filed by the depositor with the Securities and Exchange Commission on a Current Report on Form 8-K within 15 days after the Closing Date for such series of certificates. This discussion is directed primarily to certificateholders that hold the certificates as ‘‘capital assets’’ within the meaning of Section 1221 of the Code (although portions thereof may also apply to certificateholders who do not hold certificates as capital assets) and it does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special treatment under the Code. The authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions. In addition to the federal income tax consequences described in this prospectus, potential investors are advised to consider the state and local tax consequences, if any, of the purchase, ownership and disposition of offered certificates. See ‘‘STATE AND OTHER TAX CONSEQUENCES’’. Prospective investors are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of offered certificates.

The following discussion addresses securities of two general types: (1) REMIC Certificates representing interests in a trust fund, or a portion thereof, that the REMIC administrator will elect to have treated as a REMIC under the REMIC Provisions of the Code, and (2) Grantor Trust Certificates representing interests in a Grantor Trust Fund as to which no such election will be made. The prospectus supplement for each series of certificates will indicate whether a REMIC election (or elections) will be made for the related trust fund and, if such an election is to be made, will identify all ‘‘regular interests’’ and ‘‘residual interests’’ in the REMIC. For purposes of this tax discussion, references to a ‘‘Certificateholder’’ or a ‘‘holder’’ are to the beneficial owner of a certificate.

The following discussion is limited in applicability to offered certificates. Moreover, this discussion applies only to the extent that mortgage assets held by a trust fund consist solely of mortgage loans. To the extent that other mortgage assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a trust fund, the tax consequences associated with the inclusion of such assets will be disclosed in the related prospectus supplement. In addition, if cash flow agreements other than guaranteed investment contracts are included in a trust fund, the anticipated material tax consequences associated with such cash flow agreements also will be discussed in the related prospectus supplement. See ‘‘DESCRIPTION OF THE TRUST FUNDS—Cash Flow Agreements’’.

Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the OID Regulations, and in part upon the REMIC Provisions and the REMIC Regulations. The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the certificates.

REMICs

Classification of REMICs.    Upon the issuance of each series of REMIC Certificates, counsel to the depositor will give its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement and any other governing documents, the related trust fund (or each applicable portion thereof) will qualify as one or more REMICs and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in a REMIC within the meaning of the REMIC Provisions. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of REMIC Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the depositor for the applicable series as specified in the related prospectus supplement, subject to any qualifications set forth in this prospectus. In addition, counsel to the depositor have prepared or reviewed the statements in this prospectus under the heading ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—REMICs,’’ and are of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any trust fund (or applicable portion thereof) as one or more REMICs for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor’s specific tax circumstances that would be provided by an investor’s own tax advisor. Accordingly, each investor is encouraged to consult its own tax advisors with regard to the tax consequences to it of investing in REMIC Certificates.

If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust fund’s income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC will include provisions designed to maintain the trust fund’s status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust fund as a REMIC will be inadvertently terminated.

Characterization of Investments in REMIC Certificates.    In general, unless otherwise provided in the related prospectus supplement, the REMIC Certificates will be ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under Section 7701(a)(19)(C). Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such certificates are treated as ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code. In addition, except as otherwise provided in the applicable prospectus supplement, the REMIC Regular Certificates will be ‘‘qualified mortgages’’ for a REMIC within the meaning of Section 860G(a)(3) of the Code. The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The REMIC Administrator will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

Tiered REMIC Structures.    For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. As to each such series of REMIC Certificates, in the opinion of counsel to the depositor, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

Solely for purposes of determining whether the REMIC Certificates will be ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code and ‘‘loans secured by an interest in real property’’ under Section 7701(a)(19)(C) of the Code, and whether the income on such certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

Taxation of Owners of REMIC Regular Certificates.

General.    Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

Original Issue Discount.    Certain REMIC Regular Certificates may be issued with ‘‘original issue discount’’ within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the ‘‘constant yield’’ method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Final regulations have not been issued under that section.

The Code requires that a reasonable prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular

Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Committee Report indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The Prepayment Assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than ‘‘qualified stated interest’’. ‘‘Qualified stated interest’’ is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or, as discussed below under ‘‘—Variable Rate REMIC Regular Certificates,’’ at a qualified variable rate.

If the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called ‘‘teaser’’ interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See ‘‘—Market Discount’’ below for a description of such election under the OID Regulations.

If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the ‘‘daily portions’’ of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

As to each ‘‘accrual period’’, that is, unless otherwise stated in the related prospectus supplement, each period that begins on a date that corresponds to a Distribution Date (or in the case of the first such period, begins on the Closing Date) and ends on the day preceding the immediately following Distribution Date, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption, (2) using a discount rate equal to the original yield to maturity of the Certificate and (3) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its ‘‘adjusted issue price’’, in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (2) the daily portions of original issue discount for all days during such accrual period prior to such day.

The IRS proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on REMIC Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the certificateholder’s right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC Regular Certificate issued after the date the final regulations are published in the Federal Register.

Variable Rate REMIC Regular Certificates.    REMIC Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (1) the issue price does not exceed the original principal balance by more than a specified amount and (2) the interest compounds or is payable at least annually at current values of (a) one or more ‘‘qualified floating rates’’, (b) a single fixed rate and one or more qualified floating rates, (c) a single ‘‘objective rate’’, or (d) a single fixed rate and a single objective rate that is a ‘‘qualified inverse floating rate’’. A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or (2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of REMIC Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly ‘‘front-loaded’’ or ‘‘back-loaded’’ within the meaning of the OID Regulations. It is possible that a class of this type may be considered to bear ‘‘contingent interest’’ within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to REMIC Regular Certificates. However, if final regulations dealing with contingent interest with respect to REMIC Regular Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest REMIC Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any REMIC Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under the REMIC Regulations, a REMIC Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, REMIC Regular Certificates that qualify as regular interests under this rule will be treated in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

The amount of original issue discount with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under ‘‘—Original Issue Discount’’ with the yield to maturity and future payments on that REMIC Regular Certificate generally to be determined by assuming that interest will be payable for the life of the REMIC Regular Certificate based on the initial rate for the relevant class. Unless otherwise specified in the applicable prospectus supplement, variable interest will be treated as qualified stated interest, other than variable interest on an interest-only class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, REMIC Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans having fixed or adjustable rates, will be treated as having qualified stated interest, except to the extent that initial ‘‘teaser’’ rates cause sufficiently ‘‘back-loaded’’ interest to create more than de minimis original issue discount. The yield on those REMIC Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial ‘‘teaser rates’’ followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans for the initial interest accrual period will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the REMIC Regular Certificates.

Market Discount.    A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest and discount (including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, including de minimis market discount discussed in the following paragraph. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See ‘‘—Premium’’ below. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See ‘‘—Original Issue Discount’’ above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder’s option: (1) on the basis of a constant yield method, (2) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (3) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium.    A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See ‘‘—Market Discount’’ above. Although final Treasury regulations issued under Section 171 of the Code do not by their terms apply to prepayable obligations such as REMIC Regular Certificates, the Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such certificates have original issue discount) will also apply in amortizing bond premium.

Realized Losses.    Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and non-corporate holders of the REMIC Regular Certificates that acquire such certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a non-corporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder’s Certificate becomes wholly worthless (i.e., until its Certificate Balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the Underlying Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates.

General.    Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See ‘‘—Prohibited Transactions Tax and Other Taxes’’ below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

A REMIC Residual Certificateholder generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a ‘‘30 days per month/90 days per quarter/360 days per year’’ convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in ‘‘—Taxable Income of the REMIC’’ and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC until the REMIC’s termination. Ordinary income derived from REMIC Residual Certificates will be ‘‘portfolio income’’ for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of ‘‘passive losses’’.

A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to ‘‘excess inclusions’’ and ‘‘noneconomic’’ residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders’ after-tax rate of return. Such disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

Taxable Income of the REMIC.    The taxable income of the REMIC will equal the income from the mortgage loans (including interest, market discount and, if applicable, original issue discount and less premium) and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting ‘‘regular interests’’ in the REMIC not offered hereby), amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, such Class’s fair market value). Such aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under ‘‘—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’. The issue price of a REMIC Certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of such interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

The method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption), but without regard to the de minimis rule applicable to REMIC Regular Certificates. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis. See ‘‘—Taxation of Owners of REMIC Regular Certificates’’ above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

A mortgage loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC’s basis in that mortgage loan, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such mortgage loan.

A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting ‘‘regular interests’’ in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting ‘‘regular interests’’ in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under ‘‘—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’, except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting ‘‘regular interests’’ in the REMIC not offered hereby) described in that section will not apply.

If a class of REMIC Regular Certificates is issued with an Issue Premium, the REMIC will have additional income in each taxable year in an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under ‘‘—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’.

As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See ‘‘—Prohibited Transactions Tax and Other Taxes’’ below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer’s adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See ‘‘—Possible Pass-Through of Miscellaneous Itemized Deductions’’ below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions.    The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder’s adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder’s adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the

REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders’ initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See ‘‘—Sales of REMIC Certificates’’ below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder see ‘‘—Taxation of Owners of REMIC Residual Certificates—General’’ above.

Regulations have been issued addressing the federal income tax treatment of ‘‘inducement fees’’ received by transferees of non-economic residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee is required to be taken into account at the time of the sale of disposition. Prospective purchasers of the REMIC Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

Excess Inclusions.    Any ‘‘excess inclusions’’ with respect to a REMIC Residual Certificate will be subject to federal income tax in all events. In general, the ‘‘excess inclusions’’ with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (1) the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (2) the sum of the ‘‘daily accruals’’ (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the ‘‘adjusted issue price’’ of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the ‘‘long-term Federal rate’’ in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The ‘‘long-term Federal rate’’ is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

For REMIC Residual Certificateholders, an excess inclusion (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (2) will be treated as ‘‘unrelated business taxable income’’ to an otherwise tax-exempt organization and (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, ‘‘—Foreign Investors in REMIC Certificates’’ below.

In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

In addition, under temporary and final Treasury regulations, effective August 1, 2006, a U.S. partnership that holds any REMIC Residual Certificates and has a partner who is a non-U.S. person (in contravention of the Pooling and Servicing Agreement) will be required to pay withholding tax in respect of any ‘‘excess inclusion’’ income allocable to such foreign partner, even if no cash distributions are made to such partner.

Noneconomic REMIC Residual Certificates.    Under the REMIC Regulations, transfers of ‘‘noneconomic’’ REMIC Residual Certificates will be disregarded for all federal income tax purposes if ‘‘a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax’’. If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such ‘‘noneconomic’’ REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC’s organizational documents, (1) the present value of the expected future distributions (discounted using the ‘‘applicable Federal rate’’ for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (3) the transferee represents to the transferor that it will not cause income from the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require the transferee to provide an affidavit to certify to the matters in the preceding sentence. The transferor must have no actual knowledge or reason to know that those statements are false.

In addition to the three conditions set forth above, the REMIC Regulations contain a fourth requirement that must be satisfied in one of two alternative ways for the transferor to have a ‘‘safe harbor’’ against ignoring the transfer:

(1)    the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

(i)  the present value of any consideration given to the transferee to acquire the interest;

(ii)  the present value of the expected future distributions on the interest; and

(iii)  the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this ‘‘minimum transfer price’’ alternative, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%) or, in certain circumstances, the minimum tax rate specified in Section 55 of the Code. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee; or

(2) (i)  the transferee must be a domestic ‘‘C’’ corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

(ii)  the transferee must agree in writing that it will transfer the REMIC Residual Certificate only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

(iii)  the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the REMIC Residual Certificate will not be paid by the transferee.

The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered ‘‘noneconomic’’ residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered ‘‘noneconomic’’ will be based upon certain assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered ‘‘noneconomic’’ for purposes of the above-described rules. See ‘‘—Foreign Investors in REMIC Certificates’’ below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

Mark-to-Market Rules.    The IRS has issued regulations, relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The mark-to-market regulations provide that for purposes of this requirement, a REMIC Residual Certificate will not be treated as a security and thus generally may not be marked to market.

Possible Pass-Through of Miscellaneous Itemized Deductions.    Fees and expenses of a REMIC generally will be allocated to certain types of holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to such types of holders of the related REMIC Regular Certificates. Unless otherwise stated in the related prospectus supplement, such fees and expenses will be allocated to the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a ‘‘pass-through entity’’ beneficially owned by one or more individuals, estates or trusts, (1) an amount equal to such individual’s, estate’s or trust’s share of such fees and expenses will be added to the gross income of such holder and (2) such individual’s, estate’s or trust’s share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate 2% of a taxpayer’s adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual’s adjusted gross income over such amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a ‘‘pass-through entity’’ beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder’s gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors are encouraged to consult with their tax advisors prior to making an investment in such certificates.

Sales of REMIC Certificates.    If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described above under ‘‘—Taxation of Owners of REMIC Residual Certificates—Basis Rules, Net Losses and Distributions’’. Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code. The Code as of the date of this prospectus provides for tax rates for individuals on ordinary income that are higher than the tax rates for long-term capital gains of individuals for property held for more than one year. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

Gain from the sale of a REMIC Regular Certificate that might otherwise be a capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller’s income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the ‘‘applicable Federal rate’’ (generally, a rate based on an average of current yields on treasury securities having a maturity comparable to that of the certificate based on the application of the Prepayment Assumption to such certificate), determined as of the date of purchase of such REMIC Regular Certificate, over (2) the amount of ordinary income actually includible in the seller’s income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under ‘‘—Taxation of Owners of REMIC Regular Certificates— Market Discount’’ and ‘‘—Premium’’.

REMIC Certificates will be ‘‘evidences of indebtedness’’ within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such Section applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a ‘‘conversion transaction’’ within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate ‘‘applicable Federal rate’’ at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Except as may be provided in Treasury Department regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a ‘‘taxable mortgage pool’’ (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the ‘‘wash sale’’ rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder’s adjusted basis in the newly-acquired asset.

Prohibited Transactions Tax and Other Taxes.    The Code imposes a tax on REMICs equal to 100% of the net income derived from ‘‘prohibited transactions’’. In general, subject to certain specified exceptions a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. Each Pooling and Servicing Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

REMICs also are subject to federal income tax at the highest corporate rate on ‘‘net income from foreclosure property’’, determined by reference to the rules applicable to real estate investment trusts. ‘‘Net income from foreclosure property’’ generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. As provided in each Pooling and Servicing Agreement, a REMIC may recognize ‘‘net income from foreclosure property’’ subject to federal income tax to the extent that the REMIC Administrator determines that such method of operation will result in a greater after-tax return to the trust fund than any other method of operation.

Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax or contributions tax will be borne by the related REMIC administrator, master servicer, special servicer, manager or trustee, in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person’s obligations under the related Pooling and Servicing Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a REMIC administrator, a master servicer, special servicer, manager or trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations.    If a REMIC Residual Certificate is transferred to a ‘‘disqualified organization’’ (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (1) the present value (discounted using the ‘‘applicable Federal rate’’ for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC’s organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (1) residual interests in such entity are not held by disqualified organizations and (2) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each Pooling and Servicing Agreement, and will be discussed in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

In addition, if a ‘‘pass-through entity’’ (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (1) such holder’s social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization.

If an ‘‘electing large partnership’’ holds a REMIC Residual Certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

For these purposes, a ‘‘disqualified organization’’ means (1) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (2) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (3) any organization described in Section 1381(a)(2)(C) of the Code. In addition, a ‘‘pass-through entity’’ means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity. For these purposes, an ‘‘electing large partnership’’ means a partnership (other than a service partnership or certain commodity pools) having more than 100 members that has elected to apply certain simplified reporting provisions under the Code.

Termination.    A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder’s adjusted basis in such Certificate, such REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss.

Reporting and Other Administrative Matters.    Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related prospectus supplement, the holder of the largest percentage interest in a class of REMIC Residual Certificates will be the ‘‘tax matters person’’ with respect to the related REMIC, and the REMIC administrator will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as agent of, and attorney-in-fact for, the tax matters person with respect to the REMIC in all respects.

As the tax matters person, the REMIC administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC’s classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the related REMIC’s tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC’s tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder’s return. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury Department regulations, the name and address of such person and other information.

Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury Department regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. Reporting with respect to REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC’s assets will be made as required under the Treasury Department regulations, generally on a quarterly basis.

As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See ‘‘—Taxation of Owners of REMIC Regular Certificates—Market Discount’’.

Unless otherwise specified in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the REMIC administrator.

Backup Withholding with Respect to REMIC Certificates.    Payments of interest and principal, and proceeds from the sale of REMIC Certificates, may be subject to the ‘‘backup withholding tax’’ at a rate of 28% (increasing to 30% after 2010) unless the recipient of such payments is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; is a non-U.S. Person and provides IRS Form W-8BEN identifying the non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient’s federal income tax. Information reporting requirements may also apply regardless of whether withholding is required. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Certificates.    A REMIC Regular Certificateholder that is not a U.S. Person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder provides appropriate documentation. The appropriate documentation includes Form W-8BEN, if the non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the non-U.S. Person is eligible for an exemption on the basis of its income from the REMIC Regular Certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the REMIC Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the non-U.S. Person is a partnership. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A ‘‘qualified intermediary’’ must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A non-‘‘qualified intermediary’’ must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term ‘‘intermediary’’ means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a REMIC Regular Certificate. A ‘‘qualified intermediary’’ is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%.

In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder’s allocable portion of the interest income received by such controlled foreign corporation.

Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are nonresident alien individuals should consult their tax advisors concerning this question.

Unless otherwise stated in the related prospectus supplement, transfers of REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related Pooling and Servicing Agreement. See ‘‘—Noneconomic REMIC Residual Certificates’’ above concerning the disregard of certain transfers having tax avoidance potential, and see ‘‘—Excess Inclusions’’ regarding the withholding obligations of U .S. partnerships having non-U.S. persons as partners.

Grantor Trust Funds

Classification of Grantor Trust Funds.    With respect to each series of Grantor Trust Certificates, in the opinion of counsel to the depositor for such series, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of Grantor Trust Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the depositor for the applicable series as specified in the related prospectus supplement, subject to any qualifications set forth in this prospectus. In addition, counsel to the depositor has prepared or reviewed the statements in this prospectus under the heading ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—Grantor Trust Funds,’’ and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any Grantor Trust Fund as a grantor trust for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor’s specific tax circumstances that would be provided by an investor’s own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in Grantor Trust Certificates.

Characterization of Investments in Grantor Trust Certificates.

Grantor Trust Fractional Interest Certificates.    In the case of Grantor Trust Fractional Interest Certificates, unless otherwise disclosed in the related prospectus supplement, counsel to the depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (1) ‘‘loans . . . secured by an interest in real property’’ within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) ‘‘obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property’’ within the meaning of Section 860G(a)(3) of the Code; and (3) ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code. In addition, counsel to the depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered ‘‘interest on obligations secured by mortgages on real property or on interests in real property’’ within the meaning of Section 856(c)(3)(B) of the Code.

Grantor Trust Strip Certificates.    Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are ‘‘loans . . . secured by an interest in real property’’ within the meaning of Section 7701(a)(19)(C)(v) of the Code and ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code, and the interest on which is ‘‘interest on obligations secured by mortgages on real property’’ within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying such sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that such characterization is appropriate. Counsel to the depositor will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

The Grantor Trust Strip Certificates will be ‘‘obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property’’ within the meaning of Section 860G(a)(3)(A) of the Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates.

General.    Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder’s miscellaneous itemized deductions exceeds two percent of such holder’s adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual’s adjusted gross income over such amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder’s alternative minimum taxable income. Under tax legislation enacted in 2001, this limitation on deductions under Section 68 will be phased out beginning in 2006 and will be eliminated after 2009. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the ‘‘stripped bond’’ rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (1) a class of Grantor Trust Strip Certificates is issued as part of the same series of certificates or (2) the depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on a mortgage asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. The related prospectus supplement will include information regarding servicing fees paid to a master servicer, a special servicer, any sub-servicer or their respective affiliates.

If Stripped Bond Rules Apply.    If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with ‘‘original issue discount’’ within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See ‘‘—Market Discount’’ below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate’s stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser of the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than ‘‘qualified stated interest’’, if any, as well as such certificate’s share of reasonable servicing fees and other expenses. See ‘‘—If Stripped Bond Rules Do Not Apply’’ for a definition of ‘‘qualified stated interest’’. In general, the amount of such income that accrues in any month would equal the product of such holder’s adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (see ‘‘—Sales of Grantor Trust Certificates’’ below) and the yield of such Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed as the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder’s share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder’s share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the depositor, the master servicer, the special servicer, any sub-servicer or their respective affiliates, but will include such Certificateholder’s share of any reasonable servicing fees and other expenses.

Section 1272(a)(6) of the Code requires (1) the use of a reasonable prepayment assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments, and regulations could be adopted applying those provisions to the Grantor Trust Fractional Interest Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder’s interest in the mortgage loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above. It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and Certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

In light of the application of Section 1286 of the Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

Under Treasury regulations Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no original issue discount (or only a de minimis amount of original issue discount) or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in ‘‘—If Stripped Bond Rules Do Not Apply’’ and ‘‘—Market Discount’’ below.

If Stripped Bond Rules Do Not Apply.    Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with such Certificateholder’s normal method of accounting. The original issue discount rules will apply, even if the stripped bond rules do not apply, to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of such mortgage loans and their issue price. For a definition of ‘‘stated redemption price,’’ see ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any ‘‘points’’ paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial ‘‘teaser,’’ or below-market interest rate. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above.

In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which such rules will be applied with respect to those mortgage loans by the trustee or master servicer, as applicable, in preparing information returns to the Certificateholders and the IRS.

If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and Certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, Section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in such series.

A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such certificate’s allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income such certificate’s daily portions of any original issue discount with respect to such mortgage loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate’s allocable portion of the aggregate ‘‘adjusted issue prices’’ of the mortgage loans held in the related trust fund, approximately in proportion to the ratio such excess bears to such Certificate’s allocable portion of the aggregate original issue discount remaining to be accrued on such mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such mortgage loan at the beginning of the accrual period that includes such day and (2) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of such mortgage loan, increased by the aggregate amount of original issue discount with respect to such mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such mortgage loan in prior accrual periods of amounts included in its stated redemption price.

Unless otherwise provided in the related prospectus supplement, the trustee or master servicer, as applicable, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See ‘‘—Grantor Trust Reporting’’ below.

Market Discount.    If the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a ‘‘market discount’’, that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any mortgage loan, to the payment of stated redemption price on such mortgage loan that is received by (or, in the case of accrual basis Certificateholders, due to) the trust fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount’’ above.

Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the holder’s option: (1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or (3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market.

Because the mortgage loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above within the exception that it is less likely that a prepayment assumption will be used for purposes of such rules with respect to the mortgage loans.

Further, under the rules described above in ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount’’, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

Premium.    If a Certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above. It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption and the actual rate of prepayments.

Taxation of Owners of Grantor Trust Strip Certificates.    The ‘‘stripped coupon’’ rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in ‘‘—If Stripped Bond Rules Apply’’, no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

The OID Regulations do not apply to ‘‘stripped coupons’’, although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under ‘‘—Possible Application of Proposed Contingent Payment Rules’’ below and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder’s adjusted basis in such Grantor Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See ‘‘—If Stripped Bond Rules Apply’’ above.

As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates are encouraged to consult their tax advisors regarding the use of the Prepayment Assumption.

It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete mortgage loans, or if the Prepayment Assumption is not used, then when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such mortgage loan.

Possible Application of Contingent Payment Rules.    The coupon stripping rules’ general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Treasury Department regulations have been promulgated regarding contingent payment debt instruments, but it appears that Grantor Trust Strip Certificates, due to their similarity to other mortgage-backed securities (such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of such Regulations, may also be excepted from such regulations. Like the OID Regulations, the contingent payment regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

If the contingent payment rules similar to those under the OID Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply a ‘‘noncontingent bond method.’’ Under the ‘‘noncontingent bond method,’’ the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule. Holders of Grantor Trust Strip Certificates are bound by the issuer’s projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the comparable yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holders of a Grantor Trust Strip Certificate. The comparable yield referred to above is a rate that, as of the issue date, reflects the yield at which the issuer would issue a fixed rate debt instrument with terms and conditions similar to the contingent payment debt instrument, including general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the comparable yield.

Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

Sales of Grantor Trust Certificates.    Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate. The Code as of the date of this prospectus generally provides for tax rates of non-corporate taxpayers on ordinary income that are higher than the rates on long-term capital gains (generally, property held for more than one year). No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a ‘‘conversion transaction’’ within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate ‘‘applicable Federal rate’’ (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Grantor Trust Reporting.    Unless otherwise provided in the related prospectus supplement, the trustee or master servicer, as applicable, will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the trustee or master servicer, as applicable, will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the master servicer, the special servicer or any sub-servicer, and such other customary factual information as the depositor or the reporting party deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the trustee’s or master servicer’s, as the case may be, information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their certificates at the representative initial offering price used in preparing such reports.

On January 24, 2006, the IRS published final regulations which establish a reporting framework for interests in ‘‘widely held fixed investment trusts’’ and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a ‘‘trust’’ under Treasury regulation section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name. The trustee, or its designated agent, will be required to calculate and provide information to requesting persons with respect to the trust fund in accordance with these new regulations beginning with respect to the 2007 calendar year. The trustee (or its designated agent), or the applicable middleman (in the case of interests held through a middleman), will be required to file information returns with the IRS and provide tax information statements to Certificateholders in accordance with these new regulations after December 31, 2007.

Backup Withholding.    In general, the rules described above in ‘‘—REMICs—Backup Withholding with Respect to REMIC Certificates’’ will also apply to Grantor Trust Certificates.

Foreign Investors.    In general, the discussion with respect to REMIC Regular Certificates in ‘‘—REMICs—Foreign Investors in REMIC Certificates’’ above applies to Grantor Trust Certificates except that Grantor Trust Certificates will, unless otherwise disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in such discussion, only to the extent the related mortgage loans were originated after July 18, 1984.

To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder’s trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES,’’ potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors are encouraged to consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

CERTAIN ERISA CONSIDERATIONS

General

The Employee Retirement Income Security Act of 1974, as amended, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts (and as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (each, a ‘‘Plan’’), and on persons who are fiduciaries with respect to such Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal and state law materially similar to ERISA or the Code. Moreover, any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

Plan Asset Regulations

A Plan’s investment in offered certificates may cause the underlying mortgage assets and other assets included in a related trust fund to be deemed assets of such Plan. The Plan Asset Regulations provide that when a Plan acquires an equity interest in an entity, the Plan’s assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by ‘‘benefit plan investors’’ (i.e., Plans and entities deemed to hold plan assets because of a Plan’s investment in the entity) is not ‘‘significant’’, both as defined in the Plan Asset Regulations. For this purpose, in general, equity participation by benefit plan investors will be ‘‘significant’’ on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. Equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any Certificate, 25% or more of any class of certificates is held by benefit plan investors.

Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the mortgage assets and other assets included in a trust fund constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, any special servicer, any sub-servicer, the trustee, the obligor under any credit enhancement mechanism, or certain affiliates thereof may be deemed to be a Plan ‘‘fiduciary’’ and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the mortgage assets and other assets included in a trust fund constitute Plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

The Plan Asset Regulations provide that where a Plan acquires a ‘‘guaranteed governmental mortgage pool certificate’’, the Plan’s assets include such certificate but do not solely by reason of the Plan’s holdings of such certificate include any of the mortgages underlying such certificate. The Plan Asset Regulations include in the definition of a ‘‘guaranteed governmental mortgage pool certificate’’ Ginnie Mae, Freddie Mac, Farmer Mac and Fannie Mae Certificates. Accordingly, even if such MBS included in a trust fund were deemed to be assets of Plan investors, the mortgages underlying such MBS would not be treated as assets of such Plans. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not ‘‘guaranteed governmental mortgage pool certificates’’ within the meaning of the Plan Asset Regulations; potential Plan investors should consult their counsel and review the ERISA discussion in the related prospectus supplement before purchasing certificates if such MBS are included in the trust fund.

The DOL has granted to certain underwriters administrative exemptions (each, an ‘‘Exemption’’) for certain mortgage-backed and asset-backed certificates underwritten in whole or in part by the underwriters. An Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the offered certificates, underwritten by the underwriters, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, provided that the conditions and requirements of the Exemption are satisfied. The loans described in the Exemptions include mortgage loans such as the mortgage assets. However, it should be noted that in issuing the Exemptions, the DOL may not have considered interests in pools of the exact nature as some of the offered certificates. If all of the conditions of an Exemption are met, whether or not a Plan’s assets would be deemed to include an ownership interest in the mortgage assets, the acquisition, holding and resale of the offered certificates by Plans would be exempt from certain of the prohibited transaction provisions of ERISA and the Code.

Insurance Company General Accounts

Sections I and III of PTCE 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the servicing, management and operation of a trust (such as the trust) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase certain classes of certificates which do not meet the requirements of any of the Exemptions solely because they (1) are subordinated to other classes of certificates in the trust and/or (2) have not received a rating at the time of the acquisition in one of the four highest rating categories from a nationally recognized statistical rating agency. All other conditions of one of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing such class of certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL has issued final regulations providing guidance for the purpose of determining, in cases where insurance policies supported by an insurer’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA.

Consultation With Counsel

Any Plan fiduciary which proposes to purchase offered certificates on behalf of or with assets of a Plan should consider its general fiduciary obligations under ERISA and should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of any prohibited transaction exemption in connection with any planned purchase.

Tax Exempt Investors

A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is ‘‘unrelated business taxable income’’ within the meaning of Section 512 of the Code. All ‘‘excess inclusions’’ of a REMIC allocated to a REMIC Residual Certificate held by a Plan will be considered unrelated business taxable income and thus will be subject to federal income tax. See ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—REMICs—Taxation of Owners of REMIC Residual Certificates—Excess Inclusions’’.

LEGAL INVESTMENT

If so specified in the related prospectus supplement, certain classes of the offered certificates will constitute ‘‘mortgage related securities’’ for purposes of SMMEA. Generally, the only classes of the offered certificates which will qualify as ‘‘mortgage related securities’’ will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as ‘‘mortgage related securities’’ for purposes of SMMEA (‘‘Non-SMMEA Certificates’’) under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

Those classes of offered certificates qualifying as ‘‘mortgage related securities’’ will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

Under SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in ‘‘mortgage related securities’’ secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of ‘‘mortgage related security’’ to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for ‘‘mortgage related securities,’’ but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as ‘‘mortgage related securities’’ only to the extent provided in that legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in ‘‘mortgage related securities’’ without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. § 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank’s capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. § 1.5 concerning ‘‘safety and soundness’’ and retention of credit information), certain ‘‘Type IV securities,’’ defined in 12 C.F.R. § 1.2(m) to include certain ‘‘commercial mortgage-related securities’’ and ‘‘residential mortgage-related securities.’’ As so defined, ‘‘commercial mortgage-related security’’ and ‘‘residential mortgage-related security’’ mean, in relevant part, ‘‘mortgage related security’’ within the meaning of SMMEA, provided that, in the case of a ‘‘commercial mortgage-related security,’’ it ‘‘represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors.’’ In the absence of any rule or administrative interpretation by the OCC defining the term ‘‘numerous obligors,’’ no representation is made as to whether any of the offered certificates will qualify as ‘‘commercial mortgage-related securities,’’ and thus as ‘‘Type IV securities,’’ for investment by national banks. The National Credit Union Administration (‘‘NCUA’’) has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in ‘‘mortgage related securities’’, other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. § 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA’s ‘‘investment pilot program’’ under 12 C.F.R. § 703.19 may be able to invest in those prohibited forms of securities, while ‘‘RegFlex credit unions’’ may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. § 742.4(b)(2). The OTS has issued Thrift Bulletin 13a

(December 1, 1998), ‘‘Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,’’ and Thrift Bulletin 73a (December 18, 2001), ‘‘Investing in Complex Securities,’’ which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

All depository institutions considering an investment in the offered certificates should review the ‘‘Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities’’ of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain series or classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, ‘‘prudent investor’’ provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not ‘‘interest-bearing’’ or ‘‘income-paying,’’ and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of certain classes of offered certificates as ‘‘mortgage related securities,’’ no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class or series constitute legal investments or are subject to investment, capital, or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

USE OF PROCEEDS

The net proceeds to be received from the sale of the certificates of any series will be applied by the depositor to the purchase of trust assets or will be used by the depositor to cover expenses related thereto. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

METHOD OF DISTRIBUTION

The certificates offered hereby and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from such sale.

The depositor intends that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

1.	By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters, which may include Banc of America Securities LLC, an affiliate of the depositor;

2.	By placements by the depositor with institutional investors through dealers; and

3.	By direct placements by the depositor with institutional investors, in which event the Depositor will be an underwriter with respect to the Certificates; and

4.	By inclusion as underlying securities backing another series of mortgage pass-through certificates issued by an entity of which the Depositor or an affiliate of the Depositor may act as the depositor. In the event that the Depositor or an affiliate of the Depositor acts as depositor with respect to the other series of mortgage pass-through certificates, the Depositor or its affiliate will be an underwriter with respect to the underlying securities

In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the related mortgage assets that would comprise the trust fund for such certificates.

If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), such certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be set forth on the cover of the prospectus supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such prospectus supplement.

In connection with the sale of offered certificates, underwriters may receive compensation from the depositor or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates will be deemed to be underwriters in connection with such certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of offered certificates by them will be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect to such liabilities.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of offered certificates of such series.

The depositor anticipates that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be ‘‘underwriters’’ within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

If specified in the prospectus supplement relating to a series of Certificates, the Depositor or any of its affiliates may purchase some or all of one or more Classes of Certificates of the series from the underwriter or underwriters at a price specified or described in the prospectus supplement. This party may then, from time to time, offer and sell, pursuant to this prospectus, some or all of the Certificates it purchased directly, through one or more underwriters to be designated at the time of the offering of the Certificates or through dealers acting as agent and/or principal. Any of these offerings may be restricted in the matter specified in the applicable prospectus supplement. These transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The underwriters and dealers participating in the purchaser’s offering of Certificates may receive compensation in the form of underwriting discounts or commissions from the purchaser and these dealers may receive commissions from the investors purchasing Certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions). Any dealer that participates in the distribution of these Certificates will be an ‘‘underwriter’’ within the meaning of the Securities Act, and any commissions and discounts received by a dealer and any profit on the resale of these Certificates by a dealer will be underwriting discounts and commissions under the Securities Act.

LEGAL MATTERS

Certain legal matters relating to the certificates will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP. Certain legal matters relating to the certificates will be passed upon for the underwriter by the counsel described in the related prospectus supplement under ‘‘LEGAL MATTERS’’. Certain federal income tax matters and other matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP.

RATING

It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest Certificates might, in extreme cases fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of such certificates or the suitability of such certificates to the investor.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

AVAILABLE INFORMATION

The depositor has filed with the Securities and Exchange Commission a Registration Statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the prospectus supplement relating to each series of offered certificates contain summaries of the material terms of the documents referred to in this prospectus or in such prospectus supplement, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 100 F Street, N.E.,

Washington, D.C. 20549, and at its Midwest Regional Offices located as follows: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that contains reports, proxy and information statements, and other information that has been filed electronically with the SEC. The Internet address is http://www.sec.gov.

No dealer, salesman, or other person has been authorized to give any information, or to make any representations, other than those contained in this prospectus or any related prospectus supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor or any other person. Neither the delivery of this prospectus or any related prospectus supplement nor any sale made under this prospectus or any related prospectus supplement shall under any circumstances create an implication that there has been no change in the information in this prospectus since the date of this prospectus or in such prospectus supplement since the date of the prospectus supplement. This prospectus and any related prospectus supplement are not an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make such offer or solicitation.

The master servicer, the trustee or another specified person will cause to be provided to registered holders of the offered certificates of each series periodic unaudited reports concerning the related trust fund. If beneficial interests in a class or series of offered certificates are being held and transferred in book-entry format through the facilities of The DTC as described in this prospectus, then unless otherwise provided in the related prospectus supplement, such reports will be sent on behalf of the related trust fund to a nominee of DTC as the registered holder of the offered certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through such participating organizations to the beneficial owners of the applicable offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. See ‘‘DESCRIPTION OF THE CERTIFICATES—Reports to Certificateholders’’ and ‘‘—Book-Entry Registration and Definitive Certificates’’.

The depositor will file or cause to be filed with the Securities and Exchange Commission such periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission. The depositor intends to make a written request to the staff of the Securities and Exchange Commission that the staff either (1) issue an order pursuant to Section 12(h) of the Securities Exchange Act of 1934, as amended, exempting the depositor from certain reporting requirements under the Securities Exchange Act of 1934, as amended, with respect to each trust fund or (2) state that the staff will not recommend that the Commission take enforcement action if the depositor fulfills its reporting obligations as described in its written request. If such request is granted, the depositor will file or cause to be filed with the Securities and Exchange Commission as to each trust fund the periodic unaudited reports to holders of the offered certificates referenced in the preceding paragraph; however, because of the nature of the trust funds, it is unlikely that any significant additional information will be filed. In addition, because of the limited number of certificateholders expected for each series, the depositor anticipates that a significant portion of such reporting requirements will be permanently suspended following the first fiscal year for the related trust fund.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The depositor hereby incorporates by reference all documents and reports filed or caused to be filed by the depositor (other than Annual Reports on Form 10-K) with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of an offering of offered certificates evidencing interests in that trust fund. The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent such documents or reports relate to one or more of such classes of such offered certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Such requests to the depositor should be directed in writing to its principal executive offices at 214 North Tryon Street, Charlotte, North Carolina 28255, or by telephone at (704) 386-8509.

GLOSSARY

The following capitalized terms will have the respective meanings assigned to them in this ‘‘GLOSSARY’’ section whenever they are used in this prospectus.

‘‘401(c) Regulations’’ means those regulations issued by the DOL which provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets.

‘‘Accrued Certificate Interest’’ means for each Distribution Date an amount equal to interest at the applicable pass-through rate accrued for a specified period (generally the most recently ended calendar month) on the outstanding Certificate Balance of such class of certificates immediately prior to such Distribution Date.

‘‘Accrual Certificates’’ means one or more classes of certificates that may not be entitled to distributions of interest until the occurrence of certain events, such as the retirement of one or more other classes of certificates.

‘‘ADA’’ means the Americans with Disabilities Act of 1990, as amended.

‘‘Available Distribution Amount’’ means unless otherwise provided in the related prospectus supplement for any series of certificates and any Distribution Date the total of all payments or other collections (or advances in lieu of such collections and advances) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of such series on such date.

‘‘Bankruptcy Code’’ means the U.S. Bankruptcy Code.

‘‘CERCLA’’ means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

‘‘Certificate Account’’ means for the trust fund one or more established and maintained on behalf of the certificateholders into which all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited to the extent described this prospectus and the related prospectus supplement.

‘‘Certificate Balance’’ means the initial stated principal amount of each individual class of certificates for a given series other than real estate mortgage investment conduit residual certificates or certain classes of stripped interest certificates.

‘‘Certificate Owner’’ means the actual purchaser of a book-entry certificate.

‘‘Closing Date’’ means date of the initial issuance of the certificates of a given series.

‘‘Code’’ means the Internal Revenue Code of 1986, as amended.

‘‘Commercial Property’’ means office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land comprising some or all of the mortgaged properties included in the trust fund.

‘‘Committee Report’’ means the Conference Committee Report accompanying the Tax Reform Act of 1986.

‘‘Companion Class’’ means one or more classes of certificate where distributions of principal with respect to one or more other classes of certificates may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received.

‘‘Controlled Amortization Class’’ means one or more classes of certificates where distributions of principal may be made, subject to available funds, based on a specified principal payment schedule.

‘‘CPR’’ means the constant prepayment rate model representing an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

‘‘Cut-off Date’’ means the specified date initial aggregate outstanding principal balance of the related mortgage assets as of a specified date.

‘‘Debt Service Coverage Ratio’’ means at any given time for a mortgage loan the ratio of:

•	the Net Operating Income derived from the related mortgaged property for a twelve-month period to

•	the annualized scheduled payments of principal and/or interest on the mortgage loan and any other loans senior to it that are secured by the related mortgaged property.

‘‘Determination Date’’ means the date upon which that all scheduled payments on the mortgage loans in the trust fund are received or advanced by the master servicer, special servicer or other specified person will be distributed to certificateholders of the related series on the next succeeding Distribution Date.

‘‘Direct Participant’’ means the securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations that maintain accounts with DTC.

‘‘Distribution Date’’ means the date as described in the prospectus supplement upon which distributions on or with respect to the certificates will be made.

‘‘DOL’’ means the United States Department of Labor.

‘‘DTC’’ means The Depository Trust Company.

‘‘Due Date’’ means a specified date upon which scheduled payments of interest, principal or both are to be made under a mortgage loan and may occur monthly, quarterly, semi-annually or annually.

‘‘Due Period’’ means a specified time period (generally corresponding in length to the period between Distribution Dates).

‘‘Equity Participation’’ means a provision under a mortgage loan that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of such mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan.

‘‘ERISA’’ means the Employee Retirement Income Security Act of 1974, as amended.

‘‘Excess Funds’’ means in general that portion of the amounts distributable in respect of the certificates of any series on any Distribution Date that represent:

•	interest received or advanced on the mortgage assets in the trust fund that is in excess of the interest currently accrued on the certificates of such series; or

•	Prepayment Premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the trust fund that do not constitute payments of interest or principal.

‘‘Exchange Act’’ means the Securities Exchange Act of 1934, as amended.

‘‘Fannie Mae’’ means the Federal National Mortgage Association.

‘‘Farmer Mac’’ means the Federal Agricultural Mortgage Corporation.

‘‘Freddie Mac’’ means the Federal Home Loan Mortgage Corporation.

‘‘Garn Act’’ means the Garn-St Germain Depository Institutions Act of 1982.

‘‘Ginnie Mae’’ means Governmental National Mortgage Association.

‘‘Grantor Trust Certificates’’ means certificates in a trust treated as a grantor trust under applicable provisions of the Code.

‘‘Grantor Trust Fractional Interest Certificate’’ means a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest at a pass-through rate.

‘‘Grantor Trust Fund’’ means that portion of the trust fund as to which no REMIC election has been made.

‘‘Grantor Trust Strip Certificate’’ means a Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund.

‘‘Indirect Participant’’ means those banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly.

‘‘Insurance and Condemnation Proceeds’’ means proceeds applied to the restoration of a mortgaged property or released to the related borrower in connection with the full or partial condemnation of such mortgaged property.

‘‘IRS’’ means the Internal Revenue Service.

‘‘Issue Premium’’ means, in the case of a class of REMIC Regular Certificates issued at a price in excess of the stated redemption price of that class, the amount of such excess.

‘‘Liquidation Proceeds’’ means all proceeds received under any hazard, title or other insurance policy (other than Insurance and Condemnation Proceeds) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect of such defaulted mortgage loans, by foreclosure or otherwise.

‘‘Loan-to-Value Ratio’’ means for a mortgage loan the ratio (expressed as a percentage) of:

•	the then outstanding principal balance of the mortgage loan and any other loans senior that are secured by the related mortgaged property to

•	its fair market value as determined by an appraisal of such property conducted by or on behalf of the originator in connection with the origination of the mortgage loan.

‘‘Lock-out Period’’ means the period in which prepayments are prohibited under a mortgage loan.

‘‘MBS’’ means mortgage participations, pass-through certificates or other mortgage-backed securities that may comprise the assets of the trust fund.

‘‘MERS’’ means Mortgage Electronic Registration Systems, Inc.

‘‘Mortgage Asset Seller’’ means the entity from whom the depositor purchased a mortgage asset either directly or indirectly, included in the trust fund. The Mortgage Asset Seller may or may not be the originator of the related mortgage loan or the issuer of the MBS and may be an affiliate of the depositor.

‘‘Mortgage Rate’’ means the rate at which a mortgage loan accrues interest which may be fixed over its term or that adjusts from time to time, converted at the borrower’s election from an adjustable to a fixed rate, or from a fixed to an adjustable rate.

‘‘Multifamily Properties’’ means residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures comprising some or all of the mortgaged properties included in the trust fund.

‘‘Net Operating Income’’ means for any given period, the total operating revenues derived from a mortgaged property during such period, minus the total operating expenses incurred in respect of such mortgaged property during such period other than:

•	noncash items such as depreciation and amortization;

•	capital expenditures; and

•	debt service on the related mortgage loan or on any other loans that are secured by such mortgaged property.

‘‘NCUA’’ means the National Credit Union Administration.

‘‘Notional Amount’’ means the amount upon which a Stripped Interest Certificate is calculated to accrue interest which is either:

•	based on the principal balances of some or all of the mortgage assets in the related trust fund; or

•	equal to the Certificate Balances of one or more other classes of certificates of the same series.

‘‘OCC’’ means the Office of the Comptroller of the Currency.

‘‘OID Regulations’’ means the Treasury Department regulations issued under Sections 1271-1273 and 1275 of the Code.

‘‘OTS’’ means the Office of Thrift Supervision.

‘‘Parties in Interest’’ means ‘‘parties in interest’’ as defined in ERISA and ‘‘disqualified person’’ as defined in Section 4975 of the Code.

‘‘Percentage Interest’’ means the undivided percentage interest represented by an offered certificate of a particular class which will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such certificate by the initial Certificate Balance or Notional Amount of such class.

‘‘Permitted Investments’’ means government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series into which funds from the Certificate Account may be invested.

‘‘Plan’’ means retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts, individual retirement annuities, Keogh plans and collective investment funds and separate accounts (and as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code.

‘‘Plan Asset Regulations’’ means Section 2510.3-101 of the regulations issued by the DOL, concerning what constitutes assets of a Plan.

‘‘Pooling and Servicing Agreement’’ means pooling and servicing agreement or other agreement specified in the related prospectus supplement pursuant to which certificates of each series will be issued.

‘‘Prepayment Assumption’’ means the prepayment assumption used in reporting original issue discount for each series of REMIC Regular Certificates or, if applicable, Grantor Trust Certificates, as disclosed in the related prospectus supplement.

‘‘Prepayment Interest Shortfall’’ means the result when a prepayment on any mortgage loan is distributable to certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon to the Due Date for such mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series.

‘‘Prepayment Premium’’ means the payment of any premium or yield maintenance charge in connection with certain prepayments under a mortgage loan.

‘‘PTCE 95-60’’ means Prohibited Transaction Class Exemption 95-60.

‘‘Purchase Price’’ means the price as specified in the prospectus supplement at which a Mortgage Asset Seller will be required to repurchase a mortgage loan under the conditions set forth in the prospectus supplement.

‘‘Record Date’’ means last business day of the month preceding the month in which the applicable Distribution Date occurs.

‘‘Relief Act’’ means the Servicemembers Relief Act.

‘‘REMIC’’ means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the REMIC Provisions of the Code.

‘‘REMIC Certificates’’ means certificates representing interests in a trust fund, or a portion of the trust fund, that the REMIC administrator will elect to have treated as REMIC.

‘‘REMIC Provisions’’ means Sections 860A through 860G of the Code.

‘‘REMIC Regular Certificates’’ means certificates evidencing or constituting ownership of ‘‘regular interests’’ in the trust fund or a designated portion of the trust under the REMIC Provisions.

‘‘REMIC Regulations’’ means the Treasury Department regulations issued under the REMIC Provisions.

‘‘REMIC Residual Certificateholder’’ means the holder of a REMIC Residual Certificate.

‘‘REMIC Residual Certificates’’ means certificates evidencing or constituting ownership of ‘‘residual interests’’ in the trust or a designated portion of the trust under the REMIC Provisions.

‘‘REO Properties’’ means mortgaged properties acquired on behalf of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise.

‘‘Senior Certificates’’ means certificates in a given series that are senior to one or more other classes of certificates in entitlement to certain distributions;

‘‘SMMEA’’ means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

‘‘SPA’’ means the standard prepayment assumption representing an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans.

‘‘Stripped Interest Certificate’’ means those certificates entitled to distributions of interest, with disproportionate, nominal or no distributions of principal.

‘‘Stripped Principal Certificate’’ means entitled to distributions of principal, with disproportionate, nominal or no distributions of interest;

‘‘Subordinate Certificates’’ means certificates in a given series that are subordinate to one or more other classes of certificates in entitlement to certain distributions;

‘‘Tiered REMIC’’ means designated portions of the trust fund treated as two or more REMICs.

‘‘Treasury Department’’ means the United States Treasury Department.

‘‘UCC’’ means for any jurisdiction the Uniform Commercial Code as in effect in that jurisdiction.

‘‘U.S. Person’’ means:

•	a citizen or resident of the United States;

•	a corporation or partnership created or organized in, or under the laws of, the United States, any state or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes;

•	an estate whose income is subject to United States federal income tax purposes regardless of the source of its income; or

•	a trust as to which:

1.    a court in the United States is able to exercise primary supervision over the administration of the trust, and

2.    one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Department regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

‘‘Voting Rights’’ means the voting rights evidenced by each series of certificates.

‘‘Warranting Party’’ means a party that makes certain representations and warranties regarding the mortgage loans.

[THIS PAGE INTENTIONALLY LEFT BLANK.]

NOTES CONCERNING INFORMATION
PRESENTED IN THE ATTACHED
COMPUTER DISKETTE

This diskette contains a spreadsheet file that can be put on a user-specified hard drive or network drive. The file is ‘‘BACM2007_1.xls’’ The file ‘‘BACM2007_1.xls’’ is a Microsoft Excel(1) spreadsheet. The file provides, in electronic format, certain loan level information shown in ANNEXES A and B of the prospectus supplement.

Open the file as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the data in ANNEXES A and B, ‘‘click’’ on the worksheet labeled ‘‘ANNEX A’’ or ‘‘ANNEX B’’, as applicable.

(1)	Microsoft Excel is a registered trademark of Microsoft Corporation.

You should rely on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.

We are not offering the certificates in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

Until May 28, 2007, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers’ obligation to deliver a prospectus supplement and the accompanying prospectus, when acting as underwriters and with respect to their unsold allotments or subscriptions.

$2,703,172,000
(Approximate)

Banc of America
Commercial Mortgage Inc.

Depositor

Banc of America Commercial
Mortgage Trust 2007-1

Issuing Entity

Class A-1, Class A-2, Class A-3,
Class A-AB, Class A-4, Class A-1A, Class XW,
Class A-MFX, Class A-J and Class B

Banc of America
Commercial Mortgage Inc.,
Commercial Mortgage
Pass-Through Certificates,
Series 2007-1

PROSPECTUS SUPPLEMENT

Banc of America Securities LLC

Citigroup

Commerzbank Corporates
& Markets

Merrill Lynch & Co.

February 15, 2007